EXHIBIT A


                         FORM OF CLASS A-[_] CERTIFICATE

        SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A"REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986.

        UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                                    Certificate No. 1
Class A-__ Senior
                                    ___% Pass-Through Rate
Date of Pooling and Servicing
Agreement and Cut-off Date:         Percentage Interest: 100%
March 1, 2003
First Distribution Date:            Aggregate Initial [Certificate
April 25, 2003                      Principal Balance][Notional Amount] of
                                    the Class A-__ Certificates: $_________
Master Servicer:
Residential Funding Corporation
Final Scheduled Distribution Date:  Initial [Certificate Principal Balance]
_________ __, ____                  [Notional Amount] of this Class A-__
                                    Certificate:
                                    $---------
Maturity Date:
[April 25, 2033]
                                                       CUSIP:__________

                       MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES


                                 SERIES 2003-RZ2

               evidencing a percentage interest in the distributions allocable to the Class A-_ Certificates with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate, first lien mortgage loans sold by RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.

        This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Residential Asset Mortgage Products, Inc., the Master Servicer, the Trustee referred to below or GMAC Mortgage Group, Inc. or any of their affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality or by Residential Asset Mortgage Products, Inc., the Master Servicer, the Trustee or GMAC Mortgage Group, Inc. or any of their affiliates. None of the Depositor, the Master Servicer, GMAC Mortgage Group, Inc. or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

        This certifies that _______________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Initial [Certificate Principal Balance] [Notional Amount] of this Certificate by the aggregate Initial [Certificate Principal Balance] [Notional Amount] of all Class A-__ Certificates, both as specified above) in certain distributions with respect to the Trust Fund consisting primarily of an interest in a pool of conventional one- to four-family fixed interest rate, first lien mortgage loans

(the "Mortgage Loans"), sold by Residential Asset Mortgage Products, Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement referred to below). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement") among the Depositor, the Master Servicer and JPMorgan Chase Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

        Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing as described in the Agreement, to the Person in whose name this Certificate is registered at the [close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the month immediately preceding the month of such distribution] [close of business on the day prior (or if such day is not a Business Day, the Business Day immediately preceding such day) to such Distribution Date] (the "Record Date"), from the Available Distribution Amount in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount of interest and principal, if any, required to be distributed to Holders of Class A-_ Certificates on such Distribution Date. [The Pass-Through Rate on this Certificate is subject to the Net WAC Rate set forth in the Agreement.]

        Distributions on this Certificate will be made either by the Master Servicer acting on behalf of the Trustee or by a Paying Agent appointed by the Trustee in immediately available funds (by wire transfer or otherwise) for the account of the Person entitled thereto if such Person shall have so notified the Master Servicer or such Paying Agent, or by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register.

        Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of, this Certificate at the office or agency appointed by the Trustee for that purpose in the City and State of New York. The Initial [Certificate Principal Balance][Notional Amount] of this Certificate is set forth above. [The Certificate Principal Balance hereof will be reduced to the extent of distributions allocable to principal and any Realized Losses allocable hereto.]

        This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage Asset-Backed Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

        The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event Master Servicer funds are advanced with respect to any Mortgage Loan, such advance is reimbursable to the Master
Servicer, to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

        As provided in the Agreement, withdrawals from the Custodial Account and/or the Certificate Account created for the benefit of Certificateholders and the Insurer may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including without limitation reimbursement to the Depositor and the Master Servicer of advances made, or certain expenses incurred, by either of them.

        The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Depositor, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement from time to time by the Depositor, the Master Servicer and the Trustee with the consent of the Insurer and the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates and, in certain additional circumstances, without the consent of the Holders of certain Classes of Certificates.

        Pursuant to the Agreement, unless an Insurer Default (as defined in the Agreement) exists, (i) the Insurer shall be deemed to be the holder of the Class A-1 Certificates for certain purposes specified in the Agreement (other than with respect to payment on the Class A-1 Certificates), and will be entitled to exercise all rights of the Certificateholders thereunder, including the rights of Certificateholders relating to the occurrence of, and the remedies with respect to, an Event of Default, without the consent of such Certificateholders, and (ii) the Trustee may take actions which would otherwise be at the option or within the discretion of the Certificateholders, including actions relating to the occurrence of, and remedies with respect to, an Event of Default, only at the direction, or with the consent, of the Insurer.

        As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee in the City and State of New York, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and there upon one or more new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

        The Certificates are issuable only as registered Certificates without coupons in Classes and in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

        No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

        The Depositor, the Master Servicer, the Trustee, the Insurer and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Trustee, the Insurer or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Master Servicer, the Trustee, the Insurer nor any such agent shall be affected by notice to the contrary.

        This Certificate shall be governed by and construed in accordance with the laws of the State of New York.

        The obligations created by the Agreement in respect of the Certificates and the Trust Fund created thereby shall terminate upon the payment to Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of
(i) the maturity or other liquidation of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan, and (ii) the purchase by the Master Servicer from the Trust Fund of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans, thereby effecting early retirement of the related Certificates. The Agreement permits, but does not require, the Master Servicer (i) to purchase, at a price determined as provided in the Agreement, all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan or (ii) to purchase in whole, but not in part, all of the Class A, Class M and Class SB Certificates from the Holders thereof, provided, that any such option may only be exercised if the aggregate Stated Principal Balance of the Mortgage Loans, as of the Distribution Date upon which the proceeds of any such purchase are distributed is equal to or less than ten percent of the Cut-off Date Principal Balance of the Mortgage Loans.

        Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

        IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.




                                JPMORGAN CHASE BANK,
                                     as Trustee



                                By:___________________________________
                                           Authorized Signatory



Dated: April 2, 2003


                          CERTIFICATE OF AUTHENTICATION

        This is one of the Class A-__ Certificates referred to in the within-mentioned Agreement.




                             JPMORGAN CHASE BANK, as Certificate Registrar



                             By:___________________________________
                                        Authorized Signatory

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________________________

(Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage Asset-Backed Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

        I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

___________________________________________________

Dated:_________________           _________________________________
                                  Signature by or on behalf of assignor

                                  ---------------------------------
                                  Signature Guaranteed



                            DISTRIBUTION INSTRUCTIONS

        The assignee should include the following for purposes of distribution:

     Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ____________________________________for the account of
_____________________________  account number  ________________ or, if mailed by check, to _______________________.

        Applicable statements should be mailed to: __________________________.

     This  information is provided by  ___________________________________,  the assignee named above, or __________________________, as its agent.

                                   EXHIBIT B


                        FORM OF CLASS M-[__] CERTIFICATE

        THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES [CLASS M-1 CERTIFICATES] [AND CLASS M-2 CERTIFICATES] AS DESCRIBED IN THE AGREEMENT (AS DEFINED BELOW).

        SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

        UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

        NO TRANSFER OF THIS CLASS M CERTIFICATE WILL BE MADE UNLESS THE TRUSTEE HAS RECEIVED EITHER (A) AN OPINION OF COUNSEL ACCEPTABLE TO AND IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE, THE COMPANY AND THE MASTER SERVICER WITH RESPECT TO THE PERMISSIBILITY OF SUCH TRANSFER UNDER THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") AND SECTION 4975 OF THE CODE AND STATING, AMONG OTHER THINGS, THAT THE PURCHASE OF THIS CERTIFICATE IS PERMISSIBLE UNDER APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN ANY PROHIBITED TRANSACTION UNDER ERISA OR SECTION 4975 OF THE CODE AND WILL NOT SUBJECT THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE OR THE TRUST FUND TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA OR
SECTION 4975 OF THE CODE) IN ADDITION TO THOSE  UNDERTAKEN IN THE AGREEMENT,  OR
(B) A REPRESENTATION LETTER, IN THE FORM DESCRIBED IN THE AGREEMENT, EITHER STATING THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT OR OTHER PLAN SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF ERISA OR SECTION 4975 OF THE CODE (A "PLAN") OR ANY OTHER PERSON (INCLUDING AN INVESTMENT MANAGER, A NAMED FIDUCIARY

OR A TRUSTEE OF ANY PLAN) ACTING, DIRECTLY OR INDIRECTLY, ON BEHALF OF OR PURCHASING ANY CERTIFICATE WITH "PLAN ASSETS" OF ANY PLAN (A "PLAN INVESTOR"), OR STATING THAT (I) THE TRANSFEREE IS AN INSURANCE COMPANY, (II) THE SOURCE OF FUNDS TO BE USED BY IT TO PURCHASE THE CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT" (WITHIN THE MEANING OF DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION ("PTCE") 95-60), AND (III) THE CONDITIONS SET FORTH IN SECTIONS I AND III OF PTCE 95-60 HAVE BEEN SATISFIED (EACH ENTITY THAT SATISFIES THIS CLAUSE (B), A "COMPLYING INSURANCE COMPANY").

        NOTWITHSTANDING THE ABOVE, WITH RESPECT TO THE TRANSFER OF THIS CERTIFICATE TO A DEPOSITORY OR ANY SUBSEQUENT TRANSFER OF ANY INTEREST IN THIS CERTIFICATE FOR SO LONG AS THIS CERTIFICATE IS HELD BY A DEPOSITORY, (I) NEITHER, AN OPINION OF COUNSEL NOR A CERTIFICATION, EACH AS DESCRIBED IN THE FOREGOING PARAGRAPH, SHALL BE REQUIRED, AND (II) THE FOLLOWING CONDITIONS SHALL
APPLY:

1. ANY TRANSFEREE OF THIS CERTIFICATE WILL BE DEEMED TO HAVE REPRESENTED BY VIRTUE OF ITS PURCHASE OR HOLDING OF THIS CERTIFICATE (OR INTEREST HEREIN) THAT EITHER (A) SUCH TRANSFEREE IS NOT A PLAN INVESTOR OR (B) SUCH TRANSFEREE IS A COMPLYING INSURANCE COMPANY; AND

2. IF THIS CERTIFICATE (OR ANY INTEREST HEREIN) IS ACQUIRED OR HELD IN VIOLATION OF THE PROVISIONS OF THE PRECEDING PARAGRAPH, THEN THE LAST PRECEDING TRANSFEREE THAT EITHER (I) IS NOT A PLAN INVESTOR OR (II) IS A COMPLYING INSURANCE COMPANY SHALL BE RESTORED, TO THE EXTENT PERMITTED BY LAW, TO ALL RIGHTS AND OBLIGATIONS AS CERTIFICATE OWNER THEREOF RETROACTIVE TO THE DATE OF SUCH TRANSFER OF THIS CERTIFICATE. THE TRUSTEE SHALL BE UNDER NO LIABILITY TO ANY PERSON FOR MAKING ANY PAYMENTS DUE ON THIS CERTIFICATE TO SUCH PRECEDING TRANSFEREE.

        ANY PURPORTED CERTIFICATE OWNER WHOSE ACQUISITION OR HOLDING OF THIS CERTIFICATE (OR INTEREST HEREIN) WAS EFFECTED IN VIOLATION OF THE RESTRICTIONS IN SECTION 5.02(e) OF THE POOLING AND SERVICING AGREEMENT SHALL INDEMNIFY AND HOLD HARMLESS THE COMPANY, THE TRUSTEE, THE MASTER SERVICER, ANY SUBSERVICER, AND THE TRUST FUND FROM AND AGAINST ANY AND ALL LIABILITIES, CLAIMS, COSTS OR EXPENSES INCURRED BY SUCH PARTIES AS A RESULT OF SUCH ACQUISITION OR HOLDING.

                                     Certificate No. 1
Class M-__ Mezzanine
                                     ___% Pass-Through Rate
Date of Pooling and Servicing
Agreement and Cut-off Date:          Aggregate Initial Certificate Principal
March 1, 2003                        Balance of the Class M-__
                                     Certificates:  $______
First Distribution Date:             Initial Certificate Principal Balance
April 25, 2003                       of the Class M-__
                                     Certificates: $_________
Master Servicer:
Residential Funding Corporation
Final Scheduled Distribution Date:   CUSIP: _________
April 25, 2033
Maturity Date:
April 25, 2033

                       MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES


                                 SERIES 2003-RZ2

               evidencing a percentage interest in the distributions allocable to the Class M-_ Certificates with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate, first lien mortgage loans sold by RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.

        This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Residential Asset Mortgage Products, Inc., the Master Servicer, the Trustee referred to below or GMAC Mortgage Group, Inc. or any of their affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality or by Residential Asset Mortgage Products, Inc., the Master Servicer, the Trustee or GMAC Mortgage Group, Inc. or any of their affiliates. None of the Depositor, the Master Servicer, GMAC Mortgage Group, Inc. or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

        This certifies that _______________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Initial Certificate Principal Balance of this Certificate by the aggregate
Initial Certificate Principal Balance of all Class M-_ Certificates, both as specified above) in certain distributions with respect to the Trust Fund consisting primarily of an interest in a pool of conventional one- to four-family fixed interest rate, first lien mortgage loans (the "Mortgage

Loans"), sold by Residential Asset Mortgage Products, Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement referred to below). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement") among the Depositor, the Master Servicer and JPMorgan Chase Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

        Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing as described in the Agreement, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the month immediately preceding the month of such distribution (the "Record Date"), from the Available Distribution Amount in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount of interest and principal, if any, required to be distributed to Holders of Class M-__
Certificates on such Distribution Date. [The Pass-Through Rate of this Certificate is subject to the Net WAC Rate set forth in the Agreement.]

        Distributions on this Certificate will be made either by the Master Servicer acting on behalf of the Trustee or by a Paying Agent appointed by the Trustee in immediately available funds (by wire transfer or otherwise) for the account of the Person entitled thereto if such Person shall have so notified the Master Servicer or such Paying Agent, or by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register.

        Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose in the City and State of New York. The Initial Certificate Principal Balance of this Certificate is set forth above. The
Certificate Principal Balance hereof will be reduced to the extent of the distributions allocable to principal and any Realized Losses allocable hereto.

        As described above, no transfer of this Class M Certificate will be made unless (i) the Trustee has received either an opinion of counsel or a representation letter, each as described in the Agreement, relating to the permissibility of such transfer under ERISA and Section 4975 of the Code, or
(ii) this Certificate is held by a Depository, in which case the Transferee will be deemed to have made representations relating to the permissibility of such transfer under ERISA and Section 4975 of the Code, as described in Section 5.02(e) of the Agreement. In addition, any purported Certificate Owner whose acquisition or holding of this Certificate (or interest herein) was effected in violation of the restrictions in Section 5.02(e) of the Agreement shall indemnify and hold harmless the Depositor, the Trustee, the Master Servicer, any Subservicer, and the Trust Fund from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

        This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage Asset-Backed Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates"). The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event Master Servicer funds are advanced with respect to any Mortgage Loan, such advance is reimbursable to the Master Servicer, to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders. As provided in the Agreement, withdrawals from the Custodial Account and/or the Certificate Account created for the benefit of Certificateholders and the Insurer may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including without limitation reimbursement to the Depositor and the Master Servicer of advances made, or certain expenses incurred, by either of them.

        The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Depositor, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer and the Trustee with the consent of the Insurer and the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates and, in certain additional circumstances, without the consent of the Holders of certain Classes of Certificates.

        Pursuant to the Agreement, unless an Insurer Default (as defined in the Agreement) exists, (i) the Insurer shall be deemed to be the holder of the Class A-1 Certificates for certain purposes specified in the Agreement (other than with respect to payment on the Class A-1 Certificates), and will be entitled to exercise all rights of the Certificateholders thereunder, including the rights of Certificateholders relating to the occurrence of, and the remedies with respect to, an Event of Default, without the consent of such Certificateholders, and (ii) the Trustee may take actions which would otherwise be at the option or within the discretion of the Certificateholders, including actions relating to the occurrence of, and remedies with respect to, an Event of Default, only at the direction, or with the consent, of the Insurer.

        As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee in the City and State of New York, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

        The Certificates are issuable only as registered Certificates without coupons in Classes and in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

        No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

        The Depositor, the Master Servicer, the Trustee, the Insurer and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Trustee, the Insurer or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Master Servicer, the Trustee, the Insurer nor any such agent shall be affected by notice to the contrary.

        This Certificate shall be governed by and construed in accordance with the laws of the State of New York.

        The obligations created by the Agreement in respect of the Certificates and the Trust Fund created thereby shall terminate upon the payment to Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of
(i) the maturity or other liquidation of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (ii) the purchase by the Master Servicer from the Trust Fund of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans, thereby effecting early retirement of the Certificates. The Agreement permits, but does not require, the Master Servicer to (i) purchase at a price determined as provided in the Agreement all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan or (ii) purchase in whole, but not in part, all of the Class A, Class M and Class SB Certificates from the Holders thereof; provided, that any such option may only be exercised if the aggregate Stated Principal Balance of the Mortgage Loans as of the Distribution Date upon which the proceeds of any such purchase are distributed is equal to or less than ten percent of the Cut-off Date Principal Balance of the Mortgage Loans.

        Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

        IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                            JPMORGAN CHASE BANK,
                                 as Trustee



                            By:___________________________________
                                       Authorized Signatory



Dated: April 2, 2003


                          CERTIFICATE OF AUTHENTICATION

        This is one of the Class M-__ Certificates referred to in the within-mentioned Agreement.



                             JPMORGAN CHASE BANK,
                                  as Certificate Registrar



                             By:___________________________________
                                        Authorized Signatory

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________________________

(Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage Asset-Backed Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

        I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

___________________________________________________

Dated:_________________           _________________________________
                                  Signature by or on behalf of assignor

                                  ---------------------------------
                                  Signature Guaranteed



                            DISTRIBUTION INSTRUCTIONS

        The assignee should include the following for purposes of distribution:

     Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ____________________________________for the account of
_____________________________  account number  ________________ or, if mailed by check, to _______________________.

        Applicable statements should be mailed to: __________________________.

     This  information is provided by  ___________________________________,  the assignee named above, or __________________________, as its agent.

                                    EXHIBIT C


                          FORM OF CLASS SB CERTIFICATE

        THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A AND CLASS M CERTIFICATES AS DESCRIBED IN THE AGREEMENT (AS DEFINED HEREIN).

        SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986.

        THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT (THE "AGREEMENT").

        NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN SHALL BE MADE TO ANY PLAN SUBJECT TO ERISA OR SECTION 4975 OF THE CODE, ANY PERSON ACTING, DIRECTLY OR INDIRECTLY, ON BEHALF OF ANY SUCH PLAN OR ANY PERSON ACQUIRING SUCH CERTIFICATES WITH "PLAN ASSETS" OF A PLAN WITHIN THE MEANING OF THE DEPARTMENT OF LABOR REGULATION PROMULGATED AT 29 C.F.R. ss.2510.3-101("PLAN ASSETS") UNLESS THE DEPOSITOR, THE TRUSTEE AND THE MASTER SERVICER ARE PROVIDED WITH AN OPINION OF COUNSEL WHICH ESTABLISHES TO THE SATISFACTION OF THE DEPOSITOR, THE TRUSTEE AND THE MASTER SERVICER THAT THE PURCHASE OF THIS CERTIFICATE IS PERMISSIBLE UNDER APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN ANY PROHIBITED TRANSACTION UNDER ERISA OR SECTION 4975 OF THE CODE AND WILL NOT SUBJECT THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE OR THE TRUST FUND TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA OR SECTION 4975 OF THE CODE) IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT, WHICH OPINION OF COUNSEL SHALL NOT BE AN EXPENSE OF THE DEPOSITOR, THE MASTER SERVICER, THE
TRUSTEE OR THE TRUST FUND. IN LIEU OF THE FOREGOING OPINION, A POTENTIAL TRANSFEREE OF THIS CERTIFICATE MAY PROVIDE THE TRUSTEE WITH A CERTIFICATION PURSUANT TO SECTION 5.02(e) OF THE AGREEMENT IN THE FORM OF EXHIBIT O TO THE AGREEMENT, WHICH THE TRUSTEE MAY RELY UPON WITHOUT FURTHER INQUIRY OR INVESTIGATION.

                                        Certificate No. 1
Class SB Subordinate
Date of Pooling and Servicing           Percentage Interest:  100%
Agreement and Cut-off Date:
March 1, 2003
First Distribution Date:                Aggregate Certificate Principal Balance
April 25, 2003                          of the Class SB Certificates:  $______
Master Servicer:                        Initial Certificate Principal Balance
Residential Funding Corporation         of this Certificate: $_________
Final Scheduled Distribution Date:      CUSIP:__________
April 25, 2033
Maturity Date:
April 25, 2033

                       MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES


                                 SERIES 2003-RZ2

               evidencing a percentage interest in the distributions allocable to the Class SB Certificates with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate, first lien mortgage loans sold by RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.

        This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Residential Asset Mortgage Products, Inc., the Master Servicer, the Trustee referred to below or any of their affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality or by Residential Asset Mortgage Products, Inc., the Master Servicer, the Trustee or any of their affiliates. None of the Depositor, the Master Servicer or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

        This certifies that _______________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Certificate Principal Balance of this Certificate by the aggregate Certificate Principal Balance of all Class SB Certificates, both as specified above) in certain distributions with respect to the Trust Fund consisting primarily of an interest in a pool of conventional one- to four-family fixed interest rate, first lien mortgage loans (the "Mortgage Loans"), sold by Residential Asset Mortgage Products, Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement referred to below). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement") among the Depositor, the Master Servicer and JPMorgan Chase Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof, assents and by which such Holder is bound.

        Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing as described in the Agreement, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the month immediately preceding the month of such distribution (the "Record Date"), from the Available Distribution Amount in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount of interest and principal, if any, required to be distributed to Holders of Class SB Certificates on such Distribution Date.

        Distributions on this Certificate will be made either by the Master Servicer acting on behalf of the Trustee or by a Paying Agent appointed by the Trustee in immediately available funds (by wire transfer or otherwise) for the account of the Person entitled thereto if such Person shall have so notified the Master Servicer or such Paying Agent, or by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register.

        Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose in the City and State of New York.

        The Notional Amount of this Class SB Certificate as of any date of determination will be calculated as described in the Agreement. This Class SB Certificate will not accrue interest on its Certificate Principal Balance.

        No transfer of this Class SB Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is to be made, (i) the Trustee or the Depositor may require an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Depositor that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state and (ii) the transferee shall execute an investment letter in the form described by the Agreement. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Depositor, the Master Servicer and the Certificate Registrar acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws.

        No transfer of this Certificate or any interest herein shall be made to any Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person acquiring such Certificates with "plan assets" of a Plan within the meaning of the Department of Labor regulation promulgated at 29 C.F.R. ss.2510.3-101 ("Plan Assets") unless the Depositor, the Trustee and the Master Servicer are provided with an Opinion of Counsel that establishes to the satisfaction of the Depositor, the Trustee and the Master Servicer that the purchase of this Certificate is permissible under applicable law, will not constitute or result in any prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Depositor, the Master Servicer, the Trustee or the Trust Fund to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in the Agreement, which Opinion of Counsel shall not be an expense of the Depositor, the Master Servicer, the Trustee or the Trust Fund. In lieu of such Opinion of Counsel, a Person acquiring this Certificate may provide a certification in the form of Exhibit O to the Agreement, which the Trustee may rely upon without further inquiry or investigation.

        This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage Asset-Backed Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

        The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event Master Servicer funds are advanced with respect to any Mortgage Loan, such advance is reimbursable to the Master
Servicer, to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

        As provided in the Agreement, withdrawals from the Custodial Account and/or the Certificate Account created for the benefit of Certificateholders and the Insurer may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including without limitation reimbursement to the Depositor and the Master Servicer of advances made, or certain expenses incurred, by either of them.

        The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Depositor, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement from time to time by the Depositor, the Master Servicer and the Trustee with the consent of the Insurer and the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates and, in certain additional circumstances, without the consent of the. Holders of certain Classes of Certificates.

        As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee in the City and State of New York, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

        The Certificates are issuable only as registered Certificates without coupons in Classes and in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

        No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

        The Depositor, the Master Servicer, the Trustee, the Insurer, the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Trustee, the Insurer or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Master Servicer, the Trustee, the Insurer nor any such agent shall be affected by notice to the contrary.

        This Certificate shall be governed by and construed in accordance with the laws of the State of New York.

        The obligations created by the Agreement in respect of the Certificates and the Trust Fund created thereby shall terminate upon the payment to Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of
(i) the maturity or other liquidation of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan, and (ii) the purchase by the Master Servicer from the Trust Fund of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans, thereby effecting early retirement of the Certificates. The Agreement permits, but does not require, the Master Servicer
(i) to purchase, at a price determined as provided in the Agreement, all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan or (ii) to purchase in whole, but not in part, all of the Class A, Class M and Class SB Certificates from the Holders thereof; provided, that any such option may only be exercised if the aggregate Stated Principal Balance of the Mortgage Loans as of the Distribution Date upon which the proceeds of any such purchase are distributed is equal to or less than ten percent of the Cut-off Date Principal Balance of the Mortgage Loans.

        Unless the certificate of authentication hereon has been executed by the Certificate Registrar by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

        IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                               JPMORGAN CHASE BANK,
                                    as Trustee



                               By:___________________________________
                                          Authorized Signatory



Dated: April 2, 2003


                          CERTIFICATE OF AUTHENTICATION

        This  is  one  of  the  Class  SB   Certificates   referred  to  in  the
within-mentioned Agreement.


                               JPMORGAN CHASE BANK,
                                    as Certificate Registrar



                               By:___________________________________
                                          Authorized Signatory

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________________________

(Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage Asset-Backed Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

        I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

___________________________________________________

Dated:_________________           _________________________________
                                  Signature by or on behalf of assignor

                                  ---------------------------------
                                  Signature Guaranteed



                            DISTRIBUTION INSTRUCTIONS

        The assignee should include the following for purposes of distribution:

     Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ____________________________________for the account of
_____________________________  account number  ________________ or, if mailed by check, to _______________________.

        Applicable statements should be mailed to: __________________________.

     This  information is provided by  ___________________________________,  the assignee named above, or __________________________, as its agent.

                                    EXHIBIT D


                        FORM OF CLASS R-[__] CERTIFICATE

        THE CLASS R-__ CERTIFICATE WILL NOT BE ENTITLED TO PAYMENTS CONSTITUTING THE AVAILABLE DISTRIBUTION AMOUNT UNTIL SUCH TIME AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN (THE "AGREEMENT").

        THIS CERTIFICATE MAY NOT BE HELD BY OR TRANSFERRED TO A NON-UNITED STATES PERSON OR A DISQUALIFIED ORGANIZATION (AS DEFINED BELOW).

        SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

        THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT (THE "AGREEMENT").

        NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO ANY PERSON, UNLESS THE TRANSFEREE PROVIDES EITHER A CERTIFICATION PURSUANT TO SECTION 5.02(e) OF THE AGREEMENT OR AN OPINION OF COUNSEL SATISFACTORY TO THE MASTER SERVICER, THE DEPOSITOR AND THE TRUSTEE THAT THE PURCHASE OF THIS CERTIFICATE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE CODE AND WILL NOT SUBJECT THE MASTER SERVICER, THE DEPOSITOR OR THE TRUSTEE TO ANY OBLIGATION OR LIABILITY IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT.

        ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES A TRANSFER AFFIDAVIT TO THE MASTER SERVICER AND THE TRUSTEE THAT (1) SUCH TRANSFEREE IS NOT (A) THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY POSSESSION OF THE UNITED STATES, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING (OTHER THAN AN INSTRUMENTALITY WHICH IS A CORPORATION IF ALL OF ITS ACTIVITIES ARE SUBJECT TO TAX AND EXCEPT FOR FREDDIE MAC, A MAJORITY OF ITS BOARD OF DIRECTORS IS NOT SELECTED BY SUCH GOVERNMENTAL UNIT), (B) A FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY OF EITHER OF THE FOREGOING, (C) ANY ORGANIZATION (OTHER THAN CERTAIN FARMERS' COOPERATIVES DESCRIBED IN SECTION 521 OF THE CODE) WHICH IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE (INCLUDING THE TAX IMPOSED BY SECTION 511 OF THE CODE ON UNRELATED BUSINESS

TAXABLE  INCOME),  (D) RURAL  ELECTRIC AND TELEPHONE  COOPERATIVES  DESCRIBED IN
SECTION  1381(a)(2)(C)  OF THE CODE,  (E) AN ELECTING  LARGE  PARTNERSHIP  UNDER
SECTION 775(a) OF THE CODE (ANY SUCH PERSON  DESCRIBED IN THE FOREGOING  CLAUSES
(A), (B), (C), (D) OR (E) BEING HEREIN REFERRED TO AS A "DISQUALIFIED ORGANIZATION"), OR (F) AN AGENT OF A DISQUALIFIED ORGANIZATION, (2) NO PURPOSE OF SUCH TRANSFER IS TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX AND (3) SUCH TRANSFEREE SATISFIES CERTAIN ADDITIONAL CONDITIONS RELATING TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OR ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR AN AGENT OF A DISQUALIFIED ORGANIZATION, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF THIS CERTIFICATE BY ACCEPTANCE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH.

                                       Certificate No. 1
Class R-__ Subordinate
Date of Pooling and Servicing          Percentage Interest:  100%
Agreement and Cut-off Date:
March 1, 2003
First Distribution Date:               Final Scheduled Distribution Date:
April 25, 2003                         April 25, 2033
Master Servicer:
Residential Funding Corporation

                       MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES


                                 SERIES 2003-RZ2

               evidencing a percentage interest in the distributions allocable to the Class R-__ Certificates with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate, first lien mortgage loans sold by RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.

        This Certificate is payable solely from the assets of the Trust Fund and does not represent an obligation of or interest in Residential Asset Mortgage Products, Inc., the Master Servicer, the Trustee referred to below or GMAC Mortgage Group, Inc. or any of their affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality or by Residential Asset Mortgage Products, Inc., the Master Servicer, the Trustee or GMAC Mortgage Group, Inc or any of their affiliates. None of the Depositor, the Master Servicer or GMAC Mortgage Group, Inc or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

        This certifies that RESIDENTIAL FUNDING CORPORATION is the registered owner of the Percentage Interest evidenced by this Certificate specified above in certain distributions with respect to the Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate, first lien mortgage loans (the "Mortgage Loans"), sold by Residential Asset Mortgage Products, Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement referred to below). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement) among the Depositor, the Master Servicer and JPMorgan Chase Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

        Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing as described in the Agreement, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the month immediately preceding the month of such distribution (the "Record Date"), from the Available Distribution Amount in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount of interest and principal, if any, required to be distributed to Holders of Class R-__ Certificates on such Distribution Date.

        Each Holder of this Certificate will be deemed to have agreed to be bound by the restrictions set forth in the Agreement to the effect that (i) each person holding or acquiring any Ownership Interest in this Certificate must be a United States Person and a Permitted Transferee, (ii) the transfer of any Ownership Interest in this Certificate will be conditioned upon the delivery to the Trustee of, among other things, an affidavit to the effect that it is a United States Person and Permitted Transferee, (iii) any attempted or purported transfer of any Ownership Interest in this Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee, and (iv) if any person other than a United States Person and a Permitted Transferee acquires any Ownership Interest in this Certificate in violation of such restrictions, then the Master Servicer will have the right, in its sole discretion and without notice to the Holder of this Certificate, to sell this Certificate to a purchaser selected by the Master Servicer, which purchaser may be the Master Servicer, or any affiliate of the Master Servicer, on such terms and conditions as the Master Servicer may choose.

        Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose in the City and State of New York. The Holder of this Certificate may have additional obligations with respect to this Certificate, including tax liabilities.

        No transfer of this Class R-_ Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is to be made, (i) the Trustee or the Depositor may require an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Depositor that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state and (ii) the transferee shall execute an investment letter in the form described by the Agreement. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Depositor, the Master Servicer and the Certificate Registrar acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws.

        No transfer of this Certificate or any interest herein shall be made to any Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person acquiring such Certificates with "plan assets" of a Plan within the meaning of the Department of Labor regulation promulgated at 29 C.F.R. ss.2510.3-101 ("Plan Assets") unless the Depositor, the Trustee and the Master Servicer are provided with an Opinion of Counsel which establishes to the satisfaction of the Depositor, the Trustee and the Master Servicer that the purchase of this Certificate is permissible under applicable law, will not constitute or result in any prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Depositor, the Master Servicer, the Trustee or the Trust Fund to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in the Agreement, which Opinion of Counsel shall not be an expense of the Depositor, the Master Servicer, the Trustee or the Trust Fund. In lieu of such Opinion of Counsel, a Person acquiring this Certificate may provide a certification in the form of paragraph fifteen of Exhibit H-1 to the Agreement, which the Trustee may rely upon without further inquiry or investigation.

        This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage Asset-Backed Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

        The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event Master Servicer funds are advanced with respect to any Mortgage Loan, such advance is reimbursable to the Master
Servicer, to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

        As provided in the Agreement, withdrawals from the Custodial Account and/or the Certificate Account created for the benefit of Certificateholders and the Insurer may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including without limitation reimbursement to the Depositor and the Master Servicer of advances made, or certain expenses incurred, by either of them.

        The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Depositor, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement from time to time by the Depositor, the Master Servicer, the Insurer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates and, in certain additional circumstances, without the consent of the Holders of certain Classes of Certificates.

        As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee in the City and State of New York, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

        The Certificates are issuable only as registered Certificates without coupons in Classes and in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

        No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

        The Depositor, the Master Servicer, the Trustee, the Insurer, the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Trustee, the Insurer or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Master Servicer, the Trustee, the Insurer nor any such agent shall be affected by notice to the contrary.

        This Certificate shall be governed by and construed in accordance with the laws of the State of New York.

        The obligations created by the Agreement in respect of the Certificates and the Trust Fund created thereby shall terminate upon the payment to Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of
(i) the maturity or other liquidation of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan, and (ii) the purchase by the Master Servicer from the Trust Fund of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans, thereby effecting early retirement of the related Certificates. The Agreement permits, but does not require, the Master Servicer (i) to purchase, at a price determined as provided in the Agreement, all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan or (ii) to purchase in whole, but not in part, all of the Class A, Class M and Class SB Certificates from the Holders thereof; provided, that any such option may only be exercised if the aggregate Stated Principal Balance of the Mortgage Loans, as of the Distribution Date upon which the proceeds of any such purchase are distributed is equal to or less than ten percent of the Cut-off Date Principal Balance of the Mortgage Loans.

        Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

        IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.



                             JPMORGAN CHASE BANK,
                                  as Trustee



                             By:___________________________________
                                        Authorized Signatory



Dated: April 2, 2003


                          CERTIFICATE OF AUTHENTICATION

        This is one of the Class R-__ Certificates referred to in the within-mentioned Agreement.



                               JPMORGAN CHASE BANK,
                                    as Certificate Registrar



                               By:___________________________________
                                          Authorized Signatory

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________________________

(Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage Asset-Backed Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

        I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

___________________________________________________

Dated:_________________           _________________________________
                                  Signature by or on behalf of assignor

                                  ---------------------------------
                                  Signature Guaranteed



                            DISTRIBUTION INSTRUCTIONS

        The assignee should include the following for purposes of distribution:

     Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ____________________________________for the account of
_____________________________  account number  ________________ or, if mailed by check, to _______________________.

        Applicable statements should be mailed to: __________________________.

     This  information is provided by  ___________________________________,  the assignee named above, or __________________________, as its agent.

                                    EXHIBIT E


                           FORM OF CUSTODIAL AGREEMENT

        THIS CUSTODIAL AGREEMENT (as amended and supplemented from time to time, the "Agreement"), dated as of March 1, 2003, by and among JPMORGAN CHASE BANK, as trustee (including its successors under the Pooling Agreement defined below, the "Trustee"), RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC., as company (together with any successor in interest, the "Company"), RESIDENTIAL FUNDING CORPORATION, as master servicer (together with any successor in interest or successor under the Pooling Agreement referred to below, the "Master Servicer") and WELLS FARGO BANK MINNESOTA, N.A., as custodian (together with any successor in interest or any successor appointed hereunder, the "Custodian").


                                 W I T N E S S E T H T H A T:

        WHEREAS, the Company, the Master Servicer, and the Trustee have entered into a Pooling and Servicing Agreement, dated as of March 1, 2003, relating to the issuance of Residential Asset Mortgage Products, Inc., Mortgage Asset-Backed Pass-Through Certificates, Series 2003-RZ2 (as in effect on the date of this Agreement, the "Original Pooling Agreement," and as amended and supplemented from time to time, the "Pooling Agreement"); and

        WHEREAS, the Custodian has agreed to act as agent for the Trustee for the purposes of receiving and holding certain documents and other instruments delivered by the Company and the Master Servicer under the Pooling Agreement, all upon the terms and conditions and subject to the limitations hereinafter set forth;

        NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the Trustee, the Company, the Master Servicer and the Custodian hereby agree as follows:

                                   ARTICLE I

                                   Definitions

        Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned in the Original Pooling Agreement, unless otherwise required by the context herein.

                                   ARTICLE II

                          Custody of Mortgage Documents

Section  2.1  Custodian  to Act as Agent:  Acceptance  of  Mortgage  Files.  The
Custodian, as the duly appointed agent of the Trustee for these purposes, acknowledges receipt of the Mortgage Files relating to the Mortgage Loans identified on the schedule attached hereto (the "Mortgage Files") and declares that it holds and will hold the Mortgage Files as agent for the Trustee, in trust, for the use and benefit of all present and future Certificateholders.

Section 2.2 Recordation of Assignments. If any Mortgage File includes one or more assignments of the related Mortgage Loans to the Trustee that have not been recorded, each such assignment shall be delivered by the Custodian to the Company for the purpose of recording it in the appropriate public office for real property records, and the Company, at no expense to the Custodian, shall promptly cause to be recorded in the appropriate public office for real property records each such assignment and, upon receipt thereof from such public office, shall return each such assignment to the Custodian.

Section 2.3    Review of Mortgage Files.

(a) On or prior to the Closing Date, the Custodian shall deliver to the Trustee and the Insurer an Initial Certification in the form annexed hereto as Exhibit One evidencing receipt of a Mortgage File for each Mortgage Loan listed on the Schedule attached hereto (the "Mortgage Loan Schedule"). The parties hereto acknowledge that certain documents referred to in Subsection 2.01(b)(i) of the Pooling Agreement may be missing on or prior to the Closing Date and such missing documents shall be listed as a Schedule to Exhibit One.

(b) Within 45 days after the Closing Date, the Custodian agrees, for the benefit of Certificateholders and the Insurer, to review in accordance with the provisions of Section 2.02 of the Pooling Agreement each Mortgage File and to deliver to the Trustee and the Insurer an Interim Certification in the form annexed hereto as Exhibit Two to the effect that all documents required to be delivered pursuant to Section 2.01 (b) of the Pooling Agreement have been executed and received and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule, except for any exceptions listed on Schedule A attached to such Interim Certification. For purposes of such review, the Custodian shall compare the following information in each Mortgage File to the corresponding information in the Mortgage Loan Schedule: (i) the loan number, (ii) the borrower name and (iii) the original principal balance. In the event that any Mortgage Note or Assignment of Mortgage has been delivered to the Custodian by the Company in blank, the Custodian, upon the direction of the Company, shall cause each such Mortgage Note to be endorsed to the Trustee and each such Assignment of Mortgage to be completed in the name of the Trustee prior to the date on which such Interim Certification is delivered to the Trustee. Within 45 days of receipt of the documents required to be delivered pursuant to Section 2.01(c) of the Pooling Agreement, the Custodian agrees, for the benefit of the Certificateholders and the Insurer, to review each such document, and upon the written request of the Trustee to deliver to the Trustee and the Insurer an updated Schedule A to the Interim Certification. The Custodian shall be under no duty or obligation to inspect, review or examine said documents, instruments, certificates or other papers to determine that the same are genuine, enforceable, or appropriate for the represented purpose or that they have actually been recorded or that they are other than what they purport to be on their face, or that the MIN is accurate. If in performing the review required by this Section 2.3 the Custodian finds any document or documents constituting a part of a Mortgage File to be missing or defective in respect of the items reviewed as described in this Section 2.3(b), the Custodian shall promptly so notify the Company, the Master Servicer, the Insurer and the Trustee.

(c) Upon receipt of all documents required to be in the Mortgage Files the Custodian shall deliver to the Trustee and the Insurer a Final Certification in the form annexed hereto as Exhibit Three evidencing the completeness of the Mortgage Files.

        Upon receipt of written request from the Trustee, the Company, the Insurer or the Master Servicer, the Custodian shall as soon as practicable supply the Trustee and the Insurer with a list of all of the documents relating to the Mortgage Loans required to be delivered pursuant to Section 2.01 (b) of the Pooling Agreement not then contained in the Mortgage Files.

Section 2.4 Notification of Breaches of Representations and Warranties. If the Custodian discovers, in the course of performing its custodial functions, a breach of a representation or warranty made by the Master Servicer or the Company as set forth in the Pooling Agreement with respect to a Mortgage Loan relating to a Mortgage File, the Custodian shall give prompt written notice to the Company, the Master Servicer, the Insurer and the Trustee. In the case of the Insurer, such notice will be made to Ambac Assurance Corporation, One State Street Plaza, 19th Floor, New York, New York 10004, or such other address as may hereafter be furnished to the Company, the Trustee and the Master Servicer in writing by Ambac Assurance Corporation.

Section 2.5 Custodian to Cooperate: Release of Mortgage Files. Upon the repurchase or substitution of any Mortgage Loan pursuant to Article II of the Pooling Agreement or payment in full of any Mortgage Loan, or the receipt by the Master Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Master Servicer shall immediately notify the Custodian by delivering to the Custodian a Request for Release (in the form of Exhibit Four attached hereto or a mutually acceptable electronic form) and shall request delivery to it of the Mortgage File. The Custodian agrees, upon receipt of such Request for Release, promptly to release to the Master Servicer the related Mortgage File.

               Upon receipt of a Request for Release from the Master Servicer, signed by a Servicing Officer, that (i) the Master Servicer or a Subservicer, as the case may be, has made a deposit into the Certificate Account in payment for the purchase of the related Mortgage Loan in an amount equal to the Purchase Price for such Mortgage Loan or (ii) the Company has chosen to substitute a Qualified Substitute Mortgage Loan for such Mortgage Loan, the Custodian shall release to the Master Servicer the related Mortgage File.

               Upon written notification of a substitution, the Master Servicer shall deliver to the Custodian and the Custodian agrees to accept the Mortgage Note and other documents constituting the Mortgage File with respect to any Qualified Substitute Mortgage Loan, upon receiving written notification from the Master Servicer of such substitution.

               From time to time as is appropriate for the servicing or foreclosures of any Mortgage Loan, including, for this purpose, collection under any Primary Insurance Policy or any Mortgage Pool Insurance Policy, the Master Servicer shall deliver to the Custodian a Request for Release certifying as to the reason for such release. Upon receipt of the foregoing, the Custodian shall deliver the Mortgage File or such document to the Master Servicer. The Master Servicer shall cause each Mortgage File or any document therein so released to be returned to the Custodian when the need therefor by the Master Servicer no longer exists, unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Custodial Account or (ii) the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered to the Custodian an updated Request for Release signed by a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery. Immediately upon receipt of any Mortgage File returned to the Custodian by the Master Servicer, the Custodian shall deliver a signed acknowledgement to the Master Servicer, confirming receipt of such Mortgage File.

        Upon the written request of the Master Servicer, the Custodian will send to the Master Servicer copies of any documents contained in the Mortgage File.

Section 2.6 Assumption Agreements. In the event that any assumption agreement or substitution of liability agreement is entered into with respect to any Mortgage Loan subject to this Agreement in accordance with the terms and provisions of the Pooling Agreement, the Master Servicer shall notify the Custodian that such assumption or substitution agreement has been completed by forwarding to the Custodian the original of such assumption or substitution agreement, which shall be added to the related Mortgage File and, for all purposes, shall be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting parts thereof.

                                  ARTICLE III

                            Concerning the Custodian

Section 3.1 Custodian a Bailee and Agent of the Trustee. With respect to each Mortgage Note, Mortgage and other documents constituting each Mortgage File which are delivered to the Custodian, the Custodian is exclusively the bailee and agent of the Trustee and has no instructions to hold any Mortgage Note or Mortgage for the benefit of any person other than the Trustee, the Insurer and the Certificateholders and undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. Except upon compliance with the provisions of Section 2.5 of this Agreement, no Mortgage Note, Mortgage or other document constituting a part of a Mortgage File shall be delivered by the Custodian to the Company or the Master Servicer or otherwise released from the possession of the Custodian.

        The Master Servicer shall promptly notify the Custodian in writing if it shall no longer be a member of MERS, or if it otherwise shall no longer be capable of registering and recording Mortgage Loans using MERS. In addition, the Master Servicer shall (i) promptly notify the Custodian in writing when a MERS Mortgage Loan is no longer registered with and recorded under MERS and (ii) concurrently with any such deregistration of a MERS Mortgage Loan, prepare, execute and record an original assignment from MERS to the Trustee and deliver such assignment to the Custodian.

Section 3.2 Indemnification. The Company hereby agrees to indemnify and hold the Custodian harmless from and against all claims, liabilities, losses, actions, suits or proceedings at law or in equity, or any other expenses, fees or charges of any character or nature, which the Custodian may incur or with which the

Custodian may be threatened by reason of its acting as custodian under this Agreement, including indemnification of the Custodian against any and all expenses, including attorney's fees if counsel for the Custodian has been approved by the Company, and the cost of defending any action, suit or proceedings or resisting any claim. Notwithstanding the foregoing, it is specifically understood and agreed that in the event any such claim, liability, loss, action, suit or proceeding or other expense, fee or charge shall have been caused by reason of any negligent act, negligent failure to act or willful misconduct on the part of the Custodian, or which shall constitute a willful breach of its duties hereunder, the indemnification provisions of this Agreement shall not apply.

Section 3.3 Custodian May Own Certificates. The Custodian in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Custodian.

Section 3.4 Master Servicer to Pay Custodian's Fees and Expenses. The Master Servicer covenants and agrees to pay to the Custodian from time to time, and the Custodian shall be entitled to, reasonable compensation for all services rendered by it in the exercise and performance of any of the powers and duties hereunder of the Custodian, and the Master Servicer will pay or reimburse the Custodian upon its request for all reasonable expenses, disbursements and advances incurred or made by the Custodian in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ), except any such expense, disbursement or advance as may arise from its negligence or bad faith.

Section 3.5 Custodian May Resign: Trustee May Remove Custodian. The Custodian may resign from the obligations and duties hereby imposed upon it as such obligations and duties relate to its acting as Custodian of the Mortgage Loans. Upon receiving such notice of resignation, the Trustee shall either take custody of the Mortgage Files itself and give prompt notice thereof to the Company, the Master Servicer, the Insurer and the Custodian, or promptly appoint a successor Custodian by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Custodian and one copy to the successor Custodian. If the Trustee shall not have taken custody of the Mortgage Files and no successor Custodian shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Custodian may petition any court of competent jurisdiction for the appointment of a successor Custodian.

               The Trustee may, with the written consent of the Insurer, remove the Custodian at any time. In such event, the Trustee shall appoint, or petition a court of competent jurisdiction to appoint, a successor Custodian hereunder. Any successor Custodian shall be a depository institution subject to supervision or examination by federal or state authority and shall be able to satisfy the other requirements contained in Section 3.7 and shall be unaffiliated with the Master Servicer or the Company.

        Any resignation or removal of the Custodian and appointment of a successor Custodian pursuant to any of the provisions of this Section 3.5 shall become effective upon acceptance of appointment by the successor Custodian. The Trustee shall give prompt notice to the Company, the Insurer and the Master

Servicer of the appointment of any successor Custodian. No successor Custodian shall be appointed by the Trustee without the prior approval of the Company, the Insurer and the Master Servicer.

Section 3.6 Merger or Consolidation of Custodian. Any Person into which the Custodian may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Custodian shall be a party, or any Person succeeding to the business of the Custodian, shall be the successor of the Custodian hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

Section 3.7 Representations of the Custodian. The Custodian hereby represents that it is a depository institution subject to supervision or examination by a federal or state authority, has a combined capital and surplus of at least $15,000,000 and is qualified to do business in the jurisdictions in which it will hold any Mortgage File.

                                   ARTICLE IV

                            Miscellaneous Provisions

Section 4.1 Notices. All notices, requests, consents and demands and other communications required under this Agreement or pursuant to any other instrument or document delivered hereunder shall be in writing and, unless otherwise specifically provided, may be delivered personally, by telegram or telex, or by registered or certified mail, postage prepaid, return receipt requested, at the addresses specified on the signature page hereof (unless changed by the particular party whose address is stated herein by similar notice in writing) or in Section 2.4 in the case of Ambac Assurance Corporation, in which case the notice will be deemed delivered when received.

Section 4.2 Amendments. No modification or amendment of or supplement to this Agreement shall be valid or effective unless the same is in writing and signed by all parties hereto, and neither the Company, the Master Servicer nor the Trustee shall enter into any amendment hereof except as permitted by the Pooling Agreement. The Trustee shall give prompt notice to the Custodian of any amendment or supplement to the Pooling Agreement and furnish the Custodian with written copies thereof.

Section 4.3 GOVERNING LAW. THIS AGREEMENT SHALL BE DEEMED A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

Section 4.4 Recordation of Agreement. To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer and at its expense on direction by the Trustee (pursuant to the request of holders of Certificates evidencing undivided interests in the aggregate of not less than 25% of the Trust Fund) or the Insurer, but only upon direction accompanied by an Opinion of Counsel reasonably satisfactory to the Master Servicer to the effect that the failure to effect such recordation is likely to materially and adversely affect the interests of the Certificateholders or the Insurer.

        For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

Section 4.5 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the holders thereof.

        IN WITNESS WHEREOF, this Agreement is executed as of the date first above written.


                                                      JPMORGAN CHASE BANK
Address:                                              as Trustee
4 New York Plaza - 6th Floor
New York, New York 10004
Attention: Residential Asset Mortgage                 By: _______________________________
           Products, Inc., Series 2003-RZ2            Name:_____________________
                                                      Title: ______________________
Address:                                              RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.
8400 Normandale Lake Boulevard
Suite 250
Minneapolis, Minnesota 55437
                                                      By: _______________________________
                                                      Name:_____________________
                                                      Title: ______________________
Address:                                              RESIDENTIAL FUNDING CORPORATION, as
                                                      Master Servicer.
8400 Normandale Lake Boulevard
Suite 250
Minneapolis, Minnesota 55437
                                                      By: _______________________________
                                                      Name:_____________________
                                                      Title: ______________________
Address:                                              WELLS FARGO BANK MINNESOTA, N. A.
Mortgage Document Custody
One Meridian Crossings - 3rd Floor
Richfield, Minnesota 55423
                                                      By: _______________________________
                                                      Name:_____________________
                                                      Title: ______________________


STATE OF NEW YORK            )
                                    )ss.:
COUNTY OF NEW YORK           )

        On the _____ day of _______________, 2003, before me, a notary public in and for said State, personally appeared _____________, known to me to be a ___________ of JPMorgan Chase Bank, a New York banking corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said banking corporation and acknowledged to me that such banking corporation executed the within instrument.

        IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                              --------------------------------
                                                   Notary Public


[SEAL]

STATE OF MINNESOTA )
                           )ss.:
COUNTY OF HENNEPIN )


        On the _____ day of _______________, 2003, before me, a notary public in and for said State, personally appeared ___________________, known to me to be a _________________ of Residential Asset Mortgage Products, Inc., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

        IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                              --------------------------------
                                                   Notary Public


[Notorial Seal]


STATE OF MINNESOTA )
                           )ss.:
COUNTY OF HENNEPIN )


        On the _____ day of _______________, 2003, before me, a notary public in and for said State, personally appeared ___________________, known to me to be a _________________ of Residential Funding Corporation, one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

        IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                                 -------------------------------
                                                     Notary Public


[Notorial Seal]

STATE OF MINNESOTA )
                           )ss.:
COUNTY OF HENNEPIN )


        On the On the _____ day of _______________, 2003, before me, a notary public in and for said State, personally appeared ___________________, known to me to be a _________________ of Wells Fargo Bank Minnesota, N.A., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

        IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                              --------------------------------
                                                   Notary Public

                                   EXHIBIT ONE


                                FORM OF CUSTODIAN
                              INITIAL CERTIFICATION


                                                   April 2, 2003


JPMorgan Chase Bank
4 New York Plaza, 6th Floor
New York, New York 10004

Ambac Assurance Corporation
One State Street Plaza, 19th Floor
New York, New York 10004

Attention: Residential Asset Mortgage Products, Inc., Series 2003-RZ2

          Re: Custodial Agreement, dated as of March 1, 2003, by and among JPMorgan Chase Bank, Residential Asset Mortgage Products, Inc., Residential Funding Corporation and Wells Fargo Bank Minnesota,
               N. A., relating to Mortgage Asset-Backed Pass-Through Certificates, Series 2002- RZ3

Ladies and Gentlemen:

               In accordance with Section 2.3 of the above-captioned Custodial Agreement, and subject to Section 2.02 of the Pooling Agreement, the undersigned, as Custodian, hereby certifies that it has received a Mortgage File (which contains an original Mortgage Note or an original lost note affidavit with a copy of the related Mortgage Note) to the extent required in Section 2.01(b) of the Pooling Agreement with respect to each Mortgage Loan listed in the Mortgage Loan Schedule, with any exceptions listed on Schedule A attached hereto.

               Capitalized   words  and  phrases  used  herein  shall  have  the
respective meanings assigned to them in the above-captioned Custodial Agreement.


                                            WELLS FARGO BANK MINNESOTA,
                                                  N. A.



                                            By: _______________________________
                                            Name: _____________________________
                                            Title: ____________________________

                                   EXHIBIT TWO


                     FORM OF CUSTODIAN INTERIM CERTIFICATION

                                                   [date]


JPMorgan Chase Bank
4 New York Plaza, 6th Floor
New York, New York 10004

Ambac Assurance Corporation
One State Street Plaza, 19th Floor
New York, New York 10004

Attention: Residential Asset Mortgage Products, Inc., Series 2003-RZ2

          Re: Custodial Agreement, dated as of March 1, 2003, by and among JPMorgan Chase Bank, Residential Asset Mortgage Products, Inc., Residential Funding Corporation and Wells Fargo Bank Minnesota,
               N. A., relating to Mortgage Asset-Backed Pass-Through Certificates Series 2003-RZ2

Ladies and Gentlemen:

               In accordance with Section 2.3 of the above-captioned Custodial Agreement, the undersigned, as Custodian, hereby certifies that it has received a Mortgage File to the extent required pursuant to Section 2.01(b) of the Pooling Agreement with respect to each Mortgage Loan listed in the Mortgage Loan Schedule, and it has reviewed the Mortgage File and the Mortgage Loan Schedule and has determined that: all required documents have been executed and received and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule, with any exceptions listed on Schedule A attached hereto.

               Capitalized   words  and  phrases  used  herein  shall  have  the
respective meanings assigned to them in the above-captioned Custodial Agreement.



                                            WELLS FARGO BANK MINNESOTA, N. A.


                                            By: _______________________________
                                            Name: _____________________________
                                            Title: ____________________________

                                  EXHIBIT THREE


                      FORM OF CUSTODIAN FINAL CERTIFICATION

                                                   [date]


JPMorgan Chase Bank
4 New York Plaza, 6th Floor
New York, New York 10004

Ambac Assurance Corporation
One State Street Plaza, 19th Floor
New York, New York 10004

Attention: Residential Asset Mortgage Products, Inc., Series 2003-RZ2

          Re: Custodial Agreement, dated as of March 1, 2003, by and among JPMorgan Chase Bank, Residential Asset Mortgage Products, Inc., Residential Funding Corporation and Wells Fargo Bank Minnesota,
               N. A., relating to Mortgage Asset-Backed Pass-Through Certificates, Series 2003-RZ2

Ladies and Gentlemen:

               In accordance with Section 2.3 of the above-captioned Custodial Agreement, the undersigned, as Custodian, hereby certifies that it has received a Mortgage File with respect to each Mortgage Loan listed in the Mortgage Loan Schedule and it has reviewed the Mortgage File and the Mortgage Loan Schedule and has determined that: all required documents referred to in Section 2.01(b) of the Pooling Agreement have been executed and received and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule.

               Capitalized   words  and  phrases  used  herein  shall  have  the
respective meanings assigned to them in the above-captioned Custodial Agreement.


                                            WELLS FARGO BANK MINNESOTA, N. A.


                                            By: _______________________________
                                            Name: _____________________________
                                            Title: ____________________________

                                  EXHIBIT FOUR


                           FORM OF REQUEST FOR RELEASE

DATE:
TO:
RE:     REQUEST FOR RELEASE OF DOCUMENTS

        In connection with the administration of the pool of Mortgage Loans held by you for the referenced pool, we request the release of the Mortgage Loan File described below.

Pooling and Servicing Agreement Dated:

Series#:
Account#:
Pool#:
Loan#:
MIN#:
Borrower Name(s):
Reason for Document Request: (circle one)   Mortgage Loan Prepaid in Full
                                            Mortgage Loan Repurchased

"We hereby certify that all amounts received or to be received in connection with such payments which are required to be deposited have been or will be so deposited as provided in the Pooling and Servicing Agreement."

------------------------------
Residential Funding Corporation
Authorized Signature
***************************************************************

TO CUSTODIAN/TRUSTEE: Please acknowledge this request, and check off documents being enclosed with a copy of this form. You should retain this form for your files in accordance with the terms of the Pooling and Servicing Agreement.

    Enclosed Documents:  [ ] Promissory Note
                         [ ] Primary Insurance Policy
                         [ ] Mortgage or Deed of Trust
                         [ ] Assignment(s) of Mortgage or Deed of Trust
                         [ ] Title Insurance Policy
                         [ ] Other: ________________________



----------------------------
Name

----------------------------
Title

----------------------------
Date

                                    EXHIBIT F

                             MORTGAGE LOAN SCHEDULE


  RUN ON     : 03/17/03           RFC DISCLOSURE SYSTEM       RFFSDFIX-01
  AT         : 12.00.19           FIXED PASSTHRU REPORT       AMORTIZED BALANCE
  SERIES     : RAMP 2003-RZ2                                  CUTOFF : 03/01/03
  POOL       : 0004673
             :
             :
  POOL STATUS: F

    RFC LOAN NUMBER                      SUB SERV FEE
    PRINCIPAL BALANCE                    MSTR SERV FEE
    CURR NOTE RATE                       ALL EXP
    RFC NET RATE                         MISC EXP
    NET MTG RATE(INVSTR RATE)            SPREAD
    POST STRIP RATE                      STRIP
  -------------------------------------------------------------------------

      6491338                              .2500
      105,068.96                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      7245937                              .2500
      132,801.41                          .0500
            9.3750                         .0000
            9.1250                         .0000
            9.0750                         .0000
            9.0750                         .0000

      7742831                              .2500
      146,652.96                          .0500
            7.3750                         .0000
            7.1250                         .0000
            7.0750                         .0000
            7.0750                         .0000

      7893737                              .2500
       77,657.08                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      7938071                              .2500
       39,923.19                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      7949851                              .2500
      279,624.63                          .0500
            7.6250                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000
1



      7961779                              .2500
       42,560.07                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      7967349                              .2500
      230,892.56                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      7995073                              .2500
      113,431.12                          .0500
            7.0000                         .0000
            6.7500                         .0000
            6.7000                         .0000
            6.7000                         .0000

      7997623                              .2500
      140,935.18                          .0500
            8.1250                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000

      8025501                              .5000
      155,601.10                          .0500
            8.8750                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      8029665                              .2500
      202,684.93                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      8033577                              .2500
      189,301.52                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      8053567                              .2500
      204,303.01                          .0500
            8.0000                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000
1



      8058155                              .2500
      184,936.73                          .0500
            9.5000                         .0000
            9.2500                         .0000
            9.2000                         .0000
            9.2000                         .0000

      8066183                              .2500
       66,285.06                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      8069035                              .5000
      212,371.29                          .0500
           10.0000                         .0000
            9.5000                         .0000
            9.4500                         .0000
            9.4500                         .0000

      8094175                              .2500
      109,702.80                          .0500
            9.1250                         .0000
            8.8750                         .0000
            8.8250                         .0000
            8.8250                         .0000

      8099873                              .2500
      176,202.90                          .0500
            7.3750                         .0000
            7.1250                         .0000
            7.0750                         .0000
            7.0750                         .0000

      8108955                              .2500
       70,365.27                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      8110783                              .2500
      113,553.66                          .0500
            9.5000                         .0000
            9.2500                         .0000
            9.2000                         .0000
            9.2000                         .0000

      8111663                              .2500
       79,803.28                          .0500
            9.1250                         .0000
            8.8750                         .0000
            8.8250                         .0000
            8.8250                         .0000
1



      8116191                              .2500
      137,620.15                          .0500
            7.3750                         .0000
            7.1250                         .0000
            7.0750                         .0000
            7.0750                         .0000

      8125701                              .2500
       71,848.60                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      8140035                              .2500
      121,783.76                          .0500
            7.5000                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      8140455                              .2500
       64,128.99                          .0500
            9.2000                         .0000
            8.9500                         .0000
            8.9000                         .0000
            8.9000                         .0000

      8143221                              .2500
      120,087.56                          .0500
            6.8750                         .0000
            6.6250                         .0000
            6.5750                         .0000
            6.5750                         .0000

      8150901                              .2500
      184,823.40                          .0500
            7.3130                         .0000
            7.0630                         .0000
            7.0130                         .0000
            7.0130                         .0000

      8161215                              .2500
      204,338.41                          .0500
            7.1250                         .0000
            6.8750                         .0000
            6.8250                         .0000
            6.8250                         .0000

      8161779                              .5000
      117,628.44                          .0500
            7.2500                         .0000
            6.7500                         .0000
            6.7000                         .0000
            6.7000                         .0000
1



      8162655                              .2500
      178,275.71                          .0500
            7.1250                         .0000
            6.8750                         .0000
            6.8250                         .0000
            6.8250                         .0000

      8162983                              .2500
      122,048.59                          .0500
            7.5000                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      8168855                              .2500
       94,700.86                          .0500
            7.2500                         .0000
            7.0000                         .0000
            6.9500                         .0000
            6.9500                         .0000

      8181651                              .2500
      219,511.24                          .0500
            7.0000                         .0000
            6.7500                         .0000
            6.7000                         .0000
            6.7000                         .0000

      8184933                              .2500
      121,685.58                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      8185499                              .2500
      179,492.06                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      8188193                              .2500
       77,790.02                          .0500
            7.1250                         .0000
            6.8750                         .0000
            6.8250                         .0000
            6.8250                         .0000

      8193295                              .2500
       86,704.10                          .0500
            7.5000                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000
1



      8195537                              .2500
      290,331.64                          .0500
            7.3750                         .0000
            7.1250                         .0000
            7.0750                         .0000
            7.0750                         .0000

      8196229                              .2500
       92,240.93                          .0500
            9.0000                         .0000
            8.7500                         .0000
            8.7000                         .0000
            8.7000                         .0000

      8202081                              .2500
      213,288.77                          .0500
            7.3750                         .0000
            7.1250                         .0000
            7.0750                         .0000
            7.0750                         .0000

      8202537                              .2500
       90,300.31                          .0500
            7.0000                         .0000
            6.7500                         .0000
            6.7000                         .0000
            6.7000                         .0000

      8203697                              .2500
      162,497.34                          .0500
            6.8750                         .0000
            6.6250                         .0000
            6.5750                         .0000
            6.5750                         .0000

      8207625                              .2500
       87,923.44                          .0500
            7.0000                         .0000
            6.7500                         .0000
            6.7000                         .0000
            6.7000                         .0000

      8209653                              .2500
       75,842.04                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      8210643                              .2500
      190,847.09                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000
1



      8210931                              .2500
       66,786.02                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      8214551                              .2500
      231,321.89                          .0500
            7.6250                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000

      8217579                              .2500
      139,494.68                          .0500
            7.1250                         .0000
            6.8750                         .0000
            6.8250                         .0000
            6.8250                         .0000

      8218357                              .5000
       92,546.94                          .0500
            9.0000                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      8218363                              .2500
      218,533.31                          .0500
            7.7500                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      8218785                              .2500
       82,238.46                          .0500
            7.2500                         .0000
            7.0000                         .0000
            6.9500                         .0000
            6.9500                         .0000

      8220487                              .2500
      152,065.28                          .0500
            7.7500                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      8222771                              .2500
      229,376.49                          .0500
            8.0000                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000
1



      8222785                              .2500
      146,756.09                          .0500
            8.0000                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000

      8223327                              .2500
      156,515.72                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      8223431                              .2500
       97,715.98                          .0500
           11.2500                         .0000
           11.0000                         .0000
           10.9500                         .0000
           10.9500                         .0000

      8223451                              .2500
      166,159.67                          .0500
            9.3750                         .0000
            9.1250                         .0000
            9.0750                         .0000
            9.0750                         .0000

      8223871                              .2500
      164,398.67                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      8226597                              .2500
      334,175.41                          .0500
            9.2500                         .0000
            9.0000                         .0000
            8.9500                         .0000
            8.9500                         .0000

      8226713                              .2500
      157,349.36                          .0500
            9.3750                         .0000
            9.1250                         .0000
            9.0750                         .0000
            9.0750                         .0000

      8227153                              .2500
      143,584.44                          .0500
            7.3750                         .0000
            7.1250                         .0000
            7.0750                         .0000
            7.0750                         .0000
1



      8227923                              .2500
      141,596.96                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      8229057                              .2500
       58,719.06                          .0500
            7.3750                         .0000
            7.1250                         .0000
            7.0750                         .0000
            7.0750                         .0000

      8235185                              .2500
       84,369.81                          .0500
            7.7500                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      8235357                              .2500
      272,365.64                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      8235541                              .2500
      188,554.99                          .0500
            7.2500                         .0000
            7.0000                         .0000
            6.9500                         .0000
            6.9500                         .0000

      8236413                              .2500
      301,808.44                          .0500
            7.0000                         .0000
            6.7500                         .0000
            6.7000                         .0000
            6.7000                         .0000

      8239505                              .2500
       96,051.83                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      8239619                              .2500
      324,299.36                          .0500
            7.6250                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000
1



      8240065                              .2500
      152,506.22                          .0500
            7.1250                         .0000
            6.8750                         .0000
            6.8250                         .0000
            6.8250                         .0000

      8241145                              .2500
      141,974.23                          .0500
            6.4380                         .0000
            6.1880                         .0000
            6.1380                         .0000
            6.1380                         .0000

      8241379                              .2500
      118,165.41                          .0500
            8.5940                         .0000
            8.3440                         .0000
            8.2940                         .0000
            8.2940                         .0000

      8241485                              .2500
      170,477.99                          .0500
            7.1250                         .0000
            6.8750                         .0000
            6.8250                         .0000
            6.8250                         .0000

      8241503                              .2500
      285,851.48                          .0500
            7.2190                         .0000
            6.9690                         .0000
            6.9190                         .0000
            6.9190                         .0000

      8241605                              .2500
      319,617.40                          .0500
            7.7500                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      8241639                              .2500
      279,178.68                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      8241851                              .2500
      183,918.44                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000
1



      8244041                              .2500
      158,069.43                          .0500
            7.9900                         .0000
            7.7400                         .0000
            7.6900                         .0000
            7.6900                         .0000

      8245457                              .2500
      140,849.18                          .0500
            7.7500                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      8246455                              .2500
      152,199.44                          .0500
           10.8750                         .0000
           10.6250                         .0000
           10.5750                         .0000
           10.5750                         .0000

      8250137                              .2500
       45,704.83                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      8250979                              .2500
      142,677.65                          .0500
            8.9900                         .0000
            8.7400                         .0000
            8.6900                         .0000
            8.6900                         .0000

      8250997                              .2500
      108,222.82                          .0500
            6.7500                         .0000
            6.5000                         .0000
            6.4500                         .0000
            6.4500                         .0000

      8251747                              .2500
      164,482.56                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      8251789                              .2500
      361,769.63                          .0500
            6.8750                         .0000
            6.6250                         .0000
            6.5750                         .0000
            6.5750                         .0000
1



      8251827                              .2500
       87,767.06                          .0500
            7.5000                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      8254035                              .2500
      247,038.43                          .0500
            7.7500                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      8254347                              .2500
      104,812.62                          .0500
            7.2500                         .0000
            7.0000                         .0000
            6.9500                         .0000
            6.9500                         .0000

      8254415                              .2500
       34,934.27                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      8255715                              .2500
      124,152.20                          .0500
            7.3750                         .0000
            7.1250                         .0000
            7.0750                         .0000
            7.0750                         .0000

      8256175                              .2500
      114,560.35                          .0500
            7.5000                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      8256615                              .2500
      113,039.78                          .0500
            7.3750                         .0000
            7.1250                         .0000
            7.0750                         .0000
            7.0750                         .0000

      8257611                              .2500
      161,228.84                          .0500
            7.3750                         .0000
            7.1250                         .0000
            7.0750                         .0000
            7.0750                         .0000
1



      8258023                              .2500
      178,568.64                          .0500
            7.7500                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      8258313                              .2500
      251,572.89                          .0500
            7.5000                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      8258445                              .2500
      154,802.41                          .0500
            7.5000                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      8258459                              .2500
      103,667.00                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      8259575                              .2500
       93,839.30                          .0500
            7.5000                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      8262757                              .5000
      157,859.63                          .0500
           10.0000                         .0000
            9.5000                         .0000
            9.4500                         .0000
            9.4500                         .0000

      8262891                              .2500
      128,376.02                          .0500
            6.7500                         .0000
            6.5000                         .0000
            6.4500                         .0000
            6.4500                         .0000

      8264213                              .2500
       34,135.80                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000
1



      8264217                              .2500
      100,259.38                          .0500
            7.1880                         .0000
            6.9380                         .0000
            6.8880                         .0000
            6.8880                         .0000

      8265101                              .2500
      109,049.01                          .0500
            9.8750                         .0000
            9.6250                         .0000
            9.5750                         .0000
            9.5750                         .0000

      8267703                              .2500
       54,755.56                          .0500
            9.2500                         .0000
            9.0000                         .0000
            8.9500                         .0000
            8.9500                         .0000

      8267861                              .2500
      120,249.58                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      8268431                              .2500
      257,799.44                          .0500
            7.7500                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      8269131                              .2500
       65,735.04                          .0500
            9.3750                         .0000
            9.1250                         .0000
            9.0750                         .0000
            9.0750                         .0000

      8269443                              .2500
       84,794.87                          .0500
            7.1250                         .0000
            6.8750                         .0000
            6.8250                         .0000
            6.8250                         .0000

      8270703                              .2500
       83,299.24                          .0500
            9.2500                         .0000
            9.0000                         .0000
            8.9500                         .0000
            8.9500                         .0000
1



      8271461                              .2500
      212,935.88                          .0500
            6.8750                         .0000
            6.6250                         .0000
            6.5750                         .0000
            6.5750                         .0000

      8271697                              .2500
      221,054.93                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      8271807                              .2500
       42,658.88                          .0500
            7.7500                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      8273355                              .2500
      143,157.00                          .0500
            8.0000                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000

      8273773                              .2500
      151,168.95                          .0500
            7.6250                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000

      8274719                              .2500
      152,689.97                          .0500
            8.0000                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000

      8274791                              .2500
       99,586.05                          .0500
            8.1250                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000

      8274851                              .2500
       63,703.59                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000
1



      8274933                              .2500
      191,436.22                          .0500
            7.2500                         .0000
            7.0000                         .0000
            6.9500                         .0000
            6.9500                         .0000

      8275459                              .2500
      165,960.95                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      8275471                              .2500
      134,644.63                          .0500
            9.2500                         .0000
            9.0000                         .0000
            8.9500                         .0000
            8.9500                         .0000

      8275721                              .2500
      159,772.92                          .0500
            7.2500                         .0000
            7.0000                         .0000
            6.9500                         .0000
            6.9500                         .0000

      8275897                              .2500
       93,525.85                          .0500
            7.6250                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000

      8276459                              .5000
      206,478.30                          .0500
           10.0000                         .0000
            9.5000                         .0000
            9.4500                         .0000
            9.4500                         .0000

      8276469                              .2500
      197,553.93                          .0500
            8.0630                         .0000
            7.8130                         .0000
            7.7630                         .0000
            7.7630                         .0000

      8276611                              .2500
       71,533.34                          .0500
            7.6250                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000
1



      8277035                              .2500
      154,086.37                          .0500
            7.2500                         .0000
            7.0000                         .0000
            6.9500                         .0000
            6.9500                         .0000

      8277229                              .2500
      125,176.28                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      8277633                              .5000
      126,519.73                          .0500
            9.6250                         .0000
            9.1250                         .0000
            9.0750                         .0000
            9.0750                         .0000

      8278167                              .2500
      123,700.72                          .0500
            7.1250                         .0000
            6.8750                         .0000
            6.8250                         .0000
            6.8250                         .0000

      8278275                              .2500
       69,453.92                          .0500
           11.2500                         .0000
           11.0000                         .0000
           10.9500                         .0000
           10.9500                         .0000

      8278745                              .2500
      128,002.97                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      8278775                              .2500
      132,702.01                          .0500
            7.5000                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      8279253                              .2500
       97,961.35                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000
1



      8279979                              .2500
       64,235.20                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      8280061                              .5000
      148,963.94                          .0500
            8.3750                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000

      8280241                              .2500
       94,595.24                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      8280633                              .2500
      119,463.50                          .0500
            8.1250                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000

      8281099                              .2500
      133,314.91                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      8282029                              .2500
      208,323.48                          .0500
            7.2500                         .0000
            7.0000                         .0000
            6.9500                         .0000
            6.9500                         .0000

      8284103                              .2500
      169,440.73                          .0500
            7.5000                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      8284385                              .2500
      128,762.99                          .0500
            7.5000                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000
1



      8284511                              .2500
      103,804.70                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      8285777                              .2500
       59,777.24                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      8285779                              .2500
       80,274.76                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      8285985                              .2500
       45,933.19                          .0500
            7.6250                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000

      8286011                              .5000
      174,944.43                          .0500
           10.0000                         .0000
            9.5000                         .0000
            9.4500                         .0000
            9.4500                         .0000

      8286017                              .5000
       77,797.73                          .0500
            8.1250                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      8286049                              .2500
      287,787.62                          .0500
            7.1250                         .0000
            6.8750                         .0000
            6.8250                         .0000
            6.8250                         .0000

      8286173                              .2500
      207,183.25                          .0500
            7.3750                         .0000
            7.1250                         .0000
            7.0750                         .0000
            7.0750                         .0000
1



      8286249                              .2500
      189,128.47                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      8286683                              .2500
       97,186.40                          .0500
            9.3750                         .0000
            9.1250                         .0000
            9.0750                         .0000
            9.0750                         .0000

      8287007                              .2500
       80,831.66                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      8289571                              .2500
      176,353.99                          .0500
            7.5000                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      8291323                              .2500
       81,729.04                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      8291617                              .2500
      128,589.38                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      8292685                              .5000
      139,900.75                          .0500
            8.2500                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000

      8292725                              .2500
       68,922.36                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000
1



      8292743                              .2500
      149,431.66                          .0500
            6.8750                         .0000
            6.6250                         .0000
            6.5750                         .0000
            6.5750                         .0000

      8292925                              .2500
      148,680.09                          .0500
            9.2500                         .0000
            9.0000                         .0000
            8.9500                         .0000
            8.9500                         .0000

      8293155                              .2500
       75,395.74                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      8293745                              .2500
      178,253.51                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      8293787                              .2500
       74,308.04                          .0500
            7.7500                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      8293827                              .2500
      154,347.41                          .0500
            9.5000                         .0000
            9.2500                         .0000
            9.2000                         .0000
            9.2000                         .0000

      8293855                              .2500
       47,393.57                          .0500
            7.5000                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      8293931                              .2500
       77,125.73                          .0500
            9.1250                         .0000
            8.8750                         .0000
            8.8250                         .0000
            8.8250                         .0000
1



      8293973                              .2500
      166,355.28                          .0500
            7.1250                         .0000
            6.8750                         .0000
            6.8250                         .0000
            6.8250                         .0000

      8293991                              .2500
      123,387.30                          .0500
            8.8000                         .0000
            8.5500                         .0000
            8.5000                         .0000
            8.5000                         .0000

      8294107                              .2500
      169,810.55                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      8294193                              .2500
      194,573.89                          .0500
            7.6250                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000

      8294493                              .2500
      229,674.29                          .0500
            7.7500                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      8294507                              .2500
      110,580.10                          .0500
            7.5000                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      8294597                              .2500
      147,368.27                          .0500
            8.1250                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000

      8294781                              .2500
       99,528.27                          .0500
            7.5400                         .0000
            7.2900                         .0000
            7.2400                         .0000
            7.2400                         .0000
1



      8295069                              .2500
      160,113.73                          .0500
            7.2500                         .0000
            7.0000                         .0000
            6.9500                         .0000
            6.9500                         .0000

      8296019                              .2500
      114,852.83                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      8296057                              .2500
       61,670.97                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      8296093                              .5000
      213,681.37                          .0500
            7.5000                         .0000
            7.0000                         .0000
            6.9500                         .0000
            6.9500                         .0000

      8296109                              .5000
       66,899.35                          .0500
           10.7500                         .0000
           10.2500                         .0000
           10.2000                         .0000
           10.2000                         .0000

      8296133                              .5000
      108,853.25                          .0500
            8.0000                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      8296285                              .2500
      144,215.86                          .0500
            7.2500                         .0000
            7.0000                         .0000
            6.9500                         .0000
            6.9500                         .0000

      8296453                              .2500
      215,914.13                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000
1



      8296455                              .2500
       97,666.24                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      8296463                              .2500
       85,736.64                          .0500
            8.3130                         .0000
            8.0630                         .0000
            8.0130                         .0000
            8.0130                         .0000

      8296465                              .2500
       37,001.94                          .0500
            7.8130                         .0000
            7.5630                         .0000
            7.5130                         .0000
            7.5130                         .0000

      8296585                              .2500
      206,013.81                          .0500
            7.2500                         .0000
            7.0000                         .0000
            6.9500                         .0000
            6.9500                         .0000

      8296589                              .2500
      166,486.80                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      8296705                              .2500
       97,115.08                          .0500
            7.1250                         .0000
            6.8750                         .0000
            6.8250                         .0000
            6.8250                         .0000

      8296717                              .2500
       93,001.41                          .0500
            8.0630                         .0000
            7.8130                         .0000
            7.7630                         .0000
            7.7630                         .0000

      8296739                              .2500
      165,995.63                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000
1



      8296823                              .2500
      135,745.08                          .0500
            8.8130                         .0000
            8.5630                         .0000
            8.5130                         .0000
            8.5130                         .0000

      8297065                              .2500
      148,073.20                          .0500
            8.0000                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000

      8297095                              .2500
      138,025.24                          .0500
            7.7500                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      8297153                              .2500
       92,758.14                          .0500
            9.3750                         .0000
            9.1250                         .0000
            9.0750                         .0000
            9.0750                         .0000

      8297181                              .2500
       79,101.20                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      8297183                              .2500
      341,114.71                          .0500
            7.3750                         .0000
            7.1250                         .0000
            7.0750                         .0000
            7.0750                         .0000

      8297211                              .2500
      111,029.75                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      8297215                              .2500
      154,037.21                          .0500
            8.0000                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000
1



      8297255                              .2500
      399,419.16                          .0500
            7.6250                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000

      8297411                              .2500
      147,369.76                          .0500
            7.5100                         .0000
            7.2600                         .0000
            7.2100                         .0000
            7.2100                         .0000

      8297583                              .2500
      104,838.90                          .0500
            7.8130                         .0000
            7.5630                         .0000
            7.5130                         .0000
            7.5130                         .0000

      8297587                              .2500
      158,616.29                          .0500
            7.1250                         .0000
            6.8750                         .0000
            6.8250                         .0000
            6.8250                         .0000

      8297697                              .2500
      137,376.84                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      8297895                              .2500
      175,715.29                          .0500
            7.2500                         .0000
            7.0000                         .0000
            6.9500                         .0000
            6.9500                         .0000

      8298139                              .2500
      164,621.03                          .0500
            7.3750                         .0000
            7.1250                         .0000
            7.0750                         .0000
            7.0750                         .0000

      8298159                              .2500
      208,136.10                          .0500
            7.8130                         .0000
            7.5630                         .0000
            7.5130                         .0000
            7.5130                         .0000
1



      8298317                              .2500
       89,421.42                          .0500
            7.8130                         .0000
            7.5630                         .0000
            7.5130                         .0000
            7.5130                         .0000

      8298603                              .2500
      140,196.13                          .0500
            7.6250                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000

      8298611                              .2500
      102,309.80                          .0500
            7.9200                         .0000
            7.6700                         .0000
            7.6200                         .0000
            7.6200                         .0000

      8298929                              .2500
      119,162.93                          .0500
            8.9900                         .0000
            8.7400                         .0000
            8.6900                         .0000
            8.6900                         .0000

      8298943                              .2500
      133,549.43                          .0500
            8.0000                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000

      8298959                              .2500
      175,935.82                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      8299055                              .2500
       56,433.04                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      8299091                              .2500
      199,644.19                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000
1



      8299171                              .2500
      132,644.65                          .0500
            7.3750                         .0000
            7.1250                         .0000
            7.0750                         .0000
            7.0750                         .0000

      8300655                              .2500
      223,206.61                          .0500
            8.1250                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000

      8300763                              .2500
      185,143.98                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      8300869                              .2500
      179,062.99                          .0500
            7.5000                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      8300977                              .5000
      170,835.99                          .0500
           10.2500                         .0000
            9.7500                         .0000
            9.7000                         .0000
            9.7000                         .0000

      8301063                              .2500
      114,264.14                          .0500
            7.0630                         .0000
            6.8130                         .0000
            6.7630                         .0000
            6.7630                         .0000

      8301217                              .2500
      176,306.18                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      8301257                              .2500
       64,106.76                          .0500
            7.6250                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000
1



      8301297                              .2500
      309,632.64                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      8301497                              .2500
      179,288.31                          .0500
            8.0000                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000

      8301847                              .2500
      139,780.20                          .0500
            9.6250                         .0000
            9.3750                         .0000
            9.3250                         .0000
            9.3250                         .0000

      8302065                              .2500
      169,787.94                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      8302325                              .2500
      112,030.74                          .0500
            7.7500                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      8302783                              .2500
      210,236.50                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      8302853                              .2500
      114,186.21                          .0500
            7.2500                         .0000
            7.0000                         .0000
            6.9500                         .0000
            6.9500                         .0000

      8302885                              .2500
      118,754.70                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000
1



      8302977                              .2500
       83,322.55                          .0500
            8.2190                         .0000
            7.9690                         .0000
            7.9190                         .0000
            7.9190                         .0000

      8303013                              .2500
      290,530.82                          .0500
            7.3750                         .0000
            7.1250                         .0000
            7.0750                         .0000
            7.0750                         .0000

      8303093                              .2500
      269,258.42                          .0500
            7.6250                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000

      8303139                              .2500
      176,641.31                          .0500
            8.0000                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000

      8303533                              .2500
      103,856.39                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      8303545                              .5000
       87,458.87                          .0500
            9.2500                         .0000
            8.7500                         .0000
            8.7000                         .0000
            8.7000                         .0000

      8303583                              .2500
       57,813.79                          .0500
            7.5000                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      8303585                              .2500
      136,383.93                          .0500
            8.0000                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000
1



      8303643                              .2500
      244,775.43                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      8303663                              .2500
      125,838.75                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      8304015                              .2500
       94,981.32                          .0500
            7.3750                         .0000
            7.1250                         .0000
            7.0750                         .0000
            7.0750                         .0000

      8304097                              .2500
      157,110.44                          .0500
            7.0000                         .0000
            6.7500                         .0000
            6.7000                         .0000
            6.7000                         .0000

      8305225                              .2500
      207,933.02                          .0500
            7.2500                         .0000
            7.0000                         .0000
            6.9500                         .0000
            6.9500                         .0000

      8305303                              .2500
      110,041.73                          .0500
            9.3750                         .0000
            9.1250                         .0000
            9.0750                         .0000
            9.0750                         .0000

      8305339                              .2500
       70,978.27                          .0500
            7.1250                         .0000
            6.8750                         .0000
            6.8250                         .0000
            6.8250                         .0000

      8305361                              .5000
      116,175.73                          .0500
            9.1250                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000
1



      8305403                              .2500
      156,766.23                          .0500
            7.5000                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      8305437                              .2500
      125,472.07                          .0500
            7.7500                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      8305443                              .5000
      118,305.97                          .0500
            8.5000                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      8305479                              .2500
      275,173.53                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      8305497                              .5000
      108,413.40                          .0500
           10.5000                         .0000
           10.0000                         .0000
            9.9500                         .0000
            9.9500                         .0000

      8305519                              .5000
      216,422.53                          .0500
            8.5000                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      8305523                              .5000
      103,852.61                          .0500
            9.7500                         .0000
            9.2500                         .0000
            9.2000                         .0000
            9.2000                         .0000

      8305527                              .5000
      145,123.33                          .0500
            8.5000                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000
1



      8305599                              .2500
      122,012.08                          .0500
            9.7500                         .0000
            9.5000                         .0000
            9.4500                         .0000
            9.4500                         .0000

      8305605                              .5000
      154,935.74                          .0500
            7.8750                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000

      8305607                              .5000
       48,927.03                          .0500
            7.5000                         .0000
            7.0000                         .0000
            6.9500                         .0000
            6.9500                         .0000

      8305617                              .2500
      234,613.60                          .0500
            7.0000                         .0000
            6.7500                         .0000
            6.7000                         .0000
            6.7000                         .0000

      8305629                              .5000
      148,099.17                          .0500
            7.5000                         .0000
            7.0000                         .0000
            6.9500                         .0000
            6.9500                         .0000

      8305639                              .5000
      172,236.69                          .0500
            7.3750                         .0000
            6.8750                         .0000
            6.8250                         .0000
            6.8250                         .0000

      8305671                              .2500
      117,154.06                          .0500
            8.1250                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000

      8305681                              .2500
      197,289.34                          .0500
            7.5000                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000
1



      8305687                              .2500
      107,331.77                          .0500
            7.2500                         .0000
            7.0000                         .0000
            6.9500                         .0000
            6.9500                         .0000

      8305749                              .2500
       68,602.70                          .0500
            7.7500                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      8305757                              .2500
      117,467.46                          .0500
            8.1250                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000

      8305793                              .2500
       63,968.02                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      8305815                              .2500
      129,239.02                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      8305833                              .2500
       53,433.26                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      8305941                              .2500
      175,912.35                          .0500
            7.6250                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000

      8306051                              .2500
      255,109.97                          .0500
            7.3750                         .0000
            7.1250                         .0000
            7.0750                         .0000
            7.0750                         .0000
1



      8306053                              .2500
      264,564.30                          .0500
            7.0000                         .0000
            6.7500                         .0000
            6.7000                         .0000
            6.7000                         .0000

      8306107                              .2500
      252,181.82                          .0500
            7.2500                         .0000
            7.0000                         .0000
            6.9500                         .0000
            6.9500                         .0000

      8306175                              .2500
      186,531.17                          .0500
            7.5000                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      8306353                              .2500
       87,465.77                          .0500
            9.6250                         .0000
            9.3750                         .0000
            9.3250                         .0000
            9.3250                         .0000

      8306371                              .2500
      261,523.88                          .0500
            8.1250                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000

      8306387                              .2500
      130,834.32                          .0500
            8.0000                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000

      8306447                              .2500
      127,310.16                          .0500
            7.5000                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      8306451                              .2500
      193,181.02                          .0500
            7.5000                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000
1



      8306519                              .2500
      132,117.30                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      8306545                              .2500
       96,759.58                          .0500
            6.9900                         .0000
            6.7400                         .0000
            6.6900                         .0000
            6.6900                         .0000

      8306777                              .2500
      125,602.22                          .0500
            7.2500                         .0000
            7.0000                         .0000
            6.9500                         .0000
            6.9500                         .0000

      8307713                              .2500
      171,096.02                          .0500
            7.6250                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000

      8307723                              .5000
      131,418.88                          .0500
            7.6250                         .0000
            7.1250                         .0000
            7.0750                         .0000
            7.0750                         .0000

      8307779                              .2500
      115,195.24                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      8307801                              .5000
      102,884.09                          .0500
            8.8750                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      8307831                              .5000
      158,157.34                          .0500
            8.2500                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000
1



      8307891                              .5000
       78,229.72                          .0500
           11.5000                         .0000
           11.0000                         .0000
           10.9500                         .0000
           10.9500                         .0000

      8307897                              .5000
       98,665.85                          .0500
            8.8750                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      8307901                              .2500
      144,041.87                          .0500
            9.0000                         .0000
            8.7500                         .0000
            8.7000                         .0000
            8.7000                         .0000

      8307983                              .2500
      423,429.12                          .0500
            8.0000                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000

      8308059                              .2500
      132,494.52                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      8308307                              .2500
      193,180.55                          .0500
            9.0000                         .0000
            8.7500                         .0000
            8.7000                         .0000
            8.7000                         .0000

      8308379                              .2500
      182,740.84                          .0500
            7.7500                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      8308417                              .2500
       44,092.03                          .0500
            8.1250                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000
1



      8308419                              .2500
      237,654.39                          .0500
            7.6250                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000

      8308497                              .2500
      336,275.86                          .0500
            7.3750                         .0000
            7.1250                         .0000
            7.0750                         .0000
            7.0750                         .0000

      8308515                              .2500
      182,949.29                          .0500
            7.7500                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      8308589                              .2500
      184,779.76                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      8308695                              .2500
       94,868.81                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      8308743                              .2500
      110,066.01                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      8308859                              .2500
       68,622.68                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      8308975                              .2500
      101,780.12                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000
1



      8308995                              .2500
      382,490.93                          .0500
            9.1250                         .0000
            8.8750                         .0000
            8.8250                         .0000
            8.8250                         .0000

      8309003                              .2500
      281,590.50                          .0500
            7.6250                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000

      8309011                              .2500
      297,429.36                          .0500
            7.5000                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      8309065                              .2500
      264,452.06                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      8309097                              .2500
       37,402.07                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      8309139                              .2500
      107,351.55                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      8309739                              .5000
      227,308.74                          .0500
            8.2500                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000

      8309747                              .2500
      100,886.34                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000
1



      8309749                              .5000
      144,836.81                          .0500
            8.8750                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      8309751                              .2500
      208,342.30                          .0500
           10.7500                         .0000
           10.5000                         .0000
           10.4500                         .0000
           10.4500                         .0000

      8309753                              .2500
       79,032.15                          .0500
            7.5000                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      8309913                              .2500
      269,417.93                          .0500
            7.7500                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      8309915                              .5000
      156,219.83                          .0500
            8.2500                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000

      8309935                              .2500
      100,834.94                          .0500
            9.2500                         .0000
            9.0000                         .0000
            8.9500                         .0000
            8.9500                         .0000

      8310095                              .2500
      346,359.47                          .0500
            7.6250                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000

      8310175                              .2500
      110,830.56                          .0500
            7.3750                         .0000
            7.1250                         .0000
            7.0750                         .0000
            7.0750                         .0000
1



      8310309                              .2500
       89,821.75                          .0500
            6.8750                         .0000
            6.6250                         .0000
            6.5750                         .0000
            6.5750                         .0000

      8310515                              .2500
      398,739.07                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      8310751                              .2500
      143,136.57                          .0500
            7.5000                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      8311047                              .2500
      261,913.26                          .0500
            6.8750                         .0000
            6.6250                         .0000
            6.5750                         .0000
            6.5750                         .0000

      8311071                              .2500
      107,832.36                          .0500
            6.8750                         .0000
            6.6250                         .0000
            6.5750                         .0000
            6.5750                         .0000

      8311091                              .2500
      184,944.96                          .0500
            7.6250                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000

      8311099                              .2500
      111,722.79                          .0500
            7.5000                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      8311109                              .2500
      191,635.00                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000
1



      8311115                              .2500
      116,108.20                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      8311119                              .2500
       96,179.87                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      8311129                              .2500
      138,293.33                          .0500
            8.0000                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000

      8311147                              .2500
      254,028.97                          .0500
            7.5000                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      8311151                              .2500
       74,007.57                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      8311181                              .2500
       60,709.98                          .0500
            9.5000                         .0000
            9.2500                         .0000
            9.2000                         .0000
            9.2000                         .0000

      8311255                              .2500
      167,762.09                          .0500
            7.7500                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      8311273                              .2500
       96,872.67                          .0500
            8.1250                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000
1



      8311379                              .2500
      199,573.81                          .0500
            7.7500                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      8311383                              .2500
      117,752.46                          .0500
            9.2500                         .0000
            9.0000                         .0000
            8.9500                         .0000
            8.9500                         .0000

      8311389                              .2500
       59,188.33                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      8311541                              .2500
       77,112.17                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      8311637                              .2500
      179,476.42                          .0500
            7.2500                         .0000
            7.0000                         .0000
            6.9500                         .0000
            6.9500                         .0000

      8311835                              .2500
      192,488.92                          .0500
            7.7500                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      8311873                              .2500
      281,958.07                          .0500
            7.2500                         .0000
            7.0000                         .0000
            6.9500                         .0000
            6.9500                         .0000

      8311893                              .2500
      130,341.34                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000
1



      8311941                              .2500
      185,431.80                          .0500
            9.2500                         .0000
            9.0000                         .0000
            8.9500                         .0000
            8.9500                         .0000

      8311977                              .2500
      116,045.27                          .0500
            7.5000                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      8312015                              .2500
      108,043.20                          .0500
            9.5000                         .0000
            9.2500                         .0000
            9.2000                         .0000
            9.2000                         .0000

      8312789                              .5000
      143,796.08                          .0500
            7.7500                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      8312841                              .2500
      141,593.56                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      8312875                              .5000
       33,209.58                          .0500
            8.5000                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      8312879                              .5000
      148,278.91                          .0500
            7.5000                         .0000
            7.0000                         .0000
            6.9500                         .0000
            6.9500                         .0000

      8312881                              .5000
      132,868.64                          .0500
            9.5000                         .0000
            9.0000                         .0000
            8.9500                         .0000
            8.9500                         .0000
1



      8312897                              .2500
      162,369.73                          .0500
            7.7500                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      8312899                              .5000
      130,605.25                          .0500
            7.5000                         .0000
            7.0000                         .0000
            6.9500                         .0000
            6.9500                         .0000

      8312915                              .2500
      142,936.85                          .0500
            7.5000                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      8312941                              .5000
       95,108.14                          .0500
            8.2500                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000

      8312949                              .5000
      148,922.32                          .0500
            7.3750                         .0000
            6.8750                         .0000
            6.8250                         .0000
            6.8250                         .0000

      8312953                              .5000
       66,388.68                          .0500
           11.1250                         .0000
           10.6250                         .0000
           10.5750                         .0000
           10.5750                         .0000

      8312961                              .5000
      254,781.79                          .0500
            8.3750                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000

      8313009                              .5000
      130,800.03                          .0500
            7.3750                         .0000
            6.8750                         .0000
            6.8250                         .0000
            6.8250                         .0000
1



      8313025                              .2500
       67,304.55                          .0500
            7.7500                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      8313035                              .5000
      313,686.50                          .0500
            7.7500                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      8313253                              .2500
      209,287.93                          .0500
            7.5000                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      8313305                              .2500
      257,160.27                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      8313319                              .2500
      222,329.34                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      8313389                              .2500
      193,415.35                          .0500
            7.5000                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      8313415                              .2500
      233,722.70                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      8313433                              .2500
      174,927.06                          .0500
            9.5000                         .0000
            9.2500                         .0000
            9.2000                         .0000
            9.2000                         .0000
1



      8313465                              .2500
      250,708.32                          .0500
            7.2500                         .0000
            7.0000                         .0000
            6.9500                         .0000
            6.9500                         .0000

      8313471                              .2500
      108,624.15                          .0500
            7.7500                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      8313491                              .2500
      280,428.17                          .0500
            7.0000                         .0000
            6.7500                         .0000
            6.7000                         .0000
            6.7000                         .0000

      8313499                              .2500
      168,716.70                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      8313501                              .2500
      233,676.88                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      8313505                              .2500
      224,326.35                          .0500
            8.4900                         .0000
            8.2400                         .0000
            8.1900                         .0000
            8.1900                         .0000

      8313521                              .2500
      149,831.18                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      8313533                              .2500
      152,383.89                          .0500
            7.7500                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000
1



      8313537                              .2500
      242,639.10                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      8313545                              .2500
       49,927.39                          .0500
            7.6250                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000

      8313559                              .2500
      158,432.03                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      8313783                              .2500
      338,618.49                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      8313791                              .2500
      114,827.09                          .0500
            9.1250                         .0000
            8.8750                         .0000
            8.8250                         .0000
            8.8250                         .0000

      8313871                              .2500
      193,688.81                          .0500
            7.1250                         .0000
            6.8750                         .0000
            6.8250                         .0000
            6.8250                         .0000

      8313879                              .2500
      188,595.84                          .0500
            7.7500                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      8313887                              .2500
       92,342.67                          .0500
            7.5000                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000
1



      8313975                              .2500
       82,549.50                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      8314047                              .2500
      180,001.09                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      8314051                              .2500
      185,638.20                          .0500
            7.5000                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      8314085                              .2500
      129,820.49                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      8314099                              .2500
      290,712.59                          .0500
            9.5000                         .0000
            9.2500                         .0000
            9.2000                         .0000
            9.2000                         .0000

      8314101                              .2500
       37,546.89                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      8314139                              .2500
      164,733.94                          .0500
            9.1250                         .0000
            8.8750                         .0000
            8.8250                         .0000
            8.8250                         .0000

      8314141                              .2500
      201,284.51                          .0500
            7.2500                         .0000
            7.0000                         .0000
            6.9500                         .0000
            6.9500                         .0000
1



      8314149                              .2500
      358,678.38                          .0500
            7.6250                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000

      8314161                              .2500
      164,630.34                          .0500
            7.5000                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      8314179                              .2500
      144,118.23                          .0500
            7.3750                         .0000
            7.1250                         .0000
            7.0750                         .0000
            7.0750                         .0000

      8314639                              .5000
       85,924.41                          .0500
            9.7500                         .0000
            9.2500                         .0000
            9.2000                         .0000
            9.2000                         .0000

      8314667                              .5000
      152,315.00                          .0500
           10.3750                         .0000
            9.8750                         .0000
            9.8250                         .0000
            9.8250                         .0000

      8314695                              .5000
      245,760.15                          .0500
            7.8750                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000

      8314699                              .5000
      184,744.53                          .0500
            7.8750                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000

      8314713                              .5000
      280,957.97                          .0500
            8.5000                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000
1



      8314717                              .2500
       79,110.87                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      8314743                              .2500
      249,625.98                          .0500
            9.0000                         .0000
            8.7500                         .0000
            8.7000                         .0000
            8.7000                         .0000

      8314749                              .2500
      117,837.06                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      8314755                              .5000
       89,105.16                          .0500
            9.2500                         .0000
            8.7500                         .0000
            8.7000                         .0000
            8.7000                         .0000

      8314783                              .5000
      148,832.32                          .0500
            8.8750                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      8314821                              .5000
      297,349.33                          .0500
           10.2500                         .0000
            9.7500                         .0000
            9.7000                         .0000
            9.7000                         .0000

      8314851                              .2500
      138,853.07                          .0500
            7.7500                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      8315027                              .2500
      136,650.72                          .0500
            7.6250                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000
1



      8315535                              .2500
       70,310.04                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      8315591                              .2500
      225,663.51                          .0500
            7.5000                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      8315869                              .2500
      116,934.77                          .0500
            9.7500                         .0000
            9.5000                         .0000
            9.4500                         .0000
            9.4500                         .0000

      8316053                              .2500
       79,160.81                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      8316063                              .5000
      223,290.61                          .0500
            9.7500                         .0000
            9.2500                         .0000
            9.2000                         .0000
            9.2000                         .0000

      8316183                              .2500
      275,120.82                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      8316193                              .2500
      267,312.30                          .0500
           10.0000                         .0000
            9.7500                         .0000
            9.7000                         .0000
            9.7000                         .0000

      8316235                              .2500
      220,123.23                          .0500
            8.0000                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000
1



      8316257                              .2500
      261,231.99                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      8316315                              .2500
      168,788.80                          .0500
            7.1250                         .0000
            6.8750                         .0000
            6.8250                         .0000
            6.8250                         .0000

      8316483                              .2500
      167,826.95                          .0500
            7.2500                         .0000
            7.0000                         .0000
            6.9500                         .0000
            6.9500                         .0000

      8316693                              .2500
      154,238.21                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      8316835                              .2500
      229,732.32                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      8316921                              .2500
      144,037.72                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      8317045                              .2500
      167,295.27                          .0500
            7.1250                         .0000
            6.8750                         .0000
            6.8250                         .0000
            6.8250                         .0000

      8317743                              .2500
      211,475.60                          .0500
            7.0000                         .0000
            6.7500                         .0000
            6.7000                         .0000
            6.7000                         .0000
1



      8317897                              .2500
      179,501.79                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      8318041                              .2500
      179,444.00                          .0500
            6.8750                         .0000
            6.6250                         .0000
            6.5750                         .0000
            6.5750                         .0000

      8318173                              .2500
      139,264.16                          .0500
            7.5000                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      8318217                              .2500
      152,280.76                          .0500
            7.3750                         .0000
            7.1250                         .0000
            7.0750                         .0000
            7.0750                         .0000

      8318293                              .2500
      210,949.34                          .0500
            7.6250                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000

      8318335                              .2500
      164,819.06                          .0500
            9.0000                         .0000
            8.7500                         .0000
            8.7000                         .0000
            8.7000                         .0000

      8318341                              .2500
      215,647.59                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      8318351                              .2500
      108,642.00                          .0500
            7.6250                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000
1



      8318359                              .2500
       68,307.07                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      8318439                              .2500
      133,465.43                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      8318457                              .2500
      135,677.68                          .0500
            7.5000                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      8318493                              .2500
       85,869.97                          .0500
            7.9900                         .0000
            7.7400                         .0000
            7.6900                         .0000
            7.6900                         .0000

      8318511                              .2500
      123,273.95                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      8318541                              .2500
      180,912.34                          .0500
            7.1250                         .0000
            6.8750                         .0000
            6.8250                         .0000
            6.8250                         .0000

      8318619                              .2500
      395,453.17                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      8319011                              .2500
       47,880.19                          .0500
            8.1250                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000
1



      8319013                              .5000
      108,775.90                          .0500
           10.7500                         .0000
           10.2500                         .0000
           10.2000                         .0000
           10.2000                         .0000

      8319093                              .2500
      133,749.31                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      8319495                              .2500
      108,293.23                          .0500
            7.5000                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      8319535                              .2500
      132,724.29                          .0500
            9.0000                         .0000
            8.7500                         .0000
            8.7000                         .0000
            8.7000                         .0000

      8319573                              .2500
      191,492.31                          .0500
            7.1250                         .0000
            6.8750                         .0000
            6.8250                         .0000
            6.8250                         .0000

      8319587                              .2500
      135,743.05                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      8319591                              .5000
      211,469.16                          .0500
            9.2500                         .0000
            8.7500                         .0000
            8.7000                         .0000
            8.7000                         .0000

      8319667                              .2500
      156,543.50                          .0500
            7.9900                         .0000
            7.7400                         .0000
            7.6900                         .0000
            7.6900                         .0000
1



      8319675                              .2500
       87,344.05                          .0500
            7.5000                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      8319745                              .2500
      139,457.15                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      8319747                              .2500
      271,556.65                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      8319771                              .2500
      139,457.15                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      8319777                              .2500
      121,310.61                          .0500
            9.2500                         .0000
            9.0000                         .0000
            8.9500                         .0000
            8.9500                         .0000

      8319823                              .2500
       98,795.34                          .0500
            9.1250                         .0000
            8.8750                         .0000
            8.8250                         .0000
            8.8250                         .0000

      8319825                              .2500
      145,299.07                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      8319835                              .2500
       87,501.41                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000
1



      8319851                              .2500
      123,371.47                          .0500
            9.2500                         .0000
            9.0000                         .0000
            8.9500                         .0000
            8.9500                         .0000

      8319865                              .2500
       80,107.39                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      8320139                              .2500
      270,444.61                          .0500
            7.0000                         .0000
            6.7500                         .0000
            6.7000                         .0000
            6.7000                         .0000

      8320151                              .2500
      153,850.59                          .0500
            7.5000                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      8320331                              .2500
      115,448.25                          .0500
            8.1250                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000

      8320609                              .2500
      146,047.22                          .0500
            7.5000                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      8320623                              .5000
      250,067.67                          .0500
            7.3750                         .0000
            6.8750                         .0000
            6.8250                         .0000
            6.8250                         .0000

      8320661                              .2500
      236,226.87                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000
1



      8320709                              .2500
      131,152.62                          .0500
            8.1250                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000

      8320733                              .2500
      147,383.96                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      8320763                              .2500
      130,632.61                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      8320769                              .2500
      134,993.62                          .0500
            7.3750                         .0000
            7.1250                         .0000
            7.0750                         .0000
            7.0750                         .0000

      8320807                              .2500
      228,614.12                          .0500
            6.8750                         .0000
            6.6250                         .0000
            6.5750                         .0000
            6.5750                         .0000

      8320817                              .5000
      219,603.62                          .0500
            8.2500                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000

      8320831                              .2500
      218,705.14                          .0500
            8.0000                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000

      8320839                              .2500
       64,708.22                          .0500
            7.7500                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000
1



      8320849                              .5000
      119,738.57                          .0500
            8.0000                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      8320915                              .2500
      156,770.72                          .0500
            8.0000                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000

      8320923                              .5000
      275,607.28                          .0500
            7.7500                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      8320931                              .2500
      143,790.90                          .0500
            7.6250                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000

      8320941                              .2500
      253,948.95                          .0500
            9.5000                         .0000
            9.2500                         .0000
            9.2000                         .0000
            9.2000                         .0000

      8320949                              .2500
      144,784.11                          .0500
            7.5000                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      8320963                              .2500
      197,196.36                          .0500
            7.5000                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      8321069                              .5000
      151,505.66                          .0500
            7.6250                         .0000
            7.1250                         .0000
            7.0750                         .0000
            7.0750                         .0000
1



      8321103                              .2500
      233,684.93                          .0500
            8.0000                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000

      8321123                              .5000
       71,687.73                          .0500
            8.5000                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      8321173                              .2500
      132,802.18                          .0500
            9.5000                         .0000
            9.2500                         .0000
            9.2000                         .0000
            9.2000                         .0000

      8321221                              .2500
      102,724.54                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      8321253                              .5000
       90,650.86                          .0500
            8.1250                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      8321307                              .5000
      193,487.60                          .0500
            9.0000                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      8321319                              .2500
      170,808.54                          .0500
            9.1250                         .0000
            8.8750                         .0000
            8.8250                         .0000
            8.8250                         .0000

      8321333                              .2500
      127,422.54                          .0500
            7.3750                         .0000
            7.1250                         .0000
            7.0750                         .0000
            7.0750                         .0000
1



      8321391                              .2500
       48,384.23                          .0500
            7.9900                         .0000
            7.7400                         .0000
            7.6900                         .0000
            7.6900                         .0000

      8321455                              .2500
      205,774.12                          .0500
            9.0000                         .0000
            8.7500                         .0000
            8.7000                         .0000
            8.7000                         .0000

      8321491                              .2500
      184,531.65                          .0500
            7.6250                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000

      8321521                              .2500
      299,575.15                          .0500
            7.7500                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      8321531                              .2500
      291,776.51                          .0500
            7.0000                         .0000
            6.7500                         .0000
            6.7000                         .0000
            6.7000                         .0000

      8321535                              .5000
      214,019.59                          .0500
           10.2500                         .0000
            9.7500                         .0000
            9.7000                         .0000
            9.7000                         .0000

      8321553                              .2500
      144,061.29                          .0500
            9.6250                         .0000
            9.3750                         .0000
            9.3250                         .0000
            9.3250                         .0000

      8321561                              .2500
      208,331.50                          .0500
            7.3750                         .0000
            7.1250                         .0000
            7.0750                         .0000
            7.0750                         .0000
1



      8321573                              .2500
      144,305.44                          .0500
            8.0000                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000

      8321591                              .2500
      159,030.10                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      8321595                              .2500
      122,446.37                          .0500
            7.0000                         .0000
            6.7500                         .0000
            6.7000                         .0000
            6.7000                         .0000

      8321623                              .2500
       70,536.30                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      8321631                              .2500
      100,911.85                          .0500
            7.2500                         .0000
            7.0000                         .0000
            6.9500                         .0000
            6.9500                         .0000

      8321655                              .2500
      106,256.73                          .0500
            8.0000                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000

      8321737                              .2500
      123,474.67                          .0500
            9.3750                         .0000
            9.1250                         .0000
            9.0750                         .0000
            9.0750                         .0000

      8321777                              .2500
       84,891.22                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000
1



      8321839                              .2500
      130,414.39                          .0500
            7.6250                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000

      8322131                              .5000
      187,804.33                          .0500
            9.2500                         .0000
            8.7500                         .0000
            8.7000                         .0000
            8.7000                         .0000

      8322533                              .2500
      120,264.32                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      8322547                              .5000
       34,910.66                          .0500
            8.8750                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      8322575                              .5000
       72,454.76                          .0500
            8.1250                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      8322593                              .2500
      114,171.37                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      8322609                              .5000
      115,233.51                          .0500
            9.0000                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      8322651                              .5000
       86,371.21                          .0500
            7.5000                         .0000
            7.0000                         .0000
            6.9500                         .0000
            6.9500                         .0000
1



      8322737                              .2500
      219,511.10                          .0500
            8.0000                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000

      8322739                              .2500
      231,432.43                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      8322829                              .2500
      239,692.87                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      8322831                              .2500
       68,907.09                          .0500
            8.0000                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000

      8322861                              .5000
       92,500.63                          .0500
            9.2500                         .0000
            8.7500                         .0000
            8.7000                         .0000
            8.7000                         .0000

      8322887                              .2500
      147,325.21                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      8322955                              .2500
      149,181.92                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      8323677                              .2500
      275,089.80                          .0500
            7.5000                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000
1



      8323977                              .2500
      141,866.96                          .0500
            9.7500                         .0000
            9.5000                         .0000
            9.4500                         .0000
            9.4500                         .0000

      8323979                              .2500
       95,617.79                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      8324055                              .2500
      148,130.58                          .0500
            9.0000                         .0000
            8.7500                         .0000
            8.7000                         .0000
            8.7000                         .0000

      8324063                              .2500
      113,554.50                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      8324151                              .2500
      231,654.56                          .0500
            7.5000                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      8324181                              .2500
      204,716.92                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      8324383                              .2500
      169,647.03                          .0500
            7.5000                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      8324453                              .2500
       67,190.09                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000
1



      8324553                              .2500
       70,409.79                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      8324747                              .2500
       84,374.18                          .0500
            7.5000                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      8324821                              .2500
       56,900.91                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      8324825                              .2500
      121,399.63                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      8324863                              .2500
       92,669.71                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      8324867                              .2500
      109,813.63                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      8324971                              .2500
       49,341.45                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      8325091                              .2500
      154,651.10                          .0500
            9.6250                         .0000
            9.3750                         .0000
            9.3250                         .0000
            9.3250                         .0000
1



      8325357                              .2500
      188,133.20                          .0500
            7.7500                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      8325367                              .2500
      238,134.88                          .0500
            9.1250                         .0000
            8.8750                         .0000
            8.8250                         .0000
            8.8250                         .0000

      8325419                              .2500
      345,471.82                          .0500
            7.3750                         .0000
            7.1250                         .0000
            7.0750                         .0000
            7.0750                         .0000

      8325423                              .2500
      140,932.80                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      8325459                              .2500
      106,732.70                          .0500
            7.2500                         .0000
            7.0000                         .0000
            6.9500                         .0000
            6.9500                         .0000

      8325461                              .2500
       91,226.75                          .0500
            7.9900                         .0000
            7.7400                         .0000
            7.6900                         .0000
            7.6900                         .0000

      8325467                              .2500
      121,818.35                          .0500
            7.5000                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      8325471                              .2500
       59,429.50                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000
1



      8325475                              .2500
       64,960.81                          .0500
            8.0000                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000

      8325485                              .2500
      165,687.70                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      8325487                              .2500
      194,716.83                          .0500
            7.6250                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000

      8325497                              .2500
      129,318.31                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      8325501                              .2500
      122,825.78                          .0500
            7.7500                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      8325507                              .2500
      130,867.60                          .0500
            9.3900                         .0000
            9.1400                         .0000
            9.0900                         .0000
            9.0900                         .0000

      8325555                              .2500
       66,824.28                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      8325557                              .2500
      388,375.99                          .0500
            7.1250                         .0000
            6.8750                         .0000
            6.8250                         .0000
            6.8250                         .0000
1



      8325559                              .2500
      151,790.09                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      8325655                              .2500
      150,151.57                          .0500
            9.5000                         .0000
            9.2500                         .0000
            9.2000                         .0000
            9.2000                         .0000

      8325659                              .2500
      203,835.71                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      8325667                              .2500
      180,590.53                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      8325703                              .2500
      229,720.35                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      8325755                              .5000
      123,473.63                          .0500
           11.2500                         .0000
           10.7500                         .0000
           10.7000                         .0000
           10.7000                         .0000

      8325871                              .2500
      166,769.87                          .0500
            8.1250                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000

      8325891                              .2500
       66,417.04                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000
1



      8325901                              .2500
      263,136.13                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      8325915                              .2500
      186,559.76                          .0500
            7.3750                         .0000
            7.1250                         .0000
            7.0750                         .0000
            7.0750                         .0000

      8326017                              .2500
      118,673.07                          .0500
            9.1250                         .0000
            8.8750                         .0000
            8.8250                         .0000
            8.8250                         .0000

      8326155                              .5000
      205,835.56                          .0500
           10.5000                         .0000
           10.0000                         .0000
            9.9500                         .0000
            9.9500                         .0000

      8326377                              .2500
      151,019.93                          .0500
            7.7500                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      8326445                              .5000
      129,681.84                          .0500
           10.7500                         .0000
           10.2500                         .0000
           10.2000                         .0000
           10.2000                         .0000

      8326481                              .5000
      110,579.55                          .0500
            9.5000                         .0000
            9.0000                         .0000
            8.9500                         .0000
            8.9500                         .0000

      8326493                              .2500
       64,362.20                          .0500
            7.5000                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000
1



      8326495                              .2500
       58,556.51                          .0500
            7.5000                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      8326537                              .2500
      118,026.81                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      8326579                              .5000
      316,708.02                          .0500
            7.7500                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      8326601                              .2500
      203,152.86                          .0500
            7.6250                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000

      8327215                              .2500
       97,708.22                          .0500
            9.6250                         .0000
            9.3750                         .0000
            9.3250                         .0000
            9.3250                         .0000

      8327471                              .2500
      182,670.09                          .0500
            7.2500                         .0000
            7.0000                         .0000
            6.9500                         .0000
            6.9500                         .0000

      8327577                              .2500
      184,916.20                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      8327639                              .2500
       69,446.45                          .0500
            7.5000                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000
1



      8327655                              .2500
       51,223.62                          .0500
            7.5000                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      8327661                              .2500
      127,140.41                          .0500
            7.5000                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      8327669                              .2500
       84,328.91                          .0500
           10.2500                         .0000
           10.0000                         .0000
            9.9500                         .0000
            9.9500                         .0000

      8327745                              .2500
       62,413.69                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      8327789                              .2500
      229,727.44                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      8327845                              .2500
       40,098.63                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      8328015                              .2500
       64,435.65                          .0500
            9.5000                         .0000
            9.2500                         .0000
            9.2000                         .0000
            9.2000                         .0000

      8328047                              .2500
      274,101.40                          .0500
            7.6250                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000
1



      8328199                              .2500
      139,825.36                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      8328215                              .2500
      256,057.08                          .0500
            6.7500                         .0000
            6.5000                         .0000
            6.4500                         .0000
            6.4500                         .0000

      8328223                              .2500
       41,164.37                          .0500
           10.1250                         .0000
            9.8750                         .0000
            9.8250                         .0000
            9.8250                         .0000

      8328291                              .2500
       92,603.51                          .0500
            9.2500                         .0000
            9.0000                         .0000
            8.9500                         .0000
            8.9500                         .0000

      8328375                              .2500
       95,134.48                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      8328381                              .2500
      163,505.99                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      8328691                              .2500
      106,249.33                          .0500
            7.7500                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      8328709                              .2500
      213,532.38                          .0500
            7.6250                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000
1



      8329087                              .2500
      116,229.56                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      8329133                              .2500
      196,159.18                          .0500
            7.6250                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000

      8329145                              .2500
       90,564.95                          .0500
            7.5000                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      8329163                              .2500
      214,703.11                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      8329217                              .2500
      458,441.91                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      8329223                              .2500
       88,902.42                          .0500
            9.0000                         .0000
            8.7500                         .0000
            8.7000                         .0000
            8.7000                         .0000

      8329273                              .2500
       95,870.75                          .0500
            8.0000                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000

      8329657                              .5000
      299,662.40                          .0500
            8.8750                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000
1



      8329659                              .2500
      167,277.68                          .0500
            7.6250                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000

      8329673                              .5000
       87,984.65                          .0500
            9.8750                         .0000
            9.3750                         .0000
            9.3250                         .0000
            9.3250                         .0000

      8329681                              .2500
       67,380.85                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      8329687                              .5000
      109,224.42                          .0500
           10.1250                         .0000
            9.6250                         .0000
            9.5750                         .0000
            9.5750                         .0000

      8329707                              .2500
      213,630.70                          .0500
            7.6250                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000

      8329711                              .2500
      135,393.00                          .0500
            7.3750                         .0000
            7.1250                         .0000
            7.0750                         .0000
            7.0750                         .0000

      8329731                              .2500
       88,286.05                          .0500
            7.6250                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000

      8329735                              .2500
      143,346.02                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000
1



      8329783                              .5000
       33,038.46                          .0500
            7.5000                         .0000
            7.0000                         .0000
            6.9500                         .0000
            6.9500                         .0000

      8329807                              .2500
      105,871.11                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      8329817                              .5000
      231,823.46                          .0500
            7.3750                         .0000
            6.8750                         .0000
            6.8250                         .0000
            6.8250                         .0000

      8329839                              .2500
      108,364.65                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      8330131                              .2500
       55,529.68                          .0500
            7.0630                         .0000
            6.8130                         .0000
            6.7630                         .0000
            6.7630                         .0000

      8330133                              .2500
       84,929.38                          .0500
            7.1560                         .0000
            6.9060                         .0000
            6.8560                         .0000
            6.8560                         .0000

      8330177                              .2500
      137,837.30                          .0500
            8.6500                         .0000
            8.4000                         .0000
            8.3500                         .0000
            8.3500                         .0000

      8330227                              .2500
      138,604.03                          .0500
            8.4380                         .0000
            8.1880                         .0000
            8.1380                         .0000
            8.1380                         .0000
1



      8330231                              .2500
      111,760.00                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      8330267                              .2500
      246,921.80                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      8330275                              .2500
      169,654.52                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      8330291                              .2500
      190,318.30                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      8330337                              .2500
       95,928.75                          .0500
            7.5000                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      8330355                              .2500
       94,868.81                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      8330415                              .2500
       95,641.24                          .0500
            8.8310                         .0000
            8.5810                         .0000
            8.5310                         .0000
            8.5310                         .0000

      8330461                              .2500
      117,280.97                          .0500
            9.3750                         .0000
            9.1250                         .0000
            9.0750                         .0000
            9.0750                         .0000
1



      8330467                              .2500
       58,493.16                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      8330505                              .2500
       90,521.02                          .0500
            8.1250                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000

      8330509                              .2500
      141,349.43                          .0500
            8.0000                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000

      8330519                              .2500
      123,211.62                          .0500
            7.3750                         .0000
            7.1250                         .0000
            7.0750                         .0000
            7.0750                         .0000

      8330523                              .2500
      141,349.43                          .0500
            8.0000                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000

      8330561                              .2500
      166,052.98                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      8330615                              .2500
       82,399.69                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      8330709                              .2500
       71,591.01                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000
1



      8330863                              .2500
      178,733.47                          .0500
            7.5000                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      8330905                              .2500
      226,843.78                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      8330947                              .2500
      118,743.45                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      8330973                              .2500
      344,131.94                          .0500
            9.1250                         .0000
            8.8750                         .0000
            8.8250                         .0000
            8.8250                         .0000

      8330977                              .2500
      164,279.44                          .0500
            7.0000                         .0000
            6.7500                         .0000
            6.7000                         .0000
            6.7000                         .0000

      8330981                              .2500
      274,330.64                          .0500
            9.6250                         .0000
            9.3750                         .0000
            9.3250                         .0000
            9.3250                         .0000

      8330995                              .2500
      172,776.44                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      8331001                              .2500
      271,305.42                          .0500
            7.3750                         .0000
            7.1250                         .0000
            7.0750                         .0000
            7.0750                         .0000
1



      8331025                              .2500
      151,824.47                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      8331041                              .2500
      246,862.41                          .0500
            7.9300                         .0000
            7.6800                         .0000
            7.6300                         .0000
            7.6300                         .0000

      8331077                              .2500
      126,256.97                          .0500
            7.3750                         .0000
            7.1250                         .0000
            7.0750                         .0000
            7.0750                         .0000

      8331147                              .2500
      187,413.47                          .0500
            7.3750                         .0000
            7.1250                         .0000
            7.0750                         .0000
            7.0750                         .0000

      8331153                              .2500
      149,027.69                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      8331165                              .2500
       74,938.25                          .0500
            7.5000                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      8331227                              .2500
      146,381.72                          .0500
            7.5000                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      8331233                              .2500
      141,671.63                          .0500
            7.1250                         .0000
            6.8750                         .0000
            6.8250                         .0000
            6.8250                         .0000
1



      8331497                              .2500
      144,814.44                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      8331561                              .2500
      115,831.55                          .0500
            7.6250                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000

      8331563                              .2500
      320,322.35                          .0500
            7.5000                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      8331820                              .2500
      174,732.86                          .0500
            7.3750                         .0000
            7.1250                         .0000
            7.0750                         .0000
            7.0750                         .0000

      8331953                              .2500
       99,241.70                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      8331995                              .2500
      118,305.97                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      8335640                              .2500
      210,897.10                          .0500
            7.7500                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      8335717                              .2500
      207,206.14                          .0500
            7.7500                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000
1



      8335791                              .5000
       65,266.34                          .0500
            9.0000                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      8335795                              .5000
      163,406.34                          .0500
            7.5000                         .0000
            7.0000                         .0000
            6.9500                         .0000
            6.9500                         .0000

      8335805                              .2500
      344,780.01                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      8335813                              .2500
      158,941.51                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      8335827                              .2500
       44,629.52                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      8335859                              .5000
      147,291.11                          .0500
            7.7500                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      8335865                              .2500
       67,883.86                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      8335881                              .5000
       88,705.18                          .0500
            9.3750                         .0000
            8.8750                         .0000
            8.8250                         .0000
            8.8250                         .0000
1



      8336003                              .2500
       96,419.17                          .0500
            7.6250                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000

      8336015                              .2500
      147,296.31                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      8336029                              .5000
      133,753.17                          .0500
            9.0000                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      8336031                              .2500
      142,861.44                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      8336033                              .2500
      160,766.20                          .0500
            7.6250                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000

      8336315                              .2500
      129,220.52                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      8336379                              .2500
       73,046.40                          .0500
            7.7500                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      8336401                              .2500
      160,728.09                          .0500
            9.1250                         .0000
            8.8750                         .0000
            8.8250                         .0000
            8.8250                         .0000
1



      8336723                              .2500
      102,581.64                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      8336751                              .2500
      118,822.81                          .0500
            7.5000                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      8336891                              .2500
      155,784.58                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      8336945                              .2500
      121,856.73                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      8336971                              .2500
      162,013.59                          .0500
           10.1250                         .0000
            9.8750                         .0000
            9.8250                         .0000
            9.8250                         .0000

      8336989                              .2500
      216,800.60                          .0500
            8.1250                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000

      8337055                              .2500
      105,271.35                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      8337255                              .2500
      198,770.19                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000
1



      8337665                              .2500
      203,718.28                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      8337821                              .2500
       51,281.42                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      8337861                              .2500
       87,309.96                          .0500
            9.2500                         .0000
            9.0000                         .0000
            8.9500                         .0000
            8.9500                         .0000

      8337886                              .2500
       88,469.40                          .0500
            7.8850                         .0000
            7.6350                         .0000
            7.5850                         .0000
            7.5850                         .0000

      8337915                              .2500
      359,400.52                          .0500
            7.3750                         .0000
            7.1250                         .0000
            7.0750                         .0000
            7.0750                         .0000

      8337933                              .2500
       96,794.50                          .0500
            8.0000                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000

      8337971                              .2500
      113,147.44                          .0500
            8.0000                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000

      8337993                              .2500
      195,521.45                          .0500
            9.8750                         .0000
            9.6250                         .0000
            9.5750                         .0000
            9.5750                         .0000
1



      8337995                              .2500
      193,539.78                          .0500
            7.9900                         .0000
            7.7400                         .0000
            7.6900                         .0000
            7.6900                         .0000

      8338009                              .2500
       84,834.69                          .0500
            9.0000                         .0000
            8.7500                         .0000
            8.7000                         .0000
            8.7000                         .0000

      8338015                              .2500
      118,071.72                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      8338061                              .2500
      295,094.97                          .0500
            7.5000                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      8338213                              .2500
      132,671.12                          .0500
            8.0000                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000

      8338333                              .2500
      144,041.87                          .0500
            9.0000                         .0000
            8.7500                         .0000
            8.7000                         .0000
            8.7000                         .0000

      8338415                              .2500
      182,995.74                          .0500
           10.2500                         .0000
           10.0000                         .0000
            9.9500                         .0000
            9.9500                         .0000

      8338793                              .2500
      126,103.97                          .0500
            7.3750                         .0000
            7.1250                         .0000
            7.0750                         .0000
            7.0750                         .0000
1



      8338795                              .2500
      174,897.79                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      8338885                              .2500
      326,602.40                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      8338893                              .5000
      145,866.55                          .0500
            9.8750                         .0000
            9.3750                         .0000
            9.3250                         .0000
            9.3250                         .0000

      8338927                              .2500
      132,115.71                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      8338937                              .2500
      165,876.80                          .0500
            7.5000                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      8338953                              .2500
      174,838.44                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      8339197                              .2500
      118,339.03                          .0500
            9.7500                         .0000
            9.5000                         .0000
            9.4500                         .0000
            9.4500                         .0000

      8339201                              .2500
      171,396.65                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000
1



      8339227                              .2500
      118,294.51                          .0500
            8.1250                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000

      8339339                              .2500
       38,943.36                          .0500
            7.6250                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000

      8339403                              .2500
      174,832.63                          .0500
            9.3750                         .0000
            9.1250                         .0000
            9.0750                         .0000
            9.0750                         .0000

      8339455                              .5000
      248,031.84                          .0500
           10.5000                         .0000
           10.0000                         .0000
            9.9500                         .0000
            9.9500                         .0000

      8339543                              .2500
      140,423.40                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      8339551                              .2500
      142,962.10                          .0500
            7.6250                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000

      8339563                              .2500
      197,674.45                          .0500
            7.0000                         .0000
            6.7500                         .0000
            6.7000                         .0000
            6.7000                         .0000

      8339579                              .2500
      179,718.31                          .0500
            7.2500                         .0000
            7.0000                         .0000
            6.9500                         .0000
            6.9500                         .0000
1



      8339615                              .2500
      226,254.10                          .0500
            7.3750                         .0000
            7.1250                         .0000
            7.0750                         .0000
            7.0750                         .0000

      8339635                              .2500
       94,168.66                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      8339637                              .2500
      146,775.61                          .0500
            7.3750                         .0000
            7.1250                         .0000
            7.0750                         .0000
            7.0750                         .0000

      8339643                              .2500
      179,245.80                          .0500
            7.7500                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      8339653                              .2500
      154,838.66                          .0500
            9.2500                         .0000
            9.0000                         .0000
            8.9500                         .0000
            8.9500                         .0000

      8340211                              .2500
      130,315.19                          .0500
            7.7500                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      8340235                              .2500
      138,743.69                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      8340253                              .2500
       76,377.30                          .0500
            7.1250                         .0000
            6.8750                         .0000
            6.8250                         .0000
            6.8250                         .0000
1



      8340265                              .2500
       98,863.29                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      8340281                              .2500
      265,950.42                          .0500
            8.1250                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000

      8340287                              .2500
      196,248.54                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      8340293                              .2500
      143,373.50                          .0500
            7.6250                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000

      8340343                              .2500
       77,160.78                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      8340776                              .2500
      111,468.48                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      8340780                              .2500
      131,519.00                          .0500
            9.8750                         .0000
            9.6250                         .0000
            9.5750                         .0000
            9.5750                         .0000

      8341017                              .2500
       93,785.83                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000
1



      8341025                              .2500
      262,736.68                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      8341051                              .2500
       90,657.90                          .0500
            7.2500                         .0000
            7.0000                         .0000
            6.9500                         .0000
            6.9500                         .0000

      8341163                              .2500
       85,303.80                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      8341243                              .2500
      170,708.23                          .0500
            9.5000                         .0000
            9.2500                         .0000
            9.2000                         .0000
            9.2000                         .0000

      8341327                              .2500
       59,297.06                          .0500
            8.1250                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000

      8341387                              .2500
      139,890.75                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      8341465                              .2500
      133,550.86                          .0500
            7.5000                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      8341504                              .2500
      110,898.72                          .0500
            9.8750                         .0000
            9.6250                         .0000
            9.5750                         .0000
            9.5750                         .0000
1



      8341513                              .2500
      175,035.86                          .0500
            9.7500                         .0000
            9.5000                         .0000
            9.4500                         .0000
            9.4500                         .0000

      8341543                              .2500
      223,867.75                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      8341555                              .2500
      121,713.00                          .0500
            8.1250                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000

      8341576                              .2500
      212,998.73                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      8341586                              .2500
      289,619.30                          .0500
            8.1250                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000

      8341589                              .2500
      188,659.88                          .0500
            7.5000                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      8341597                              .2500
      133,849.19                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      8341617                              .2500
      209,731.26                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000
1



      8341619                              .2500
      261,502.38                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      8342099                              .2500
       74,893.78                          .0500
            7.7500                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      8342230                              .2500
      220,953.87                          .0500
            7.5000                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      8342302                              .2500
       98,264.12                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      8342353                              .5000
      143,806.12                          .0500
            8.0000                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      8342367                              .5000
      129,791.48                          .0500
            7.1250                         .0000
            6.6250                         .0000
            6.5750                         .0000
            6.5750                         .0000

      8342417                              .2500
      188,666.74                          .0500
            7.7500                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      8342471                              .2500
      240,059.55                          .0500
            7.7500                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000
1



      8342473                              .5000
      191,364.84                          .0500
            7.7500                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      8342507                              .2500
      148,592.37                          .0500
            7.6250                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000

      8342513                              .2500
       72,055.19                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      8342517                              .2500
       80,942.83                          .0500
            7.7500                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      8342585                              .5000
       84,341.44                          .0500
            8.7500                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      8342595                              .2500
      129,817.16                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      8342635                              .2500
      114,750.77                          .0500
           10.6250                         .0000
           10.3750                         .0000
           10.3250                         .0000
           10.3250                         .0000

      8342665                              .2500
      160,304.85                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000
1



      8342707                              .2500
      159,819.94                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      8342737                              .2500
       90,526.93                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      8342739                              .2500
       61,961.47                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      8342779                              .2500
      245,803.46                          .0500
            7.5000                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      8342859                              .2500
      149,122.02                          .0500
            7.3750                         .0000
            7.1250                         .0000
            7.0750                         .0000
            7.0750                         .0000

      8342917                              .2500
      107,176.79                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      8342921                              .2500
      205,722.62                          .0500
            8.0000                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000

      8343013                              .2500
       64,277.58                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000
1



      8343019                              .2500
      115,377.96                          .0500
            7.5000                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      8343045                              .2500
      406,005.72                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      8343190                              .2500
      168,641.86                          .0500
            9.7500                         .0000
            9.5000                         .0000
            9.4500                         .0000
            9.4500                         .0000

      8343270                              .2500
       80,214.20                          .0500
            9.1250                         .0000
            8.8750                         .0000
            8.8250                         .0000
            8.8250                         .0000

      8343312                              .2500
      149,447.15                          .0500
            7.5000                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      8343448                              .2500
      146,816.62                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      8343740                              .2500
      147,183.10                          .0500
            9.8750                         .0000
            9.6250                         .0000
            9.5750                         .0000
            9.5750                         .0000

      8343848                              .2500
       88,944.69                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000
1



      8343936                              .2500
      351,449.16                          .0500
            7.2500                         .0000
            7.0000                         .0000
            6.9500                         .0000
            6.9500                         .0000

      8344011                              .2500
      140,993.83                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      8344039                              .2500
       66,417.04                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      8344097                              .2500
      155,040.49                          .0500
            7.7500                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      8344106                              .2500
       57,967.49                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      8344524                              .2500
       50,726.94                          .0500
            9.8750                         .0000
            9.6250                         .0000
            9.5750                         .0000
            9.5750                         .0000

      8344555                              .2500
      224,365.43                          .0500
            7.5000                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      8344693                              .2500
      175,282.02                          .0500
            7.3750                         .0000
            7.1250                         .0000
            7.0750                         .0000
            7.0750                         .0000
1



      8344839                              .2500
      165,059.96                          .0500
            7.6250                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000

      8345021                              .2500
      168,141.46                          .0500
            7.2500                         .0000
            7.0000                         .0000
            6.9500                         .0000
            6.9500                         .0000

      8345025                              .2500
      277,653.19                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      8345239                              .2500
      157,165.65                          .0500
            7.5000                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      8345338                              .2500
      115,419.18                          .0500
            8.1250                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000

      8345367                              .2500
      114,757.24                          .0500
            8.0000                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000

      8345377                              .2500
      190,505.88                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      8345419                              .2500
      134,803.94                          .0500
            7.6250                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000
1



      8345653                              .2500
      155,925.39                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      8345733                              .2500
       66,417.04                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      8345735                              .2500
       63,954.83                          .0500
            7.7500                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      8345747                              .2500
       95,166.11                          .0500
            8.0000                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000

      8345749                              .2500
      156,405.19                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      8345761                              .2500
      143,908.18                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      8345763                              .2500
       41,774.02                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      8345773                              .5000
      202,329.94                          .0500
            8.6250                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000
1



      8345791                              .2500
      137,402.95                          .0500
            7.7500                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      8345803                              .2500
      157,037.21                          .0500
            8.1250                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000

      8345806                              .2500
       93,496.18                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      8345814                              .2500
       92,088.05                          .0500
            7.9900                         .0000
            7.7400                         .0000
            7.6900                         .0000
            7.6900                         .0000

      8345823                              .2500
       74,652.27                          .0500
            7.0000                         .0000
            6.7500                         .0000
            6.7000                         .0000
            6.7000                         .0000

      8345825                              .5000
      120,930.38                          .0500
            8.7500                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      8345839                              .2500
      119,292.85                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      8345843                              .2500
      152,849.74                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000
1



      8345905                              .2500
      131,418.28                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      8345967                              .2500
       76,357.05                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      8345975                              .2500
      177,933.18                          .0500
            9.6250                         .0000
            9.3750                         .0000
            9.3250                         .0000
            9.3250                         .0000

      8345981                              .2500
      202,680.68                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      8345989                              .2500
      175,962.77                          .0500
            8.0000                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000

      8345991                              .2500
      173,852.85                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      8345995                              .2500
      270,742.04                          .0500
            9.0000                         .0000
            8.7500                         .0000
            8.7000                         .0000
            8.7000                         .0000

      8346013                              .2500
      271,602.70                          .0500
            7.0000                         .0000
            6.7500                         .0000
            6.7000                         .0000
            6.7000                         .0000
1



      8346141                              .2500
       92,861.53                          .0500
            7.5000                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      8346183                              .2500
      118,731.63                          .0500
            7.7500                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      8346431                              .2500
      234,875.22                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      8346559                              .2500
       95,589.48                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      8346663                              .2500
      113,904.23                          .0500
            6.8750                         .0000
            6.6250                         .0000
            6.5750                         .0000
            6.5750                         .0000

      8346665                              .2500
       88,888.99                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      8346699                              .2500
       37,061.76                          .0500
            9.5000                         .0000
            9.2500                         .0000
            9.2000                         .0000
            9.2000                         .0000

      8346711                              .2500
      125,231.16                          .0500
            8.0000                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000
1



      8346735                              .2500
      262,354.43                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      8346739                              .2500
      109,123.12                          .0500
            8.1250                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000

      8347074                              .2500
      133,512.60                          .0500
            8.1250                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000

      8347459                              .2500
      191,358.75                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      8347497                              .2500
      176,740.15                          .0500
            6.8750                         .0000
            6.6250                         .0000
            6.5750                         .0000
            6.5750                         .0000

      8347499                              .2500
      354,745.44                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      8347505                              .2500
      212,141.49                          .0500
            7.6250                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000

      8347515                              .2500
      111,837.36                          .0500
            7.6250                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000
1



      8347528                              .2500
      131,915.83                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      8347531                              .2500
      210,216.58                          .0500
            8.0000                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000

      8347543                              .2500
      184,218.35                          .0500
            7.3750                         .0000
            7.1250                         .0000
            7.0750                         .0000
            7.0750                         .0000

      8347571                              .2500
      163,530.96                          .0500
            7.5000                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      8347629                              .2500
       93,430.61                          .0500
            7.5000                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      8347972                              .2500
      102,779.22                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      8347989                              .2500
      146,838.80                          .0500
            9.0000                         .0000
            8.7500                         .0000
            8.7000                         .0000
            8.7000                         .0000

      8348073                              .2500
       84,944.40                          .0500
            8.1250                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000
1



      8348135                              .2500
      154,924.71                          .0500
            7.6250                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000

      8348294                              .2500
      214,882.56                          .0500
            9.0000                         .0000
            8.7500                         .0000
            8.7000                         .0000
            8.7000                         .0000

      8348344                              .2500
       75,952.77                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      8348410                              .2500
       69,306.90                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      8349147                              .2500
      134,533.16                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      8349219                              .5000
       95,719.50                          .0500
           10.8750                         .0000
           10.3750                         .0000
           10.3250                         .0000
           10.3250                         .0000

      8349368                              .2500
      102,485.00                          .0500
            9.6250                         .0000
            9.3750                         .0000
            9.3250                         .0000
            9.3250                         .0000

      8349438                              .2500
       96,500.00                          .0500
            9.6250                         .0000
            9.3750                         .0000
            9.3250                         .0000
            9.3250                         .0000
1



      8349475                              .2500
       90,125.37                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      8349527                              .2500
      244,644.23                          .0500
            7.6250                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000

      8349561                              .2500
      196,991.25                          .0500
            7.2500                         .0000
            7.0000                         .0000
            6.9500                         .0000
            6.9500                         .0000

      8349572                              .2500
       90,000.00                          .0500
            9.6250                         .0000
            9.3750                         .0000
            9.3250                         .0000
            9.3250                         .0000

      8349832                              .2500
      102,600.00                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      8349848                              .2500
       76,000.00                          .0500
            9.6250                         .0000
            9.3750                         .0000
            9.3250                         .0000
            9.3250                         .0000

      8350378                              .2500
       85,700.00                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      8350471                              .2500
      212,739.66                          .0500
            9.2500                         .0000
            9.0000                         .0000
            8.9500                         .0000
            8.9500                         .0000
1



      8350481                              .2500
      122,419.87                          .0500
            8.1250                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000

      8350489                              .5000
       29,485.10                          .0500
            9.3750                         .0000
            8.8750                         .0000
            8.8250                         .0000
            8.8250                         .0000

      8350523                              .2500
       97,801.87                          .0500
            9.5000                         .0000
            9.2500                         .0000
            9.2000                         .0000
            9.2000                         .0000

      8350525                              .5000
      248,601.89                          .0500
            8.7500                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      8350566                              .2500
       87,500.00                          .0500
            8.1250                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000

      8350577                              .5000
       59,963.65                          .0500
            8.5000                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      8350613                              .5000
      143,471.59                          .0500
            9.0000                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      8350625                              .5000
      166,409.05                          .0500
            9.0000                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000
1



      8350639                              .2500
       85,434.17                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      8350669                              .2500
      205,775.43                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      8350671                              .5000
       90,192.45                          .0500
            8.2500                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000

      8350685                              .2500
      117,354.17                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      8350709                              .2500
      136,221.68                          .0500
            9.3750                         .0000
            9.1250                         .0000
            9.0750                         .0000
            9.0750                         .0000

      8350719                              .5000
      141,380.08                          .0500
            8.0000                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      8350727                              .2500
      166,373.31                          .0500
            7.3750                         .0000
            7.1250                         .0000
            7.0750                         .0000
            7.0750                         .0000

      8350741                              .2500
      161,609.49                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000
1



      8350771                              .2500
      220,195.51                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      8350777                              .2500
      155,977.46                          .0500
            7.2900                         .0000
            7.0400                         .0000
            6.9900                         .0000
            6.9900                         .0000

      8350783                              .2500
      123,304.12                          .0500
            8.0000                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000

      8350801                              .5000
      147,181.59                          .0500
           10.8750                         .0000
           10.3750                         .0000
           10.3250                         .0000
           10.3250                         .0000

      8350857                              .2500
      250,903.04                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      8350912                              .2500
      103,000.00                          .0500
            9.2500                         .0000
            9.0000                         .0000
            8.9500                         .0000
            8.9500                         .0000

      8350913                              .2500
      114,479.84                          .0500
            7.5000                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      8350952                              .2500
      150,000.00                          .0500
            9.0000                         .0000
            8.7500                         .0000
            8.7000                         .0000
            8.7000                         .0000
1



      8350975                              .2500
      165,792.92                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      8351011                              .2500
      137,747.39                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      8351353                              .2500
      104,862.17                          .0500
            8.1250                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000

      8351495                              .2500
       90,495.35                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      8351533                              .2500
      153,842.59                          .0500
            8.0000                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000

      8351593                              .2500
      153,358.91                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      8351607                              .2500
      183,680.09                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      8351659                              .2500
       97,125.75                          .0500
            7.7500                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000
1



      8351697                              .2500
       99,690.74                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      8351731                              .2500
      159,379.49                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      8353075                              .2500
       84,359.92                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      8353163                              .2500
       80,646.66                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      8353185                              .2500
      154,740.66                          .0500
            9.5000                         .0000
            9.2500                         .0000
            9.2000                         .0000
            9.2000                         .0000

      8353211                              .2500
       58,476.17                          .0500
            8.1250                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000

      8353225                              .2500
      149,547.96                          .0500
            9.1250                         .0000
            8.8750                         .0000
            8.8250                         .0000
            8.8250                         .0000

      8353261                              .2500
       28,810.75                          .0500
            9.3750                         .0000
            9.1250                         .0000
            9.0750                         .0000
            9.0750                         .0000
1



      8353319                              .2500
      133,903.02                          .0500
            7.6250                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000

      8353397                              .2500
       85,107.31                          .0500
            7.6250                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000

      8353413                              .2500
      135,896.57                          .0500
            9.7500                         .0000
            9.5000                         .0000
            9.4500                         .0000
            9.4500                         .0000

      8353615                              .2500
      215,841.54                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      8353627                              .2500
      216,684.89                          .0500
            7.6250                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000

      8353635                              .2500
      197,826.96                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      8353727                              .2500
       85,493.23                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      8353755                              .2500
      294,816.64                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000
1



      8353783                              .2500
      146,534.91                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      8354771                              .2500
       52,891.84                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      8354903                              .2500
      102,801.62                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      8354913                              .2500
      152,922.73                          .0500
            9.3750                         .0000
            9.1250                         .0000
            9.0750                         .0000
            9.0750                         .0000

      8354931                              .2500
      214,852.04                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      8354959                              .5000
      126,762.11                          .0500
            8.6250                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      8355001                              .2500
       97,790.72                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      8355003                              .2500
      164,783.41                          .0500
            8.1250                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000
1



      8355005                              .5000
      176,121.20                          .0500
            8.8750                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      8355053                              .2500
       68,899.80                          .0500
            7.6250                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000

      8355135                              .2500
      146,608.81                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      8355159                              .5000
      226,872.88                          .0500
            7.2500                         .0000
            6.7500                         .0000
            6.7000                         .0000
            6.7000                         .0000

      8355345                              .2500
      284,564.93                          .0500
            7.3750                         .0000
            7.1250                         .0000
            7.0750                         .0000
            7.0750                         .0000

      8355499                              .2500
       56,577.51                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      8355539                              .2500
      151,773.67                          .0500
            7.5000                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      8355543                              .2500
      127,400.54                          .0500
            7.2500                         .0000
            7.0000                         .0000
            6.9500                         .0000
            6.9500                         .0000
1



      8355549                              .2500
      186,115.19                          .0500
            7.6250                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000

      8355553                              .2500
      160,185.05                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      8355581                              .2500
       98,674.86                          .0500
            7.3750                         .0000
            7.1250                         .0000
            7.0750                         .0000
            7.0750                         .0000

      8355625                              .2500
      128,120.31                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      8356065                              .2500
      108,235.45                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      8356243                              .2500
       71,200.97                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      8356509                              .2500
      104,934.73                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      8356657                              .2500
      244,764.32                          .0500
            9.6250                         .0000
            9.3750                         .0000
            9.3250                         .0000
            9.3250                         .0000
1



      8356661                              .2500
      238,661.53                          .0500
            7.7500                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      8356665                              .2500
      249,636.97                          .0500
            7.6250                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000

      8356677                              .2500
      144,229.50                          .0500
            7.3750                         .0000
            7.1250                         .0000
            7.0750                         .0000
            7.0750                         .0000

      8356719                              .5000
      111,917.55                          .0500
           10.8750                         .0000
           10.3750                         .0000
           10.3250                         .0000
           10.3250                         .0000

      8357047                              .2500
      116,484.51                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      8357095                              .2500
      102,887.06                          .0500
            9.0000                         .0000
            8.7500                         .0000
            8.7000                         .0000
            8.7000                         .0000

      8357279                              .2500
      151,775.49                          .0500
            7.0000                         .0000
            6.7500                         .0000
            6.7000                         .0000
            6.7000                         .0000

      8357355                              .2500
      200,605.80                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000
1



      8357529                              .2500
      160,211.10                          .0500
            7.5000                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      8357595                              .2500
      249,730.01                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      8357657                              .2500
      180,076.60                          .0500
            9.6250                         .0000
            9.3750                         .0000
            9.3250                         .0000
            9.3250                         .0000

      8357659                              .2500
       73,989.67                          .0500
            7.5000                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      8357667                              .2500
      242,815.10                          .0500
            7.3750                         .0000
            7.1250                         .0000
            7.0750                         .0000
            7.0750                         .0000

      8357673                              .2500
      106,840.68                          .0500
            7.5000                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      8357811                              .2500
      151,256.48                          .0500
            9.3750                         .0000
            9.1250                         .0000
            9.0750                         .0000
            9.0750                         .0000

      8357813                              .2500
      184,867.00                          .0500
            8.1250                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000
1



      8358657                              .2500
       93,571.72                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      8358665                              .5000
      158,890.58                          .0500
            7.8750                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000

      8358679                              .2500
       53,818.21                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      8358701                              .5000
      121,475.32                          .0500
            9.1250                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      8358715                              .2500
      125,215.12                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      8358781                              .2500
       93,444.80                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      8358825                              .2500
       96,855.98                          .0500
            9.8750                         .0000
            9.6250                         .0000
            9.5750                         .0000
            9.5750                         .0000

      8358831                              .2500
      187,999.90                          .0500
            9.1250                         .0000
            8.8750                         .0000
            8.8250                         .0000
            8.8250                         .0000
1



      8358901                              .2500
       61,459.77                          .0500
            8.1250                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000

      8358905                              .5000
      128,409.04                          .0500
            9.0000                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      8358941                              .5000
      123,673.08                          .0500
            8.3750                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000

      8361305                              .2500
      231,989.76                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      8361395                              .2500
      286,122.05                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      8361667                              .2500
       99,434.91                          .0500
            8.1250                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000

      8361735                              .2500
       67,356.86                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      8361857                              .2500
      256,240.63                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000
1



      8361895                              .2500
      179,133.06                          .0500
            7.0000                         .0000
            6.7500                         .0000
            6.7000                         .0000
            6.7000                         .0000

      8361909                              .2500
      269,548.07                          .0500
            7.5000                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      8361915                              .2500
      151,215.91                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      8361979                              .2500
      313,018.92                          .0500
            7.7500                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      8362001                              .2500
      242,106.97                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      8362005                              .2500
      126,429.08                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      8362011                              .2500
      143,493.43                          .0500
            7.5000                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      8362015                              .2500
      178,423.93                          .0500
            7.5000                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000
1



      8362021                              .2500
      273,796.65                          .0500
            7.5000                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      8362025                              .2500
      202,345.91                          .0500
            7.3750                         .0000
            7.1250                         .0000
            7.0750                         .0000
            7.0750                         .0000

      8362031                              .2500
      127,519.16                          .0500
            7.7500                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      8362099                              .2500
      322,767.20                          .0500
            6.8750                         .0000
            6.6250                         .0000
            6.5750                         .0000
            6.5750                         .0000

      8362147                              .2500
      155,279.79                          .0500
            7.7500                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      8362155                              .2500
      166,551.65                          .0500
            7.5000                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      8362171                              .2500
      114,415.11                          .0500
            8.1250                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000

      8362191                              .2500
      108,004.54                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000
1



      8362471                              .2500
      174,644.66                          .0500
            7.9900                         .0000
            7.7400                         .0000
            7.6900                         .0000
            7.6900                         .0000

      8363011                              .2500
       42,024.86                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      8363451                              .2500
       79,094.83                          .0500
            7.3750                         .0000
            7.1250                         .0000
            7.0750                         .0000
            7.0750                         .0000

      8363463                              .2500
      189,842.88                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      8363497                              .2500
      158,245.75                          .0500
            7.1250                         .0000
            6.8750                         .0000
            6.8250                         .0000
            6.8250                         .0000

      8363537                              .2500
      254,213.54                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      8363547                              .2500
       70,212.31                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      8363629                              .2500
       90,555.08                          .0500
            9.7500                         .0000
            9.5000                         .0000
            9.4500                         .0000
            9.4500                         .0000
1



      8363661                              .2500
      257,677.95                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      8363663                              .2500
      229,724.44                          .0500
            7.5000                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      8363733                              .2500
      101,853.36                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      8363771                              .2500
      154,895.79                          .0500
            7.9900                         .0000
            7.7400                         .0000
            7.6900                         .0000
            7.6900                         .0000

      8363811                              .2500
      399,695.63                          .0500
            7.3750                         .0000
            7.1250                         .0000
            7.0750                         .0000
            7.0750                         .0000

      8364943                              .2500
      135,811.11                          .0500
            8.1250                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000

      8364963                              .2500
      144,900.21                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      8364973                              .2500
      151,300.81                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000
1



      8364985                              .2500
      114,936.78                          .0500
            9.3750                         .0000
            9.1250                         .0000
            9.0750                         .0000
            9.0750                         .0000

      8364989                              .5000
      102,889.22                          .0500
            8.6250                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      8365009                              .5000
       73,507.69                          .0500
            9.7500                         .0000
            9.2500                         .0000
            9.2000                         .0000
            9.2000                         .0000

      8365027                              .2500
       78,226.13                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      8365031                              .2500
      199,875.69                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      8365095                              .2500
       78,592.23                          .0500
            8.0000                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000

      8365119                              .2500
       92,468.97                          .0500
            7.5000                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      8365123                              .5000
      106,746.07                          .0500
            9.3750                         .0000
            8.8750                         .0000
            8.8250                         .0000
            8.8250                         .0000
1



      8365129                              .2500
      334,775.22                          .0500
            8.0000                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000

      8365149                              .5000
       92,654.50                          .0500
           10.0000                         .0000
            9.5000                         .0000
            9.4500                         .0000
            9.4500                         .0000

      8365187                              .5000
      332,523.03                          .0500
            7.5000                         .0000
            7.0000                         .0000
            6.9500                         .0000
            6.9500                         .0000

      8365193                              .2500
      292,513.35                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      8365199                              .2500
      320,749.59                          .0500
            7.2500                         .0000
            7.0000                         .0000
            6.9500                         .0000
            6.9500                         .0000

      8365339                              .2500
      399,687.96                          .0500
            7.2500                         .0000
            7.0000                         .0000
            6.9500                         .0000
            6.9500                         .0000

      8365461                              .2500
      128,411.57                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      8365467                              .2500
      131,181.57                          .0500
            9.5000                         .0000
            9.2500                         .0000
            9.2000                         .0000
            9.2000                         .0000
1



      8365531                              .2500
      241,329.55                          .0500
            7.7500                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      8365541                              .2500
      177,468.20                          .0500
            7.5000                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      8365695                              .2500
      157,293.18                          .0500
            7.5000                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      8365719                              .2500
      185,024.74                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      8365725                              .2500
      133,718.94                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      8365797                              .2500
      221,279.07                          .0500
            9.0000                         .0000
            8.7500                         .0000
            8.7000                         .0000
            8.7000                         .0000

      8365813                              .2500
      172,371.98                          .0500
            7.5000                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      8365825                              .2500
      149,274.58                          .0500
            9.3750                         .0000
            9.1250                         .0000
            9.0750                         .0000
            9.0750                         .0000
1



      8365891                              .2500
      169,847.04                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      8366333                              .2500
      240,080.43                          .0500
            7.7500                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      8366399                              .2500
      128,811.30                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      8366413                              .2500
       92,642.38                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      8366419                              .2500
      327,984.86                          .0500
            7.7500                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      8366421                              .2500
       96,128.22                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      8366423                              .2500
      157,524.49                          .0500
            9.6250                         .0000
            9.3750                         .0000
            9.3250                         .0000
            9.3250                         .0000

      8366427                              .2500
      179,882.25                          .0500
            8.1250                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000
1



      8366467                              .2500
      164,943.98                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      8366495                              .2500
       76,759.12                          .0500
            9.1250                         .0000
            8.8750                         .0000
            8.8250                         .0000
            8.8250                         .0000

      8366503                              .2500
      236,165.10                          .0500
            7.7500                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      8366519                              .2500
      156,383.86                          .0500
            7.5000                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      8366581                              .2500
       86,470.94                          .0500
            9.3750                         .0000
            9.1250                         .0000
            9.0750                         .0000
            9.0750                         .0000

      8366601                              .2500
      135,905.48                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      8366619                              .2500
       77,199.47                          .0500
            8.1250                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000

      8366663                              .2500
       97,801.87                          .0500
            9.5000                         .0000
            9.2500                         .0000
            9.2000                         .0000
            9.2000                         .0000
1



      8366779                              .2500
      289,762.29                          .0500
            7.0000                         .0000
            6.7500                         .0000
            6.7000                         .0000
            6.7000                         .0000

      8366921                              .2500
      155,247.49                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      8367027                              .2500
       74,051.53                          .0500
            8.1250                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000

      8367043                              .2500
      192,434.00                          .0500
            8.0000                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000

      8367057                              .2500
      280,999.06                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      8367063                              .2500
      218,777.28                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      8367105                              .2500
      153,913.16                          .0500
            9.7500                         .0000
            9.5000                         .0000
            9.4500                         .0000
            9.4500                         .0000

      8367117                              .2500
      313,959.69                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000
1



      8367253                              .2500
      150,210.77                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      8367259                              .2500
      171,093.59                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      8367271                              .2500
      120,195.77                          .0500
            7.5000                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      8367295                              .2500
       98,863.29                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      8367347                              .2500
       81,450.62                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      8367349                              .5000
      107,955.91                          .0500
           10.3750                         .0000
            9.8750                         .0000
            9.8250                         .0000
            9.8250                         .0000

      8367355                              .2500
       69,452.17                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      8367361                              .2500
      131,335.97                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000
1



      8367371                              .2500
      121,694.59                          .0500
            6.8750                         .0000
            6.6250                         .0000
            6.5750                         .0000
            6.5750                         .0000

      8367411                              .2500
      256,042.64                          .0500
            7.6250                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000

      8367429                              .2500
      185,743.16                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      8367453                              .2500
      141,005.02                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      8367455                              .2500
      134,918.22                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      8367577                              .2500
       72,010.07                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      8367815                              .2500
      419,919.32                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      8367817                              .2500
      137,897.58                          .0500
            7.5000                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000
1



      8367853                              .2500
      190,209.42                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      8367857                              .2500
      151,773.67                          .0500
            7.5000                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      8367893                              .2500
      189,069.07                          .0500
            7.5000                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      8368535                              .5000
      107,055.11                          .0500
            8.5000                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      8368565                              .2500
       37,976.38                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      8368613                              .2500
      129,425.49                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      8368625                              .5000
      222,830.31                          .0500
            7.3750                         .0000
            6.8750                         .0000
            6.8250                         .0000
            6.8250                         .0000

      8368661                              .2500
       40,824.61                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000
1



      8368665                              .2500
      109,848.73                          .0500
            9.7500                         .0000
            9.5000                         .0000
            9.4500                         .0000
            9.4500                         .0000

      8368671                              .5000
      119,927.30                          .0500
            8.5000                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      8368681                              .2500
      132,474.58                          .0500
            7.3750                         .0000
            7.1250                         .0000
            7.0750                         .0000
            7.0750                         .0000

      8368689                              .5000
      116,811.05                          .0500
            7.3750                         .0000
            6.8750                         .0000
            6.8250                         .0000
            6.8250                         .0000

      8368701                              .5000
      283,029.04                          .0500
            7.2500                         .0000
            6.7500                         .0000
            6.7000                         .0000
            6.7000                         .0000

      8368823                              .2500
      164,883.53                          .0500
            7.7500                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      8368863                              .2500
      334,112.44                          .0500
            7.5000                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      8368995                              .2500
       79,897.61                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000
1



      8369013                              .2500
      154,408.78                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      8369035                              .2500
       89,244.50                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      8369103                              .2500
       64,611.30                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      8369179                              .2500
      174,257.04                          .0500
            7.0000                         .0000
            6.7500                         .0000
            6.7000                         .0000
            6.7000                         .0000

      8369549                              .2500
      154,057.28                          .0500
            7.7500                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      8369561                              .2500
      104,784.11                          .0500
            7.6250                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000

      8369753                              .2500
      347,269.79                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      8369815                              .2500
      106,737.76                          .0500
            7.6250                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000
1



      8369825                              .2500
      146,149.35                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      8369831                              .2500
      322,110.77                          .0500
            7.5000                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      8369869                              .2500
      150,919.26                          .0500
            7.3750                         .0000
            7.1250                         .0000
            7.0750                         .0000
            7.0750                         .0000

      8369879                              .2500
      272,541.77                          .0500
            8.1250                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000

      8369891                              .2500
      143,805.87                          .0500
            8.1250                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000

      8369893                              .2500
      293,317.58                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      8369959                              .5000
      113,021.16                          .0500
           11.1250                         .0000
           10.6250                         .0000
           10.5750                         .0000
           10.5750                         .0000

      8369961                              .2500
      192,515.65                          .0500
            9.0000                         .0000
            8.7500                         .0000
            8.7000                         .0000
            8.7000                         .0000
1



      8370027                              .2500
       93,027.40                          .0500
            7.9900                         .0000
            7.7400                         .0000
            7.6900                         .0000
            7.6900                         .0000

      8370031                              .2500
       75,849.07                          .0500
            8.0000                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000

      8370131                              .2500
      157,976.67                          .0500
            7.2500                         .0000
            7.0000                         .0000
            6.9500                         .0000
            6.9500                         .0000

      8371977                              .2500
      202,545.76                          .0500
            7.3750                         .0000
            7.1250                         .0000
            7.0750                         .0000
            7.0750                         .0000

      8371985                              .5000
      187,312.57                          .0500
            9.7500                         .0000
            9.2500                         .0000
            9.2000                         .0000
            9.2000                         .0000

      8371993                              .5000
      128,068.28                          .0500
            8.2500                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000

      8372013                              .2500
      284,718.63                          .0500
            8.1250                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000

      8372051                              .2500
      165,899.43                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000
1



      8372053                              .5000
       69,950.59                          .0500
            7.7500                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      8372061                              .5000
      119,944.01                          .0500
            9.7500                         .0000
            9.2500                         .0000
            9.2000                         .0000
            9.2000                         .0000

      8372097                              .2500
      219,137.25                          .0500
            7.5000                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      8372141                              .5000
      205,768.29                          .0500
            7.8750                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000

      8372145                              .2500
      219,220.50                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      8372175                              .5000
      130,716.59                          .0500
            8.2500                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000

      8372331                              .2500
      234,598.31                          .0500
            7.7500                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      8372341                              .2500
      157,911.42                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000
1



      8372345                              .2500
       76,942.85                          .0500
            7.5000                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      8372379                              .5000
      168,834.70                          .0500
            9.3750                         .0000
            8.8750                         .0000
            8.8250                         .0000
            8.8250                         .0000

      8372507                              .2500
       69,256.93                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      8372573                              .2500
      122,354.13                          .0500
            7.6250                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000

      8372651                              .2500
      146,372.96                          .0500
            7.6250                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000

      8372693                              .2500
      101,875.66                          .0500
            9.9000                         .0000
            9.6500                         .0000
            9.6000                         .0000
            9.6000                         .0000

      8372695                              .2500
      170,249.42                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      8372731                              .2500
      131,146.43                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000
1



      8372741                              .2500
       79,796.92                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      8372743                              .2500
      125,235.26                          .0500
            8.1250                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000

      8372773                              .2500
      266,771.09                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      8372985                              .2500
      139,720.97                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      8373027                              .2500
      107,382.73                          .0500
            7.7500                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      8373069                              .2500
      119,143.80                          .0500
            7.9830                         .0000
            7.7330                         .0000
            7.6830                         .0000
            7.6830                         .0000

      8373211                              .2500
      187,867.31                          .0500
            7.7500                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      8373333                              .2500
      154,313.44                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000
1



      8373417                              .2500
       63,813.78                          .0500
            7.6250                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000

      8373455                              .2500
       94,445.63                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      8373509                              .5000
      112,958.59                          .0500
           10.8750                         .0000
           10.3750                         .0000
           10.3250                         .0000
           10.3250                         .0000

      8373537                              .2500
      121,839.84                          .0500
            8.1250                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000

      8374111                              .2500
       81,265.86                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      8374165                              .2500
      146,082.71                          .0500
            8.5150                         .0000
            8.2650                         .0000
            8.2150                         .0000
            8.2150                         .0000

      8374393                              .2500
      141,504.98                          .0500
            8.0000                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000

      8374815                              .2500
       99,846.84                          .0500
            9.1250                         .0000
            8.8750                         .0000
            8.8250                         .0000
            8.8250                         .0000
1



      8374821                              .2500
      121,404.98                          .0500
            8.9380                         .0000
            8.6880                         .0000
            8.6380                         .0000
            8.6380                         .0000

      8374837                              .2500
       67,349.98                          .0500
            7.5000                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      8374893                              .2500
      189,372.07                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      8374939                              .2500
      234,838.28                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      8374945                              .2500
       68,231.10                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      8374981                              .2500
      231,521.12                          .0500
            9.5000                         .0000
            9.2500                         .0000
            9.2000                         .0000
            9.2000                         .0000

      8375053                              .2500
      119,647.77                          .0500
            7.1250                         .0000
            6.8750                         .0000
            6.8250                         .0000
            6.8250                         .0000

      8375063                              .2500
      109,523.36                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000
1



      8375079                              .2500
      190,289.76                          .0500
            7.9300                         .0000
            7.6800                         .0000
            7.6300                         .0000
            7.6300                         .0000

      8375099                              .2500
      339,951.00                          .0500
            8.4900                         .0000
            8.2400                         .0000
            8.1900                         .0000
            8.1900                         .0000

      8375127                              .2500
       79,720.56                          .0500
            7.6500                         .0000
            7.4000                         .0000
            7.3500                         .0000
            7.3500                         .0000

      8375197                              .2500
      109,029.21                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      8375199                              .2500
      219,213.66                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      8375227                              .5000
       66,888.97                          .0500
            9.8800                         .0000
            9.3800                         .0000
            9.3300                         .0000
            9.3300                         .0000

      8375241                              .2500
       72,601.41                          .0500
            7.6250                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000

      8375275                              .2500
       91,938.27                          .0500
            8.0000                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000
1



      8375279                              .2500
      100,964.43                          .0500
            7.5000                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      8375371                              .2500
      157,768.59                          .0500
            7.9380                         .0000
            7.6880                         .0000
            7.6380                         .0000
            7.6380                         .0000

      8375379                              .2500
       93,597.19                          .0500
            7.6560                         .0000
            7.4060                         .0000
            7.3560                         .0000
            7.3560                         .0000

      8375383                              .2500
      145,891.65                          .0500
            7.5000                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      8375451                              .2500
      134,621.65                          .0500
            7.5600                         .0000
            7.3100                         .0000
            7.2600                         .0000
            7.2600                         .0000

      8375545                              .2500
      130,920.48                          .0500
            8.4900                         .0000
            8.2400                         .0000
            8.1900                         .0000
            8.1900                         .0000

      8375657                              .2500
      114,621.07                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      8375817                              .2500
      151,090.56                          .0500
            7.6250                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000
1



      8375861                              .2500
      142,399.42                          .0500
            7.7500                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      8375863                              .2500
      216,792.98                          .0500
            7.6250                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000

      8375931                              .2500
      145,891.65                          .0500
            7.5000                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      8376109                              .2500
      154,241.99                          .0500
            8.0000                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000

      8376239                              .2500
      112,213.38                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      8376245                              .2500
      115,671.03                          .0500
            8.1250                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000

      8377035                              .2500
      149,133.12                          .0500
            7.6250                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000

      8377137                              .2500
      185,719.59                          .0500
            7.4380                         .0000
            7.1880                         .0000
            7.1380                         .0000
            7.1380                         .0000
1



      8377215                              .2500
      180,067.23                          .0500
            9.3750                         .0000
            9.1250                         .0000
            9.0750                         .0000
            9.0750                         .0000

      8377221                              .2500
      246,762.39                          .0500
            9.6250                         .0000
            9.3750                         .0000
            9.3250                         .0000
            9.3250                         .0000

      8377397                              .5000
      164,689.43                          .0500
            8.0000                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      8377399                              .2500
      172,935.17                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      8377501                              .5000
       85,541.09                          .0500
            7.8750                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000

      8377527                              .5000
       93,998.63                          .0500
            9.0000                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      8377575                              .5000
       87,678.07                          .0500
            7.7500                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      8377615                              .5000
      161,616.97                          .0500
            8.7500                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000
1



      8377617                              .5000
       56,628.09                          .0500
           10.6250                         .0000
           10.1250                         .0000
           10.0750                         .0000
           10.0750                         .0000

      8377719                              .2500
      164,580.26                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      8377819                              .2500
      226,048.22                          .0500
            8.0000                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000

      8377867                              .2500
      129,910.54                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      8377895                              .2500
      126,579.00                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      8377943                              .2500
      109,565.66                          .0500
            7.6250                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000

      8377951                              .2500
      120,718.94                          .0500
            8.0000                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000

      8377971                              .2500
      119,526.17                          .0500
            7.6250                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000
1



      8377977                              .2500
      259,725.62                          .0500
            8.0000                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000

      8378057                              .2500
      198,718.19                          .0500
            7.7500                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      8378119                              .2500
       91,913.81                          .0500
            9.7500                         .0000
            9.5000                         .0000
            9.4500                         .0000
            9.4500                         .0000

      8378141                              .2500
      142,091.80                          .0500
            7.3750                         .0000
            7.1250                         .0000
            7.0750                         .0000
            7.0750                         .0000

      8378159                              .2500
      284,760.43                          .0500
            7.7500                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      8378165                              .2500
      345,558.51                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      8378181                              .2500
       56,966.35                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      8378451                              .2500
      294,302.55                          .0500
            6.8750                         .0000
            6.6250                         .0000
            6.5750                         .0000
            6.5750                         .0000
1



      8378473                              .2500
       44,435.38                          .0500
            7.6250                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000

      8378477                              .2500
      268,790.16                          .0500
            7.2500                         .0000
            7.0000                         .0000
            6.9500                         .0000
            6.9500                         .0000

      8378489                              .2500
      103,941.70                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      8378491                              .2500
      197,860.25                          .0500
            7.7500                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      8378495                              .2500
      162,887.25                          .0500
            7.8500                         .0000
            7.6000                         .0000
            7.5500                         .0000
            7.5500                         .0000

      8378613                              .2500
      299,831.82                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      8378621                              .2500
      212,845.84                          .0500
            7.6250                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000

      8378641                              .2500
      282,937.12                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000
1



      8378655                              .2500
       77,900.18                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      8378661                              .5000
      223,263.61                          .0500
           10.6250                         .0000
           10.1250                         .0000
           10.0750                         .0000
           10.0750                         .0000

      8378955                              .2500
      194,612.55                          .0500
            7.7500                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      8379063                              .2500
      161,832.79                          .0500
            7.6250                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000

      8379221                              .2500
      117,153.67                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      8379443                              .2500
      192,099.72                          .0500
            6.7500                         .0000
            6.5000                         .0000
            6.4500                         .0000
            6.4500                         .0000

      8379445                              .2500
      212,590.84                          .0500
            7.6250                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000

      8379533                              .2500
      184,605.50                          .0500
            7.2900                         .0000
            7.0400                         .0000
            6.9900                         .0000
            6.9900                         .0000
1



      8379931                              .2500
      113,238.11                          .0500
            9.0000                         .0000
            8.7500                         .0000
            8.7000                         .0000
            8.7000                         .0000

      8380253                              .2500
      122,301.10                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      8380319                              .2500
      184,694.59                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      8380339                              .2500
      119,413.51                          .0500
            7.6250                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000

      8380347                              .2500
       37,972.50                          .0500
            7.6250                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000

      8380349                              .5000
      264,103.46                          .0500
            7.7500                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      8380373                              .2500
      224,841.19                          .0500
            7.7500                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      8380411                              .5000
      195,608.69                          .0500
            9.7500                         .0000
            9.2500                         .0000
            9.2000                         .0000
            9.2000                         .0000
1



      8380413                              .2500
      378,776.24                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      8380415                              .2500
      129,919.20                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      8380431                              .5000
       81,325.56                          .0500
            9.0000                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      8380525                              .5000
      277,935.81                          .0500
            8.6250                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      8380555                              .2500
      299,793.54                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      8380557                              .2500
      138,812.83                          .0500
            8.0000                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000

      8380561                              .2500
       82,280.34                          .0500
            7.6250                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000

      8380563                              .2500
      197,853.06                          .0500
            7.5000                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000
1



      8380613                              .2500
       76,848.41                          .0500
            8.0000                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000

      8380615                              .2500
      133,345.90                          .0500
            7.2500                         .0000
            7.0000                         .0000
            6.9500                         .0000
            6.9500                         .0000

      8380645                              .2500
       80,250.09                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      8380737                              .2500
      113,234.81                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      8380779                              .2500
      132,008.01                          .0500
            7.6250                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000

      8380783                              .2500
      330,772.21                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      8380909                              .2500
      174,464.14                          .0500
            9.5000                         .0000
            9.2500                         .0000
            9.2000                         .0000
            9.2000                         .0000

      8380931                              .2500
      198,688.56                          .0500
            7.2500                         .0000
            7.0000                         .0000
            6.9500                         .0000
            6.9500                         .0000
1



      8380933                              .2500
      124,994.09                          .0500
            7.2500                         .0000
            7.0000                         .0000
            6.9500                         .0000
            6.9500                         .0000

      8380937                              .2500
      104,912.14                          .0500
            8.1250                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000

      8381015                              .2500
       82,459.43                          .0500
            9.5000                         .0000
            9.2500                         .0000
            9.2000                         .0000
            9.2000                         .0000

      8381159                              .2500
      109,274.82                          .0500
            9.1250                         .0000
            8.8750                         .0000
            8.8250                         .0000
            8.8250                         .0000

      8381377                              .2500
      137,926.06                          .0500
            7.9300                         .0000
            7.6800                         .0000
            7.6300                         .0000
            7.6300                         .0000

      8381403                              .2500
       68,461.94                          .0500
            9.5900                         .0000
            9.3400                         .0000
            9.2900                         .0000
            9.2900                         .0000

      8381481                              .2500
      297,832.94                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      8381483                              .2500
      239,600.72                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000
1



      8381579                              .2500
      188,285.87                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      8381585                              .2500
      156,303.92                          .0500
            7.5000                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      8381699                              .2500
      148,889.42                          .0500
            7.5000                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      8381705                              .2500
       71,900.57                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      8381711                              .2500
       94,781.35                          .0500
            7.6250                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000

      8381733                              .2500
      167,545.80                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      8381757                              .2500
       38,980.82                          .0500
            9.5000                         .0000
            9.2500                         .0000
            9.2000                         .0000
            9.2000                         .0000

      8381853                              .2500
       81,454.31                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000
1



      8381883                              .2500
      169,332.68                          .0500
           10.5000                         .0000
           10.2500                         .0000
           10.2000                         .0000
           10.2000                         .0000

      8382011                              .2500
      207,374.29                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      8382781                              .5000
       72,965.03                          .0500
            9.6250                         .0000
            9.1250                         .0000
            9.0750                         .0000
            9.0750                         .0000

      8382801                              .5000
       97,943.61                          .0500
            8.7500                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      8382813                              .5000
      121,430.10                          .0500
            8.7500                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      8382823                              .2500
      117,918.80                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      8382827                              .2500
       57,439.28                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      8382837                              .5000
      106,848.79                          .0500
            9.6250                         .0000
            9.1250                         .0000
            9.0750                         .0000
            9.0750                         .0000
1



      8382913                              .5000
      183,114.05                          .0500
            8.0000                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      8382939                              .2500
      129,808.32                          .0500
            7.7500                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      8382965                              .5000
      135,781.33                          .0500
            7.1250                         .0000
            6.6250                         .0000
            6.5750                         .0000
            6.5750                         .0000

      8382989                              .5000
       44,262.47                          .0500
            8.3750                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000

      8382997                              .2500
      203,573.39                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      8383001                              .5000
       49,971.97                          .0500
            8.8750                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      8383003                              .2500
      129,723.37                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      8383019                              .5000
      178,743.89                          .0500
            7.3750                         .0000
            6.8750                         .0000
            6.8250                         .0000
            6.8250                         .0000
1



      8383023                              .5000
      153,779.94                          .0500
            7.2500                         .0000
            6.7500                         .0000
            6.7000                         .0000
            6.7000                         .0000

      8383737                              .2500
       35,032.06                          .0500
            8.1250                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000

      8383741                              .2500
       41,677.72                          .0500
            8.1250                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000

      8383773                              .2500
       96,753.63                          .0500
            9.6250                         .0000
            9.3750                         .0000
            9.3250                         .0000
            9.3250                         .0000

      8383789                              .2500
      147,512.86                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      8383819                              .2500
      205,868.64                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      8383831                              .2500
      105,935.94                          .0500
            7.6250                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000

      8383855                              .2500
      104,435.04                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000
1



      8383881                              .2500
      149,089.27                          .0500
            7.5000                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      8383885                              .2500
      153,891.31                          .0500
            7.7500                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      8383887                              .2500
      239,642.65                          .0500
            7.5000                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      8383941                              .2500
      201,557.65                          .0500
            7.7500                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      8383945                              .2500
       92,001.59                          .0500
            9.1250                         .0000
            8.8750                         .0000
            8.8250                         .0000
            8.8250                         .0000

      8383949                              .2500
      132,838.29                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      8383967                              .2500
       87,510.22                          .0500
            9.8750                         .0000
            9.6250                         .0000
            9.5750                         .0000
            9.5750                         .0000

      8383971                              .2500
      242,660.55                          .0500
            7.2500                         .0000
            7.0000                         .0000
            6.9500                         .0000
            6.9500                         .0000
1



      8383973                              .2500
      203,345.16                          .0500
            7.3750                         .0000
            7.1250                         .0000
            7.0750                         .0000
            7.0750                         .0000

      8384001                              .2500
      304,723.69                          .0500
            7.5000                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      8384005                              .2500
      249,823.54                          .0500
            7.7500                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      8384061                              .2500
      121,974.14                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      8384215                              .2500
       55,961.46                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      8384233                              .2500
      119,925.96                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      8384251                              .2500
      120,439.15                          .0500
            9.3750                         .0000
            9.1250                         .0000
            9.0750                         .0000
            9.0750                         .0000

      8384253                              .2500
      154,385.34                          .0500
            7.5000                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000
1



      8384275                              .2500
      226,351.53                          .0500
            9.0000                         .0000
            8.7500                         .0000
            8.7000                         .0000
            8.7000                         .0000

      8384433                              .2500
      200,625.44                          .0500
            7.3750                         .0000
            7.1250                         .0000
            7.0750                         .0000
            7.0750                         .0000

      8384499                              .2500
       80,296.12                          .0500
            9.0000                         .0000
            8.7500                         .0000
            8.7000                         .0000
            8.7000                         .0000

      8384563                              .2500
      122,953.66                          .0500
            7.3750                         .0000
            7.1250                         .0000
            7.0750                         .0000
            7.0750                         .0000

      8384573                              .2500
      129,820.49                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      8384899                              .2500
      609,569.47                          .0500
            7.7500                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      8384911                              .2500
      164,880.58                          .0500
            7.6250                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000

      8384943                              .2500
      230,270.22                          .0500
            7.2500                         .0000
            7.0000                         .0000
            6.9500                         .0000
            6.9500                         .0000
1



      8384975                              .2500
       56,328.11                          .0500
            8.0000                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000

      8385025                              .2500
      272,147.35                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      8385101                              .2500
      194,266.22                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      8385221                              .2500
      164,886.45                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      8385469                              .2500
      150,921.72                          .0500
            9.2500                         .0000
            9.0000                         .0000
            8.9500                         .0000
            8.9500                         .0000

      8385493                              .2500
      127,212.40                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      8385501                              .2500
      221,361.56                          .0500
            7.3750                         .0000
            7.1250                         .0000
            7.0750                         .0000
            7.0750                         .0000

      8385547                              .2500
       66,809.53                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000
1



      8385583                              .2500
       62,621.77                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      8386277                              .2500
      140,203.45                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      8386291                              .2500
      107,235.31                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      8386313                              .5000
      163,766.38                          .0500
            7.6250                         .0000
            7.1250                         .0000
            7.0750                         .0000
            7.0750                         .0000

      8386315                              .5000
      156,920.71                          .0500
            9.3750                         .0000
            8.8750                         .0000
            8.8250                         .0000
            8.8250                         .0000

      8386319                              .5000
      126,713.22                          .0500
            7.6250                         .0000
            7.1250                         .0000
            7.0750                         .0000
            7.0750                         .0000

      8386343                              .2500
      119,922.30                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      8386369                              .2500
       87,345.68                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000
1



      8386371                              .2500
       77,847.73                          .0500
            8.0000                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000

      8386377                              .2500
      281,795.90                          .0500
            7.6250                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000

      8386379                              .5000
      202,079.92                          .0500
            7.5000                         .0000
            7.0000                         .0000
            6.9500                         .0000
            6.9500                         .0000

      8386389                              .5000
      113,421.89                          .0500
            7.8750                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000

      8386393                              .2500
      363,568.02                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      8386413                              .2500
      161,488.79                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      8387067                              .2500
      154,890.60                          .0500
            7.7500                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      8387099                              .2500
       98,728.48                          .0500
            7.6250                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000
1



      8387133                              .2500
      346,855.02                          .0500
            7.7500                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      8387141                              .2500
       61,646.96                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      8387151                              .2500
      146,161.34                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      8387193                              .2500
      126,223.48                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      8387223                              .2500
      123,853.05                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      8387231                              .2500
      160,434.71                          .0500
            7.3750                         .0000
            7.1250                         .0000
            7.0750                         .0000
            7.0750                         .0000

      8387297                              .2500
      134,505.83                          .0500
            7.6250                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000

      8387311                              .2500
      174,417.05                          .0500
            9.6250                         .0000
            9.3750                         .0000
            9.3250                         .0000
            9.3250                         .0000
1



      8387351                              .2500
      215,993.69                          .0500
            7.7500                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      8387413                              .2500
      143,900.90                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      8387419                              .2500
      113,339.95                          .0500
            7.7500                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      8387443                              .2500
      249,645.96                          .0500
            7.7500                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      8387445                              .2500
       63,853.75                          .0500
            7.6250                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000

      8387463                              .2500
      249,773.59                          .0500
            7.7500                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      8387493                              .2500
      299,388.55                          .0500
            7.7500                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      8387497                              .2500
      167,687.17                          .0500
            7.2500                         .0000
            7.0000                         .0000
            6.9500                         .0000
            6.9500                         .0000
1



      8387499                              .2500
      214,598.43                          .0500
            7.7500                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      8387505                              .2500
      144,129.07                          .0500
            9.5000                         .0000
            9.2500                         .0000
            9.2000                         .0000
            9.2000                         .0000

      8387509                              .2500
      130,809.77                          .0500
            7.6250                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000

      8387535                              .2500
      200,568.64                          .0500
           10.0000                         .0000
            9.7500                         .0000
            9.7000                         .0000
            9.7000                         .0000

      8387537                              .2500
      264,490.26                          .0500
            9.3750                         .0000
            9.1250                         .0000
            9.0750                         .0000
            9.0750                         .0000

      8387543                              .2500
      163,650.50                          .0500
            7.7500                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      8387545                              .2500
       68,320.35                          .0500
            7.3000                         .0000
            7.0500                         .0000
            7.0000                         .0000
            7.0000                         .0000

      8387577                              .2500
      288,977.08                          .0500
            7.2500                         .0000
            7.0000                         .0000
            6.9500                         .0000
            6.9500                         .0000
1



      8387585                              .2500
      179,866.41                          .0500
            7.5000                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      8387663                              .2500
      299,585.73                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      8387667                              .2500
       39,874.55                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      8387695                              .2500
      176,165.85                          .0500
            7.3750                         .0000
            7.1250                         .0000
            7.0750                         .0000
            7.0750                         .0000

      8387723                              .2500
       71,109.17                          .0500
            8.2000                         .0000
            7.9500                         .0000
            7.9000                         .0000
            7.9000                         .0000

      8387737                              .2500
      104,431.64                          .0500
            8.1250                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000

      8387747                              .2500
      136,661.02                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      8387773                              .2500
       98,280.36                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000
1



      8388131                              .2500
      134,104.97                          .0500
            7.6250                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000

      8388235                              .2500
      133,655.60                          .0500
            7.7500                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      8388331                              .2500
      305,310.12                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      8388453                              .2500
      136,396.14                          .0500
            7.3750                         .0000
            7.1250                         .0000
            7.0750                         .0000
            7.0750                         .0000

      8388597                              .2500
       89,045.05                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      8388903                              .2500
      133,795.54                          .0500
            7.2500                         .0000
            7.0000                         .0000
            6.9500                         .0000
            6.9500                         .0000

      8388913                              .2500
      195,358.50                          .0500
            7.6250                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000

      8388941                              .2500
      271,787.81                          .0500
            7.2500                         .0000
            7.0000                         .0000
            6.9500                         .0000
            6.9500                         .0000
1



      8389129                              .2500
       99,977.58                          .0500
            7.6250                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000

      8389255                              .2500
      128,722.01                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      8389329                              .2500
      151,773.69                          .0500
            7.7500                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      8389413                              .2500
      144,125.24                          .0500
            9.2500                         .0000
            9.0000                         .0000
            8.9500                         .0000
            8.9500                         .0000

      8389955                              .2500
      144,633.26                          .0500
            7.6250                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000

      8392751                              .2500
       38,606.49                          .0500
            9.6250                         .0000
            9.3750                         .0000
            9.3250                         .0000
            9.3250                         .0000

      8392777                              .2500
      153,311.74                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      8392875                              .5000
      112,538.49                          .0500
            9.0000                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000
1



      8392907                              .2500
       95,582.49                          .0500
            7.7500                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      8392939                              .2500
      136,860.88                          .0500
            7.6250                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000

      8393007                              .2500
       92,932.69                          .0500
            7.6250                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000

      8393017                              .2500
      112,213.30                          .0500
            9.3750                         .0000
            9.1250                         .0000
            9.0750                         .0000
            9.0750                         .0000

      8393027                              .5000
      199,287.20                          .0500
            8.5000                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      8393047                              .5000
      149,135.91                          .0500
            9.0000                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      8393455                              .2500
      125,716.27                          .0500
            7.3750                         .0000
            7.1250                         .0000
            7.0750                         .0000
            7.0750                         .0000

      8393493                              .2500
      100,923.14                          .0500
            7.3750                         .0000
            7.1250                         .0000
            7.0750                         .0000
            7.0750                         .0000
1



      8393557                              .2500
      177,999.46                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      8393661                              .2500
      107,622.54                          .0500
            7.2500                         .0000
            7.0000                         .0000
            6.9500                         .0000
            6.9500                         .0000

      8393827                              .2500
      132,123.94                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      8393837                              .2500
      167,778.47                          .0500
            7.6250                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000

      8393851                              .2500
      223,445.70                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      8393999                              .2500
      125,127.81                          .0500
            8.7400                         .0000
            8.4900                         .0000
            8.4400                         .0000
            8.4400                         .0000

      8394019                              .2500
      105,529.00                          .0500
            7.9900                         .0000
            7.7400                         .0000
            7.6900                         .0000
            7.6900                         .0000

      8394023                              .2500
      152,354.54                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000
1



      8394027                              .2500
      144,918.71                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      8394037                              .2500
      148,894.83                          .0500
            7.7500                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      8394063                              .2500
      132,716.17                          .0500
            8.3000                         .0000
            8.0500                         .0000
            8.0000                         .0000
            8.0000                         .0000

      8394091                              .2500
      299,695.82                          .0500
            9.3750                         .0000
            9.1250                         .0000
            9.0750                         .0000
            9.0750                         .0000

      8394095                              .2500
      161,782.36                          .0500
            6.8750                         .0000
            6.6250                         .0000
            6.5750                         .0000
            6.5750                         .0000

      8394103                              .2500
      111,178.98                          .0500
            8.9800                         .0000
            8.7300                         .0000
            8.6800                         .0000
            8.6800                         .0000

      8394109                              .2500
      399,710.50                          .0500
            7.6250                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000

      8394115                              .2500
      146,187.41                          .0500
            7.6250                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000
1



      8394121                              .2500
      148,984.37                          .0500
            7.2800                         .0000
            7.0300                         .0000
            6.9800                         .0000
            6.9800                         .0000

      8394129                              .5000
      185,314.03                          .0500
            9.7800                         .0000
            9.2800                         .0000
            9.2300                         .0000
            9.2300                         .0000

      8394231                              .2500
      168,883.69                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      8394251                              .2500
      156,369.20                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      8394253                              .2500
      176,740.58                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      8394267                              .2500
       60,260.55                          .0500
            8.1250                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000

      8394269                              .2500
       92,642.43                          .0500
            8.3800                         .0000
            8.1300                         .0000
            8.0800                         .0000
            8.0800                         .0000

      8394411                              .2500
       81,253.83                          .0500
            7.5000                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000
1



      8394453                              .2500
      169,083.46                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      8394519                              .2500
       77,971.50                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      8394589                              .2500
      206,021.87                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      8394621                              .2500
      169,970.57                          .0500
            7.3750                         .0000
            7.1250                         .0000
            7.0750                         .0000
            7.0750                         .0000

      8395187                              .5000
      123,560.50                          .0500
           11.5000                         .0000
           11.0000                         .0000
           10.9500                         .0000
           10.9500                         .0000

      8395189                              .5000
      154,791.53                          .0500
            7.3750                         .0000
            6.8750                         .0000
            6.8250                         .0000
            6.8250                         .0000

      8395191                              .5000
      236,467.35                          .0500
            8.8750                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      8395195                              .5000
      131,103.35                          .0500
            9.0000                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000
1



      8395205                              .5000
      123,930.48                          .0500
            8.8750                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      8395239                              .5000
      206,857.55                          .0500
            7.8750                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000

      8395267                              .2500
       77,052.07                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      8395333                              .5000
      399,415.95                          .0500
            8.8750                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      8395345                              .2500
      158,266.50                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      8395355                              .5000
       61,840.31                          .0500
            8.8750                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      8395363                              .5000
      106,433.80                          .0500
            8.3750                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000

      8395373                              .5000
       95,222.96                          .0500
            9.0000                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000
1



      8395395                              .5000
      167,193.32                          .0500
            8.2500                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000

      8395731                              .2500
      133,814.61                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      8395771                              .2500
      297,473.47                          .0500
            7.3750                         .0000
            7.1250                         .0000
            7.0750                         .0000
            7.0750                         .0000

      8395773                              .2500
      185,265.62                          .0500
            7.6250                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000

      8395793                              .2500
      259,811.82                          .0500
            7.6250                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000

      8395857                              .2500
      131,702.19                          .0500
            7.5000                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      8395869                              .2500
      212,560.67                          .0500
            7.3750                         .0000
            7.1250                         .0000
            7.0750                         .0000
            7.0750                         .0000

      8395871                              .2500
      155,784.58                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000
1



      8395885                              .2500
      104,951.02                          .0500
            9.7500                         .0000
            9.5000                         .0000
            9.4500                         .0000
            9.4500                         .0000

      8395891                              .2500
      118,336.99                          .0500
            9.1250                         .0000
            8.8750                         .0000
            8.8250                         .0000
            8.8250                         .0000

      8395895                              .2500
      263,152.88                          .0500
            9.1250                         .0000
            8.8750                         .0000
            8.8250                         .0000
            8.8250                         .0000

      8395899                              .2500
      140,600.70                          .0500
            7.7500                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      8395903                              .2500
      109,376.56                          .0500
            8.0000                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000

      8395909                              .2500
      154,212.27                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      8396227                              .2500
       91,931.72                          .0500
            7.5000                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      8396511                              .2500
      222,846.54                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000
1



      8396791                              .2500
       91,594.48                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      8396799                              .2500
      199,801.61                          .0500
            7.5000                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      8396821                              .2500
      156,880.54                          .0500
            7.3750                         .0000
            7.1250                         .0000
            7.0750                         .0000
            7.0750                         .0000

      8396855                              .2500
      218,834.37                          .0500
           10.7500                         .0000
           10.5000                         .0000
           10.4500                         .0000
           10.4500                         .0000

      8396873                              .2500
      143,529.37                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      8396923                              .2500
      129,903.52                          .0500
            7.5000                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      8396927                              .2500
      199,658.99                          .0500
            7.7500                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      8396985                              .2500
      156,916.45                          .0500
            9.1250                         .0000
            8.8750                         .0000
            8.8250                         .0000
            8.8250                         .0000
1



      8397051                              .2500
      242,752.85                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      8397115                              .2500
      141,067.94                          .0500
            7.3750                         .0000
            7.1250                         .0000
            7.0750                         .0000
            7.0750                         .0000

      8397151                              .2500
      195,892.94                          .0500
            9.0000                         .0000
            8.7500                         .0000
            8.7000                         .0000
            8.7000                         .0000

      8397153                              .2500
      341,290.11                          .0500
            7.3750                         .0000
            7.1250                         .0000
            7.0750                         .0000
            7.0750                         .0000

      8397179                              .2500
      120,430.68                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      8397235                              .2500
      139,798.75                          .0500
            7.6250                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000

      8397501                              .2500
      111,930.39                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      8397547                              .2500
       90,128.49                          .0500
            8.0000                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000
1



      8397573                              .2500
      154,326.14                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      8398055                              .5000
      153,913.67                          .0500
            8.8750                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      8398057                              .5000
      123,632.43                          .0500
            9.0000                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      8398085                              .2500
      130,069.11                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      8398091                              .5000
      199,198.94                          .0500
            9.1250                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      8398149                              .2500
       93,676.08                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      8398161                              .2500
      118,390.18                          .0500
            9.3750                         .0000
            9.1250                         .0000
            9.0750                         .0000
            9.0750                         .0000

      8398163                              .2500
       86,990.10                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000
1



      8398257                              .5000
      395,583.41                          .0500
            7.1250                         .0000
            6.6250                         .0000
            6.5750                         .0000
            6.5750                         .0000

      8398343                              .2500
       33,229.34                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      8398379                              .2500
      281,174.34                          .0500
            7.6250                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000

      8398385                              .2500
      408,467.63                          .0500
            7.5000                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      8398387                              .2500
      184,859.23                          .0500
            7.3750                         .0000
            7.1250                         .0000
            7.0750                         .0000
            7.0750                         .0000

      8398423                              .2500
      192,442.13                          .0500
            7.0000                         .0000
            6.7500                         .0000
            6.7000                         .0000
            6.7000                         .0000

      8398541                              .2500
      380,344.62                          .0500
            8.0000                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000

      8398579                              .2500
      144,277.56                          .0500
            7.6250                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000
1



      8398611                              .2500
       91,433.78                          .0500
            7.6250                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000

      8398735                              .2500
      246,566.88                          .0500
            7.5000                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      8398783                              .2500
      147,892.89                          .0500
            7.6250                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000

      8398859                              .2500
      195,358.50                          .0500
            7.6250                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000

      8398869                              .2500
      300,032.69                          .0500
            7.6250                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000

      8398931                              .2500
      297,525.10                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      8398935                              .2500
      254,341.23                          .0500
            8.0000                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000

      8398981                              .2500
      262,464.62                          .0500
            7.7500                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000
1



      8398983                              .2500
      100,837.29                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      8398987                              .2500
       66,872.68                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      8399139                              .2500
      133,666.86                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      8399179                              .2500
       91,516.61                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      8399189                              .2500
      326,197.03                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      8399557                              .2500
      336,311.35                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      8399623                              .2500
      157,632.92                          .0500
            7.5000                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      8399675                              .2500
      106,420.97                          .0500
            7.5000                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000
1



      8399845                              .2500
       89,435.22                          .0500
            7.6250                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000

      8399851                              .2500
       76,177.27                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      8400451                              .2500
      145,397.31                          .0500
            7.7500                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      8400495                              .5000
       81,843.64                          .0500
            7.8750                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000

      8400505                              .5000
      210,985.28                          .0500
            7.2500                         .0000
            6.7500                         .0000
            6.7000                         .0000
            6.7000                         .0000

      8400507                              .2500
      138,911.37                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      8400517                              .5000
       85,434.94                          .0500
            7.3750                         .0000
            6.8750                         .0000
            6.8250                         .0000
            6.8250                         .0000

      8400519                              .2500
       77,241.18                          .0500
            7.3750                         .0000
            7.1250                         .0000
            7.0750                         .0000
            7.0750                         .0000
1



      8400533                              .2500
      291,827.60                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      8400547                              .2500
      142,066.31                          .0500
            9.2500                         .0000
            9.0000                         .0000
            8.9500                         .0000
            8.9500                         .0000

      8400581                              .2500
      111,075.42                          .0500
            8.0000                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000

      8400589                              .2500
      179,785.28                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      8400599                              .5000
      105,004.09                          .0500
            9.1250                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      8400645                              .5000
      183,646.98                          .0500
            9.6250                         .0000
            9.1250                         .0000
            9.0750                         .0000
            9.0750                         .0000

      8400665                              .2500
      118,383.60                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      8400669                              .2500
       29,360.74                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000
1



      8400679                              .5000
      110,157.21                          .0500
            9.6250                         .0000
            9.1250                         .0000
            9.0750                         .0000
            9.0750                         .0000

      8400683                              .2500
      202,856.72                          .0500
            7.7500                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      8400705                              .2500
       74,113.55                          .0500
            9.3750                         .0000
            9.1250                         .0000
            9.0750                         .0000
            9.0750                         .0000

      8400715                              .2500
      204,847.86                          .0500
            7.5000                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      8400781                              .2500
      164,805.13                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      8400793                              .2500
       89,719.20                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      8401379                              .2500
      184,730.55                          .0500
            6.8750                         .0000
            6.6250                         .0000
            6.5750                         .0000
            6.5750                         .0000

      8401451                              .2500
      178,595.57                          .0500
            7.2500                         .0000
            7.0000                         .0000
            6.9500                         .0000
            6.9500                         .0000
1



      8401531                              .2500
      164,561.63                          .0500
            6.8750                         .0000
            6.6250                         .0000
            6.5750                         .0000
            6.5750                         .0000

      8401673                              .2500
      143,443.47                          .0500
            7.5000                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      8401695                              .2500
      316,003.30                          .0500
            7.2500                         .0000
            7.0000                         .0000
            6.9500                         .0000
            6.9500                         .0000

      8401707                              .2500
      178,857.56                          .0500
            7.1500                         .0000
            6.9000                         .0000
            6.8500                         .0000
            6.8500                         .0000

      8401785                              .2500
      159,140.41                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      8401789                              .2500
      233,322.32                          .0500
            7.3750                         .0000
            7.1250                         .0000
            7.0750                         .0000
            7.0750                         .0000

      8401821                              .2500
       71,949.18                          .0500
            7.7500                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      8401831                              .2500
      152,289.70                          .0500
            7.6250                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000
1



      8401857                              .2500
      169,830.05                          .0500
            7.7500                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      8401865                              .2500
      113,719.68                          .0500
            7.7500                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      8401873                              .2500
      149,759.23                          .0500
            7.7500                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      8401875                              .2500
      141,997.16                          .0500
            7.6250                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000

      8401877                              .2500
      141,017.69                          .0500
            8.1250                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000

      8402021                              .2500
      147,709.92                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      8402025                              .2500
      179,675.58                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      8402035                              .2500
      154,884.97                          .0500
            7.5000                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000
1



      8402091                              .2500
      109,931.63                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      8402099                              .2500
      217,664.62                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      8402375                              .2500
      267,618.31                          .0500
            8.0000                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000

      8402531                              .2500
       97,742.48                          .0500
            8.9900                         .0000
            8.7400                         .0000
            8.6900                         .0000
            8.6900                         .0000

      8402553                              .2500
      174,849.35                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      8402939                              .2500
      329,384.40                          .0500
            8.1250                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000

      8402979                              .2500
      399,724.72                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      8403577                              .2500
      196,730.19                          .0500
            7.3750                         .0000
            7.1250                         .0000
            7.0750                         .0000
            7.0750                         .0000
1



      8403587                              .5000
      130,907.54                          .0500
            7.7500                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      8403591                              .2500
      118,199.58                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      8403625                              .5000
      153,404.59                          .0500
            8.3750                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000

      8403629                              .5000
       95,676.55                          .0500
            9.1250                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      8403637                              .5000
      114,943.44                          .0500
            9.5000                         .0000
            9.0000                         .0000
            8.9500                         .0000
            8.9500                         .0000

      8403645                              .5000
      148,622.36                          .0500
            7.6250                         .0000
            7.1250                         .0000
            7.0750                         .0000
            7.0750                         .0000

      8403679                              .5000
      177,874.37                          .0500
            7.7500                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      8403681                              .5000
      281,774.49                          .0500
            7.1250                         .0000
            6.6250                         .0000
            6.5750                         .0000
            6.5750                         .0000
1



      8403697                              .2500
       97,425.81                          .0500
            7.3750                         .0000
            7.1250                         .0000
            7.0750                         .0000
            7.0750                         .0000

      8403701                              .5000
      170,676.74                          .0500
            8.7500                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      8403709                              .5000
      213,860.02                          .0500
            8.1250                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      8403727                              .5000
      123,905.64                          .0500
            7.3750                         .0000
            6.8750                         .0000
            6.8250                         .0000
            6.8250                         .0000

      8403741                              .2500
      119,778.87                          .0500
            7.7500                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      8403767                              .2500
      133,900.55                          .0500
            7.5000                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      8403787                              .5000
      187,801.99                          .0500
            7.3750                         .0000
            6.8750                         .0000
            6.8250                         .0000
            6.8250                         .0000

      8403789                              .5000
       42,722.74                          .0500
            8.2500                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000
1



      8403809                              .5000
      142,180.03                          .0500
            9.5000                         .0000
            9.0000                         .0000
            8.9500                         .0000
            8.9500                         .0000

      8403813                              .2500
       84,443.30                          .0500
            8.0000                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000

      8403821                              .2500
       72,572.13                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      8403837                              .2500
       98,303.86                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      8403851                              .5000
      339,653.99                          .0500
            7.6250                         .0000
            7.1250                         .0000
            7.0750                         .0000
            7.0750                         .0000

      8403895                              .5000
      158,347.00                          .0500
            7.3750                         .0000
            6.8750                         .0000
            6.8250                         .0000
            6.8250                         .0000

      8403901                              .2500
      180,887.50                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      8403907                              .2500
      132,482.73                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000
1



      8403927                              .5000
       68,357.49                          .0500
            8.3750                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000

      8403931                              .5000
      286,287.38                          .0500
            7.5000                         .0000
            7.0000                         .0000
            6.9500                         .0000
            6.9500                         .0000

      8403937                              .5000
      154,390.95                          .0500
            7.7500                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      8403947                              .2500
      179,888.12                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      8403959                              .2500
       80,190.44                          .0500
            7.5000                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      8403963                              .5000
      110,239.75                          .0500
            9.0000                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      8403967                              .5000
      149,920.18                          .0500
            9.1250                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      8403973                              .2500
      165,374.07                          .0500
            7.3750                         .0000
            7.1250                         .0000
            7.0750                         .0000
            7.0750                         .0000
1



      8403977                              .2500
       71,204.56                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      8403979                              .2500
      261,732.99                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      8403981                              .5000
      103,950.18                          .0500
            9.6250                         .0000
            9.1250                         .0000
            9.0750                         .0000
            9.0750                         .0000

      8404049                              .2500
      104,433.37                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      8404055                              .5000
      102,534.58                          .0500
            8.2500                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000

      8404067                              .2500
      113,244.27                          .0500
            9.5000                         .0000
            9.2500                         .0000
            9.2000                         .0000
            9.2000                         .0000

      8404131                              .2500
       64,200.00                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      8404491                              .2500
      188,385.81                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000
1



      8404623                              .2500
      359,781.91                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      8404625                              .2500
      204,790.12                          .0500
            7.2500                         .0000
            7.0000                         .0000
            6.9500                         .0000
            6.9500                         .0000

      8404633                              .2500
      214,840.44                          .0500
            7.5000                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      8404641                              .2500
      188,156.72                          .0500
            7.3750                         .0000
            7.1250                         .0000
            7.0750                         .0000
            7.0750                         .0000

      8404653                              .2500
      124,918.23                          .0500
            8.1250                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000

      8404657                              .2500
      204,847.86                          .0500
            7.5000                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      8404695                              .2500
      112,025.32                          .0500
            8.0000                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000

      8404713                              .2500
      196,380.96                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000
1



      8404749                              .2500
      169,847.04                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      8404755                              .2500
      139,096.69                          .0500
            7.5000                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      8404775                              .2500
      129,695.48                          .0500
            7.1250                         .0000
            6.8750                         .0000
            6.8250                         .0000
            6.8250                         .0000

      8404787                              .2500
      155,449.37                          .0500
            9.2500                         .0000
            9.0000                         .0000
            8.9500                         .0000
            8.9500                         .0000

      8404811                              .2500
      151,835.44                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      8405167                              .2500
      321,778.41                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      8406251                              .2500
       85,446.83                          .0500
            9.3750                         .0000
            9.1250                         .0000
            9.0750                         .0000
            9.0750                         .0000

      8406255                              .2500
      130,064.85                          .0500
            8.1250                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000
1



      8406293                              .2500
      281,010.69                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      8406305                              .2500
      103,291.08                          .0500
            7.5000                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      8406451                              .2500
       84,933.20                          .0500
            9.5000                         .0000
            9.2500                         .0000
            9.2000                         .0000
            9.2000                         .0000

      8406553                              .2500
       93,991.54                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      8406589                              .2500
       87,413.58                          .0500
            9.5000                         .0000
            9.2500                         .0000
            9.2000                         .0000
            9.2000                         .0000

      8406765                              .2500
       41,477.42                          .0500
            7.3750                         .0000
            7.1250                         .0000
            7.0750                         .0000
            7.0750                         .0000

      8406835                              .2500
      186,271.72                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      8406837                              .2500
       66,958.35                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000
1



      8407231                              .2500
      247,057.78                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      8407547                              .2500
       70,455.05                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      8407651                              .2500
      152,334.00                          .0500
            7.3750                         .0000
            7.1250                         .0000
            7.0750                         .0000
            7.0750                         .0000

      8407693                              .2500
      133,926.81                          .0500
            9.0000                         .0000
            8.7500                         .0000
            8.7000                         .0000
            8.7000                         .0000

      8407829                              .2500
      264,317.97                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      8407869                              .2500
      182,846.99                          .0500
            7.9900                         .0000
            7.7400                         .0000
            7.6900                         .0000
            7.6900                         .0000

      8407939                              .2500
      254,815.44                          .0500
            7.6250                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000

      8407973                              .2500
      169,847.04                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000
1



      8407985                              .2500
       38,488.43                          .0500
            7.0000                         .0000
            6.7500                         .0000
            6.7000                         .0000
            6.7000                         .0000

      8408033                              .2500
      138,402.25                          .0500
            7.7500                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      8408051                              .2500
      129,808.32                          .0500
            7.7500                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      8408381                              .2500
       88,947.46                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      8408419                              .2500
      101,572.65                          .0500
            7.3750                         .0000
            7.1250                         .0000
            7.0750                         .0000
            7.0750                         .0000

      8408493                              .2500
       79,961.68                          .0500
            9.6250                         .0000
            9.3750                         .0000
            9.3250                         .0000
            9.3250                         .0000

      8408553                              .2500
      164,705.19                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      8408645                              .5000
      126,900.93                          .0500
            7.2500                         .0000
            6.7500                         .0000
            6.7000                         .0000
            6.7000                         .0000
1



      8408653                              .2500
      267,810.85                          .0500
            7.7500                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      8408661                              .5000
      100,890.35                          .0500
            9.5000                         .0000
            9.0000                         .0000
            8.9500                         .0000
            8.9500                         .0000

      8408663                              .5000
      157,391.61                          .0500
            7.8750                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000

      8408689                              .5000
      148,586.86                          .0500
            7.3750                         .0000
            6.8750                         .0000
            6.8250                         .0000
            6.8250                         .0000

      8408747                              .2500
      262,482.52                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      8408755                              .2500
      279,921.39                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      8408767                              .2500
      140,902.96                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      8408771                              .5000
      114,721.00                          .0500
            7.8750                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000
1



      8408785                              .2500
      111,321.38                          .0500
            7.7500                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      8408791                              .2500
      197,460.54                          .0500
            7.7500                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      8409133                              .2500
      148,292.59                          .0500
            7.6250                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000

      8409171                              .2500
      118,718.24                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      8409213                              .2500
      185,148.11                          .0500
            7.0000                         .0000
            6.7500                         .0000
            6.7000                         .0000
            6.7000                         .0000

      8409219                              .2500
       67,152.57                          .0500
            7.7500                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      8409235                              .2500
      123,924.87                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      8409449                              .2500
       99,294.31                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000
1



      8409499                              .2500
      201,746.27                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      8409503                              .2500
       63,033.81                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      8409585                              .2500
      174,268.65                          .0500
            9.7500                         .0000
            9.5000                         .0000
            9.4500                         .0000
            9.4500                         .0000

      8409653                              .2500
       68,156.52                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      8409655                              .2500
      136,343.56                          .0500
            7.2500                         .0000
            7.0000                         .0000
            6.9500                         .0000
            6.9500                         .0000

      8410101                              .2500
      277,744.12                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      8410135                              .2500
       87,496.96                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      8410341                              .2500
       47,471.23                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000
1



      8410559                              .2500
      117,461.50                          .0500
            8.0000                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000

      8410639                              .2500
      101,894.31                          .0500
            9.0000                         .0000
            8.7500                         .0000
            8.7000                         .0000
            8.7000                         .0000

      8410787                              .2500
       94,636.14                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      8410879                              .2500
      177,049.89                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      8410893                              .2500
       68,166.87                          .0500
            7.6250                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000

      8410899                              .2500
      123,903.27                          .0500
            7.2500                         .0000
            7.0000                         .0000
            6.9500                         .0000
            6.9500                         .0000

      8410973                              .2500
      182,783.37                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      8410979                              .2500
      174,576.42                          .0500
            9.2500                         .0000
            9.0000                         .0000
            8.9500                         .0000
            8.9500                         .0000
1



      8411035                              .2500
      154,406.40                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      8411803                              .2500
       87,935.75                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      8412113                              .2500
      153,835.75                          .0500
            7.5000                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      8412131                              .2500
      133,839.17                          .0500
            9.8750                         .0000
            9.6250                         .0000
            9.5750                         .0000
            9.5750                         .0000

      8412137                              .2500
      146,113.68                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      8412173                              .2500
      162,488.10                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      8412263                              .2500
       77,206.69                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      8412411                              .2500
      171,337.85                          .0500
            8.1250                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000
1



      8413061                              .2500
      174,876.49                          .0500
            7.7500                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      8413117                              .2500
      181,361.89                          .0500
            7.3750                         .0000
            7.1250                         .0000
            7.0750                         .0000
            7.0750                         .0000

      8413119                              .5000
       72,560.34                          .0500
            9.0000                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      8413177                              .5000
      199,000.00                          .0500
            7.3750                         .0000
            6.8750                         .0000
            6.8250                         .0000
            6.8250                         .0000

      8413191                              .5000
      148,307.76                          .0500
            8.3750                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000

      8413265                              .5000
      169,854.72                          .0500
            8.8750                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      8413287                              .5000
      176,762.00                          .0500
            7.2500                         .0000
            6.7500                         .0000
            6.7000                         .0000
            6.7000                         .0000

      8413297                              .5000
       90,200.00                          .0500
            7.7500                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000
1



      8413315                              .5000
      145,000.00                          .0500
            9.5000                         .0000
            9.0000                         .0000
            8.9500                         .0000
            8.9500                         .0000

      8413327                              .2500
      161,500.00                          .0500
            9.0000                         .0000
            8.7500                         .0000
            8.7000                         .0000
            8.7000                         .0000

      8413339                              .2500
      132,529.43                          .0500
            9.1250                         .0000
            8.8750                         .0000
            8.8250                         .0000
            8.8250                         .0000

      8413341                              .5000
      204,851.62                          .0500
            7.6250                         .0000
            7.1250                         .0000
            7.0750                         .0000
            7.0750                         .0000

      8413349                              .2500
      140,418.30                          .0500
            7.6250                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000

      8413429                              .2500
      219,852.39                          .0500
            8.0000                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000

      8413575                              .2500
      169,420.99                          .0500
            7.3750                         .0000
            7.1250                         .0000
            7.0750                         .0000
            7.0750                         .0000

      8413581                              .2500
      141,026.85                          .0500
            9.2500                         .0000
            9.0000                         .0000
            8.9500                         .0000
            8.9500                         .0000
1



      8413591                              .2500
      278,022.60                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      8413829                              .2500
       66,111.47                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      8413859                              .2500
       99,434.92                          .0500
            8.1250                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000

      8413863                              .2500
       47,356.08                          .0500
            9.3750                         .0000
            9.1250                         .0000
            9.0750                         .0000
            9.0750                         .0000

      8413865                              .2500
       94,545.57                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      8413933                              .2500
      211,150.00                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      8413973                              .2500
       89,257.08                          .0500
            9.5000                         .0000
            9.2500                         .0000
            9.2000                         .0000
            9.2000                         .0000

      8414183                              .2500
       83,348.16                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000
1



      8414215                              .2500
       91,841.40                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      8414339                              .2500
      153,785.79                          .0500
            7.5000                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      8414341                              .2500
      141,102.83                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      8414395                              .2500
      350,732.92                          .0500
            7.3750                         .0000
            7.1250                         .0000
            7.0750                         .0000
            7.0750                         .0000

      8414441                              .2500
      190,387.53                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      8414459                              .2500
      134,926.26                          .0500
            9.0000                         .0000
            8.7500                         .0000
            8.7000                         .0000
            8.7000                         .0000

      8414673                              .2500
      101,526.40                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      8414735                              .2500
      190,854.66                          .0500
            7.3750                         .0000
            7.1250                         .0000
            7.0750                         .0000
            7.0750                         .0000
1



      8414745                              .2500
      177,802.83                          .0500
            9.0000                         .0000
            8.7500                         .0000
            8.7000                         .0000
            8.7000                         .0000

      8414855                              .2500
       74,049.00                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      8415171                              .2500
      294,786.49                          .0500
            7.6250                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000

      8415179                              .2500
      144,348.05                          .0500
            7.7500                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      8415221                              .2500
       83,478.59                          .0500
            7.6250                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000

      8415299                              .2500
      140,485.67                          .0500
            8.0000                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000

      8415315                              .2500
      170,882.32                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      8415317                              .5000
       97,945.06                          .0500
            8.8750                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000
1



      8415319                              .5000
       94,714.60                          .0500
            9.6250                         .0000
            9.1250                         .0000
            9.0750                         .0000
            9.0750                         .0000

      8415329                              .2500
       85,942.29                          .0500
            8.0000                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000

      8415367                              .2500
      224,067.64                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      8415423                              .5000
      158,785.00                          .0500
            7.6250                         .0000
            7.1250                         .0000
            7.0750                         .0000
            7.0750                         .0000

      8415435                              .2500
      117,337.13                          .0500
            7.7500                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      8415455                              .2500
      122,706.56                          .0500
            7.3750                         .0000
            7.1250                         .0000
            7.0750                         .0000
            7.0750                         .0000

      8415469                              .2500
       88,810.00                          .0500
            7.7500                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      8415507                              .2500
      205,384.09                          .0500
            7.5000                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000
1



      8415509                              .2500
       65,902.27                          .0500
            7.6250                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000

      8415513                              .2500
      142,062.36                          .0500
            9.0000                         .0000
            8.7500                         .0000
            8.7000                         .0000
            8.7000                         .0000

      8415541                              .5000
      158,238.24                          .0500
            7.7500                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      8415563                              .2500
      227,834.98                          .0500
            7.6250                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000

      8415565                              .2500
      191,761.10                          .0500
            7.6250                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000

      8415567                              .2500
      121,933.36                          .0500
            9.0000                         .0000
            8.7500                         .0000
            8.7000                         .0000
            8.7000                         .0000

      8415587                              .5000
      208,483.15                          .0500
            7.1250                         .0000
            6.6250                         .0000
            6.5750                         .0000
            6.5750                         .0000

      8415603                              .2500
      166,860.00                          .0500
            9.0000                         .0000
            8.7500                         .0000
            8.7000                         .0000
            8.7000                         .0000
1



      8415605                              .5000
      166,224.31                          .0500
            8.7500                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      8415607                              .5000
       86,461.95                          .0500
            8.0000                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      8415611                              .2500
       75,951.54                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      8415621                              .2500
      173,264.44                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      8415657                              .2500
       97,801.87                          .0500
            9.5000                         .0000
            9.2500                         .0000
            9.2000                         .0000
            9.2000                         .0000

      8415741                              .2500
       89,844.13                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      8415745                              .2500
      101,578.26                          .0500
            7.7500                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      8415773                              .2500
       99,851.01                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000
1



      8415959                              .2500
      188,856.18                          .0500
            7.3750                         .0000
            7.1250                         .0000
            7.0750                         .0000
            7.0750                         .0000

      8416101                              .2500
      123,063.07                          .0500
            7.7500                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      8416133                              .2500
      149,888.68                          .0500
            7.5000                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      8416241                              .2500
      178,871.67                          .0500
            7.7500                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      8416409                              .2500
      140,897.58                          .0500
            7.7500                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      8416455                              .2500
       90,589.19                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      8416575                              .2500
       78,052.03                          .0500
            7.5000                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      8416645                              .2500
       85,335.76                          .0500
            7.2500                         .0000
            7.0000                         .0000
            6.9500                         .0000
            6.9500                         .0000
1



      8416701                              .2500
      142,699.21                          .0500
            7.7500                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      8418033                              .2500
      201,900.00                          .0500
            8.1250                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000

      8418055                              .2500
      113,822.56                          .0500
            7.6250                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000

      8418057                              .2500
      187,877.03                          .0500
            8.1250                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000

      8418061                              .2500
      283,250.00                          .0500
            8.1250                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000

      8418075                              .2500
      226,472.96                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      8418083                              .2500
      109,274.75                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      8418087                              .2500
       39,873.90                          .0500
            8.1250                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000
1



      8418211                              .2500
      229,733.60                          .0500
            7.6250                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000

      8418277                              .2500
      143,601.10                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      8418571                              .2500
      155,150.00                          .0500
            8.0000                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000

      8418983                              .2500
      133,653.20                          .0500
            7.6250                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000

      8419091                              .2500
      101,888.24                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      8419121                              .2500
      172,895.20                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      8419139                              .2500
      240,342.68                          .0500
            8.1250                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000

      8419141                              .2500
      267,633.55                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000
1



      8419173                              .2500
      110,573.85                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      8419175                              .2500
       87,730.70                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      8419181                              .2500
       36,077.56                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      8419197                              .2500
      122,931.05                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      8419225                              .2500
      223,468.14                          .0500
            7.6250                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000

      8419255                              .2500
       74,855.77                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      8419323                              .2500
       88,951.39                          .0500
            9.0000                         .0000
            8.7500                         .0000
            8.7000                         .0000
            8.7000                         .0000

      8419485                              .2500
      157,918.09                          .0500
            9.2500                         .0000
            9.0000                         .0000
            8.9500                         .0000
            8.9500                         .0000
1



      8419811                              .2500
      180,872.25                          .0500
            7.7500                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      8420237                              .2500
      249,819.06                          .0500
            7.6250                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000

      8420243                              .2500
      133,073.39                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      8420435                              .2500
       71,197.12                          .0500
            7.5000                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      8420595                              .2500
       97,932.56                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      8420723                              .2500
       44,907.48                          .0500
            7.6250                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000

      8421377                              .2500
      159,921.30                          .0500
            9.5000                         .0000
            9.2500                         .0000
            9.2000                         .0000
            9.2000                         .0000

      8421515                              .5000
      198,341.26                          .0500
            7.1250                         .0000
            6.6250                         .0000
            6.5750                         .0000
            6.5750                         .0000
1



      8421577                              .5000
      100,000.00                          .0500
            8.8750                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      8421597                              .2500
       52,214.94                          .0500
            8.0000                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000

      8421601                              .2500
       88,763.87                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      8421775                              .2500
      244,227.60                          .0500
            7.1250                         .0000
            6.8750                         .0000
            6.8250                         .0000
            6.8250                         .0000

      8422375                              .2500
      231,475.36                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      8422817                              .2500
      137,943.66                          .0500
           10.3750                         .0000
           10.1250                         .0000
           10.0750                         .0000
           10.0750                         .0000

      8422851                              .2500
      117,023.40                          .0500
            8.1250                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000

      8422933                              .2500
      122,229.64                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000
1



      8423051                              .2500
      172,103.46                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      8423111                              .2500
      101,733.41                          .0500
            8.1250                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000

      8423191                              .2500
      176,889.98                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      8423325                              .2500
      115,044.58                          .0500
            7.9900                         .0000
            7.7400                         .0000
            7.6900                         .0000
            7.6900                         .0000

      8423389                              .2500
      152,595.85                          .0500
            9.2500                         .0000
            9.0000                         .0000
            8.9500                         .0000
            8.9500                         .0000

      8423423                              .2500
      272,676.48                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      8423465                              .2500
      183,863.45                          .0500
            7.5000                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      8423483                              .2500
      150,803.77                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000
1



      8423513                              .2500
      128,667.90                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      8423603                              .2500
      189,000.00                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      8423609                              .2500
      104,996.35                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      8423711                              .2500
      223,867.75                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      8424171                              .2500
       45,193.30                          .0500
            7.7500                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      8424333                              .2500
      113,088.19                          .0500
            9.0000                         .0000
            8.7500                         .0000
            8.7000                         .0000
            8.7000                         .0000

      8424347                              .2500
       85,443.31                          .0500
            9.0000                         .0000
            8.7500                         .0000
            8.7000                         .0000
            8.7000                         .0000

      8424491                              .2500
       66,456.49                          .0500
            8.1250                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000
1



      8425783                              .2500
      158,366.83                          .0500
            6.8750                         .0000
            6.6250                         .0000
            6.5750                         .0000
            6.5750                         .0000

      8425819                              .2500
       92,384.60                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      8425931                              .2500
      161,700.00                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      8426013                              .2500
      192,863.78                          .0500
            7.7500                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      8426333                              .2500
      183,000.00                          .0500
            7.3750                         .0000
            7.1250                         .0000
            7.0750                         .0000
            7.0750                         .0000

      8426703                              .2500
       69,505.65                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      8426815                              .2500
      134,406.75                          .0500
            7.6250                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000

      8426893                              .2500
       77,900.00                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000
1



      8426921                              .2500
      137,809.00                          .0500
            7.5000                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      8426993                              .5000
      113,300.00                          .0500
            7.7500                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      8427049                              .2500
      144,612.00                          .0500
            7.5000                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      8427229                              .5000
      164,800.00                          .0500
            9.3750                         .0000
            8.8750                         .0000
            8.8250                         .0000
            8.8250                         .0000

      8427277                              .5000
      216,675.00                          .0500
            7.5000                         .0000
            7.0000                         .0000
            6.9500                         .0000
            6.9500                         .0000

      8427299                              .5000
      140,000.00                          .0500
            9.2500                         .0000
            8.7500                         .0000
            8.7000                         .0000
            8.7000                         .0000

      8427307                              .2500
      420,000.00                          .0500
            7.7500                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      8427321                              .2500
      242,091.53                          .0500
            8.1250                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000
1



      8427341                              .5000
       45,320.00                          .0500
            8.8750                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      8427375                              .2500
       99,579.67                          .0500
            7.7500                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      8427379                              .2500
       99,829.49                          .0500
            7.7500                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      8427385                              .2500
       98,719.01                          .0500
            7.0000                         .0000
            6.7500                         .0000
            6.7000                         .0000
            6.7000                         .0000

      8427533                              .2500
      164,905.07                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      8427625                              .2500
       66,300.00                          .0500
            7.7500                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      8427631                              .2500
      156,750.00                          .0500
            8.1250                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000

      8427635                              .2500
      160,500.00                          .0500
            8.4900                         .0000
            8.2400                         .0000
            8.1900                         .0000
            8.1900                         .0000
1



      8427693                              .2500
      197,950.00                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      8427705                              .2500
      118,290.30                          .0500
            9.6250                         .0000
            9.3750                         .0000
            9.3250                         .0000
            9.3250                         .0000

      8427845                              .2500
      235,000.00                          .0500
            7.1250                         .0000
            6.8750                         .0000
            6.8250                         .0000
            6.8250                         .0000

      8427959                              .2500
       76,590.20                          .0500
            7.2500                         .0000
            7.0000                         .0000
            6.9500                         .0000
            6.9500                         .0000

      8428039                              .2500
      249,823.55                          .0500
            7.7500                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      8428099                              .2500
      136,919.12                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      8428421                              .2500
      153,596.87                          .0500
            8.0000                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000

      8429121                              .2500
       87,900.00                          .0500
            8.1250                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000
1



      8430099                              .2500
      197,077.43                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      8430251                              .2500
      289,790.11                          .0500
            7.6250                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000

      8430297                              .2500
      294,807.03                          .0500
            8.1250                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000

      8430301                              .2500
      298,306.22                          .0500
            7.4500                         .0000
            7.2000                         .0000
            7.1500                         .0000
            7.1500                         .0000

      8430491                              .2500
      174,367.22                          .0500
            7.3750                         .0000
            7.1250                         .0000
            7.0750                         .0000
            7.0750                         .0000

      8430507                              .2500
      117,241.93                          .0500
            8.0000                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000

      8430523                              .2500
      105,969.31                          .0500
            7.3750                         .0000
            7.1250                         .0000
            7.0750                         .0000
            7.0750                         .0000

      8430539                              .2500
       90,584.52                          .0500
            8.4500                         .0000
            8.2000                         .0000
            8.1500                         .0000
            8.1500                         .0000
1



      8430611                              .2500
      236,900.00                          .0500
            9.2500                         .0000
            9.0000                         .0000
            8.9500                         .0000
            8.9500                         .0000

      8430643                              .2500
      131,744.57                          .0500
            7.6250                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000

      8431367                              .2500
       60,000.00                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      8431535                              .2500
      104,355.69                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      8431611                              .2500
      156,886.36                          .0500
            7.6250                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000

      8431655                              .2500
       99,306.70                          .0500
           10.0000                         .0000
            9.7500                         .0000
            9.7000                         .0000
            9.7000                         .0000

      8431669                              .2500
      169,754.36                          .0500
            7.6500                         .0000
            7.4000                         .0000
            7.3500                         .0000
            7.3500                         .0000

      8432251                              .2500
      118,718.24                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000
1



      8432429                              .2500
      156,639.40                          .0500
            7.3750                         .0000
            7.1250                         .0000
            7.0750                         .0000
            7.0750                         .0000

      8432541                              .5000
      125,179.78                          .0500
            8.8750                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      8432543                              .2500
       81,268.15                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      8432547                              .2500
       64,299.00                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      8432551                              .2500
      216,172.30                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      8432589                              .2500
      128,971.64                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      8432591                              .5000
      267,957.33                          .0500
            9.1250                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      8432609                              .2500
       93,200.00                          .0500
            9.0000                         .0000
            8.7500                         .0000
            8.7000                         .0000
            8.7000                         .0000
1



      8432717                              .2500
      328,400.00                          .0500
            7.7500                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      8432781                              .2500
      123,600.00                          .0500
            8.1250                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000

      8432813                              .2500
      248,500.00                          .0500
            7.5000                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      8432817                              .2500
      174,873.34                          .0500
            7.6250                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000

      8432823                              .5000
      104,900.00                          .0500
            7.8750                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000

      8432837                              .2500
      110,500.00                          .0500
            7.7500                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      8432857                              .5000
      149,686.02                          .0500
            7.3750                         .0000
            6.8750                         .0000
            6.8250                         .0000
            6.8250                         .0000

      8432873                              .5000
      286,300.00                          .0500
            8.3750                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000
1



      8432897                              .2500
       92,150.00                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      8432925                              .2500
      165,700.00                          .0500
            7.7500                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      8432933                              .5000
      102,000.00                          .0500
            7.5000                         .0000
            7.0000                         .0000
            6.9500                         .0000
            6.9500                         .0000

      8432945                              .5000
      107,058.37                          .0500
            8.7500                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      8432971                              .5000
      256,584.26                          .0500
            6.8750                         .0000
            6.3750                         .0000
            6.3250                         .0000
            6.3250                         .0000

      8432975                              .5000
      107,272.30                          .0500
            7.6250                         .0000
            7.1250                         .0000
            7.0750                         .0000
            7.0750                         .0000

      8432993                              .5000
       71,070.00                          .0500
            8.2500                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000

      8433005                              .2500
       85,446.86                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000
1



      8433015                              .2500
       78,800.00                          .0500
            7.5000                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      8433017                              .5000
      168,000.00                          .0500
            8.2500                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000

      8433855                              .2500
      123,950.00                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      8434219                              .2500
      133,521.12                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      8434467                              .2500
      208,844.89                          .0500
            7.5000                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      8434669                              .2500
      148,489.72                          .0500
            7.5000                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      8434701                              .2500
      129,928.99                          .0500
            9.0000                         .0000
            8.7500                         .0000
            8.7000                         .0000
            8.7000                         .0000

      8434745                              .2500
      148,592.37                          .0500
            7.6250                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000
1



      8434975                              .2500
       78,180.00                          .0500
            9.1250                         .0000
            8.8750                         .0000
            8.8250                         .0000
            8.8250                         .0000

      8435103                              .2500
      173,300.00                          .0500
            7.3750                         .0000
            7.1250                         .0000
            7.0750                         .0000
            7.0750                         .0000

      8435321                              .2500
      284,813.57                          .0500
            8.1250                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000

      8435427                              .2500
      179,869.72                          .0500
            7.6250                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000

      8435499                              .2500
      192,365.81                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      8435809                              .2500
      219,019.36                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      8436389                              .2500
       99,845.43                          .0500
            9.0000                         .0000
            8.7500                         .0000
            8.7000                         .0000
            8.7000                         .0000

      8436407                              .2500
       77,526.78                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000
1



      8436425                              .2500
      413,020.00                          .0500
            8.0000                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000

      8436427                              .2500
      196,060.00                          .0500
            9.5000                         .0000
            9.2500                         .0000
            9.2000                         .0000
            9.2000                         .0000

      8436433                              .2500
       86,973.57                          .0500
            7.7500                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      8436457                              .2500
      113,300.00                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      8436469                              .2500
       71,250.00                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      8436471                              .2500
       45,441.25                          .0500
            7.5000                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      8436493                              .2500
      182,593.00                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      8436519                              .2500
      201,000.00                          .0500
            7.0200                         .0000
            6.7700                         .0000
            6.7200                         .0000
            6.7200                         .0000
1



      8436521                              .2500
      151,824.73                          .0500
            7.3900                         .0000
            7.1400                         .0000
            7.0900                         .0000
            7.0900                         .0000

      8436523                              .2500
      159,410.65                          .0500
            8.9900                         .0000
            8.7400                         .0000
            8.6900                         .0000
            8.6900                         .0000

      8436525                              .2500
      160,600.96                          .0500
            9.5000                         .0000
            9.2500                         .0000
            9.2000                         .0000
            9.2000                         .0000

      8436527                              .2500
       70,761.00                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      8436541                              .2500
      177,817.93                          .0500
            7.5000                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      8436549                              .2500
      133,818.88                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      8436943                              .2500
      141,100.00                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      8436949                              .5000
      139,000.00                          .0500
            8.8750                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000
1



      8436975                              .2500
      108,000.00                          .0500
            7.7500                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      8436983                              .2500
      232,000.00                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      8436985                              .2500
      101,000.00                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      8436993                              .5000
       98,000.00                          .0500
            8.2500                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000

      8437003                              .2500
       85,000.00                          .0500
            7.5000                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      8437025                              .5000
      153,545.00                          .0500
            7.7500                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      8437071                              .2500
      113,050.00                          .0500
            7.5000                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      8437077                              .5000
      106,500.00                          .0500
            7.6250                         .0000
            7.1250                         .0000
            7.0750                         .0000
            7.0750                         .0000
1



      8437111                              .5000
      225,250.00                          .0500
            7.8750                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000

      8437133                              .2500
      197,500.00                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      8437477                              .2500
      206,000.00                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      8437547                              .2500
      132,870.00                          .0500
            9.1250                         .0000
            8.8750                         .0000
            8.8250                         .0000
            8.8250                         .0000

      8437577                              .2500
      208,219.27                          .0500
            8.0000                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000

      8437673                              .2500
      305,000.00                          .0500
            7.1250                         .0000
            6.8750                         .0000
            6.8250                         .0000
            6.8250                         .0000

      8437691                              .2500
      224,000.00                          .0500
            7.7500                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      8437699                              .2500
       80,340.00                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000
1



      8437747                              .2500
       52,430.00                          .0500
            7.3750                         .0000
            7.1250                         .0000
            7.0750                         .0000
            7.0750                         .0000

      8437761                              .2500
      105,377.43                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      8437783                              .2500
      310,000.00                          .0500
            7.8150                         .0000
            7.5650                         .0000
            7.5150                         .0000
            7.5150                         .0000

      8437861                              .2500
      119,611.17                          .0500
            7.5000                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      8437867                              .2500
      120,000.00                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      8437875                              .2500
      107,394.05                          .0500
            7.1250                         .0000
            6.8750                         .0000
            6.8250                         .0000
            6.8250                         .0000

      8437877                              .2500
      347,750.00                          .0500
            7.5000                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      8437919                              .2500
      186,325.48                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000
1



      8437965                              .2500
       94,038.45                          .0500
            8.1250                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000

      8437971                              .2500
      147,550.00                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      8437989                              .2500
       82,330.84                          .0500
            6.8800                         .0000
            6.6300                         .0000
            6.5800                         .0000
            6.5800                         .0000

      8438017                              .2500
      167,900.00                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      8438339                              .2500
      207,000.00                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      8438373                              .2500
       39,978.10                          .0500
            8.9900                         .0000
            8.7400                         .0000
            8.6900                         .0000
            8.6900                         .0000

      8438415                              .2500
      180,800.00                          .0500
            7.6250                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000

      8438451                              .2500
      119,500.00                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000
1



      8438461                              .2500
      179,869.72                          .0500
            7.6250                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000

      8438475                              .2500
       58,677.87                          .0500
            8.9900                         .0000
            8.7400                         .0000
            8.6900                         .0000
            8.6900                         .0000

      8438477                              .2500
      316,500.00                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      8438547                              .2500
       40,685.00                          .0500
            7.5000                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      8438555                              .2500
       90,584.63                          .0500
            8.4600                         .0000
            8.2100                         .0000
            8.1600                         .0000
            8.1600                         .0000

      8438559                              .2500
       76,000.00                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      8438565                              .2500
       86,520.00                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      8438567                              .2500
      217,210.00                          .0500
            7.5000                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000
1



      8438569                              .2500
       50,319.44                          .0500
            8.4900                         .0000
            8.2400                         .0000
            8.1900                         .0000
            8.1900                         .0000

      8438585                              .2500
      104,994.89                          .0500
            8.3900                         .0000
            8.1400                         .0000
            8.0900                         .0000
            8.0900                         .0000

      8438611                              .2500
      120,156.19                          .0500
            7.2500                         .0000
            7.0000                         .0000
            6.9500                         .0000
            6.9500                         .0000

      8438613                              .2500
      126,600.00                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      8438623                              .2500
      225,000.00                          .0500
            7.2500                         .0000
            7.0000                         .0000
            6.9500                         .0000
            6.9500                         .0000

      8438635                              .2500
      141,902.28                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      8438711                              .2500
       66,750.42                          .0500
            7.5000                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      8438721                              .2500
       84,467.26                          .0500
            7.5000                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000
1



      8438745                              .2500
       87,453.43                          .0500
            9.1250                         .0000
            8.8750                         .0000
            8.8250                         .0000
            8.8250                         .0000

      8438889                              .2500
      125,000.00                          .0500
            7.7500                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      8438907                              .2500
      164,281.01                          .0500
            7.6250                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000

      8438955                              .2500
      135,000.00                          .0500
            7.5000                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      8440405                              .2500
      101,080.39                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      8440417                              .2500
       95,950.00                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      8440425                              .5000
      104,000.00                          .0500
            7.7500                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      8440427                              .2500
      229,620.00                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000
1



      8440431                              .2500
      132,500.00                          .0500
            7.3750                         .0000
            7.1250                         .0000
            7.0750                         .0000
            7.0750                         .0000

      8440471                              .5000
      251,340.00                          .0500
            7.2500                         .0000
            6.7500                         .0000
            6.7000                         .0000
            6.7000                         .0000

      8440479                              .5000
      130,540.00                          .0500
            8.2500                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000

      8440493                              .2500
      312,500.00                          .0500
            7.5000                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      8440741                              .2500
       68,054.87                          .0500
            7.2500                         .0000
            7.0000                         .0000
            6.9500                         .0000
            6.9500                         .0000

      8440755                              .2500
       75,129.35                          .0500
            7.2500                         .0000
            7.0000                         .0000
            6.9500                         .0000
            6.9500                         .0000

      8441071                              .2500
      156,074.00                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      8441317                              .2500
       86,945.92                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000
1



      8441869                              .2500
      115,974.09                          .0500
            8.1250                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000

      8443363                              .2500
       76,000.00                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      8443369                              .5000
      208,650.00                          .0500
            7.8750                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000

      8443413                              .2500
      115,560.00                          .0500
            7.5000                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      8443427                              .2500
      246,100.00                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      8443429                              .2500
      253,374.00                          .0500
            7.6250                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000

      8443443                              .5000
      153,000.00                          .0500
            7.1250                         .0000
            6.6250                         .0000
            6.5750                         .0000
            6.5750                         .0000

      8443471                              .2500
       41,700.00                          .0500
            9.6250                         .0000
            9.3750                         .0000
            9.3250                         .0000
            9.3250                         .0000
1



      8443487                              .2500
      113,300.00                          .0500
            9.6250                         .0000
            9.3750                         .0000
            9.3250                         .0000
            9.3250                         .0000

      8443533                              .5000
      125,660.00                          .0500
            9.5000                         .0000
            9.0000                         .0000
            8.9500                         .0000
            8.9500                         .0000

      8443555                              .5000
      130,500.00                          .0500
            9.6250                         .0000
            9.1250                         .0000
            9.0750                         .0000
            9.0750                         .0000

      8443567                              .5000
      182,000.00                          .0500
            7.3750                         .0000
            6.8750                         .0000
            6.8250                         .0000
            6.8250                         .0000

      8443579                              .2500
      139,200.00                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      8443595                              .2500
      165,850.00                          .0500
            7.2500                         .0000
            7.0000                         .0000
            6.9500                         .0000
            6.9500                         .0000

      8443869                              .2500
       86,805.17                          .0500
            8.3000                         .0000
            8.0500                         .0000
            8.0000                         .0000
            8.0000                         .0000

      8443899                              .2500
      139,903.74                          .0500
            7.8800                         .0000
            7.6300                         .0000
            7.5800                         .0000
            7.5800                         .0000
1



      8444717                              .2500
      170,300.00                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      8444733                              .2500
      190,495.89                          .0500
            9.0000                         .0000
            8.7500                         .0000
            8.7000                         .0000
            8.7000                         .0000

      8444741                              .2500
      147,296.94                          .0500
            8.0000                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000

      8444773                              .2500
       96,260.02                          .0500
            7.6250                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000

      8444779                              .2500
       63,300.00                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      8444971                              .2500
      213,000.00                          .0500
            9.6250                         .0000
            9.3750                         .0000
            9.3250                         .0000
            9.3250                         .0000

      8445057                              .2500
      159,800.00                          .0500
            7.5000                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      8445179                              .2500
      277,399.00                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000
1



      8445501                              .2500
      240,750.00                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      8445595                              .2500
      101,650.00                          .0500
            7.6250                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000

      8445637                              .2500
      216,500.00                          .0500
            7.5000                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      8445651                              .2500
      193,050.00                          .0500
            7.5000                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      8445797                              .2500
      305,200.00                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      8445927                              .2500
      130,000.00                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      8447293                              .2500
      200,850.82                          .0500
            7.5000                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      8447373                              .2500
      197,438.03                          .0500
            7.0000                         .0000
            6.7500                         .0000
            6.7000                         .0000
            6.7000                         .0000
1



      8447411                              .2500
       47,850.00                          .0500
            7.9900                         .0000
            7.7400                         .0000
            7.6900                         .0000
            7.6900                         .0000

      8447419                              .2500
      196,650.00                          .0500
            6.7500                         .0000
            6.5000                         .0000
            6.4500                         .0000
            6.4500                         .0000

      8447691                              .2500
      283,073.95                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      8447699                              .2500
       44,904.94                          .0500
            7.2500                         .0000
            7.0000                         .0000
            6.9500                         .0000
            6.9500                         .0000

      8447703                              .2500
      120,900.00                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      8447735                              .2500
      117,726.78                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      8447779                              .2500
      273,850.00                          .0500
            7.2500                         .0000
            7.0000                         .0000
            6.9500                         .0000
            6.9500                         .0000

      8447785                              .2500
       73,662.78                          .0500
            9.3750                         .0000
            9.1250                         .0000
            9.0750                         .0000
            9.0750                         .0000
1



      8447831                              .2500
      152,250.00                          .0500
            7.5000                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      8447837                              .2500
      230,050.00                          .0500
            7.4600                         .0000
            7.2100                         .0000
            7.1600                         .0000
            7.1600                         .0000

      8447839                              .2500
       68,907.00                          .0500
            8.0000                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000

      8447855                              .2500
      160,680.00                          .0500
            7.7500                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      8447907                              .2500
      164,800.00                          .0500
            7.9700                         .0000
            7.7200                         .0000
            7.6700                         .0000
            7.6700                         .0000

      8447945                              .2500
      141,240.00                          .0500
            7.8500                         .0000
            7.6000                         .0000
            7.5500                         .0000
            7.5500                         .0000

      8448009                              .2500
      192,610.00                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      8448091                              .2500
      104,776.00                          .0500
            7.7500                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000
1



      8448263                              .2500
      242,000.00                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      8448271                              .2500
      113,915.39                          .0500
            7.5000                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      8448277                              .2500
      200,850.00                          .0500
            7.6250                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000

      8448323                              .2500
      129,308.67                          .0500
            7.7500                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      8448325                              .2500
      142,025.00                          .0500
            7.0000                         .0000
            6.7500                         .0000
            6.7000                         .0000
            6.7000                         .0000

      8448393                              .2500
      125,000.00                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      8448615                              .2500
      205,000.00                          .0500
            7.0000                         .0000
            6.7500                         .0000
            6.7000                         .0000
            6.7000                         .0000

      8448619                              .2500
      219,390.00                          .0500
            9.3000                         .0000
            9.0500                         .0000
            9.0000                         .0000
            9.0000                         .0000
1



      8448631                              .2500
       70,092.00                          .0500
            9.1250                         .0000
            8.8750                         .0000
            8.8250                         .0000
            8.8250                         .0000

      8448757                              .2500
      114,000.00                          .0500
            7.7500                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      8448831                              .2500
      183,150.00                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      8449107                              .2500
      122,570.00                          .0500
            8.1250                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000

      8449131                              .2500
       40,050.00                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      8449909                              .2500
      121,500.00                          .0500
            7.5000                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      8449933                              .5000
      114,900.00                          .0500
            8.2500                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000

      8449935                              .2500
      401,264.00                          .0500
            7.5000                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000
1



      8450009                              .2500
      170,980.00                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      8450027                              .5000
       88,700.00                          .0500
            7.2500                         .0000
            6.7500                         .0000
            6.7000                         .0000
            6.7000                         .0000

      8450031                              .2500
      190,000.00                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      8450055                              .2500
      141,000.00                          .0500
            8.1250                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000

      8450063                              .5000
      171,000.00                          .0500
            7.7500                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      8450073                              .5000
      153,000.00                          .0500
            7.8750                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000

      8450099                              .2500
      173,900.00                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      8450107                              .2500
      277,500.00                          .0500
            7.3750                         .0000
            7.1250                         .0000
            7.0750                         .0000
            7.0750                         .0000
1



      8450123                              .2500
       62,700.00                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      8450251                              .2500
      174,230.00                          .0500
            8.0000                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000

      8450253                              .2500
      157,590.00                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      8450799                              .2500
       67,600.00                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      8451133                              .2500
       58,850.00                          .0500
            7.5000                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      8451305                              .2500
       69,900.00                          .0500
            9.0000                         .0000
            8.7500                         .0000
            8.7000                         .0000
            8.7000                         .0000

      8451315                              .2500
      140,500.00                          .0500
            7.3750                         .0000
            7.1250                         .0000
            7.0750                         .0000
            7.0750                         .0000

      8451349                              .2500
      123,050.00                          .0500
            7.1250                         .0000
            6.8750                         .0000
            6.8250                         .0000
            6.8250                         .0000
1



      8451417                              .2500
      118,250.00                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      8451429                              .2500
      225,844.47                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      8451455                              .2500
      176,443.04                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      8451457                              .2500
      163,000.00                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      8451467                              .2500
      242,780.52                          .0500
            9.5000                         .0000
            9.2500                         .0000
            9.2000                         .0000
            9.2000                         .0000

      8451471                              .2500
       90,842.04                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      8451485                              .2500
      139,006.47                          .0500
            7.9900                         .0000
            7.7400                         .0000
            7.6900                         .0000
            7.6900                         .0000

      8451533                              .2500
       63,850.00                          .0500
            7.2500                         .0000
            7.0000                         .0000
            6.9500                         .0000
            6.9500                         .0000
1



      8451541                              .2500
      235,000.00                          .0500
            7.5000                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      8451649                              .2500
      176,550.00                          .0500
            7.3750                         .0000
            7.1250                         .0000
            7.0750                         .0000
            7.0750                         .0000

      8451699                              .2500
      219,852.39                          .0500
            8.0000                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000

      8451705                              .2500
      214,000.00                          .0500
            7.5000                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      8451731                              .2500
      157,377.13                          .0500
            7.2500                         .0000
            7.0000                         .0000
            6.9500                         .0000
            6.9500                         .0000

      8451733                              .2500
      272,950.00                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      8451735                              .2500
       67,151.36                          .0500
            7.6250                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000

      8451745                              .2500
      251,039.81                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000
1



      8451751                              .2500
      121,500.00                          .0500
            7.5000                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      8451757                              .2500
      231,569.21                          .0500
            7.2500                         .0000
            7.0000                         .0000
            6.9500                         .0000
            6.9500                         .0000

      8451775                              .2500
      131,500.00                          .0500
            7.3750                         .0000
            7.1250                         .0000
            7.0750                         .0000
            7.0750                         .0000

      8451789                              .2500
      239,751.69                          .0500
            7.0000                         .0000
            6.7500                         .0000
            6.7000                         .0000
            6.7000                         .0000

      8452245                              .2500
       66,300.00                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      8453021                              .2500
      113,000.00                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      8453107                              .2500
      122,844.00                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      8453137                              .2500
       55,955.00                          .0500
            7.6250                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000
1



      8454147                              .2500
       91,567.00                          .0500
            9.0000                         .0000
            8.7500                         .0000
            8.7000                         .0000
            8.7000                         .0000

      8454177                              .2500
      299,600.00                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      8454179                              .2500
      110,200.00                          .0500
            7.5000                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      8454183                              .2500
      216,000.00                          .0500
            7.3750                         .0000
            7.1250                         .0000
            7.0750                         .0000
            7.0750                         .0000

      8454219                              .2500
      293,550.00                          .0500
            6.7500                         .0000
            6.5000                         .0000
            6.4500                         .0000
            6.4500                         .0000

      8454257                              .2500
      114,000.00                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      8454269                              .2500
      113,500.00                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      8454279                              .2500
      147,200.00                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000
1



      8454415                              .2500
      106,575.00                          .0500
            6.7500                         .0000
            6.5000                         .0000
            6.4500                         .0000
            6.4500                         .0000

      8454739                              .2500
      128,750.00                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      8454937                              .2500
       44,000.00                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      8455027                              .2500
      160,250.00                          .0500
            7.6250                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000

      8455575                              .2500
      225,255.72                          .0500
            7.1250                         .0000
            6.8750                         .0000
            6.8250                         .0000
            6.8250                         .0000

      8456531                              .2500
      174,585.00                          .0500
            7.5000                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      8456641                              .2500
      112,000.00                          .0500
            7.2500                         .0000
            7.0000                         .0000
            6.9500                         .0000
            6.9500                         .0000

      8456661                              .2500
       80,107.82                          .0500
            8.0000                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000
1



      8456781                              .2500
      132,000.00                          .0500
            7.0000                         .0000
            6.7500                         .0000
            6.7000                         .0000
            6.7000                         .0000

      8458827                              .5000
       80,250.00                          .0500
            7.7500                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      8458861                              .5000
       88,500.00                          .0500
            9.2500                         .0000
            8.7500                         .0000
            8.7000                         .0000
            8.7000                         .0000

      8458989                              .5000
      131,100.00                          .0500
            8.3750                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000

      8459069                              .2500
       23,655.00                          .0500
            8.0000                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000

      8459307                              .2500
      155,000.00                          .0500
            7.6250                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000

      8459315                              .5000
       91,400.00                          .0500
            7.6250                         .0000
            7.1250                         .0000
            7.0750                         .0000
            7.0750                         .0000

      8459367                              .2500
      112,000.00                          .0500
            7.5000                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000
1



      8459869                              .2500
      207,000.00                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      8460853                              .2500
      199,000.00                          .0500
            7.5000                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      8460915                              .2500
       83,453.19                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      8460983                              .2500
      207,200.00                          .0500
            7.6250                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000

      8461003                              .2500
       79,200.00                          .0500
            7.7500                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      8461219                              .2500
       94,500.00                          .0500
            7.5000                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      8461235                              .2500
      123,000.00                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      8461295                              .2500
      140,675.00                          .0500
            7.6250                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000
1



      8461309                              .2500
      125,000.00                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      8461465                              .2500
      114,000.00                          .0500
            7.0000                         .0000
            6.7500                         .0000
            6.7000                         .0000
            6.7000                         .0000

      8461481                              .2500
      112,550.00                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      8461505                              .2500
      214,500.00                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      8461621                              .2500
       83,500.00                          .0500
            7.0000                         .0000
            6.7500                         .0000
            6.7000                         .0000
            6.7000                         .0000

      8461627                              .2500
       79,200.00                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      8461665                              .2500
       94,500.00                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      8461699                              .2500
      179,200.00                          .0500
            7.3750                         .0000
            7.1250                         .0000
            7.0750                         .0000
            7.0750                         .0000
1



      8461709                              .2500
       50,470.00                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      8462363                              .2500
       83,000.00                          .0500
            8.0000                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000

      8464585                              .2500
      174,000.00                          .0500
            9.0000                         .0000
            8.7500                         .0000
            8.7000                         .0000
            8.7000                         .0000

      8464601                              .2500
      159,390.00                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      8464639                              .2500
      106,000.00                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      8464651                              .5000
      106,500.00                          .0500
            7.5000                         .0000
            7.0000                         .0000
            6.9500                         .0000
            6.9500                         .0000

      8464737                              .2500
      109,600.00                          .0500
            8.1250                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000

      8464783                              .2500
      134,900.00                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000
1



      8464785                              .5000
      113,420.00                          .0500
            7.6250                         .0000
            7.1250                         .0000
            7.0750                         .0000
            7.0750                         .0000

      8465197                              .2500
      346,729.31                          .0500
            7.2500                         .0000
            7.0000                         .0000
            6.9500                         .0000
            6.9500                         .0000

      8465357                              .2500
      304,000.00                          .0500
            7.3750                         .0000
            7.1250                         .0000
            7.0750                         .0000
            7.0750                         .0000

      8465811                              .2500
      119,500.00                          .0500
            7.7500                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      8465827                              .2500
      144,343.00                          .0500
            7.5000                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      8465895                              .2500
      148,100.00                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      8465901                              .2500
      127,700.00                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      8465909                              .2500
      242,000.00                          .0500
            7.5000                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000
1



      8465927                              .2500
      154,382.43                          .0500
            7.3750                         .0000
            7.1250                         .0000
            7.0750                         .0000
            7.0750                         .0000

      8465947                              .2500
      184,370.00                          .0500
            7.5000                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      8465959                              .2500
       90,900.00                          .0500
            8.0000                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000

      8466023                              .2500
      262,650.00                          .0500
            6.8750                         .0000
            6.6250                         .0000
            6.5750                         .0000
            6.5750                         .0000

      8466117                              .2500
      222,567.41                          .0500
            7.0000                         .0000
            6.7500                         .0000
            6.7000                         .0000
            6.7000                         .0000

      8467113                              .2500
       56,050.00                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      8467271                              .2500
      298,200.00                          .0500
            7.3750                         .0000
            7.1250                         .0000
            7.0750                         .0000
            7.0750                         .0000

      8467315                              .2500
      185,800.00                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000
1



      8467337                              .5000
      176,550.00                          .0500
            8.5000                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      8467659                              .2500
      234,000.00                          .0500
            7.2500                         .0000
            7.0000                         .0000
            6.9500                         .0000
            6.9500                         .0000

      8467673                              .2500
       73,000.00                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      8467679                              .2500
      331,400.00                          .0500
            7.5000                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      8467709                              .2500
      145,500.00                          .0500
            7.7500                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      8467733                              .2500
      138,030.00                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      8472331                              .2500
      162,000.00                          .0500
            7.1250                         .0000
            6.8750                         .0000
            6.8250                         .0000
            6.8250                         .0000

      8472491                              .2500
      115,298.61                          .0500
            9.1250                         .0000
            8.8750                         .0000
            8.8250                         .0000
            8.8250                         .0000
1



      8473003                              .2500
       74,635.26                          .0500
            9.1250                         .0000
            8.8750                         .0000
            8.8250                         .0000
            8.8250                         .0000

      8473225                              .5000
      125,000.00                          .0500
            7.5000                         .0000
            7.0000                         .0000
            6.9500                         .0000
            6.9500                         .0000

      8473233                              .5000
       90,250.00                          .0500
            7.5000                         .0000
            7.0000                         .0000
            6.9500                         .0000
            6.9500                         .0000

      8473419                              .2500
      339,950.00                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      8473633                              .2500
      292,850.00                          .0500
            7.5000                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      8473777                              .2500
      146,486.54                          .0500
            7.7500                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      8473861                              .2500
      112,000.00                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      8473865                              .2500
      159,600.00                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000
1



      8474057                              .2500
      143,273.00                          .0500
            7.2500                         .0000
            7.0000                         .0000
            6.9500                         .0000
            6.9500                         .0000

      8475407                              .5000
      331,500.00                          .0500
            6.8750                         .0000
            6.3750                         .0000
            6.3250                         .0000
            6.3250                         .0000

      8475977                              .2500
      138,565.00                          .0500
            7.7500                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      8476253                              .2500
      133,900.00                          .0500
            8.0000                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000

      8476741                              .2500
      101,770.00                          .0500
            7.5000                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      8477217                              .2500
      145,000.00                          .0500
            8.0000                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000

  TOTAL NUMBER OF LOANS:     2124
  TOTAL BALANCE........:        325,000,022.61


  RUN ON     : 03/17/03            RFC DISCLOSURE SYSTEM      RFFSDFIX-01
  AT         : 12.00.19            INITIAL SECURITY FEES      AMORTIZED BALANCE
  SERIES     : RAMP 2003-RZ2        FIXED SUMMARY REPORT      CUTOFF : 03/01/03
  POOL       : 0004673
             :
             :
  POOL STATUS: F

                                   WEIGHTED AVERAGES      FROM         TO
  ----------------------------------------------------------------------------
  CURR NOTE RATE                        8.1060            6.4380     11.5000
  RFC NET RATE                          7.8253            6.1880     11.0000
  NET MTG RATE(INVSTR RATE)             7.7753            6.1380     10.9500
  POST STRIP RATE                       7.7753            6.1380     10.9500
  SUB SERV FEE                           .2807             .2500       .5000
  MSTR SERV FEE                          .0500             .0500        .0500
  ALL EXP                                .0000             .0000       .0000
  MISC EXP                               .0000             .0000       .0000
  SPREAD                                 .0000             .0000       .0000
  STRIP                                  .0000             .0000       .0000







  TOTAL NUMBER OF LOANS:  2124
  TOTAL BALANCE........:     325,000,022.61


                             ***************************
                             *      END OF REPORT      *
                             ***************************
  RUN ON     : 03/17/03           RFC DISCLOSURE SYSTEM       RFFSD177-01
  AT         : 12.00.19          FIXED RATE LOAN LISTING      AMORTIZED BALANCE
  SERIES     : RAMP 2003-RZ2                                  CUTOFF : 03/01/03
  POOL       : 0004673
             :
             :
  POOL STATUS: F

  RFC LOAN #     S/S CODE          PMT TYPE      ORIGINAL BAL     LOAN FEATURE
                                   ORIG TERM     PRINCIPAL BAL    # OF UNITS
  ORIG RATE                                      ORIGINAL P+I     LTV
  CURR NET                                       CURRENT P+I
  CITY           STATE  ZIP        LOAN PURP     NOTE DATE        MI CO CODE
  SERVICER LOAN #                  PROP TYPE     1ST PMT DATE     MI CVG
  SELLER LOAN #                    OCCP CODE     MATURITY DATE
  INVESTOR LOAN #
  ______________________________________________________________________________


    6491338          E45/G01             F          106,150.00         ZZ
                                         360        105,068.96          1
                                       8.375            806.82        106
                                       8.125            806.82
    ORLANDO          FL   32807          1            11/20/01         23
    0433604121                           05           01/01/02          0
    175698                               O            12/01/31
    0


    7245937          E22/G01             F          133,900.00         ZZ
                                         360        132,801.41          1
                                       9.375          1,113.71        103
                                       9.125          1,113.71
    CHICAGO          IL   60644          1            04/02/02         23
    0413625765                           05           05/01/02          0
    0413625765                           O            04/01/32
    0


    7742831          642/G02             F          151,000.00         ZZ
                                         180        146,652.96          1
                                       7.375          1,389.08        100
                                       7.125          1,389.08
    CORTEZ           CO   81321          2            05/29/02         23
    0434092615                           05           07/01/02          0
    05165002                             O            06/01/17
    0


    7893737          E84/G01             F           78,000.00         ZZ
                                         360         77,657.08          1
                                       8.500            599.75        100
                                       8.250            599.75
    ROCKFORD         IL   61103          1            07/19/02         23
    0434785887                           05           09/01/02          0
1


    11505929                             O            08/01/32
    0


    7938071          E22/G01             F           40,170.00         ZZ
                                         360         39,923.19          1
                                       8.500            308.87        103
                                       8.250            308.87
    BUFFALO CENTER   IA   50424          5            08/05/02         23
    0414526723                           05           10/01/02          0
    0414526723                           O            09/01/32
    0


    7949851          R17/G01             F          285,800.00         ZZ
                                         360        279,624.63          1
                                       7.625          2,022.87        105
                                       7.375          2,022.87
    EL CAJON         CA   92109          1            07/26/02         23
    0434763306                           09           09/01/02          0
    1000128891                           O            08/01/32
    0


    7961779          737/G01             F           42,750.00         ZZ
                                         360         42,560.07          1
                                       8.375            324.93         74
                                       8.125            324.93
    CARTHAGE         TX   75633          1            07/23/02         23
    0434651626                           05           09/01/02          0
    2074275                              N            08/01/32
    0


    7967349          E22/G01             F          231,750.00         ZZ
                                         360        230,892.56          1
                                       8.500          1,781.96        103
                                       8.250          1,781.96
    STERLING HTS     MI   48310          1            08/20/02         23
    0414680611                           05           10/01/02          0
    0414680611                           O            09/01/32
    0


    7995073          U42/G01             F          114,000.00         ZZ
                                         360        113,431.12          1
                                       7.000            758.44        103
                                       6.750            758.44
    POTTSBORO        TX   75076          1            08/26/02         23
    0434646675                           05           10/01/02          0
    15201029                             O            09/01/32
    0


1


    7997623          G34/G01             F          141,500.00         ZZ
                                         360        140,935.18          1
                                       8.125          1,050.63        100
                                       7.875          1,050.63
    LAS VEGAS        NV   89119          1            08/02/02         23
    0434655999                           05           10/01/02          0
    20739142                             O            09/01/32
    0


    8025501          E22/G01             F          156,045.00         ZZ
                                         360        155,601.10          1
                                       8.875          1,241.56        103
                                       8.375          1,241.56
    PLAINFIELD       CT   06374          1            09/10/02         23
    0414827105                           05           11/01/02          0
    0414827105                           O            10/01/32
    0


    8029665          Q64/G01             F          203,400.00         ZZ
                                         360        202,684.93          1
                                       8.750          1,600.15        100
                                       8.500          1,600.15
    MABLETON         GA   30126          1            08/29/02         23
    0434660775                           05           10/01/02          0
    0104411608                           O            09/01/32
    0


    8033577          U19/G01             F          189,900.00         ZZ
                                         360        189,301.52          1
                                       8.375          1,443.38        100
                                       8.125          1,443.38
    AURORA           CO   80014          1            09/06/02         23
    0434716783                           09           11/01/02          0
    02080166                             O            10/01/32
    0


    8053567          E22/G01             F          205,000.00         ZZ
                                         360        204,303.01          2
                                       8.000          1,504.22        100
                                       7.750          1,504.22
    CHICAGO          IL   60621          1            09/20/02         23
    0414826131                           05           11/01/02          0
    0414826131                           O            10/01/32
    0


    8058155          H76/G01             F          185,400.00         ZZ
                                         360        184,936.73          1
                                       9.500          1,558.95        103
                                       9.250          1,558.95
1


    GREEN BAY        WI   54301          5            09/21/02         23
    0434650289                           05           11/01/02          0
    2002449638                           O            10/01/32
    0


    8066183          E76/G01             F           66,500.00         ZZ
                                         360         66,285.06          1
                                       8.250            499.59         85
                                       8.000            499.59
    PENSACOLA        FL   32506          1            09/24/02         23
    0434667598                           05           11/01/02          0
    10016845                             N            10/01/32
    0


    8069035          E22/G01             F          212,850.00         ZZ
                                         360        212,371.29          2
                                      10.000          1,867.91         99
                                       9.500          1,867.91
    CHICAGO          IL   60609          1            09/27/02         23
    0414396630                           05           11/01/02          0
    0414396630                           O            10/01/32
    0


    8094175          X53/G01             F          110,000.00         ZZ
                                         360        109,702.80          1
                                       9.125            895.00         83
                                       8.875            895.00
    VALDOSTA         GA   31601          1            09/30/02         23
    0434843652                           05           11/01/02          0
    09200212                             O            10/01/32
    0


    8099873          E45/G01             F          177,210.00         ZZ
                                         360        176,202.90          1
                                       7.375          1,223.95         99
                                       7.125          1,223.95
    GAINESVILLE      FL   32606          1            08/30/02         23
    0434797163                           05           10/01/02          0
    271595                               O            09/01/32
    0


    8108955          W53/G01             F           70,620.00         ZZ
                                         360         70,365.27          1
                                       8.625            549.28        107
                                       8.375            549.28
    JACKSONVILLE     NC   64197          5            08/28/02         23
    0435216411                           05           10/01/02          0
    5201261100                           O            09/01/32
    0
1




    8110783          Q01/G01             F          114,227.00         ZZ
                                         360        113,553.66          1
                                       9.500            960.48        103
                                       9.250            960.48
    SALT LAKE CITY   UT   84121          1            09/27/02         23
    0434778668                           01           11/01/02          0
    105900                               O            10/01/32
    0


    8111663          M27/G01             F           80,000.00         ZZ
                                         360         79,803.28          1
                                       9.125            650.91        103
                                       8.875            650.91
    GREENSBORO       NC   27407          1            10/10/02         23
    0435323563                           03           12/01/02          0
    GOLDSTON2AJF                         O            11/01/32
    0


    8116191          E22/G01             F          139,000.00         ZZ
                                         360        137,620.15          1
                                       7.375            960.04        105
                                       7.125            960.04
    KANSAS CITY      MO   64138          1            10/16/02         23
    0414785121                           05           12/01/02          0
    0414785121                           O            11/01/32
    0


    8125701          R56/G01             F           72,100.00         ZZ
                                         360         71,848.60          1
                                       7.875            522.78        103
                                       7.625            522.78
    RIVERDALE        CA   93656          5            09/20/02         23
    0435172457                           05           11/01/02          0
    02137331CA                           O            10/01/32
    0


    8140035          964/G01             F          122,150.00         ZZ
                                         360        121,783.76          1
                                       7.500            854.20        100
                                       7.250            854.09
    ALBANY           OR   97321          1            10/10/02         23
    0434786935                           03           12/01/02          0
    284753                               O            11/01/32
    0


    8140455          F64/G01             F           64,300.00         ZZ
                                         360         64,128.99          1
1


                                       9.200            526.65         89
                                       8.950            526.65
    CREWE            VA   23930          1            09/30/02         23
    0434795647                           05           11/01/02          0
    3904                                 O            10/01/32
    0


    8143221          E45/G01             F          120,600.00         ZZ
                                         360        120,087.56          1
                                       6.875            792.26        104
                                       6.625            792.26
    WINDER           GA   30680          1            09/30/02         23
    0435184551                           05           11/01/02          0
    282151                               O            10/01/32
    0


    8150901          W02/G01             F          185,400.00         ZZ
                                         360        184,823.40          1
                                       7.313          1,272.69        103
                                       7.063          1,272.69
    GAINESVILLE      FL   32653          5            10/16/02         23
    0434857215                           05           12/01/02          0
    1                                    O            11/01/32
    0


    8161215          N46/G01             F          205,000.00         ZZ
                                         360        204,338.41          1
                                       7.125          1,381.12        104
                                       6.875          1,381.12
    GREENVILLE       NC   27834          1            10/29/02         23
    0434853727                           05           12/01/02          0
    PEAD04N238                           O            11/01/32
    0


    8161779          E22/G01             F          118,000.00         ZZ
                                         360        117,628.44          1
                                       7.250            804.97        100
                                       6.750            804.97
    LARGO            FL   33771          1            10/31/02         23
    0415362573                           05           12/01/02          0
    0415362573                           O            11/01/32
    0


    8162655          G52/G01             F          179,000.00         ZZ
                                         360        178,275.71          1
                                       7.125          1,205.96        100
                                       6.875          1,205.96
    PHOENIX          AZ   85013          1            09/27/02         23
    0435165592                           05           11/01/02          0
1


    9815004077                           O            10/01/32
    0


    8162983          R17/G01             F          122,800.00         ZZ
                                         360        122,048.59          1
                                       7.500            858.64        103
                                       7.250            858.64
    MECHANICSBURG    PA   17050          5            10/18/02         23
    0435341177                           05           12/01/02          0
    1000151279                           O            11/01/32
    0


    8168855          E22/G01             F           95,000.00         ZZ
                                         360         94,700.86          1
                                       7.250            648.07        100
                                       7.000            648.07
    HURON            TN   38345          1            10/30/02         23
    0415312347                           05           12/01/02          0
    0415312347                           O            11/01/32
    0


    8181651          808/G01             F          220,420.00         ZZ
                                         360        219,511.24          1
                                       7.000          1,466.46        103
                                       6.750          1,466.46
    BELLFLOWER       CA   90706          1            10/22/02         23
    0435284583                           05           12/01/02          0
    9428277                              O            11/01/32
    0


    8184933          E45/G01             F          122,000.00         ZZ
                                         360        121,685.58          1
                                       8.250            916.55        100
                                       8.000            916.55
    MIAMI            FL   33147          1            10/25/02         23
    0435170295                           05           12/01/02          0
    298482                               O            11/01/32
    0


    8185499          N67/G01             F          179,900.00         ZZ
                                         360        179,492.06          1
                                       8.875          1,431.37         99
                                       8.625          1,431.37
    CHARLESTON       SC   29414          5            10/28/02         23
    0434890711                           05           12/01/02          0
    3254002869                           O            11/01/32
    0


1


    8188193          M37/G01             F           78,115.00         ZZ
                                         360         77,790.02          1
                                       7.125            526.28        103
                                       6.875            526.28
    GILLETTE         WY   82718          1            10/18/02         23
    0435214309                           07           12/01/02          0
    609427                               O            11/01/32
    0


    8193295          G75/G01             F           87,000.00         ZZ
                                         360         86,704.10          1
                                       7.500            608.32        100
                                       7.250            608.32
    LOUISVILLE       KY   40207          1            10/30/02         23
    0435047915                           01           12/01/02          0
    04886276                             O            11/01/32
    0


    8195537          X31/G01             F          291,000.00         ZZ
                                         360        290,331.64          1
                                       7.375          2,009.86        100
                                       7.125          2,009.86
    COVINA           CA   91722          1            10/31/02         23
    0434975959                           05           01/01/03          0
    40104650                             O            12/01/32
    0


    8196229          R49/G01             F           92,550.00         ZZ
                                         360         92,240.93          1
                                       9.000            744.68        103
                                       8.750            744.68
    LINCOLN          NE   68510          1            08/16/02         23
    0434966222                           05           10/01/02          0
    9719315                              O            09/01/32
    0


    8202081          Q64/G01             F          213,946.00         T
                                         180        213,288.77          1
                                       7.375          1,477.68        107
                                       7.125          1,477.68
    SAINT MICHAELS   MD   21663          1            10/18/02         23
    0434941738                           05           12/01/02          0
    104949508                            N            11/01/17
    0


    8202537          R17/G01             F           90,600.00         ZZ
                                         360         90,300.31          1
                                       7.000            602.77        103
                                       6.750            602.77
1


    TAMPA            FL   33615          2            11/04/02         23
    0434939872                           09           12/01/02          0
    1000174743                           O            11/01/32
    0


    8203697          M27/G01             F          163,050.00         ZZ
                                         360        162,497.34          1
                                       6.875          1,071.12        105
                                       6.625          1,071.12
    CORDOVA          TN   30016          1            10/18/02         23
    0435283767                           05           12/01/02          0
    5000035064                           O            11/01/32
    0


    8207625          R17/G01             F           88,800.00         ZZ
                                         360         87,923.44          1
                                       7.000            590.79        103
                                       6.750            590.79
    ERIE             PA   16510          2            09/16/02         23
    0435326962                           05           11/01/02          0
    1000144616                           O            10/01/32
    0


    8209653          W53/G01             F           76,000.00         ZZ
                                         360         75,842.04          1
                                       7.875            551.06         95
                                       7.625            551.06
    HAMPTON          GA   30228          1            11/06/02         23
    0435099627                           05           01/01/03          0
    1304001390                           N            12/01/32
    0


    8210643          U85/G01             F          191,466.00         ZZ
                                         360        190,847.09          2
                                       8.250          1,438.42         99
                                       8.000          1,438.42
    DELAFIELD        WI   53081          1            09/11/02         23
    0435142229                           05           11/01/02          0
    1                                    O            10/01/32
    0


    8210931          U05/G01             F           66,950.00         ZZ
                                         360         66,786.02          1
                                       8.500            514.79        103
                                       8.250            514.79
    LAKE CHARLES     LA   70601          1            11/01/02         23
    0435358676                           05           12/01/02          0
    3275671                              O            11/01/32
    0
1




    8214551          313/G01             F          232,000.00         ZZ
                                         360        231,321.89          1
                                       7.625          1,642.09        105
                                       7.375          1,642.09
    COLUMBIA         MD   21045          1            10/30/02         23
    0435156369                           05           12/01/02          0
    0009107210                           O            11/01/32
    0


    8217579          588/G01             F          140,150.00         ZZ
                                         360        139,494.68          1
                                       7.125            944.22        107
                                       6.875            944.22
    WILSON           PA   18042          1            10/25/02         23
    0435284062                           05           12/01/02          0
    1076954                              O            11/01/32
    0


    8218357          E22/G01             F           92,700.00         ZZ
                                         360         92,546.94          1
                                       9.000            745.89        103
                                       8.500            745.89
    BESSEMER         AL   35020          5            11/14/02         23
    0415035930                           05           01/01/03          0
    0415035930                           O            12/01/32
    0


    8218363          E22/G01             F          219,000.00         ZZ
                                         360        218,533.31          1
                                       7.750          1,568.94        102
                                       7.500          1,568.94
    ODESSA           FL   33556          5            11/14/02         23
    0415050780                           03           01/01/03          0
    0415050780                           O            12/01/32
    0


    8218785          408/G01             F           82,500.00         ZZ
                                         360         82,238.46          1
                                       7.250            562.80         88
                                       7.000            562.80
    SENATOBIA        MS   38668          1            10/30/02         23
    0435064480                           05           12/01/02          0
    703031075                            O            11/01/32
    0


    8220487          313/G01             F          152,500.00         ZZ
                                         360        152,065.28          1
1


                                       7.750          1,092.53        104
                                       7.500          1,092.53
    ALEXANDRIA       VA   22315          1            10/31/02         23
    0434986634                           01           12/01/02          0
    0009083767                           O            11/01/32
    0


    8222771          X67/G01             F          230,000.00         ZZ
                                         360        229,376.49          1
                                       8.000          1,687.66        100
                                       7.750          1,687.66
    METHUEN          MA   01844          1            10/15/02         23
    0434999579                           05           12/01/02          0
    00241196                             O            11/01/32
    0


    8222785          R80/G01             F          147,155.00         ZZ
                                         360        146,756.09          2
                                       8.000          1,079.77         95
                                       7.750          1,079.77
    SALT LAKE CITY   UT   84115          1            10/29/02         23
    0435362983                           05           12/01/02          0
    42702                                N            11/01/32
    0


    8223327          F34/G01             F          156,900.00         ZZ
                                         360        156,515.72          1
                                       8.500          1,206.43        102
                                       8.250          1,206.43
    BREMERTON        WA   98311          5            10/09/02         23
    0434967717                           05           12/01/02          0
    Q9CQ126138                           O            11/01/32
    0


    8223431          F34/G01             F           97,850.00         ZZ
                                         360         97,715.98          1
                                      11.250            950.38        103
                                      11.000            950.38
    CHATTANOOGA      TN   37421          5            10/24/02         23
    0435046701                           05           12/01/02          0
    V8BG1323990B                         O            11/01/32
    0


    8223451          F34/G01             F          166,500.00         ZZ
                                         360        166,159.67          1
                                       9.375          1,384.87         86
                                       9.125          1,384.87
    WEST HAVERSTRAW  NY   10993          5            10/25/02         23
    0435124441                           05           12/01/02          0
1


    79LG1133954                          O            11/01/32
    0


    8223871          E22/G01             F          164,800.00         ZZ
                                         360        164,398.67          2
                                       8.375          1,252.60        103
                                       8.125          1,252.60
    CHICAGO          IL   60644          1            11/20/02         23
    0415096502                           05           01/01/03          0
    0415096502                           O            12/01/32
    0


    8226597          F34/G01             F          334,700.00         ZZ
                                         360        334,175.41          1
                                       9.250          2,753.50         96
                                       9.000          2,753.50
    NORTH ATTLEBORO  MA   02760          5            11/09/02         23
    0435124284                           05           01/01/03          0
    Q9LG1289751A                         O            12/01/32
    0


    8226713          F34/G01             F          157,590.00         ZZ
                                         360        157,349.36          1
                                       9.375          1,310.76        103
                                       9.125          1,310.76
    ATHOL            MA   01331          5            11/11/02         23
    0434967576                           05           01/01/03          0
    Q9LG1294086                          O            12/01/32
    0


    8227153          U35/G01             F          143,915.00         ZZ
                                         360        143,584.44          1
                                       7.375            993.99        107
                                       7.125            993.99
    LITTLE CHUTE     WI   54140          1            11/18/02         23
    0435189915                           05           01/01/03          0
    0010124365                           O            12/01/32
    0


    8227923          E22/G01             F          141,850.00         ZZ
                                         360        141,596.96          1
                                       8.625          1,103.29        103
                                       8.375          1,103.29
    LAS VEGAS        NV   89142          1            11/06/02         23
    0415343888                           05           01/01/03          0
    0415343888                           O            12/01/32
    0


1


    8229057          E45/G01             F           58,900.00         ZZ
                                         360         58,719.06          1
                                       7.375            406.81         95
                                       7.125            406.81
    TROY             IL   62294          1            10/24/02         23
    0435330980                           05           12/01/02          0
    285200                               O            11/01/32
    0


    8235185          E22/G01             F           84,550.00         ZZ
                                         360         84,369.81          2
                                       7.750            605.73         95
                                       7.500            605.73
    HIXSON           TN   37343          1            11/25/02         23
    0415472299                           05           01/01/03          0
    0415472299                           N            12/01/32
    0


    8235357          E22/G01             F          272,840.00         ZZ
                                         360        272,365.64          1
                                       8.750          2,146.43        103
                                       8.500          2,146.43
    AURORA           CO   80015          1            11/22/02         23
    0415299445                           03           01/01/03          0
    0415299445                           O            12/01/32
    0


    8235541          R17/G01             F          189,000.00         ZZ
                                         360        188,554.99          1
                                       7.250          1,289.32        107
                                       7.000          1,289.32
    COLUMBIA         MD   21044          5            11/06/02         23
    0435301502                           03           01/01/03          0
    1000159922                           O            12/01/32
    0


    8236413          588/G01             F          302,810.00         ZZ
                                         360        301,808.44          1
                                       7.000          2,014.60        103
                                       6.750          2,014.60
    SUMMIT           NJ   07901          1            11/24/02         23
    0435223318                           05           12/01/02          0
    1076922                              O            11/01/32
    0


    8239505          W02/G01             F           96,300.00         ZZ
                                         360         96,051.83          1
                                       8.250            723.47         93
                                       8.000            723.47
1


    ST PETERSBURG    FL   33709          1            11/04/02         23
    0435240189                           05           12/01/02          0
    1001668102                           O            11/01/32
    0


    8239619          R17/G01             F          325,250.00         ZZ
                                         360        324,299.36          1
                                       7.625          2,302.10        107
                                       7.375          2,302.10
    SAN JOSE         CA   95123          1            10/28/02         23
    0435316534                           03           12/01/02          0
    1000161427                           O            11/01/32
    0


    8240065          F34/G01             F          153,000.00         ZZ
                                         360        152,506.22          1
                                       7.125          1,030.79        107
                                       6.875          1,030.79
    FORESTVILLE      MD   20747          1            10/30/02         23
    0435116579                           09           12/01/02          0
    22202034                             O            11/01/32
    0


    8241145          W02/G01             F          142,500.00         ZZ
                                         360        141,974.23          1
                                       6.438            894.90        102
                                       6.188            894.90
    MIAMI            FL   33185          2            10/26/02         23
    0435043112                           07           12/01/02          0
    1001681815                           O            11/01/32
    0


    8241379          W02/G01             F          118,450.00         ZZ
                                         360        118,165.41          1
                                       8.594            918.69        103
                                       8.344            918.69
    MULBERRY         FL   33860          5            10/24/02         23
    0435204771                           05           12/01/02          0
    1001575852                           O            11/01/32
    0


    8241485          R84/G01             F          171,050.00         ZZ
                                         360        170,477.99          1
                                       7.125          1,152.40        104
                                       6.875          1,152.40
    TACOMA           WA   98405          1            10/31/02         23
    0435084355                           05           12/01/02          0
    WA700457                             O            11/01/32
    0
1




    8241503          W02/G01             F          286,760.00         ZZ
                                         360        285,851.48          1
                                       7.219          1,950.19        107
                                       6.969          1,950.19
    GRAY             TN   37615          5            10/29/02         23
    0435204474                           05           12/01/02          0
    1001625087                           O            11/01/32
    0


    8241605          L86/G01             F          320,300.00         ZZ
                                         360        319,617.40          1
                                       7.750          2,294.67        103
                                       7.500          2,294.67
    FULLERTON        CA   92833          5            11/19/02         23
    0435245824                           05           01/01/03          0
    20512884                             O            12/01/32
    0


    8241639          F34/G01             F          279,900.00         ZZ
                                         360        279,178.68          1
                                       8.250          2,102.80        100
                                       8.000          2,102.80
    BOWIE            MD   20721          1            10/30/02         23
    0435180211                           05           12/01/02          0
    22210018                             O            11/01/32
    0


    8241851          W02/G01             F          184,370.00         ZZ
                                         360        183,918.44          1
                                       8.500          1,417.65        103
                                       8.250          1,417.65
    JUPITER          FL   33478          5            10/26/02         23
    0435186069                           05           12/01/02          0
    1001680677                           O            11/01/32
    0


    8244041          P57/G01             F          158,500.00         ZZ
                                         180        158,069.43          1
                                       7.990          1,161.92        104
                                       7.740          1,161.92
    BLOOMINGTON      IN   47403          2            11/05/02         23
    0435094362                           05           12/11/02          0
    202032                               O            11/11/17
    0


    8245457          X31/G01             F          141,150.00         ZZ
                                         360        140,849.18          1
1


                                       7.750          1,011.22        100
                                       7.500          1,011.22
    ONTARIO          CA   91762          1            11/12/02         23
    0435176136                           05           01/01/03          0
    40103557                             O            12/01/32
    0


    8246455          X89/G01             F          152,440.00         ZZ
                                         360        152,199.44          1
                                      10.875          1,437.34        103
                                      10.625          1,437.34
    COMPTON          CA   90220          1            10/18/02         23
    0435230412                           05           12/01/02          0
    0100237885                           O            11/01/32
    0


    8250137          R17/G01             F           45,800.00         ZZ
                                         360         45,704.83          1
                                       7.875            332.08        107
                                       7.625            332.08
    HONEA PATH       SC   29654          1            11/26/02         23
    0435117213                           05           01/01/03          0
    1000179654                           O            12/01/32
    0


    8250979          N74/G01             F          143,000.00         ZZ
                                         360        142,677.65          1
                                       8.990          1,149.58         99
                                       8.740          1,149.58
    REIDSVILLE       NC   27320          1            11/25/02         23
    0435092812                           05           12/25/02          0
    0031207010                           O            11/25/32
    0


    8250997          E45/G01             F          108,600.00         ZZ
                                         360        108,222.82          1
                                       6.750            704.38        107
                                       6.500            704.38
    OCALA            FL   34480          5            10/23/02         23
    0435316898                           05           12/01/02          0
    281683                               O            11/01/32
    0


    8251747          R84/G01             F          164,800.00         ZZ
                                         360        164,482.56          1
                                       8.250          1,238.09        103
                                       8.000          1,238.09
    HENDERSON        NV   89123          1            11/14/02         23
    0435312772                           05           01/01/03          0
1


    LVW5219                              O            12/01/32
    0


    8251789          R17/G01             F          363,000.00         ZZ
                                         360        361,769.63          1
                                       6.875          2,384.65        102
                                       6.625          2,384.65
    EL SEGUNDO       CA   90245          1            10/11/02         23
    0435339981                           01           12/01/02          0
    1000159869                           O            11/01/32
    0


    8251827          R17/G01             F           88,065.00         ZZ
                                         360         87,767.06          1
                                       7.500            615.77         81
                                       7.250            615.77
    AUSTIN           TX   78728          1            11/19/02         23
    0435060504                           05           01/01/03          0
    1000177402                           N            12/01/32
    0


    8254035          E22/G01             F          247,566.00         ZZ
                                         360        247,038.43          1
                                       7.750          1,773.59        107
                                       7.500          1,773.59
    GAMBRILLS        MD   21054          1            12/03/02         23
    0415632124                           05           01/01/03          0
    0415632124                           O            12/01/32
    0


    8254347          R17/G01             F          105,060.00         ZZ
                                         360        104,812.62          1
                                       7.250            716.70        100
                                       7.000            716.70
    ARLINGTON        TX   76001          1            11/08/02         23
    0435325378                           05           01/01/03          0
    1000162655                           O            12/01/32
    0


    8254415          M50/G01             F           35,000.00         ZZ
                                         180         34,934.27          1
                                       8.375            266.03         88
                                       8.125            266.03
    LANSING          MI   48906          1            11/21/02         23
    0435126545                           05           01/01/03          0
    2710699                              O            12/01/17
    0


1


    8255715          624/G01             F          124,438.00         ZZ
                                         360        124,152.20          1
                                       7.375            859.46         95
                                       7.125            859.46
    HANFORD          CA   93230          1            11/21/02         23
    0435113295                           05           01/01/03          0
    1000017862                           N            12/01/32
    0


    8256175          964/G01             F          114,822.00         ZZ
                                         360        114,560.35          1
                                       7.500            802.85        100
                                       7.250            802.85
    LAS VEGAS        NV   89122          1            11/11/02         23
    0435032347                           03           01/01/03          0
    291068                               O            12/01/32
    0


    8256615          E22/G01             F          113,300.00         ZZ
                                         360        113,039.78          2
                                       7.375            782.53        103
                                       7.125            782.53
    YAKIMA           WA   98902          1            11/25/02         23
    0414975821                           05           01/01/03          0
    0414975821                           O            12/01/32
    0


    8257611          Y26/G01             F          161,600.00         ZZ
                                         360        161,228.84          1
                                       7.375          1,116.13        104
                                       7.125          1,116.13
    CHICO            CA   95926          1            11/13/02         23
    0435216783                           05           01/01/03          0
    111800918                            O            12/01/32
    0


    8258023          950/G01             F          178,950.00         ZZ
                                         360        178,568.64          1
                                       7.750          1,282.02        100
                                       7.500          1,282.02
    GRESHAM          OR   97030          1            11/10/02         23
    0435020284                           05           01/01/03          0
    Y6209008                             O            12/01/32
    0


    8258313          M45/G01             F          252,350.00         ZZ
                                         360        251,572.89          1
                                       7.500          1,764.47        103
                                       7.250          1,764.47
1


    NORTH BEND       WA   98045          2            10/25/02         23
    0435184718                           05           12/01/02          0
    0383327                              O            11/01/32
    0


    8258445          R65/G01             F          155,150.00         ZZ
                                         360        154,802.41          1
                                       7.500          1,084.83        107
                                       7.250          1,084.83
    FRANKLIN PARK    NJ   08823          1            11/25/02         23
    0435125547                           01           01/01/03          0
    4193727194                           O            12/01/32
    0


    8258459          U35/G01             F          103,790.00         ZZ
                                         360        103,667.00          1
                                       8.625            807.27        107
                                       8.375            807.27
    FRESNO           CA   93725          5            12/24/02         23
    0435167390                           05           02/01/03          0
    0007512065                           O            01/01/33
    0


    8259575          950/G01             F           94,050.00         ZZ
                                         360         93,839.30          1
                                       7.500            657.61         99
                                       7.250            657.61
    FALL RIVER MILL  CA   96028          1            11/14/02         23
    0435189816                           05           01/01/03          0
    A5210039                             O            12/01/32
    0


    8262757          E22/G01             F          158,000.00         ZZ
                                         360        157,859.63          1
                                      10.000          1,386.56        100
                                       9.500          1,386.56
    DECATUR          AL   35603          1            12/05/02         23
    0415575117                           05           02/01/03          0
    0415575117                           O            01/01/33
    0


    8262891          588/G01             F          129,000.00         ZZ
                                         360        128,376.02          1
                                       6.750            836.69        107
                                       6.500            836.69
    BETHLEHEM        PA   18017          1            10/25/02         23
    0435190681                           01           12/01/02          0
    1077313                              O            11/01/32
    0
1




    8264213          L57/G01             F           34,200.00         ZZ
                                         360         34,135.80          1
                                       8.375            259.94         95
                                       8.125            259.94
    COLUMBUS         MS   39702          1            12/02/02         23
    0435112149                           05           01/05/03          0
    2002423                              N            12/05/32
    0


    8264217          W02/G01             F          100,580.00         ZZ
                                         360        100,259.38          1
                                       7.188            681.91        107
                                       6.938            681.91
    CHATTANOOGA      TN   37421          5            10/25/02         23
    0435186093                           01           12/01/02          0
    1001655498                           O            11/01/32
    0


    8265101          W47/G01             F          109,250.00         ZZ
                                         180        109,049.01          2
                                       9.875            948.67         95
                                       9.625            948.67
    CHICAGO          IL   60621          1            11/26/02         23
    0435123112                           05           12/26/02          0
    021062                               O            11/26/17
    0


    8267703          X53/G01             F           54,900.00         ZZ
                                         360         54,755.56          1
                                       9.250            451.65        100
                                       9.000            451.65
    FLORENCE         SC   29501          1            11/27/02         23
    0435084793                           05           01/01/03          0
    1200215                              O            12/01/32
    0


    8267861          W28/G01             F          120,500.00         ZZ
                                         360        120,249.58          1
                                       7.875            873.71        100
                                       7.625            873.71
    BELLEVILLE       IL   62221          1            11/26/02         23
    0435093323                           07           01/01/03          0
    335100                               O            12/01/32
    0


    8268431          737/G01             F          258,350.00         ZZ
                                         360        257,799.44          1
1


                                       7.750          1,850.85         95
                                       7.500          1,850.85
    ROSEVILLE        CA   95747          1            11/20/02         23
    0435039268                           05           01/01/03          0
    2088822                              O            12/01/32
    0


    8269131          A11/G01             F           65,900.00         ZZ
                                         360         65,735.04          1
                                       9.375            548.13         88
                                       9.125            548.13
    DETROIT          MI   48209          1            11/26/02         23
    0435322656                           05           12/26/02          0
    7290705617                           O            11/26/32
    0


    8269443          E22/G01             F           85,000.00         ZZ
                                         360         84,794.87          1
                                       7.125            572.66        100
                                       6.875            572.66
    LELAND           NC   28451          1            12/06/02         23
    0415215557                           05           01/01/03          0
    0415215557                           O            12/01/32
    0


    8270703          R80/G01             F           83,430.00         ZZ
                                         360         83,299.24          1
                                       9.250            686.36        103
                                       9.000            686.36
    OKLAHOMA CITY    OK   73072          1            11/07/02         23
    0435335401                           05           01/01/03          0
    43081                                O            12/01/32
    0


    8271461          R17/G01             F          213,477.00         ZZ
                                         360        212,935.88          1
                                       6.875          1,402.39        103
                                       6.625          1,402.39
    SACRAMENTO       CA   95825          1            11/20/02         23
    0435422795                           05           01/01/03          0
    1000173676                           O            12/01/32
    0


    8271697          R49/G01             F          221,450.00         ZZ
                                         360        221,054.93          1
                                       8.625          1,722.42        103
                                       8.375          1,722.42
    GAINES           MI   48436          5            11/22/02         23
    0435168992                           05           01/01/03          0
1


    02110008                             O            12/01/32
    0


    8271807          R17/G01             F           42,750.00         ZZ
                                         360         42,658.88          1
                                       7.750            306.27         88
                                       7.500            306.27
    DALLAS           TX   75216          1            11/25/02         23
    0435133491                           05           01/01/03          0
    1000180947                           N            12/01/32
    0


    8273355          E22/G01             F          143,350.00         ZZ
                                         360        143,157.00          1
                                       8.000          1,051.85        107
                                       7.750          1,051.85
    ALBUQUERQUE      NM   87105          5            12/05/02         23
    0415664101                           05           02/01/03          0
    0415664101                           O            01/01/33
    0


    8273773          E57/G01             F          151,500.00         ZZ
                                         360        151,168.95          1
                                       7.625          1,072.31        100
                                       7.375          1,072.31
    HEMET            CA   92543          1            11/25/02         23
    0435248281                           05           01/01/03          0
    06010938                             O            12/01/32
    0


    8274719          A11/G01             F          153,000.00         ZZ
                                         360        152,689.97          1
                                       8.000          1,122.66        107
                                       7.750          1,122.66
    CHESTERFIELD TO  MI   48051          1            12/02/02         23
    0435166012                           01           01/02/03          0
    1612596986                           O            12/02/32
    0


    8274791          Q64/G01             F           99,850.00         ZZ
                                         360         99,586.05          1
                                       8.125            741.39        100
                                       7.875            741.39
    JACKSONVILLE     FL   32222          1            10/31/02         23
    0435346473                           03           12/01/02          0
    0105116206                           O            11/01/32
    0


1


    8274851          W53/G01             F           63,860.00         ZZ
                                         360         63,703.59          1
                                       8.500            491.03        103
                                       8.250            491.03
    PHILADELPHIA     PA   19151          1            10/29/02         23
    0435063078                           07           12/01/02          0
    5201342500                           O            11/01/32
    0


    8274933          F89/G01             F          191,888.00         ZZ
                                         360        191,436.22          2
                                       7.250          1,309.01        100
                                       7.000          1,309.01
    POMONA           CA   91767          1            11/18/02         23
    0435152582                           05           01/01/03          0
    11123412                             O            12/01/32
    0


    8275459          N46/G01             F          166,250.00         ZZ
                                         360        165,960.95          1
                                       8.750          1,307.89         95
                                       8.500          1,307.89
    WENDELL          NC   27591          1            12/03/02         23
    0435209341                           05           01/01/03          0
    96403801                             O            12/01/32
    0


    8275471          G52/G01             F          135,000.00         ZZ
                                         360        134,644.63          1
                                       9.250          1,110.61         98
                                       9.000          1,110.61
    PHOENIX          AZ   85037          1            09/24/02         23
    0435240148                           05           11/01/02          0
    9805003851                           O            10/01/32
    0


    8275721          808/G01             F          160,150.00         ZZ
                                         360        159,772.92          1
                                       7.250          1,092.51        107
                                       7.000          1,092.51
    SONORA           CA   95370          1            11/19/02         23
    0435190319                           05           01/01/03          0
    9428861                              O            12/01/32
    0


    8275897          950/G01             F           93,800.00         ZZ
                                         360         93,525.85          1
                                       7.625            663.91        105
                                       7.375            663.91
1


    TUALATIN         OR   97062          1            10/28/02         23
    0435274766                           01           12/01/02          0
    YH210003                             O            11/01/32
    0


    8276459          B28/G01             F          206,755.00         ZZ
                                         360        206,478.30          1
                                      10.000          1,814.43         99
                                       9.500          1,814.43
    WEST CHICAGO     IL   60185          1            12/05/02         23
    0435047584                           05           01/01/03          0
    09900024                             O            12/01/32
    0


    8276469          A11/G01             F          197,950.00         ZZ
                                         360        197,553.93          1
                                       8.063          1,461.20        107
                                       7.813          1,461.20
    WESTLAND         MI   48185          5            11/29/02         23
    0435183132                           05           01/04/03          0
    6071164545                           O            12/04/32
    0


    8276611          W53/G01             F           71,690.00         ZZ
                                         360         71,533.34          1
                                       7.625            507.42        107
                                       7.375            507.42
    PHILADELPHIA     PA   19131          1            11/22/02         23
    0435051438                           07           01/01/03          0
    5201367600                           O            12/01/32
    0


    8277035          964/G01             F          154,450.00         ZZ
                                         360        154,086.37          1
                                       7.250          1,053.62        107
                                       7.000          1,053.62
    MESA             AZ   85212          5            11/06/02         23
    0435054606                           03           01/01/03          0
    269942                               O            12/01/32
    0


    8277229          N67/G01             F          125,400.00         ZZ
                                         360        125,176.28          1
                                       8.625            975.35         95
                                       8.375            975.35
    GARLAND          TX   75042          1            12/03/02         23
    0435309364                           05           01/01/03          0
    1161003282                           N            12/01/32
    0
1




    8277633          E22/G01             F          126,650.00         ZZ
                                         360        126,519.73          1
                                       9.625          1,076.51        103
                                       9.125          1,076.51
    EWING TOWNSHIP   NJ   08628          1            12/11/02         23
    0415532654                           05           02/01/03          0
    0415532654                           O            01/01/33
    0


    8278167          313/G01             F          124,000.00         ZZ
                                         360        123,700.72          1
                                       7.125            835.42        100
                                       6.875            835.42
    SPOKANE          WA   99205          1            11/23/02         23
    0435239116                           05           01/01/03          0
    0009135427                           O            12/01/32
    0


    8278275          W95/G01             F           69,525.00         ZZ
                                         360         69,453.92          1
                                      11.250            675.27        100
                                      11.000            675.27
    JEFF             KY   41702          1            11/22/02         23
    0435265889                           05           01/01/03          0
    2202110009402                        O            12/01/32
    0


    8278745          P87/G01             F          128,250.00         ZZ
                                         180        128,002.97          2
                                       8.250            963.50         95
                                       8.000            963.50
    MILWAUKEE        WI   53218          1            11/22/02         23
    0435156294                           05           01/01/03          0
    HE62151                              O            12/01/17
    0


    8278775          808/G01             F          133,000.00         ZZ
                                         360        132,702.01          1
                                       7.500            929.96         95
                                       7.250            929.96
    POMONA           CA   91766          1            11/25/02         23
    0435173729                           05           01/01/03          0
    9327023                              O            12/01/32
    0


    8279253          E84/G01             F           98,500.00         ZZ
                                         360         97,961.35          1
1


                                       8.625            766.12        100
                                       8.375            766.12
    PORTLAND         OR   97218          1            05/30/02         23
    0435120688                           05           07/01/02          0
    60111175                             O            06/01/32
    0


    8279979          Q64/G01             F           64,350.00         ZZ
                                         360         64,235.20          1
                                       8.625            500.51         99
                                       8.375            500.51
    HOLIDAY          FL   34690          5            11/27/02         23
    0435268818                           05           01/01/03          0
    3854956004                           O            12/01/32
    0


    8280061          E22/G01             F          149,150.00         ZZ
                                         360        148,963.94          2
                                       8.375          1,133.65         95
                                       7.875          1,133.65
    DALLAS           TX   75214          1            12/12/02         23
    0415569748                           05           02/01/03          0
    0415569748                           O            01/01/33
    0


    8280241          U85/G01             F           94,760.00         ZZ
                                         180         94,595.24          1
                                       8.750            745.48        103
                                       8.500            745.48
    CAMBRIA          WI   53923          5            11/27/02         23
    0435114871                           05           01/03/03          0
    1                                    O            12/03/17
    0


    8280633          W53/G01             F          119,700.00         ZZ
                                         360        119,463.50          2
                                       8.125            888.77         95
                                       7.875            888.77
    ENFIELD          CT   06082          1            11/14/02         23
    0435061577                           05           01/01/03          0
    5201332700                           N            12/01/32
    0


    8281099          R65/G01             F          133,775.00         ZZ
                                         360        133,314.91          1
                                       7.875            969.96        103
                                       7.625            969.96
    CENTREVILLE      VA   20121          1            11/15/02         23
    0435196092                           05           01/01/03          0
1


    15431001315439                       O            12/01/32
    0


    8282029          R65/G01             F          208,650.00         ZZ
                                         360        208,323.48          1
                                       7.250          1,423.36        107
                                       7.000          1,423.36
    SARTELL          MN   56377          2            12/10/02         23
    0435217757                           05           02/01/03          0
    0000001556                           O            01/01/33
    0


    8284103          588/G01             F          169,950.00         ZZ
                                         360        169,440.73          1
                                       7.500          1,188.32        103
                                       7.250          1,188.32
    TAKOMA PARK      MD   20912          1            10/30/02         23
    0435187281                           05           12/01/02          0
    1079234                              O            11/01/32
    0


    8284385          588/G01             F          129,150.00         ZZ
                                         360        128,762.99          1
                                       7.500            903.04        105
                                       7.250            903.04
    FREDERICK        MD   21702          1            10/25/02         23
    0435190475                           01           12/01/02          0
    00010765088                          O            11/01/32
    0


    8284511          588/G01             F          104,000.00         ZZ
                                         360        103,804.70          1
                                       8.375            790.48        103
                                       8.125            790.48
    TOWNSHIP OF FRA  NJ   07822          5            11/12/02         23
    0435215553                           05           01/01/03          0
    00010758901                          O            12/01/32
    0


    8285777          E22/G01             F           59,850.00         ZZ
                                         360         59,777.24          1
                                       8.500            460.19         95
                                       8.250            460.19
    SANDUSKY         MI   48471          1            12/13/02         23
    0415665272                           05           02/01/03          0
    0415665272                           N            01/01/33
    0


1


    8285779          E22/G01             F           80,370.00         ZZ
                                         360         80,274.76          2
                                       8.625            625.11         95
                                       8.375            625.11
    GRAND RAPIDS     MI   49504          1            12/13/02         23
    0415667781                           05           02/01/03          0
    0415667781                           N            01/01/33
    0


    8285985          E22/G01             F           46,000.00         ZZ
                                         360         45,933.19          1
                                       7.625            325.59        106
                                       7.375            325.59
    SHERIDAN         MI   48884          1            12/13/02         23
    0415323195                           05           02/01/03          0
    0415323195                           O            01/01/33
    0


    8286011          E22/G01             F          175,100.00         ZZ
                                         360        174,944.43          2
                                      10.000          1,536.63        103
                                       9.500          1,536.63
    NEWBURGH         NY   12550          1            12/13/02         23
    0415376540                           05           02/01/03          0
    0415376540                           O            01/01/33
    0


    8286017          E22/G01             F           77,900.00         ZZ
                                         360         77,797.73          1
                                       8.125            578.41         95
                                       7.625            578.41
    INDEPENDENCE     KY   41051          1            12/13/02         23
    0415386838                           05           02/01/03          0
    0415386838                           N            01/01/33
    0


    8286049          N67/G01             F          288,250.00         ZZ
                                         360        287,787.62          1
                                       7.125          1,941.99        100
                                       6.875          1,941.99
    CORONA           CA   92879          1            12/04/02         23
    0435114616                           05           02/01/03          0
    1781004322                           O            01/01/33
    0


    8286173          940/G01             F          207,500.00         ZZ
                                         360        207,183.25          1
                                       7.375          1,433.15        100
                                       7.125          1,433.15
1


    RANCHO CUCAMONG  CA   91730          1            12/02/02         23
    0435284823                           05           02/01/03          0
    70020076                             O            01/01/33
    0


    8286249          H76/G01             F          189,390.00         ZZ
                                         360        189,128.47          1
                                       7.875          1,373.21        107
                                       7.625          1,373.21
    CANON CITY       CO   81212          5            12/09/02         23
    0435288428                           05           02/01/03          0
    2002459343                           O            01/01/33
    0


    8286683          R54/G01             F           97,335.00         ZZ
                                         360         97,186.40          2
                                       9.375            809.58        103
                                       9.125            809.58
    NEW ORLEANS      LA   70117          1            11/18/02         23
    0435114459                           05           01/01/03          0
    2000004993                           O            12/01/32
    0


    8287007          X47/G01             F           81,000.00         ZZ
                                         360         80,831.66          1
                                       7.875            587.31        100
                                       7.625            587.31
    LAREDO           TX   78046          1            11/18/02         23
    0435166426                           03           01/01/03          0
    K11422                               O            12/01/32
    0


    8289571          G75/G01             F          176,750.00         ZZ
                                         360        176,353.99          1
                                       7.500          1,235.87        107
                                       7.250          1,235.87
    MOUNT PLEASANT   SC   29464          1            11/26/02         23
    0435227970                           09           01/01/03          0
    04903743                             O            12/01/32
    0


    8291323          X21/G01             F           82,000.00         ZZ
                                         360         81,729.04          1
                                       7.875            594.56        100
                                       7.625            594.56
    MESA             AZ   85205          1            11/26/02         23
    0435119078                           09           01/01/03          0
    705330                               O            12/01/32
    0
1




    8291617          H76/G01             F          128,750.00         ZZ
                                         360        128,589.38          1
                                       8.375            978.60        103
                                       8.125            978.60
    MILFORD          IN   46542          5            12/10/02         23
    0435207444                           05           02/01/03          0
    2002456686                           O            01/01/33
    0


    8292685          E22/G01             F          140,080.00         ZZ
                                         360        139,900.75          1
                                       8.250          1,052.37        103
                                       7.750          1,052.37
    PEMBROKE PINES   FL   33026          1            12/16/02         23
    0415413129                           09           02/01/03          0
    0415413129                           O            01/01/33
    0


    8292725          E22/G01             F           69,000.00         ZZ
                                         360         68,922.36          1
                                       8.875            548.99        100
                                       8.625            548.99
    CHOCTAW          OK   73020          1            12/16/02         23
    0415440643                           05           02/01/03          0
    0415440643                           O            01/01/33
    0


    8292743          N46/G01             F          149,693.00         ZZ
                                         360        149,431.66          1
                                       6.875            983.38        107
                                       6.625            983.38
    KINGS MOUNTAIN   NC   28086          1            12/10/02         23
    0435120993                           05           02/01/03          0
    0638069                              O            01/01/33
    0


    8292925          U35/G01             F          148,835.00         ZZ
                                         360        148,680.09          1
                                       9.250          1,224.43        103
                                       9.000          1,224.43
    VISALIA          CA   93291          1            12/11/02         00
    0435158860                           05           02/01/03          0
    0010317660                           O            01/01/33
    0


    8293155          N46/G01             F           75,500.00         ZZ
                                         360         75,395.74          1
1


                                       7.875            547.43         96
                                       7.625            547.43
    GEORGETOWN       SC   29440          1            12/09/02         23
    0435120936                           05           02/01/03          0
    TAYL73S2485                          O            01/01/33
    0


    8293745          U05/G01             F          178,500.00         ZZ
                                         360        178,253.51          1
                                       7.875          1,294.25        100
                                       7.625          1,294.25
    CORPUS CHRISTI   TX   78410          1            12/04/02         23
    0435123294                           03           02/01/03          0
    3287818                              O            01/01/33
    0


    8293787          E65/G01             F           74,500.00         ZZ
                                         360         74,308.04          1
                                       7.750            533.73        104
                                       7.500            533.73
    FLINT            MI   48504          5            11/26/02         23
    0435147418                           05           01/01/03          0
    252503                               O            12/01/32
    0


    8293827          R49/G01             F          154,500.00         ZZ
                                         360        154,347.41          1
                                       9.500          1,299.12        103
                                       9.250          1,299.12
    JOPPA            MD   21085          1            12/05/02         23
    0435174313                           05           02/01/03          0
    02110009                             O            01/01/33
    0


    8293855          808/G01             F           47,500.00         ZZ
                                         360         47,393.57          1
                                       7.500            332.13         95
                                       7.250            332.13
    LATON            CA   93242          1            11/27/02         23
    0435208335                           05           01/01/03          0
    9429071                              N            12/01/32
    0


    8293931          R54/G01             F           77,250.00         ZZ
                                         360         77,125.73          1
                                       9.125            628.53        103
                                       8.875            628.53
    OPELIKA          AL   36801          1            11/13/02         23
    0435144308                           05           01/01/03          0
1


    2000004964                           O            12/01/32
    0


    8293973          313/G01             F          166,860.00         ZZ
                                         180        166,355.28          1
                                       7.125          1,124.17        103
                                       6.875          1,124.17
    CHARLESTON       SC   29412          1            12/03/02         23
    0435129457                           05           01/01/03          0
    0009200361                           O            12/01/17
    0


    8293991          F64/G01             F          123,600.00         ZZ
                                         360        123,387.30          1
                                       8.800            976.78         99
                                       8.550            976.78
    ROANOKE          VA   24019          1            11/22/02         23
    0435119201                           05           01/01/03          0
    00004086                             O            12/01/32
    0


    8294107          X53/G01             F          170,130.00         ZZ
                                         360        169,810.55          1
                                       8.375          1,293.11        107
                                       8.125          1,293.11
    SUMMERFIELD      NC   27358          5            11/20/02         23
    0435142096                           05           01/01/03          0
    11200210                             O            12/01/32
    0


    8294193          X31/G01             F          195,000.00         ZZ
                                         360        194,573.89          2
                                       7.625          1,380.20        100
                                       7.375          1,380.20
    LOS ANGELES      CA   90002          1            11/19/02         23
    0435294210                           05           01/01/03          0
    40104574                             O            12/01/32
    0


    8294493          X31/G01             F          230,000.00         ZZ
                                         360        229,674.29          2
                                       7.750          1,647.75        100
                                       7.500          1,647.75
    HUNTINGTON PARK  CA   90255          1            12/02/02         23
    0435134192                           05           02/01/03          0
    40104129                             O            01/01/33
    0


1


    8294507          X31/G01             F          110,745.00         ZZ
                                         360        110,580.10          1
                                       7.500            774.35        107
                                       7.250            774.35
    ONTARIO          CA   91762          1            12/09/02         23
    0435140223                           01           02/01/03          0
    40105299                             O            01/01/33
    0


    8294597          J40/G01             F          147,660.00         ZZ
                                         360        147,368.27          1
                                       8.125          1,096.37        107
                                       7.875          1,096.37
    POMPANO BEACH    FL   33064          1            11/22/02         23
    0435183744                           05           01/01/03          0
    1107930                              O            12/01/32
    0


    8294781          W02/G01             F           99,750.00         ZZ
                                         360         99,528.27          1
                                       7.540            700.21         95
                                       7.290            700.21
    OCALA            FL   34471          1            11/27/02         23
    0435186986                           05           01/01/03          0
    1001728243                           O            12/01/32
    0


    8295069          G52/G01             F          161,500.00         ZZ
                                         360        160,113.73          1
                                       7.250          1,101.71        107
                                       7.000          1,101.71
    NORTH LAS VEGAS  NV   89032          5            11/22/02         23
    0435252358                           05           01/01/03          0
    9805004700                           O            12/01/32
    0


    8296019          E22/G01             F          115,000.00         ZZ
                                         360        114,852.83          1
                                       8.250            863.96        100
                                       8.000            863.96
    SAN ANTONIO      TX   78230          1            12/17/02         23
    0415642040                           05           02/01/03          0
    0415642040                           O            01/01/33
    0


    8296057          E22/G01             F           61,750.00         ZZ
                                         360         61,670.97          1
                                       8.250            463.91         95
                                       8.000            463.91
1


    COLUMBUS         OH   43227          1            12/17/02         23
    0415706050                           05           02/01/03          0
    0415706050                           N            01/01/33
    0


    8296093          E22/G01             F          214,000.00         ZZ
                                         360        213,681.37          1
                                       7.500          1,496.32        107
                                       7.000          1,496.32
    NORMAN           OK   73170          1            12/17/02         23
    0415308493                           05           02/01/03          0
    0415308493                           O            01/01/33
    0


    8296109          E22/G01             F           66,950.00         ZZ
                                         360         66,899.35          1
                                      10.750            624.97        103
                                      10.250            624.97
    GARNETT          KS   66032          1            12/17/02         23
    0415351576                           05           02/01/03          0
    0415351576                           O            01/01/33
    0


    8296133          E22/G01             F          109,000.00         T
                                         360        108,853.25          1
                                       8.000            799.80        107
                                       7.500            799.80
    LAKELAND         FL   33810          1            12/03/02         23
    0415416601                           03           02/01/03          0
    0415416601                           O            01/01/33
    0


    8296285          588/G01             F          146,700.00         ZZ
                                         360        144,215.86          1
                                       7.250          1,000.75        107
                                       7.000          1,000.75
    BOWIE            MD   20715          1            10/24/02         23
    0435148473                           03           12/01/02          0
    1079031                              O            11/01/32
    0


    8296453          A11/G01             F          216,300.00         ZZ
                                         360        215,914.13          1
                                       8.625          1,682.36        103
                                       8.375          1,682.36
    WYANDOTTE        MI   48192          5            12/06/02         23
    0435129440                           05           01/11/03          0
    100855329                            O            12/11/32
    0
1




    8296455          W02/G01             F           97,850.00         ZZ
                                         360         97,666.24          1
                                       8.375            743.74        103
                                       8.125            743.74
    ORLANDO          FL   32805          5            11/20/02         23
    0435138995                           05           01/01/03          0
    1001727536                           O            12/01/32
    0


    8296463          W02/G01             F           85,900.00         ZZ
                                         360         85,736.64          1
                                       8.313            649.15        100
                                       8.063            649.15
    TITUSVILLE       FL   32796          2            11/19/02         23
    0435130893                           05           01/01/03          0
    10167525                             O            12/01/32
    0


    8296465          W02/G01             F           37,080.00         ZZ
                                         360         37,001.94          1
                                       7.813            267.27        103
                                       7.563            267.27
    OAK HILL         FL   32759          1            11/27/02         23
    0435120878                           05           01/01/03          0
    1001648047                           O            12/01/32
    0


    8296585          E86/G01             F          206,500.00         ZZ
                                         180        206,013.81          1
                                       7.250          1,408.69        107
                                       7.000          1,408.69
    HINSDALE         IL   60521          2            11/12/02         23
    0435179148                           05           01/01/03          0
    1                                    O            12/01/17
    0


    8296589          E57/G01             F          166,800.00         ZZ
                                         360        166,486.80          1
                                       8.375          1,267.80        103
                                       8.125          1,267.80
    FRESNO           CA   93722          1            11/18/02         23
    0435129481                           05           01/01/03          0
    13003100                             O            12/01/32
    0


    8296705          E57/G01             F           97,350.00         ZZ
                                         360         97,115.08          1
1


                                       7.125            655.86        107
                                       6.875            655.86
    FRESNO           CA   93705          1            11/18/02         23
    0435131040                           05           01/01/03          0
    13004136                             O            12/01/32
    0


    8296717          W02/G01             F           93,200.00         ZZ
                                         360         93,001.41          1
                                       8.063            687.97         96
                                       7.813            687.97
    GLOUCESTER POIN  VA   23062          2            11/01/02         23
    0435123666                           05           01/01/03          0
    1001590321                           O            12/01/32
    0


    8296739          950/G01             F          166,300.00         ZZ
                                         360        165,995.63          1
                                       8.500          1,278.70         99
                                       8.250          1,278.70
    CHICO            CA   95973          1            11/21/02         23
    0435148358                           05           01/01/03          0
    AE210015                             O            12/01/32
    0


    8296823          W02/G01             F          135,900.00         ZZ
                                         360        135,745.08          1
                                       8.813          1,075.25        103
                                       8.563          1,075.25
    FORT MYERS       FL   33907          5            12/04/02         23
    0435149430                           05           02/01/03          0
    1001808980                           O            01/01/33
    0


    8297065          P27/G01             F          149,000.00         ZZ
                                         360        148,073.20          1
                                       8.000          1,093.31        107
                                       7.750          1,093.31
    BOISE            ID   83709          5            12/03/02         23
    0435215322                           05           02/01/03          0
    2102639760                           O            01/01/33
    0


    8297095          P59/G01             F          138,320.00         ZZ
                                         360        138,025.24          1
                                       7.750            990.94         95
                                       7.500            990.94
    BAKERSFIELD      CA   93306          1            11/25/02         23
    0435157144                           05           01/01/03          0
1


    AT004956                             N            12/01/32
    0


    8297153          E45/G01             F           92,900.00         ZZ
                                         360         92,758.14          1
                                       9.375            772.70        100
                                       9.125            772.70
    ORLANDO          FL   32824          1            11/22/02         23
    0435126297                           01           01/01/03          0
    309032                               O            12/01/32
    0


    8297181          685/G01             F           79,200.00         ZZ
                                         360         79,101.20          1
                                       8.375            601.98         99
                                       8.125            601.98
    SAN BERNARDINO   CA   92411          1            12/02/02         23
    0435129473                           05           02/01/03          0
    131383                               O            01/01/33
    0


    8297183          X47/G01             F          341,900.00         ZZ
                                         360        341,114.71          1
                                       7.375          2,361.42         99
                                       7.125          2,361.42
    ARGYLE           TX   76226          1            11/27/02         23
    0435131602                           03           01/01/03          0
    K11244                               O            12/01/32
    0


    8297211          950/G01             F          111,240.00         ZZ
                                         360        111,029.75          1
                                       8.375            845.50        103
                                       8.125            845.50
    REDDING          CA   96001          1            11/19/02         23
    0435149703                           05           01/01/03          0
    5210028                              O            12/01/32
    0


    8297215          X47/G01             F          154,350.00         ZZ
                                         360        154,037.21          1
                                       8.000          1,132.57        100
                                       7.750          1,132.57
    ALLEN            TX   75002          1            11/25/02         23
    0435128301                           05           01/01/03          0
    K11318                               O            12/01/32
    0


1


    8297255          940/G01             F          400,000.00         T
                                         360        399,419.16          1
                                       7.625          2,831.17         96
                                       7.375          2,831.17
    LAGUNA NIGUEL    CA   92677          1            12/10/02         23
    0435121116                           03           02/01/03          0
    40021154                             O            01/01/33
    0


    8297411          950/G01             F          147,700.00         ZZ
                                         360        147,369.76          1
                                       7.510          1,033.75        104
                                       7.260          1,033.75
    YAKIMA           WA   98902          1            11/19/02         23
    0435124565                           05           01/01/03          0
    E5210019                             O            12/01/32
    0


    8297583          W02/G01             F          105,060.00         ZZ
                                         360        104,838.90          1
                                       7.813            757.25        103
                                       7.563            757.25
    MERRITT ISLAND   FL   32952          5            11/21/02         23
    0435132261                           05           01/01/03          0
    1001692375                           O            12/01/32
    0


    8297587          R56/G01             F          159,000.00         ZZ
                                         360        158,616.29          1
                                       7.125          1,071.21        105
                                       6.875          1,071.21
    SUTTER           CA   95982          2            11/12/02         23
    0435128277                           05           01/01/03          0
    02143731CA                           O            12/01/32
    0


    8297697          W17/G01             F          137,610.00         ZZ
                                         360        137,376.84          1
                                       8.875          1,094.89         99
                                       8.625          1,094.89
    WESTON           FL   33326          1            12/13/02         23
    0435277264                           03           01/01/03          0
    020317                               O            12/01/32
    0


    8297895          R65/G01             F          176,130.00         ZZ
                                         360        175,715.29          1
                                       7.250          1,201.52        103
                                       7.000          1,201.52
1


    BEREA            KY   40403          1            12/02/02         23
    0435155429                           05           01/01/03          0
    155710013                            O            12/01/32
    0


    8298139          Y26/G01             F          165,000.00         ZZ
                                         360        164,621.03          1
                                       7.375          1,139.61        104
                                       7.125          1,139.61
    CHICO            CA   95926          1            11/25/02         23
    0435170766                           05           01/01/03          0
    111800279                            O            12/01/32
    0


    8298159          W02/G01             F          208,575.00         ZZ
                                         360        208,136.10          1
                                       7.813          1,503.35        103
                                       7.563          1,503.35
    PALM COAST       FL   32137          5            11/25/02         23
    0435194923                           05           01/01/03          0
    1001760049                           O            12/01/32
    0


    8298317          W02/G01             F           89,610.00         ZZ
                                         360         89,421.42          1
                                       7.813            645.89        103
                                       7.563            645.89
    JACKSONVILLE     FL   32205          5            11/25/02         23
    0435133822                           05           01/01/03          0
    1001774206                           O            12/01/32
    0


    8298603          964/G01             F          140,400.00         ZZ
                                         360        140,196.13          1
                                       7.625            993.74        104
                                       7.375            993.74
    GRASS VALLEY     CA   95945          1            12/09/02         23
    0435141528                           05           02/01/03          0
    300927                               O            01/01/33
    0


    8298611          W02/G01             F          102,450.00         ZZ
                                         360        102,309.80          1
                                       7.920            746.04        103
                                       7.670            746.04
    SAGINAW          MI   48604          5            12/09/02         23
    0435194600                           05           02/01/03          0
    1001744514                           O            01/01/33
    0
1




    8298929          X01/G01             F          119,295.00         ZZ
                                         360        119,162.93          1
                                       8.990            959.02         99
                                       8.740            959.02
    HOUSTON          TX   77014          1            12/12/02         23
    0435143367                           05           02/01/03          0
    023008                               O            01/01/33
    0


    8298943          E65/G01             F          134,100.00         ZZ
                                         360        133,549.43          1
                                       8.000            983.98        107
                                       7.750            983.98
    MONROE           MI   48161          1            11/27/02         23
    0435135751                           05           01/01/03          0
    252234                               O            12/01/32
    0


    8298959          W40/G01             F          176,150.00         ZZ
                                         360        175,935.82          1
                                       8.500          1,354.44         99
                                       8.250          1,354.44
    GILBERT          AZ   85234          5            12/12/02         23
    0435133202                           03           02/01/03          0
    10001569                             O            01/01/33
    0


    8299055          X47/G01             F           56,500.00         ZZ
                                         360         56,433.04          1
                                       8.625            439.45        100
                                       8.375            439.45
    DEL RIO          TX   78840          1            12/09/02         23
    0435280151                           05           02/01/03          0
    K11246                               O            01/01/33
    0


    8299091          S53/G01             F          199,900.00         ZZ
                                         180        199,644.19          1
                                       8.250          1,501.78        100
                                       8.000          1,501.78
    DELANO           MN   55328          1            12/13/02         23
    0435128350                           05           02/01/03          0
    9842085                              O            01/01/18
    0


    8299171          E57/G01             F          132,950.00         ZZ
                                         360        132,644.65          1
1


                                       7.375            918.25        100
                                       7.125            918.25
    FRESNO           CA   93727          1            11/22/02         23
    0435136288                           05           01/01/03          0
    13004202                             O            12/01/32
    0


    8300655          E22/G01             F          223,500.00         ZZ
                                         360        223,206.61          1
                                       8.125          1,659.48        104
                                       7.875          1,659.48
    ELMORE           AL   36024          2            12/13/02         23
    0415592310                           05           02/01/03          0
    0415592310                           O            01/01/33
    0


    8300763          E22/G01             F          185,400.00         ZZ
                                         360        185,143.98          1
                                       7.875          1,344.28        103
                                       7.625          1,344.28
    FRESNO           CA   93720          1            12/12/02         23
    0415662618                           05           02/01/03          0
    0415662618                           O            01/01/33
    0


    8300869          E22/G01             F          179,330.00         ZZ
                                         360        179,062.99          1
                                       7.500          1,253.90        104
                                       7.250          1,253.90
    MONROVIA         AL   35749          1            12/18/02         23
    0415444066                           05           02/01/03          0
    0415444066                           O            01/01/33
    0


    8300977          E22/G01             F          170,980.00         ZZ
                                         360        170,835.99          1
                                      10.250          1,532.15        103
                                       9.750          1,532.15
    ALBUQUERQUE      NM   87112          5            12/13/02         23
    0415316215                           05           02/01/03          0
    0415316215                           O            01/01/33
    0


    8301063          W02/G01             F          114,450.00         ZZ
                                         360        114,264.14          1
                                       7.063            766.29        105
                                       6.813            766.29
    PACE             FL   32571          2            12/05/02         23
    0435250535                           05           02/01/03          0
1


    1001804954                           O            01/01/33
    0


    8301217          Q64/G01             F          176,550.00         ZZ
                                         360        176,306.18          1
                                       7.875          1,280.12        107
                                       7.625          1,280.12
    MEMPHIS          TN   38114          5            12/10/02         23
    0435259585                           05           02/01/03          0
    0305492100                           O            01/01/33
    0


    8301257          Q64/G01             F           64,200.00         ZZ
                                         180         64,106.76          1
                                       7.625            454.41        107
                                       7.375            454.41
    MONDOVI          WI   54755          1            12/10/02         23
    0435183611                           05           02/01/03          0
    0105598205                           O            01/01/18
    0


    8301297          N46/G01             F          310,000.00         ZZ
                                         360        309,632.64          1
                                       8.625          2,411.15        103
                                       8.375          2,411.15
    FORT MILL        SC   29708          5            12/13/02         23
    0435134283                           03           02/01/03          0
    0649761                              O            01/01/33
    0


    8301497          W53/G01             F          179,900.00         ZZ
                                         360        179,288.31          1
                                       8.000          1,320.05        100
                                       7.750          1,320.05
    DUNEDIN          FL   34698          1            09/30/02         23
    0435313077                           05           11/01/02          0
    1302000318                           O            10/01/32
    0


    8301847          L16/G01             F          139,983.00         ZZ
                                         360        139,780.20          1
                                       9.625          1,189.84        100
                                       9.375          1,189.84
    BAKERSFIELD      CA   93313          1            11/25/02         23
    0435124227                           05           01/01/03          0
    7635                                 O            12/01/32
    0


1


    8302065          U75/G01             F          170,000.00         ZZ
                                         360        169,787.94          1
                                       8.375          1,292.12        100
                                       8.125          1,292.12
    ST LOUIS PARK    MN   55416          1            12/13/02         23
    0435128376                           05           02/01/03          0
    004242                               O            01/01/33
    0


    8302325          W02/G01             F          112,270.00         ZZ
                                         360        112,030.74          1
                                       7.750            804.32        103
                                       7.500            804.32
    PORT ST LUCIE    FL   34953          5            11/21/02         23
    0435184668                           05           01/01/03          0
    1001593705                           O            12/01/32
    0


    8302783          Q14/G01             F          210,622.00         ZZ
                                         360        210,236.50          1
                                       8.500          1,619.50        100
                                       8.250          1,619.50
    QUEEN CREEK      AZ   85242          1            11/13/02         23
    0435149083                           03           01/01/03          0
    0000210070                           O            12/01/32
    0


    8302853          R65/G01             F          114,490.00         ZZ
                                         360        114,186.21          1
                                       7.250            781.02        107
                                       7.000            781.02
    CAMP HILL        PA   17011          5            12/10/02         23
    0435129911                           05           02/01/03          0
    156410013                            O            01/01/33
    0


    8302885          R65/G01             F          119,200.00         ZZ
                                         360        118,754.70          1
                                       7.875            864.28         97
                                       7.625            864.28
    ALLENTOWN        PA   18109          2            11/09/02         23
    0435130604                           05           01/01/03          0
    41865261395                          O            12/01/32
    0


    8302977          W02/G01             F           83,430.00         ZZ
                                         360         83,322.55          1
                                       8.219            624.97        100
                                       7.969            624.97
1


    TOLEDO           OH   43609          5            12/09/02         23
    0435129804                           05           02/01/03          0
    1001683308                           O            01/01/33
    0


    8303013          808/G01             F          290,975.00         ZZ
                                         360        290,530.82          1
                                       7.375          2,009.69        103
                                       7.125          2,009.69
    MANTECA          CA   95337          1            12/10/02         23
    0435167838                           05           02/01/03          0
    9427107                              O            01/01/33
    0


    8303093          W30/G01             F          269,650.00         ZZ
                                         360        269,258.42          1
                                       7.625          1,908.57        102
                                       7.375          1,908.57
    AMESBURY         MA   01913          1            12/19/02         23
    0435229026                           05           02/01/03          0
    02110120                             O            01/01/33
    0


    8303139          J95/G01             F          177,000.00         ZZ
                                         360        176,641.31          1
                                       8.000          1,298.77        107
                                       7.750          1,298.77
    MONROE           NC   28110          5            11/22/02         23
    0435124391                           03           01/01/03          0
    0040373326                           O            12/01/32
    0


    8303533          E22/G01             F          104,000.00         ZZ
                                         360        103,856.39          1
                                       7.875            754.07        105
                                       7.625            754.07
    CLARKSVILLE      IN   47129          1            12/19/02         23
    0415284959                           05           02/01/03          0
    0415284959                           O            01/01/33
    0


    8303545          E22/G01             F           87,550.00         ZZ
                                         360         87,458.87          2
                                       9.250            720.25        103
                                       8.750            720.25
    CHICAGO          IL   60636          1            12/19/02         23
    0415330505                           05           02/01/03          0
    0415330505                           O            01/01/33
    0
1




    8303583          E22/G01             F           57,900.00         ZZ
                                         360         57,813.79          1
                                       7.500            404.85         95
                                       7.250            404.85
    WOOSTER          OH   44691          1            12/19/02         23
    0415665009                           05           02/01/03          0
    0415665009                           N            01/01/33
    0


    8303585          E22/G01             F          136,600.00         ZZ
                                         360        136,383.93          1
                                       8.000          1,002.32        106
                                       7.750          1,002.32
    CANTON           NC   25716          1            12/19/02         23
    0415668326                           05           02/01/03          0
    0415668326                           O            01/01/33
    0


    8303643          E22/G01             F          245,100.00         ZZ
                                         360        244,775.43          1
                                       8.500          1,884.61         95
                                       8.250          1,884.61
    TEMECULA         CA   92592          1            12/06/02         23
    0415546944                           01           02/01/03          0
    0415546944                           O            01/01/33
    0


    8303663          E22/G01             F          126,000.00         ZZ
                                         360        125,838.75          1
                                       8.250            946.60        106
                                       8.000            946.60
    ELYRIA           OH   44035          1            12/19/02         23
    0415589530                           05           02/01/03          0
    0415589530                           O            01/01/33
    0


    8304015          R17/G01             F           95,200.00         ZZ
                                         360         94,981.32          1
                                       7.375            657.53        107
                                       7.125            657.53
    AVELLA           PA   15312          1            11/22/02         23
    0435430301                           05           01/01/03          0
    2000173485                           O            12/01/32
    0


    8304097          R56/G01             F          157,500.00         ZZ
                                         360        157,110.44          1
1


                                       7.000          1,047.85         99
                                       6.750          1,047.85
    APPLE VALLEY     CA   92307          5            11/20/02         23
    0435141882                           05           01/01/03          0
    02144341                             O            12/01/32
    0


    8305225          069/G01             F          208,400.00         ZZ
                                         360        207,933.02          1
                                       7.250          1,421.66        106
                                       7.000          1,421.66
    MURRIETA         CA   92563          1            12/03/02         23
    0435183082                           01           02/01/03          0
    35188336821                          O            01/01/33
    0


    8305303          W82/G01             F          110,210.00         ZZ
                                         360        110,041.73          1
                                       9.375            916.67        103
                                       9.125            916.67
    EVANSVILLE       IN   47714          5            11/20/02         23
    0435155494                           05           01/01/03          0
    910002952                            O            12/01/32
    0


    8305339          R17/G01             F           71,150.00         ZZ
                                         360         70,978.27          1
                                       7.125            479.36        107
                                       6.875            479.36
    MOUNTAINTOP      PA   18707          1            12/02/02         23
    0435306600                           05           01/01/03          0
    1000169147                           O            12/01/32
    0


    8305361          E22/G01             F          116,300.00         ZZ
                                         360        116,175.73          1
                                       9.125            946.26        103
                                       8.625            946.26
    SEVIERVILLE      TN   37862          1            12/20/02         23
    0415616382                           05           02/01/03          0
    0415616382                           O            01/01/33
    0


    8305403          R17/G01             F          157,000.00         ZZ
                                         360        156,766.23          1
                                       7.500          1,097.77        100
                                       7.250          1,097.77
    MORENO VALLEY    CA   92555          1            12/01/02         23
    0435155528                           05           02/01/03          0
1


    1000190265                           O            01/01/33
    0


    8305437          E22/G01             F          125,650.00         ZZ
                                         360        125,472.07          1
                                       7.750            900.17        106
                                       7.500            900.17
    KANSAS CITY      MO   64137          1            12/20/02         23
    0415704493                           05           02/01/03          0
    0415704493                           O            01/01/33
    0


    8305443          E22/G01             F          118,450.00         ZZ
                                         360        118,305.97          1
                                       8.500            910.78        100
                                       8.000            910.78
    DEERFIELD BEACH  FL   33442          1            12/20/02         23
    0415713270                           01           02/01/03          0
    0415713270                           O            01/01/33
    0


    8305479          E22/G01             F          275,500.00         ZZ
                                         360        275,173.53          1
                                       8.625          2,142.81         97
                                       8.375          2,142.81
    HIALEAH          FL   33016          5            12/16/02         23
    0415509033                           05           02/01/03          0
    0415509033                           O            01/01/33
    0


    8305497          E22/G01             F          108,500.00         ZZ
                                         360        108,413.40          1
                                      10.500            992.49         99
                                      10.000            992.49
    KENNER           LA   70065          5            12/16/02         23
    0415538636                           01           02/01/03          0
    0415538636                           O            01/01/33
    0


    8305519          E22/G01             F          216,686.00         ZZ
                                         360        216,422.53          1
                                       8.500          1,666.13         99
                                       8.000          1,666.13
    SUGAR LAND       TX   77496          1            12/18/02         23
    0415571470                           03           02/01/03          0
    0415571470                           O            01/01/33
    0


1


    8305523          E22/G01             F          103,950.00         ZZ
                                         360        103,852.61          1
                                       9.750            893.09         99
                                       9.250            893.09
    RICHMOND         VA   23231          5            12/16/02         23
    0415577147                           05           02/01/03          0
    0415577147                           O            01/01/33
    0


    8305527          E22/G01             F          145,300.00         ZZ
                                         360        145,123.33          1
                                       8.500          1,117.23         95
                                       8.000          1,117.23
    LAS VEGAS        NV   89131          1            12/06/02         23
    0415579374                           03           02/01/03          0
    0415579374                           N            01/01/33
    0


    8305599          E22/G01             F          122,814.45         ZZ
                                         360        122,012.08          1
                                       9.750          1,055.17         99
                                       9.500          1,055.17
    FLORENCE         SC   29505          1            12/20/02         23
    0415372622                           05           02/01/03          0
    0415372622                           O            01/01/33
    0


    8305605          E22/G01             F          155,150.00         ZZ
                                         360        154,935.74          1
                                       7.875          1,124.95        107
                                       7.375          1,124.95
    COLLINSVILLE     OK   74021          2            12/16/02         23
    0415400324                           05           02/01/03          0
    0415400324                           O            01/01/33
    0


    8305607          E22/G01             F           49,000.00         ZZ
                                         360         48,927.03          1
                                       7.500            342.62        107
                                       7.000            342.62
    FORT PIERCE      FL   34951          1            12/20/02         23
    0415404425                           01           02/01/03          0
    0415404425                           O            01/01/33
    0


    8305617          R17/G01             F          235,000.00         ZZ
                                         360        234,613.60          1
                                       7.000          1,563.47        107
                                       6.750          1,563.47
1


    BOISE            WA   83713          5            12/06/02         23
    0435288253                           05           02/01/03          0
    1000193137                           O            01/01/33
    0


    8305629          E22/G01             F          148,320.00         ZZ
                                         360        148,099.17          1
                                       7.500          1,037.07        103
                                       7.000          1,037.07
    FAIRFIELD        AL   35064          1            12/20/02         23
    0415451319                           05           02/01/03          0
    0415451319                           O            01/01/33
    0


    8305639          E22/G01             F          172,500.00         ZZ
                                         360        172,236.69          1
                                       7.375          1,191.41        107
                                       6.875          1,191.41
    FT LAUDERDALE    FL   33324          1            12/20/02         23
    0415463934                           09           02/01/03          0
    0415463934                           O            01/01/33
    0


    8305671          U35/G01             F          117,317.00         ZZ
                                         360        117,154.06          2
                                       8.125            871.08        103
                                       7.875            871.08
    FOND DU LAC      WI   54935          1            12/18/02         23
    0435215496                           05           02/01/03          0
    10386018                             O            01/01/33
    0


    8305681          964/G01             F          197,700.00         ZZ
                                         360        197,289.34          1
                                       7.500          1,382.35        103
                                       7.250          1,382.35
    FRESNO           CA   93720          1            12/05/02         23
    0435172598                           05           02/01/03          0
    313690                               O            01/01/33
    0


    8305687          B28/G01             F          107,500.00         ZZ
                                         360        107,331.77          1
                                       7.250            733.34         88
                                       7.000            733.34
    GRAND ISLAND     NE   68801          1            12/13/02         23
    0435140728                           05           02/01/03          0
    16600150                             O            01/01/33
    0
1




    8305749          147/G01             F           68,700.00         ZZ
                                         360         68,602.70          1
                                       7.750            492.18        106
                                       7.500            492.18
    AUSTIN           TX   78724          1            12/03/02         23
    0435133152                           05           02/01/03          0
    10513991                             O            01/01/33
    0


    8305757          R17/G01             F          117,700.00         ZZ
                                         360        117,467.46          1
                                       8.125            873.92        107
                                       7.875            873.92
    BOISE            ID   83704          5            11/01/02         23
    0435196233                           05           01/01/03          0
    1000166536                           O            12/01/32
    0


    8305793          737/G01             F           64,050.00         ZZ
                                         360         63,968.02          1
                                       8.250            481.19        107
                                       8.000            481.19
    CLUTE            TX   77531          1            12/13/02         23
    0435187307                           05           02/01/03          0
    2099226                              O            01/01/33
    0


    8305815          M45/G01             F          129,470.00         ZZ
                                         360        129,239.02          1
                                       8.625          1,007.01        107
                                       8.375          1,007.01
    DUMFRIES         VA   22026          1            11/18/02         23
    0435275169                           01           01/01/03          0
    A0392849                             O            12/01/32
    0


    8305833          737/G01             F           53,500.00         T
                                         360         53,433.26          1
                                       8.375            406.64        107
                                       8.125            406.64
    FULTON           TX   78358          1            12/09/02         23
    0435182043                           05           02/01/03          0
    2098686                              O            01/01/33
    0


    8305941          Q64/G01             F          176,450.00         ZZ
                                         360        175,912.35          1
1


                                       7.625          1,248.91        107
                                       7.375          1,248.91
    CHARLESTON       SC   29414          1            12/04/02         23
    0435130562                           03           01/01/03          0
    0105295703                           O            12/01/32
    0


    8306051          J95/G01             F          255,500.00         ZZ
                                         360        255,109.97          1
                                       7.375          1,764.68        100
                                       7.125          1,764.68
    SALT LAKE CITY   UT   84103          1            12/06/02         23
    0435154679                           05           02/01/03          0
    0040259616                           O            01/01/33
    0


    8306053          R17/G01             F          265,000.00         ZZ
                                         360        264,564.30          1
                                       7.000          1,763.05        100
                                       6.750          1,763.05
    INGLEWOOD        CA   90303          1            12/02/02         23
    0435238548                           05           02/01/03          0
    1000180600                           O            01/01/33
    0


    8306107          R17/G01             F          252,777.00         ZZ
                                         360        252,181.82          1
                                       7.250          1,724.39        107
                                       7.000          1,724.39
    SCOTTSDALE       AZ   85260          1            11/26/02         23
    0435136775                           01           01/01/03          0
    1000190672                           O            12/01/32
    0


    8306175          950/G01             F          186,950.00         ZZ
                                         360        186,531.17          1
                                       7.500          1,307.18        100
                                       7.250          1,307.18
    GRANITE FALLS    WA   98252          1            11/04/02         00
    0435173042                           05           01/01/03          0
    E4208004                             O            12/01/32
    0


    8306353          950/G01             F           87,550.00         ZZ
                                         360         87,465.77          1
                                       9.625            744.17        103
                                       9.375            744.17
    SUSANVILLE       CA   96130          1            11/26/02         23
    0435239645                           05           02/01/03          0
1


    A7208001                             O            01/01/33
    0


    8306371          A11/G01             F          262,150.00         ZZ
                                         360        261,523.88          1
                                       8.125          1,946.46        107
                                       7.875          1,946.46
    WOODHAVEN        MI   48183          1            12/16/02         23
    0435268800                           05           01/16/03          0
    6000699082                           O            12/16/32
    0


    8306387          A11/G01             F          131,100.00         ZZ
                                         360        130,834.32          1
                                       8.000            961.97        105
                                       7.750            961.97
    REDFORD TWP      MI   48239          1            12/13/02         23
    0435147558                           05           01/13/03          0
    1612630947                           O            12/13/32
    0


    8306447          G34/G01             F          127,500.00         ZZ
                                         360        127,310.16          1
                                       7.500            891.50        103
                                       7.250            891.50
    LAS VEGAS        NV   89123          1            12/17/02         23
    0435135116                           03           02/01/03          0
    39012444                             O            01/01/33
    0


    8306451          G34/G01             F          193,500.00         ZZ
                                         360        193,181.02          1
                                       7.500          1,352.98        103
                                       7.250          1,352.98
    NORTH LAS VEGAS  NV   89031          1            12/20/02         23
    0435135264                           05           02/01/03          0
    39012498                             O            01/01/33
    0


    8306519          R65/G01             F          132,300.00         ZZ
                                         360        132,117.30          1
                                       7.875            959.27        106
                                       7.625            959.27
    OXON HILL        MD   20745          5            12/04/02         23
    0435134770                           07           02/01/03          0
    4183157210                           O            01/01/33
    0


1


    8306545          P57/G01             F           97,000.00         ZZ
                                         180         96,759.58          1
                                       6.990            644.70        107
                                       6.740            644.70
    GRAND RAPIDS     MI   49509          1            11/18/02         23
    0435132006                           05           01/01/03          0
    202119                               O            12/01/17
    0


    8306777          B57/G01             F          126,000.00         ZZ
                                         360        125,602.22          1
                                       7.250            859.54        106
                                       7.000            859.54
    CHINO VALLEY     AZ   86323          1            12/10/02         23
    0435166517                           05           02/01/03          0
    20001129                             O            01/01/33
    0


    8307713          E22/G01             F          172,010.00         ZZ
                                         360        171,096.02          1
                                       7.625          1,217.48        103
                                       7.375          1,217.48
    BIRMINGHAM       AL   35215          5            12/18/02         23
    0415572437                           05           02/01/03          0
    0415572437                           O            01/01/33
    0


    8307723          E22/G01             F          131,610.00         ZZ
                                         360        131,418.88          1
                                       7.625            931.53        107
                                       7.125            931.53
    NEW PORT RICHEY  FL   34655          5            12/17/02         23
    0415585165                           01           02/01/03          0
    0415585165                           O            01/01/33
    0


    8307779          E22/G01             F          115,360.00         ZZ
                                         360        115,195.24          1
                                       7.875            836.44        103
                                       7.625            836.44
    DURHAM           NC   27704          2            12/18/02         23
    0415356559                           05           02/01/03          0
    0415356559                           O            01/01/33
    0


    8307801          E22/G01             F          103,000.00         ZZ
                                         360        102,884.09          1
                                       8.875            819.51        103
                                       8.375            819.51
1


    PLANT CITY       FL   33563          9            12/17/02         23
    0415495431                           05           02/01/03          0
    0415495431                           O            01/01/33
    0


    8307831          E22/G01             F          158,360.00         ZZ
                                         360        158,157.34          1
                                       8.250          1,189.71        107
                                       7.750          1,189.71
    MEMPHIS          TN   38135          9            12/16/02         23
    0415592203                           05           02/01/03          0
    0415592203                           O            01/01/33
    0


    8307891          E22/G01             F           78,280.00         ZZ
                                         360         78,229.72          1
                                      11.500            775.20        103
                                      11.000            775.20
    HUNTSVILLE       AL   35810          5            12/18/02         23
    0415631258                           05           02/01/03          0
    0415631258                           O            01/01/33
    0


    8307897          E22/G01             F           98,777.00         ZZ
                                         360         98,665.85          1
                                       8.875            785.91        103
                                       8.375            785.91
    OKLAHOMA CITY    OK   73107          1            12/23/02         23
    0415638006                           05           02/01/03          0
    0415638006                           O            01/01/33
    0


    8307901          E22/G01             F          144,200.00         ZZ
                                         360        144,041.87          1
                                       9.000          1,160.27        103
                                       8.750          1,160.27
    MIRAMAR          FL   33025          1            12/23/02         00
    0415640515                           05           02/01/03          0
    0415640515                           O            01/01/33
    0


    8307983          E22/G01             F          424,000.00         ZZ
                                         360        423,429.12          2
                                       8.000          3,111.16        103
                                       7.750          3,111.16
    QUINCY           MA   02169          1            12/23/02         23
    0415757491                           05           02/01/03          0
    0415757491                           O            01/01/33
    0
1




    8308059          E22/G01             F          132,660.00         ZZ
                                         360        132,494.52          1
                                       8.375          1,008.31         99
                                       8.125          1,008.31
    JASPER           AL   35501          5            12/17/02         23
    0415409960                           05           02/01/03          0
    0415409960                           O            01/01/33
    0


    8308307          950/G01             F          193,500.00         ZZ
                                         360        193,180.55          1
                                       9.000          1,556.94        100
                                       8.750          1,556.94
    GIG HARBOR       WA   98332          1            11/26/02         23
    0435142682                           05           01/01/03          0
    E7211122                             O            12/01/32
    0


    8308379          313/G01             F          183,000.00         ZZ
                                         180        182,740.84          1
                                       7.750          1,311.04        107
                                       7.500          1,311.04
    ELMHURST         IL   60126          1            12/16/02         23
    0435142674                           05           02/01/03          0
    0009236308                           O            01/01/18
    0


    8308417          W95/G01             F           44,150.00         ZZ
                                         360         44,092.03          1
                                       8.125            327.82         95
                                       7.875            327.82
    KANSAS CITY      MO   64131          1            12/13/02         23
    0435137666                           05           02/01/03          0
    2252910009648                        N            01/01/33
    0


    8308419          X91/G01             F          238,000.00         ZZ
                                         360        237,654.39          1
                                       7.625          1,684.55        107
                                       7.375          1,684.55
    MILILANI         HI   96789          1            12/11/02         23
    0435168075                           01           02/01/03          0
    802838                               O            01/01/33
    0


    8308497          E86/G01             F          337,050.00         ZZ
                                         360        336,275.86          1
1


                                       7.375          2,327.92        107
                                       7.125          2,327.92
    SAN JUAN CAPIST  CA   92675          1            11/22/02         23
    0435131537                           09           01/01/03          0
    0000256756                           O            12/01/32
    0


    8308515          E86/G01             F          183,340.00         ZZ
                                         180        182,949.29          1
                                       7.750          1,313.47        103
                                       7.500          1,313.47
    LAS CRUCES       NM   88011          1            11/27/02         23
    0435134572                           05           01/01/03          0
    0000255505                           O            12/01/17
    0


    8308589          W95/G01             F          185,110.00         ZZ
                                         360        184,779.76          1
                                       8.625          1,439.77        107
                                       8.375          1,439.77
    MIAMI            FL   33133          1            12/13/02         23
    0435119763                           05           01/15/03          0
    2351210010137                        O            12/15/32
    0


    8308695          W39/G01             F           95,000.00         T
                                         360         94,868.81          1
                                       7.875            688.82        106
                                       7.625            688.82
    BRADENTON        FL   34210          1            12/20/02         00
    0435119128                           01           02/01/03          0
    LA025083                             O            01/01/33
    0


    8308743          W39/G01             F          110,200.00         ZZ
                                         360        110,066.01          1
                                       8.500            847.34        100
                                       8.250            847.34
    COVINGTON        LA   70433          1            12/20/02         23
    0435117122                           05           02/01/03          0
    LA024715                             O            01/01/33
    0


    8308859          W40/G01             F           68,700.00         ZZ
                                         360         68,622.68          1
                                       8.875            546.61         98
                                       8.625            546.61
    DETROIT          MI   48227          1            12/18/02         23
    0435152525                           05           02/01/03          0
1


    101013287                            O            01/01/33
    0


    8308975          U85/G01             F          102,030.00         ZZ
                                         360        101,780.12          2
                                       8.500            784.52         95
                                       8.250            784.52
    MILWAUKEE        WI   53215          1            10/30/02         23
    0435152640                           05           12/01/02          0
    4350324                              O            11/01/32
    0


    8308995          X78/G01             F          382,900.00         ZZ
                                         360        382,490.93          1
                                       9.125          3,115.40        100
                                       8.875          3,115.40
    MCDONOUGH        GA   30253          1            12/23/02         23
    0435123799                           03           02/01/03          0
    990260                               O            01/01/33
    0


    8309003          E57/G01             F          282,000.00         ZZ
                                         360        281,590.50          1
                                       7.625          1,995.98        100
                                       7.375          1,995.98
    ANAHEIM          CA   92805          1            12/12/02         23
    0435169172                           05           02/01/03          0
    06012440                             O            01/01/33
    0


    8309011          E57/G01             F          298,400.00         ZZ
                                         360        297,429.36          1
                                       7.500          2,086.46        103
                                       7.250          2,086.46
    LAUREL           MD   20723          1            11/07/02         23
    0435120027                           09           12/01/02          0
    16000917                             O            11/01/32
    0


    8309065          M27/G01             F          264,750.00         ZZ
                                         360        264,452.06          1
                                       8.875          2,106.47        102
                                       8.625          2,106.47
    SMYRNA           TN   37167          1            12/19/02         23
    0435194048                           05           02/01/03          0
    5000085015                           O            01/01/33
    0


1


    8309097          R49/G01             F           37,450.00         ZZ
                                         360         37,402.07          2
                                       8.250            281.35        107
                                       8.000            281.35
    EAST CHICAGO     IN   46312          1            12/18/02         23
    0435119086                           05           02/01/03          0
    02110062                             O            01/01/33
    0


    8309139          313/G01             F          107,500.00         ZZ
                                         360        107,351.55          1
                                       7.875            779.45        100
                                       7.625            779.45
    POST FALLS       ID   83854          5            12/05/02         23
    0435117098                           05           02/01/03          0
    9146713                              O            01/01/33
    0


    8309739          E22/G01             F          227,600.00         ZZ
                                         360        227,308.74          1
                                       8.250          1,709.88         99
                                       7.750          1,709.88
    CENTERVILLE      UT   84014          2            12/19/02         23
    0415672971                           05           02/01/03          0
    0415672971                           O            01/01/33
    0


    8309747          E22/G01             F          101,000.00         ZZ
                                         360        100,886.34          1
                                       8.875            803.60        100
                                       8.625            803.60
    ST. JOSEPH       MI   49085          9            12/20/02         23
    0415675966                           05           02/01/03          0
    0415675966                           O            01/01/33
    0


    8309749          E22/G01             F          145,000.00         ZZ
                                         360        144,836.81          1
                                       8.875          1,153.69         98
                                       8.375          1,153.69
    GUNTERSVILLE     AL   35976          5            12/19/02         23
    0415594613                           05           02/01/03          0
    0415594613                           O            01/01/33
    0


    8309751          E22/G01             F          208,500.00         ZZ
                                         360        208,342.30          1
                                      10.750          1,946.31        102
                                      10.500          1,946.31
1


    OVERLAND PARK    KS   66223          2            12/18/02         00
    0415595156                           03           02/01/03          0
    0415595156                           O            01/01/33
    0


    8309753          E22/G01             F           79,150.00         ZZ
                                         360         79,032.15          1
                                       7.500            553.43        107
                                       7.250            553.43
    WORTHINGTON      MN   56187          5            12/19/02         23
    0415600972                           05           02/01/03          0
    0415600972                           O            01/01/33
    0


    8309913          E22/G01             F          269,800.00         ZZ
                                         360        269,417.93          2
                                       7.750          1,932.88         95
                                       7.500          1,932.88
    DOVER            NJ   07801          1            12/24/02         23
    0415363357                           05           02/01/03          0
    0415363357                           O            01/01/33
    0


    8309915          E22/G01             F          156,420.00         ZZ
                                         360        156,219.83          1
                                       8.250          1,175.13         99
                                       7.750          1,175.13
    FORT LAUDERDALE  FL   33334          5            12/19/02         23
    0415368562                           05           02/01/03          0
    0415368562                           O            01/01/33
    0


    8309935          E22/G01             F          100,940.00         ZZ
                                         360        100,834.94          1
                                       9.250            830.41        103
                                       9.000            830.41
    PORT SAINT LUCI  FL   34953          5            12/19/02         23
    0415320464                           05           02/01/03          0
    0415320464                           O            01/01/33
    0


    8310095          685/G01             F          347,750.00         ZZ
                                         360        346,359.47          1
                                       7.625          2,461.35        107
                                       7.375          2,461.35
    ESCONDIDO        CA   92026          5            12/06/02         23
    0435148184                           05           02/01/03          0
    130952                               O            01/01/33
    0
1




    8310175          U05/G01             F          111,000.00         ZZ
                                         360        110,830.56          1
                                       7.375            766.65        106
                                       7.125            766.65
    ROCKVILLE        MD   20852          1            12/06/02         23
    0435148218                           01           02/01/03          0
    3217321                              O            01/01/33
    0


    8310309          588/G01             F           90,050.00         ZZ
                                         360         89,821.75          1
                                       6.875            591.56        107
                                       6.625            591.56
    SILVER SPRING    MD   20906          1            11/15/02         23
    0435218656                           01           01/01/03          0
    1079709                              O            12/01/32
    0


    8310515          642/G01             F          399,250.00         ZZ
                                         360        398,739.07          1
                                       8.250          2,999.43         96
                                       8.000          2,999.43
    OAKLAND          CA   94619          5            12/10/02         23
    0435181052                           05           02/01/03          0
    08202102                             O            01/01/33
    0


    8310751          U05/G01             F          143,350.00         ZZ
                                         360        143,136.57          1
                                       7.500          1,002.32        107
                                       7.250          1,002.32
    MERIDIAN         ID   83642          5            12/05/02         23
    0435145479                           05           02/01/03          0
    3284210                              O            01/01/33
    0


    8311047          588/G01             F          264,000.00         ZZ
                                         360        261,913.26          1
                                       6.875          1,734.29        106
                                       6.625          1,734.29
    MONTGOMERY VILL  MD   20879          1            11/22/02         23
    0435358973                           09           01/01/03          0
    1080183                              O            12/01/32
    0


    8311071          588/G01             F          108,300.00         ZZ
                                         360        107,832.36          1
1


                                       6.875            711.45        103
                                       6.625            711.45
    OLNEY            MD   20832          5            10/25/02         23
    0435217500                           01           12/01/02          0
    00010772878                          O            11/01/32
    0


    8311091          588/G01             F          185,350.00         ZZ
                                         360        184,944.96          1
                                       7.625          1,311.90        103
                                       7.375          1,311.90
    WOODBRIDGE       VA   22191          1            11/25/02         23
    0435224449                           09           01/01/03          0
    1080290                              O            12/01/32
    0


    8311099          588/G01             F          112,000.00         ZZ
                                         360        111,722.79          1
                                       7.500            783.12        107
                                       7.250            783.12
    UPPER DARBY      PA   19018          1            11/15/02         23
    0435149521                           05           01/01/03          0
    1079203                              O            12/01/32
    0


    8311109          R65/G01             F          191,900.00         ZZ
                                         360        191,635.00          2
                                       7.875          1,391.41         95
                                       7.625          1,391.41
    PROVIDENCE       RI   02909          1            12/23/02         23
    0435145115                           05           02/01/03          0
    4198077290                           O            01/01/33
    0


    8311115          588/G01             F          116,350.00         ZZ
                                         360        116,108.20          1
                                       7.875            843.62        103
                                       7.625            843.62
    GERMANTOWN       MD   20874          1            11/21/02         23
    0435190764                           01           01/01/03          0
    1080545                              O            12/01/32
    0


    8311119          M50/G01             F           96,300.00         ZZ
                                         180         96,179.87          1
                                       8.375            731.95        107
                                       8.125            731.95
    ZEPHYRHILLS      FL   33542          2            12/17/02         23
    0435146626                           05           02/01/03          0
1


    2510907                              O            01/01/18
    0


    8311129          H76/G01             F          139,100.00         ZZ
                                         180        138,293.33          1
                                       8.000          1,329.32        107
                                       7.750          1,329.32
    AGAWAM           MA   01001          5            12/20/02         23
    0435146303                           05           02/01/03          0
    2002459117                           O            01/01/18
    0


    8311147          588/G01             F          254,600.00         ZZ
                                         360        254,028.97          1
                                       7.500          1,780.20        107
                                       7.250          1,780.20
    CLINTON          MD   20735          1            11/26/02         23
    0435157755                           05           01/01/03          0
    1080309                              O            12/01/32
    0


    8311151          M50/G01             F           74,100.00         ZZ
                                         180         74,007.57          1
                                       8.375            563.21         95
                                       8.125            563.21
    HOUSTON          TX   77071          1            12/16/02         23
    0435215090                           01           02/01/03          0
    1210625                              O            01/01/18
    0


    8311181          M50/G01             F           60,770.00         ZZ
                                         180         60,709.98          1
                                       9.500            510.99        103
                                       9.250            510.99
    SAINT PETERSBUR  FL   33712          1            12/17/02         23
    0435195292                           01           02/01/03          0
    2510764                              O            01/01/18
    0


    8311255          642/G01             F          168,000.00         ZZ
                                         360        167,762.09          1
                                       7.750          1,203.57        102
                                       7.500          1,203.57
    PHENIX CITY      AL   36867          1            12/16/02         23
    0435143276                           05           02/01/03          0
    11206602                             O            01/01/33
    0


1


    8311273          S53/G01             F           97,000.00         ZZ
                                         360         96,872.67          1
                                       8.125            720.22        105
                                       7.875            720.22
    CINCINNATI       OH   45237          2            12/17/02         23
    0435147749                           05           02/01/03          0
    9841789                              O            01/01/33
    0


    8311379          588/G01             F          200,000.00         ZZ
                                         360        199,573.81          1
                                       7.750          1,432.82        107
                                       7.500          1,432.82
    TOWNSHIP OF ROX  NJ   07876          1            11/12/02         23
    0435297833                           01           01/01/03          0
    1079167                              O            12/01/32
    0


    8311383          U85/G01             F          118,000.00         ZZ
                                         360        117,752.46          1
                                       9.250            970.76        100
                                       9.000            970.76
    NEENAH           WI   54956          1            11/01/02         23
    0435189253                           05           12/01/02          0
    VERRET                               O            11/01/32
    0


    8311389          R17/G01             F           59,550.00         ZZ
                                         360         59,188.33          1
                                       8.750            468.48         81
                                       8.500            468.48
    LAKE JACKSON     TX   77566          1            12/17/02         23
    0435136429                           09           02/01/03          0
    1000198151                           N            01/01/33
    0


    8311541          M45/G01             F           77,250.00         ZZ
                                         360         77,112.17          1
                                       8.625            600.85        103
                                       8.375            600.85
    NEWPORT          PA   17074          1            11/26/02         23
    0435216528                           05           01/01/03          0
    A0398541                             O            12/01/32
    0


    8311637          588/G01             F          179,900.00         ZZ
                                         360        179,476.42          1
                                       7.250          1,227.24        103
                                       7.000          1,227.24
1


    CLAYMONT         DE   19703          1            11/20/02         23
    0435191556                           05           01/01/03          0
    1080023                              O            12/01/32
    0


    8311835          W82/G01             F          192,900.00         ZZ
                                         360        192,488.92          1
                                       7.750          1,381.96        103
                                       7.500          1,381.96
    EXCELSIOR SPRIN  MO   64024          5            11/22/02         23
    0435145594                           05           01/01/03          0
    910002959                            O            12/01/32
    0


    8311873          F34/G01             F          282,400.00         ZZ
                                         360        281,958.07          1
                                       7.250          1,926.47        103
                                       7.000          1,926.47
    ARLINGTON        VA   22207          1            12/06/02         23
    0435149331                           05           02/01/03          0
    10210028                             O            01/01/33
    0


    8311893          N67/G01             F          130,500.00         ZZ
                                         360        130,341.34          1
                                       8.500          1,003.43        107
                                       8.250          1,003.43
    GERMANTOWN       MD   20874          1            12/09/02         23
    0435143714                           01           02/01/03          0
    3274006284                           O            01/01/33
    0


    8311941          U85/G01             F          185,625.00         ZZ
                                         360        185,431.80          1
                                       9.250          1,527.09         99
                                       9.000          1,527.09
    HARTLAND         WI   53029          1            12/20/02         23
    0435141874                           05           02/01/03          0
    7553932                              O            01/01/33
    0


    8311977          R17/G01             F          117,040.00         ZZ
                                         360        116,045.27          1
                                       7.500            818.37         95
                                       7.250            818.37
    AUSTIN           TX   78728          1            12/09/02         23
    0435329974                           05           02/01/03          0
    1000173189                           N            01/01/33
    0
1




    8312015          U85/G01             F          108,150.00         ZZ
                                         180        108,043.20          1
                                       9.500            909.38        103
                                       9.250            909.38
    FOND DU LAC      WI   54935          2            12/17/02         23
    0435155593                           05           02/01/03          0
    JURGENMEIR                           O            01/01/18
    0


    8312789          E22/G01             F          144,000.00         ZZ
                                         360        143,796.08          1
                                       7.750          1,031.63        107
                                       7.250          1,031.63
    REDDING          CA   96001          1            12/13/02         23
    0415356781                           05           02/01/03          0
    0415356781                           O            01/01/33
    0


    8312841          E22/G01             F          141,775.00         T
                                         360        141,593.56          1
                                       8.250          1,065.11        107
                                       8.000          1,065.11
    ALBEQUERQUE      NM   87120          1            12/12/02         23
    0415489475                           05           02/01/03          0
    0415489475                           O            01/01/33
    0


    8312875          E22/G01             F           33,250.00         ZZ
                                         360         33,209.58          1
                                       8.500            255.66         95
                                       8.000            255.66
    CHATTANOOGA      TN   37407          1            12/26/02         23
    0415574466                           05           02/01/03          0
    0415574466                           N            01/01/33
    0


    8312879          E22/G01             F          148,500.00         ZZ
                                         360        148,278.91          1
                                       7.500          1,038.33        104
                                       7.000          1,038.33
    EAST WENATCHEE   WA   98802          5            12/16/02         23
    0415578103                           05           02/01/03          0
    0415578103                           O            01/01/33
    0


    8312881          E22/G01             F          133,000.00         ZZ
                                         360        132,868.64          1
1


                                       9.500          1,118.34        103
                                       9.000          1,118.34
    HAYDEN           AL   35079          5            12/20/02         23
    0415579473                           05           02/01/03          0
    0415579473                           O            01/01/33
    0


    8312897          E22/G01             F          162,600.00         ZZ
                                         360        162,369.73          1
                                       7.750          1,164.89        107
                                       7.500          1,164.89
    LAKE CHARLES     LA   70611          2            12/18/02         23
    0415594217                           05           02/01/03          0
    0415594217                           O            01/01/33
    0


    8312899          E22/G01             F          130,800.00         ZZ
                                         360        130,605.25          1
                                       7.500            914.57        105
                                       7.000            914.57
    PFLUGERVILLE     TX   78660          1            12/26/02         23
    0415595636                           05           02/01/03          0
    0415595636                           O            01/01/33
    0


    8312915          E22/G01             F          143,150.00         ZZ
                                         360        142,936.85          1
                                       7.500          1,000.93        103
                                       7.250          1,000.93
    SACRAMENTO       CA   95815          1            12/18/02         23
    0415614585                           05           02/01/03          0
    0415614585                           O            01/01/33
    0


    8312941          E22/G01             F           95,230.00         ZZ
                                         360         95,108.14          1
                                       8.250            715.43        107
                                       7.750            715.43
    CARLISLE         PA   17013          2            12/20/02         23
    0415638303                           07           02/01/03          0
    0415638303                           O            01/01/33
    0


    8312949          E22/G01             F          149,150.00         ZZ
                                         360        148,922.32          1
                                       7.375          1,030.14         95
                                       6.875          1,030.14
    AUBURNDALE       FL   33823          1            12/12/02         23
    0415649995                           05           02/01/03          0
1


    0415649995                           N            01/01/33
    0


    8312953          E22/G01             F           66,435.00         ZZ
                                         360         66,388.68          1
                                      11.125            638.96        103
                                      10.625            638.96
    ARTESIA          NM   88210          5            12/20/02         23
    0415652031                           05           02/01/03          0
    0415652031                           O            01/01/33
    0


    8312961          E22/G01             F          255,100.00         ZZ
                                         360        254,781.79          1
                                       8.375          1,938.94        107
                                       7.875          1,938.94
    SANTA ROSA       CA   95405          5            12/18/02         23
    0415657949                           09           02/01/03          0
    0415657949                           O            01/01/33
    0


    8313009          E22/G01             F          131,000.00         ZZ
                                         360        130,800.03          1
                                       7.375            904.78        107
                                       6.875            904.78
    VANCOUVER        WA   98662          1            12/23/02         23
    0415731652                           05           02/01/03          0
    0415731652                           O            01/01/33
    0


    8313025          E22/G01             F           67,400.00         T
                                         360         67,304.55          1
                                       7.750            482.86        107
                                       7.500            482.86
    NEW ORLEANS      LA   70118          1            12/26/02         23
    0415752518                           05           02/01/03          0
    0415752518                           O            01/01/33
    0


    8313035          E22/G01             F          314,150.00         ZZ
                                         360        313,686.50          1
                                       7.750          2,250.61        103
                                       7.250          2,250.61
    OAKLEY           CA   94561          1            12/19/02         23
    0415789833                           05           02/01/03          0
    0415789833                           O            01/01/33
    0


1


    8313253          477/G01             F          209,600.00         ZZ
                                         360        209,287.93          1
                                       7.500          1,465.55        103
                                       7.250          1,465.55
    MISSION VIEJO    CA   92691          1            12/16/02         23
    0435159371                           01           02/01/03          0
    234973                               O            01/01/33
    0


    8313305          477/G01             F          257,450.00         ZZ
                                         360        257,160.27          1
                                       8.875          2,048.39        103
                                       8.625          2,048.39
    ANTELOPE         CA   95843          1            12/12/02         23
    0435163415                           05           02/01/03          0
    235192                               O            01/01/33
    0


    8313319          E86/G01             F          222,600.00         ZZ
                                         180        222,329.34          2
                                       8.500          1,711.60         99
                                       8.250          1,711.60
    CHICAGO          IL   60639          1            12/11/02         23
    0435168950                           05           02/01/03          0
    1                                    O            01/01/18
    0


    8313389          X67/G01             F          194,000.00         ZZ
                                         360        193,415.35          1
                                       7.500          1,356.48        100
                                       7.250          1,356.48
    LOS ANGELES      CA   90042          1            11/21/02         23
    0435148713                           05           01/01/03          0
    00281213                             O            12/01/32
    0


    8313415          N67/G01             F          234,000.00         ZZ
                                         180        233,722.70          1
                                       8.625          1,820.03        100
                                       8.375          1,820.03
    LINO LAKES       MN   55014          1            12/20/02         23
    0435142450                           05           02/01/03          0
    1161001601                           O            01/01/18
    0


    8313433          477/G01             F          175,100.00         ZZ
                                         360        174,927.06          1
                                       9.500          1,472.34        103
                                       9.250          1,472.34
1


    SUN CITY WEST    AZ   85375          1            12/12/02         23
    0435159264                           05           02/01/03          0
    238660                               O            01/01/33
    0


    8313465          588/G01             F          251,300.00         ZZ
                                         360        250,708.32          1
                                       7.250          1,714.31        107
                                       7.000          1,714.31
    WOODBRIDGE       VA   22192          1            11/25/02         23
    0435145172                           09           01/01/03          0
    1079171                              O            12/01/32
    0


    8313471          588/G01             F          109,200.00         ZZ
                                         360        108,624.15          1
                                       7.750            782.32        104
                                       7.500            782.32
    ALEXANDRIA       VA   22309          1            11/26/02         23
    0435155163                           01           01/01/03          0
    1082010                              O            12/01/32
    0


    8313491          940/G01             F          280,890.00         ZZ
                                         360        280,428.17          1
                                       7.000          1,868.77        106
                                       6.750          1,868.77
    FONTANA          CA   92336          1            12/18/02         23
    0435168117                           05           02/01/03          0
    60020264                             O            01/01/33
    0


    8313499          588/G01             F          168,950.00         ZZ
                                         360        168,716.70          1
                                       7.875          1,225.00        106
                                       7.625          1,225.00
    WILLOW GROVE     PA   19090          1            12/11/02         23
    0435154117                           05           02/01/03          0
    1081062                              O            01/01/33
    0


    8313501          X67/G01             F          234,000.00         ZZ
                                         360        233,676.88          1
                                       7.875          1,696.66        103
                                       7.625          1,696.66
    CHESAPEAKE       VA   23322          5            11/27/02         23
    0435294533                           05           02/01/03          0
    00241364                             O            01/01/33
    0
1




    8313505          S53/G01             F          224,600.00         ZZ
                                         360        224,326.35          1
                                       8.490          1,725.39        107
                                       8.240          1,725.39
    ARVADA           CO   80003          5            12/23/02         23
    0435168778                           05           02/01/03          0
    9841289                              O            01/01/33
    0


    8313521          U35/G01             F          150,000.00         ZZ
                                         360        149,831.18          1
                                       8.875          1,193.47        100
                                       8.625          1,193.47
    MERRILLVILLE     IN   46410          1            12/23/02         23
    0435164710                           05           02/01/03          0
    10380318                             O            01/01/33
    0


    8313533          642/G01             F          152,600.00         ZZ
                                         360        152,383.89          1
                                       7.750          1,093.25        103
                                       7.500          1,093.25
    LAWTON           OK   73507          5            12/20/02         23
    0435155783                           03           02/01/03          0
    11108602                             O            01/01/33
    0


    8313537          N67/G01             F          242,950.00         ZZ
                                         180        242,639.10          1
                                       8.250          1,825.20        103
                                       8.000          1,825.20
    HUNTLEY          IL   60142          1            12/20/02         23
    0435142203                           05           02/01/03          0
    3261002018                           O            01/01/18
    0


    8313545          940/G01             F           50,000.00         ZZ
                                         360         49,927.39          1
                                       7.625            353.90        107
                                       7.375            353.90
    HIGHLAND         CA   92346          1            12/15/02         23
    0435145818                           01           02/01/03          0
    40021157                             O            01/01/33
    0


    8313559          P59/G01             F          158,620.00         ZZ
                                         360        158,432.03          1
1


                                       8.625          1,233.73        103
                                       8.375          1,233.73
    ATASCADERO       CA   93422          1            12/18/02         23
    0435155171                           01           02/01/03          0
    004816                               O            01/01/33
    0


    8313783          U28/G01             F          339,000.00         ZZ
                                         360        338,618.49          1
                                       8.875          2,697.24        103
                                       8.625          2,697.24
    ACWORTH          GA   30102          5            12/16/02         23
    0435172796                           05           02/01/03          0
    2000007335                           O            01/01/33
    0


    8313791          H76/G01             F          115,000.00         ZZ
                                         360        114,827.09          1
                                       9.125            935.68        102
                                       8.875            935.68
    SEVIERVILLE      TN   37862          5            12/18/02         23
    0435168976                           05           02/01/03          0
    2002-460634                          O            01/01/33
    0


    8313871          588/G01             F          194,000.00         ZZ
                                         360        193,688.81          1
                                       7.125          1,307.01        102
                                       6.875          1,307.01
    HYATTSVILLE      MD   20785          1            12/11/02         23
    0435155155                           05           02/01/03          0
    1082530                              O            01/01/33
    0


    8313879          588/G01             F          189,000.00         ZZ
                                         360        188,595.84          1
                                       7.750          1,354.02        104
                                       7.500          1,354.02
    WOODBRIDGE       VA   22192          1            11/15/02         23
    0435164934                           09           01/01/03          0
    1081029                              O            12/01/32
    0


    8313887          R17/G01             F           92,550.00         ZZ
                                         360         92,342.67          1
                                       7.500            647.12        102
                                       7.250            647.12
    MESA             AZ   85201          1            11/20/02         23
    0435423983                           03           01/01/03          0
1


    1000174530                           O            12/01/32
    0


    8313975          B57/G01             F           82,650.00         ZZ
                                         360         82,549.50          1
                                       8.500            635.51         95
                                       8.250            635.51
    GLENDALE         AZ   85301          1            12/10/02         23
    0435222864                           07           02/01/03          0
    20001159                             N            01/01/33
    0


    8314047          N46/G01             F          180,250.00         ZZ
                                         360        180,001.09          1
                                       7.875          1,306.94        100
                                       7.625          1,306.94
    REIDSVILLE       NC   27320          1            12/20/02         23
    0435158878                           05           02/01/03          0
    97671401                             O            01/01/33
    0


    8314051          R84/G01             F          185,915.00         ZZ
                                         360        185,638.20          1
                                       7.500          1,299.94        103
                                       7.250          1,299.94
    HILLSBORO        OR   97123          1            12/20/02         23
    0435170220                           05           02/01/03          0
    LVW5011                              O            01/01/33
    0


    8314085          U35/G01             F          130,000.00         ZZ
                                         360        129,820.49          1
                                       7.875            942.59        100
                                       7.625            942.59
    MILTON           WI   53563          1            12/20/02         23
    0435164652                           01           02/01/03          0
    10399861                             O            01/01/33
    0


    8314099          M37/G01             F          291,000.00         ZZ
                                         360        290,712.59          1
                                       9.500          2,446.89         97
                                       9.250          2,446.89
    GILLETTE         WY   82718          1            12/13/02         23
    0435194162                           05           02/01/03          0
    610295                               O            01/01/33
    0


1


    8314101          U35/G01             F           37,595.00         ZZ
                                         360         37,546.89          1
                                       8.250            282.44        103
                                       8.000            282.44
    SILVIS           IL   61282          1            12/19/02         23
    0435169834                           05           02/01/03          0
    10376298                             O            01/01/33
    0


    8314139          M45/G01             F          165,000.00         ZZ
                                         360        164,733.94          1
                                       9.125          1,342.50        102
                                       8.875          1,342.50
    DAKOTA DUNES     SD   57049          1            11/22/02         23
    0435176250                           05           01/01/03          0
    A0397972                             O            12/01/32
    0


    8314141          G34/G01             F          201,600.00         ZZ
                                         360        201,284.51          1
                                       7.250          1,375.27        103
                                       7.000          1,375.27
    HENDERSON        NV   89052          1            12/19/02         23
    0435166111                           05           02/01/03          0
    39012319                             O            01/01/33
    0


    8314149          E57/G01             F          359,200.00         ZZ
                                         360        358,678.38          1
                                       7.625          2,542.40        105
                                       7.375          2,542.40
    DUARTE           CA   91010          1            12/04/02         23
    0435241187                           05           02/01/03          0
    13004270                             O            01/01/33
    0


    8314161          R65/G01             F          165,000.00         ZZ
                                         360        164,630.34          1
                                       7.500          1,153.70        107
                                       7.250          1,153.70
    OLNEY            MD   20832          1            12/02/02         23
    0435144431                           05           01/01/03          0
    4194537219                           O            12/01/32
    0


    8314179          R65/G01             F          144,450.00         ZZ
                                         360        144,118.23          1
                                       7.375            997.68        107
                                       7.125            997.68
1


    MYERSTOWN        PA   17067          5            11/29/02         23
    0435144365                           05           01/01/03          0
    4195297209                           O            12/01/32
    0


    8314639          E22/G01             F           86,005.00         ZZ
                                         360         85,924.41          1
                                       9.750            738.92        103
                                       9.250            738.92
    NEWPORT NEWS     VA   23608          1            12/26/02         23
    0415003128                           01           02/01/03          0
    0415003128                           O            01/01/33
    0


    8314667          E22/G01             F          152,440.00         ZZ
                                         360        152,315.00          1
                                      10.375          1,380.20        103
                                       9.875          1,380.20
    CHICAGO          IL   60620          1            12/27/02         23
    0415284439                           05           02/01/03          0
    0415284439                           O            01/01/33
    0


    8314695          E22/G01             F          246,100.00         ZZ
                                         360        245,760.15          1
                                       7.875          1,784.40        107
                                       7.375          1,784.40
    SACRAMENTO       CA   95828          2            12/17/02         23
    0415447085                           05           02/01/03          0
    0415447085                           O            01/01/33
    0


    8314699          E22/G01             F          185,000.00         ZZ
                                         360        184,744.53          1
                                       7.875          1,341.38        100
                                       7.375          1,341.38
    CITRUS HEIGHTS   CA   95610          1            12/17/02         23
    0415468602                           05           02/01/03          0
    0415468602                           O            01/01/33
    0


    8314713          E22/G01             F          281,300.00         ZZ
                                         360        280,957.97          1
                                       8.500          2,162.95         97
                                       8.000          2,162.95
    LONGMONT         CO   80501          1            12/27/02         23
    0415521814                           03           02/01/03          0
    0415521814                           O            01/01/33
    0
1




    8314717          E22/G01             F           79,200.00         ZZ
                                         360         79,110.87          1
                                       8.875            630.15        103
                                       8.625            630.15
    MESQUITE         TX   75150          1            12/24/02         23
    0415528074                           05           02/01/03          0
    0415528074                           O            01/01/33
    0


    8314743          E22/G01             F          249,900.00         ZZ
                                         360        249,625.98          1
                                       9.000          2,010.75        100
                                       8.750          2,010.75
    HUFFMAN          TX   77336          1            12/27/02         23
    0415606011                           03           02/01/03          0
    0415606011                           O            01/01/33
    0


    8314749          E22/G01             F          118,000.00         ZZ
                                         360        117,837.06          1
                                       7.875            855.58        104
                                       7.625            855.58
    MURFREESBORO     TN   37127          1            12/26/02         23
    0415617711                           05           02/01/03          0
    0415617711                           O            01/01/33
    0


    8314755          E22/G01             F           89,198.00         ZZ
                                         360         89,105.16          1
                                       9.250            733.81        103
                                       8.750            733.81
    CHEYENNE         WY   82007          1            12/27/02         23
    0415631977                           05           02/01/03          0
    0415631977                           O            01/01/33
    0


    8314783          E22/G01             F          149,000.00         ZZ
                                         360        148,832.32          1
                                       8.875          1,185.51        100
                                       8.375          1,185.51
    ATHOL            ID   83801          1            12/20/02         23
    0415687482                           05           02/01/03          0
    0415687482                           O            01/01/33
    0


    8314821          E22/G01             F          297,600.00         ZZ
                                         360        297,349.33          2
1


                                      10.250          2,666.80        103
                                       9.750          2,666.80
    CHICAGO          IL   60639          1            12/27/02         23
    0415742402                           05           02/01/03          0
    0415742402                           O            01/01/33
    0


    8314851          G75/G01             F          139,050.00         ZZ
                                         360        138,853.07          1
                                       7.750            996.18        103
                                       7.500            996.18
    WOODBRIDGE       VA   22191          1            12/06/02         23
    0435161708                           01           02/01/03          0
    04875944                             O            01/01/33
    0


    8315027          G75/G01             F          136,950.00         ZZ
                                         360        136,650.72          1
                                       7.625            969.33        103
                                       7.375            969.33
    LAWRENCEVILLE    NJ   08648          1            11/29/02         23
    0435146592                           01           01/01/03          0
    04899057                             O            12/01/32
    0


    8315535          U42/G01             F           70,395.00         ZZ
                                         360         70,310.04          1
                                       8.625            547.53         95
                                       8.375            547.53
    GRAND PRAIRIE    TX   75051          1            12/06/02         12
    0435156104                           05           02/01/03         30
    24201524                             N            01/01/33
    0


    8315591          685/G01             F          226,000.00         ZZ
                                         360        225,663.51          1
                                       7.500          1,580.22         97
                                       7.250          1,580.22
    DOUGLAS FLAT     CA   95229          5            12/12/02         23
    0435143110                           05           02/01/03          0
    132283                               O            01/01/33
    0


    8315869          G75/G01             F          117,100.00         ZZ
                                         360        116,934.77          1
                                       9.750          1,006.07        100
                                       9.500          1,006.07
    SOUTHGATE        MI   48195          5            11/14/02         23
    0435170147                           05           01/01/03          0
1


    04792431                             O            12/01/32
    0


    8316053          H76/G01             F           79,250.00         ZZ
                                         360         79,160.81          1
                                       8.875            630.55        103
                                       8.625            630.55
    CLINTON          MO   64735          5            12/17/02         23
    0435187919                           05           02/01/03          0
    2002-456373                          O            01/01/33
    0


    8316063          N74/G01             F          223,500.00         ZZ
                                         360        223,290.61          1
                                       9.750          1,920.21        103
                                       9.250          1,920.21
    OREM             UT   84058          1            12/20/02         23
    0435191507                           05           02/01/03          0
    0031380010                           O            01/01/33
    0


    8316183          696/G01             F          275,600.00         ZZ
                                         360        275,120.82          1
                                       8.750          2,168.15        100
                                       8.500          2,168.15
    JOPPA            MD   21085          1            11/26/02         23
    0435143862                           03           01/01/03          0
    30102210                             O            12/01/32
    0


    8316193          737/G01             F          267,550.00         ZZ
                                         360        267,312.30          1
                                      10.000          2,347.94        103
                                       9.750          2,347.94
    VINELAND         NJ   08360          5            12/18/02         23
    0435182274                           05           02/01/03          0
    2093513                              O            01/01/33
    0


    8316235          Q14/G01             F          220,420.00         ZZ
                                         360        220,123.23          1
                                       8.000          1,617.36        107
                                       7.750          1,617.36
    GLENDALE         AZ   85310          5            12/17/02         23
    0435164538                           05           02/01/03          0
    0000209359                           O            01/01/33
    0


1


    8316257          M24/G01             F          261,550.00         ZZ
                                         360        261,231.99          1
                                       8.500          2,011.09        103
                                       8.250          2,011.09
    SPARKS           NV   89434          1            12/16/02         23
    0435208707                           05           02/01/03          0
    237206798                            O            01/01/33
    0


    8316315          737/G01             F          169,060.00         ZZ
                                         360        168,788.80          1
                                       7.125          1,138.99        107
                                       6.875          1,138.99
    GILBERT          AZ   85297          1            12/20/02         23
    0435173091                           05           02/01/03          0
    2100546                              O            01/01/33
    0


    8316483          642/G01             F          168,090.00         ZZ
                                         360        167,826.95          1
                                       7.250          1,146.67        107
                                       7.000          1,146.67
    HUMMELSTOWN      PA   17036          1            12/27/02         23
    0435153945                           09           02/01/03          0
    11178802                             O            01/01/33
    0


    8316693          G75/G01             F          154,500.00         ZZ
                                         360        154,238.21          1
                                       8.875          1,229.28        103
                                       8.625          1,229.28
    BATAVIA          OH   45103          5            11/14/02         23
    0435159405                           05           01/01/03          0
    04865703                             O            12/01/32
    0


    8316835          F64/G01             F          230,050.00         ZZ
                                         360        229,732.32          1
                                       7.875          1,668.02        107
                                       7.625          1,668.02
    LAUREL           MD   20708          1            12/20/02         23
    0435168489                           09           02/01/03          0
    150000867                            O            01/01/33
    0


    8316921          X82/G01             F          144,200.00         ZZ
                                         360        144,037.72          1
                                       8.875          1,147.32        103
                                       8.625          1,147.32
1


    STERLING         VA   20165          1            12/23/02         23
    0435160262                           03           02/01/03          0
    839108                               O            01/01/33
    0


    8317045          G75/G01             F          167,700.00         ZZ
                                         360        167,295.27          1
                                       7.125          1,129.83        106
                                       6.875          1,129.83
    WAYNE            PA   19087          1            11/27/02         23
    0435156146                           01           01/01/03          0
    04918073                             O            12/01/32
    0


    8317743          G75/G01             F          212,000.00         T
                                         360        211,475.60          1
                                       7.000          1,410.45        106
                                       6.750          1,410.45
    HARVEYS LAKE     PA   18618          1            11/19/02         23
    0435178363                           05           01/01/03          0
    04884258                             O            12/01/32
    0


    8317897          R80/G01             F          179,750.00         ZZ
                                         360        179,501.79          1
                                       7.875          1,303.31        106
                                       7.625          1,303.31
    TUCSON           AZ   85742          2            12/16/02         23
    0435156641                           05           02/01/03          0
    43202                                O            01/01/33
    0


    8318041          588/G01             F          179,900.00         ZZ
                                         360        179,444.00          1
                                       6.875          1,181.81        100
                                       6.625          1,181.81
    BURTONSVILLE     MD   20866          1            11/27/02         23
    0435236492                           05           01/01/03          0
    1080987                              O            12/01/32
    0


    8318173          964/G01             F          139,550.00         ZZ
                                         360        139,264.16          1
                                       7.500            975.75        103
                                       7.250            975.75
    NORTH LAS VEGAS  NV   89031          2            12/05/02         23
    0435158308                           05           02/01/03          0
    291969                               O            01/01/33
    0
1




    8318217          588/G01             F          152,750.00         ZZ
                                         360        152,280.76          1
                                       7.375          1,055.01        105
                                       7.125          1,055.01
    CLAYMONT         DE   19703          1            10/25/02         23
    0435162904                           05           12/01/02          0
    1077712                              O            11/01/32
    0


    8318293          588/G01             F          211,950.00         ZZ
                                         360        210,949.34          1
                                       7.625          1,500.17        104
                                       7.375          1,500.17
    CENTREVILLE      VA   20121          1            10/30/02         23
    0435284179                           09           12/01/02          0
    0001079037                           O            11/01/32
    0


    8318335          P48/G01             F          165,000.00         ZZ
                                         360        164,819.06          1
                                       9.000          1,327.63        100
                                       8.750          1,327.63
    WHEAT RIDGE      CO   80033          1            12/23/02         23
    0435167002                           05           02/01/03          0
    10404336                             O            01/01/33
    0


    8318341          E86/G01             F          216,197.00         ZZ
                                         360        215,647.59          1
                                       8.750          1,700.82        103
                                       8.500          1,700.82
    SIGNAL HILL      CA   90755          1            11/22/02         23
    0435158829                           01           01/01/03          0
    0220093                              O            12/01/32
    0


    8318351          Q64/G01             F          108,800.00         ZZ
                                         360        108,642.00          1
                                       7.625            770.08         99
                                       7.375            770.08
    KISSIMMEE        FL   34758          1            12/20/02         23
    0435169677                           03           02/01/03          0
    0105789903                           O            01/01/33
    0


    8318359          P29/G01             F           68,600.00         ZZ
                                         180         68,307.07          1
1


                                       8.625            533.56        103
                                       8.375            533.56
    CONRAD           IA   50621          5            12/20/02         23
    0435172077                           05           02/01/03          0
    10411565                             O            01/01/18
    0


    8318439          Q14/G01             F          133,650.00         ZZ
                                         360        133,465.43          1
                                       7.875            969.06         99
                                       7.625            969.06
    MESA             AZ   85212          5            12/19/02         23
    0435155007                           03           02/01/03          0
    0000210149                           O            01/01/33
    0


    8318457          B57/G01             F          135,880.00         ZZ
                                         360        135,677.68          1
                                       7.500            950.09        103
                                       7.250            950.09
    PHOENIX          AZ   85043          1            12/03/02         23
    0435172606                           05           02/01/03          0
    20001085                             O            01/01/33
    0


    8318493          S20/G01             F           86,000.00         ZZ
                                         360         85,869.97          1
                                       7.990            630.44        100
                                       7.740            630.44
    ANDERSON         SC   29626          2            12/09/02         23
    0435166210                           05           02/01/03          0
    0206741                              O            01/01/33
    0


    8318511          N74/G01             F          123,500.00         ZZ
                                         360        123,273.95          1
                                       8.500            949.61         95
                                       8.250            949.61
    FOUNTAIN INN     SC   29644          1            12/19/02         23
    0435191481                           05           01/19/03          0
    0031390010                           N            12/19/32
    0


    8318541          588/G01             F          181,350.00         ZZ
                                         360        180,912.34          1
                                       7.125          1,221.79        107
                                       6.875          1,221.79
    GERMANTOWN       MD   20874          1            11/22/02         23
    0435162342                           03           01/01/03          0
1


    1081391                              O            12/01/32
    0


    8318619          588/G01             F          396,000.00         ZZ
                                         360        395,453.17          1
                                       7.875          2,871.27         99
                                       7.625          2,871.27
    YONKERS          NY   10701          1            12/04/02         23
    0435160692                           05           02/01/03          0
    1081512                              O            01/01/33
    0


    8319011          408/G01             F           47,975.00         ZZ
                                         360         47,880.19          1
                                       8.125            356.22         95
                                       7.875            356.22
    FLORENCE         AL   35630          1            11/15/02         23
    0435172028                           05           01/01/03          0
    703031022                            N            12/01/32
    0


    8319013          B43/G01             F          108,900.00         ZZ
                                         360        108,775.90          1
                                      10.750          1,016.56         99
                                      10.250          1,016.56
    CASPER           WY   82604          5            11/22/02         23
    0435209036                           05           01/01/03          0
    30151                                O            12/01/32
    0


    8319093          L20/G01             F          133,900.00         ZZ
                                         360        133,749.31          1
                                       8.875          1,065.37        103
                                       8.625          1,065.37
    FRUITLAND        ID   83619          1            12/23/02         23
    0435164694                           05           02/01/03          0
    1151070014                           O            01/01/33
    0


    8319495          642/G01             F          108,500.00         ZZ
                                         360        108,293.23          1
                                       7.500            758.65        105
                                       7.250            758.65
    LANSING          MI   48910          5            12/17/02         23
    0435153853                           05           02/01/03          0
    11176402                             O            01/01/33
    0


1


    8319535          P01/G01             F          132,870.00         ZZ
                                         360        132,724.29          1
                                       9.000          1,069.11        103
                                       8.750          1,069.11
    ALBANY           NY   12203          1            12/11/02         23
    0435187844                           05           02/01/03          0
    02003260                             O            01/01/33
    0


    8319573          W53/G01             F          191,800.00         ZZ
                                         360        191,492.31          1
                                       7.125          1,292.20        104
                                       6.875          1,292.20
    RANCHO CUCAMONG  CA   91730          1            12/12/02         23
    0435429790                           01           02/01/03          0
    1501102051                           O            01/01/33
    0


    8319587          K15/G01             F          135,900.00         ZZ
                                         360        135,743.05          1
                                       8.750          1,069.13        103
                                       8.500          1,069.13
    KENTWOOD         MI   49508          5            12/20/02         23
    0435163464                           05           02/01/03          0
    035905507831                         O            01/01/33
    0


    8319591          U45/G01             F          212,850.00         ZZ
                                         360        211,469.16          1
                                       9.250          1,751.06         99
                                       8.750          1,751.06
    LOS ANGELES      CA   90047          1            12/24/02         23
    0435164884                           05           02/01/03          0
    0002402362                           O            01/01/33
    0


    8319667          Q78/G01             F          156,755.00         ZZ
                                         360        156,543.50          1
                                       7.990          1,149.13        107
                                       7.740          1,149.13
    ANTIOCH          TN   37013          5            12/13/02         23
    0435170238                           05           02/01/03          0
    719318                               O            01/01/33
    0


    8319675          G27/G01             F           87,500.00         ZZ
                                         360         87,344.05          1
                                       7.500            611.81        100
                                       7.250            611.81
1


    PALMDALE         CA   93550          1            12/16/02         23
    0435136700                           09           02/01/03          0
    25902011                             O            01/01/33
    0


    8319745          F89/G01             F          139,650.00         ZZ
                                         360        139,457.15          2
                                       7.875          1,012.56         95
                                       7.625          1,012.56
    MADERA           CA   93638          1            12/23/02         23
    0435171624                           05           02/01/03          0
    24802                                N            01/01/33
    0


    8319747          X83/G01             F          272,376.00         ZZ
                                         360        271,556.65          1
                                       7.875          1,974.92        103
                                       7.625          1,974.92
    TEMPERANCE       MI   48144          1            12/20/02         23
    0435172549                           05           01/20/03          0
    8400541                              O            12/20/32
    0


    8319771          F89/G01             F          139,650.00         ZZ
                                         360        139,457.15          2
                                       7.875          1,012.56         95
                                       7.625          1,012.56
    MADERA           CA   93638          1            12/23/02         23
    0435171665                           05           02/01/03          0
    24796                                N            01/01/33
    0


    8319777          J40/G01             F          121,437.00         ZZ
                                         360        121,310.61          1
                                       9.250            999.03        103
                                       9.000            999.03
    TAMPA            FL   33611          1            12/26/02         23
    0435182506                           05           02/01/03          0
    1111706                              O            01/01/33
    0


    8319823          J40/G01             F           98,901.00         ZZ
                                         360         98,795.34          1
                                       9.125            804.69         99
                                       8.875            804.69
    ELIZABETHTOWN    KY   42701          1            12/26/02         23
    0435297478                           05           02/01/03          0
    1109909                              O            01/01/33
    0
1




    8319825          Q64/G01             F          145,500.00         ZZ
                                         180        145,299.07          1
                                       7.875          1,054.98        104
                                       7.625          1,054.98
    COLUMBIA         MD   21045          1            12/20/02         23
    0435280201                           09           02/01/03          0
    0105610307                           O            01/01/18
    0


    8319835          X47/G01             F           87,600.00         ZZ
                                         360         87,501.41          1
                                       8.875            696.98        100
                                       8.625            696.98
    CORPUS CHRISTI   TX   78415          1            12/12/02         23
    0435134036                           05           02/01/03          0
    K11433                               O            01/01/33
    0


    8319851          Q14/G01             F          123,500.00         ZZ
                                         360        123,371.47          1
                                       9.250          1,016.00        103
                                       9.000          1,016.00
    GLENDALE         AZ   85303          5            12/23/02         23
    0435165667                           03           02/01/03          0
    0000210589                           O            01/01/33
    0


    8319865          X47/G01             F           80,200.00         ZZ
                                         360         80,107.39          1
                                       8.750            630.93         95
                                       8.500            630.93
    LAREDO           TX   78045          1            12/16/02         23
    0435135272                           05           02/01/03          0
    K11491                               O            01/01/33
    0


    8320139          W45/G01             F          270,890.00         ZZ
                                         360        270,444.61          1
                                       7.000          1,802.24        103
                                       6.750          1,802.24
    LOS ANGELES      CA   90041          1            12/28/02         23
    0435216320                           05           02/01/03          0
    02103117440                          O            01/01/33
    0


    8320151          Q78/G01             F          154,080.00         ZZ
                                         360        153,850.59          1
1


                                       7.500          1,077.35        107
                                       7.250          1,077.35
    CHARLOTTE        NC   28273          2            12/13/02         23
    0435279880                           05           02/01/03          0
    718672                               O            01/01/33
    0


    8320331          Q78/G01             F          115,600.00         ZZ
                                         360        115,448.25          1
                                       8.125            858.33        105
                                       7.875            858.33
    HOPEWELL         VA   23860          2            12/09/02         23
    0435277769                           05           02/01/03          0
    719780                               O            01/01/33
    0


    8320609          Q78/G01             F          146,265.00         ZZ
                                         360        146,047.22          1
                                       7.500          1,022.71        105
                                       7.250          1,022.71
    MONONGAHELA      PA   15063          1            12/13/02         23
    0435170139                           05           02/01/03          0
    719514                               O            01/01/33
    0


    8320623          E22/G01             F          250,450.00         ZZ
                                         360        250,067.67          1
                                       7.375          1,729.80        107
                                       6.875          1,729.80
    HATFIELD         PA   19440          1            12/30/02         23
    0415652304                           05           02/01/03          0
    0415652304                           O            01/01/33
    0


    8320661          E22/G01             F          236,500.00         ZZ
                                         360        236,226.87          1
                                       8.750          1,860.55        101
                                       8.500          1,860.55
    PINCKNEY         MI   48169          2            12/23/02         00
    0415683820                           29           02/01/03          0
    0415683820                           O            01/01/33
    0


    8320709          E22/G01             F          131,325.00         ZZ
                                         360        131,152.62          1
                                       8.125            975.08        103
                                       7.875            975.08
    CHICAGO          IL   60624          5            12/23/02         23
    0415704527                           05           02/01/03          0
1


    0415704527                           O            01/01/33
    0


    8320733          X67/G01             F          147,550.00         ZZ
                                         360        147,383.96          1
                                       8.875          1,173.97        103
                                       8.625          1,173.97
    VIRGINA BEACH    VA   23456          5            12/09/02         23
    0435146709                           03           02/01/03          0
    00241351                             O            01/01/33
    0


    8320763          E22/G01             F          130,800.00         ZZ
                                         360        130,632.61          1
                                       8.250            982.66        100
                                       8.000            982.66
    MIAMI            FL   33183          1            12/30/02         23
    0415711746                           09           02/01/03          0
    0415711746                           O            01/01/33
    0


    8320769          R84/G01             F          135,200.00         ZZ
                                         360        134,993.62          1
                                       7.375            933.79        104
                                       7.125            933.79
    TACOMA           WA   98422          1            12/02/02         23
    0435137294                           05           02/01/03          0
    WA901197                             O            01/01/33
    0


    8320807          U05/G01             F          229,000.00         ZZ
                                         360        228,614.12          1
                                       6.875          1,504.37        103
                                       6.625          1,504.37
    MONTGOMERY       AL   36116          5            12/11/02         23
    0435153762                           05           02/01/03          0
    3284853                              O            01/01/33
    0


    8320817          E22/G01             F          219,885.00         ZZ
                                         360        219,603.62          1
                                       8.250          1,651.92        107
                                       7.750          1,651.92
    EVERETT          WA   98208          9            12/23/02         23
    0415728732                           05           02/01/03          0
    0415728732                           O            01/01/33
    0


1


    8320831          E22/G01             F          219,000.00         ZZ
                                         360        218,705.14          1
                                       8.000          1,606.94        105
                                       7.750          1,606.94
    GRAND BLANC      MI   48439          5            12/23/02         23
    0415730563                           05           02/01/03          0
    0415730563                           O            01/01/33
    0


    8320839          E22/G01             F           64,800.00         ZZ
                                         360         64,708.22          1
                                       7.750            464.24        105
                                       7.500            464.24
    BUCHANAN         VA   24066          1            12/30/02         23
    0415785781                           05           02/01/03          0
    0415785781                           O            01/01/33
    0


    8320849          E22/G01             F          119,900.00         ZZ
                                         360        119,738.57          1
                                       8.000            879.78        105
                                       7.500            879.78
    FORT MYERS       FL   33912          1            12/30/02         23
    0415802677                           05           02/01/03          0
    0415802677                           O            01/01/33
    0


    8320915          E22/G01             F          157,000.00         ZZ
                                         360        156,770.72          1
                                       8.000          1,152.01        100
                                       7.750          1,152.01
    SACRAMENTO       CA   95824          1            12/17/02         23
    0415755909                           05           02/01/03          0
    0415755909                           O            01/01/33
    0


    8320923          E22/G01             F          276,040.00         ZZ
                                         360        275,607.28          1
                                       7.750          1,977.58        103
                                       7.250          1,977.58
    FOLSOM           CA   95630          1            12/24/02         23
    0415756162                           05           02/01/03          0
    0415756162                           O            01/01/33
    0


    8320931          642/G01             F          144,000.00         ZZ
                                         360        143,790.90          1
                                       7.625          1,019.22        107
                                       7.375          1,019.22
1


    LITTLESTOWN      PA   17340          2            12/23/02         23
    0435155247                           05           02/01/03          0
    11137702                             O            01/01/33
    0


    8320941          K15/G01             F          254,200.00         ZZ
                                         360        253,948.95          1
                                       9.500          2,137.45        102
                                       9.250          2,137.45
    PUYALLUP         WA   98375          5            11/29/02         23
    0435198692                           03           02/01/03          0
    040500111516                         O            01/01/33
    0


    8320949          E22/G01             F          145,000.00         ZZ
                                         360        144,784.11          1
                                       7.500          1,013.86        105
                                       7.250          1,013.86
    MASSILLON        OH   44646          1            12/30/02         23
    0415771989                           05           02/01/03          0
    0415771989                           O            01/01/33
    0


    8320963          E22/G01             F          198,790.00         ZZ
                                         360        197,196.36          1
                                       7.500          1,389.97        103
                                       7.250          1,389.97
    ARVADA           CO   80003          1            12/30/02         23
    0414834663                           05           02/01/03          0
    0414834663                           O            01/01/33
    0


    8321069          E22/G01             F          151,726.00         ZZ
                                         360        151,505.66          1
                                       7.625          1,073.91        107
                                       7.125          1,073.91
    MOLALLA          OR   97038          1            12/23/02         23
    0415303536                           05           02/01/03          0
    0415303536                           O            01/01/33
    0


    8321103          808/G01             F          234,000.00         ZZ
                                         360        233,684.93          1
                                       8.000          1,717.01        100
                                       7.750          1,717.01
    VAN NUYS         CA   91406          1            12/02/02         23
    0435170022                           05           02/01/03          0
    9505953                              O            01/01/33
    0
1




    8321123          E22/G01             F           71,775.00         ZZ
                                         360         71,687.73          1
                                       8.500            551.89         99
                                       8.000            551.89
    OMAHA            NE   68107          1            12/30/02         23
    0415373356                           05           02/01/03          0
    0415373356                           O            01/01/33
    0


    8321173          T23/G01             F          133,000.00         ZZ
                                         360        132,802.18          1
                                       9.500          1,118.34        103
                                       9.250          1,118.34
    NEWARK           OH   43055          2            12/26/02         23
    0435175492                           05           01/31/03          0
    5925                                 O            12/31/32
    0


    8321221          K15/G01             F          102,900.00         ZZ
                                         360        102,724.54          1
                                       8.500            791.21        103
                                       8.250            791.21
    NEWPORT          KY   41071          5            12/23/02         23
    0435157128                           05           02/01/03          0
    028105304545                         O            01/01/33
    0


    8321253          E22/G01             F           90,770.00         ZZ
                                         360         90,650.86          1
                                       8.125            673.96        107
                                       7.625            673.96
    NORTH PORT       FL   34287          2            12/24/02         23
    0415556075                           05           02/01/03          0
    0415556075                           O            01/01/33
    0


    8321307          E22/G01             F          193,700.00         ZZ
                                         360        193,487.60          1
                                       9.000          1,558.56        100
                                       8.500          1,558.56
    WILSON           NC   27893          1            12/13/02         23
    0415597756                           05           02/01/03          0
    0415597756                           O            01/01/33
    0


    8321319          Q78/G01             F          171,000.00         ZZ
                                         360        170,808.54          1
1


                                       9.125          1,391.32         94
                                       8.875          1,391.32
    ORLAND PARK      IL   60462          1            12/23/02         23
    0435165014                           05           02/01/03          0
    720604                               O            01/01/33
    0


    8321333          R17/G01             F          127,700.00         ZZ
                                         360        127,422.54          1
                                       7.375            882.00        101
                                       7.125            882.00
    MESA             AZ   85208          1            12/10/02         23
    0435279849                           09           02/01/03          0
    100157079                            O            01/01/33
    0


    8321391          Q78/G01             F           48,500.00         ZZ
                                         360         48,384.23          1
                                       7.990            355.54         76
                                       7.740            355.54
    CHERAW           SC   29520          1            12/23/02         23
    0435162102                           05           02/01/03          0
    721216                               O            01/01/33
    0


    8321455          588/G01             F          206,000.00         ZZ
                                         360        205,774.12          1
                                       9.000          1,657.52        103
                                       8.750          1,657.52
    DUMFRIES         VA   22026          1            12/06/02         23
    0435182613                           09           02/01/03          0
    1082703                              O            01/01/33
    0


    8321491          642/G01             F          184,800.00         ZZ
                                         360        184,531.65          1
                                       7.625          1,308.00        104
                                       7.375          1,308.00
    VALLEJO          CA   94589          1            12/19/02         23
    0435393467                           01           02/01/03          0
    11101202                             O            01/01/33
    0


    8321521          B57/G01             F          300,000.00         ZZ
                                         360        299,575.15          1
                                       7.750          2,149.24        100
                                       7.500          2,149.24
    PASADENA         CA   91104          1            12/09/02         23
    0435187893                           05           02/01/03          0
1


    10007669                             O            01/01/33
    0


    8321531          588/G01             F          292,500.00         ZZ
                                         360        291,776.51          1
                                       7.000          1,946.01        106
                                       6.750          1,946.01
    SILVER SPRING    MD   20902          1            11/15/02         23
    0435163498                           05           01/01/03          0
    1080505                              O            12/01/32
    0


    8321535          K15/G01             F          214,200.00         ZZ
                                         360        214,019.59          1
                                      10.250          1,919.45        103
                                       9.750          1,919.45
    HICKORY          NC   28602          2            12/26/02         23
    0435161724                           05           02/01/03          0
    017405507959                         O            01/01/33
    0


    8321553          B43/G01             F          144,200.00         ZZ
                                         360        144,061.29          1
                                       9.625          1,225.68        103
                                       9.375          1,225.68
    ABSECON          NJ   08201          1            12/23/02         23
    0435188651                           05           02/01/03          0
    31500                                O            01/01/33
    0


    8321561          588/G01             F          208,650.00         ZZ
                                         360        208,331.50          1
                                       7.375          1,441.09        107
                                       7.125          1,441.09
    SILVER SPRING    MD   20904          1            12/12/02         23
    0435172341                           01           02/01/03          0
    1083089                              O            01/01/33
    0


    8321573          588/G01             F          144,500.00         ZZ
                                         360        144,305.44          1
                                       8.000          1,060.29        100
                                       7.750          1,060.29
    FREDERICKSBURG   VA   22406          1            12/18/02         23
    0435169842                           05           02/01/03          0
    1082734                              O            01/01/33
    0


1


    8321591          G34/G01             F          159,250.00         ZZ
                                         360        159,030.10          1
                                       7.875          1,154.67        103
                                       7.625          1,154.67
    HENDERSON        NV   89074          1            12/18/02         23
    0435169263                           05           02/01/03          0
    39072283                             O            01/01/33
    0


    8321595          588/G01             F          122,750.00         ZZ
                                         360        122,446.37          1
                                       7.000            816.66        107
                                       6.750            816.66
    FREDERICK        MD   21703          1            11/18/02         23
    0435168836                           05           01/01/03          0
    1078489                              O            12/01/32
    0


    8321623          U77/G01             F           70,620.00         ZZ
                                         360         70,536.30          1
                                       8.625            549.28        107
                                       8.375            549.28
    FORT WAYNE       IN   46806          2            12/20/02         23
    0435169206                           05           02/01/03          0
    02120260                             O            01/01/33
    0


    8321631          588/G01             F          101,150.00         ZZ
                                         360        100,911.85          1
                                       7.250            690.02        106
                                       7.000            690.02
    SMYRNA           DE   19977          1            11/22/02         23
    0435185079                           05           01/01/03          0
    1066665                              O            12/01/32
    0


    8321655          M45/G01             F          106,400.00         ZZ
                                         360        106,256.73          1
                                       8.000            780.73         95
                                       7.750            780.73
    PITTSBURGH       PA   15223          1            12/18/02         23
    0435174065                           05           02/01/03          0
    A0404819                             N            01/01/33
    0


    8321737          Q78/G01             F          123,600.00         ZZ
                                         360        123,474.67          1
                                       9.375          1,028.05        100
                                       9.125          1,028.05
1


    MUNCY            PA   17756          5            12/13/02         23
    0435281431                           05           02/01/03          0
    718790                               O            01/01/33
    0


    8321777          N67/G01             F           85,000.00         ZZ
                                         360         84,891.22          1
                                       8.250            638.58        100
                                       8.000            638.58
    CRESTLINE        CA   92325          1            12/19/02         23
    0435181524                           05           02/01/03          0
    1781004284                           O            01/01/33
    0


    8321839          W82/G01             F          130,700.00         ZZ
                                         360        130,414.39          1
                                       7.625            925.09        101
                                       7.375            925.09
    BEAVER FALLS     PA   15010          5            11/23/02         23
    0435284377                           05           01/01/03          0
    910002979                            O            12/01/32
    0


    8322131          W50/G01             F          188,000.00         ZZ
                                         180        187,804.33          1
                                       9.250          1,546.63         99
                                       8.750          1,546.63
    LINO LAKES       MN   55014          1            12/19/02         23
    0435134614                           05           02/01/03          0
    0021470                              O            01/01/18
    0


    8322533          E22/G01             F          120,407.00         ZZ
                                         360        120,264.32          1
                                       8.625            936.51        103
                                       8.375            936.51
    WALKER           LA   70785          1            12/31/02         23
    0415668177                           05           02/01/03          0
    0415668177                           O            01/01/33
    0


    8322547          E22/G01             F           34,950.00         ZZ
                                         360         34,910.66          1
                                       8.875            278.08        103
                                       8.375            278.08
    WEST FRANKFORT   IL   62896          1            12/31/02         23
    0415675859                           05           02/01/03          0
    0415675859                           O            01/01/33
    0
1




    8322575          E22/G01             F           72,550.00         ZZ
                                         360         72,454.76          1
                                       8.125            538.68        107
                                       7.625            538.68
    LEESBURG         FL   34748          1            12/31/02         23
    0415691385                           05           02/01/03          0
    0415691385                           O            01/01/33
    0


    8322593          E22/G01             F          114,300.00         ZZ
                                         360        114,171.37          1
                                       8.875            909.42        103
                                       8.625            909.42
    LURAY            VA   22835          5            12/23/02         23
    0415216217                           05           02/01/03          0
    0415216217                           O            01/01/33
    0


    8322609          E22/G01             F          115,360.00         ZZ
                                         360        115,233.51          1
                                       9.000            928.21        103
                                       8.500            928.21
    HUDSONVILLE      MI   49426          9            12/26/02         23
    0415330901                           05           02/01/03          0
    0415330901                           O            01/01/33
    0


    8322651          E22/G01             F           86,500.00         ZZ
                                         360         86,371.21          1
                                       7.500            604.82        106
                                       7.000            604.82
    PHOENIX          AZ   85027          1            12/20/02         23
    0415426360                           01           02/01/03          0
    0415426360                           O            01/01/33
    0


    8322737          E22/G01             F          223,600.00         ZZ
                                         360        219,511.10          1
                                       8.000          1,640.70        104
                                       7.750          1,640.70
    BALDWIN PARK     CA   91706          1            12/27/02         23
    0415584895                           05           02/01/03          0
    0415584895                           O            01/01/33
    0


    8322739          E22/G01             F          231,700.00         ZZ
                                         360        231,432.43          1
1


                                       8.750          1,822.78        103
                                       8.500          1,822.78
    NORTH SALT LAKE  UT   84054          9            12/23/02         23
    0415585181                           05           02/01/03          0
    0415585181                           O            01/01/33
    0


    8322829          E22/G01             F          240,000.00         ZZ
                                         360        239,692.87          1
                                       8.250          1,803.04        100
                                       8.000          1,803.04
    ELMWOOD PARK     IL   60707          1            12/31/02         23
    0415640275                           05           02/01/03          0
    0415640275                           O            01/01/33
    0


    8322831          E22/G01             F           69,000.00         ZZ
                                         360         68,907.09          2
                                       8.000            506.30        100
                                       7.750            506.30
    RIVIERA  BEACH   FL   33404          1            12/31/02         23
    0415640457                           05           02/01/03          0
    0415640457                           O            01/01/33
    0


    8322861          E22/G01             F           92,597.00         ZZ
                                         360         92,500.63          1
                                       9.250            761.77        103
                                       8.750            761.77
    MOBILE           AL   36608          1            12/30/02         23
    0415664143                           05           02/01/03          0
    0415664143                           O            01/01/33
    0


    8322887          E22/G01             F          147,500.00         ZZ
                                         360        147,325.21          1
                                       8.625          1,147.24        100
                                       8.375          1,147.24
    NEW MARKET       AL   35761          1            12/31/02         23
    0415709591                           05           02/01/03          0
    0415709591                           O            01/01/33
    0


    8322955          E22/G01             F          149,350.00         ZZ
                                         360        149,181.92          1
                                       8.875          1,188.30        103
                                       8.625          1,188.30
    SACRAMENTO       CA   95821          1            12/23/02         23
    0415759620                           05           02/01/03          0
1


    0415759620                           O            01/01/33
    0


    8323677          U05/G01             F          275,500.00         ZZ
                                         360        275,089.80          1
                                       7.500          1,926.34        107
                                       7.250          1,926.34
    LANTANA          FL   33462          1            12/17/02         23
    0435168539                           03           02/01/03          0
    3284181                              O            01/01/33
    0


    8323977          A06/G01             F          142,000.00         ZZ
                                         360        141,866.96          1
                                       9.750          1,220.00        103
                                       9.500          1,220.00
    MACOMB TOWNSHIP  MI   48044          1            12/27/02         23
    0435166434                           05           02/01/03          0
    021500020233698                      O            01/01/33
    0


    8323979          N67/G01             F           95,750.00         ZZ
                                         360         95,617.79          1
                                       7.875            694.25        100
                                       7.625            694.25
    VILLAGE OF MILL  MI   48746          1            12/24/02         23
    0435169073                           05           02/01/03          0
    3262004150                           O            01/01/33
    0


    8324055          K15/G01             F          148,300.00         ZZ
                                         360        148,130.58          1
                                       9.000          1,193.26        103
                                       8.750          1,193.26
    SHELBYVILLE      KY   40065          5            12/17/02         23
    0435168638                           05           02/01/03          0
    019105504978                         O            01/01/33
    0


    8324063          K15/G01             F          113,700.00         ZZ
                                         360        113,554.50          1
                                       8.250            854.19         99
                                       8.000            854.19
    EUCLID           OH   44132          5            12/23/02         23
    0435168380                           05           02/01/03          0
    028705505151                         O            01/01/33
    0


1


    8324151          X31/G01             F          232,000.00         ZZ
                                         360        231,654.56          1
                                       7.500          1,622.18        106
                                       7.250          1,622.18
    WHITTIER         CA   90604          1            12/06/02         23
    0435272109                           05           02/01/03          0
    40105065                             O            01/01/33
    0


    8324181          X31/G01             F          205,000.00         ZZ
                                         360        204,716.92          1
                                       7.875          1,486.39        100
                                       7.625          1,486.39
    SOUTH GATE       CA   90280          1            12/04/02         23
    0435246665                           05           02/01/03          0
    40104758                             O            01/01/33
    0


    8324383          K15/G01             F          169,900.00         ZZ
                                         360        169,647.03          1
                                       7.500          1,187.97        103
                                       7.250          1,187.97
    WINSTED          CT   06098          5            12/19/02         23
    0435167820                           05           02/01/03          0
    037405504374                         O            01/01/33
    0


    8324453          T23/G01             F           67,320.00         ZZ
                                         360         67,190.09          1
                                       8.250            505.75         99
                                       8.000            505.75
    CALEDONIA        OH   43314          1            12/30/02         23
    0435178736                           05           01/30/03          0
    5927                                 O            12/30/32
    0


    8324553          F64/G01             F           70,500.00         ZZ
                                         360         70,409.79          1
                                       8.250            529.64         95
                                       8.000            529.64
    NORFOLK          VA   23509          1            12/13/02         23
    0435172085                           05           02/01/03          0
    TOLBE2000000914                      N            01/01/33
    0


    8324747          F64/G01             F           84,500.00         ZZ
                                         360         84,374.18          1
                                       7.500            590.84        106
                                       7.250            590.84
1


    VIRGINIA BEACH   VA   23462          1            12/19/02         23
    0435172051                           07           02/01/03          0
    2000000906                           O            01/01/33
    0


    8324821          W47/G01             F           57,000.00         ZZ
                                         180         56,900.91          1
                                       8.750            448.42        100
                                       8.500            448.42
    C                IL   60411          1            12/20/02         23
    0435200662                           05           01/20/03          0
    WH021157                             O            12/20/17
    0


    8324825          U35/G01             F          121,540.00         ZZ
                                         360        121,399.63          1
                                       8.750            956.16        103
                                       8.500            956.16
    DURANT           IA   52747          5            12/27/02         23
    0435187943                           05           02/01/03          0
    10450792                             O            01/01/33
    0


    8324863          K15/G01             F           92,800.00         ZZ
                                         360         92,669.71          1
                                       7.875            672.86        102
                                       7.625            672.86
    MABELVALE        AR   72103          5            12/26/02         23
    0435169347                           05           02/01/03          0
    038205505537                         O            01/01/33
    0


    8324867          W47/G01             F          110,000.00         ZZ
                                         180        109,813.63          1
                                       8.875            875.21        100
                                       8.625            875.21
    MARKHAM          IL   60426          1            12/10/02         23
    0435194980                           05           01/10/03          0
    WH021125                             O            12/10/17
    0


    8324971          L16/G01             F           49,400.00         ZZ
                                         360         49,341.45          1
                                       8.625            384.23         95
                                       8.375            384.23
    AKRON            OH   44314          1            12/27/02         23
    0435180567                           05           02/01/03          0
    8427                                 N            01/01/33
    0
1




    8325091          U35/G01             F          154,800.00         ZZ
                                         360        154,651.10          1
                                       9.625          1,315.78        101
                                       9.375          1,315.78
    CROWN POINT      IN   46307          5            12/26/02         23
    0435143953                           05           02/01/03          0
    10414932                             O            01/01/33
    0


    8325357          940/G01             F          188,400.00         ZZ
                                         360        188,133.20          1
                                       7.750          1,349.72        104
                                       7.500          1,349.72
    SAN BERNARDINO   CA   92346          1            12/23/02         23
    0435188073                           05           02/01/03          0
    40021217                             O            01/01/33
    0


    8325367          K15/G01             F          238,500.00         ZZ
                                         360        238,134.88          1
                                       9.125          1,940.51         99
                                       8.875          1,940.51
    CLINTONDALE      NY   12515          5            12/22/02         23
    0435167408                           05           02/01/03          0
    026005505996                         O            01/01/33
    0


    8325419          624/G01             F          346,000.00         ZZ
                                         360        345,471.82          1
                                       7.375          2,389.74        103
                                       7.125          2,389.74
    ROCKLIN          CA   95765          1            12/18/02         23
    0435172390                           05           02/01/03          0
    1000019636                           O            01/01/33
    0


    8325423          M24/G01             F          141,100.00         ZZ
                                         360        140,932.80          1
                                       8.625          1,097.46        103
                                       8.375          1,097.46
    MYRTLE BEACH     SC   29577          5            12/18/02         23
    0435188933                           05           02/01/03          0
    201106890                            O            01/01/33
    0


    8325459          G75/G01             F          106,900.00         ZZ
                                         360        106,732.70          1
1


                                       7.250            729.25        107
                                       7.000            729.25
    WASHINGTON       DC   20019          1            12/16/02         23
    0435174818                           05           02/01/03          0
    04908806                             O            01/01/33
    0


    8325461          W78/G01             F           91,350.00         ZZ
                                         360         91,226.75          1
                                       7.990            669.66        107
                                       7.740            669.66
    MEMPHIS          TN   38116          1            12/18/02         23
    0435167986                           05           02/01/03          0
    0040842581                           O            01/01/33
    0


    8325467          W39/G01             F          122,000.00         ZZ
                                         360        121,818.35          1
                                       7.500            853.04        100
                                       7.250            853.04
    COVINGTON        LA   70435          1            12/31/02         23
    0435195524                           03           02/01/03          0
    LA024737                             O            01/01/33
    0


    8325471          N11/G01             F           59,500.00         ZZ
                                         360         59,429.50          1
                                       8.625            462.78        100
                                       8.375            462.78
    SCOTTSBORO       AL   35768          1            12/31/02         23
    0435216957                           05           02/01/03          0
    1                                    O            01/01/33
    0


    8325475          Q14/G01             F           65,250.00         ZZ
                                         360         64,960.81          1
                                       8.000            478.78        107
                                       7.750            478.78
    WILLCOX          AZ   85643          1            12/23/02         23
    0435169974                           05           02/01/03          0
    0000210567                           O            01/01/33
    0


    8325485          S53/G01             F          165,900.00         ZZ
                                         360        165,687.70          1
                                       8.250          1,246.35        100
                                       8.000          1,246.35
    MAINEVILLE       OH   45039          1            12/20/02         23
    0435180773                           05           02/01/03          0
1


    9841958                              O            01/01/33
    0


    8325487          Q14/G01             F          195,000.00         ZZ
                                         360        194,716.83          1
                                       7.625          1,380.20        105
                                       7.375          1,380.20
    GILBERT          AZ   85296          2            12/26/02         23
    0435170519                           03           02/01/03          0
    0000210583                           O            01/01/33
    0


    8325497          J40/G01             F          129,464.00         ZZ
                                         360        129,318.31          1
                                       8.875          1,030.07         99
                                       8.625          1,030.07
    JACKSONVILLE     FL   32258          1            12/23/02         23
    0435160940                           03           02/01/03          0
    1110561                              O            01/01/33
    0


    8325501          967/G01             F          123,000.00         ZZ
                                         360        122,825.78          1
                                       7.750            881.19        107
                                       7.500            881.19
    REEDSPORT        OR   97467          2            12/11/02         23
    0435188008                           05           02/01/03          0
    5844188                              O            01/01/33
    0


    8325507          S53/G01             F          131,000.00         ZZ
                                         180        130,867.60          1
                                       9.390          1,091.02        100
                                       9.140          1,091.02
    OSTEGO           MN   55330          1            12/26/02         23
    0435187158                           05           02/01/03          0
    9718519                              O            01/01/18
    0


    8325555          R65/G01             F           66,950.00         ZZ
                                         360         66,824.28          1
                                       8.375            508.87        103
                                       8.125            508.87
    LAKE ARIEL       PA   18436          1            11/27/02         23
    0435184478                           03           01/01/03          0
    4192817200                           O            12/01/32
    0


1


    8325557          F34/G01             F          389,000.00         ZZ
                                         360        388,375.99          1
                                       7.125          2,620.77        103
                                       6.875          2,620.77
    ARLINGTON        VA   22204          1            12/20/02         23
    0435177985                           05           02/01/03          0
    10212016                             O            01/01/33
    0


    8325559          Q78/G01             F          152,000.00         ZZ
                                         360        151,790.09          1
                                       7.875          1,102.11        100
                                       7.625          1,102.11
    EUREKA           MO   63025          1            12/23/02         23
    0435173885                           05           02/01/03          0
    721288                               O            01/01/33
    0


    8325655          R65/G01             F          150,300.00         ZZ
                                         360        150,151.57          1
                                       9.500          1,263.80        101
                                       9.250          1,263.80
    CAPITOL HEIGHTS  MD   20743          5            12/09/02         23
    0435185061                           07           02/01/03          0
    4188887228                           O            01/01/33
    0


    8325659          X21/G01             F          204,200.00         ZZ
                                         360        203,835.71          1
                                       8.625          1,588.25        103
                                       8.375          1,588.25
    BALTIMORE        MD   21220          5            11/22/02         23
    0435284088                           05           01/01/03          0
    705741                               O            12/01/32
    0


    8325667          P48/G01             F          180,830.00         ZZ
                                         360        180,590.53          1
                                       8.625          1,406.48        107
                                       8.375          1,406.48
    BIG LAKE         MN   55309          5            12/26/02         23
    0435164215                           05           02/01/03          0
    10423012                             O            01/01/33
    0


    8325703          X91/G01             F          230,000.00         ZZ
                                         360        229,720.35          1
                                       8.500          1,768.50        100
                                       8.250          1,768.50
1


    KAILUA KONA      HI   96740          1            12/17/02         23
    0435189469                           05           02/01/03          0
    803526                               O            01/01/33
    0


    8325755          N74/G01             F          123,600.00         ZZ
                                         360        123,473.63          1
                                      11.250          1,200.48         96
                                      10.750          1,200.48
    GRAHAM           NC   27253          5            12/19/02         23
    0435172671                           05           01/26/03          0
    0031382010                           O            12/26/32
    0


    8325871          W78/G01             F          167,100.00         ZZ
                                         360        166,769.87          1
                                       8.125          1,240.71         95
                                       7.875          1,240.71
    BRADENTON        FL   34202          1            11/26/02         23
    0435187232                           01           01/01/03          0
    0040755241                           N            12/01/32
    0


    8325891          W78/G01             F           66,500.00         ZZ
                                         360         66,417.04          2
                                       8.375            505.45         95
                                       8.125            505.45
    NEW BRAUNFELS    TX   78130          1            12/16/02         23
    0435170691                           05           02/01/03          0
    0040820260                           N            01/01/33
    0


    8325901          808/G01             F          263,500.00         ZZ
                                         360        263,136.13          1
                                       7.875          1,910.56        100
                                       7.625          1,910.56
    CORONA           CA   92879          5            12/20/02         23
    0435254479                           29           02/01/03          0
    9429126                              O            01/01/33
    0


    8325915          808/G01             F          186,845.00         ZZ
                                         360        186,559.76          1
                                       7.375          1,290.50        100
                                       7.125          1,290.50
    DINUBA           CA   93618          1            12/10/02         23
    0435177423                           05           02/01/03          0
    9105864                              O            01/01/33
    0
1




    8326017          W82/G01             F          118,800.00         ZZ
                                         360        118,673.07          1
                                       9.125            966.60         99
                                       8.875            966.60
    WEBB CITY        MO   64870          2            12/16/02         23
    0435174834                           05           02/01/03          0
    910003068                            O            01/01/33
    0


    8326155          W82/G01             F          206,000.00         ZZ
                                         360        205,835.56          1
                                      10.500          1,884.36        103
                                      10.000          1,884.36
    MOUNTLAKE TERRA  WA   98043          5            12/20/02         23
    0435173372                           05           02/01/03          0
    910003102                            O            01/01/33
    0


    8326377          E22/G01             F          153,010.00         ZZ
                                         360        151,019.93          1
                                       7.750          1,096.18        107
                                       7.500          1,096.18
    WINFIELD         KS   67156          2            12/27/02         23
    0415039825                           05           02/01/03          0
    0415039825                           O            01/01/33
    0


    8326445          E22/G01             F          129,780.00         ZZ
                                         360        129,681.84          1
                                      10.750          1,211.47        103
                                      10.250          1,211.47
    CHARLOTTE        NC   28215          5            12/27/02         23
    0415593979                           05           02/01/03          0
    0415593979                           O            01/01/33
    0


    8326481          E22/G01             F          110,725.00         ZZ
                                         360        110,579.55          1
                                       9.500            931.04        103
                                       9.000            931.04
    HARAHAN          LA   70123          1            01/02/03         23
    0415642883                           05           02/01/03          0
    0415642883                           O            01/01/33
    0


    8326493          E22/G01             F           64,410.00         ZZ
                                         360         64,362.20          2
1


                                       7.500            450.36         95
                                       7.250            450.36
    BAY CITY         MI   48708          1            01/02/03         23
    0415657337                           05           03/01/03          0
    0415657337                           N            02/01/33
    0


    8326495          E22/G01             F           58,600.00         ZZ
                                         360         58,556.51          2
                                       7.500            409.74         95
                                       7.250            409.74
    SAGINAW          MI   48708          1            01/02/03         23
    0415657444                           05           03/01/03          0
    0415657444                           N            02/01/33
    0


    8326537          E22/G01             F          118,193.00         ZZ
                                         360        118,026.81          1
                                       7.875            856.98        103
                                       7.625            856.98
    NORWALK          OH   44857          1            01/02/03         23
    0415745991                           05           02/01/03          0
    0415745991                           O            01/01/33
    0


    8326579          E22/G01             F          317,200.00         ZZ
                                         360        316,708.02          1
                                       7.750          2,272.46        104
                                       7.250          2,272.46
    VACAVILLE        CA   95687          1            12/24/02         23
    0415751262                           05           02/01/03          0
    0415751262                           O            01/01/33
    0


    8326601          E22/G01             F          203,300.00         ZZ
                                         360        203,152.86          1
                                       7.625          1,438.94        107
                                       7.375          1,438.94
    MANDEVILLE       LA   70448          1            01/02/03         23
    0415804483                           05           03/01/03          0
    0415804483                           O            02/01/33
    0


    8327215          W95/G01             F           97,850.00         ZZ
                                         360         97,708.22          1
                                       9.625            831.72        103
                                       9.375            831.72
    JACKSONVILLE     FL   32216          5            12/16/02         23
    0435166699                           05           01/20/03          0
1


    2051210009996                        O            12/20/32
    0


    8327471          940/G01             F          184,300.00         ZZ
                                         360        182,670.09          1
                                       7.250          1,257.25        106
                                       7.000          1,257.25
    REDLANDS         CA   92374          1            12/27/02         23
    0435191432                           05           02/01/03          0
    40021209                             O            01/01/33
    0


    8327577          Q30/G01             F          185,130.00         ZZ
                                         360        184,916.20          1
                                       8.750          1,456.42         99
                                       8.500          1,456.42
    BLOOMFIELD       CT   06002          5            12/11/02         23
    0435149992                           05           02/01/03          0
    21017068                             O            01/01/33
    0


    8327639          940/G01             F           69,550.00         ZZ
                                         360         69,446.45          2
                                       7.500            486.30        107
                                       7.250            486.30
    BARSTOW          CA   92311          1            12/13/02         23
    0435187679                           05           02/01/03          0
    65020406                             O            01/01/33
    0


    8327655          U42/G01             F           51,300.00         ZZ
                                         360         51,223.62          1
                                       7.500            358.70         95
                                       7.250            358.70
    EAGLE PASS       TX   78852          1            12/30/02         23
    0435323068                           05           02/01/03          0
    49200061                             N            01/01/33
    0


    8327661          642/G01             F          127,330.00         ZZ
                                         360        127,140.41          1
                                       7.500            890.31        107
                                       7.250            890.31
    PUEBLO           CO   81001          2            12/23/02         23
    0435176433                           05           02/01/03          0
    11231702                             O            01/01/33
    0


1


    8327669          A06/G01             F           84,400.00         ZZ
                                         360         84,328.91          1
                                      10.250            756.31        103
                                      10.000            756.31
    DETROIT          MI   48228          2            12/12/02         23
    0435182316                           05           02/01/03          0
    5000010201944                        O            01/01/33
    0


    8327745          642/G01             F           62,500.00         ZZ
                                         360         62,413.69          1
                                       7.875            453.17        105
                                       7.625            453.17
    CHICKASHA        OK   73018          5            12/27/02         23
    0435179122                           05           02/01/03          0
    11149102                             O            01/01/33
    0


    8327789          642/G01             F          230,000.00         ZZ
                                         360        229,727.44          1
                                       8.625          1,788.92        105
                                       8.375          1,788.92
    ANCHORAGE        AK   99504          5            12/17/02         23
    0435180732                           05           02/01/03          0
    11225902                             O            01/01/33
    0


    8327845          W39/G01             F           40,150.00         ZZ
                                         360         40,098.63          2
                                       8.250            301.63         95
                                       8.000            301.63
    BATON ROUGE      LA   70820          1            01/02/03         23
    0435195995                           05           02/01/03          0
    LA024850                             N            01/01/33
    0


    8328015          U18/G01             F           64,500.00         ZZ
                                         360         64,435.65          1
                                       9.500            542.35        100
                                       9.250            542.35
    BROOKHAVEN       MS   39601          1            12/30/02         23
    0435154786                           05           02/01/03          0
    MS0428231763                         O            01/01/33
    0


    8328047          685/G01             F          274,500.00         ZZ
                                         360        274,101.40          1
                                       7.625          1,942.89         99
                                       7.375          1,942.89
1


    PALMDALE         CA   93551          1            12/17/02         23
    0435203849                           05           02/01/03          0
    132014                               O            01/01/33
    0


    8328199          W40/G01             F          140,000.00         ZZ
                                         360        139,825.36          1
                                       8.375          1,064.10        103
                                       8.125          1,064.10
    PEORIA           AZ   85345          2            12/16/02         23
    0435176268                           05           02/01/03          0
    100014155                            O            01/01/33
    0


    8328215          X31/G01             F          256,500.00         ZZ
                                         360        256,057.08          1
                                       6.750          1,663.65         95
                                       6.500          1,663.65
    SANTA ANA        CA   92703          1            12/16/02         23
    0435362140                           05           02/01/03          0
    40105050                             O            01/01/33
    0


    8328223          E45/G01             F           41,200.00         ZZ
                                         360         41,164.37          1
                                      10.125            365.37        103
                                       9.875            365.37
    KISSIMMEE        FL   34741          1            12/04/02         23
    0435273511                           09           02/01/03          0
    309030                               O            01/01/33
    0


    8328291          U35/G01             F           92,700.00         ZZ
                                         360         92,603.51          1
                                       9.250            762.62        103
                                       9.000            762.62
    FRESNO           CA   93728          1            12/31/02         23
    0435210588                           05           02/01/03          0
    0007574451                           O            01/01/33
    0


    8328375          U35/G01             F           95,200.00         ZZ
                                         360         95,134.48          1
                                       7.875            690.27        107
                                       7.625            690.27
    PRESTON          IA   52069          5            12/30/02         23
    0435190202                           05           03/01/03          0
    10453355                             O            02/01/33
    0
1




    8328381          A06/G01             F          163,700.00         ZZ
                                         360        163,505.99          1
                                       8.625          1,273.25        103
                                       8.375          1,273.25
    BERKLEY          MI   48076          1            12/19/02         23
    0435182993                           05           02/01/03          0
    021000020228894                      O            01/01/33
    0


    8328691          R80/G01             F          106,400.00         ZZ
                                         360        106,249.33          2
                                       7.750            762.26         95
                                       7.500            762.26
    GOODING          ID   83330          1            12/19/02         23
    0435149877                           05           02/01/03          0
    50134                                N            01/01/33
    0


    8328709          J95/G01             F          214,000.00         ZZ
                                         360        213,532.38          1
                                       7.625          1,514.68        107
                                       7.375          1,514.68
    KANSAS CITY      KS   64131          1            12/02/02         23
    0435180989                           05           01/01/03          0
    0040374340                           O            12/01/32
    0


    8329087          E47/G01             F          116,390.00         ZZ
                                         360        116,229.56          1
                                       8.375            884.65        103
                                       8.125            884.65
    MATTHEWS         NC   28105          2            12/17/02         23
    0435306402                           05           02/01/03          0
    7350510530                           O            01/01/33
    0


    8329133          964/G01             F          196,450.00         ZZ
                                         360        196,159.18          1
                                       7.625          1,390.46        103
                                       7.375          1,390.46
    ANTELOPE         CA   95843          1            12/12/02         23
    0435165600                           05           02/01/03          0
    301658                               O            01/01/33
    0


    8329145          964/G01             F           90,700.00         ZZ
                                         360         90,564.95          1
1


                                       7.500            634.19        106
                                       7.250            634.19
    WALLA WALLA      WA   99362          1            12/23/02         23
    0435165444                           05           02/01/03          0
    303792                               O            01/01/33
    0


    8329163          964/G01             F          215,000.00         ZZ
                                         360        214,703.11          1
                                       7.875          1,558.90        100
                                       7.625          1,558.90
    MODESTO          CA   95351          1            12/16/02         23
    0435165527                           05           02/01/03          0
    300209                               O            01/01/33
    0


    8329217          R84/G01             F          459,000.00         ZZ
                                         360        458,441.91          1
                                       8.500          3,529.31        100
                                       8.250          3,529.31
    MALIBU           CA   90265          1            12/16/02         23
    0435165691                           01           02/01/03          0
    5266                                 O            01/01/33
    0


    8329223          X53/G01             F           89,000.00         ZZ
                                         360         88,902.42          1
                                       9.000            716.11        100
                                       8.750            716.11
    ISLANDTON        SC   29929          2            12/23/02         23
    0435166723                           05           02/01/03          0
    12200210                             O            01/01/33
    0


    8329273          480/G01             F           96,000.00         ZZ
                                         360         95,870.75          1
                                       8.000            704.41        100
                                       7.750            704.41
    DOVER            FL   33527          1            12/17/02         23
    0435224142                           05           02/01/03          0
    4544144                              O            01/01/33
    0


    8329657          E22/G01             F          300,000.00         ZZ
                                         360        299,662.40          1
                                       8.875          2,386.93         99
                                       8.375          2,386.93
    GARDEN GROVE     CA   92840          5            12/05/02         23
    0415266659                           05           02/01/03          0
1


    0415266659                           O            01/01/33
    0


    8329659          E22/G01             F          167,600.00         ZZ
                                         360        167,277.68          1
                                       7.625          1,186.26        106
                                       7.375          1,186.26
    WATERFORD        MI   48327          1            01/03/03         23
    0415303940                           05           02/01/03          0
    0415303940                           O            01/01/33
    0


    8329673          E22/G01             F           88,065.00         ZZ
                                         360         87,984.65          1
                                       9.875            764.71        103
                                       9.375            764.71
    ATHENS           AL   35611          1            12/20/02         23
    0415450444                           05           02/01/03          0
    0415450444                           O            01/01/33
    0


    8329681          E22/G01             F           67,465.00         ZZ
                                         360         67,380.85          1
                                       8.375            512.78        103
                                       8.125            512.78
    MARION           NC   28752          2            12/27/02         23
    0415466176                           05           02/01/03          0
    0415466176                           O            01/01/33
    0


    8329687          E22/G01             F          109,319.00         ZZ
                                         360        109,224.42          1
                                      10.125            969.47         97
                                       9.625            969.47
    GREER            SC   29651          1            01/03/03         23
    0415513985                           05           02/01/03          0
    0415513985                           O            01/01/33
    0


    8329707          E22/G01             F          215,400.00         ZZ
                                         360        213,630.70          1
                                       7.625          1,524.59        104
                                       7.375          1,524.59
    FONTANA          CA   92336          1            12/27/02         23
    0415592500                           05           02/01/03          0
    0415592500                           O            01/01/33
    0


1


    8329711          E22/G01             F          135,600.00         ZZ
                                         360        135,393.00          1
                                       7.375            936.56        103
                                       7.125            936.56
    VILLA PARK       IL   60181          1            01/03/03         23
    0415608140                           09           02/01/03          0
    0415608140                           O            01/01/33
    0


    8329731          E22/G01             F           88,350.00         ZZ
                                         360         88,286.05          1
                                       7.625            625.34        105
                                       7.375            625.34
    BREVARD          NC   28712          1            01/03/03         23
    0415665363                           05           03/01/03          0
    0415665363                           O            02/01/33
    0


    8329735          E22/G01             F          143,550.00         ZZ
                                         360        143,346.02          1
                                       8.500          1,103.78         99
                                       8.250          1,103.78
    SPRING HILL      KS   66083          1            12/24/02         23
    0415675578                           05           02/01/03          0
    0415675578                           O            01/01/33
    0


    8329783          E22/G01             F           33,063.00         ZZ
                                         360         33,038.46          1
                                       7.500            231.18        107
                                       7.000            231.18
    MUNCIE           IN   47302          1            01/03/03         23
    0415745645                           05           03/01/03          0
    0415745645                           O            02/01/33
    0


    8329807          E22/G01             F          106,000.00         ZZ
                                         360        105,871.11          1
                                       8.500            815.05        100
                                       8.250            815.05
    DALLAS           TX   75206          1            01/03/03         23
    0415790302                           01           02/01/03          0
    0415790302                           O            01/01/33
    0


    8329817          E22/G01             F          232,000.00         ZZ
                                         360        231,823.46          1
                                       7.375          1,602.37        104
                                       6.875          1,602.37
1


    HERCULES         CA   94547          1            12/30/02         23
    0415796093                           01           03/01/03          0
    0415796093                           O            02/01/33
    0


    8329839          E22/G01             F          108,500.00         ZZ
                                         360        108,364.65          1
                                       8.375            824.68         95
                                       8.125            824.68
    ALABASTER        AL   35007          1            01/03/03         23
    0415874064                           05           02/01/03          0
    0415874064                           N            01/01/33
    0


    8330131          W02/G01             F           55,620.00         ZZ
                                         360         55,529.68          1
                                       7.063            372.40        103
                                       6.813            372.40
    CANTON           OH   44710          2            12/09/02         23
    0435306451                           05           02/01/03          0
    1001772606                           O            01/01/33
    0


    8330133          W02/G01             F           85,065.00         ZZ
                                         360         84,929.38          1
                                       7.156            574.88        107
                                       6.906            574.88
    MUSKEGON         MI   49441          5            12/11/02         23
    0435305891                           05           02/01/03          0
    1001783455                           O            01/01/33
    0


    8330177          W02/G01             F          138,000.00         ZZ
                                         360        137,837.30          1
                                       8.650          1,075.81        103
                                       8.400          1,075.81
    GILBERT          AZ   85233          5            12/13/02         23
    0435306022                           05           02/01/03          0
    1001830545                           O            01/01/33
    0


    8330227          W02/G01             F          138,900.00         ZZ
                                         360        138,604.03          1
                                       8.438          1,061.93        100
                                       8.188          1,061.93
    SEBASTIAN        FL   32958          5            11/25/02         23
    0435265137                           05           01/01/03          0
    1001701944                           O            12/01/32
    0
1




    8330231          W40/G01             F          111,909.00         ZZ
                                         360        111,760.00          1
                                       8.750            880.39        103
                                       8.500            880.39
    SURPRISE         AZ   85374          1            12/20/02         23
    0435197173                           03           02/01/03          0
    100016943                            O            01/01/33
    0


    8330267          W02/G01             F          247,200.00         ZZ
                                         360        246,921.80          1
                                       8.875          1,966.84         97
                                       8.625          1,966.84
    BEVERLY HILLS    FL   34465          1            12/16/02         23
    0435250204                           02           02/01/03          0
    1001775014                           O            01/01/33
    0


    8330275          W02/G01             F          169,950.00         ZZ
                                         360        169,654.52          1
                                       8.750          1,337.00        103
                                       8.500          1,337.00
    GAINSVILLE       FL   32608          5            11/27/02         23
    0435293261                           05           01/03/03          0
    1001552793                           O            12/03/32
    0


    8330291          J95/G01             F          190,550.00         ZZ
                                         360        190,318.30          1
                                       8.500          1,465.17        103
                                       8.250          1,465.17
    BLUE SPRINGS     MO   64014          5            12/19/02         23
    0435182977                           05           02/01/03          0
    0040619744                           O            01/01/33
    0


    8330337          L33/G01             F           96,000.00         ZZ
                                         360         95,928.75          1
                                       7.500            671.25        100
                                       7.250            671.25
    TULSA            OK   74129          1            12/30/02         23
    0435227285                           05           03/01/03          0
    0010044154                           O            02/01/33
    0


    8330355          J95/G01             F           95,000.00         ZZ
                                         360         94,868.81          1
1


                                       7.875            688.82        106
                                       7.625            688.82
    TAMPA            FL   33612          1            12/13/02         23
    0435209069                           05           02/01/03          0
    0040607822                           O            01/01/33
    0


    8330415          W02/G01             F           95,750.00         ZZ
                                         360         95,641.24          1
                                       8.831            758.82        103
                                       8.581            758.82
    ZEPHYRHILLS      FL   33542          5            12/12/02         23
    0435250154                           05           02/01/03          0
    1001816592                           O            01/01/33
    0


    8330461          K15/G01             F          117,400.00         ZZ
                                         360        117,280.97          1
                                       9.375            976.47        103
                                       9.125            976.47
    GREENSBORO       NC   27405          5            12/16/02         23
    0435174172                           05           02/01/03          0
    017405505547                         O            01/01/33
    0


    8330467          W02/G01             F           58,710.00         ZZ
                                         360         58,493.16          1
                                       7.875            425.69        103
                                       7.625            425.69
    PITTSBURGH       PA   15226          5            12/06/02         23
    0435263397                           05           02/01/03          0
    1001775608                           O            01/01/33
    0


    8330505          W02/G01             F           90,640.00         ZZ
                                         360         90,521.02          1
                                       8.125            673.00        103
                                       7.875            673.00
    OCALA            FL   34472          5            12/12/02         23
    0435250261                           05           02/01/03          0
    1001665356                           O            01/01/33
    0


    8330509          642/G01             F          141,540.00         ZZ
                                         360        141,349.43          1
                                       8.000          1,038.57         95
                                       7.750          1,038.57
    LAS VEGAS        NV   89115          1            12/18/02         23
    0435195946                           05           02/01/03          0
1


    09235302                             N            01/01/33
    0


    8330519          J95/G01             F          123,400.00         ZZ
                                         360        123,211.62          1
                                       7.375            852.30        103
                                       7.125            852.30
    COTTAGE GROVE    OR   97424          2            12/13/02         23
    0435247374                           05           02/01/03          0
    0040566325                           O            01/01/33
    0


    8330523          642/G01             F          141,540.00         ZZ
                                         360        141,349.43          1
                                       8.000          1,038.57         95
                                       7.750          1,038.57
    LAS VEGAS        NV   89115          1            12/18/02         23
    0435194956                           05           02/01/03          0
    09237702                             N            01/01/33
    0


    8330561          642/G01             F          166,250.00         ZZ
                                         360        166,052.98          1
                                       8.625          1,293.08         95
                                       8.375          1,293.08
    WARWICK          RI   02888          1            12/26/02         23
    0435182001                           05           02/01/03          0
    12201402                             O            01/01/33
    0


    8330615          642/G01             F           82,500.00         ZZ
                                         360         82,399.69          1
                                       8.500            634.35        100
                                       8.250            634.35
    PORT HURON       MI   48060          1            12/27/02         23
    0435179908                           05           02/01/03          0
    10171802                             O            01/01/33
    0


    8330709          642/G01             F           71,690.00         ZZ
                                         360         71,591.01          1
                                       7.875            519.80        107
                                       7.625            519.80
    PHILADELPHIA     PA   19126          1            12/31/02         23
    0435182779                           07           02/01/03          0
    12120902                             O            01/01/33
    0


1


    8330863          313/G01             F          179,000.00         ZZ
                                         360        178,733.47          1
                                       7.500          1,251.60        107
                                       7.250          1,251.60
    EUGENE           OR   97404          5            12/18/02         23
    0435228481                           05           02/01/03          0
    0009184094                           O            01/01/33
    0


    8330905          Q14/G01             F          227,000.00         ZZ
                                         360        226,843.78          1
                                       7.875          1,645.91        100
                                       7.625          1,645.91
    SCOTTSDALE       AZ   85260          1            01/02/03         23
    0435176748                           05           03/01/03          0
    0000210778                           O            02/01/33
    0


    8330947          W47/G01             F          119,035.00         ZZ
                                         180        118,743.45          1
                                       8.500            915.28         95
                                       8.250            915.28
    WAUKEGAN         IL   60085          1            10/29/02         23
    0435263157                           05           12/01/02          0
    WH021067                             O            11/01/17
    0


    8330973          L73/G01             F          344,500.00         ZZ
                                         360        344,131.94          1
                                       9.125          2,802.97        103
                                       8.875          2,802.97
    LAKEWOOD         CA   90712          1            12/13/02         23
    0435193289                           05           02/01/03          0
    46001636                             O            01/01/33
    0


    8330977          X82/G01             F          164,550.00         ZZ
                                         360        164,279.44          1
                                       7.000          1,094.76        104
                                       6.750          1,094.76
    ASHBURN          VA   20147          1            12/27/02         23
    0435189675                           01           02/01/03          0
    844159                               O            01/01/33
    0


    8330981          W47/G01             F          275,000.00         ZZ
                                         180        274,330.64          1
                                       9.625          2,337.47        100
                                       9.375          2,337.47
1


    CRETE            IL   60417          1            10/18/02         23
    0435199377                           05           11/18/02          0
    WH021035                             O            10/18/17
    0


    8330995          L21/G01             F          173,000.00         ZZ
                                         360        172,776.44          1
                                       8.250          1,299.70        100
                                       8.000          1,299.70
    LAUREL           MD   20707          1            12/12/02         23
    0435176441                           09           02/01/03          0
    70302522                             O            01/01/33
    0


    8331001          069/G01             F          273,200.00         ZZ
                                         360        271,305.42          1
                                       7.375          1,886.93        106
                                       7.125          1,886.93
    ORANGE           CA   92869          1            12/17/02         23
    0435176920                           01           02/01/03          0
    351-88384664                         O            01/01/33
    0


    8331025          Y13/G01             F          152,000.00         ZZ
                                         180        151,824.47          1
                                       8.750          1,195.78        100
                                       8.500          1,195.78
    BERKLEY          MI   48072          1            12/23/02         23
    0435193222                           05           02/01/03          0
    2208                                 O            01/01/18
    0


    8331041          W02/G01             F          247,200.00         ZZ
                                         360        246,862.41          1
                                       7.930          1,801.82        100
                                       7.680          1,801.82
    PURCELLVILLE     VA   20132          5            12/10/02         23
    0435250394                           05           02/01/03          0
    1001781889                           O            01/01/33
    0


    8331077          940/G01             F          126,450.00         ZZ
                                         360        126,256.97          1
                                       7.375            873.36        106
                                       7.125            873.36
    VICTORVILLE      CA   92394          1            12/20/02         23
    0435193230                           05           02/01/03          0
    69020111                             O            01/01/33
    0
1




    8331147          808/G01             F          187,700.00         ZZ
                                         360        187,413.47          1
                                       7.375          1,296.40         99
                                       7.125          1,296.40
    DENAIR           CA   95316          2            12/16/02         23
    0435237532                           05           02/01/03          0
    9428842                              O            01/01/33
    0


    8331153          X91/G01             F          149,200.00         ZZ
                                         360        149,027.69          1
                                       8.750          1,173.76        103
                                       8.500          1,173.76
    WAIPAHU          HI   96797          1            12/27/02         23
    0435189030                           01           02/01/03          0
    802536                               O            01/01/33
    0


    8331165          X67/G01             F           75,050.00         ZZ
                                         360         74,938.25          1
                                       7.500            524.76         95
                                       7.250            524.76
    DALLAS           TX   75232          1            12/02/02         23
    0435188321                           05           02/01/03          0
    281801                               N            01/01/33
    0


    8331227          N46/G01             F          146,600.00         ZZ
                                         360        146,381.72          1
                                       7.500          1,025.05        103
                                       7.250          1,025.05
    WINTERVILLE      NC   28590          1            12/31/02         23
    0435180385                           05           02/01/03          0
    0658985                              O            01/01/33
    0


    8331233          964/G01             F          142,000.00         ZZ
                                         360        141,671.63          1
                                       7.125            956.68        107
                                       6.875            956.68
    LAS VEGAS        NV   89120          1            12/26/02         23
    0435182597                           05           02/01/03          0
    310906                               O            01/01/33
    0


    8331497          U35/G01             F          145,000.00         ZZ
                                         360        144,814.44          1
1


                                       8.250          1,089.34        100
                                       8.000          1,089.34
    EAU CLAIRE       WI   54701          1            01/03/03         23
    0435193081                           05           02/01/03          0
    0007625911                           O            01/01/33
    0


    8331561          X21/G01             F          116,000.00         ZZ
                                         360        115,831.55          1
                                       7.625            821.04        100
                                       7.375            821.04
    PHOENIX          AZ   85044          1            12/11/02         23
    0435188420                           03           02/01/03          0
    704433                               O            01/01/33
    0


    8331563          L86/G01             F          320,800.00         ZZ
                                         360        320,322.35          1
                                       7.500          2,243.08        103
                                       7.250          2,243.08
    SIMI VALLEY      CA   93065          1            12/20/02         23
    0435191242                           05           02/01/03          0
    20513278                             O            01/01/33
    0


    8331820          R68/G01             F          175,000.00         ZZ
                                         360        174,732.86          1
                                       7.375          1,208.68        107
                                       7.125          1,208.68
    CORAL SPRINGS    FL   33065          1            12/27/02         23
    0435171053                           01           02/01/03          0
    20021053                             O            01/01/33
    0


    8331953          X67/G01             F           99,400.00         ZZ
                                         360         99,241.70          1
                                       8.875            790.87         96
                                       8.625            790.87
    PHOENIX          AZ   85035          2            12/13/02         23
    0435317870                           05           02/01/03          0
    74894510                             O            01/01/33
    0


    8331995          R65/G01             F          118,450.00         ZZ
                                         360        118,305.97          1
                                       8.500            910.78        103
                                       8.250            910.78
    DELTONA          FL   32738          2            12/26/02         23
    0435220678                           05           02/01/03          0
1


    4194977293                           O            01/01/33
    0


    8335640          P23/G01             F          211,500.00         ZZ
                                         360        210,897.10          1
                                       7.750          1,515.21        104
                                       7.500          1,515.21
    SYKESVILLE       MD   21784          1            10/24/02         23
    0435266168                           03           12/01/02          0
    WTL020002548                         O            11/01/32
    0


    8335717          E22/G01             F          207,500.00         ZZ
                                         360        207,206.14          1
                                       7.750          1,486.56        104
                                       7.500          1,486.56
    MOODY            AL   35004          5            12/31/02         23
    0415503952                           05           02/01/03          0
    0415503952                           O            01/01/33
    0


    8335791          E22/G01             F           65,302.00         ZZ
                                         360         65,266.34          1
                                       9.000            525.43        103
                                       8.500            525.43
    WATERFORD        MI   48328          1            01/06/03         23
    0415666171                           05           03/01/03          0
    0415666171                           O            02/01/33
    0


    8335795          E22/G01             F          163,650.00         ZZ
                                         360        163,406.34          1
                                       7.500          1,144.26        103
                                       7.000          1,144.26
    SACRAMENTO       CA   95820          1            01/02/03         23
    0415670942                           05           02/01/03          0
    0415670942                           O            01/01/33
    0


    8335805          E22/G01             F          345,000.00         ZZ
                                         360        344,780.01          1
                                       8.250          2,591.87         99
                                       8.000          2,591.87
    RALEIGH          NC   27613          1            01/06/03         23
    0415677343                           05           03/01/03          0
    0415677343                           O            02/01/33
    0


1


    8335813          E22/G01             F          159,135.00         ZZ
                                         360        158,941.51          1
                                       8.500          1,223.61        103
                                       8.250          1,223.61
    WEST VALLEY CIT  UT   84128          1            12/27/02         23
    0415685924                           05           02/01/03          0
    0415685924                           O            01/01/33
    0


    8335827          E22/G01             F           44,658.00         ZZ
                                         360         44,629.52          1
                                       8.250            335.50         95
                                       8.000            335.50
    SAN ANTONIO      TX   78218          1            01/27/03         23
    0415713098                           05           03/01/03          0
    0415713098                           O            02/01/33
    0


    8335859          E22/G01             F          147,500.00         ZZ
                                         360        147,291.11          1
                                       7.750          1,056.71        107
                                       7.250          1,056.71
    SOUTH BEND       IN   46635          2            12/30/02         23
    0415737899                           05           02/01/03          0
    0415737899                           O            01/01/33
    0


    8335865          E22/G01             F           67,925.00         ZZ
                                         360         67,883.86          1
                                       8.500            522.28         95
                                       8.250            522.28
    KANSAS CITY      MO   64127          1            01/06/03         23
    0415741875                           05           03/01/03          0
    0415741875                           N            02/01/33
    0


    8335881          E22/G01             F           88,750.00         ZZ
                                         360         88,705.18          1
                                       9.375            738.18        103
                                       8.875            738.18
    BLISSFIELD       MI   49268          1            01/06/03         23
    0415752807                           05           03/01/03          0
    0415752807                           O            02/01/33
    0


    8336003          E22/G01             F           96,700.00         ZZ
                                         360         96,419.17          1
                                       7.625            684.44        104
                                       7.375            684.44
1


    AUSTIN           TX   78759          1            01/06/03         23
    0415770965                           01           03/01/03          0
    0415770965                           O            02/01/33
    0


    8336015          E22/G01             F          147,500.00         ZZ
                                         360        147,296.31          1
                                       7.875          1,069.48        102
                                       7.625          1,069.48
    PALATINE         IL   60074          5            12/31/02         23
    0415782523                           01           02/01/03          0
    0415782523                           O            01/01/33
    0


    8336029          E22/G01             F          133,900.00         ZZ
                                         360        133,753.17          1
                                       9.000          1,077.39        103
                                       8.500          1,077.39
    BERNALILLO       NM   87043          1            01/06/03         23
    0415813013                           05           02/01/03          0
    0415813013                           O            01/01/33
    0


    8336031          E22/G01             F          143,059.00         ZZ
                                         360        142,861.44          1
                                       7.875          1,037.28        107
                                       7.625          1,037.28
    PASCO            WA   99301          1            12/31/02         23
    0415818400                           05           02/01/03          0
    0415818400                           O            01/01/33
    0


    8336033          E22/G01             F          161,000.00         ZZ
                                         360        160,766.20          2
                                       7.625          1,139.55        100
                                       7.375          1,139.55
    GRETNA           LA   70053          1            01/06/03         23
    0415819986                           05           02/01/03          0
    0415819986                           O            01/01/33
    0


    8336315          K15/G01             F          129,500.00         ZZ
                                         360        129,220.52          1
                                       7.875            938.96        102
                                       7.625            938.96
    RENO             NV   89506          5            12/23/02         23
    0435190434                           05           02/01/03          0
    022105508228                         O            01/01/33
    0
1




    8336379          E86/G01             F           73,150.00         ZZ
                                         360         73,046.40          2
                                       7.750            524.06         95
                                       7.500            524.06
    MIDDLETOWN       OH   45044          1            12/13/02         23
    0435188339                           05           02/01/03          0
    251830                               N            01/01/33
    0


    8336401          K15/G01             F          160,900.00         ZZ
                                         360        160,728.09          2
                                       9.125          1,309.14        103
                                       8.875          1,309.14
    CHICAGO          IL   60629          1            12/17/02         23
    0435198593                           05           02/01/03          0
    046100112444                         O            01/01/33
    0


    8336723          T59/G01             F          104,040.00         ZZ
                                         180        102,581.64          1
                                       8.500          1,024.52        102
                                       8.250          1,024.52
    VINTON           VA   24179          2            09/25/02         23
    0435145727                           05           11/01/02          0
    10207209                             O            10/01/17
    0


    8336751          B57/G01             F          119,000.00         ZZ
                                         360        118,822.81          1
                                       7.500            832.07        104
                                       7.250            832.07
    MESA             AZ   85203          1            12/16/02         23
    0435216213                           05           02/01/03          0
    20001209                             O            01/01/33
    0


    8336891          L16/G01             F          156,000.00         ZZ
                                         360        155,784.58          1
                                       7.875          1,131.11        100
                                       7.625          1,131.11
    BAKERSFIELD      CA   93309          1            12/13/02         23
    0435188370                           05           02/01/03          0
    8307                                 O            01/01/33
    0


    8336945          Q78/G01             F          121,980.00         ZZ
                                         360        121,856.73          1
1


                                       8.625            948.75        107
                                       8.375            948.75
    LANSING          MI   48910          5            01/03/03         23
    0435215835                           05           03/01/03          0
    721570                               O            02/01/33
    0


    8336971          W42/G01             F          162,225.00         ZZ
                                         360        162,013.59          1
                                      10.125          1,438.65        103
                                       9.875          1,438.65
    WEST CHESTER     OH   45069          1            12/16/02         23
    0435207980                           05           01/16/03          0
    28436245                             O            12/16/32
    0


    8336989          588/G01             F          217,350.00         ZZ
                                         300        216,800.60          1
                                       8.125          1,695.58        104
                                       7.875          1,695.58
    SOUTH BOUND BRO  NJ   08880          1            12/18/02         23
    0435194808                           05           02/01/03          0
    1077088                              O            01/01/28
    0


    8337055          W42/G01             F          105,450.00         ZZ
                                         180        105,271.35          1
                                       8.875            839.00         95
                                       8.625            839.00
    CHICAGO          IL   60620          1            11/19/02         23
    0435208327                           05           12/19/02          0
    1                                    O            11/19/17
    0


    8337255          642/G01             F          199,000.00         ZZ
                                         360        198,770.19          1
                                       8.750          1,565.53        103
                                       8.500          1,565.53
    ST LOUIS PARK    MN   55416          5            12/17/02         23
    0435188867                           05           02/01/03          0
    10127802                             O            01/01/33
    0


    8337665          G75/G01             F          204,000.00         ZZ
                                         360        203,718.28          1
                                       7.875          1,479.15        107
                                       7.625          1,479.15
    DOUGLASVILLE     PA   19518          1            12/24/02         23
    0435182191                           05           02/01/03          0
1


    04697186                             O            01/01/33
    0


    8337821          Q78/G01             F           51,360.00         ZZ
                                         360         51,281.42          1
                                       7.875            372.40         99
                                       7.625            372.40
    LOGAN            IA   51546          1            12/27/02         23
    0435203005                           05           02/01/03          0
    720012                               O            01/01/33
    0


    8337861          U85/G01             F           87,447.00         ZZ
                                         180         87,309.96          1
                                       9.250            719.40        103
                                       9.000            719.40
    MANAWA           WI   54949          1            11/27/02         23
    0435194311                           05           01/01/03          0
    WEPNER                               O            12/01/17
    0


    8337886          W02/G01             F           89,000.00         ZZ
                                         360         88,469.40          1
                                       7.885            645.93         87
                                       7.635            645.93
    BRANDON          FL   33511          5            10/24/02         23
    0435000641                           05           12/01/02          0
    1001655109                           O            11/01/32
    0


    8337915          685/G01             F          359,950.00         ZZ
                                         360        359,400.52          1
                                       7.375          2,486.09        100
                                       7.125          2,486.09
    SAN CLEMENTE     CA   92673          1            12/23/02         23
    0435193172                           01           02/01/03          0
    132747                               O            01/01/33
    0


    8337933          X31/G01             F           96,925.00         ZZ
                                         360         96,794.50          1
                                       8.000            711.20        100
                                       7.750            711.20
    SALEM            OR   97301          1            12/19/02         23
    0435194451                           07           02/01/03          0
    52000175                             O            01/01/33
    0


1


    8337971          U19/G01             F          113,300.00         ZZ
                                         360        113,147.44          1
                                       8.000            831.36        103
                                       7.750            831.36
    TUCSON           AZ   85746          1            12/18/02         23
    0435304829                           05           02/01/03          0
    11000091                             O            01/01/33
    0


    8337993          N74/G01             F          195,700.00         ZZ
                                         360        195,521.45          1
                                       9.875          1,699.36        103
                                       9.625          1,699.36
    DURHAM           NC   27712          5            12/31/02         23
    0435270848                           05           02/06/03          0
    0031467010                           O            01/06/33
    0


    8337995          Q78/G01             F          193,670.00         ZZ
                                         360        193,539.78          1
                                       7.990          1,419.74        101
                                       7.740          1,419.74
    LEES SUMMIT      MO   64081          2            12/31/02         23
    0435187729                           05           03/01/03          0
    720781                               O            02/01/33
    0


    8338009          U85/G01             F           84,975.00         ZZ
                                         180         84,834.69          1
                                       9.000            683.73        100
                                       8.750            683.73
    APPLETON         WI   54911          1            11/27/02         23
    0435222278                           05           01/01/03          0
    KREJ                                 O            12/01/17
    0


    8338015          M37/G01             F          118,235.00         ZZ
                                         360        118,071.72          1
                                       7.875            857.29        104
                                       7.625            857.29
    PHOENIX          AZ   85008          2            12/24/02         23
    0435193008                           05           02/01/03          0
    610899                               O            01/01/33
    0


    8338061          B28/G01             F          296,300.00         ZZ
                                         360        295,094.97          1
                                       7.500          2,071.78         99
                                       7.250          2,071.78
1


    COLORADO SPRING  CO   80918          2            12/19/02         23
    0435174917                           03           02/01/03          0
    05200481                             O            01/01/33
    0


    8338213          737/G01             F          132,850.00         ZZ
                                         360        132,671.12          1
                                       8.000            974.81        103
                                       7.750            974.81
    MESA             AZ   85212          1            12/26/02         23
    0435209614                           05           02/01/03          0
    2101352                              O            01/01/33
    0


    8338333          A11/G01             F          144,200.00         ZZ
                                         360        144,041.87          1
                                       9.000          1,160.27        100
                                       8.750          1,160.27
    NEW BALTIMORE    MI   48047          1            12/26/02         23
    0435193743                           05           02/01/03          0
    1671131000W                          O            01/01/33
    0


    8338415          W17/G01             F          183,150.00         ZZ
                                         360        182,995.74          1
                                      10.250          1,641.21         99
                                      10.000          1,641.21
    MIAMI            FL   33155          1            12/27/02         23
    0435290366                           05           02/01/03          0
    020358                               O            01/01/33
    0


    8338793          E22/G01             F          126,200.00         ZZ
                                         360        126,103.97          1
                                       7.375            871.63        107
                                       7.125            871.63
    DOTHAN           AL   36305          9            01/02/03         23
    0415350156                           05           03/01/03          0
    0415350156                           O            02/01/33
    0


    8338795          E22/G01             F          175,100.00         ZZ
                                         360        174,897.79          1
                                       8.750          1,377.51        103
                                       8.500          1,377.51
    PORTLAND         OR   97233          9            12/27/02         23
    0415367267                           05           02/01/03          0
    0415367267                           O            01/01/33
    0
1




    8338885          E22/G01             F          327,000.00         ZZ
                                         360        326,602.40          1
                                       8.500          2,514.35        103
                                       8.250          2,514.35
    (NORTH HOLLYWOO  CA   91344          1            12/24/02         23
    0415705516                           05           02/01/03          0
    0415705516                           O            01/01/33
    0


    8338893          E22/G01             F          146,000.00         ZZ
                                         360        145,866.55          1
                                       9.875          1,267.79        100
                                       9.375          1,267.79
    WAUKEGAN         IL   60085          5            01/02/03         23
    0415711316                           05           02/01/03          0
    0415711316                           O            01/01/33
    0


    8338927          E22/G01             F          132,200.00         ZZ
                                         360        132,115.71          1
                                       8.250            993.17        106
                                       8.000            993.17
    HAMPTON          VA   23666          1            01/07/03         23
    0415762053                           03           03/01/03          0
    0415762053                           O            02/01/33
    0


    8338937          E22/G01             F          166,000.00         ZZ
                                         360        165,876.80          1
                                       7.500          1,160.70        100
                                       7.250          1,160.70
    AUSTIN           TX   78731          1            01/07/03         23
    0415779628                           05           03/01/03          0
    0415779628                           O            02/01/33
    0


    8338953          E22/G01             F          174,950.00         ZZ
                                         360        174,838.44          1
                                       8.250          1,314.34        100
                                       8.000          1,314.34
    ROSEVILLE        CA   95678          1            12/31/02         23
    0415793751                           05           03/01/03          0
    0415793751                           O            02/01/33
    0


    8339197          N67/G01             F          118,450.00         ZZ
                                         360        118,339.03          1
1


                                       9.750          1,017.67        103
                                       9.500          1,017.67
    PHOENIX          AZ   85032          5            12/12/02         23
    0435197249                           05           02/01/03          0
    1781004294                           O            01/01/33
    0


    8339201          X63/G01             F          171,600.00         ZZ
                                         360        171,396.65          1
                                       8.625          1,334.69        107
                                       8.375          1,334.69
    DOS PALOS        CA   93620          1            12/24/02         23
    0435182381                           05           02/01/03          0
    02120092                             O            01/01/33
    0


    8339227          R17/G01             F          118,450.00         ZZ
                                         360        118,294.51          1
                                       8.125            879.49         88
                                       7.875            879.49
    PASADENA         CA   91101          1            12/02/02         23
    0435205083                           01           02/01/03          0
    1000164127                           O            01/01/33
    0


    8339339          B28/G01             F           39,000.00         ZZ
                                         360         38,943.36          1
                                       7.625            276.04        100
                                       7.375            276.04
    CAIRO            NE   68824          1            12/23/02         23
    0435174800                           05           02/01/03          0
    16600115                             O            01/01/33
    0


    8339403          W42/G01             F          175,100.00         ZZ
                                         180        174,832.63          1
                                       9.375          1,456.40        103
                                       9.125          1,456.40
    AURORA           IL   60506          1            12/16/02         23
    0435215769                           05           01/16/03          0
    32364222                             O            12/16/17
    0


    8339455          U75/G01             F          248,230.00         ZZ
                                         360        248,031.84          1
                                      10.500          2,270.66        103
                                      10.000          2,270.66
    APPLE VALLEY     MN   55124          5            12/26/02         23
    0435237946                           05           02/01/03          0
1


    004368                               O            01/01/33
    0


    8339543          588/G01             F          140,590.00         ZZ
                                         180        140,423.40          1
                                       8.625          1,093.49        103
                                       8.375          1,093.49
    ROCKVILLE        MD   20853          1            12/23/02         23
    0435425145                           01           02/01/03          0
    1083847                              O            01/01/18
    0


    8339551          B57/G01             F          143,170.00         ZZ
                                         360        142,962.10          1
                                       7.625          1,013.35        103
                                       7.375          1,013.35
    PHOENIX          AZ   85013          1            12/15/02         23
    0435215082                           05           02/01/03          0
    20001174                             O            01/01/33
    0


    8339563          588/G01             F          198,000.00         ZZ
                                         360        197,674.45          1
                                       7.000          1,317.30        100
                                       6.750          1,317.30
    MILFORD  BOROUG  NJ   08848          1            12/27/02         23
    0435183710                           05           02/01/03          0
    1082100                              O            01/01/33
    0


    8339579          X21/G01             F          180,000.00         ZZ
                                         360        179,718.31          1
                                       7.250          1,227.92        107
                                       7.000          1,227.92
    CROFTON          MD   21114          1            12/20/02         23
    0435195987                           09           02/01/03          0
    706047                               O            01/01/33
    0


    8339615          U05/G01             F          226,600.00         ZZ
                                         360        226,254.10          1
                                       7.375          1,565.07        103
                                       7.125          1,565.07
    EL CAJON         CA   92021          1            12/11/02         23
    0435180633                           01           02/01/03          0
    3288198                              O            01/01/33
    0


1


    8339635          U85/G01             F           94,400.00         ZZ
                                         360         94,168.66          2
                                       8.500            725.85        100
                                       8.250            725.85
    MILWAUKEE        WI   53215          1            11/04/02         23
    0435172945                           05           12/01/02          0
    10091                                O            11/01/32
    0


    8339637          624/G01             F          147,000.00         ZZ
                                         360        146,775.61          1
                                       7.375          1,015.29        100
                                       7.125          1,015.29
    HANFORD          CA   93230          5            12/16/02         23
    0435188685                           05           02/01/03          0
    1000018117                           O            01/01/33
    0


    8339643          E84/G01             F          179,500.00         ZZ
                                         360        179,245.80          1
                                       7.750          1,285.96        100
                                       7.500          1,285.96
    DENVER           CO   80211          1            12/13/02         23
    0435186507                           05           02/01/03          0
    1101006087                           O            01/01/33
    0


    8339653          K15/G01             F          155,000.00         ZZ
                                         360        154,838.66          1
                                       9.250          1,275.15         99
                                       9.000          1,275.15
    VACAVILLE        CA   95687          5            12/10/02         23
    0435198627                           01           02/01/03          0
    039005504824                         O            01/01/33
    0


    8340211          X31/G01             F          130,500.00         ZZ
                                         360        130,315.19          1
                                       7.750            934.92        101
                                       7.500            934.92
    EUGENE           OR   97404          2            12/20/02         23
    0435198486                           05           02/01/03          0
    59000220                             O            01/01/33
    0


    8340235          147/G01             F          138,900.00         ZZ
                                         360        138,743.69          1
                                       8.875          1,105.15        103
                                       8.625          1,105.15
1


    COATESVILLE      PA   19320          5            12/07/02         23
    0435196944                           05           02/01/03          0
    10512649                             O            01/01/33
    0


    8340253          737/G01             F           76,500.00         ZZ
                                         360         76,377.30          1
                                       7.125            515.39        100
                                       6.875            515.39
    MEMPHIS          TN   38127          2            12/26/02         23
    0435186218                           03           02/01/03          0
    2099389                              O            01/01/33
    0


    8340265          737/G01             F           99,000.00         ZZ
                                         360         98,863.29          1
                                       7.875            717.82        100
                                       7.625            717.82
    PHOENIX          AZ   85021          1            12/26/02         23
    0435184403                           09           02/01/03          0
    2100485                              O            01/01/33
    0


    8340281          K15/G01             F          266,300.00         ZZ
                                         360        265,950.42          1
                                       8.125          1,977.27        106
                                       7.875          1,977.27
    GRAYSLAKE        IL   60030          5            12/21/02         23
    0435190806                           05           02/01/03          0
    00199000550524                       O            01/01/33
    0


    8340287          964/G01             F          196,500.00         ZZ
                                         360        196,248.54          1
                                       8.250          1,476.24         96
                                       8.000          1,476.24
    TACOMA           WA   98407          5            12/26/02         23
    0435177464                           05           02/01/03          0
    314005                               O            01/01/33
    0


    8340293          N74/G01             F          143,582.00         ZZ
                                         360        143,373.50          1
                                       7.625          1,016.26        103
                                       7.375          1,016.26
    NEWARK           DE   19702          1            12/20/02         23
    0435226782                           07           02/01/03          0
    3300010175                           O            01/01/33
    0
1




    8340343          964/G01             F           77,250.00         ZZ
                                         360         77,160.78          1
                                       8.750            607.73        103
                                       8.500            607.73
    FORT WORTH       TX   76135          1            12/31/02         23
    0435180740                           05           02/01/03          0
    317596                               O            01/01/33
    0


    8340776          W02/G01             F          111,755.00         ZZ
                                         360        111,468.48          1
                                       8.500            859.30        103
                                       8.250            859.30
    ELIZABETHTOWN    KY   42701          5            11/25/02         23
    0435187596                           05           01/01/03          0
    1001698183                           O            12/01/32
    0


    8340780          U66/G01             F          131,700.00         ZZ
                                         360        131,519.00          1
                                       9.875          1,143.62        101
                                       9.625          1,143.62
    MISSOURI CITY    TX   77459          1            12/18/02         23
    0435144829                           05           02/01/03          0
    0657037                              O            01/01/33
    0


    8341017          X64/G01             F           93,900.00         ZZ
                                         360         93,785.83          1
                                       8.500            722.01         99
                                       8.250            722.01
    INKSTER          MI   48141          2            12/23/02         23
    0435200456                           05           02/01/03          0
    0000001692                           O            01/01/33
    0


    8341025          950/G01             F          263,100.00         ZZ
                                         360        262,736.68          1
                                       7.875          1,907.66        107
                                       7.625          1,907.66
    SNOHOMISH        WA   98296          5            12/19/02         23
    0435254354                           29           02/01/03          0
    EW211261                             O            01/01/33
    0


    8341051          940/G01             F           90,800.00         ZZ
                                         360         90,657.90          1
1


                                       7.250            619.42        107
                                       7.000            619.42
    LANCASTER        CA   93534          1            12/27/02         23
    0435224472                           01           02/01/03          0
    40021181                             O            01/01/33
    0


    8341163          M50/G01             F           85,405.00         ZZ
                                         360         85,303.80          2
                                       8.625            664.27         95
                                       8.375            664.27
    HARVEY           IL   60426          1            12/16/02         23
    0435393319                           05           02/01/03          0
    2210802                              N            01/01/33
    0


    8341243          M50/G01             F          170,877.00         ZZ
                                         180        170,708.23          1
                                       9.500          1,436.83        103
                                       9.250          1,436.83
    CHESTERFIELD     MI   48051          1            12/20/02         23
    0435200449                           05           02/01/03          0
    2710895                              O            01/01/18
    0


    8341327          M50/G01             F           59,375.00         ZZ
                                         180         59,297.06          1
                                       8.125            440.86         95
                                       7.875            440.86
    DALLAS           TX   75224          1            12/31/02         23
    0435183306                           05           02/01/03          0
    1210973                              N            01/01/18
    0


    8341387          Q31/G01             F          140,070.00         ZZ
                                         360        139,890.75          1
                                       8.250          1,052.30        103
                                       8.000          1,052.30
    LAS VEGAS        NV   89108          5            12/24/02         23
    0435203898                           05           02/01/03          0
    SD876712                             O            01/01/33
    0


    8341465          G34/G01             F          133,750.00         ZZ
                                         360        133,550.86          1
                                       7.500            935.20        107
                                       7.250            935.20
    CROSWELL         MI   48422          5            12/17/02         23
    0435183116                           05           02/01/03          0
1


    59211116                             O            01/01/33
    0


    8341504          U66/G01             F          111,000.00         ZZ
                                         360        110,898.72          1
                                       9.875            963.87        100
                                       9.625            963.87
    HOUSTON          TX   77084          1            12/20/02         23
    0435172770                           05           02/01/03          0
    0658868                              O            01/01/33
    0


    8341513          F64/G01             F          175,200.00         ZZ
                                         360        175,035.86          1
                                       9.750          1,505.24        103
                                       9.500          1,505.24
    WENTZVILLE       MO   63385          1            12/16/02         23
    0435194352                           05           02/01/03          0
    00004543                             O            01/01/33
    0


    8341543          642/G01             F          224,000.00         ZZ
                                         360        223,867.75          1
                                       8.625          1,742.25        107
                                       8.375          1,742.25
    BELLEVUE         WA   98005          5            01/02/03         23
    0435194329                           01           03/01/03          0
    11236402                             O            02/01/33
    0


    8341555          M45/G01             F          121,873.00         ZZ
                                         360        121,713.00          1
                                       8.125            904.91        107
                                       7.875            904.91
    HICKORY          NC   28602          1            12/12/02         23
    0435194204                           03           02/01/03          0
    A0400539                             O            01/01/33
    0


    8341576          F34/G01             F          213,245.00         ZZ
                                         360        212,998.73          1
                                       8.750          1,677.60         91
                                       8.500          1,677.60
    QUEENS VILLAGE   NY   11429          5            12/12/02         23
    0435407135                           05           02/01/03          0
    1                                    O            01/01/33
    0


1


    8341586          Q64/G01             F          290,000.00         ZZ
                                         180        289,619.30          1
                                       8.125          2,153.25        100
                                       7.875          2,153.25
    AURORA           CO   80016          1            12/17/02         23
    0435183330                           05           02/01/03          0
    0105687404                           O            01/01/18
    0


    8341589          T23/G01             F          188,800.00         ZZ
                                         360        188,659.88          1
                                       7.500          1,320.12        106
                                       7.250          1,320.12
    WASHINGTON       PA   15301          1            01/06/03         23
    0435201330                           05           03/01/03          0
    5944                                 O            02/01/33
    0


    8341597          M45/G01             F          134,000.00         ZZ
                                         360        133,849.19          1
                                       8.875          1,066.17        100
                                       8.625          1,066.17
    TUCSON           AZ   85743          1            12/06/02         23
    0435194345                           03           02/01/03          0
    A0407921                             O            01/01/33
    0


    8341617          S53/G01             F          210,000.00         ZZ
                                         360        209,731.26          1
                                       8.250          1,577.66        100
                                       8.000          1,577.66
    BLOOMINGTON      IN   47401          1            12/17/02         23
    0435214796                           05           02/01/03          0
    9840668                              O            01/01/33
    0


    8341619          Y26/G01             F          261,864.00         ZZ
                                         360        261,502.38          1
                                       7.875          1,898.70        105
                                       7.625          1,898.70
    IRVINE           CA   92614          1            12/11/02         23
    0435208608                           01           02/01/03          0
    1                                    O            01/01/33
    0


    8342099          003/G01             F           75,000.00         ZZ
                                         360         74,893.78          1
                                       7.750            537.31         93
                                       7.500            537.31
1


    PORT SAINT LUCI  FL   34952          1            12/16/02         23
    0435189485                           05           02/01/03          0
    0021884895                           N            01/01/33
    0


    8342230          588/G01             F          221,450.00         ZZ
                                         360        220,953.87          1
                                       7.500          1,548.41        103
                                       7.250          1,548.41
    FALLS CHURCH     VA   22042          1            11/15/02         23
    0435246129                           01           01/01/03          0
    1080115                              O            12/01/32
    0


    8342302          Q64/G01             F           98,400.00         ZZ
                                         360         98,264.12          1
                                       7.875            713.47        107
                                       7.625            713.47
    SIMPSONVILLE     SC   29680          2            12/20/02         23
    0435183652                           05           02/01/03          0
    0105722508                           O            01/01/33
    0


    8342353          E22/G01             F          144,000.00         ZZ
                                         360        143,806.12          1
                                       8.000          1,056.62        107
                                       7.500          1,056.62
    SELMA            CA   93662          5            12/24/02         23
    0415334077                           05           02/01/03          0
    0415334077                           O            01/01/33
    0


    8342367          E22/G01             F          130,000.00         ZZ
                                         360        129,791.48          1
                                       7.125            875.83         97
                                       6.625            875.83
    TUCSON           AZ   85747          5            12/22/02         23
    0415429539                           05           02/01/03          0
    0415429539                           O            01/01/33
    0


    8342417          H76/G01             F          188,800.00         ZZ
                                         360        188,666.74          1
                                       7.750          1,352.59        105
                                       7.500          1,352.59
    CHICAGO          IL   60638          5            01/06/03         23
    0435194337                           05           03/01/03          0
    1                                    O            02/01/33
    0
1




    8342471          E22/G01             F          240,400.00         ZZ
                                         360        240,059.55          1
                                       7.750          1,722.26        107
                                       7.500          1,722.26
    SANTEE           CA   92071          1            01/02/03         23
    0415670439                           01           02/01/03          0
    0415670439                           O            01/01/33
    0


    8342473          E22/G01             F          191,500.00         ZZ
                                         360        191,364.84          1
                                       7.750          1,371.93        100
                                       7.250          1,371.93
    SALEM            OR   97305          1            12/31/02         23
    0415673722                           05           03/01/03          0
    0415673722                           O            02/01/33
    0


    8342507          E22/G01             F          148,700.00         ZZ
                                         360        148,592.37          1
                                       7.625          1,052.49        101
                                       7.375          1,052.49
    SUN VALLEY       NV   89433          5            12/27/02         23
    0415716380                           03           03/01/03          0
    0415716380                           O            02/01/33
    0


    8342513          E22/G01             F           72,100.00         ZZ
                                         360         72,055.19          2
                                       8.375            548.01         95
                                       8.125            548.01
    CHICAGO          IL   60617          1            01/08/03         23
    0415723345                           05           03/01/03          0
    0415723345                           N            02/01/33
    0


    8342517          E22/G01             F           81,000.00         ZZ
                                         360         80,942.83          1
                                       7.750            580.29        107
                                       7.500            580.29
    KECHI            KS   67067          5            01/03/03         23
    0415723741                           05           03/01/03          0
    0415723741                           O            02/01/33
    0


    8342585          E22/G01             F           84,390.00         ZZ
                                         360         84,341.44          1
1


                                       8.750            663.90         97
                                       8.250            663.90
    REDFORD          MI   48239          2            01/03/03         23
    0415768076                           05           03/01/03          0
    0415768076                           O            02/01/33
    0


    8342595          E22/G01             F          129,900.00         ZZ
                                         360        129,817.16          1
                                       8.250            975.90        100
                                       8.000            975.90
    COLUMBUS         OH   43232          1            01/08/03         23
    0415788827                           05           03/01/03          0
    0415788827                           O            02/01/33
    0


    8342635          L16/G01             F          114,840.00         ZZ
                                         360        114,750.77          1
                                      10.625          1,061.23         99
                                      10.375          1,061.23
    YOUNGSTOWN       OH   44511          5            12/27/02         23
    0435194667                           05           02/01/03          0
    8176                                 O            01/01/33
    0


    8342665          W30/G01             F          160,500.00         ZZ
                                         360        160,304.85          1
                                       8.500          1,234.11        103
                                       8.250          1,234.11
    DERRY            NH   03038          1            12/30/02         23
    0435209259                           01           02/01/03          0
    0660274                              O            01/01/33
    0


    8342707          N67/G01             F          160,000.00         ZZ
                                         180        159,819.94          1
                                       8.875          1,273.03        100
                                       8.625          1,273.03
    SPRING HILL      KS   66083          1            12/24/02         23
    0435222203                           05           02/01/03          0
    1161003027                           O            01/01/18
    0


    8342737          737/G01             F           90,640.00         ZZ
                                         360         90,526.93          1
                                       8.375            688.93        100
                                       8.125            688.93
    LAMONT           CA   93241          1            12/27/02         23
    0435186176                           05           02/01/03          0
1


    1838838                              O            01/01/33
    0


    8342739          737/G01             F           62,000.00         ZZ
                                         360         61,961.47          1
                                       8.375            471.24        100
                                       8.125            471.24
    COCONUT CREEK    FL   33066          1            01/03/03         23
    0435184957                           01           03/01/03          0
    1843788                              O            02/01/33
    0


    8342779          737/G01             F          246,170.00         ZZ
                                         360        245,803.46          2
                                       7.500          1,721.26        103
                                       7.250          1,721.26
    LENNOX AREA      CA   90304          1            12/10/02         23
    0435158936                           05           02/01/03          0
    1840974                              O            01/01/33
    0


    8342859          624/G01             F          149,350.00         ZZ
                                         360        149,122.02          1
                                       7.375          1,031.52        103
                                       7.125          1,031.52
    MESA             AZ   85213          1            12/26/02         23
    0435175476                           05           02/01/03          0
    1000019451                           O            01/01/33
    0


    8342917          A11/G01             F          107,400.00         ZZ
                                         360        107,176.79          1
                                       7.875            778.73        107
                                       7.625            778.73
    LINCOLN PARK     MI   48146          1            12/23/02         23
    0435193503                           05           01/23/03          0
    6090714751                           O            12/23/32
    0


    8342921          M45/G01             F          206,000.00         ZZ
                                         360        205,722.62          1
                                       8.000          1,511.56        100
                                       7.750          1,511.56
    CRESENT CITY     CA   95531          1            12/05/02         23
    0435409578                           05           02/01/03          0
    A04054204                            O            01/01/33
    0


1


    8343013          L16/G01             F           64,350.00         ZZ
                                         360         64,277.58          1
                                       8.875            512.00         99
                                       8.625            512.00
    DELANO           CA   93215          1            01/03/03         23
    0435190665                           05           02/01/03          0
    7978                                 O            01/01/33
    0


    8343019          Q64/G01             F          115,550.00         ZZ
                                         360        115,377.96          1
                                       7.500            807.94        107
                                       7.250            807.94
    AUSTIN           TX   78704          1            12/24/02         23
    0435320932                           01           02/01/03          0
    0105812804                           O            01/01/33
    0


    8343045          A06/G01             F          406,500.00         ZZ
                                         360        406,005.72          1
                                       8.500          3,125.64        105
                                       8.250          3,125.64
    BLOOMFIELD HILL  MI   48301          1            12/27/02         23
    0435215363                           05           02/01/03          0
    021000020233130                      O            01/01/33
    0


    8343190          U66/G01             F          168,800.00         ZZ
                                         360        168,641.86          1
                                       9.750          1,450.25        103
                                       9.500          1,450.25
    HOUSTON          TX   77049          1            12/31/02         23
    0435175278                           05           02/01/03          0
    0661477                              O            01/01/33
    0


    8343270          A11/G01             F           80,300.00         ZZ
                                         360         80,214.20          1
                                       9.125            653.35        103
                                       8.875            653.35
    DETROIT          MI   48227          1            12/30/02         23
    0435190541                           05           02/01/03          0
    7271220274                           O            01/01/33
    0


    8343312          G75/G01             F          149,800.00         ZZ
                                         360        149,447.15          1
                                       7.500          1,047.43        104
                                       7.250          1,047.43
1


    CINCINNATI       OH   45212          1            12/16/02         23
    0435270178                           05           02/01/03          0
    04922515                             O            01/01/33
    0


    8343448          N67/G01             F          147,000.00         ZZ
                                         360        146,816.62          1
                                       8.375          1,117.31        100
                                       8.125          1,117.31
    NOLENSVILLE      TN   37135          1            12/24/02         23
    0435209721                           03           02/01/03          0
    3254003601                           O            01/01/33
    0


    8343740          U66/G01             F          147,250.00         ZZ
                                         360        147,183.10          1
                                       9.875          1,278.64        103
                                       9.625          1,278.64
    ROSHARON         TX   77583          1            01/07/03         23
    0435215041                           05           03/01/03          0
    0661223                              O            02/01/33
    0


    8343848          U66/G01             F           89,000.00         ZZ
                                         360         88,944.69          1
                                       8.375            676.46        100
                                       8.125            676.46
    MISSOURI CITY    TX   77469          1            01/10/03         23
    0435215181                           05           03/01/03          0
    0664329                              O            02/01/33
    0


    8343936          L68/G01             F          352,000.00         ZZ
                                         360        351,449.16          1
                                       7.250          2,401.26         99
                                       7.000          2,401.26
    POWAY            CA   92064          2            12/06/02         23
    0435191796                           05           02/01/03          0
    5265187                              O            01/01/33
    0


    8344011          W17/G01             F          141,075.00         ZZ
                                         360        140,993.83          1
                                       8.750          1,109.84         99
                                       8.500          1,109.84
    NAPLES           FL   34120          1            01/03/03         23
    0435259114                           05           03/01/03          0
    020388                               O            02/01/33
    0
1




    8344039          W78/G01             F           66,500.00         ZZ
                                         360         66,417.04          2
                                       8.375            505.45         95
                                       8.125            505.45
    NEW BRAUNFELS    TX   78130          1            12/16/02         23
    0435195888                           05           02/01/03          0
    40819925                             N            01/01/33
    0


    8344097          H76/G01             F          155,150.00         ZZ
                                         360        155,040.49          1
                                       7.750          1,111.52        107
                                       7.500          1,111.52
    MIAMI            FL   33157          2            01/07/03         23
    0435194386                           05           03/01/03          0
    2002-462457                          O            02/01/33
    0


    8344106          U66/G01             F           58,000.00         ZZ
                                         360         57,967.49          1
                                       8.875            461.47        100
                                       8.625            461.47
    HOUSTON          TX   77072          1            01/16/03         00
    0435223292                           09           03/01/03          0
    0663788                              O            02/01/33
    0


    8344524          U66/G01             F           50,750.00         ZZ
                                         360         50,726.94          1
                                       9.875            440.69        100
                                       9.625            440.69
    HOUSTON          TX   77078          1            01/03/03         23
    0435250147                           05           03/01/03          0
    599                                  O            02/01/33
    0


    8344555          J95/G01             F          224,700.00         ZZ
                                         360        224,365.43          1
                                       7.500          1,571.14        107
                                       7.250          1,571.14
    SUMNER           WA   98390          5            12/24/02         23
    0435185913                           05           02/01/03          0
    0040367468                           O            01/01/33
    0


    8344693          N67/G01             F          175,550.00         ZZ
                                         360        175,282.02          1
1


                                       7.375          1,212.48        107
                                       7.125          1,212.48
    NORTH LAS VEGAS  NV   89031          2            12/26/02         23
    0435188800                           05           02/01/03          0
    1162001152                           O            01/01/33
    0


    8344839          950/G01             F          165,300.00         ZZ
                                         360        165,059.96          1
                                       7.625          1,169.98         99
                                       7.375          1,169.98
    PORTLAND         OR   97233          5            12/17/02         23
    0435237458                           05           02/01/03          0
    Y2209026                             O            01/01/33
    0


    8345021          B57/G01             F          168,405.00         ZZ
                                         360        168,141.46          1
                                       7.250          1,148.82        103
                                       7.000          1,148.82
    PHOENIX          AZ   85023          1            12/23/02         23
    0435194519                           03           02/01/03          0
    20001207                             O            01/01/33
    0


    8345025          808/G01             F          278,000.00         ZZ
                                         360        277,653.19          1
                                       8.375          2,113.01        103
                                       8.125          2,113.01
    DOWNEY           CA   90242          2            12/17/02         23
    0435257159                           05           02/01/03          0
    9506044                              O            01/01/33
    0


    8345239          Q14/G01             F          157,400.00         ZZ
                                         360        157,165.65          1
                                       7.500          1,100.56         99
                                       7.250          1,100.56
    PEORIA           AZ   85345          2            12/23/02         23
    0435189618                           05           02/01/03          0
    0000210445                           O            01/01/33
    0


    8345338          U66/G01             F          115,750.00         ZZ
                                         180        115,419.18          1
                                       8.125          1,114.54        106
                                       7.875          1,114.54
    HOUSTON          TX   77018          2            01/14/03         23
    0435271291                           05           03/01/03          0
1


    608                                  O            02/01/18
    0


    8345367          R65/G01             F          115,239.00         ZZ
                                         360        114,757.24          1
                                       8.000            845.58        107
                                       7.750            845.58
    BRIGHTON         TN   38011          2            10/16/02         23
    0435260518                           05           12/01/02          0
    1507                                 O            11/01/32
    0


    8345377          808/G01             F          190,750.00         ZZ
                                         360        190,505.88          1
                                       8.250          1,433.05        102
                                       8.000          1,433.05
    SAN BERNARDINO   CA   92407          5            12/24/02         23
    0435216197                           05           02/01/03          0
    9328141                              O            01/01/33
    0


    8345419          808/G01             F          135,000.00         ZZ
                                         360        134,803.94          1
                                       7.625            955.53        106
                                       7.375            955.53
    LITTLEROCK       CA   93543          2            12/19/02         23
    0435237227                           05           02/01/03          0
    9427425                              O            01/01/33
    0


    8345653          950/G01             F          156,141.00         ZZ
                                         360        155,925.39          1
                                       7.875          1,132.13        100
                                       7.625          1,132.13
    PUYALLUP         WA   98375          1            12/16/02         23
    0435237334                           05           02/01/03          0
    EW2C032                              O            01/01/33
    0


    8345733          W78/G01             F           66,500.00         ZZ
                                         360         66,417.04          2
                                       8.375            505.45         95
                                       8.125            505.45
    NEW BRAUNFELS    TX   78130          1            12/16/02         23
    0435296728                           05           02/01/03          0
    40819611                             N            01/01/33
    0


1


    8345735          E22/G01             F           64,000.00         ZZ
                                         360         63,954.83          1
                                       7.750            458.50        107
                                       7.500            458.50
    JEFFERSON CITY   TN   37760          1            01/09/03         23
    0415736354                           05           03/01/03          0
    0415736354                           O            02/01/33
    0


    8345747          E22/G01             F           95,230.00         ZZ
                                         360         95,166.11          1
                                       8.000            698.76        107
                                       7.750            698.76
    GUNTERSVILLE     AL   35976          1            01/09/03         23
    0415790781                           05           03/01/03          0
    0415790781                           O            02/01/33
    0


    8345749          E22/G01             F          156,500.00         ZZ
                                         360        156,405.19          1
                                       8.500          1,203.35        103
                                       8.250          1,203.35
    PORTLAND         OR   97203          1            01/03/03         23
    0415796978                           05           03/01/03          0
    0415796978                           O            02/01/33
    0


    8345761          E22/G01             F          144,000.00         ZZ
                                         360        143,908.18          1
                                       8.250          1,081.82        107
                                       8.000          1,081.82
    ROSELLE          NJ   07203          1            01/09/03         23
    0415844455                           05           03/01/03          0
    0415844455                           O            02/01/33
    0


    8345763          E22/G01             F           41,800.00         ZZ
                                         360         41,774.02          1
                                       8.375            317.71         95
                                       8.125            317.71
    OMAHA            NE   68111          1            01/09/03         23
    0415872555                           05           03/01/03          0
    0415872555                           N            02/01/33
    0


    8345773          E22/G01             F          202,570.00         ZZ
                                         360        202,329.94          1
                                       8.625          1,575.57        102
                                       8.125          1,575.57
1


    ALBUQUERQUE      NM   87114          1            01/07/03         23
    0415316041                           03           02/01/03          0
    0415316041                           O            01/01/33
    0


    8345791          E22/G01             F          137,500.00         ZZ
                                         360        137,402.95          2
                                       7.750            985.07        106
                                       7.500            985.07
    SPRINGFIELD      OR   97477          1            01/03/03         23
    0415490622                           05           03/01/03          0
    0415490622                           O            02/01/33
    0


    8345803          E22/G01             F          157,140.00         ZZ
                                         360        157,037.21          2
                                       8.125          1,166.76         97
                                       7.875          1,166.76
    HARTFORD         CT   06106          1            01/09/03         23
    0415526888                           05           03/01/03          0
    0415526888                           O            02/01/33
    0


    8345806          U66/G01             F           93,550.00         ZZ
                                         360         93,496.18          1
                                       8.750            735.96         99
                                       8.500            735.96
    MISSOURI CITY    TX   77489          1            01/21/03         23
    0435271663                           05           03/01/03          0
    612                                  O            02/01/33
    0


    8345814          W49/G01             F           92,150.00         ZZ
                                         360         92,088.05          1
                                       7.990            675.52        107
                                       7.740            675.52
    OVERLAND PARK    KS   66214          1            01/20/03         23
    0435298781                           05           03/01/03          0
    23002051991                          O            02/01/33
    0


    8345823          U45/G01             F           74,900.00         T
                                         360         74,652.27          1
                                       7.000            498.31        107
                                       6.750            498.31
    LEDGEDALE        PA   18426          1            10/24/02         23
    0435279898                           05           12/01/02          0
    0002401971                           O            11/01/32
    0
1




    8345825          E22/G01             F          121,000.00         ZZ
                                         360        120,930.38          2
                                       8.750            951.91        100
                                       8.250            951.91
    CHICAGO          IL   60636          1            01/09/03         23
    0415655133                           05           03/01/03          0
    0415655133                           O            02/01/33
    0


    8345839          E22/G01             F          119,375.00         ZZ
                                         360        119,292.85          1
                                       7.875            865.55        100
                                       7.625            865.55
    VIRGINIA BEACH   VA   23464          1            01/08/03         23
    0415689009                           05           03/01/03          0
    0415689009                           O            02/01/33
    0


    8345843          E22/G01             F          152,955.00         ZZ
                                         360        152,849.74          1
                                       7.875          1,109.03        103
                                       7.625          1,109.03
    STERLING         VA   20164          1            01/09/03         23
    0415692854                           01           03/01/03          0
    0415692854                           O            02/01/33
    0


    8345905          U05/G01             F          131,600.00         ZZ
                                         360        131,418.28          1
                                       7.875            954.19        107
                                       7.625            954.19
    VIRGINIA BEACH   VA   23453          2            12/30/02         23
    0435189170                           03           02/01/03          0
    3275256                              O            01/01/33
    0


    8345967          E76/G01             F           76,450.00         ZZ
                                         360         76,357.05          1
                                       8.500            587.83         95
                                       8.250            587.83
    PENSACOLA        FL   32526          1            12/23/02         23
    0435196712                           05           02/01/03          0
    100194646                            N            01/01/33
    0


    8345975          642/G01             F          178,190.00         ZZ
                                         360        177,933.18          1
1


                                       9.625          1,514.60        103
                                       9.375          1,514.60
    LANHAM           MD   20706          5            12/19/02         23
    0435194824                           09           02/01/03          0
    11107802                             O            01/01/33
    0


    8345981          W50/G01             F          202,810.00         ZZ
                                         180        202,680.68          1
                                       8.250          1,523.64        100
                                       8.000          1,523.64
    MINNEAPOLIS      MN   55446          1            01/03/03         23
    0435233002                           01           03/01/03          0
    0021663                              O            02/01/18
    0


    8345989          642/G01             F          176,200.00         ZZ
                                         360        175,962.77          1
                                       8.000          1,292.89        107
                                       7.750          1,292.89
    PELL CITY        AL   35128          5            12/31/02         23
    0435196399                           05           02/01/03          0
    11228702                             O            01/01/33
    0


    8345991          313/G01             F          174,070.00         ZZ
                                         180        173,852.85          1
                                       8.375          1,323.06        103
                                       8.125          1,323.06
    COLLIERVILLE     TN   38017          2            12/24/02         23
    0435284807                           05           02/01/03          0
    0009186024                           O            01/01/18
    0


    8345995          642/G01             F          270,890.00         ZZ
                                         360        270,742.04          1
                                       9.000          2,179.64        103
                                       8.750          2,179.64
    LAUREL           MD   20708          1            01/07/03         23
    0435194816                           03           03/01/03          0
    12184102                             O            02/01/33
    0


    8346013          U05/G01             F          272,050.00         ZZ
                                         360        271,602.70          1
                                       7.000          1,809.96        107
                                       6.750          1,809.96
    WASHINGTON       DC   20011          1            12/23/02         23
    0435188990                           07           02/01/03          0
1


    3293944                              O            01/01/33
    0


    8346141          U05/G01             F           93,000.00         ZZ
                                         360         92,861.53          1
                                       7.500            650.27        106
                                       7.250            650.27
    AKRON            OH   44320          5            12/20/02         23
    0435191614                           05           02/01/03          0
    3289737                              O            01/01/33
    0


    8346183          U05/G01             F          118,900.00         ZZ
                                         360        118,731.63          1
                                       7.750            851.81        100
                                       7.500            851.81
    EASTPOINTE       MI   48021          1            12/20/02         23
    0435188529                           05           02/01/03          0
    3291676                              O            01/01/33
    0


    8346431          X67/G01             F          235,200.00         ZZ
                                         360        234,875.22          1
                                       7.875          1,705.36        106
                                       7.625          1,705.36
    PARKER           CO   80134          5            12/07/02         23
    0435238316                           05           02/01/03          0
    00281335                             O            01/01/33
    0


    8346559          U05/G01             F           95,700.00         ZZ
                                         360         95,589.48          1
                                       8.750            752.87        100
                                       8.500            752.87
    LAWTON           OK   73507          1            12/11/02         23
    0435189949                           05           02/01/03          0
    3280609                              O            01/01/33
    0


    8346663          624/G01             F          114,000.00         ZZ
                                         360        113,904.23          1
                                       6.875            748.90        100
                                       6.625            748.90
    BREMERTON        WA   98311          1            01/08/03         23
    0435202734                           03           03/01/03          0
    1000019783                           O            02/01/33
    0


1


    8346665          M50/G01             F           89,000.00         ZZ
                                         180         88,888.99          1
                                       8.375            676.46        100
                                       8.125            676.46
    CALUMET CITY     IL   60409          1            12/30/02         23
    0435210109                           05           02/01/03          0
    2211004                              O            01/01/18
    0


    8346699          M50/G01             F           37,080.00         ZZ
                                         180         37,061.76          1
                                       9.500            311.79        103
                                       9.250            311.79
    PONTIAC          MI   48341          1            01/08/03         23
    0435199161                           05           03/01/03          0
    2710924                              O            02/01/18
    0


    8346711          X67/G01             F          125,400.00         ZZ
                                         360        125,231.16          1
                                       8.000            920.14         95
                                       7.750            920.14
    SANTA ANA        CA   92701          1            12/16/02         23
    0435224498                           01           02/01/03          0
    00281371                             O            01/01/33
    0


    8346735          X67/G01             F          262,650.00         ZZ
                                         360        262,354.43          1
                                       8.875          2,089.76        103
                                       8.625          2,089.76
    HAYWARD          CA   94542          1            12/10/02         23
    0435181821                           01           02/01/03          0
    00270512                             O            01/01/33
    0


    8346739          M50/G01             F          109,300.00         ZZ
                                         180        109,123.12          1
                                       8.125            811.55        100
                                       7.875            811.55
    MILLVILLE        DE   19970          1            12/20/02         23
    0435193735                           04           02/01/03          0
    3710936                              O            01/01/18
    0


    8347074          U66/G01             F          133,600.00         ZZ
                                         360        133,512.60          1
                                       8.125            991.98         99
                                       7.875            991.98
1


    HOUSTON          TX   77073          1            01/24/03         23
    0435307806                           05           03/01/03          0
    618                                  O            02/01/33
    0


    8347459          685/G01             F          191,580.00         ZZ
                                         360        191,358.75          1
                                       8.750          1,507.16        103
                                       8.500          1,507.16
    THOUSAND OAKS    CA   91362          1            12/30/02         23
    0435245881                           01           02/01/03          0
    132599                               O            01/01/33
    0


    8347497          964/G01             F          177,620.00         ZZ
                                         360        176,740.15          1
                                       6.875          1,166.84        107
                                       6.625          1,166.84
    SACRAMENTO       CA   95823          1            12/28/02         23
    0435193594                           01           02/01/03          0
    305756                               O            01/01/33
    0


    8347499          E86/G01             F          355,200.00         ZZ
                                         180        354,745.44          1
                                       8.250          2,668.50         99
                                       8.000          2,668.50
    DES PLAINES      IL   60018          5            12/20/02         23
    0435193628                           05           02/01/03          0
    0000246577                           O            01/01/18
    0


    8347505          964/G01             F          212,450.00         ZZ
                                         360        212,141.49          1
                                       7.625          1,503.71        104
                                       7.375          1,503.71
    CYPRESS          TX   77429          1            12/27/02         23
    0435192109                           03           02/01/03          0
    322176                               O            01/01/33
    0


    8347515          964/G01             F          112,000.00         ZZ
                                         360        111,837.36          1
                                       7.625            792.73        100
                                       7.375            792.73
    TUCSON           AZ   85704          5            12/20/02         23
    0435193602                           03           02/01/03          0
    307812                               O            01/01/33
    0
1




    8347528          U66/G01             F          132,000.00         ZZ
                                         360        131,915.83          1
                                       8.250            991.67        102
                                       8.000            991.67
    DICKINSON        TX   77539          1            01/24/03         23
    0435314927                           05           03/01/03          0
    0669354                              O            02/01/33
    0


    8347531          964/G01             F          210,500.00         ZZ
                                         360        210,216.58          1
                                       8.000          1,544.57        107
                                       7.750          1,544.57
    MADERA           CA   93638          1            12/23/02         23
    0435193636                           05           02/01/03          0
    319535                               O            01/01/33
    0


    8347543          940/G01             F          184,500.00         ZZ
                                         360        184,218.35          1
                                       7.375          1,274.30        100
                                       7.125          1,274.30
    ONTARIO          CA   91761          1            12/31/02         23
    0435240064                           07           02/01/03          0
    40021245                             O            01/01/33
    0


    8347571          J95/G01             F          163,800.00         ZZ
                                         360        163,530.96          1
                                       7.500          1,145.31        102
                                       7.250          1,145.31
    GILBERT          AZ   85234          2            12/19/02         23
    0435202957                           03           02/01/03          0
    0040780785                           O            01/01/33
    0


    8347629          642/G01             F           93,500.00         ZZ
                                         360         93,430.61          1
                                       7.500            653.77        107
                                       7.250            653.77
    NORFOLK          VA   23513          2            01/03/03         23
    0435194543                           05           03/01/03          0
    11-2033-02                           O            02/01/33
    0


    8347972          U66/G01             F          102,850.00         ZZ
                                         360        102,779.22          1
1


                                       7.875            745.73        107
                                       7.625            745.73
    HOUSTON          TX   77055          1            01/31/03         23
    0435359765                           05           03/01/03          0
    0672060                              O            02/01/33
    0


    8347989          N74/G01             F          147,000.00         ZZ
                                         360        146,838.80          1
                                       9.000          1,182.80        100
                                       8.750          1,182.80
    KINGS MOUNTAIN   NC   28086          5            01/07/03         23
    0435233358                           05           02/13/03          0
    0031494010                           O            01/13/33
    0


    8348073          U35/G01             F           85,000.00         ZZ
                                         360         84,944.40          2
                                       8.125            631.12         95
                                       7.875            631.12
    OSHKOSH          WI   54901          1            01/09/03         23
    0435272406                           05           03/01/03          0
    0007631925                           N            02/01/33
    0


    8348135          R65/G01             F          155,150.00         ZZ
                                         360        154,924.71          1
                                       7.625          1,098.14        107
                                       7.375          1,098.14
    BOWIE            MD   20720          1            12/30/02         23
    0435341995                           09           02/01/03          0
    4197847300                           O            01/01/33
    0


    8348294          A11/G01             F          215,000.00         ZZ
                                         360        214,882.56          1
                                       9.000          1,729.94        103
                                       8.750          1,729.94
    LIVONIA          MI   48150          5            01/24/03         23
    0435336524                           05           03/01/03          0
    113843606                            O            02/01/33
    0


    8348344          U66/G01             F           76,000.00         ZZ
                                         360         75,952.77          1
                                       8.375            577.65         95
                                       8.125            577.65
    CHANNELVIEW      TX   77530          1            01/31/03         23
    0435359559                           05           03/01/03          0
1


    0671990                              N            02/01/33
    0


    8348410          U66/G01             F           69,350.00         ZZ
                                         360         69,306.90          1
                                       8.375            527.11         95
                                       8.125            527.11
    HUMBLE           TX   77338          1            01/31/03         23
    0435357645                           05           03/01/03          0
    0671999                              N            02/01/33
    0


    8349147          W40/G01             F          134,700.00         ZZ
                                         360        134,533.16          1
                                       8.625          1,047.68        103
                                       8.375          1,047.68
    PHOENIX          AZ   85027          2            01/06/03         23
    0435201959                           05           03/01/03          0
    100012670                            O            02/01/33
    0


    8349219          W40/G01             F           95,790.00         ZZ
                                         360         95,719.50          1
                                      10.875            903.19        103
                                      10.375            903.19
    PORTAGE          MI   49024          5            12/30/02         23
    0435200993                           05           02/01/03          0
    102015799                            O            01/01/33
    0


    8349368          U66/G01             F          102,485.00         ZZ
                                         360        102,485.00          1
                                       9.625            871.11        103
                                       9.375            871.11
    HOUSTON          TX   77076          1            02/10/03         23
    0435368998                           05           04/01/03          0
    631                                  O            03/01/33
    0


    8349438          U66/G01             F           96,500.00         ZZ
                                         360         96,500.00          1
                                       9.625            820.24        103
                                       9.375            820.24
    HOUSTON          TX   77015          1            02/10/03         23
    0435369368                           05           04/01/03          0
    630                                  O            03/01/33
    0


1


    8349475          758/G01             F           90,250.00         ZZ
                                         360         90,125.37          1
                                       7.875            654.38         95
                                       7.625            654.38
    SUGAR LAND       TX   77479          1            12/31/02         14
    0435180955                           07           02/01/03         30
    361341                               N            01/01/33
    0


    8349527          R84/G01             F          245,000.00         ZZ
                                         360        244,644.23          1
                                       7.625          1,734.09        100
                                       7.375          1,734.09
    HENDERSON        NV   89012          1            12/27/02         23
    0435221734                           05           02/01/03          0
    LVR5271                              O            01/01/33
    0


    8349561          U42/G01             F          197,300.00         ZZ
                                         360        196,991.25          1
                                       7.250          1,345.93        103
                                       7.000          1,345.93
    WAKE FOREST      NC   27587          2            12/23/02         23
    0435240809                           05           02/01/03          0
    12203122                             O            01/01/33
    0


    8349572          U66/G01             F           90,000.00         ZZ
                                         360         90,000.00          1
                                       9.625            764.99        100
                                       9.375            764.99
    HOUSTON          TX   77041          1            02/07/03         23
    0435369053                           05           04/01/03          0
    626                                  O            03/01/33
    0


    8349832          U66/G01             F          102,600.00         ZZ
                                         360        102,600.00          1
                                       8.250            770.80         95
                                       8.000            770.80
    ROSENBERG        TX   77471          1            02/11/03         23
    0435417498                           05           04/01/03          0
    633                                  N            03/01/33
    0


    8349848          U66/G01             F           76,000.00         ZZ
                                         360         76,000.00          1
                                       9.625            645.99        100
                                       9.375            645.99
1


    BAYTOWN          TX   77520          1            02/10/03         23
    0435408190                           05           04/01/03          0
    629                                  O            03/01/33
    0


    8350378          U66/G01             F           85,700.00         ZZ
                                         360         85,700.00          1
                                       7.875            621.38        107
                                       7.625            621.38
    MISSOURI CITY    TX   77459          1            02/11/03         23
    0435428776                           03           04/01/03          0
    634                                  O            03/01/33
    0


    8350471          E22/G01             F          212,850.00         ZZ
                                         360        212,739.66          1
                                       9.250          1,751.06         99
                                       9.000          1,751.06
    DAVIE            FL   33325          5            01/06/03         23
    0415309616                           05           03/01/03          0
    0415309616                           O            02/01/33
    0


    8350481          E22/G01             F          122,500.00         ZZ
                                         360        122,419.87          1
                                       8.125            909.56         95
                                       7.875            909.56
    CHICAGO          IL   60643          1            01/10/03         23
    0415437904                           05           03/01/03          0
    0415437904                           N            02/01/33
    0


    8350489          E22/G01             F           29,500.00         ZZ
                                         360         29,485.10          2
                                       9.375            245.37         99
                                       8.875            245.37
    INDIANAPOLIS     IN   46205          1            01/10/03         23
    0415470780                           05           03/01/03          0
    0415470780                           O            02/01/33
    0


    8350523          E22/G01             F           97,850.00         ZZ
                                         360         97,801.87          1
                                       9.500            822.78        103
                                       9.250            822.78
    ORLANDO          FL   32818          5            01/06/03         23
    0415585678                           05           03/01/03          0
    0415585678                           O            02/01/33
    0
1




    8350525          E22/G01             F          248,745.00         ZZ
                                         360        248,601.89          1
                                       8.750          1,956.88        103
                                       8.250          1,956.88
    COOL             CA   95614          1            01/07/03         23
    0415590751                           03           03/01/03          0
    0415590751                           O            02/01/33
    0


    8350566          U66/G01             F           87,500.00         ZZ
                                         360         87,500.00          1
                                       8.125            649.69        100
                                       7.875            649.69
    HOUSTON          TX   77085          1            02/12/03         23
    0435425053                           05           04/01/03          0
    0676087                              O            03/01/33
    0


    8350577          E22/G01             F           60,000.00         ZZ
                                         360         59,963.65          1
                                       8.500            461.35        100
                                       8.000            461.35
    FRESNO           CA   93704          1            12/31/02         23
    0415669985                           05           03/01/03          0
    0415669985                           O            02/01/33
    0


    8350613          E22/G01             F          143,550.00         ZZ
                                         360        143,471.59          1
                                       9.000          1,155.04         99
                                       8.500          1,155.04
    LAKE WORTH       FL   33415          5            01/06/03         23
    0415723923                           03           03/01/03          0
    0415723923                           O            02/01/33
    0


    8350625          E22/G01             F          166,500.00         ZZ
                                         360        166,409.05          1
                                       9.000          1,339.70        101
                                       8.500          1,339.70
    HIALEAH          FL   33015          2            01/06/03         23
    0415738558                           03           03/01/03          0
    0415738558                           O            02/01/33
    0


    8350639          E22/G01             F           85,493.00         ZZ
                                         360         85,434.17          1
1


                                       7.875            619.88        107
                                       7.625            619.88
    HOUSTON          TX   77034          1            01/10/03         23
    0415745728                           03           03/01/03          0
    0415745728                           O            02/01/33
    0


    8350669          E22/G01             F          205,897.00         ZZ
                                         360        205,775.43          1
                                       8.625          1,601.45        103
                                       8.375          1,601.45
    VALPARAISO       IN   46383          1            01/10/03         23
    0415774298                           05           03/01/03          0
    0415774298                           O            02/01/33
    0


    8350671          E22/G01             F           90,250.00         ZZ
                                         360         90,192.45          1
                                       8.250            678.02         95
                                       7.750            678.02
    ARLINGTON        TX   76016          1            01/08/03         23
    0415782879                           05           03/01/03          0
    0415782879                           N            02/01/33
    0


    8350685          E22/G01             F          117,420.00         ZZ
                                         360        117,354.17          1
                                       8.875            934.25        103
                                       8.625            934.25
    BOISE            ID   83703          1            01/03/03         23
    0415796143                           05           03/01/03          0
    0415796143                           O            02/01/33
    0


    8350709          F34/G01             F          136,430.00         ZZ
                                         360        136,221.68          1
                                       9.375          1,134.76        103
                                       9.125          1,134.76
    PENNSVILLE       NJ   08070          5            11/19/02         23
    0435237722                           05           01/01/03          0
    79JG146615                           O            12/01/32
    0


    8350719          E22/G01             F          141,475.00         ZZ
                                         360        141,380.08          1
                                       8.000          1,038.09        100
                                       7.500          1,038.09
    APOPKA           FL   32703          1            01/10/03         23
    0415826973                           03           03/01/03          0
1


    0415826973                           O            02/01/33
    0


    8350727          E22/G01             F          166,500.00         ZZ
                                         360        166,373.31          1
                                       7.375          1,149.97        107
                                       7.125          1,149.97
    CITRUS HEIGHTS   CA   95621          1            01/08/03         23
    0415834779                           09           03/01/03          0
    0415834779                           O            02/01/33
    0


    8350741          E22/G01             F          161,710.00         ZZ
                                         360        161,609.49          1
                                       8.375          1,229.11        103
                                       8.125          1,229.11
    SANDY            UT   84094          1            01/08/03         23
    0415870963                           05           03/01/03          0
    0415870963                           O            02/01/33
    0


    8350771          E65/G01             F          220,500.00         ZZ
                                         360        220,195.51          1
                                       7.875          1,598.78        104
                                       7.625          1,598.78
    OXFORD           MI   48371          1            12/20/02         23
    0435220165                           05           02/01/03          0
    254968                               O            01/01/33
    0


    8350777          T15/G01             F          156,220.00         ZZ
                                         360        155,977.46          1
                                       7.290          1,069.94        107
                                       7.040          1,069.94
    COLUMBUS         OH   43224          2            12/06/02         23
    0435239223                           05           02/01/03          0
    1                                    O            01/01/33
    0


    8350783          F89/G01             F          123,600.00         ZZ
                                         360        123,304.12          1
                                       8.000            906.93        103
                                       7.750            906.93
    LOS ANGELES      CA   90011          1            12/23/02         23
    0435194261                           05           02/01/03          0
    13725549                             O            01/01/33
    0


1


    8350801          E65/G01             F          147,290.00         ZZ
                                         360        147,181.59          1
                                      10.875          1,388.78        103
                                      10.375          1,388.78
    DEARBORN HEIGHT  MI   48215          1            12/31/02         23
    0435251459                           05           02/01/03          0
    254859                               O            01/01/33
    0


    8350857          313/G01             F          251,250.00         ZZ
                                         360        250,903.04          1
                                       7.875          1,821.74        107
                                       7.625          1,821.74
    FEDERAL WAY      WA   98003          5            12/17/02         23
    0435239587                           05           02/01/03          0
    0009119066                           O            01/01/33
    0


    8350912          U66/G01             F          103,000.00         ZZ
                                         360        103,000.00          1
                                       9.250            847.36        103
                                       9.000            847.36
    MANSFIELD        TX   76063          1            02/14/03         23
    0435438767                           05           04/01/03          0
    638                                  O            03/01/33
    0


    8350913          588/G01             F          115,000.00         ZZ
                                         360        114,479.84          1
                                       7.500            804.10        100
                                       7.250            804.10
    ALEXANDRIA       VA   22312          1            08/26/02         23
    0435331434                           01           10/01/02          0
    1074058                              O            09/01/32
    0


    8350952          U66/G01             F          150,000.00         ZZ
                                         360        150,000.00          1
                                       9.000          1,206.93        100
                                       8.750          1,206.93
    HOUSTON          TX   77007          1            02/18/03         23
    0435431929                           05           04/01/03          0
    640                                  O            03/01/33
    0


    8350975          A06/G01             F          166,000.00         ZZ
                                         360        165,792.92          1
                                       8.375          1,261.72         98
                                       8.125          1,261.72
1


    CHESTERFIELD TO  MI   48047          2            12/07/02         23
    0435174412                           05           02/01/03          0
    5000020227349                        O            01/01/33
    0


    8351011          F34/G01             F          138,000.00         ZZ
                                         360        137,747.39          1
                                       8.500          1,061.11        100
                                       8.250          1,061.11
    GREENSBORO       NC   27406          5            11/29/02         23
    0435223524                           05           01/01/03          0
    Q9PQ292905                           O            12/01/32
    0


    8351353          B57/G01             F          105,000.00         ZZ
                                         360        104,862.17          1
                                       8.125            779.62         95
                                       7.875            779.62
    CHANDLER         AZ   85226          1            12/20/02         23
    0435238100                           01           02/01/03          0
    20001236                             N            01/01/33
    0


    8351495          313/G01             F           90,600.00         ZZ
                                         360         90,495.35          1
                                       8.750            712.76        103
                                       8.500            712.76
    DURHAM           NC   27707          2            12/20/02         23
    0435245782                           05           02/01/03          0
    0009114190                           O            01/01/33
    0


    8351533          E86/G01             F          154,050.00         ZZ
                                         360        153,842.59          1
                                       8.000          1,130.36        107
                                       7.750          1,130.36
    PARAMOUNT        CA   90723          1            12/18/02         23
    0435238191                           09           02/01/03          0
    0000256693                           O            01/01/33
    0


    8351593          W89/G01             F          153,450.00         ZZ
                                         360        153,358.91          1
                                       8.750          1,207.19        103
                                       8.500          1,207.19
    ROCKY MOUNT      NC   27804          2            01/08/03         23
    0435237870                           05           03/01/03          0
    4440254367                           O            02/01/33
    0
1




    8351607          F34/G01             F          184,000.00         ZZ
                                         360        183,680.09          1
                                       8.750          1,447.53        100
                                       8.500          1,447.53
    MISHAWAKA        IN   46545          5            11/23/02         23
    0435237862                           05           01/01/03          0
    Q9PQ2270646                          O            12/01/32
    0


    8351659          F34/G01             F           98,000.00         ZZ
                                         180         97,125.75          1
                                       7.750            922.46        100
                                       7.500            922.46
    FAYETTEVILLE     NC   28314          5            11/09/02         23
    0435274873                           05           01/01/03          0
    E3ZA22020A                           O            12/01/17
    0


    8351697          U75/G01             F           99,806.00         ZZ
                                         360         99,690.74          1
                                       8.750            785.17        107
                                       8.500            785.17
    YPSILANTI        MI   48198          1            12/30/02         23
    0435284245                           05           02/01/03          0
    004310                               O            01/01/33
    0


    8351731          F34/G01             F          159,650.00         ZZ
                                         360        159,379.49          1
                                       8.875          1,270.25        103
                                       8.625          1,270.25
    LAKELAND         FL   33801          5            11/13/02         23
    0435274923                           05           01/01/03          0
    Q6BD149891C                          O            12/01/32
    0


    8353075          642/G01             F           84,460.00         ZZ
                                         360         84,359.92          1
                                       8.625            656.92        103
                                       8.375            656.92
    EAST CLEVELAND   OH   44112          2            12/31/02         23
    0435194550                           05           02/01/03          0
    10162602                             O            01/01/33
    0


    8353163          S53/G01             F           80,750.00         ZZ
                                         360         80,646.66          2
1


                                       8.250            606.65         95
                                       8.000            606.65
    CINCINNATI       OH   45230          1            12/31/02         23
    0435194410                           05           02/01/03          0
    9841587                              N            01/01/33
    0


    8353185          X94/G01             F          155,000.00         ZZ
                                         360        154,740.66          1
                                       9.500          1,303.32        100
                                       9.250          1,303.32
    MINNEAPOLIS      MN   55412          1            12/03/02         23
    0435237664                           05           01/01/03          0
    991181                               O            12/01/32
    0


    8353211          R65/G01             F           58,850.00         ZZ
                                         360         58,476.17          1
                                       8.125            436.96        107
                                       7.875            436.96
    SCRANTON         PA   18505          1            12/20/02         23
    0435193495                           05           02/01/03          0
    41988672809                          O            01/01/33
    0


    8353225          F34/G01             F          151,000.00         ZZ
                                         360        149,547.96          1
                                       9.125          1,228.59         98
                                       8.875          1,228.59
    MARKSVILLE       LA   71351          2            11/20/02         23
    0435237771                           05           01/01/03          0
    E9PA170705                           O            12/01/32
    0


    8353261          N74/G01             F           28,840.00         ZZ
                                         360         28,810.75          1
                                       9.375            239.88        103
                                       9.125            239.88
    STAUNTON         VA   24401          1            01/09/03         23
    0435273966                           05           02/09/03          0
    0031500010                           O            01/09/33
    0


    8353319          N46/G01             F          134,000.00         ZZ
                                         360        133,903.02          1
                                       7.625            948.44        107
                                       7.375            948.44
    REIDSVILLE       NC   27320          5            01/02/03         23
    0435203393                           05           03/01/03          0
1


    PARS23N241                           O            02/01/33
    0


    8353397          940/G01             F           85,493.00         ZZ
                                         360         85,107.31          1
                                       7.625            605.11        107
                                       7.375            605.11
    APPLE VALLEY     CA   92307          1            01/03/03         23
    0435218870                           05           03/01/03          0
    40021282                             O            02/01/33
    0


    8353413          W05/G01             F          135,960.00         ZZ
                                         360        135,896.57          1
                                       9.750          1,168.11        103
                                       9.500          1,168.11
    GRAND JUNCTION   CO   81503          2            01/06/03         23
    0435239058                           05           03/01/03          0
    0000103863                           O            02/01/33
    0


    8353615          H76/G01             F          216,140.00         ZZ
                                         360        215,841.54          1
                                       7.875          1,567.16        107
                                       7.625          1,567.16
    COLLEGE PARK     MD   20740          5            12/31/02         23
    0435194485                           05           02/01/03          0
    2002-463353                          O            01/01/33
    0


    8353627          U05/G01             F          217,000.00         ZZ
                                         360        216,684.89          1
                                       7.625          1,535.91        100
                                       7.375          1,535.91
    DOWNINGTOWN      PA   19335          1            12/30/02         23
    0435195789                           05           02/01/03          0
    3287417                              O            01/01/33
    0


    8353635          H76/G01             F          197,950.00         ZZ
                                         360        197,826.96          1
                                       8.375          1,504.57        107
                                       8.125          1,504.57
    RUTHER GLEN      VA   22546          5            01/10/03         23
    0435194493                           03           03/01/03          0
    2002-466900                          O            02/01/33
    0


1


    8353727          Q14/G01             F           85,600.00         ZZ
                                         360         85,493.23          1
                                       8.375            650.62        101
                                       8.125            650.62
    SCOTTSDALE       AZ   85257          2            12/18/02         23
    0435207790                           01           02/01/03          0
    00002-10317                          O            01/01/33
    0


    8353755          P67/G01             F          295,000.00         ZZ
                                         360        294,816.64          1
                                       8.375          2,242.21        100
                                       8.125          2,242.21
    NEWTON           NH   03858          1            01/10/03         23
    0435247309                           05           03/01/03          0
    1000209115                           O            02/01/33
    0


    8353783          L03/G01             F          146,700.00         ZZ
                                         360        146,534.91          1
                                       8.875          1,167.21        100
                                       8.625          1,167.21
    BUCKEYE          AZ   85326          1            12/28/02         23
    0435246269                           03           02/01/03          0
    40007552                             O            01/01/33
    0


    8354771          Q78/G01             F           52,965.00         ZZ
                                         360         52,891.84          1
                                       7.875            384.04        107
                                       7.625            384.04
    EDMOND           OK   73034          1            12/18/02         23
    0435280516                           05           02/01/03          0
    720206                               O            01/01/33
    0


    8354903          E22/G01             F          103,000.00         ZZ
                                         360        102,801.62          1
                                       8.250            773.80        100
                                       8.000            773.80
    NIXA             MO   65714          1            11/20/02         23
    0415495613                           05           01/01/03          0
    0415495613                           O            12/01/32
    0


    8354913          E22/G01             F          153,000.00         ZZ
                                         360        152,922.73          1
                                       9.375          1,272.58         99
                                       9.125          1,272.58
1


    GLEN CARBON      IL   62034          5            01/08/03         23
    0415527035                           05           03/01/03          0
    0415527035                           O            02/01/33
    0


    8354931          E22/G01             F          215,000.00         ZZ
                                         360        214,852.04          1
                                       7.875          1,558.90        107
                                       7.625          1,558.90
    ANNISTON         AL   36207          2            01/07/03         23
    0415571124                           05           03/01/03          0
    0415571124                           O            02/01/33
    0


    8354959          E22/G01             F          126,837.00         ZZ
                                         360        126,762.11          1
                                       8.625            986.53         98
                                       8.125            986.53
    OKLAHOMA CITY    OK   73160          5            01/07/03         23
    0415634559                           05           03/01/03          0
    0415634559                           O            02/01/33
    0


    8355001          E22/G01             F           97,850.00         ZZ
                                         360         97,790.72          1
                                       8.500            752.38         95
                                       8.250            752.38
    CHICAGO          IL   60619          1            01/13/03         23
    0415676196                           05           03/01/03          0
    0415676196                           N            02/01/33
    0


    8355003          E22/G01             F          165,000.00         ZZ
                                         360        164,783.41          1
                                       8.125          1,225.12        100
                                       7.875          1,225.12
    COMPTON          CA   90221          1            12/12/02         23
    0415678101                           05           02/01/03          0
    0415678101                           O            01/01/33
    0


    8355005          E22/G01             F          176,220.00         ZZ
                                         360        176,121.20          1
                                       8.875          1,402.09         99
                                       8.375          1,402.09
    OMAHA            NE   68135          5            01/08/03         23
    0415678150                           05           03/01/03          0
    0415678150                           O            02/01/33
    0
1




    8355053          E22/G01             F           69,000.00         ZZ
                                         360         68,899.80          2
                                       7.625            488.38        107
                                       7.375            488.38
    KNOXVILLE        TN   37918          1            01/03/03         23
    0415718642                           05           02/01/03          0
    0415718642                           O            01/01/33
    0


    8355135          E22/G01             F          146,700.00         ZZ
                                         360        146,608.81          1
                                       8.375          1,115.03        100
                                       8.125          1,115.03
    CHARLOTTE        NC   28213          1            01/10/03         23
    0415801463                           05           03/01/03          0
    0415801463                           O            02/01/33
    0


    8355159          E22/G01             F          227,050.00         ZZ
                                         360        226,872.88          1
                                       7.250          1,548.88        101
                                       6.750          1,548.88
    TARPON SPRINGS   FL   34689          1            01/13/03         23
    0415835628                           05           03/01/03          0
    0415835628                           O            02/01/33
    0


    8355345          M45/G01             F          285,000.00         ZZ
                                         360        284,564.93          1
                                       7.375          1,968.43        100
                                       7.125          1,968.43
    SAN DIEGO        CA   92129          1            12/03/02         23
    0435263025                           05           02/01/03          0
    A0334366                             O            01/01/33
    0


    8355499          U05/G01             F           56,650.00         ZZ
                                         360         56,577.51          1
                                       8.250            425.59        103
                                       8.000            425.59
    DALLAS           TX   75217          1            12/26/02         23
    0435194873                           05           02/01/03          0
    3279393                              O            01/01/33
    0


    8355539          588/G01             F          152,000.00         ZZ
                                         360        151,773.67          1
1


                                       7.500          1,062.81        100
                                       7.250          1,062.81
    STERLING         VA   20164          1            12/26/02         23
    0435233721                           05           02/01/03          0
    00010844875                          O            01/01/33
    0


    8355543          N46/G01             F          127,500.00         ZZ
                                         360        127,400.54          1
                                       7.250            869.77        100
                                       7.000            869.77
    SIMPSONVILLE     SC   29680          1            01/10/03         23
    0435200514                           05           03/01/03          0
    98297601                             O            02/01/33
    0


    8355549          940/G01             F          186,250.00         ZZ
                                         360        186,115.19          1
                                       7.625          1,318.27        107
                                       7.375          1,318.27
    APPLE VALLEY     CA   92307          1            01/06/03         23
    0435247135                           05           03/01/03          0
    40021250                             O            02/01/33
    0


    8355553          N46/G01             F          160,401.00         ZZ
                                         360        160,185.05          1
                                       7.875          1,163.02        103
                                       7.625          1,163.02
    WINSTON SALEM    NC   27107          1            01/13/03         23
    0435199203                           05           03/01/03          0
    98719001                             O            02/01/33
    0


    8355581          N46/G01             F           98,750.00         ZZ
                                         360         98,674.86          1
                                       7.375            682.04         99
                                       7.125            682.04
    CARY             NC   27511          2            01/09/03         23
    0435201413                           09           03/01/03          0
    97491501                             O            02/01/33
    0


    8355625          Q78/G01             F          128,200.00         ZZ
                                         360        128,120.31          1
                                       8.375            974.42        100
                                       8.125            974.42
    OMAHA            NE   68122          1            01/03/03         23
    0435225313                           05           03/01/03          0
1


    721659                               O            02/01/33
    0


    8356065          Q78/G01             F          108,310.00         ZZ
                                         360        108,235.45          2
                                       7.875            785.33         80
                                       7.625            785.33
    WESTMINSTER      MD   21157          1            01/03/03         23
    0435219951                           05           03/01/03          0
    721274                               O            02/01/33
    0


    8356243          642/G01             F           71,250.00         ZZ
                                         360         71,200.97          1
                                       7.875            516.61         95
                                       7.625            516.61
    HATTIESBURG      MS   39401          1            01/09/03         23
    0435198916                           05           03/01/03          0
    11166702                             N            02/01/33
    0


    8356509          642/G01             F          105,000.00         ZZ
                                         360        104,934.73          1
                                       8.375            798.08        100
                                       8.125            798.08
    RESITERSTOWN     MD   21136          1            01/09/03         23
    0435195862                           01           03/01/03          0
    11255402                             O            02/01/33
    0


    8356657          M45/G01             F          245,000.00         ZZ
                                         360        244,764.32          1
                                       9.625          2,082.47        100
                                       9.375          2,082.47
    ROCKLYN          CA   95677          1            12/09/02         23
    0435221759                           05           02/01/03          0
    A0415883                             O            01/01/33
    0


    8356661          588/G01             F          239,000.00         ZZ
                                         360        238,661.53          1
                                       7.750          1,712.23        104
                                       7.500          1,712.23
    CITY OF CLIFTON  NJ   07011          1            12/31/02         23
    0435195599                           05           02/01/03          0
    1083018                              O            01/01/33
    0


1


    8356665          B57/G01             F          250,000.00         ZZ
                                         360        249,636.97          1
                                       7.625          1,769.48        100
                                       7.375          1,769.48
    LOS ANGELES      CA   90042          1            12/18/02         23
    0435234075                           05           02/01/03          0
    50000767                             O            01/01/33
    0


    8356677          588/G01             F          144,450.00         ZZ
                                         360        144,229.50          1
                                       7.375            997.68        107
                                       7.125            997.68
    CITY OF EAST OR  NJ   07017          1            12/27/02         23
    0435195680                           05           02/01/03          0
    1082740                              O            01/01/33
    0


    8356719          L21/G01             F          112,000.00         ZZ
                                         360        111,917.55          1
                                      10.875          1,056.04        100
                                      10.375          1,056.04
    EAST STROUDSBUR  PA   18301          1            01/03/03         23
    0435259411                           05           02/01/03          0
    70302643                             O            01/01/33
    0


    8357047          U85/G01             F          116,630.00         ZZ
                                         180        116,484.51          1
                                       8.375            886.47        107
                                       8.125            886.47
    DES MOINES       IA   50315          2            12/12/02         23
    0435260732                           05           02/01/03          0
    HENDERSON                            O            01/01/18
    0


    8357095          U85/G01             F          103,000.00         ZZ
                                         180        102,887.06          1
                                       9.000            828.76        103
                                       8.750            828.76
    GREEN LAKE       WI   54941          1            12/13/02         23
    0435280029                           05           02/01/03          0
    PUL                                  O            01/01/18
    0


    8357279          940/G01             F          151,900.00         ZZ
                                         360        151,775.49          1
                                       7.000          1,010.59        100
                                       6.750          1,010.59
1


    LANCASTER        CA   93535          1            01/03/03         23
    0435276837                           05           03/01/03          0
    40021144                             O            02/01/33
    0


    8357355          588/G01             F          200,850.00         ZZ
                                         360        200,605.80          1
                                       8.500          1,544.36        103
                                       8.250          1,544.36
    WOODBRIDGE       VA   22192          1            12/27/02         23
    0435196720                           01           02/01/03          0
    1083152                              O            01/01/33
    0


    8357529          588/G01             F          160,450.00         ZZ
                                         360        160,211.10          1
                                       7.500          1,121.89        107
                                       7.250          1,121.89
    UPPER MARLBORO   MD   20772          1            12/23/02         23
    0435196811                           09           02/01/03          0
    1083449                              O            01/01/33
    0


    8357595          G34/G01             F          250,050.00         ZZ
                                         360        249,730.01          1
                                       8.250          1,878.54         99
                                       8.000          1,878.54
    LAS VEGAS        NV   89123          1            12/30/02         23
    0435214895                           05           02/01/03          0
    39102506                             O            01/01/33
    0


    8357657          X89/G01             F          180,250.00         ZZ
                                         360        180,076.60          1
                                       9.625          1,532.11        103
                                       9.375          1,532.11
    NORTH HIGHLANDS  CA   95660          1            12/20/02         23
    0435198114                           05           02/01/03          0
    0100239877                           O            01/01/33
    0


    8357659          X67/G01             F           74,100.00         ZZ
                                         360         73,989.67          1
                                       7.500            518.12         95
                                       7.250            518.12
    DESOTO           TX   75115          1            12/03/02         23
    0435297551                           05           02/01/03          0
    00281623                             N            01/01/33
    0
1




    8357667          E57/G01             F          243,000.00         T
                                         360        242,815.10          1
                                       7.375          1,678.34        100
                                       7.125          1,678.34
    FULLERTON        CA   92833          1            12/31/02         23
    0435282710                           01           03/01/03          0
    05000835                             O            02/01/33
    0


    8357673          R17/G01             F          107,000.00         ZZ
                                         360        106,840.68          1
                                       7.500            748.16        103
                                       7.250            748.16
    KITTITAS         WA   98934          1            12/24/02         23
    0435239215                           05           02/01/03          0
    1000166810                           O            01/01/33
    0


    8357811          737/G01             F          151,410.00         ZZ
                                         180        151,256.48          1
                                       9.375          1,259.35        103
                                       9.125          1,259.35
    CHICAGO          IL   60651          1            12/19/02         23
    0435245808                           05           02/01/03          0
    1841204                              O            01/01/18
    0


    8357813          737/G01             F          185,110.00         ZZ
                                         360        184,867.00          1
                                       8.125          1,374.44        107
                                       7.875          1,374.44
    MIAMI            FL   33174          1            12/31/02         23
    0435197108                           01           02/01/03          0
    1840743                              O            01/01/33
    0


    8358657          E22/G01             F           93,627.00         ZZ
                                         360         93,571.72          1
                                       8.625            728.22        103
                                       8.375            728.22
    ATHENS           AL   35611          1            01/14/03         23
    0415757509                           05           03/01/03          0
    0415757509                           O            02/01/33
    0


    8358665          E22/G01             F          159,000.00         ZZ
                                         360        158,890.58          1
1


                                       7.875          1,152.86        106
                                       7.375          1,152.86
    GILBERT          AZ   85233          5            01/07/03         23
    0415769751                           03           03/01/03          0
    0415769751                           O            02/01/33
    0


    8358679          E22/G01             F           53,850.00         ZZ
                                         360         53,818.21          1
                                       8.625            418.84         95
                                       8.375            418.84
    FLINT            MI   48503          1            01/14/03         23
    0415773548                           05           03/01/03          0
    0415773548                           O            02/01/33
    0


    8358701          E22/G01             F          121,540.00         ZZ
                                         360        121,475.32          1
                                       9.125            988.89        103
                                       8.625            988.89
    BRANSON          MO   65616          1            01/14/03         23
    0415801430                           05           03/01/03          0
    0415801430                           O            02/01/33
    0


    8358715          E22/G01             F          125,293.00         T
                                         360        125,215.12          1
                                       8.375            952.32        105
                                       8.125            952.32
    MUSKEGON         MI   49444          1            01/14/03         23
    0415808997                           05           03/01/03          0
    0415808997                           O            02/01/33
    0


    8358781          E22/G01             F           93,500.00         ZZ
                                         360         93,444.80          1
                                       8.625            727.23         95
                                       8.375            727.23
    BRIDGMAN         MI   49106          1            01/15/03         23
    0415906445                           05           03/01/03          0
    0415906445                           O            02/01/33
    0


    8358825          E22/G01             F           96,900.00         ZZ
                                         360         96,855.98          1
                                       9.875            841.43        100
                                       9.625            841.43
    KENNEWICK        WA   99337          1            01/02/03         23
    0415196963                           05           03/01/03          0
1


    0415196963                           O            02/01/33
    0


    8358831          E22/G01             F          188,100.00         ZZ
                                         360        187,999.90          2
                                       9.125          1,530.44         99
                                       8.875          1,530.44
    HOUSTON          TX   77021          1            01/13/03         23
    0415251206                           05           03/01/03          0
    0415251206                           O            02/01/33
    0


    8358901          E22/G01             F           61,500.00         ZZ
                                         360         61,459.77          1
                                       8.125            456.64        107
                                       7.875            456.64
    CLEVELAND        MS   38732          1            01/14/03         23
    0415654326                           05           03/01/03          0
    0415654326                           O            02/01/33
    0


    8358905          E22/G01             F          128,550.00         ZZ
                                         360        128,409.04          1
                                       9.000          1,034.34         99
                                       8.500          1,034.34
    BLYTHEWOOD       SC   29016          1            01/03/03         23
    0415661750                           03           02/01/03          0
    0415661750                           O            01/01/33
    0


    8358941          E22/G01             F          123,750.00         ZZ
                                         360        123,673.08          1
                                       8.375            940.59         99
                                       7.875            940.59
    GILBERT          SC   29054          2            01/08/03         23
    0415699354                           05           03/01/03          0
    0415699354                           O            02/01/33
    0


    8361305          588/G01             F          232,265.00         ZZ
                                         360        231,989.76          1
                                       8.625          1,806.53        103
                                       8.375          1,806.53
    UPPER CHICHESTE  PA   19061          1            12/31/02         23
    0435262225                           05           02/01/03          0
    1082645                              O            01/01/33
    0


1


    8361395          K15/G01             F          286,300.00         ZZ
                                         360        286,122.05          1
                                       8.375          2,176.09        103
                                       8.125          2,176.09
    FORT GRATIOT     MI   48059          5            12/31/02         23
    0435223839                           29           03/01/03          0
    035205508825                         O            02/01/33
    0


    8361667          Q64/G01             F           99,500.00         ZZ
                                         360         99,434.91          1
                                       8.125            738.79        107
                                       7.875            738.79
    ORANGEBURG       SC   29118          5            01/06/03         23
    0435253117                           05           03/01/03          0
    0105774509                           O            02/01/33
    0


    8361735          Q64/G01             F           67,450.00         T
                                         360         67,356.86          1
                                       7.875            489.06        107
                                       7.625            489.06
    CHARLESTON       SC   29418          1            12/20/02         23
    0435257472                           07           02/01/03          0
    0105665608                           O            01/01/33
    0


    8361857          N67/G01             F          256,400.00         ZZ
                                         360        256,240.63          1
                                       8.375          1,948.83         95
                                       8.125          1,948.83
    CAVE CREEK       AZ   85331          1            01/14/03         23
    0435259197                           03           03/01/03          0
    1781004719                           N            02/01/33
    0


    8361895          624/G01             F          179,700.00         ZZ
                                         180        179,133.06          1
                                       7.000          1,615.19        107
                                       6.750          1,615.19
    HARVARD          IL   60033          2            01/03/03         23
    0435269246                           05           03/01/03          0
    1000020448                           O            02/01/18
    0


    8361909          588/G01             F          269,950.00         ZZ
                                         360        269,548.07          1
                                       7.500          1,887.53        107
                                       7.250          1,887.53
1


    HERNDON          VA   20171          1            12/20/02         23
    0435222443                           03           02/01/03          0
    1082957                              O            01/01/33
    0


    8361915          Q64/G01             F          151,400.00         ZZ
                                         360        151,215.91          1
                                       8.500          1,164.14        103
                                       8.250          1,164.14
    CHARLESTON       SC   29414          2            12/30/02         23
    0435253919                           05           02/01/03          0
    0105712400                           O            01/01/33
    0


    8361979          588/G01             F          313,240.00         ZZ
                                         360        313,018.92          1
                                       7.750          2,244.09        105
                                       7.500          2,244.09
    FALLS CHURCH     VA   22042          1            01/03/03         23
    0435304050                           05           03/01/03          0
    1084390                              O            02/01/33
    0


    8362001          U45/G01             F          242,250.00         ZZ
                                         180        242,106.97          1
                                       8.625          1,884.20         95
                                       8.375          1,884.20
    LEAWOOD          KS   66206          1            01/13/03         23
    0435281332                           05           03/01/03          0
    3260                                 O            02/01/18
    0


    8362005          964/G01             F          126,500.00         ZZ
                                         360        126,429.08          1
                                       8.875          1,006.49        103
                                       8.625          1,006.49
    IDAHO FALLS      ID   83404          1            01/07/03         23
    0435224100                           05           03/01/03          0
    316717                               O            02/01/33
    0


    8362011          964/G01             F          143,600.00         ZZ
                                         360        143,493.43          1
                                       7.500          1,004.07        107
                                       7.250          1,004.07
    TUCSON           AZ   85746          2            01/03/03         23
    0435224803                           05           03/01/03          0
    291877                               O            02/01/33
    0
1




    8362015          B44/G01             F          178,690.00         ZZ
                                         360        178,423.93          1
                                       7.500          1,249.43        107
                                       7.250          1,249.43
    GARDNERVILLE     NV   89410          1            12/23/02         23
    0435259882                           05           02/01/03          0
    3020739                              O            01/01/33
    0


    8362021          964/G01             F          274,000.00         ZZ
                                         360        273,796.65          1
                                       7.500          1,915.85        104
                                       7.250          1,915.85
    SANTA ANA        CA   92707          1            01/07/03         23
    0435223979                           05           03/01/03          0
    320079                               O            02/01/33
    0


    8362025          964/G01             F          202,500.00         ZZ
                                         360        202,345.91          1
                                       7.375          1,398.62         99
                                       7.125          1,398.62
    FRESNO           CA   93711          5            01/02/03         23
    0435224043                           05           03/01/03          0
    318898                               O            02/01/33
    0


    8362031          J95/G01             F          127,700.00         ZZ
                                         360        127,519.16          1
                                       7.750            914.86        105
                                       7.500            914.86
    AUSTIN           TX   78748          1            12/20/02         23
    0435246277                           05           02/01/03          0
    0040863524                           O            01/01/33
    0


    8362099          588/G01             F          323,312.00         ZZ
                                         360        322,767.20          2
                                       6.875          2,123.93        106
                                       6.625          2,123.93
    TOWN OF GUTTENB  NJ   07093          1            12/20/02         23
    0435254594                           05           02/01/03          0
    1078135                              O            01/01/33
    0


    8362147          588/G01             F          155,500.00         ZZ
                                         360        155,279.79          1
1


                                       7.750          1,114.02        106
                                       7.500          1,114.02
    EAST NORRITON T  PA   19403          1            12/30/02         23
    0435244264                           09           02/01/03          0
    1083488                              O            01/01/33
    0


    8362155          588/G01             F          166,800.00         ZZ
                                         360        166,551.65          1
                                       7.500          1,166.29        107
                                       7.250          1,166.29
    UPPER DUBLIN TO  PA   19025          1            12/19/02         23
    0435244348                           09           02/01/03          0
    1081307                              O            01/01/33
    0


    8362171          642/G01             F          114,490.00         ZZ
                                         360        114,415.11          1
                                       8.125            850.08        107
                                       7.875            850.08
    BOILING SPRING   SC   29316          5            01/03/03         23
    0435219035                           05           03/01/03          0
    11159402                             O            02/01/33
    0


    8362191          642/G01             F          108,070.00         ZZ
                                         360        108,004.54          1
                                       8.500            830.96        106
                                       8.250            830.96
    LAFAYETTE        LA   70506          5            01/10/03         23
    0435219886                           05           03/01/03          0
    12115902                             O            02/01/33
    0


    8362471          U85/G01             F          175,000.00         ZZ
                                         360        174,644.66          1
                                       7.990          1,282.87        100
                                       7.740          1,282.87
    NEW BERLIN       WI   53146          5            11/15/02         23
    0435253349                           05           01/01/03          0
    3250                                 O            12/01/32
    0


    8363011          U85/G01             F           42,051.00         ZZ
                                         180         42,024.86          1
                                       8.375            319.62        107
                                       8.125            319.62
    MILWAUKEE        WI   53210          1            01/07/03         23
    0435220702                           05           03/01/03          0
1


    425117547                            O            02/01/18
    0


    8363451          J95/G01             F           79,900.00         ZZ
                                         360         79,094.83          1
                                       7.375            551.85        107
                                       7.125            551.85
    CORUPS CHRISTI   TX   78404          1            12/31/02         23
    0435213533                           05           02/01/03          0
    0040882136                           O            01/01/33
    0


    8363463          W84/G01             F          190,080.00         ZZ
                                         360        189,842.88          1
                                       8.375          1,444.75         99
                                       8.125          1,444.75
    WOODS CROSS      UT   84087          1            01/03/03         23
    0435260021                           05           02/01/03          0
    40004374                             O            01/01/33
    0


    8363497          R56/G01             F          158,500.00         ZZ
                                         360        158,245.75          1
                                       7.125          1,067.84        105
                                       6.875          1,067.84
    BAKERSFIELD      CA   93308          2            12/18/02         23
    0435261284                           05           02/01/03          0
    02146521                             O            01/01/33
    0


    8363537          R56/G01             F          257,000.00         ZZ
                                         360        254,213.54          1
                                       8.500          1,976.11        101
                                       8.250          1,976.11
    ANTELOPE         CA   95843          5            12/11/02         23
    0435269113                           05           02/01/03          0
    02144961                             O            01/01/33
    0


    8363547          X47/G01             F           70,300.00         ZZ
                                         360         70,212.31          1
                                       8.375            534.33        100
                                       8.125            534.33
    MESQUITE         TX   75149          1            01/03/03         23
    0435261086                           05           02/01/03          0
    11525                                O            01/01/33
    0


1


    8363629          U85/G01             F           90,640.00         ZZ
                                         180         90,555.08          1
                                       9.750            778.74        101
                                       9.500            778.74
    MILWAUKEE        WI   53218          5            01/09/03         23
    0435259965                           05           02/14/03          0
    7638502                              O            01/14/18
    0


    8363661          X67/G01             F          258,000.00         ZZ
                                         360        257,677.95          1
                                       8.375          1,960.98        106
                                       8.125          1,960.98
    SOUTH GATE       CA   90280          1            12/06/02         23
    0435266382                           05           02/01/03          0
    00281827                             O            01/01/33
    0


    8363663          E57/G01             F          229,900.00         ZZ
                                         360        229,724.44          1
                                       7.500          1,607.49        107
                                       7.250          1,607.49
    FRESNO           CA   93722          1            01/06/03         23
    0435271150                           05           03/01/03          0
    13004318                             O            02/01/33
    0


    8363733          P67/G01             F          102,000.00         ZZ
                                         360        101,853.36          1
                                       8.250            766.29        100
                                       8.000            766.29
    FITCHBURG        MA   01420          1            12/27/02         23
    0435260930                           05           02/01/03          0
    657211                               O            01/01/33
    0


    8363771          P48/G01             F          155,000.00         ZZ
                                         360        154,895.79          1
                                       7.990          1,136.25        100
                                       7.740          1,136.25
    ST PAUL          MN   55106          1            01/15/03         23
    0435261722                           05           03/01/03          0
    10414597                             O            02/01/33
    0


    8363811          X64/G01             F          400,000.00         ZZ
                                         360        399,695.63          1
                                       7.375          2,762.70        103
                                       7.125          2,762.70
1


    WEST BLOOMFIELD  MI   48324          5            01/10/03         23
    0435249537                           05           03/01/03          0
    0000001343                           O            02/01/33
    0


    8364943          E22/G01             F          135,900.00         ZZ
                                         360        135,811.11          1
                                       8.125          1,009.05        100
                                       7.875          1,009.05
    OGDEN            UT   84404          2            01/10/03         23
    0415621010                           05           03/01/03          0
    0415621010                           O            02/01/33
    0


    8364963          E22/G01             F          145,000.00         ZZ
                                         360        144,900.21          1
                                       7.875          1,051.35        103
                                       7.625          1,051.35
    INTERLOCHEN      MI   49643          1            01/15/03         23
    0415661370                           29           03/01/03          0
    0415661370                           O            02/01/33
    0


    8364973          E22/G01             F          151,405.00         ZZ
                                         360        151,300.81          1
                                       7.875          1,097.79        107
                                       7.625          1,097.79
    MIAMI            FL   33055          1            01/15/03         23
    0415674365                           05           03/01/03          0
    0415674365                           O            02/01/33
    0


    8364985          E22/G01             F          115,000.00         ZZ
                                         360        114,936.78          1
                                       9.375            956.51        103
                                       9.125            956.51
    GROVE CITY       OH   43123          5            01/10/03         23
    0415689405                           05           03/01/03          0
    0415689405                           O            02/01/33
    0


    8364989          E22/G01             F          102,950.00         ZZ
                                         360        102,889.22          1
                                       8.625            800.73         99
                                       8.125            800.73
    ROUND LAKE BEAC  IL   60073          5            01/10/03         23
    0415692631                           09           03/01/03          0
    0415692631                           O            02/01/33
    0
1




    8365009          E22/G01             F           73,542.00         ZZ
                                         360         73,507.69          1
                                       9.750            631.84        103
                                       9.250            631.84
    LAWRENCE         KS   66046          1            01/15/03         23
    0415715721                           05           03/01/03          0
    0415715721                           O            02/01/33
    0


    8365027          E22/G01             F           78,280.00         ZZ
                                         360         78,226.13          1
                                       7.875            567.58        103
                                       7.625            567.58
    TUPELO           MS   38801          1            01/15/03         23
    0415743731                           05           03/01/03          0
    0415743731                           O            02/01/33
    0


    8365031          E22/G01             F          200,000.00         ZZ
                                         360        199,875.69          1
                                       8.375          1,520.14        100
                                       8.125          1,520.14
    WHITTIER         CA   90604          1            01/08/03         23
    0415744853                           05           03/01/03          0
    0415744853                           O            02/01/33
    0


    8365095          E22/G01             F           78,645.00         ZZ
                                         360         78,592.23          1
                                       8.000            577.07        107
                                       7.750            577.07
    BATTLE CREEK     MI   49017          1            01/15/03         23
    0415779412                           05           03/01/03          0
    0415779412                           O            02/01/33
    0


    8365119          E22/G01             F           93,250.00         ZZ
                                         360         92,468.97          1
                                       7.500            652.02        107
                                       7.250            652.02
    SULPHUR SPRINGS  TX   75482          1            01/15/03         23
    0415809441                           05           03/01/03          0
    0415809441                           O            02/01/33
    0


    8365123          E22/G01             F          106,800.00         ZZ
                                         360        106,746.07          1
1


                                       9.375            888.31        103
                                       8.875            888.31
    LARAMIE          WY   82072          1            01/15/03         23
    0415813401                           05           03/01/03          0
    0415813401                           O            02/01/33
    0


    8365129          E22/G01             F          335,000.00         ZZ
                                         360        334,775.22          1
                                       8.000          2,458.11        100
                                       7.750          2,458.11
    SACRAMENTO       CA   95821          1            01/10/03         23
    0415819168                           05           03/01/03          0
    0415819168                           O            02/01/33
    0


    8365149          E22/G01             F           92,700.00         ZZ
                                         360         92,654.50          1
                                      10.000            813.51        103
                                       9.500            813.51
    FAIRBANKS        AK   99701          1            01/08/03         23
    0415833284                           05           03/01/03          0
    0415833284                           O            02/01/33
    0


    8365187          E22/G01             F          332,770.00         ZZ
                                         360        332,523.03          1
                                       7.500          2,326.78        107
                                       7.000          2,326.78
    ROCKLIN          CA   95765          5            01/03/03         23
    0415305218                           05           03/01/03          0
    0415305218                           O            02/01/33
    0


    8365193          E22/G01             F          292,700.00         ZZ
                                         360        292,513.35          1
                                       8.250          2,198.96        107
                                       8.000          2,198.96
    ANTIOCH          CA   94531          5            01/06/03         23
    0415391192                           05           03/01/03          0
    0415391192                           O            02/01/33
    0


    8365199          E22/G01             F          321,000.00         ZZ
                                         360        320,749.59          1
                                       7.250          2,189.79        107
                                       7.000          2,189.79
    CAMARILLO        CA   93012          1            01/09/03         23
    0415453216                           01           03/01/03          0
1


    0415453216                           O            02/01/33
    0


    8365339          X91/G01             F          400,000.00         ZZ
                                         360        399,687.96          1
                                       7.250          2,728.71        106
                                       7.000          2,728.71
    HONOLULU         HI   96816          1            01/09/03         23
    0435233143                           01           03/01/03          0
    803885                               O            02/01/33
    0


    8365461          737/G01             F          128,500.00         ZZ
                                         360        128,411.57          1
                                       7.875            931.71        101
                                       7.625            931.71
    LOS ANGELES      CA   90002          1            12/27/02         23
    0435228812                           05           03/01/03          0
    1844224                              O            02/01/33
    0


    8365467          A42/G01             F          131,250.00         ZZ
                                         360        131,181.57          1
                                       9.500          1,103.62        102
                                       9.250          1,103.62
    LARGO            FL   33770          5            01/08/03         23
    0435232194                           05           03/01/03          0
    061020002761                         O            02/01/33
    0


    8365531          A01/G01             F          241,500.00         ZZ
                                         360        241,329.55          1
                                       7.750          1,730.14        103
                                       7.500          1,730.14
    RIO VISTA        CA   94571          1            01/08/03         23
    0435248547                           03           03/01/03          0
    REED                                 O            02/01/33
    0


    8365541          M24/G01             F          177,600.00         ZZ
                                         360        177,468.20          2
                                       7.500          1,241.80        107
                                       7.250          1,241.80
    TRAVERSE CITY    MI   49686          5            01/03/03         23
    0435259841                           05           03/01/03          0
    351107220                            O            02/01/33
    0


1


    8365695          G27/G01             F          157,410.00         ZZ
                                         360        157,293.18          1
                                       7.500          1,100.63         99
                                       7.250          1,100.63
    BAKERSFIELD      CA   93313          5            01/08/03         23
    0435269618                           05           03/01/03          0
    20302519                             O            02/01/33
    0


    8365719          M45/G01             F          185,250.00         ZZ
                                         360        185,024.74          1
                                       8.500          1,424.42        103
                                       8.250          1,424.42
    FORT WASHINGTON  MD   20744          1            12/20/02         23
    0435264692                           05           02/01/03          0
    A0412702                             O            01/01/33
    0


    8365725          K15/G01             F          133,800.00         ZZ
                                         360        133,718.94          1
                                       8.500          1,028.81        103
                                       8.250          1,028.81
    MEDINA           OH   44256          5            01/06/03         23
    0435229638                           05           03/01/03          0
    028005505008                         O            02/01/33
    0


    8365797          K15/G01             F          221,400.00         ZZ
                                         360        221,279.07          1
                                       9.000          1,781.43        103
                                       8.750          1,781.43
    ORLANDO          FL   32837          5            01/06/03         23
    0435228788                           05           03/01/03          0
    009405505734                         O            02/01/33
    0


    8365813          624/G01             F          172,500.00         ZZ
                                         360        172,371.98          1
                                       7.500          1,206.15        101
                                       7.250          1,206.15
    CHANDLER         AZ   85224          5            01/03/03         23
    0435260138                           05           03/01/03          0
    1000020249                           O            02/01/33
    0


    8365825          U35/G01             F          149,350.00         ZZ
                                         360        149,274.58          1
                                       9.375          1,242.22        103
                                       9.125          1,242.22
1


    FRESNO           CA   93720          5            01/15/03         23
    0435395132                           05           03/01/03          0
    0007593628                           O            02/01/33
    0


    8365891          L21/G01             F          169,950.00         ZZ
                                         360        169,847.04          1
                                       8.500          1,306.77        103
                                       8.250          1,306.77
    LEONARDTOWN      MD   20650          2            01/13/03         23
    0435249297                           05           03/01/03          0
    70302524                             O            02/01/33
    0


    8366333          P27/G01             F          240,250.00         ZZ
                                         360        240,080.43          1
                                       7.750          1,721.18        107
                                       7.500          1,721.18
    BAYSIDE          WI   53217          1            01/10/03         23
    0435273313                           05           03/01/03          0
    RF63206                              O            02/01/33
    0


    8366399          P27/G01             F          128,900.00         ZZ
                                         360        128,811.30          1
                                       7.875            934.61        100
                                       7.625            934.61
    RED BLUFF        CA   96080          5            01/07/03         23
    0435269865                           05           03/01/03          0
    2103626816                           O            02/01/33
    0


    8366413          U35/G01             F           92,700.00         ZZ
                                         360         92,642.38          1
                                       8.375            704.59        103
                                       8.125            704.59
    LYNWOOD          IL   60411          1            01/17/03         23
    0435265806                           05           03/01/03          0
    0007517681                           O            02/01/33
    0


    8366419          P27/G01             F          328,450.00         ZZ
                                         360        327,984.86          1
                                       7.750          2,353.06        107
                                       7.500          2,353.06
    TEMECULA         CA   92592          5            12/20/02         23
    0435264650                           05           02/01/03          0
    2103241174                           O            01/01/33
    0
1




    8366421          R54/G01             F           96,300.00         ZZ
                                         180         96,128.22          1
                                       8.625            749.01        107
                                       8.375            749.01
    BIRMINGHAM       AL   35215          5            11/20/02         23
    0435343470                           05           01/01/03          0
    2000004994                           O            12/01/17
    0


    8366423          F34/G01             F          157,600.00         ZZ
                                         360        157,524.49          1
                                       9.625          1,339.59         99
                                       9.375          1,339.59
    STOCKTON         CA   95215          5            01/10/03         23
    0435315692                           05           03/01/03          0
    Q9UD120353                           O            02/01/33
    0


    8366427          Q64/G01             F          180,000.00         ZZ
                                         360        179,882.25          2
                                       8.125          1,336.50        100
                                       7.875          1,336.50
    CHICAGO          IL   60651          1            01/09/03         23
    0435271986                           05           03/01/03          0
    0105948004                           O            02/01/33
    0


    8366467          X63/G01             F          165,150.00         T
                                         360        164,943.98          1
                                       8.375          1,255.26        107
                                       8.125          1,255.26
    PRESCOTT         AZ   86314          1            12/27/02         23
    0435248620                           03           02/01/03          0
    02120087                             O            01/01/33
    0


    8366495          Q64/G01             F           76,800.00         ZZ
                                         180         76,759.12          1
                                       9.125            624.88        103
                                       8.875            624.88
    SALEM            WI   53168          1            01/10/03         23
    0435273123                           05           03/01/03          0
    0105852008                           O            02/01/18
    0


    8366503          480/G01             F          236,500.00         ZZ
                                         360        236,165.10          1
1


                                       7.750          1,694.31        104
                                       7.500          1,694.31
    BRADENTON        FL   34202          1            12/31/02         23
    0435279427                           03           02/01/03          0
    4548970                              O            01/01/33
    0


    8366519          B57/G01             F          156,500.00         ZZ
                                         360        156,383.86          1
                                       7.500          1,094.27        100
                                       7.250          1,094.27
    GLENDALE         AZ   85308          1            01/02/03         23
    0435281159                           03           03/01/03          0
    20001135                             O            02/01/33
    0


    8366581          642/G01             F           86,520.00         ZZ
                                         360         86,470.94          1
                                       9.375            719.63        103
                                       9.125            719.63
    DECATUR          MI   49045          5            01/07/03         23
    0435261151                           05           03/01/03          0
    11241702                             O            02/01/33
    0


    8366601          L16/G01             F          135,990.00         ZZ
                                         360        135,905.48          1
                                       8.375          1,033.62        100
                                       8.125          1,033.62
    ARVIN            CA   93203          1            01/13/03         23
    0435283155                           05           03/01/03          0
    8925                                 O            02/01/33
    0


    8366619          U35/G01             F           77,250.00         ZZ
                                         360         77,199.47          1
                                       8.125            573.58        103
                                       7.875            573.58
    HAMMOND          IN   46320          1            01/15/03         23
    0435271754                           05           03/01/03          0
    00076310                             O            02/01/33
    0


    8366663          U35/G01             F           97,850.00         ZZ
                                         360         97,801.87          1
                                       9.500            822.78        103
                                       9.250            822.78
    BETTENDORF       IA   52722          1            01/15/03         23
    0435269352                           05           03/01/03          0
1


    10581776                             O            02/01/33
    0


    8366779          F89/G01             F          290,000.00         ZZ
                                         360        289,762.29          2
                                       7.000          1,929.38        100
                                       6.750          1,929.38
    SOUTH GATE       CA   90280          1            01/08/03         23
    0435287149                           05           03/01/03          0
    26042                                O            02/01/33
    0


    8366921          408/G01             F          155,427.00         ZZ
                                         360        155,247.49          1
                                       8.750          1,222.75        103
                                       8.500          1,222.75
    GRAIN VALLEY     MO   64029          1            12/31/02         23
    0435253604                           05           02/01/03          0
    703032373                            O            01/01/33
    0


    8367027          E76/G01             F           74,100.00         ZZ
                                         360         74,051.53          1
                                       8.125            550.19         95
                                       7.875            550.19
    PENSACOLA        FL   32514          1            01/13/03         23
    0435293857                           05           03/01/03          0
    10019963                             N            02/01/33
    0


    8367043          W99/G01             F          192,600.00         ZZ
                                         360        192,434.00          1
                                       8.000          1,413.23        107
                                       7.750          1,413.23
    WEST COLUMBIA    SC   29170          5            01/13/03         23
    0435258868                           05           03/01/03          0
    160024002                            O            02/01/33
    0


    8367057          X67/G01             F          282,000.00         ZZ
                                         360        280,999.06          1
                                       7.875          2,044.70        107
                                       7.625          2,044.70
    NORWALK          CA   90650          5            01/06/03         23
    0435276282                           05           03/01/03          0
    00270258                             O            02/01/33
    0


1


    8367063          G34/G01             F          218,900.00         ZZ
                                         360        218,777.28          1
                                       8.875          1,741.67        103
                                       8.625          1,741.67
    LAS VEGAS        NV   89141          1            01/09/03         23
    0435255377                           05           03/01/03          0
    39012040                             O            02/01/33
    0


    8367105          L57/G01             F          153,985.00         ZZ
                                         360        153,913.16          1
                                       9.750          1,322.97        103
                                       9.500          1,322.97
    HARVEST          AL   35749          1            01/14/03         23
    0435266291                           05           03/01/03          0
    2003001                              O            02/01/33
    0


    8367117          642/G01             F          314,150.00         ZZ
                                         360        313,959.69          1
                                       8.500          2,415.54        103
                                       8.250          2,415.54
    NILES            IL   60714          1            01/16/03         23
    0435260567                           05           03/01/03          0
    12190702                             O            02/01/33
    0


    8367253          X67/G01             F          150,380.00         ZZ
                                         360        150,210.77          1
                                       8.875          1,196.49        103
                                       8.625          1,196.49
    BLOOMINGTON ARE  CA   92316          1            12/06/02         23
    0435259395                           05           02/01/03          0
    00281433                             O            01/01/33
    0


    8367259          U45/G01             F          171,200.00         ZZ
                                         360        171,093.59          1
                                       8.375          1,301.24        107
                                       8.125          1,301.24
    SACRAMENTO       CA   95823          1            01/13/03         23
    0435250212                           05           03/01/03          0
    2402476                              O            02/01/33
    0


    8367271          X67/G01             F          120,375.00         ZZ
                                         360        120,195.77          1
                                       7.500            841.68        107
                                       7.250            841.68
1


    ONTARIO          CA   91762          1            12/11/02         23
    0435284278                           01           02/01/03          0
    00281184                             O            01/01/33
    0


    8367295          X67/G01             F           99,000.00         ZZ
                                         360         98,863.29          1
                                       7.875            717.82         99
                                       7.625            717.82
    YUMA             AZ   85364          2            12/13/02         23
    0435319819                           05           02/01/03          0
    00281154                             O            01/01/33
    0


    8367347          H76/G01             F           81,500.00         ZZ
                                         360         81,450.62          1
                                       8.500            626.67        100
                                       8.250            626.67
    YORK             PA   17404          5            01/10/03         23
    0435261961                           05           03/01/03          0
    2002465309                           O            02/01/33
    0


    8367349          B76/G01             F          108,000.00         ZZ
                                         360        107,955.91          1
                                      10.375            977.84        103
                                       9.875            977.84
    WARREN           MI   48093          5            01/09/03         23
    0435323787                           01           03/01/03          0
    0004646998                           O            02/01/33
    0


    8367355          U85/G01             F           69,500.00         ZZ
                                         360         69,452.17          1
                                       7.875            503.92        100
                                       7.625            503.92
    WEST MILWAUKEE   WI   53215          1            01/13/03         23
    0435260856                           05           03/01/03          0
    DANCY                                O            02/01/33
    0


    8367361          F64/G01             F          131,500.00         ZZ
                                         360        131,335.97          1
                                       8.375            999.49        100
                                       8.125            999.49
    ALEXANDRIA       VA   22309          1            12/26/02         23
    0435261433                           01           02/01/03          0
    00004531                             O            01/01/33
    0
1




    8367371          M24/G01             F          121,900.00         ZZ
                                         360        121,694.59          1
                                       6.875            800.80        107
                                       6.625            800.80
    WIKES BARRE      PA   18702          2            12/30/02         23
    0435325717                           05           02/01/03          0
    201107269                            O            01/01/33
    0


    8367411          U05/G01             F          256,415.00         ZZ
                                         360        256,042.64          1
                                       7.625          1,814.89        105
                                       7.375          1,814.89
    WOODLAND         CA   95776          1            12/11/02         23
    0435251178                           05           02/01/03          0
    3287965                              O            01/01/33
    0


    8367429          808/G01             F          186,000.00         ZZ
                                         360        185,743.16          1
                                       7.875          1,348.63        100
                                       7.625          1,348.63
    LAKEWOOD         CA   90712          1            12/26/02         23
    0435289517                           05           02/01/03          0
    9328010                              O            01/01/33
    0


    8367453          Q01/G01             F          141,200.00         ZZ
                                         360        141,005.02          1
                                       7.875          1,023.80        107
                                       7.625          1,023.80
    HEBER            UT   84032          1            12/17/02         23
    0435325154                           01           02/01/03          0
    118673                               O            01/01/33
    0


    8367455          P09/G01             F          135,000.00         ZZ
                                         360        134,918.22          1
                                       8.500          1,038.03        100
                                       8.250          1,038.03
    NORWICH          CT   06360          2            01/10/03         10
    0435265392                           05           03/01/03         35
    JWAT                                 O            02/01/33
    0


    8367577          U35/G01             F           72,100.00         ZZ
                                         360         72,010.07          1
1


                                       8.375            548.01        100
                                       8.125            548.01
    NEENAH           WI   54956          1            12/13/02         23
    0435356241                           05           02/01/03          0
    0010335739                           O            01/01/33
    0


    8367815          588/G01             F          420,500.00         ZZ
                                         360        419,919.32          1
                                       7.875          3,048.92        100
                                       7.625          3,048.92
    JEFFERSON TWP    NJ   07438          1            12/02/02         23
    0435283254                           05           02/01/03          0
    10819430                             O            01/01/33
    0


    8367817          588/G01             F          138,000.00         ZZ
                                         360        137,897.58          1
                                       7.500            964.92        107
                                       7.250            964.92
    NETHER PROVIDEN  PA   19086          1            01/06/03         23
    0435272992                           05           03/01/03          0
    10799608                             O            02/01/33
    0


    8367853          808/G01             F          190,447.00         ZZ
                                         360        190,209.42          1
                                       8.375          1,447.54        103
                                       8.125          1,447.54
    SONORA           CA   95370          1            12/30/02         23
    0435274329                           05           02/01/03          0
    9429611                              O            01/01/33
    0


    8367857          808/G01             F          152,000.00         ZZ
                                         360        151,773.67          1
                                       7.500          1,062.81        100
                                       7.250          1,062.81
    LANCSTER         CA   93535          1            12/26/02         23
    0435284344                           05           02/01/03          0
    9506091                              O            01/01/33
    0


    8367893          808/G01             F          189,351.00         ZZ
                                         360        189,069.07          1
                                       7.500          1,323.97        103
                                       7.250          1,323.97
    VISALIA          CA   93291          1            12/31/02         23
    0435295233                           05           02/01/03          0
1


    9105830                              O            01/01/33
    0


    8368535          E22/G01             F          107,120.00         ZZ
                                         360        107,055.11          1
                                       8.500            823.66        103
                                       8.000            823.66
    MENDOTA          CA   93640          1            01/10/03         00
    0415487578                           05           03/01/03          0
    0415487578                           O            02/01/33
    0


    8368565          E22/G01             F           38,000.00         ZZ
                                         360         37,976.38          1
                                       8.375            288.83         95
                                       8.125            288.83
    DETROIT          MI   48224          1            01/16/03         23
    0415629195                           05           03/01/03          0
    0415629195                           N            02/01/33
    0


    8368613          E22/G01             F          129,500.00         ZZ
                                         360        129,425.49          1
                                       8.750          1,018.78        100
                                       8.500          1,018.78
    GARNER           NC   27529          1            01/16/03         23
    0415739937                           03           03/01/03          0
    0415739937                           O            02/01/33
    0


    8368625          E22/G01             F          223,000.00         ZZ
                                         360        222,830.31          1
                                       7.375          1,540.21        100
                                       6.875          1,540.21
    SANTA ROSA       CA   95401          1            01/10/03         23
    0415766872                           09           03/01/03          0
    0415766872                           O            02/01/33
    0


    8368661          E22/G01             F           40,850.00         ZZ
                                         360         40,824.61          1
                                       8.375            310.49         95
                                       8.125            310.49
    NEW ORLEANS      LA   70117          1            01/16/03         23
    0415803105                           05           03/01/03          0
    0415803105                           N            02/01/33
    0


1


    8368665          E22/G01             F          109,900.00         ZZ
                                         360        109,848.73          1
                                       9.750            944.21        100
                                       9.500            944.21
    ATOKA            TN   38004          1            01/16/03         23
    0415813179                           05           03/01/03          0
    0415813179                           O            02/01/33
    0


    8368671          E22/G01             F          120,000.00         ZZ
                                         360        119,927.30          1
                                       8.500            922.70        100
                                       8.000            922.70
    LA (NORTH HILLS  CA   91343          1            01/13/03         23
    0415822220                           01           03/01/03          0
    0415822220                           O            02/01/33
    0


    8368681          E22/G01             F          132,600.00         ZZ
                                         360        132,474.58          1
                                       7.375            915.84        107
                                       7.125            915.84
    GLADSTONE        MI   49837          1            01/16/03         23
    0415837228                           05           03/01/03          0
    0415837228                           O            02/01/33
    0


    8368689          E22/G01             F          116,900.00         ZZ
                                         360        116,811.05          1
                                       7.375            807.40        100
                                       6.875            807.40
    CAPE CORAL       FL   33914          1            01/16/03         23
    0415863364                           05           03/01/03          0
    0415863364                           O            02/01/33
    0


    8368701          E22/G01             F          283,250.00         ZZ
                                         360        283,029.04          1
                                       7.250          1,932.26        103
                                       6.750          1,932.26
    SPRING VALLEY    CA   91977          1            01/10/03         23
    0414886456                           05           03/01/03          0
    0415886456                           O            02/01/33
    0


    8368823          E86/G01             F          165,000.00         T
                                         360        164,883.53          1
                                       7.750          1,182.09        100
                                       7.500          1,182.09
1


    NORTH CAPE MAY   NJ   08204          1            01/10/03         23
    0435343264                           05           03/01/03          0
    04967684                             O            02/01/33
    0


    8368863          U05/G01             F          334,600.00         ZZ
                                         360        334,112.44          1
                                       7.500          2,339.57        103
                                       7.250          2,339.57
    CHULA VISTA      CA   91910          1            01/14/03         23
    0435249842                           05           03/01/03          0
    3304075                              O            02/01/33
    0


    8368995          W35/G01             F           80,000.00         ZZ
                                         360         79,897.61          1
                                       8.250            601.02        100
                                       8.000            601.02
    KOKOMO           IN   46901          2            12/09/02         23
    0435273016                           05           02/01/03          0
    16071                                O            01/01/33
    0


    8369013          S20/G01             F          154,500.00         ZZ
                                         360        154,408.78          1
                                       8.625          1,201.69        103
                                       8.375          1,201.69
    MAULDIN          SC   29662          1            01/16/03         23
    0435273099                           05           03/01/03          0
    0300209                              O            02/01/33
    0


    8369035          U18/G01             F           89,300.00         ZZ
                                         360         89,244.50          1
                                       8.375            678.74         95
                                       8.125            678.74
    ATLANTA          GA   30310          1            01/14/03         23
    0435272174                           05           03/01/03          0
    0249513054                           N            02/01/33
    0


    8369103          U35/G01             F           64,692.00         ZZ
                                         360         64,611.30          1
                                       8.375            491.71         95
                                       8.125            491.71
    INDIANAPOLIS     IN   46254          1            12/24/02         23
    0435317078                           05           02/01/03          0
    10377460                             N            01/01/33
    0
1




    8369179          X91/G01             F          174,400.00         ZZ
                                         360        174,257.04          1
                                       7.000          1,160.29        107
                                       6.750          1,160.29
    MILILANI         HI   96789          5            01/09/03         23
    0435274600                           01           03/01/03          0
    803833                               O            02/01/33
    0


    8369549          964/G01             F          155,000.00         ZZ
                                         360        154,057.28          1
                                       7.750          1,110.44        107
                                       7.500          1,110.44
    NEWBERG          OR   97132          1            01/06/03         23
    0435234729                           05           03/01/03          0
    318177                               O            02/01/33
    0


    8369561          U35/G01             F          104,860.00         ZZ
                                         360        104,784.11          1
                                       7.625            742.19        107
                                       7.375            742.19
    SHEBOYGAN        WI   53081          5            01/16/03         23
    0435283098                           05           03/01/03          0
    10577633                             O            02/01/33
    0


    8369753          950/G01             F          347,750.00         ZZ
                                         360        347,269.79          1
                                       7.875          2,521.43        107
                                       7.625          2,521.43
    KENT             WA   98031          5            12/26/02         23
    0435280003                           05           02/01/03          0
    E2211679                             O            01/01/33
    0


    8369815          X21/G01             F          106,893.00         ZZ
                                         360        106,737.76          1
                                       7.625            756.59        107
                                       7.375            756.59
    LINDEN           VA   22630          1            12/20/02         23
    0435259692                           05           02/01/03          0
    706076                               O            01/01/33
    0


    8369825          313/G01             F          146,250.00         ZZ
                                         180        146,149.35          1
1


                                       7.875          1,060.42        103
                                       7.625          1,060.42
    OAK PARK         MI   48237          1            01/08/03         23
    0435289863                           05           03/01/03          0
    0009244971                           O            02/01/18
    0


    8369831          737/G01             F          322,350.00         ZZ
                                         360        322,110.77          1
                                       7.500          2,253.92        106
                                       7.250          2,253.92
    MESA             AZ   85215          5            01/08/03         23
    0435273008                           05           03/01/03          0
    2103277                              O            02/01/33
    0


    8369869          W53/G01             F          151,150.00         ZZ
                                         360        150,919.26          1
                                       7.375          1,043.96        105
                                       7.125          1,043.96
    SAN ANTONIO      TX   78232          1            12/27/02         23
    0435287073                           05           02/01/03          0
    1502000404                           O            01/01/33
    0


    8369879          K15/G01             F          272,900.00         ZZ
                                         360        272,541.77          1
                                       8.125          2,026.27        100
                                       7.875          2,026.27
    DENVER           CO   80207          1            12/19/02         23
    0435240569                           05           02/01/03          0
    040000112906                         O            01/01/33
    0


    8369891          642/G01             F          143,900.00         ZZ
                                         360        143,805.87          1
                                       8.125          1,068.45        107
                                       7.875          1,068.45
    MIAMI            FL   33055          1            01/17/03         23
    0435262704                           05           03/01/03          0
    01138703                             O            02/01/33
    0


    8369893          K15/G01             F          293,500.00         ZZ
                                         360        293,317.58          1
                                       8.375          2,230.81        103
                                       8.125          2,230.81
    ANTIOCH          CA   94509          5            01/10/03         23
    0435236336                           05           03/01/03          0
1


    026605505768                         O            02/01/33
    0


    8369959          K15/G01             F          113,100.00         ZZ
                                         360        113,021.16          1
                                      11.125          1,087.77        103
                                      10.625          1,087.77
    ADRIAN           MO   64720          1            12/23/02         23
    0435263918                           05           02/01/03          0
    040100112725                         O            01/01/33
    0


    8369961          K15/G01             F          193,300.00         ZZ
                                         360        192,515.65          1
                                       9.000          1,555.34        102
                                       8.750          1,555.34
    VANCOUVER        WA   98683          2            12/26/02         23
    0435237649                           05           02/01/03          0
    006505504074                         O            01/01/33
    0


    8370027          L21/G01             F           93,090.00         ZZ
                                         360         93,027.40          1
                                       7.990            682.42        107
                                       7.740            682.42
    EMMAUS           PA   18049          1            01/16/03         23
    0435284021                           07           03/01/03          0
    30200351                             O            02/01/33
    0


    8370031          737/G01             F           75,900.00         ZZ
                                         360         75,849.07          1
                                       8.000            556.93         95
                                       7.750            556.93
    GLENDALE         AZ   85307          1            01/06/03         23
    0435273172                           05           03/01/03          0
    2102567                              N            02/01/33
    0


    8370131          642/G01             F          158,100.00         ZZ
                                         360        157,976.67          1
                                       7.250          1,078.52        105
                                       7.000          1,078.52
    MILILANI         HI   96789          1            01/16/03         23
    0435261953                           01           03/01/03          0
    01136803                             O            02/01/33
    0


1


    8371977          E22/G01             F          202,700.00         ZZ
                                         360        202,545.76          1
                                       7.375          1,400.00        107
                                       7.125          1,400.00
    NORRIDGE         IL   60706          5            01/14/03         23
    0415593060                           09           03/01/03          0
    0415593060                           O            02/01/33
    0


    8371985          E22/G01             F          187,400.00         ZZ
                                         360        187,312.57          1
                                       9.750          1,610.06        103
                                       9.250          1,610.06
    VANCOUVER        WA   98682          5            01/10/03         23
    0415627223                           05           03/01/03          0
    0415627223                           O            02/01/33
    0


    8371993          E22/G01             F          128,150.00         ZZ
                                         360        128,068.28          1
                                       8.250            962.75         95
                                       7.750            962.75
    LAS VEGAS        NV   89122          1            01/02/03         23
    0415643998                           03           03/01/03          0
    0415643998                           N            02/01/33
    0


    8372013          E22/G01             F          284,905.00         ZZ
                                         360        284,718.63          1
                                       8.125          2,115.41         95
                                       7.875          2,115.41
    GULF SHORES      AL   36542          1            01/17/03         23
    0415692979                           05           03/01/03          0
    0415692979                           O            02/01/33
    0


    8372051          E22/G01             F          166,000.00         ZZ
                                         360        165,899.43          1
                                       8.500          1,276.40        100
                                       8.250          1,276.40
    TACOMA           WA   98445          2            01/10/03         23
    0415717727                           05           03/01/03          0
    0415717727                           O            02/01/33
    0


    8372053          E22/G01             F           70,000.00         T
                                         360         69,950.59          1
                                       7.750            501.49        106
                                       7.250            501.49
1


    PHOENIX          AZ   85024          1            01/15/03         23
    0415720150                           01           03/01/03          0
    0415720150                           O            02/01/33
    0


    8372061          E22/G01             F          120,000.00         ZZ
                                         360        119,944.01          1
                                       9.750          1,030.99        103
                                       9.250          1,030.99
    VINCENT          AL   35178          5            01/13/03         23
    0415730654                           05           03/01/03          0
    0415730654                           O            02/01/33
    0


    8372097          E22/G01             F          219,300.00         ZZ
                                         360        219,137.25          1
                                       7.500          1,533.38        107
                                       7.250          1,533.38
    WEST SACRAMENTO  CA   95691          1            01/14/03         23
    0415785229                           05           03/01/03          0
    0415785229                           O            02/01/33
    0


    8372141          E22/G01             F          205,910.00         ZZ
                                         360        205,768.29          1
                                       7.875          1,492.99         95
                                       7.375          1,492.99
    FRISCO           TX   75035          1            01/17/03         23
    0415825868                           03           03/01/03          0
    0415825868                           O            02/01/33
    0


    8372145          E22/G01             F          219,350.00         ZZ
                                         360        219,220.50          1
                                       8.625          1,706.08        107
                                       8.375          1,706.08
    SAINT LOUIS      MO   63128          5            01/13/03         23
    0415831437                           05           03/01/03          0
    0415831437                           O            02/01/33
    0


    8372175          E22/G01             F          130,800.00         ZZ
                                         360        130,716.59          1
                                       8.250            982.66         97
                                       7.750            982.66
    ROY              UT   84067          5            01/09/03         23
    0415864941                           05           03/01/03          0
    0415864941                           O            02/01/33
    0
1




    8372331          477/G01             F          234,931.00         ZZ
                                         360        234,598.31          1
                                       7.750          1,683.07        104
                                       7.500          1,683.07
    SAN DIEGO        CA   92139          1            12/23/02         23
    0435262910                           09           02/01/03          0
    223171                               O            01/01/33
    0


    8372341          964/G01             F          158,000.00         ZZ
                                         360        157,911.42          1
                                       8.875          1,257.12        103
                                       8.625          1,257.12
    PORTLAND         OR   97223          1            01/09/03         23
    0435245543                           05           03/01/03          0
    322642                               O            02/01/33
    0


    8372345          Q64/G01             F           77,000.00         ZZ
                                         180         76,942.85          1
                                       7.500            538.40        107
                                       7.250            538.40
    CLEVELAND        OH   44104          5            01/09/03         23
    0435274717                           05           03/01/03          0
    0105934202                           O            02/01/18
    0


    8372379          R84/G01             F          168,920.00         ZZ
                                         360        168,834.70          1
                                       9.375          1,404.99        103
                                       8.875          1,404.99
    LAS VEGAS        NV   89119          1            01/08/03         23
    0435269600                           05           03/01/03          0
    LVW5391                              O            02/01/33
    0


    8372507          P29/G01             F           69,300.00         ZZ
                                         360         69,256.93          1
                                       8.375            526.73         99
                                       8.125            526.73
    SUPERIOR         WI   54880          1            01/15/03         23
    0435273248                           05           03/01/03          0
    10585049                             O            02/01/33
    0


    8372573          X88/G01             F          122,570.00         ZZ
                                         360        122,354.13          1
1


                                       7.625            867.54        103
                                       7.375            867.54
    PHOENIX          AZ   85022          5            12/26/02         23
    0435300355                           05           02/01/03          0
    001472                               O            01/01/33
    0


    8372651          X88/G01             F          146,590.00         ZZ
                                         360        146,372.96          1
                                       7.625          1,037.55        107
                                       7.375          1,037.55
    CHANDLER         AZ   85224          2            12/20/02         23
    0435289301                           05           02/01/03          0
    0001493                              O            01/01/33
    0


    8372693          X88/G01             F          101,970.00         ZZ
                                         360        101,875.66          1
                                       9.900            887.33        103
                                       9.650            887.33
    TUCSON           AZ   85706          1            12/20/02         23
    0435289327                           03           02/01/03          0
    001499                               O            01/01/33
    0


    8372695          Q64/G01             F          170,350.00         ZZ
                                         360        170,249.42          1
                                       8.625          1,324.97        103
                                       8.375          1,324.97
    CHARLESTON       SC   29414          2            01/08/03         23
    0435274345                           03           03/01/03          0
    0105548606                           O            02/01/33
    0


    8372731          624/G01             F          131,220.00         ZZ
                                         360        131,146.43          1
                                       8.875          1,044.05        103
                                       8.625          1,044.05
    STOCKTON         CA   95219          1            01/08/03         23
    0435265566                           09           03/01/03          0
    1000021101                           O            02/01/33
    0


    8372741          P57/G01             F           80,000.00         ZZ
                                         180         79,796.92          1
                                       8.250            601.02        100
                                       8.000            601.02
    AUBURN           IN   46706          1            01/14/03         23
    0435251749                           05           02/14/03          0
1


    02100451                             O            01/14/18
    0


    8372743          U05/G01             F          125,500.00         T
                                         360        125,235.26          1
                                       8.125            931.83        100
                                       7.875            931.83
    ANDERSON         CA   96007          1            12/20/02         23
    0435245741                           05           02/01/03          0
    3297398                              O            01/01/33
    0


    8372773          253/G01             F          267,140.00         ZZ
                                         360        266,771.09          1
                                       7.875          1,936.96         95
                                       7.625          1,936.96
    SOUTH JORDAN     UT   84095          1            12/06/02         23
    0435290218                           05           02/01/03          0
    447252                               O            01/01/33
    0


    8372985          X67/G01             F          139,900.00         ZZ
                                         360        139,720.97          1
                                       8.250          1,051.02        100
                                       8.000          1,051.02
    BLOOMINGTON ARE  CA   92316          1            12/13/02         23
    0435283593                           05           02/01/03          0
    00281687                             O            01/01/33
    0


    8373027          X67/G01             F          107,535.00         ZZ
                                         360        107,382.73          1
                                       7.750            770.39        107
                                       7.500            770.39
    SAN BERNARDINO   CA   92410          2            12/18/02         23
    0435282223                           03           02/01/03          0
    00280137                             O            01/01/33
    0


    8373069          W02/G01             F          119,305.00         ZZ
                                         360        119,143.80          1
                                       7.983            874.01        107
                                       7.733            874.01
    INDEPENDENCE     KY   41051          5            12/20/02         23
    0435307020                           05           02/01/03          0
    1001812452                           O            01/01/33
    0


1


    8373211          624/G01             F          188,000.00         ZZ
                                         360        187,867.31          1
                                       7.750          1,346.86        105
                                       7.500          1,346.86
    SPANAWAY         WA   98387          2            01/08/03         23
    0435272844                           03           03/01/03          0
    1000019106                           O            02/01/33
    0


    8373333          K15/G01             F          154,400.00         ZZ
                                         360        154,313.44          1
                                       8.875          1,228.48        103
                                       8.625          1,228.48
    CHESTERFIELD TO  MI   48047          1            01/09/03         23
    0435263827                           05           03/01/03          0
    035605507699                         O            02/01/33
    0


    8373417          624/G01             F           63,860.00         ZZ
                                         360         63,813.78          1
                                       7.625            452.00        103
                                       7.375            452.00
    FRESNO           CA   93702          1            01/09/03         23
    0435274014                           05           03/01/03          0
    1000019549                           O            02/01/33
    0


    8373455          K15/G01             F           94,500.00         ZZ
                                         360         94,445.63          1
                                       8.750            743.43         99
                                       8.500            743.43
    FAYETTEVILLE     NC   28303          5            01/10/03         23
    0435241492                           05           03/01/03          0
    017105508628                         O            02/01/33
    0


    8373509          K15/G01             F          113,000.00         ZZ
                                         360        112,958.59          1
                                      10.875          1,065.47        102
                                      10.375          1,065.47
    KISSIMMEE        FL   34758          5            01/10/03         23
    0435263645                           05           03/01/03          0
    009405504991                         O            02/01/33
    0


    8373537          M45/G01             F          122,000.00         ZZ
                                         360        121,839.84          1
                                       8.125            905.85        100
                                       7.875            905.85
1


    NEW ORLEANS      LA   70131          1            12/17/02         23
    0435302682                           05           02/01/03          0
    A0409721                             O            01/01/33
    0


    8374111          W02/G01             F           81,370.00         ZZ
                                         360         81,265.86          1
                                       8.250            611.31        103
                                       8.000            611.31
    MILTON           FL   32583          5            12/23/02         23
    0435306121                           05           02/01/03          0
    1001790103                           O            01/01/33
    0


    8374165          W02/G01             F          146,260.00         ZZ
                                         360        146,082.71          1
                                       8.515          1,126.17        103
                                       8.265          1,126.17
    ST CLOUD         FL   34769          5            12/24/02         23
    0435292016                           05           02/01/03          0
    1001878321                           O            01/01/33
    0


    8374393          Q78/G01             F          141,600.00         ZZ
                                         360        141,504.98          1
                                       8.000          1,039.02        107
                                       7.750          1,039.02
    BLOOMINGTON      IN   47408          2            01/14/03         23
    0435295332                           05           03/01/03          0
    721284                               O            02/01/33
    0


    8374815          K15/G01             F           99,900.00         ZZ
                                         360         99,846.84          1
                                       9.125            812.82        103
                                       8.875            812.82
    RICHMOND         IN   47374          5            01/14/03         23
    0435263744                           05           03/01/03          0
    033705505722                         O            02/01/33
    0


    8374821          W02/G01             F          121,540.00         ZZ
                                         360        121,404.98          1
                                       8.938            972.53        103
                                       8.688            972.53
    WEST CHESTER     PA   19380          5            12/20/02         23
    0435328463                           01           02/01/03          0
    1001681609                           O            01/01/33
    0
1




    8374837          532/G01             F           67,400.00         ZZ
                                         360         67,349.98          1
                                       7.500            471.27        107
                                       7.250            471.27
    SCOTTSBORO       AL   35768          1            12/31/02         23
    0435283668                           05           03/01/03          0
    PF03090                              O            02/01/33
    0


    8374893          K15/G01             F          189,900.00         ZZ
                                         360        189,372.07          1
                                       7.875          1,376.91        100
                                       7.625          1,376.91
    ARLETA           CA   91331          1            10/23/02         23
    0435283759                           05           12/01/02          0
    044500110763                         O            11/01/32
    0


    8374939          B39/G01             F          235,000.00         ZZ
                                         360        234,838.28          1
                                       7.875          1,703.91        100
                                       7.625          1,703.91
    NEW BRIGHTON     MN   55112          1            01/20/03         23
    0435268297                           05           03/01/03          0
    20030211F                            O            02/01/33
    0


    8374945          U85/G01             F           68,310.00         ZZ
                                         180         68,231.10          1
                                       8.750            537.40         99
                                       8.500            537.40
    ROTHSCHILD       WI   54474          1            12/13/02         23
    0435274568                           05           02/01/03          0
    PRINS                                O            01/01/18
    0


    8374981          W02/G01             F          231,750.00         ZZ
                                         360        231,521.12          1
                                       9.500          1,948.68        103
                                       9.250          1,948.68
    KINGSPORT        TN   37664          5            12/23/02         23
    0435307301                           05           02/01/03          0
    1001816256                           O            01/01/33
    0


    8375053          W02/G01             F          119,840.00         ZZ
                                         360        119,647.77          1
1


                                       7.125            807.38        107
                                       6.875            807.38
    KNOXVILLE        TN   37931          5            12/04/02         23
    0435306527                           05           02/01/03          0
    1001809821                           O            01/01/33
    0


    8375063          M45/G01             F          109,650.00         ZZ
                                         360        109,523.36          1
                                       8.750            862.62        103
                                       8.500            862.62
    SACRAMENTO       CA   95834          1            12/20/02         23
    0435272034                           01           02/01/03          0
    A0405863                             O            01/01/33
    0


    8375079          W02/G01             F          190,550.00         ZZ
                                         360        190,289.76          1
                                       7.930          1,388.91        103
                                       7.680          1,388.91
    TAMARAC          FL   33321          5            12/23/02         23
    0435293295                           05           02/01/03          0
    1001878667                           O            01/01/33
    0


    8375099          W02/G01             F          340,157.50         ZZ
                                         360        339,951.00          1
                                       8.490          2,613.11        103
                                       8.240          2,613.11
    FREDERICKSBURG   VA   22047          5            01/02/03         23
    0435306576                           05           03/01/03          0
    1001797852                           O            02/01/33
    0


    8375127          W02/G01             F           80,250.00         ZZ
                                         180         79,720.56          2
                                       7.650            750.79        107
                                       7.400            750.79
    NANTICOKE        PA   18634          5            12/23/02         23
    0435291737                           05           02/01/03          0
    1001820843                           O            01/01/18
    0


    8375197          W02/G01             F          109,180.00         ZZ
                                         360        109,029.21          1
                                       7.875            791.64        103
                                       7.625            791.64
    BRUNSWICK        OH   44212          5            12/17/02         23
    0435306683                           01           02/01/03          0
1


    1001793280                           O            01/01/33
    0


    8375199          U35/G01             F          219,350.00         ZZ
                                         360        219,213.66          1
                                       8.375          1,667.22        107
                                       8.125          1,667.22
    APPLETON         WI   54915          5            01/17/03         23
    0435286638                           05           03/01/03          0
    10605004                             O            02/01/33
    0


    8375227          W02/G01             F           66,950.00         ZZ
                                         360         66,888.97          1
                                       9.880            581.61        103
                                       9.380            581.61
    DUNNELLON        FL   34431          5            12/23/02         23
    0435343827                           05           02/01/03          0
    1001883461                           O            01/01/33
    0


    8375241          X21/G01             F           72,707.00         ZZ
                                         360         72,601.41          1
                                       7.625            514.62        100
                                       7.375            514.62
    GERMANTOWN       MD   20874          1            12/31/02         23
    0435429394                           01           02/01/03          0
    705987                               O            01/01/33
    0


    8375275          W39/G01             F           92,000.00         ZZ
                                         360         91,938.27          1
                                       8.000            675.06        100
                                       7.750            675.06
    BATON ROUGE      LA   70814          1            01/14/03         23
    0435260393                           05           03/01/03          0
    LA025101                             O            02/01/33
    0


    8375279          W02/G01             F          101,115.00         ZZ
                                         360        100,964.43          1
                                       7.500            707.02        101
                                       7.250            707.02
    FT MYERS         FL   33901          1            12/31/02         23
    0435291687                           05           02/01/03          0
    1001862554                           O            01/01/33
    0


1


    8375371          W02/G01             F          157,984.00         ZZ
                                         360        157,768.59          1
                                       7.938          1,152.41        100
                                       7.688          1,152.41
    MIRAMAR          FL   33023          5            12/19/02         23
    0435329883                           05           02/01/03          0
    1001840370                           O            01/01/33
    0


    8375379          W02/G01             F           94,160.00         ZZ
                                         180         93,597.19          1
                                       7.656            881.25        107
                                       7.406            881.25
    MEMPHIS          TN   38135          5            12/18/02         23
    0435306824                           07           02/01/03          0
    1011814656                           O            01/01/18
    0


    8375383          F89/G01             F          146,000.00         ZZ
                                         360        145,891.65          1
                                       7.500          1,020.85        100
                                       7.250          1,020.85
    RIALTO           CA   92376          1            01/13/03         23
    0435284765                           05           03/01/03          0
    11126959                             O            02/01/33
    0


    8375451          W02/G01             F          134,820.00         ZZ
                                         360        134,621.65          1
                                       7.560            948.23        107
                                       7.310            948.23
    HARWICK          PA   15049          5            12/26/02         23
    0435306741                           04           02/01/03          0
    1001815539                           O            01/01/33
    0


    8375545          S53/G01             F          131,000.00         ZZ
                                         180        130,920.48          1
                                       8.490          1,006.35        100
                                       8.240          1,006.35
    SAINT PAUL       MN   55107          1            01/13/03         23
    0435286737                           05           03/01/03          0
    9843311                              O            02/01/18
    0


    8375657          X82/G01             F          114,700.00         ZZ
                                         360        114,621.07          1
                                       7.875            831.65        105
                                       7.625            831.65
1


    MIDDLETOWN       PA   17057          2            01/03/03         23
    0435361894                           05           03/01/03          0
    846379                               O            02/01/33
    0


    8375817          J95/G01             F          151,200.00         ZZ
                                         360        151,090.56          1
                                       7.625          1,070.19        105
                                       7.375          1,070.19
    BEAUFORT         SC   29902          1            01/10/03         23
    0435249859                           05           03/01/03          0
    0040939167                           O            02/01/33
    0


    8375861          737/G01             F          142,500.00         ZZ
                                         360        142,399.42          1
                                       7.750          1,020.89        100
                                       7.500          1,020.89
    KINGMAN          AZ   86401          1            01/13/03         23
    0435273115                           05           03/01/03          0
    2104712                              O            02/01/33
    0


    8375863          737/G01             F          216,950.00         ZZ
                                         360        216,792.98          1
                                       7.625          1,535.56         95
                                       7.375          1,535.56
    MESA             AZ   85203          1            01/07/03         23
    0435277884                           05           03/01/03          0
    2103173                              N            02/01/33
    0


    8375931          737/G01             F          146,000.00         ZZ
                                         360        145,891.65          1
                                       7.500          1,020.85        104
                                       7.250          1,020.85
    MIDDLEBURG       FL   32068          1            01/14/03         23
    0435426135                           03           03/01/03          0
    2104340                              O            02/01/33
    0


    8376109          F34/G01             F          155,600.00         ZZ
                                         180        154,241.99          1
                                       8.000          1,487.00         98
                                       7.750          1,487.00
    SANDWICH         IL   60548          5            11/20/02         23
    0435400189                           03           01/01/03          0
    M9TA153300                           O            12/01/17
    0
1




    8376239          F34/G01             F          112,350.00         ZZ
                                         360        112,213.38          1
                                       8.500            863.88        107
                                       8.250            863.88
    OLATHE           KS   66061          2            12/10/02         23
    0435285119                           09           02/01/03          0
    M9QM175481                           O            01/01/33
    0


    8376245          W78/G01             F          115,900.00         ZZ
                                         360        115,671.03          1
                                       8.125            860.55        100
                                       7.875            860.55
    FRESNO           TX   77545          1            11/27/02         23
    0435282165                           03           01/01/03          0
    40719342                             O            12/01/32
    0


    8377035          A11/G01             F          149,350.00         ZZ
                                         360        149,133.12          1
                                       7.625          1,057.09        100
                                       7.375          1,057.09
    BROOKLYN         MI   49230          1            01/14/03         23
    0435296355                           05           02/14/03          0
    7200696052W                          O            01/14/33
    0


    8377137          A11/G01             F          186,000.00         ZZ
                                         360        185,719.59          1
                                       7.438          1,292.66        102
                                       7.188          1,292.66
    BRIGHTON TOWNSH  MI   48114          1            01/14/03         23
    0435282728                           05           02/14/03          0
    7212663572                           O            01/14/33
    0


    8377215          F34/G01             F          180,250.00         ZZ
                                         360        180,067.23          1
                                       9.375          1,499.23        103
                                       9.125          1,499.23
    WHITE LAKE       MI   48386          5            12/11/02         23
    0435294806                           05           02/01/03          0
    E5PV129735E                          O            01/01/33
    0


    8377221          F34/G01             F          247,000.00         ZZ
                                         360        246,762.39          1
1


                                       9.625          2,099.48         95
                                       9.375          2,099.48
    MOBILE           AL   36695          5            12/14/02         23
    0435419650                           03           02/01/03          0
    M9SA140463                           O            01/01/33
    0


    8377397          E22/G01             F          164,800.00         ZZ
                                         360        164,689.43          1
                                       8.000          1,209.24        103
                                       7.500          1,209.24
    REDMOND          OR   97756          5            01/13/03         23
    0415590173                           05           03/01/03          0
    0415590173                           O            02/01/33
    0


    8377399          E22/G01             F          173,040.00         ZZ
                                         360        172,935.17          1
                                       8.500          1,330.53        103
                                       8.250          1,330.53
    OWINGS MILLS     MD   21117          5            01/14/03         23
    0415592799                           01           03/01/03          0
    0415592799                           O            02/01/33
    0


    8377501          E22/G01             F           85,600.00         ZZ
                                         360         85,541.09          1
                                       7.875            620.66        107
                                       7.375            620.66
    LINCOLN          NE   68504          5            01/14/03         23
    0415769041                           05           03/01/03          0
    0415769041                           O            02/01/33
    0


    8377527          E22/G01             F           94,050.00         ZZ
                                         360         93,998.63          1
                                       9.000            756.75         99
                                       8.500            756.75
    LEXINGTON        SC   29072          5            01/14/03         23
    0415795772                           05           03/01/03          0
    0415795772                           O            02/01/33
    0


    8377575          E22/G01             F           87,740.00         ZZ
                                         360         87,678.07          1
                                       7.750            628.58        107
                                       7.250            628.58
    COLUMBUS         NE   68601          5            01/15/03         23
    0415667286                           05           03/01/03          0
1


    0415667286                           O            02/01/33
    0


    8377615          E22/G01             F          161,710.00         ZZ
                                         360        161,616.97          1
                                       8.750          1,272.17        103
                                       8.250          1,272.17
    BOCA RATON       FL   33496          2            01/14/03         23
    0415680123                           09           03/01/03          0
    0415680123                           O            02/01/33
    0


    8377617          E22/G01             F           56,650.00         ZZ
                                         360         56,628.09          1
                                      10.625            523.50        103
                                      10.125            523.50
    CORINTH          MS   38834          1            01/20/03         23
    0415685544                           05           03/01/03          0
    0415685544                           O            02/01/33
    0


    8377719          E22/G01             F          164,675.00         ZZ
                                         360        164,580.26          1
                                       8.750          1,295.50        103
                                       8.500          1,295.50
    NORTH POLE       AK   99705          1            01/13/03         23
    0415871920                           05           03/01/03          0
    0415871920                           O            02/01/33
    0


    8377819          U05/G01             F          226,200.00         ZZ
                                         360        226,048.22          1
                                       8.000          1,659.78        102
                                       7.750          1,659.78
    COCONUT CREEK    FL   33063          5            01/13/03         23
    0435279419                           05           03/01/03          0
    3295140                              O            02/01/33
    0


    8377867          U05/G01             F          130,000.00         ZZ
                                         360        129,910.54          1
                                       7.875            942.59        100
                                       7.625            942.59
    EUGENE           OR   97402          1            01/15/03         23
    0435280417                           05           03/01/03          0
    3295762                              O            02/01/33
    0


1


    8377895          U05/G01             F          126,650.00         ZZ
                                         360        126,579.00          1
                                       8.875          1,007.68        103
                                       8.625          1,007.68
    CANTONMENT       FL   32533          5            01/13/03         23
    0435282264                           05           03/01/03          0
    3293380                              O            02/01/33
    0


    8377943          A11/G01             F          109,725.00         ZZ
                                         360        109,565.66          1
                                       7.625            776.63         95
                                       7.375            776.63
    HARRISON TOWNSH  MI   48045          1            01/17/03         23
    0435299011                           05           02/17/03          0
    1690763577                           N            01/17/33
    0


    8377951          N67/G01             F          120,800.00         ZZ
                                         360        120,718.94          1
                                       8.000            886.39        106
                                       7.750            886.39
    APOPKA           FL   32712          5            01/06/03         23
    0435272307                           05           03/01/03          0
    3252004044                           O            02/01/33
    0


    8377971          A11/G01             F          119,700.00         ZZ
                                         360        119,526.17          1
                                       7.625            847.23         95
                                       7.375            847.23
    WAYNE            MI   48184          1            01/16/03         23
    0435409115                           05           02/16/03          0
    4671066707                           N            01/16/33
    0


    8377977          737/G01             F          259,900.00         ZZ
                                         360        259,725.62          2
                                       8.000          1,907.05        100
                                       7.750          1,907.05
    LONG BEACH       CA   90805          1            01/09/03         23
    0435259676                           05           03/01/03          0
    1844646                              O            02/01/33
    0


    8378057          X67/G01             F          199,000.00         ZZ
                                         360        198,718.19          1
                                       7.750          1,425.66        107
                                       7.500          1,425.66
1


    TUSTIN           CA   92780          1            12/12/02         23
    0435283387                           01           02/01/03          0
    00281761                             O            01/01/33
    0


    8378119          U85/G01             F           92,000.00         ZZ
                                         360         91,913.81          1
                                       9.750            790.42        100
                                       9.500            790.42
    SHAWANO          WI   54166          1            12/16/02         23
    0435284724                           05           02/01/03          0
    100127                               O            01/01/33
    0


    8378141          642/G01             F          142,200.00         ZZ
                                         360        142,091.80          1
                                       7.375            982.14        106
                                       7.125            982.14
    COLORADO SPRING  CO   80910          2            01/13/03         23
    0435281134                           05           03/01/03          0
    12217602                             O            02/01/33
    0


    8378159          N67/G01             F          285,000.00         ZZ
                                         360        284,760.43          1
                                       7.750          2,041.77        100
                                       7.500          2,041.77
    LOS ANGELES      CA   90063          1            01/03/03         23
    0435272794                           05           03/01/03          0
    1781004188                           O            02/01/33
    0


    8378165          642/G01             F          345,779.00         ZZ
                                         360        345,558.51          1
                                       8.250          2,597.72        104
                                       8.000          2,597.72
    NORTHRIDGE       CA   91324          1            01/15/03         23
    0435280839                           05           03/01/03          0
    12136902                             O            02/01/33
    0


    8378181          E86/G01             F           57,000.00         ZZ
                                         180         56,966.35          1
                                       8.625            443.34         95
                                       8.375            443.34
    CHICAGO          IL   60641          1            01/10/03         23
    0435262902                           05           03/01/03          0
    0000238147                           N            02/01/18
    0
1




    8378451          X91/G01             F          294,550.00         ZZ
                                         360        294,302.55          1
                                       6.875          1,934.98        103
                                       6.625          1,934.98
    PEARL CITY       HI   96782          1            01/16/03         23
    0435343355                           05           03/01/03          0
    803528                               O            02/01/33
    0


    8378473          003/G01             F           44,500.00         ZZ
                                         360         44,435.38          1
                                       7.625            314.97        106
                                       7.375            314.97
    PLANTATION       FL   33314          1            12/09/02         23
    0435395983                           01           02/01/03          0
    0021893102                           O            01/01/33
    0


    8378477          Y19/G01             F          269,000.00         ZZ
                                         360        268,790.16          1
                                       7.250          1,835.05        107
                                       7.000          1,835.05
    UNIONVILLE       VA   22567          1            01/10/03         23
    0435286349                           05           03/01/03          0
    102110                               O            02/01/33
    0


    8378489          M24/G01             F          104,000.00         ZZ
                                         360        103,941.70          1
                                       8.875            827.47         99
                                       8.625            827.47
    TUSCON           AZ   85746          5            01/03/03         23
    0435284773                           05           03/01/03          0
    269107063                            O            02/01/33
    0


    8378491          M24/G01             F          198,000.00         ZZ
                                         360        197,860.25          1
                                       7.750          1,418.50        100
                                       7.500          1,418.50
    GREENBELT        MD   20770          1            01/16/03         23
    0435284815                           09           03/01/03          0
    253106979                            O            02/01/33
    0


    8378495          W35/G01             F          163,000.00         ZZ
                                         360        162,887.25          1
1


                                       7.850          1,179.04        106
                                       7.600          1,179.04
    HUNTERTOWN       IN   46748          2            01/17/03         23
    0435284237                           05           03/01/03          0
    16837                                O            02/01/33
    0


    8378613          737/G01             F          300,000.00         ZZ
                                         360        299,831.82          1
                                       8.875          2,386.93        103
                                       8.625          2,386.93
    COLUMBIA         MD   21045          1            01/10/03         23
    0435286570                           05           03/01/03          0
    2100499                              O            02/01/33
    0


    8378621          685/G01             F          213,000.00         ZZ
                                         360        212,845.84          1
                                       7.625          1,507.60        107
                                       7.375          1,507.60
    LONG BEACH       CA   90805          2            01/10/03         23
    0435284732                           05           03/01/03          0
    132894                               O            02/01/33
    0


    8378641          737/G01             F          283,100.00         ZZ
                                         360        282,937.12          1
                                       8.750          2,227.15        103
                                       8.500          2,227.15
    ELK GROVE        CA   95758          1            01/08/03         23
    0435408174                           05           03/01/03          0
    2101703                              O            02/01/33
    0


    8378655          K15/G01             F           78,000.00         ZZ
                                         360         77,900.18          1
                                       8.250            585.99        100
                                       8.000            585.99
    ELLENDALE        DE   19941          1            12/18/02         23
    0435256797                           05           02/01/03          0
    052000112715                         O            01/01/33
    0


    8378661          W39/G01             F          223,350.00         ZZ
                                         360        223,263.61          1
                                      10.625          2,063.97         96
                                      10.125          2,063.97
    BRADENTON        FL   34212          1            01/21/03         23
    0435291851                           03           03/01/03          0
1


    LA024472                             O            02/01/33
    0


    8378955          964/G01             F          194,750.00         ZZ
                                         360        194,612.55          1
                                       7.750          1,395.21         95
                                       7.500          1,395.21
    VENTURA          CA   93003          1            01/06/03         23
    0435271929                           01           03/01/03          0
    283297                               O            02/01/33
    0


    8379063          964/G01             F          161,950.00         ZZ
                                         360        161,832.79          1
                                       7.625          1,146.27        100
                                       7.375          1,146.27
    BRAWLEY          CA   92227          1            01/15/03         23
    0435262886                           05           03/01/03          0
    235103                               O            02/01/33
    0


    8379221          003/G01             F          117,300.00         ZZ
                                         360        117,153.67          1
                                       8.375            891.57         95
                                       8.125            891.57
    HOSCHTON         GA   30548          1            12/11/02         23
    0435395496                           05           02/01/03          0
    0021893797                           N            01/01/33
    0


    8379443          G75/G01             F          192,600.00         ZZ
                                         360        192,099.72          1
                                       6.750          1,249.20        107
                                       6.500          1,249.20
    PHILADELPHIA     PA   19127          1            11/29/02         23
    0435288329                           07           01/01/03          0
    04869458                             O            12/01/32
    0


    8379445          R84/G01             F          212,900.00         ZZ
                                         360        212,590.84          1
                                       7.625          1,506.89        107
                                       7.375          1,506.89
    VANCOUVER        WA   98683          5            12/10/02         23
    0435286224                           05           02/01/03          0
    900252                               O            01/01/33
    0


1


    8379533          T15/G01             F          185,000.00         ZZ
                                         360        184,605.50          1
                                       7.290          1,267.05        106
                                       7.040          1,267.05
    MUSKEGON         MI   49445          2            12/16/02         23
    0435282124                           05           02/01/03          0
    1                                    O            01/01/33
    0


    8379931          Q14/G01             F          113,300.00         ZZ
                                         360        113,238.11          1
                                       9.000            911.64        103
                                       8.750            911.64
    OMAHA            NE   68127          1            01/16/03         23
    0435262530                           05           03/01/03          0
    0000310979                           O            02/01/33
    0


    8380253          003/G01             F          122,450.00         ZZ
                                         360        122,301.10          1
                                       8.500            941.54         95
                                       8.250            941.54
    ATLANTA          GA   30318          1            12/31/02         23
    0435315205                           05           02/01/03          0
    0021921515                           N            01/01/33
    0


    8380319          U05/G01             F          184,950.00         ZZ
                                         360        184,694.59          1
                                       7.875          1,341.02        103
                                       7.625          1,341.02
    MIRAMAR          FL   33027          1            12/20/02         23
    0435280342                           09           02/01/03          0
    3290003                              O            01/01/33
    0


    8380339          E22/G01             F          119,500.00         ZZ
                                         360        119,413.51          1
                                       7.625            845.81        105
                                       7.375            845.81
    ELYRIA           OH   44035          1            01/22/03         23
    0415744168                           05           03/01/03          0
    0415744168                           O            02/01/33
    0


    8380347          E22/G01             F           38,000.00         ZZ
                                         360         37,972.50          2
                                       7.625            268.96         95
                                       7.375            268.96
1


    TARRANT          AL   35214          1            01/22/03         23
    0415762574                           05           03/01/03          0
    0415762574                           N            02/01/33
    0


    8380349          E22/G01             F          264,290.00         ZZ
                                         360        264,103.46          1
                                       7.750          1,893.41        107
                                       7.250          1,893.41
    OREGON CITY      OR   97045          2            01/03/03         23
    0415766369                           05           03/01/03          0
    0415766369                           O            02/01/33
    0


    8380373          E22/G01             F          225,000.00         ZZ
                                         360        224,841.19          1
                                       7.750          1,611.93        100
                                       7.500          1,611.93
    BELLFLOWER       CA   90706          1            12/30/02         23
    0415796671                           05           03/01/03          0
    0415796671                           O            02/01/33
    0


    8380411          E22/G01             F          195,700.00         ZZ
                                         360        195,608.69          2
                                       9.750          1,681.37        103
                                       9.250          1,681.37
    NORTH POLE       AK   99705          1            01/10/03         23
    0415729862                           05           03/01/03          0
    0415729862                           O            02/01/33
    0


    8380413          E22/G01             F          379,000.00         ZZ
                                         360        378,776.24          1
                                       8.625          2,947.82        103
                                       8.375          2,947.82
    LIVERMORE        CA   94550          1            01/13/03         23
    0415730506                           05           03/01/03          0
    0415730506                           O            02/01/33
    0


    8380415          E22/G01             F          130,000.00         ZZ
                                         360        129,919.20          1
                                       8.375            988.09        100
                                       8.125            988.09
    JULIAN           CA   92036          1            01/13/03         23
    0415732734                           05           03/01/03          0
    0415732734                           O            02/01/33
    0
1




    8380431          E22/G01             F           81,370.00         ZZ
                                         360         81,325.56          1
                                       9.000            654.72        103
                                       8.500            654.72
    SOUTH BEND       IN   46616          1            01/22/03         23
    0415864461                           05           03/01/03          0
    0415864461                           O            02/01/33
    0


    8380525          E22/G01             F          278,100.00         ZZ
                                         360        277,935.81          1
                                       8.625          2,163.03        103
                                       8.125          2,163.03
    RICHMOND         CA   94801          1            01/09/03         23
    0415809672                           05           03/01/03          0
    0415809672                           O            02/01/33
    0


    8380555          E22/G01             F          300,000.00         ZZ
                                         360        299,793.54          1
                                       7.875          2,175.21        103
                                       7.625          2,175.21
    HUDSON           MA   01749          1            01/22/03         23
    0415851559                           05           03/01/03          0
    0415851559                           O            02/01/33
    0


    8380557          W02/G01             F          139,000.00         ZZ
                                         360        138,812.83          1
                                       8.000          1,019.94        103
                                       7.750          1,019.94
    PORTAGE          IN   46368          5            12/23/02         23
    0435336946                           05           02/01/03          0
    1001835644                           O            01/01/33
    0


    8380561          U05/G01             F           82,400.00         ZZ
                                         360         82,280.34          1
                                       7.625            583.22        103
                                       7.375            583.22
    GOLD HILL        OR   97525          1            12/31/02         23
    0435282090                           05           02/01/03          0
    3286889                              O            01/01/33
    0


    8380563          K15/G01             F          198,000.00         ZZ
                                         360        197,853.06          1
1


                                       7.500          1,384.44         90
                                       7.250          1,384.44
    TOWN OF DEER PA  NY   12729          5            01/04/03         23
    0435299532                           05           03/01/03          0
    023605508492                         O            02/01/33
    0


    8380613          K15/G01             F           76,900.00         ZZ
                                         360         76,848.41          1
                                       8.000            564.26        100
                                       7.750            564.26
    HICKORY          NC   28602          5            01/13/03         23
    0435282330                           05           03/01/03          0
    017405508971                         O            02/01/33
    0


    8380615          X67/G01             F          133,450.00         ZZ
                                         360        133,345.90          1
                                       7.250            910.36         99
                                       7.000            910.36
    GLENDALE         AZ   85306          2            01/10/03         23
    0435297585                           05           03/01/03          0
    00281608                             O            02/01/33
    0


    8380645          K15/G01             F           80,300.00         ZZ
                                         360         80,250.09          1
                                       8.375            610.34        103
                                       8.125            610.34
    MIDDLETON        MI   48856          5            01/08/03         23
    0435282298                           05           03/01/03          0
    036305307189                         O            02/01/33
    0


    8380737          F34/G01             F          113,300.00         ZZ
                                         360        113,234.81          1
                                       8.750            891.34        107
                                       8.500            891.34
    WEAVERVILLE      NC   28787          5            01/08/03         23
    0435284831                           05           03/01/03          0
    Q9WP129663                           O            02/01/33
    0


    8380779          J95/G01             F          132,200.00         ZZ
                                         360        132,008.01          1
                                       7.625            935.71        104
                                       7.375            935.71
    SPOKANE          WA   99223          1            12/23/02         23
    0435271572                           05           02/01/03          0
1


    0040895898                           O            01/01/33
    0


    8380783          808/G01             F          331,000.00         ZZ
                                         360        330,772.21          1
                                       7.875          2,399.98        107
                                       7.625          2,399.98
    RIPON            CA   95366          1            01/06/03         23
    0435288626                           05           03/01/03          0
    9429420                              O            02/01/33
    0


    8380909          U96/G01             F          174,550.00         ZZ
                                         360        174,464.14          1
                                       9.500          1,467.71        103
                                       9.250          1,467.71
    WAIPAHU          HI   96797          1            01/21/03         23
    0435286398                           01           03/01/03          0
    30100288                             O            02/01/33
    0


    8380931          X21/G01             F          199,000.00         ZZ
                                         360        198,688.56          1
                                       7.250          1,357.54        100
                                       7.000          1,357.54
    WASHINGTON       DC   20020          1            12/30/02         23
    0435277983                           05           02/01/03          0
    706207                               O            01/01/33
    0


    8380933          W02/G01             F          125,190.00         ZZ
                                         360        124,994.09          1
                                       7.250            854.02        107
                                       7.000            854.02
    VIRGINIA BEACH   VA   23456          5            12/26/02         23
    0435336995                           05           02/01/03          0
    1001801207                           O            01/01/33
    0


    8380937          X21/G01             F          105,000.00         ZZ
                                         360        104,912.14          1
                                       8.125            779.63        105
                                       7.875            779.63
    BALTIMORE        MD   21227          1            01/09/03         23
    0435278056                           07           03/01/03          0
    705910                               O            02/01/33
    0


1


    8381015          N11/G01             F           82,500.00         ZZ
                                         360         82,459.43          1
                                       9.500            693.70        100
                                       9.250            693.70
    NEW MARKET       AL   35761          1            01/15/03         23
    0435289657                           05           03/01/03          0
    1                                    O            02/01/33
    0


    8381159          W39/G01             F          109,333.00         ZZ
                                         360        109,274.82          1
                                       9.125            889.57        103
                                       8.875            889.57
    BROWNSVILLE      TX   78526          1            01/17/03         23
    0435319884                           05           03/01/03          0
    PND20699                             O            02/01/33
    0


    8381377          W02/G01             F          138,020.00         ZZ
                                         360        137,926.06          1
                                       7.930          1,006.02        103
                                       7.680          1,006.02
    MELBOURNE        FL   32901          5            01/02/03         23
    0435313002                           05           03/01/03          0
    1001869495                           O            02/01/33
    0


    8381403          U85/G01             F           68,495.00         ZZ
                                         180         68,461.94          1
                                       9.590            580.45        103
                                       9.340            580.45
    PORTAGE          WI   53901          1            01/15/03         23
    0435283940                           05           03/01/03          0
    1                                    O            02/01/18
    0


    8381481          964/G01             F          298,000.00         ZZ
                                         360        297,832.94          1
                                       8.875          2,371.02        100
                                       8.625          2,371.02
    MEADOW VISTA     CA   95722          1            01/06/03         23
    0435272836                           05           03/01/03          0
    311666                               O            02/01/33
    0


    8381483          W42/G01             F          239,900.00         ZZ
                                         180        239,600.72          1
                                       8.375          1,823.42        100
                                       8.125          1,823.42
1


    CHICAGO          IL   60634          1            01/10/03         23
    0435335187                           05           02/10/03          0
    35480060                             O            01/10/18
    0


    8381579          964/G01             F          188,400.00         ZZ
                                         360        188,285.87          1
                                       8.500          1,448.63        103
                                       8.250          1,448.63
    RENO             NV   89523          1            01/15/03         23
    0435275011                           05           03/01/03          0
    330519                               O            02/01/33
    0


    8381585          P29/G01             F          156,420.00         ZZ
                                         180        156,303.92          1
                                       7.500          1,093.71         99
                                       7.250          1,093.71
    WAUKEE           IA   50263          1            01/22/03         23
    0435304886                           05           03/01/03          0
    10646447                             O            02/01/18
    0


    8381699          964/G01             F          149,000.00         ZZ
                                         360        148,889.42          1
                                       7.500          1,041.83        100
                                       7.250          1,041.83
    BANKS            OR   97106          1            01/10/03         23
    0435292305                           05           03/01/03          0
    275778                               O            02/01/33
    0


    8381705          X83/G01             F           72,000.00         ZZ
                                         360         71,900.57          1
                                       7.875            522.05        106
                                       7.625            522.05
    FLINT            MI   48506          1            01/20/03         23
    0435335377                           05           02/20/03          0
    8400568                              O            01/20/33
    0


    8381711          964/G01             F           94,850.00         ZZ
                                         360         94,781.35          1
                                       7.625            671.34        100
                                       7.375            671.34
    MESAE            AZ   85205          1            01/14/03         23
    0435274659                           01           03/01/03          0
    325543                               O            02/01/33
    0
1




    8381733          N67/G01             F          167,650.00         ZZ
                                         360        167,545.80          1
                                       8.375          1,274.26         99
                                       8.125          1,274.26
    GILBERT          AZ   85234          1            01/15/03         23
    0435287495                           05           03/01/03          0
    1781004777                           O            02/01/33
    0


    8381757          U35/G01             F           39,000.00         ZZ
                                         360         38,980.82          1
                                       9.500            327.93        100
                                       9.250            327.93
    ROCK ISLAND      IL   61201          5            01/21/03         23
    0435289475                           05           03/01/03          0
    0007644255                           O            02/01/33
    0


    8381853          N46/G01             F           81,500.00         ZZ
                                         360         81,454.31          1
                                       8.875            648.45        102
                                       8.625            648.45
    OAKBORO          NC   28129          1            01/21/03         23
    0435283379                           05           03/01/03          0
    BARB6C246                            O            02/01/33
    0


    8381883          Q14/G01             F          169,400.00         ZZ
                                         360        169,332.68          1
                                      10.500          1,549.57        103
                                      10.250          1,549.57
    OLATHE           KS   66062          5            01/14/03         23
    0435264445                           05           03/01/03          0
    0000210909                           O            02/01/33
    0


    8382011          Q01/G01             F          207,500.00         ZZ
                                         360        207,374.29          1
                                       8.500          1,595.50        107
                                       8.250          1,595.50
    ST CHARLES       IL   60174          2            01/16/03         23
    0435321344                           05           03/01/03          0
    119996                               O            02/01/33
    0


    8382781          E22/G01             F           73,000.00         ZZ
                                         360         72,965.03          1
1


                                       9.625            620.49        100
                                       9.125            620.49
    ROCKAWAY BEACH   MO   65740          1            01/22/03         23
    0415805258                           05           03/01/03          0
    0415805258                           O            02/01/33
    0


    8382801          E22/G01             F           98,000.00         ZZ
                                         360         97,943.61          1
                                       8.750            770.97         98
                                       8.250            770.97
    OAKWOOD          OH   45873          5            01/17/03         23
    0415547900                           05           03/01/03          0
    0415547900                           O            02/01/33
    0


    8382813          E22/G01             F          121,500.00         ZZ
                                         360        121,430.10          1
                                       8.750            955.84         97
                                       8.250            955.84
    POMPANO BEACH    FL   33060          5            01/03/03         23
    0415617240                           05           03/01/03          0
    0415617240                           O            02/01/33
    0


    8382823          E22/G01             F          118,000.00         ZZ
                                         360        117,918.80          1
                                       7.875            855.58        106
                                       7.625            855.58
    SAGINAW          MI   48603          2            01/17/03         23
    0415657295                           05           03/01/03          0
    0415657295                           O            02/01/33
    0


    8382827          E22/G01             F           57,475.00         ZZ
                                         360         57,439.28          2
                                       8.375            436.85         95
                                       8.125            436.85
    LORAIN           OH   44052          1            01/23/03         23
    0415684901                           05           03/01/03          0
    0415684901                           N            02/01/33
    0


    8382837          E22/G01             F          106,900.00         ZZ
                                         360        106,848.79          1
                                       9.625            908.64        100
                                       9.125            908.64
    HUNTSVILLE       AL   35806          1            01/23/03         23
    0415702307                           05           03/01/03          0
1


    0415702307                           O            02/01/33
    0


    8382913          E22/G01             F          183,237.00         ZZ
                                         360        183,114.05          1
                                       8.000          1,344.53        103
                                       7.500          1,344.53
    GARDNERVILLE     NV   89410          1            01/13/03         23
    0415888064                           05           03/01/03          0
    0415888064                           O            02/01/33
    0


    8382939          E22/G01             F          129,900.00         ZZ
                                         360        129,808.32          1
                                       7.750            930.62        100
                                       7.500            930.62
    DELTONA          FL   32725          1            01/23/03         23
    0415712793                           05           03/01/03          0
    0415712793                           O            02/01/33
    0


    8382965          E22/G01             F          135,890.00         ZZ
                                         360        135,781.33          1
                                       7.125            915.52        107
                                       6.625            915.52
    OAKDALE          CA   95361          1            01/16/03         23
    0415717487                           05           03/01/03          0
    0415717487                           O            02/01/33
    0


    8382989          E22/G01             F           44,290.00         ZZ
                                         360         44,262.47          1
                                       8.375            336.64        103
                                       7.875            336.64
    TAMPA            FL   33619          1            01/23/03         23
    0415894534                           05           03/01/03          0
    0415894534                           O            02/01/33
    0


    8382997          E22/G01             F          203,700.00         ZZ
                                         360        203,573.39          2
                                       8.375          1,548.27         95
                                       8.125          1,548.27
    WEST ORANGE      NJ   07052          1            01/23/03         23
    0415898014                           05           03/01/03          0
    0415898014                           O            02/01/33
    0


1


    8383001          E22/G01             F           50,000.00         ZZ
                                         360         49,971.97          1
                                       8.875            397.82        100
                                       8.375            397.82
    TULSA            OK   74115          1            01/23/03         23
    0415908847                           05           03/01/03          0
    0415908847                           O            02/01/33
    0


    8383003          E22/G01             F          129,800.00         ZZ
                                         360        129,723.37          1
                                       8.625          1,009.57        100
                                       8.375          1,009.57
    TOLEDO           OH   43615          1            01/23/03         23
    0415911197                           05           03/01/03          0
    0415911197                           O            02/01/33
    0


    8383019          E22/G01             F          178,880.00         ZZ
                                         360        178,743.89          1
                                       7.375          1,235.48        104
                                       6.875          1,235.48
    FEDERAL WAY      WA   98003          1            01/21/03         23
    0415942085                           05           03/01/03          0
    0415942085                           O            02/01/33
    0


    8383023          E22/G01             F          153,900.00         ZZ
                                         360        153,779.94          1
                                       7.250          1,049.87        105
                                       6.750          1,049.87
    EUGENE           OR   97402          1            01/17/03         23
    0415959717                           05           03/01/03          0
    0415959717                           O            02/01/33
    0


    8383737          W53/G01             F           35,055.00         ZZ
                                         360         35,032.06          2
                                       8.125            260.29         95
                                       7.875            260.29
    ROCHESTER        NY   14612          1            01/09/03         23
    0435294111                           05           03/01/03          0
    5201354200                           N            02/01/33
    0


    8383741          W53/G01             F           41,705.00         ZZ
                                         360         41,677.72          2
                                       8.125            309.66         95
                                       7.875            309.66
1


    ROCHESTER        NY   14608          1            01/09/03         23
    0435297908                           05           03/01/03          0
    5201354100                           N            02/01/33
    0


    8383773          P29/G01             F           96,800.00         ZZ
                                         360         96,753.63          1
                                       9.625            822.79        103
                                       9.375            822.79
    FARGO            ND   58103          1            01/24/03         23
    0435287057                           05           03/01/03          0
    10647547                             O            02/01/33
    0


    8383789          642/G01             F          147,600.00         ZZ
                                         360        147,512.86          1
                                       8.625          1,148.02        107
                                       8.375          1,148.02
    CALEXICO         CA   92231          5            01/21/03         23
    0435297247                           05           03/01/03          0
    01192803                             O            02/01/33
    0


    8383819          642/G01             F          206,000.00         ZZ
                                         360        205,868.64          1
                                       8.250          1,547.61        105
                                       8.000          1,547.61
    MECHANICSVILLE   MD   20659          2            01/21/03         23
    0435297130                           05           03/01/03          0
    01199503                             O            02/01/33
    0


    8383831          B28/G01             F          106,090.00         ZZ
                                         360        105,935.94          1
                                       7.625            750.90        103
                                       7.375            750.90
    HUNTSVILLE       AL   35811          1            12/30/02         23
    0435293808                           05           02/01/03          0
    13100141                             O            01/01/33
    0


    8383855          950/G01             F          104,500.00         ZZ
                                         360        104,435.04          1
                                       8.375            794.28         95
                                       8.125            794.28
    TUCSON           AZ   85746          1            01/07/03         23
    0435284468                           03           03/01/03          0
    EY2C030                              N            02/01/33
    0
1




    8383881          N46/G01             F          149,200.00         ZZ
                                         360        149,089.27          1
                                       7.500          1,043.23        106
                                       7.250          1,043.23
    CLEARWATER       FL   33765          1            01/23/03         23
    0435286935                           05           03/01/03          0
    92812401                             O            02/01/33
    0


    8383885          U05/G01             F          154,000.00         ZZ
                                         360        153,891.31          1
                                       7.750          1,103.27         95
                                       7.500          1,103.27
    KRUM             TX   76249          1            01/14/03         23
    0435291703                           03           03/01/03          0
    3303044                              N            02/01/33
    0


    8383887          J95/G01             F          240,000.00         ZZ
                                         360        239,642.65          1
                                       7.500          1,678.12        107
                                       7.250          1,678.12
    TIGARD           OR   97224          5            12/23/02         23
    0435283080                           05           02/01/03          0
    0040875585                           O            01/01/33
    0


    8383941          P27/G01             F          201,700.00         ZZ
                                         360        201,557.65          1
                                       7.750          1,445.00        101
                                       7.500          1,445.00
    PHOENIX          AZ   85032          5            01/10/03         23
    0435314885                           05           03/01/03          0
    3100338755                           O            02/01/33
    0


    8383945          K15/G01             F           92,100.00         ZZ
                                         360         92,001.59          2
                                       9.125            749.36        103
                                       8.875            749.36
    TAMPA            FL   33612          1            12/17/02         23
    0435282132                           05           02/01/03          0
    050100112795                         O            01/01/33
    0


    8383949          X67/G01             F          133,000.00         ZZ
                                         360        132,838.29          1
1


                                       8.500          1,022.65         95
                                       8.250          1,022.65
    NORWOOD          MA   02062          1            12/31/02         23
    0435285242                           01           02/01/03          0
    00241430                             N            01/01/33
    0


    8383967          W40/G01             F           87,550.00         ZZ
                                         360         87,510.22          1
                                       9.875            760.24        103
                                       9.625            760.24
    LINCOLN PARK     MI   48146          1            01/22/03         23
    0435289285                           05           03/01/03          0
    101016346                            O            02/01/33
    0


    8383971          F34/G01             F          242,850.00         ZZ
                                         360        242,660.55          1
                                       7.250          1,656.67        107
                                       7.000          1,656.67
    LANDOVER         MD   20785          1            01/15/03         23
    0435282777                           05           03/01/03          0
    22212048                             O            02/01/33
    0


    8383973          477/G01             F          203,500.00         ZZ
                                         360        203,345.16          1
                                       7.375          1,405.52        105
                                       7.125          1,405.52
    FONTANA AREA     CA   92335          1            01/15/03         23
    0435297353                           05           03/01/03          0
    234985                               O            02/01/33
    0


    8384001          477/G01             F          304,950.00         ZZ
                                         360        304,723.69          1
                                       7.500          2,132.25        107
                                       7.250          2,132.25
    SUNLAND          CA   91040          5            01/08/03         23
    0435293204                           05           03/01/03          0
    235317                               O            02/01/33
    0


    8384005          R17/G01             F          250,000.00         ZZ
                                         360        249,823.54          1
                                       7.750          1,791.04        100
                                       7.500          1,791.04
    SUN CITY         CA   92562          1            01/06/03         23
    0435284559                           05           03/01/03          0
1


    1000203445                           O            02/01/33
    0


    8384061          950/G01             F          122,050.00         ZZ
                                         360        121,974.14          1
                                       8.375            927.67         95
                                       8.125            927.67
    JACKSONVILLE     FL   32244          1            01/07/03         23
    0435361530                           03           03/01/03          0
    EY2C013                              N            02/01/33
    0


    8384215          U05/G01             F           56,000.00         ZZ
                                         360         55,961.46          1
                                       7.875            406.04        100
                                       7.625            406.04
    SAN BENITO       TX   78586          1            01/15/03         23
    0435281746                           05           03/01/03          0
    3298783                              O            02/01/33
    0


    8384233          964/G01             F          119,995.00         ZZ
                                         360        119,925.96          1
                                       8.750            944.00        103
                                       8.500            944.00
    FRESNO           CA   93705          1            01/08/03         23
    0435280243                           05           03/01/03          0
    333763                               O            02/01/33
    0


    8384251          W17/G01             F          120,500.00         ZZ
                                         360        120,439.15          1
                                       9.375          1,002.26        100
                                       9.125          1,002.26
    HIALEAH          FL   33016          1            01/23/03         23
    0435289442                           01           03/01/03          0
    030453                               O            02/01/33
    0


    8384253          U05/G01             F          154,500.00         ZZ
                                         360        154,385.34          1
                                       7.500          1,080.29        103
                                       7.250          1,080.29
    OXON HILL        MD   20745          5            01/13/03         23
    0435280730                           05           03/01/03          0
    3292159                              O            02/01/33
    0


1


    8384275          U05/G01             F          226,600.00         ZZ
                                         360        226,351.53          1
                                       9.000          1,823.27        103
                                       8.750          1,823.27
    SCHERERVILLE     IN   46375          5            12/26/02         23
    0435281464                           05           02/01/03          0
    3286748                              O            01/01/33
    0


    8384433          F89/G01             F          200,850.00         ZZ
                                         360        200,625.44          1
                                       7.375          1,387.22        103
                                       7.125          1,387.22
    POMONA           CA   91767          1            01/17/03         23
    0435319504                           05           03/01/03          0
    11126845                             O            02/01/33
    0


    8384499          U35/G01             F           80,340.00         ZZ
                                         360         80,296.12          1
                                       9.000            646.43        103
                                       8.750            646.43
    FRESNO           CA   93725          1            01/21/03         23
    0435321385                           05           03/01/03          0
    7555341                              O            02/01/33
    0


    8384563          U35/G01             F          123,050.00         ZZ
                                         360        122,953.66          1
                                       7.375            849.88        107
                                       7.125            849.88
    MARENGO          IA   52301          1            01/21/03         23
    0435290465                           05           03/01/03          0
    0007648042                           O            02/01/33
    0


    8384573          U05/G01             F          130,000.00         ZZ
                                         360        129,820.49          2
                                       7.875            942.59        100
                                       7.625            942.59
    PORTLAND         OR   97212          1            12/27/02         23
    0435281217                           05           02/01/03          0
    3290469                              O            01/01/33
    0


    8384899          U19/G01             F          610,000.00         ZZ
                                         360        609,569.47          1
                                       7.750          4,370.11         97
                                       7.500          4,370.11
1


    SAN DIEGO        CA   92109          1            01/02/03         23
    0435297270                           01           03/01/03          0
    11000183                             O            02/01/33
    0


    8384911          964/G01             F          165,000.00         ZZ
                                         360        164,880.58          1
                                       7.625          1,167.86        104
                                       7.375          1,167.86
    PORTLAND         OR   97212          1            01/14/03         23
    0435279997                           05           03/01/03          0
    338625                               O            02/01/33
    0


    8384943          B57/G01             F          230,450.00         ZZ
                                         360        230,270.22          1
                                       7.250          1,572.08        100
                                       7.000          1,572.08
    PALMDALE         CA   93551          1            01/09/03         23
    0435294236                           05           03/01/03          0
    10007500                             O            02/01/33
    0


    8384975          T29/G01             F           56,442.50         ZZ
                                         360         56,328.11          1
                                       8.000            414.16        107
                                       7.750            414.16
    MESQUITE         TX   75149          1            11/26/02         23
    0435284948                           05           01/01/03          0
    1521754                              O            12/01/32
    0


    8385025          B39/G01             F          272,300.00         ZZ
                                         360        272,147.35          1
                                       8.875          2,166.54        100
                                       8.625          2,166.54
    EAGAN            MN   55122          1            01/23/03         23
    0435289194                           05           03/01/03          0
    20030257                             O            02/01/33
    0


    8385101          U35/G01             F          194,400.00         ZZ
                                         360        194,266.22          1
                                       7.875          1,409.53        106
                                       7.625          1,409.53
    HOLMEN           WI   54636          1            01/21/03         23
    0435289467                           05           03/01/03          0
    10597965                             O            02/01/33
    0
1




    8385221          Q14/G01             F          165,000.00         ZZ
                                         360        164,886.45          1
                                       7.875          1,196.36        104
                                       7.625          1,196.36
    PHOENIX          AZ   85022          1            01/16/03         23
    0435286331                           03           03/01/03          0
    00000210777                          O            02/01/33
    0


    8385469          M24/G01             F          151,000.00         ZZ
                                         360        150,921.72          1
                                       9.250          1,242.24        103
                                       9.000          1,242.24
    COLUMBUS         OH   43235          5            01/15/03         23
    0435302401                           05           03/01/03          0
    800107302                            O            02/01/33
    0


    8385493          737/G01             F          127,300.00         ZZ
                                         360        127,212.40          1
                                       7.875            923.01         95
                                       7.625            923.01
    ROWLETT          TX   75088          1            01/15/03         23
    0435286471                           05           03/01/03          0
    2103237                              N            02/01/33
    0


    8385501          J95/G01             F          221,700.00         ZZ
                                         360        221,361.56          1
                                       7.375          1,531.23        103
                                       7.125          1,531.23
    PORTLAND         OR   97215          1            12/18/02         23
    0435280474                           05           02/01/03          0
    40901621                             O            01/01/33
    0


    8385547          E65/G01             F           66,847.00         ZZ
                                         360         66,809.53          1
                                       8.875            531.86        103
                                       8.625            531.86
    WYOMING          MI   49548          1            01/14/03         23
    0435288972                           05           03/01/03          0
    255766                               O            02/01/33
    0


    8385583          E65/G01             F           62,700.00         ZZ
                                         360         62,621.77          1
1


                                       8.375            476.57         95
                                       8.125            476.57
    HAZEL PARK       MI   48030          1            01/06/03         23
    0435290291                           05           02/01/03          0
    000001566                            N            01/01/33
    0


    8386277          E22/G01             F          140,300.00         ZZ
                                         360        140,203.45          1
                                       7.875          1,017.27        104
                                       7.625          1,017.27
    COLUMBIA         MD   21045          2            01/13/03         23
    0415424050                           09           03/01/03          0
    0415424050                           O            02/01/33
    0


    8386291          E22/G01             F          107,302.00         ZZ
                                         360        107,235.31          1
                                       8.375            815.57         95
                                       8.125            815.57
    HERMISTON        OR   97838          1            01/14/03         23
    0415559806                           05           03/01/03          0
    0415559806                           N            02/01/33
    0


    8386313          E22/G01             F          163,885.00         ZZ
                                         360        163,766.38          1
                                       7.625          1,159.97        107
                                       7.125          1,159.97
    MADERA           CA   93638          1            01/16/03         23
    0415819408                           05           03/01/03          0
    0415819408                           O            02/01/33
    0


    8386315          E22/G01             F          157,000.00         ZZ
                                         360        156,920.71          1
                                       9.375          1,305.85        100
                                       8.875          1,305.85
    PLEASANT GARDEN  NC   27317          1            01/24/03         23
    0415826700                           05           03/01/03          0
    0415826700                           O            02/01/33
    0


    8386319          E22/G01             F          126,805.00         ZZ
                                         360        126,713.22          1
                                       7.625            897.52        103
                                       7.125            897.52
    WAVERLY          NE   68462          1            01/24/03         23
    0415832070                           05           03/01/03          0
1


    0415832070                           O            02/01/33
    0


    8386343          E22/G01             F          119,995.00         ZZ
                                         360        119,922.30          1
                                       8.500            922.66        103
                                       8.250            922.66
    CONCORD          NC   28027          1            01/24/03         23
    0415874106                           05           03/01/03          0
    0415874106                           O            02/01/33
    0


    8386369          E22/G01             F           87,400.00         ZZ
                                         360         87,345.68          1
                                       8.375            664.30         95
                                       8.125            664.30
    FAIRBURN         GA   30213          1            01/24/03         23
    0415936277                           05           03/01/03          0
    0415936277                           N            02/01/33
    0


    8386371          E22/G01             F           77,900.00         ZZ
                                         360         77,847.73          1
                                       8.000            571.60         95
                                       7.750            571.60
    KANSAS CITY      MO   64131          1            01/24/03         23
    0415937432                           05           03/01/03          0
    0415937432                           N            02/01/33
    0


    8386377          E22/G01             F          282,000.00         ZZ
                                         360        281,795.90          1
                                       7.625          1,995.98        105
                                       7.375          1,995.98
    RIVIERA BEACH    FL   33407          1            01/24/03         23
    0415955558                           03           03/01/03          0
    0415955558                           O            02/01/33
    0


    8386379          E22/G01             F          202,230.00         ZZ
                                         360        202,079.92          1
                                       7.500          1,414.02        107
                                       7.000          1,414.02
    STOCKTON         CA   95203          1            01/14/03         23
    0415955673                           05           03/01/03          0
    0415955673                           O            02/01/33
    0


1


    8386389          E22/G01             F          113,500.00         ZZ
                                         360        113,421.89          1
                                       7.875            822.95         95
                                       7.375            822.95
    ST. HELENS       OR   97051          1            01/16/03         23
    0415685577                           09           03/01/03          0
    0415685577                           N            02/01/33
    0


    8386393          E22/G01             F          363,800.00         ZZ
                                         360        363,568.02          1
                                       8.250          2,733.11        107
                                       8.000          2,733.11
    TRACY            CA   95376          1            01/13/03         23
    0415718170                           05           03/01/03          0
    0415718170                           O            02/01/33
    0


    8386413          E22/G01             F          161,600.00         ZZ
                                         360        161,488.79          1
                                       7.875          1,171.71        105
                                       7.625          1,171.71
    EUGENE           OR   97405          1            01/13/03         23
    0415767268                           05           03/01/03          0
    0415767268                           O            02/01/33
    0


    8387067          W40/G01             F          155,000.00         ZZ
                                         360        154,890.60          1
                                       7.750          1,110.44        100
                                       7.500          1,110.44
    CHANDLER         AZ   85225          1            01/27/03         23
    0435289400                           03           03/01/03          0
    100016918                            O            02/01/33
    0


    8387099          808/G01             F           98,800.00         ZZ
                                         360         98,728.48          1
                                       7.625            699.31        107
                                       7.375            699.31
    PHOENIX          AZ   85014          5            01/02/03         23
    0435288956                           01           03/01/03          0
    9506004                              O            02/01/33
    0


    8387133          U96/G01             F          347,100.00         ZZ
                                         360        346,855.02          1
                                       7.750          2,486.67        103
                                       7.500          2,486.67
1


    MILILANI         HI   96789          1            01/21/03         23
    0435303672                           09           03/01/03          0
    21200280                             O            02/01/33
    0


    8387141          U85/G01             F           61,760.00         ZZ
                                         360         61,646.96          1
                                       8.500            474.88         95
                                       8.250            474.88
    MILWAUKEE        WI   53215          1            11/13/02         23
    0435285770                           05           01/01/03          0
    1                                    O            12/01/32
    0


    8387151          477/G01             F          146,262.00         ZZ
                                         360        146,161.34          1
                                       7.875          1,060.50         96
                                       7.625          1,060.50
    SHERWOOD         OR   97140          5            01/06/03         23
    0435289848                           05           03/01/03          0
    258114                               O            02/01/33
    0


    8387193          J95/G01             F          126,300.00         ZZ
                                         360        126,223.48          1
                                       8.500            971.14        103
                                       8.250            971.14
    ST LOUIS         MO   63125          2            01/06/03         23
    0435280631                           05           03/01/03          0
    0040891459                           O            02/01/33
    0


    8387223          M45/G01             F          124,000.00         ZZ
                                         360        123,853.05          1
                                       8.625            964.46        102
                                       8.375            964.46
    WOODBRIDGE       VA   22191          1            12/23/02         23
    0435337290                           01           02/01/03          0
    A0407843                             O            01/01/33
    0


    8387231          M45/G01             F          160,680.00         ZZ
                                         360        160,434.71          1
                                       7.375          1,109.78        103
                                       7.125          1,109.78
    ROANOKE          VA   24016          1            12/27/02         23
    0435291281                           05           02/01/03          0
    A0401769                             O            01/01/33
    0
1




    8387297          W53/G01             F          134,800.00         ZZ
                                         360        134,505.83          1
                                       7.625            954.11         95
                                       7.375            954.11
    DECATUR          GA   30032          1            12/06/02         23
    0435300181                           05           01/01/03          0
    1304001735                           N            12/01/32
    0


    8387311          M45/G01             F          174,585.00         ZZ
                                         360        174,417.05          1
                                       9.625          1,483.96        103
                                       9.375          1,483.96
    MERIDIAN         MS   39305          1            12/20/02         23
    0435291299                           05           02/01/03          0
    A0404550                             O            01/01/33
    0


    8387351          588/G01             F          216,300.00         ZZ
                                         360        215,993.69          1
                                       7.750          1,549.60        103
                                       7.500          1,549.60
    ALEXANDRIA       VA   22312          1            12/20/02         23
    0435290044                           01           02/01/03          0
    1083117                              O            01/01/33
    0


    8387413          642/G01             F          144,000.00         ZZ
                                         360        143,900.90          1
                                       7.875          1,044.10         99
                                       7.625          1,044.10
    WICKLIFFE        KY   42087          2            01/16/03         23
    0435289723                           05           03/01/03          0
    12135402                             O            02/01/33
    0


    8387419          642/G01             F          113,420.00         ZZ
                                         360        113,339.95          1
                                       7.750            812.55        107
                                       7.500            812.55
    MORGANTOWN       IN   46160          2            01/17/03         23
    0435287412                           05           03/01/03          0
    11243602                             O            02/01/33
    0


    8387443          X67/G01             F          250,000.00         ZZ
                                         360        249,645.96          1
1


                                       7.750          1,791.03        100
                                       7.500          1,791.03
    SANTA FE SPRING  CA   90670          1            12/24/02         23
    0435287115                           05           02/01/03          0
    00282374                             O            01/01/33
    0


    8387445          642/G01             F           63,900.00         ZZ
                                         360         63,853.75          2
                                       7.625            452.28        100
                                       7.375            452.28
    WILMERDING       PA   15148          1            01/24/03         23
    0435289335                           05           03/01/03          0
    01117403                             O            02/01/33
    0


    8387463          964/G01             F          249,950.00         ZZ
                                         360        249,773.59          1
                                       7.750          1,790.67        101
                                       7.500          1,790.67
    AUBURN           CA   95603          1            01/14/03         23
    0435287610                           05           03/01/03          0
    322224                               O            02/01/33
    0


    8387493          964/G01             F          299,600.00         ZZ
                                         360        299,388.55          1
                                       7.750          2,146.37        107
                                       7.500          2,146.37
    CATHEDRAL CITY   CA   92234          1            01/13/03         23
    0435289046                           05           03/01/03          0
    312239                               O            02/01/33
    0


    8387497          588/G01             F          167,950.00         ZZ
                                         360        167,687.17          1
                                       7.250          1,145.72        107
                                       7.000          1,145.72
    ABINGTON TOWNSH  PA   19038          1            12/20/02         23
    0435291216                           05           02/01/03          0
    00010835097                          O            01/01/33
    0


    8387499          964/G01             F          214,750.00         ZZ
                                         360        214,598.43          1
                                       7.750          1,538.50        103
                                       7.500          1,538.50
    PORTLAND         OR   97206          1            01/09/03         23
    0435290176                           05           03/01/03          0
1


    276208                               O            02/01/33
    0


    8387505          P29/G01             F          144,200.00         ZZ
                                         180        144,129.07          1
                                       9.500          1,212.51        103
                                       9.250          1,212.51
    WINSOR HEIGHTS   IA   50311          5            01/23/03         23
    0435293725                           05           03/01/03          0
    10633143                             O            02/01/18
    0


    8387509          588/G01             F          131,000.00         ZZ
                                         360        130,809.77          1
                                       7.625            927.21        107
                                       7.375            927.21
    BURLINGTON       NJ   08016          1            12/16/02         23
    0435289541                           05           02/01/03          0
    00010805082                          O            01/01/33
    0


    8387535          W47/G01             F          200,747.00         ZZ
                                         180        200,568.64          1
                                      10.000          1,761.70        103
                                       9.750          1,761.70
    CHICAGO          IL   60634          1            01/06/03         23
    0435286323                           05           02/06/03          0
    WH021203                             O            01/06/18
    0


    8387537          U19/G01             F          264,710.00         ZZ
                                         360        264,490.26          1
                                       9.375          2,201.72        103
                                       9.125          2,201.72
    GILBERT          AZ   85296          5            01/02/03         23
    0435291414                           03           03/01/03          0
    11002119                             O            02/01/33
    0


    8387543          588/G01             F          164,000.00         ZZ
                                         360        163,650.50          1
                                       7.750          1,174.92        103
                                       7.500          1,174.92
    BRISTOL TOWMSHI  PA   19057          1            11/27/02         23
    0435291968                           05           01/01/03          0
    00010801610                          O            12/01/32
    0


1


    8387545          P57/G01             F           68,480.00         ZZ
                                         180         68,320.35          1
                                       7.300            469.48        107
                                       7.050            469.48
    DETROIT          MI   48223          1            12/12/02         23
    0435285143                           05           01/12/03          0
    201912                               O            12/12/17
    0


    8387577          X67/G01             F          289,430.00         ZZ
                                         360        288,977.08          1
                                       7.250          1,974.42        103
                                       7.000          1,974.42
    FAIRFIELD        CA   94533          1            12/09/02         23
    0435287883                           05           02/01/03          0
    00281581                             O            01/01/33
    0


    8387585          E57/G01             F          180,000.00         ZZ
                                         360        179,866.41          1
                                       7.500          1,258.59        105
                                       7.250          1,258.59
    YUCAIPA          CA   92399          1            01/16/03         23
    0435285986                           05           03/01/03          0
    06013362                             O            02/01/33
    0


    8387663          X67/G01             F          300,000.00         ZZ
                                         360        299,585.73          1
                                       7.875          2,175.21        100
                                       7.625          2,175.21
    ANAHEIM          CA   92805          1            12/27/02         23
    0435287768                           05           02/01/03          0
    00281682                             O            01/01/33
    0


    8387667          U35/G01             F           39,900.00         ZZ
                                         360         39,874.55          2
                                       8.250            299.76         95
                                       8.000            299.76
    HAMMOND          IN   46320          1            01/24/03         23
    0435305438                           05           03/01/03          0
    10626461                             N            02/01/33
    0


    8387695          U96/G01             F          176,300.00         ZZ
                                         360        176,165.85          1
                                       7.375          1,217.66        107
                                       7.125          1,217.66
1


    KAPAAU           HI   96755          1            01/13/03         23
    0435312806                           01           03/01/03          0
    30100298                             O            02/01/33
    0


    8387723          M50/G01             F           71,155.00         ZZ
                                         180         71,109.17          1
                                       8.200            532.06         95
                                       7.950            532.06
    SPRING HILL      FL   34608          1            01/16/03         23
    0435393426                           05           03/01/03          0
    2510899                              N            02/01/18
    0


    8387737          M50/G01             F          104,500.00         ZZ
                                         180        104,431.64          2
                                       8.125            775.91         95
                                       7.875            775.91
    MIAMI            FL   33127          1            01/10/03         23
    0435299805                           05           03/01/03          0
    2511028                              N            02/01/18
    0


    8387747          W53/G01             F          136,850.00         ZZ
                                         360        136,661.02          1
                                       7.875            992.26         95
                                       7.625            992.26
    DECATUR          GA   30035          1            12/13/02         23
    0435291521                           05           02/01/03          0
    1304001769                           N            01/01/33
    0


    8387773          K15/G01             F           98,400.00         ZZ
                                         360         98,280.36          1
                                       8.500            756.61        107
                                       8.250            756.61
    MT. WOLF         PA   17347          2            12/17/02         23
    0435284658                           05           02/01/03          0
    052700112676                         O            01/01/33
    0


    8388131          W53/G01             F          134,300.00         ZZ
                                         360        134,104.97          1
                                       7.625            950.57         95
                                       7.375            950.57
    DECATUR          GA   30035          1            12/06/02         23
    0435291885                           05           02/01/03          0
    1304001683                           N            01/01/33
    0
1




    8388235          U05/G01             F          133,750.00         ZZ
                                         360        133,655.60          1
                                       7.750            958.20        107
                                       7.500            958.20
    BEL AIR          MD   21014          5            01/17/03         23
    0435292131                           09           03/01/03          0
    3293947                              O            02/01/33
    0


    8388331          U05/G01             F          305,500.00         ZZ
                                         360        305,310.12          1
                                       8.375          2,322.02        107
                                       8.125          2,322.02
    SAYREVILLE       NJ   08859          5            01/15/03         23
    0435322631                           05           03/01/03          0
    3300302                              O            02/01/33
    0


    8388453          624/G01             F          136,500.00         ZZ
                                         360        136,396.14          1
                                       7.375            942.77        106
                                       7.125            942.77
    SANTA ANA        CA   92701          1            01/15/03         23
    0435289756                           01           03/01/03          0
    1000020492                           O            02/01/33
    0


    8388597          X67/G01             F           89,095.00         ZZ
                                         360         89,045.05          1
                                       8.875            708.88        103
                                       8.625            708.88
    SUTHERLAND       VA   23885          1            01/13/03         23
    0435296223                           05           03/01/03          0
    00241350                             O            02/01/33
    0


    8388903          808/G01             F          133,900.00         ZZ
                                         360        133,795.54          1
                                       7.250            913.44        103
                                       7.000            913.44
    MODESTO          CA   95356          1            01/08/03         23
    0435288873                           01           03/01/03          0
    9429638                              O            02/01/33
    0


    8388913          K15/G01             F          195,500.00         ZZ
                                         360        195,358.50          1
1


                                       7.625          1,383.74         98
                                       7.375          1,383.74
    WINDSOR LOCKS    CT   06096          5            01/10/03         23
    0435287271                           05           03/01/03          0
    037905505583                         O            02/01/33
    0


    8388941          808/G01             F          272,000.00         ZZ
                                         360        271,787.81          1
                                       7.250          1,855.52        100
                                       7.000          1,855.52
    VAN NUYS AREA    CA   91406          1            01/09/03         23
    0435289228                           05           03/01/03          0
    9506156                              O            02/01/33
    0


    8389129          808/G01             F          100,050.00         ZZ
                                         360         99,977.58          1
                                       7.625            708.15        105
                                       7.375            708.15
    BAKERSFIELD      CA   93304          1            01/09/03         23
    0435288907                           05           03/01/03          0
    9429636                              O            02/01/33
    0


    8389255          K15/G01             F          128,900.00         ZZ
                                         360        128,722.01          1
                                       7.875            934.61        100
                                       7.625            934.61
    JACKSONVILLE     FL   32220          1            12/19/02         23
    0435287909                           03           02/01/03          0
    050300112847                         O            01/01/33
    0


    8389329          K15/G01             F          152,000.00         ZZ
                                         360        151,773.69          1
                                       7.750          1,088.95        104
                                       7.500          1,088.95
    ORANGE PARK      FL   32003          2            12/26/02         23
    0435284054                           05           02/01/03          0
    050300113017                         O            01/01/33
    0


    8389413          K15/G01             F          144,200.00         ZZ
                                         360        144,125.24          1
                                       9.250          1,186.30        103
                                       9.000          1,186.30
    STOCKTON         CA   95205          1            01/02/03         23
    0435284450                           05           03/01/03          0
1


    044700112691                         O            02/01/33
    0


    8389955          W53/G01             F          144,950.00         ZZ
                                         360        144,633.26          1
                                       7.625          1,025.95         95
                                       7.375          1,025.95
    DECATUR          GA   30033          1            11/27/02         23
    0435423025                           03           01/01/03          0
    1304001724                           N            12/01/32
    0


    8392751          E22/G01             F           38,625.00         ZZ
                                         360         38,606.49          1
                                       9.625            328.31        103
                                       9.375            328.31
    GADSDEN          AL   35904          1            01/27/03         23
    0415497429                           05           03/01/03          0
    0415497429                           O            02/01/33
    0


    8392777          E22/G01             F          153,400.00         ZZ
                                         360        153,311.74          1
                                       8.750          1,206.80         99
                                       8.500          1,206.80
    OMAHA            NE   68118          2            01/22/03         23
    0415648955                           05           03/01/03          0
    0415648955                           O            02/01/33
    0


    8392875          E22/G01             F          112,600.00         ZZ
                                         360        112,538.49          1
                                       9.000            906.01         98
                                       8.500            906.01
    MILTONA          MN   56354          5            01/21/03         23
    0415776434                           05           03/01/03          0
    0415776434                           O            02/01/33
    0


    8392907          E22/G01             F           95,650.00         ZZ
                                         360         95,582.49          1
                                       7.750            685.25        103
                                       7.500            685.25
    SUMRALL          MS   39482          1            01/27/03         23
    0415802925                           05           03/01/03          0
    0415802925                           O            02/01/33
    0


1


    8392939          E22/G01             F          136,960.00         ZZ
                                         360        136,860.88          1
                                       7.625            969.39        107
                                       7.375            969.39
    LANCASTER        OH   43130          2            01/22/03         23
    0415825553                           05           03/01/03          0
    0415825553                           O            02/01/33
    0


    8393007          E22/G01             F           93,000.00         ZZ
                                         360         92,932.69          1
                                       7.625            658.25        104
                                       7.375            658.25
    NORTH CHARLESTO  SC   29406          1            01/27/03         23
    0415898527                           01           03/01/03          0
    0415898527                           O            02/01/33
    0


    8393017          E22/G01             F          112,270.00         ZZ
                                         360        112,213.30          1
                                       9.375            933.81        103
                                       9.125            933.81
    BAKERSFIELD      CA   93309          1            01/17/03         23
    0415914597                           05           03/01/03          0
    0415914597                           O            02/01/33
    0


    8393027          E22/G01             F          199,408.00         ZZ
                                         360        199,287.20          1
                                       8.500          1,533.27        103
                                       8.000          1,533.27
    KETCHIKAN        AK   99901          1            01/15/03         23
    0415926492                           05           03/01/03          0
    0415926492                           O            02/01/33
    0


    8393047          E22/G01             F          149,900.00         ZZ
                                         360        149,135.91          1
                                       9.000          1,206.13        100
                                       8.500          1,206.13
    GLEN CARBON      IL   62034          1            01/27/03         23
    0415995398                           05           03/01/03          0
    0415995398                           O            02/01/33
    0


    8393455          B57/G01             F          125,812.00         ZZ
                                         360        125,716.27          1
                                       7.375            868.95        107
                                       7.125            868.95
1


    SURPRISE         AZ   85374          1            01/09/03         23
    0435296595                           05           03/01/03          0
    20001007                             O            02/01/33
    0


    8393493          313/G01             F          101,000.00         ZZ
                                         360        100,923.14          1
                                       7.375            697.59        107
                                       7.125            697.59
    COLVILLE         WA   99114          1            01/13/03         23
    0435297619                           05           03/01/03          0
    0009250341                           O            02/01/33
    0


    8393557          F64/G01             F          178,200.00         ZZ
                                         360        177,999.46          1
                                       8.875          1,417.84         99
                                       8.625          1,417.84
    CHRISTIANSBURG   VA   24073          5            11/26/02         23
    0435314695                           05           02/01/03          0
    00004254                             O            01/01/33
    0


    8393661          964/G01             F          107,800.00         ZZ
                                         360        107,622.54          1
                                       7.250            735.39        104
                                       7.000            735.39
    FERNLEY          NV   89408          1            01/17/03         23
    0435292875                           05           03/01/03          0
    334136                               O            02/01/33
    0


    8393827          H76/G01             F          132,200.00         ZZ
                                         360        132,123.94          1
                                       8.750          1,040.02        102
                                       8.500          1,040.02
    GRAND JUNCTION   CO   81504          5            01/23/03         23
    0435295779                           03           03/01/03          0
    2002461146                           O            02/01/33
    0


    8393837          N67/G01             F          167,900.00         ZZ
                                         360        167,778.47          1
                                       7.625          1,188.39        100
                                       7.375          1,188.39
    CHANDLER         AZ   85224          1            01/16/03         23
    0435351739                           03           03/01/03          0
    1781004892                           O            02/01/33
    0
1




    8393851          H76/G01             F          223,630.00         ZZ
                                         360        223,445.70          1
                                       7.875          1,621.48        107
                                       7.625          1,621.48
    LUSBY            MD   20657          5            01/22/03         23
    0435294749                           03           03/01/03          0
    2002465313                           O            02/01/33
    0


    8393999          Q78/G01             F          125,200.00         ZZ
                                         360        125,127.81          1
                                       8.740            984.06        102
                                       8.490            984.06
    SANDY            UT   84094          5            01/22/03         23
    0435293907                           05           03/01/03          0
    722472                               O            02/01/33
    0


    8394019          Q78/G01             F          105,600.00         ZZ
                                         360        105,529.00          1
                                       7.990            774.12        104
                                       7.740            774.12
    INDIANAPOLIS     IN   46234          2            01/22/03         23
    0435291612                           05           03/01/03          0
    722713                               O            02/01/33
    0


    8394023          W40/G01             F          152,440.00         ZZ
                                         360        152,354.54          1
                                       8.875          1,212.88        103
                                       8.625          1,212.88
    ST CLAIR SHORES  MI   48080          5            01/22/03         23
    0435298005                           05           03/01/03          0
    100011271                            O            02/01/33
    0


    8394027          Q78/G01             F          145,000.00         ZZ
                                         360        144,918.71          1
                                       8.875          1,153.69        100
                                       8.625          1,153.69
    TAYLORS          SC   29687          2            01/16/03         23
    0435291554                           05           03/01/03          0
    720400                               O            02/01/33
    0


    8394037          Q78/G01             F          149,000.00         ZZ
                                         360        148,894.83          1
1


                                       7.750          1,067.46        107
                                       7.500          1,067.46
    TOLEDO           OH   43614          5            01/18/03         23
    0435293873                           05           03/01/03          0
    721832                               O            02/01/33
    0


    8394063          W02/G01             F          132,800.00         ZZ
                                         360        132,716.17          1
                                       8.300          1,002.36        103
                                       8.050          1,002.36
    ORLANDO          FL   32810          5            01/14/03         23
    0435325683                           05           03/01/03          0
    1001905736                           O            02/01/33
    0


    8394091          K15/G01             F          300,000.00         ZZ
                                         360        299,695.82          1
                                       9.375          2,495.25        103
                                       9.125          2,495.25
    PITTSBURGH       PA   15232          1            12/31/02         23
    0435290226                           05           02/01/03          0
    046600113118                         O            01/01/33
    0


    8394095          S54/G01             F          162,300.00         ZZ
                                         180        161,782.36          1
                                       6.875          1,447.48         99
                                       6.625          1,447.48
    LAFAYETTE        IN   47909          2            01/24/03         23
    0435338157                           05           03/01/03          0
    7685136                              O            02/01/18
    0


    8394103          W02/G01             F          111,240.00         ZZ
                                         360        111,178.98          1
                                       8.980            893.47        103
                                       8.730            893.47
    JACKSONVILLE     FL   32277          5            01/15/03         23
    0435328224                           05           03/01/03          0
    1001935254                           O            02/01/33
    0


    8394109          532/G01             F          400,000.00         ZZ
                                         360        399,710.50          1
                                       7.625          2,831.17        106
                                       7.375          2,831.17
    JACKSONVILLE     OR   97530          5            01/15/03         23
    0435297205                           05           03/01/03          0
1


    PF03071                              O            02/01/33
    0


    8394115          E86/G01             F          146,400.00         ZZ
                                         180        146,187.41          1
                                       7.625          1,036.21        107
                                       7.375          1,036.21
    ELGIN            IL   60123          5            12/31/02         23
    0435287156                           09           02/01/03          0
    0000228102                           O            01/01/18
    0


    8394121          W02/G01             F          149,100.00         ZZ
                                         360        148,984.37          1
                                       7.280          1,020.17        101
                                       7.030          1,020.17
    JACKSONVILLE     FL   32225          5            01/15/03         23
    0435328398                           05           03/01/03          0
    1001946722                           O            02/01/33
    0


    8394129          W02/G01             F          185,400.00         ZZ
                                         360        185,314.03          1
                                       9.780          1,596.96        103
                                       9.280          1,596.96
    OCALA            FL   34472          5            01/16/03         23
    0435312970                           05           03/01/03          0
    1001918185                           O            02/01/33
    0


    8394231          642/G01             F          169,000.00         ZZ
                                         360        168,883.69          1
                                       7.875          1,225.37        107
                                       7.625          1,225.37
    SUITLAND         MD   20746          5            01/16/03         23
    0435291562                           05           03/01/03          0
    12118002                             O            02/01/33
    0


    8394251          R84/G01             F          156,550.00         ZZ
                                         360        156,369.20          1
                                       8.750          1,231.58        103
                                       8.500          1,231.58
    TACOMA           WA   98409          1            12/23/02         23
    0435332515                           05           02/01/03          0
    WA102691                             O            01/01/33
    0


1


    8394253          408/G01             F          176,985.00         ZZ
                                         360        176,740.58          1
                                       7.875          1,283.27        100
                                       7.625          1,283.27
    LEES SUMMIT      MO   64081          1            12/30/02         23
    0435302633                           05           02/01/03          0
    703030948                            O            01/01/33
    0


    8394267          Q64/G01             F           60,300.00         ZZ
                                         360         60,260.55          1
                                       8.125            447.73         95
                                       7.875            447.73
    JONESBORO        GA   30236          1            01/16/03         23
    0435301742                           05           03/01/03          0
    0105824007                           N            02/01/33
    0


    8394269          W02/G01             F           92,700.00         ZZ
                                         360         92,642.43          1
                                       8.380            704.92        103
                                       8.130            704.92
    PANAMA CITY      FL   32405          5            01/17/03         23
    0435325485                           05           03/01/03          0
    1001848382                           O            02/01/33
    0


    8394411          U85/G01             F           81,375.00         ZZ
                                         360         81,253.83          1
                                       7.500            568.99        105
                                       7.250            568.99
    MILWAUKEE        WI   53215          1            01/13/03         23
    0435294061                           05           02/01/03          0
    RAMIREZ                              O            01/01/33
    0


    8394453          J95/G01             F          169,200.00         ZZ
                                         360        169,083.46          1
                                       7.875          1,226.82        107
                                       7.625          1,226.82
    INDEPENDENCE     MO   64058          1            01/08/03         23
    0435284898                           05           03/01/03          0
    0040922601                           O            02/01/33
    0


    8394519          K15/G01             F           78,200.00         ZZ
                                         180         77,971.50          1
                                       7.875            741.69        104
                                       7.625            741.69
1


    AMELIA           LA   70340          2            01/21/03         23
    0435289616                           05           03/01/03          0
    0002509574                           O            02/01/18
    0


    8394589          313/G01             F          206,150.00         ZZ
                                         180        206,021.87          2
                                       8.375          1,566.89         95
                                       8.125          1,566.89
    TAUNTON          MA   02780          1            01/21/03         23
    0435366752                           05           03/01/03          0
    0009215666                           N            02/01/18
    0


    8394621          X91/G01             F          170,100.00         ZZ
                                         360        169,970.57          1
                                       7.375          1,174.84        107
                                       7.125          1,174.84
    WAIPAHU          HI   96797          1            01/21/03         23
    0435316633                           01           03/01/03          0
    803596                               O            02/01/33
    0


    8395187          E22/G01             F          123,600.00         ZZ
                                         360        123,560.50          1
                                      11.500          1,224.00        103
                                      11.000          1,224.00
    RUSSELLVILLE     AL   35654          5            01/23/03         23
    0415595826                           05           03/01/03          0
    0415595826                           O            02/01/33
    0


    8395189          E22/G01             F          155,150.00         ZZ
                                         360        154,791.53          1
                                       7.375          1,071.58        107
                                       6.875          1,071.58
    PORTLAND         OR   97236          5            01/22/03         23
    0415598689                           05           03/01/03          0
    0415598689                           O            02/01/33
    0


    8395191          E22/G01             F          236,600.00         ZZ
                                         360        236,467.35          1
                                       8.875          1,882.50         99
                                       8.375          1,882.50
    TUSCUMBIA        AL   35674          2            01/23/03         23
    0415603158                           05           03/01/03          0
    0415603158                           O            02/01/33
    0
1




    8395195          E22/G01             F          131,175.00         ZZ
                                         360        131,103.35          1
                                       9.000          1,055.46         99
                                       8.500          1,055.46
    LINCOLN          NE   68521          5            01/23/03         23
    0415614122                           05           03/01/03          0
    0415614122                           O            02/01/33
    0


    8395205          E22/G01             F          124,000.00         ZZ
                                         360        123,930.48          1
                                       8.875            986.60        100
                                       8.375            986.60
    ELKHART          IN   46517          1            01/28/03         23
    0415664408                           05           03/01/03          0
    0415664408                           O            02/01/33
    0


    8395239          E22/G01             F          207,000.00         ZZ
                                         360        206,857.55          1
                                       7.875          1,500.89        103
                                       7.375          1,500.89
    PHOENIX          AZ   85012          1            01/24/03         23
    0415744713                           05           03/01/03          0
    0415744713                           O            02/01/33
    0


    8395267          E22/G01             F           77,100.00         ZZ
                                         360         77,052.07          1
                                       8.375            586.02         95
                                       8.125            586.02
    RENO             NV   89506          1            01/16/03         23
    0415782242                           07           03/01/03          0
    0415782242                           N            02/01/33
    0


    8395333          E22/G01             F          399,640.00         ZZ
                                         360        399,415.95          1
                                       8.875          3,179.72        100
                                       8.375          3,179.72
    DALY CITY        CA   94015          1            01/24/03         23
    0415861426                           01           03/01/03          0
    0415861426                           O            02/01/33
    0


    8395345          E22/G01             F          158,360.00         ZZ
                                         360        158,266.50          1
1


                                       8.625          1,231.71        107
                                       8.375          1,231.71
    MUSKEGON         MI   49442          5            01/23/03         23
    0415874486                           05           03/01/03          0
    0415874486                           O            02/01/33
    0


    8395355          E22/G01             F           61,875.00         ZZ
                                         360         61,840.31          1
                                       8.875            492.31         99
                                       8.375            492.31
    FLORENCE         AL   35630          5            01/23/03         23
    0415885805                           05           03/01/03          0
    0415885805                           O            02/01/33
    0


    8395363          E22/G01             F          106,500.00         ZZ
                                         360        106,433.80          1
                                       8.375            809.48         99
                                       7.875            809.48
    NORTH CHARLESTO  SC   29420          5            01/21/03         23
    0415890912                           05           03/01/03          0
    0415890912                           O            02/01/33
    0


    8395373          E22/G01             F           95,275.00         ZZ
                                         360         95,222.96          1
                                       9.000            766.60        103
                                       8.500            766.60
    GULFPORT         MS   39503          1            01/27/03         23
    0415909407                           05           03/01/03          0
    0415909407                           O            02/01/33
    0


    8395395          E22/G01             F          167,300.00         ZZ
                                         360        167,193.32          1
                                       8.250          1,256.87         99
                                       7.750          1,256.87
    RENO             NV   89506          5            01/18/03         23
    0415928092                           03           03/01/03          0
    0415928092                           O            02/01/33
    0


    8395731          K15/G01             F          133,900.00         ZZ
                                         360        133,814.61          1
                                       8.250          1,005.95        103
                                       8.000          1,005.95
    COLUMBUS         OH   43224          2            01/17/03         23
    0435294202                           05           03/01/03          0
1


    028205505254                         O            02/01/33
    0


    8395771          642/G01             F          297,700.00         ZZ
                                         360        297,473.47          1
                                       7.375          2,056.14        103
                                       7.125          2,056.14
    POWAY            CA   92064          1            01/16/03         23
    0435296413                           05           03/01/03          0
    11-1237-02                           O            02/01/33
    0


    8395773          588/G01             F          186,000.00         ZZ
                                         360        185,265.62          1
                                       7.625          1,316.50        106
                                       7.375          1,316.50
    LOWER MERION TO  PA   19072          1            10/31/02         23
    0435322128                           05           12/01/02          0
    1077818                              O            11/01/32
    0


    8395793          B57/G01             F          260,000.00         ZZ
                                         360        259,811.82          1
                                       7.625          1,840.26        100
                                       7.375          1,840.26
    BURBANK          CA   91504          1            01/17/03         23
    0435331780                           05           03/01/03          0
    10009043                             O            02/01/33
    0


    8395857          K15/G01             F          131,800.00         ZZ
                                         360        131,702.19          1
                                       7.500            921.56        107
                                       7.250            921.56
    LITTLE ROCK      AR   72211          1            01/21/03         23
    0435290481                           05           03/01/03          0
    038205505691                         O            02/01/33
    0


    8395869          588/G01             F          213,050.00         ZZ
                                         360        212,560.67          1
                                       7.375          1,471.48        104
                                       7.125          1,471.48
    ALEXANDRIA       VA   22312          1            11/19/02         23
    0435331525                           01           01/01/03          0
    1081754                              O            12/01/32
    0


1


    8395871          K15/G01             F          156,000.00         ZZ
                                         360        155,784.58          1
                                       7.875          1,131.11        106
                                       7.625          1,131.11
    LAS VEGAS        NV   89129          1            12/24/02         23
    0435291836                           05           02/01/03          0
    040200111851                         O            01/01/33
    0


    8395885          K15/G01             F          105,000.00         ZZ
                                         360        104,951.02          1
                                       9.750            902.11        103
                                       9.500            902.11
    DELTONA          FL   32738          5            01/06/03         23
    0435293741                           05           03/01/03          0
    042700113175                         O            02/01/33
    0


    8395891          K15/G01             F          118,400.00         ZZ
                                         360        118,336.99          1
                                       9.125            963.34        103
                                       8.875            963.34
    BENSON           NC   27504          5            01/10/03         23
    0435291752                           05           03/01/03          0
    017105509128                         O            02/01/33
    0


    8395895          U05/G01             F          263,293.00         ZZ
                                         360        263,152.88          1
                                       9.125          2,142.24        103
                                       8.875          2,142.24
    CROCKETT         CA   94524          1            01/06/03         23
    0435322730                           05           03/01/03          0
    3297280                              O            02/01/33
    0


    8395899          K15/G01             F          140,700.00         ZZ
                                         360        140,600.70          1
                                       7.750          1,007.99        107
                                       7.500          1,007.99
    FOUNTAIN         CO   80817          5            01/16/03         23
    0435291497                           05           03/01/03          0
    021805505816                         O            02/01/33
    0


    8395903          696/G01             F          109,450.00         ZZ
                                         360        109,376.56          1
                                       8.000            803.11        107
                                       7.750            803.11
1


    WASHINGTON       DC   20019          1            01/23/03         23
    0435284609                           05           03/01/03          0
    20202137                             O            02/01/33
    0


    8395909          K15/G01             F          154,400.00         ZZ
                                         360        154,212.27          1
                                       8.500          1,187.20        107
                                       8.250          1,187.20
    WILMINGTON       DE   19804          5            12/13/02         23
    0435294657                           05           02/01/03          0
    052000112572                         O            01/01/33
    0


    8396227          G27/G01             F           92,000.00         ZZ
                                         360         91,931.72          1
                                       7.500            643.28        106
                                       7.250            643.28
    SHAFTER          CA   93263          5            01/21/03         23
    0435316724                           05           03/01/03          0
    20302493                             O            02/01/33
    0


    8396511          642/G01             F          223,000.00         ZZ
                                         360        222,846.54          1
                                       7.875          1,616.90        107
                                       7.625          1,616.90
    SOUTH JORDAN     UT   84095          2            01/24/03         23
    0435296462                           05           03/01/03          0
    12212802                             O            02/01/33
    0


    8396791          J95/G01             F           91,650.00         ZZ
                                         360         91,594.48          1
                                       8.500            704.71        103
                                       8.250            704.71
    CHANDLER         AZ   85249          1            01/10/03         23
    0435292107                           03           03/01/03          0
    0041011750                           O            02/01/33
    0


    8396799          940/G01             F          199,950.00         ZZ
                                         360        199,801.61          1
                                       7.500          1,398.08        100
                                       7.250          1,398.08
    RIVERSIDE        CA   92505          1            01/16/03         23
    0435320304                           05           03/01/03          0
    40030018                             O            02/01/33
    0
1




    8396821          U05/G01             F          157,000.00         ZZ
                                         360        156,880.54          1
                                       7.375          1,084.36        106
                                       7.125          1,084.36
    COLFAX           CA   95713          1            01/07/03         23
    0435318167                           09           03/01/03          0
    3296457                              O            02/01/33
    0


    8396855          K15/G01             F          219,000.00         ZZ
                                         360        218,834.37          1
                                      10.750          2,044.32        101
                                      10.500          2,044.32
    SOUTH GATE       CA   90280          5            12/13/02         23
    0435300207                           05           02/01/03          0
    207205504802                         O            01/01/33
    0


    8396873          X81/G01             F          143,612.00         ZZ
                                         360        143,529.37          1
                                       8.750          1,129.80        103
                                       8.500          1,129.80
    HUGO             MN   55038          1            01/16/03         23
    0435297700                           01           03/01/03          0
    952897                               O            02/01/33
    0


    8396923          W34/G01             F          130,000.00         ZZ
                                         360        129,903.52          1
                                       7.500            908.98         97
                                       7.250            908.98
    MERRITT ISLAND   FL   32953          5            01/27/03         23
    0435315155                           05           03/01/03          0
    10660273                             O            02/01/33
    0


    8396927          950/G01             F          199,800.00         ZZ
                                         360        199,658.99          1
                                       7.750          1,431.39        104
                                       7.500          1,431.39
    PORTLAND         OK   97202          1            01/22/03         23
    0435301593                           05           03/01/03          0
    Y22C016                              O            02/01/33
    0


    8396985          B39/G01             F          157,000.00         ZZ
                                         360        156,916.45          1
1


                                       9.125          1,277.40        100
                                       8.875          1,277.40
    CHASKA           MN   55318          1            01/29/03         23
    0435302104                           09           03/01/03          0
    20030204F                            O            02/01/33
    0


    8397051          N67/G01             F          242,900.00         ZZ
                                         360        242,752.85          1
                                       8.500          1,867.69        103
                                       8.250          1,867.69
    HANAHAN          SC   29406          2            01/17/03         23
    0435306329                           03           03/01/03          0
    3254003808                           O            02/01/33
    0


    8397115          R17/G01             F          141,500.00         ZZ
                                         180        141,067.94          1
                                       7.375          1,301.70        103
                                       7.125          1,301.70
    PITTSBURGH       PA   15236          5            01/17/03         23
    0435430590                           05           03/01/03          0
    1000199089                           O            02/01/18
    0


    8397151          R84/G01             F          196,000.00         ZZ
                                         360        195,892.94          1
                                       9.000          1,577.06         97
                                       8.750          1,577.06
    LAS VEGAS        NV   89146          1            01/16/03         23
    0435303524                           05           03/01/03          0
    LVW5552                              O            02/01/33
    0


    8397153          R17/G01             F          341,550.00         ZZ
                                         360        341,290.11          1
                                       7.375          2,359.00        103
                                       7.125          2,359.00
    SAN DIEGO        CA   92126          1            01/09/03         23
    0435325634                           05           03/01/03          0
    1000194635                           O            02/01/33
    0


    8397179          S20/G01             F          120,500.00         ZZ
                                         360        120,430.68          1
                                       8.750            947.97        103
                                       8.500            947.97
    COLUMBIA         SC   29223          5            01/21/03         23
    0435314612                           05           03/01/03          0
1


    0300290                              O            02/01/33
    0


    8397235          964/G01             F          139,900.00         ZZ
                                         360        139,798.75          1
                                       7.625            990.20        100
                                       7.375            990.20
    SCOTTSDALE       AZ   85260          1            01/21/03         23
    0435292867                           01           03/01/03          0
    339958                               O            02/01/33
    0


    8397501          G52/G01             F          112,000.00         ZZ
                                         360        111,930.39          1
                                       8.375            851.28        100
                                       8.125            851.28
    PHOENIX          AZ   85023          1            01/22/03         23
    0435293782                           05           03/01/03          0
    6900005687                           O            02/01/33
    0


    8397547          147/G01             F           90,250.00         ZZ
                                         360         90,128.49          1
                                       8.000            662.22        107
                                       7.750            662.22
    MEMPHIS          TN   38118          5            12/17/02         23
    0435302443                           05           02/01/03          0
    10515880                             O            01/01/33
    0


    8397573          147/G01             F          154,500.00         ZZ
                                         360        154,326.14          1
                                       8.875          1,229.27        103
                                       8.625          1,229.27
    LAS VEGAS        NV   89121          5            12/13/02         23
    0435302526                           09           02/01/03          0
    10507700                             O            01/01/33
    0


    8398055          E22/G01             F          154,000.00         ZZ
                                         360        153,913.67          1
                                       8.875          1,225.29        100
                                       8.375          1,225.29
    LAS VEGAS        NV   89103          1            01/21/03         23
    0415474956                           05           03/01/03          0
    0415474956                           O            02/01/33
    0


1


    8398057          E22/G01             F          123,700.00         ZZ
                                         360        123,632.43          1
                                       9.000            995.32         99
                                       8.500            995.32
    EAST HAVEN       CT   06512          1            01/29/03         23
    0415514181                           05           03/01/03          0
    0415514181                           O            02/01/33
    0


    8398085          E22/G01             F          130,150.00         ZZ
                                         360        130,069.11          1
                                       8.375            989.23         95
                                       8.125            989.23
    HOLLYWOOD        FL   33020          1            01/29/03         23
    0415634633                           05           03/01/03          0
    0415634633                           N            02/01/33
    0


    8398091          E22/G01             F          199,305.00         ZZ
                                         360        199,198.94          1
                                       9.125          1,621.61        103
                                       8.625          1,621.61
    SEATAC           WA   98198          2            01/22/03         23
    0415667450                           05           03/01/03          0
    0415667450                           O            02/01/33
    0


    8398149          E22/G01             F           93,730.00         ZZ
                                         360         93,676.08          1
                                       8.750            737.37        103
                                       8.500            737.37
    ATTALLA          AL   35954          1            01/29/03         23
    0415868561                           05           03/01/03          0
    0415868561                           O            02/01/33
    0


    8398161          E22/G01             F          118,450.00         ZZ
                                         360        118,390.18          1
                                       9.375            985.21        103
                                       9.125            985.21
    DES PLAINES      IL   60016          5            01/23/03         23
    0415881770                           01           03/01/03          0
    0415881770                           O            02/01/33
    0


    8398163          E22/G01             F           87,050.00         ZZ
                                         360         86,990.10          1
                                       7.875            631.17         97
                                       7.625            631.17
1


    HARTSELLE        AL   35640          5            01/24/03         23
    0415886092                           05           03/01/03          0
    0415886092                           O            02/01/33
    0


    8398257          E22/G01             F          395,900.00         ZZ
                                         360        395,583.41          1
                                       7.125          2,667.25        107
                                       6.625          2,667.25
    SAN JOSE         CA   95123          1            01/21/03         23
    0415976414                           09           03/01/03          0
    0415976414                           O            02/01/33
    0


    8398343          E22/G01             F           33,250.00         ZZ
                                         360         33,229.34          1
                                       8.375            252.72         95
                                       8.125            252.72
    GRAND RAPIDS     MI   49504          1            01/29/03         23
    0415848563                           05           03/01/03          0
    0415848563                           N            02/01/33
    0


    8398379          E22/G01             F          281,378.00         ZZ
                                         360        281,174.34          1
                                       7.625          1,991.58        107
                                       7.375          1,991.58
    HAMPTON COVE     AL   35763          5            01/24/03         23
    0415919265                           03           03/01/03          0
    0415919265                           O            02/01/33
    0


    8398385          E22/G01             F          408,771.00         ZZ
                                         360        408,467.63          1
                                       7.500          2,858.19         99
                                       7.250          2,858.19
    TRACY            CA   95304          1            01/21/03         23
    0415921733                           05           03/01/03          0
    0415921733                           O            02/01/33
    0


    8398387          E22/G01             F          185,000.00         ZZ
                                         360        184,859.23          1
                                       7.375          1,277.75         98
                                       7.125          1,277.75
    ALABASTER        AL   35007          5            01/24/03         23
    0415922517                           05           03/01/03          0
    0415922517                           O            02/01/33
    0
1




    8398423          E22/G01             F          192,600.00         ZZ
                                         360        192,442.13          1
                                       7.000          1,281.37        107
                                       6.750          1,281.37
    LAGUNA NIGUEL    CA   92677          1            01/24/03         23
    0416032019                           01           03/01/03          0
    0416032019                           O            02/01/33
    0


    8398541          Q14/G01             F          380,600.00         ZZ
                                         360        380,344.62          1
                                       8.000          2,792.71        102
                                       7.750          2,792.71
    CAVE CREEK       AZ   85331          5            01/24/03         23
    0435295035                           05           03/01/03          0
    0000311095                           O            02/01/33
    0


    8398579          588/G01             F          145,000.00         ZZ
                                         360        144,277.56          1
                                       7.625          1,026.30        100
                                       7.375          1,026.30
    GERMANTOWN       MD   20874          1            09/27/02         23
    0435431127                           09           11/01/02          0
    1077006                              O            10/01/32
    0


    8398611          W39/G01             F           91,500.00         T
                                         360         91,433.78          1
                                       7.625            647.63        100
                                       7.375            647.63
    NORTH FORT MYER  FL   33903          1            01/28/03         23
    0435307038                           05           03/01/03          0
    LA024599                             O            02/01/33
    0


    8398735          588/G01             F          246,750.00         ZZ
                                         360        246,566.88          1
                                       7.500          1,725.31        105
                                       7.250          1,725.31
    OLNEY            MD   20832          1            01/15/03         00
    0435317524                           09           03/01/03          0
    1082144                              O            02/01/33
    0


    8398783          Q14/G01             F          148,000.00         ZZ
                                         360        147,892.89          1
1


                                       7.625          1,047.53        104
                                       7.375          1,047.53
    AVONDALE         AZ   85323          1            02/03/03         23
    0435295001                           03           03/01/03          0
    00000311063                          O            02/01/33
    0


    8398859          U96/G01             F          195,500.00         ZZ
                                         360        195,358.50          1
                                       7.625          1,383.74        106
                                       7.375          1,383.74
    KAPAAU           HI   96755          1            01/27/03         23
    0435304431                           29           03/01/03          0
    30100322                             O            02/01/33
    0


    8398869          R49/G01             F          300,250.00         ZZ
                                         360        300,032.69          1
                                       7.625          2,125.15         99
                                       7.375          2,125.15
    LOS ANGELES      CA   91306          1            01/21/03         23
    0435341607                           05           03/01/03          0
    10010557                             O            02/01/33
    0


    8398931          642/G01             F          297,730.00         ZZ
                                         360        297,525.10          1
                                       7.875          2,158.75        100
                                       7.625          2,158.75
    RIVERSIDE        CA   92505          1            01/22/03         23
    0435305750                           03           03/01/03          0
    11111102                             O            02/01/33
    0


    8398935          642/G01             F          254,512.00         ZZ
                                         360        254,341.23          1
                                       8.000          1,867.52        100
                                       7.750          1,867.52
    MURRIETA         CA   92562          1            01/29/03         23
    0435318332                           05           03/01/03          0
    12121402                             O            02/01/33
    0


    8398981          U96/G01             F          262,650.00         ZZ
                                         360        262,464.62          1
                                       7.750          1,881.66        103
                                       7.500          1,881.66
    EWA BEACH        HI   96706          5            01/13/03         00
    0435310008                           03           03/01/03          0
1


    21200250                             O            02/01/33
    0


    8398983          N67/G01             F          100,900.00         ZZ
                                         360        100,837.29          1
                                       8.375            766.91        103
                                       8.125            766.91
    GREER            SC   29651          2            01/22/03         23
    0435306360                           05           03/01/03          0
    3254004298                           O            02/01/33
    0


    8398987          147/G01             F           66,950.00         ZZ
                                         360         66,872.68          1
                                       8.750            526.70        103
                                       8.500            526.70
    DETROIT          MI   48205          1            12/30/02         23
    0435297858                           05           02/01/03          0
    10499098                             O            01/01/33
    0


    8399139          147/G01             F          133,750.00         ZZ
                                         360        133,666.86          1
                                       8.375          1,016.60        107
                                       8.125          1,016.60
    NASHVILLE        TN   37211          5            01/06/03         23
    0435315585                           05           03/01/03          0
    10518807                             O            02/01/33
    0


    8399179          P29/G01             F           91,575.00         ZZ
                                         180         91,516.61          1
                                       8.250            687.97         99
                                       8.000            687.97
    CEDAR FALLS      IA   50613          1            01/29/03         23
    0435331921                           05           03/01/03          0
    10699936                             O            02/01/18
    0


    8399189          147/G01             F          326,615.00         ZZ
                                         360        326,197.03          1
                                       8.250          2,453.75        104
                                       8.000          2,453.75
    HOLMDEL          NJ   07733          1            12/16/02         23
    0435434899                           01           02/01/03          0
    10507913                             O            01/01/33
    0


1


    8399557          U19/G01             F          336,500.00         ZZ
                                         360        336,311.35          1
                                       8.875          2,677.35        103
                                       8.625          2,677.35
    BAKERSFIELD      CA   93312          5            01/09/03         23
    0435314448                           05           03/01/03          0
    11000147                             O            02/01/33
    0


    8399623          808/G01             F          157,750.00         ZZ
                                         360        157,632.92          1
                                       7.500          1,103.02        100
                                       7.250          1,103.02
    MODESTO          CA   95354          1            01/22/03         23
    0435306006                           05           03/01/03          0
    9429585                              O            02/01/33
    0


    8399675          964/G01             F          106,500.00         T
                                         360        106,420.97          1
                                       7.500            744.66        107
                                       7.250            744.66
    MONMOUTH         OR   97361          1            01/17/03         23
    0435296017                           05           03/01/03          0
    324873                               O            02/01/33
    0


    8399845          U42/G01             F           89,500.00         ZZ
                                         360         89,435.22          1
                                       7.625            633.48        100
                                       7.375            633.48
    EAGLE PASS       TX   78852          1            01/27/03         12
    0435308291                           05           03/01/03         35
    49300006                             O            02/01/33
    0


    8399851          U35/G01             F           76,220.00         ZZ
                                         360         76,177.27          1
                                       8.875            606.44        103
                                       8.625            606.44
    MOUNT CALVARY    WI   53057          2            01/27/03         23
    0435315627                           05           03/01/03          0
    10661280                             O            02/01/33
    0


    8400451          E22/G01             F          145,500.00         ZZ
                                         360        145,397.31          1
                                       7.750          1,042.38        104
                                       7.500          1,042.38
1


    MOULTON          AL   35650          1            01/30/03         23
    0415738848                           05           03/01/03          0
    0415738848                           O            02/01/33
    0


    8400495          E22/G01             F           81,900.00         ZZ
                                         360         81,843.64          1
                                       7.875            593.83        105
                                       7.375            593.83
    ALBION           NE   68620          1            01/30/03         23
    0415777283                           05           03/01/03          0
    0415777283                           O            02/01/33
    0


    8400505          E22/G01             F          211,150.00         ZZ
                                         360        210,985.28          1
                                       7.250          1,440.42        103
                                       6.750          1,440.42
    ESCONDIDO        CA   92025          1            01/23/03         23
    0415921923                           01           03/01/03          0
    0415921923                           O            02/01/33
    0


    8400507          E22/G01             F          139,000.00         ZZ
                                         360        138,911.37          1
                                       8.250          1,044.26        100
                                       8.000          1,044.26
    FARMINGTON HILL  MI   48334          1            01/30/03         23
    0415928456                           05           03/01/03          0
    0415928456                           O            02/01/33
    0


    8400517          E22/G01             F           85,500.00         ZZ
                                         360         85,434.94          1
                                       7.375            590.53         95
                                       6.875            590.53
    BIXBY            OK   74008          1            01/30/03         23
    0415934538                           05           03/01/03          0
    0415934538                           N            02/01/33
    0


    8400519          E22/G01             F           77,300.00         ZZ
                                         360         77,241.18          1
                                       7.375            533.89        100
                                       7.125            533.89
    GREELEY          CO   80631          1            01/30/03         23
    0415934959                           05           03/01/03          0
    0415934959                           O            02/01/33
    0
1




    8400533          E22/G01             F          292,000.00         ZZ
                                         360        291,827.60          1
                                       8.625          2,271.15         99
                                       8.375          2,271.15
    OLYMPIA          WA   98506          5            01/24/03         23
    0415946524                           05           03/01/03          0
    0415946524                           O            02/01/33
    0


    8400547          E22/G01             F          142,140.00         ZZ
                                         360        142,066.31          1
                                       9.250          1,169.35        103
                                       9.000          1,169.35
    WEST JORDAN      UT   84084          1            01/27/03         23
    0415958792                           05           03/01/03          0
    0415958792                           O            02/01/33
    0


    8400581          E22/G01             F          111,150.00         ZZ
                                         360        111,075.42          1
                                       8.000            815.58         95
                                       7.750            815.58
    CHILDERSBURG     AL   35044          1            01/30/03         23
    0415996230                           05           03/01/03          0
    0415996230                           O            02/01/33
    0


    8400589          E22/G01             F          179,900.00         ZZ
                                         360        179,785.28          1
                                       8.250          1,351.53        100
                                       8.000          1,351.53
    BEACH PARK       IL   60087          1            01/30/03         23
    0416002343                           05           03/01/03          0
    0416002343                           O            02/01/33
    0


    8400599          E22/G01             F          105,060.00         ZZ
                                         360        105,004.09          1
                                       9.125            854.80        103
                                       8.625            854.80
    SALT LAKE CITY   UT   84119          1            01/29/03         23
    0416019255                           01           03/01/03          0
    0416019255                           O            02/01/33
    0


    8400645          E22/G01             F          183,735.00         ZZ
                                         360        183,646.98          1
1


                                       9.625          1,561.73        100
                                       9.125          1,561.73
    CORNELIUS        NC   28031          1            01/09/03         23
    0415858562                           03           03/01/03          0
    0415858562                           O            02/01/33
    0


    8400665          E22/G01             F          118,450.00         ZZ
                                         360        118,383.60          1
                                       8.875            942.44        103
                                       8.625            942.44
    WEST PALM BEACH  FL   33415          1            01/30/03         23
    0415885821                           05           03/01/03          0
    0415885821                           O            02/01/33
    0


    8400669          E22/G01             F           29,379.00         ZZ
                                         360         29,360.74          2
                                       8.375            223.30         95
                                       8.125            223.30
    SAGINAW          MI   48601          1            01/30/03         23
    0415886175                           05           03/01/03          0
    0415886175                           N            02/01/33
    0


    8400679          E22/G01             F          110,210.00         ZZ
                                         360        110,157.21          1
                                       9.625            936.77        103
                                       9.125            936.77
    NEWPORT NEWS     VA   23608          1            01/30/03         23
    0415902535                           05           03/01/03          0
    0415902535                           O            02/01/33
    0


    8400683          E22/G01             F          203,000.00         ZZ
                                         360        202,856.72          1
                                       7.750          1,454.32        100
                                       7.500          1,454.32
    FREDERICKSBURG   VA   22401          1            01/30/03         23
    0415903863                           05           03/01/03          0
    0415903863                           O            02/01/33
    0


    8400705          E22/G01             F           74,160.00         ZZ
                                         360         74,113.55          1
                                       9.375            616.83        103
                                       9.125            616.83
    DECATUR          IN   46733          1            01/30/03         23
    0415229855                           05           03/01/03          0
1


    0415229855                           O            02/01/33
    0


    8400715          E22/G01             F          205,000.00         ZZ
                                         360        204,847.86          1
                                       7.500          1,433.39        100
                                       7.250          1,433.39
    (LOS ANGELES AR  CA   90059          1            01/18/03         23
    0415340777                           29           03/01/03          0
    0415340777                           O            02/01/33
    0


    8400781          E22/G01             F          164,900.00         ZZ
                                         360        164,805.13          1
                                       8.750          1,297.27        100
                                       8.500          1,297.27
    HENDERSONVILLE   TN   37075          1            01/23/03         23
    0415790633                           05           03/01/03          0
    0415790633                           O            02/01/33
    0


    8400793          E22/G01             F           89,775.00         ZZ
                                         360         89,719.20          1
                                       8.375            682.35         95
                                       8.125            682.35
    ALABASTER        AL   35007          1            01/30/03         23
    0415808039                           05           03/01/03          0
    0415808039                           N            02/01/33
    0


    8401379          588/G01             F          185,200.00         ZZ
                                         360        184,730.55          1
                                       6.875          1,216.63        106
                                       6.625          1,216.63
    LINDEN           VA   22642          1            11/25/02         23
    0435421946                           05           01/01/03          0
    00010800299                          O            12/01/32
    0


    8401451          W35/G01             F          178,735.00         ZZ
                                         360        178,595.57          1
                                       7.250          1,219.29        100
                                       7.000          1,219.29
    NOBLESVILLE      IN   46060          1            01/16/03         23
    0435335658                           03           03/01/03          0
    15085                                O            02/01/33
    0


1


    8401531          X91/G01             F          164,700.00         ZZ
                                         360        164,561.63          1
                                       6.875          1,081.96        103
                                       6.625          1,081.96
    WAIPAHU          HI   96797          1            01/22/03         23
    0435330576                           01           03/01/03          0
    802843                               O            02/01/33
    0


    8401673          W45/G01             F          143,550.00         ZZ
                                         360        143,443.47          1
                                       7.500          1,003.72         99
                                       7.250          1,003.72
    HEMET            CA   92545          5            01/27/03         23
    0435324355                           05           03/01/03          0
    03012117412                          O            02/01/33
    0


    8401695          624/G01             F          316,250.00         ZZ
                                         360        316,003.30          1
                                       7.250          2,157.38        106
                                       7.000          2,157.38
    SANTA MARIA      CA   93455          1            01/23/03         23
    0435337548                           05           03/01/03          0
    1000021656                           O            02/01/33
    0


    8401707          T17/G01             F          179,000.00         ZZ
                                         360        178,857.56          2
                                       7.150          1,208.98        100
                                       6.900          1,208.98
    CHICAGO          IL   60609          1            01/24/03         23
    0435324843                           05           03/01/03          0
    03011000000                          O            02/01/33
    0


    8401785          B76/G01             F          159,250.00         ZZ
                                         360        159,140.41          1
                                       7.875          1,154.68        107
                                       7.625          1,154.68
    FITCHBURG        MA   01420          5            01/24/03         23
    0435320296                           05           03/01/03          0
    0004657789                           O            02/01/33
    0


    8401789          X67/G01             F          233,500.00         ZZ
                                         360        233,322.32          1
                                       7.375          1,612.73         96
                                       7.125          1,612.73
1


    CHINO            CA   91710          5            01/06/03         23
    0435322060                           05           03/01/03          0
    00281386                             O            02/01/33
    0


    8401821          X07/G01             F           72,000.00         ZZ
                                         360         71,949.18          1
                                       7.750            515.82        100
                                       7.500            515.82
    GRAFTON          WI   53024          1            01/30/03         23
    0435318753                           29           03/01/03          0
    6910000889                           O            02/01/33
    0


    8401831          Q64/G01             F          152,400.00         ZZ
                                         180        152,289.70          1
                                       7.625          1,078.68        103
                                       7.375          1,078.68
    MAINEVILLE       OH   45039          1            01/24/03         23
    0435395777                           03           03/01/03          0
    0106060809                           O            02/01/18
    0


    8401857          737/G01             F          169,950.00         ZZ
                                         360        169,830.05          1
                                       7.750          1,217.54        103
                                       7.500          1,217.54
    AVONDALE         AZ   85323          2            01/21/03         23
    0435329578                           05           03/01/03          0
    2103115                              O            02/01/33
    0


    8401865          K15/G01             F          113,800.00         ZZ
                                         360        113,719.68          1
                                       7.750            815.28         99
                                       7.500            815.28
    BOISE            ID   83704          2            01/09/03         23
    0435308986                           05           03/01/03          0
    03010550578                          O            02/01/33
    0


    8401873          S20/G01             F          149,865.00         ZZ
                                         360        149,759.23          1
                                       7.750          1,073.65        103
                                       7.500          1,073.65
    LUGOFF           SC   29078          1            01/29/03         23
    0435325493                           05           03/01/03          0
    0300369                              O            02/01/33
    0
1




    8401875          588/G01             F          142,100.00         ZZ
                                         360        141,997.16          1
                                       7.625          1,005.77        107
                                       7.375          1,005.77
    LOWER SAUCON TO  PA   18055          1            01/10/03         23
    0435319413                           05           03/01/03          0
    1083095                              O            02/01/33
    0


    8401877          U45/G01             F          141,110.00         ZZ
                                         360        141,017.69          1
                                       8.125          1,047.74        103
                                       7.875          1,047.74
    FRESNO           CA   93703          1            01/24/03         23
    0435300785                           05           03/01/03          0
    0002402471                           O            02/01/33
    0


    8402021          588/G01             F          148,000.00         ZZ
                                         360        147,709.92          1
                                       8.250          1,111.87        100
                                       8.000          1,111.87
    SOUTHAMPTON TWP  NJ   08088          1            12/19/02         23
    0435319629                           05           02/01/03          0
    1083309                              O            01/01/33
    0


    8402025          003/G01             F          179,900.00         ZZ
                                         360        179,675.58          1
                                       8.375          1,367.37        100
                                       8.125          1,367.37
    MIAMI SHORES     FL   33150          1            12/31/02         23
    0435396072                           05           02/01/03          0
    21920574                             O            01/01/33
    0


    8402035          G27/G01             F          155,000.00         ZZ
                                         360        154,884.97          1
                                       7.500          1,083.78        103
                                       7.250          1,083.78
    SACRAMENTO       CA   95828          1            01/15/03         23
    0435317615                           05           03/01/03          0
    70002023                             O            02/01/33
    0


    8402091          L16/G01             F          110,000.00         ZZ
                                         360        109,931.63          1
1


                                       8.375            836.08        100
                                       8.125            836.08
    BAKERSFIELD      CA   93307          1            01/10/03         23
    0435357272                           05           03/01/03          0
    7123                                 O            02/01/33
    0


    8402099          L16/G01             F          217,800.00         ZZ
                                         360        217,664.62          1
                                       8.375          1,655.44         99
                                       8.125          1,655.44
    MINNETONKA       MN   55345          5            01/22/03         23
    0435384532                           05           03/01/03          0
    8148                                 O            02/01/33
    0


    8402375          F89/G01             F          267,798.00         ZZ
                                         360        267,618.31          2
                                       8.000          1,965.01        103
                                       7.750          1,965.01
    LOS ANGELES      CA   90003          1            01/13/03         23
    0435349022                           05           03/01/03          0
    26179                                O            02/01/33
    0


    8402531          U77/G01             F           97,850.00         ZZ
                                         180         97,742.48          1
                                       8.990            786.62        103
                                       8.740            786.62
    LEXINGTON        SC   29072          5            01/09/03         23
    0435323308                           05           02/14/03          0
    02110482                             O            01/14/18
    0


    8402553          588/G01             F          174,950.00         ZZ
                                         360        174,849.35          1
                                       8.750          1,376.33        103
                                       8.500          1,376.33
    UPPER DARBY TOW  PA   19026          1            01/24/03         23
    0435319231                           05           03/01/03          0
    00010842226                          O            02/01/33
    0


    8402939          588/G01             F          329,600.00         ZZ
                                         360        329,384.40          1
                                       8.125          2,447.27        103
                                       7.875          2,447.27
    VIENNA           VA   22180          1            01/24/03         23
    0435315981                           05           03/01/03          0
1


    00010852191                          O            02/01/33
    0


    8402979          588/G01             F          400,000.00         ZZ
                                         360        399,724.72          1
                                       7.875          2,900.28        105
                                       7.625          2,900.28
    ALEXANDRIA       VA   22315          1            01/10/03         23
    0435316005                           09           03/01/03          0
    00010805587                          O            02/01/33
    0


    8403577          E22/G01             F          196,880.00         ZZ
                                         360        196,730.19          1
                                       7.375          1,359.80        107
                                       7.125          1,359.80
    VALLEJO          CA   94590          1            01/16/03         23
    0415377670                           05           03/01/03          0
    0415377670                           O            02/01/33
    0


    8403587          E22/G01             F          131,000.00         ZZ
                                         360        130,907.54          1
                                       7.750            938.50        100
                                       7.250            938.50
    SPRINGFIELD      OR   97478          1            01/27/03         23
    0415450543                           05           03/01/03          0
    0415450543                           O            02/01/33
    0


    8403591          E22/G01             F          118,275.00         ZZ
                                         360        118,199.58          1
                                       8.250            888.56         95
                                       8.000            888.56
    COLORADO SPRING  CO   80916          1            01/31/03         23
    0415494244                           05           03/01/03          0
    0415494244                           N            02/01/33
    0


    8403625          E22/G01             F          153,500.00         ZZ
                                         360        153,404.59          1
                                       8.375          1,166.71        100
                                       7.875          1,166.71
    ARVADA           CO   80003          1            01/31/03         23
    0415623230                           07           03/01/03          0
    0415623230                           O            02/01/33
    0


1


    8403629          E22/G01             F           95,750.00         ZZ
                                         360         95,676.55          1
                                       9.125            779.05        103
                                       8.625            779.05
    CEDAR RAPIDS     IA   52405          5            01/27/03         23
    0415646512                           05           03/01/03          0
    0415646512                           O            02/01/33
    0


    8403637          E22/G01             F          115,000.00         ZZ
                                         360        114,943.44          1
                                       9.500            966.98        100
                                       9.000            966.98
    CHESAPEAKE       VA   23323          1            01/31/03         23
    0415676170                           05           03/01/03          0
    0415676170                           O            02/01/33
    0


    8403645          E22/G01             F          148,730.00         ZZ
                                         360        148,622.36          1
                                       7.625          1,052.70        107
                                       7.125          1,052.70
    ALOHA            OR   97007          5            01/23/03         23
    0415705375                           05           03/01/03          0
    0415705375                           O            02/01/33
    0


    8403679          E22/G01             F          178,000.00         ZZ
                                         360        177,874.37          1
                                       7.750          1,275.21        105
                                       7.250          1,275.21
    NORTH BEND       OR   97459          1            01/29/03         23
    0415747005                           05           03/01/03          0
    0415747005                           O            02/01/33
    0


    8403681          E22/G01             F          282,000.00         ZZ
                                         360        281,774.49          1
                                       7.125          1,899.89        106
                                       6.625          1,899.89
    MIAMI            FL   33176          1            01/31/03         23
    0415747351                           05           03/01/03          0
    0415747351                           O            02/01/33
    0


    8403697          E22/G01             F           97,500.00         ZZ
                                         360         97,425.81          1
                                       7.375            673.41        104
                                       7.125            673.41
1


    CARRBORO         NC   27510          1            01/31/03         23
    0415767342                           01           03/01/03          0
    0415767342                           O            02/01/33
    0


    8403701          E22/G01             F          170,775.00         ZZ
                                         360        170,676.74          1
                                       8.750          1,343.49         99
                                       8.250          1,343.49
    MARYSVILLE       WA   98270          5            01/23/03         23
    0415770353                           05           03/01/03          0
    0415770353                           O            02/01/33
    0


    8403709          E22/G01             F          214,000.00         ZZ
                                         360        213,860.02          1
                                       8.125          1,588.94        102
                                       7.625          1,588.94
    SONORA           CA   95370          2            01/23/03         23
    0415777408                           05           03/01/03          0
    0415777408                           O            02/01/33
    0


    8403727          E22/G01             F          124,000.00         ZZ
                                         360        123,905.64          1
                                       7.375            856.44        100
                                       6.875            856.44
    MOSES LAKE       WA   98837          1            01/27/03         23
    0415795343                           05           03/01/03          0
    0415795343                           O            02/01/33
    0


    8403741          E22/G01             F          119,900.00         ZZ
                                         360        119,778.87          1
                                       7.750            858.98        100
                                       7.500            858.98
    ST. LOUIS        MO   63132          1            01/31/03         23
    0415803113                           05           03/01/03          0
    0415803113                           O            02/01/33
    0


    8403767          E22/G01             F          134,000.00         ZZ
                                         360        133,900.55          1
                                       7.500            936.95        104
                                       7.250            936.95
    ORANGE           MA   01364          1            01/31/03         23
    0415826346                           05           03/01/03          0
    0415826346                           O            02/01/33
    0
1




    8403787          E22/G01             F          187,945.00         ZZ
                                         360        187,801.99          1
                                       7.375          1,298.09        107
                                       6.875          1,298.09
    CORVALLIS        OR   97333          1            01/17/03         23
    0415841188                           03           03/01/03          0
    0415841188                           O            02/01/33
    0


    8403789          E22/G01             F           42,750.00         ZZ
                                         360         42,722.74          2
                                       8.250            321.17         95
                                       7.750            321.17
    MEMPHIS          TN   38115          1            01/31/03         23
    0415841220                           05           03/01/03          0
    0415841220                           N            02/01/33
    0


    8403809          E22/G01             F          142,250.00         ZZ
                                         360        142,180.03          1
                                       9.500          1,196.12        100
                                       9.000          1,196.12
    PASCO            WA   99301          1            01/28/03         23
    0415856368                           05           03/01/03          0
    0415856368                           O            02/01/33
    0


    8403813          E22/G01             F           84,500.00         ZZ
                                         360         84,443.30          1
                                       8.000            620.03        102
                                       7.750            620.03
    BROOKLAWN BOROU  NJ   08030          5            01/27/03         23
    0415859297                           05           03/01/03          0
    0415859297                           O            02/01/33
    0


    8403821          E22/G01             F           72,615.00         ZZ
                                         360         72,572.13          1
                                       8.625            564.79        103
                                       8.375            564.79
    CULPEPER         VA   22701          1            01/31/03         23
    0415865336                           05           03/01/03          0
    0415865336                           O            02/01/33
    0


    8403837          E22/G01             F           98,365.00         ZZ
                                         360         98,303.86          1
1


                                       8.375            747.65        103
                                       8.125            747.65
    CARPENTER        WY   82054          1            01/30/03         23
    0415873561                           05           03/01/03          0
    0415873561                           O            02/01/33
    0


    8403851          E22/G01             F          339,900.00         ZZ
                                         360        339,653.99          1
                                       7.625          2,405.79        100
                                       7.125          2,405.79
    SIMI VALLEY      CA   93065          1            01/28/03         23
    0415880533                           05           03/01/03          0
    0415880533                           O            02/01/33
    0


    8403895          E22/G01             F          158,347.00         ZZ
                                         360        158,347.00          1
                                       7.375          1,093.66        107
                                       6.875          1,093.66
    DOVER            PA   17315          1            01/31/03         23
    0415918176                           05           04/01/03          0
    0415918176                           O            03/01/33
    0


    8403901          E22/G01             F          181,000.00         ZZ
                                         360        180,887.50          1
                                       8.375          1,375.73        107
                                       8.125          1,375.73
    HOPEWELL TOWNSH  NJ   08302          5            01/27/03         23
    0415921899                           05           03/01/03          0
    0415921899                           O            02/01/33
    0


    8403907          E22/G01             F          132,561.00         ZZ
                                         360        132,482.73          1
                                       8.625          1,031.05         99
                                       8.375          1,031.05
    CANBY            OR   97013          1            01/24/03         23
    0415929702                           05           03/01/03          0
    0415929702                           O            02/01/33
    0


    8403927          E22/G01             F           68,400.00         ZZ
                                         360         68,357.49          2
                                       8.375            519.89         95
                                       7.875            519.89
    PENSACOLA        FL   32507          1            01/22/03         23
    0415938976                           05           03/01/03          0
1


    0415938976                           N            02/01/33
    0


    8403931          E22/G01             F          286,500.00         ZZ
                                         360        286,287.38          1
                                       7.500          2,003.25        101
                                       7.000          2,003.25
    MONROE           WA   98272          5            01/23/03         00
    0415948298                           05           03/01/03          0
    0415948298                           O            02/01/33
    0


    8403937          E22/G01             F          154,500.00         ZZ
                                         360        154,390.95          1
                                       7.750          1,106.86        100
                                       7.250          1,106.86
    WELLINGTON       FL   33414          1            01/31/03         23
    0415950807                           03           03/01/03          0
    0415950807                           O            02/01/33
    0


    8403947          E22/G01             F          180,000.00         ZZ
                                         360        179,888.12          1
                                       8.375          1,368.13        100
                                       8.125          1,368.13
    PORT HURON       MI   48060          1            01/31/03         23
    0418403947                           05           03/01/03          0
    0415959808                           O            02/01/33
    0


    8403959          E22/G01             F           80,250.00         ZZ
                                         360         80,190.44          1
                                       7.500            561.12        107
                                       7.250            561.12
    MONTGOMERY       AL   36109          5            01/28/03         23
    0415964998                           05           03/01/03          0
    0415964998                           O            02/01/33
    0


    8403963          E22/G01             F          110,300.00         ZZ
                                         360        110,239.75          1
                                       9.000            887.50        103
                                       8.500            887.50
    WONDER LAKE      IL   60097          1            01/31/03         23
    0415970151                           05           03/01/03          0
    0415970151                           O            02/01/33
    0


1


    8403967          E22/G01             F          150,000.00         ZZ
                                         360        149,920.18          1
                                       9.125          1,220.45        100
                                       8.625          1,220.45
    CHESAPEAKE       VA   23323          1            01/31/03         23
    0415971563                           05           03/01/03          0
    0415971563                           O            02/01/33
    0


    8403973          E22/G01             F          165,500.00         ZZ
                                         360        165,374.07          1
                                       7.375          1,143.07        104
                                       7.125          1,143.07
    MERIDIANVILLE    AL   35759          1            01/31/03         23
    0415975309                           05           03/01/03          0
    0415975309                           O            02/01/33
    0


    8403977          E22/G01             F           71,250.00         ZZ
                                         360         71,204.56          2
                                       8.250            535.28         95
                                       8.000            535.28
    NEW ORLEANS      LA   70124          1            01/31/03         23
    0415979541                           05           03/01/03          0
    0415979541                           N            02/01/33
    0


    8403979          E22/G01             F          261,900.00         ZZ
                                         360        261,732.99          2
                                       8.250          1,967.57         97
                                       8.000          1,967.57
    LYNN             MA   01902          1            01/31/03         23
    0415980085                           05           03/01/03          0
    0415980085                           O            02/01/33
    0


    8403981          E22/G01             F          104,000.00         ZZ
                                         360        103,950.18          1
                                       9.625            883.99        103
                                       9.125            883.99
    SPARTA           MI   49345          1            01/31/03         23
    0415981885                           05           03/01/03          0
    0415981885                           O            02/01/33
    0


    8404049          E22/G01             F          104,500.00         ZZ
                                         360        104,433.37          2
                                       8.250            785.07         95
                                       8.000            785.07
1


    AURORA           IL   60505          1            01/31/03         23
    0416046043                           05           03/01/03          0
    0416046043                           O            02/01/33
    0


    8404055          E22/G01             F          102,600.00         ZZ
                                         360        102,534.58          2
                                       8.250            770.80         95
                                       7.750            770.80
    BOISE            ID   83703          1            01/28/03         23
    0416051373                           05           03/01/03          0
    0416051373                           N            02/01/33
    0


    8404067          E22/G01             F          113,300.00         ZZ
                                         360        113,244.27          1
                                       9.500            952.69        103
                                       9.250            952.69
    TAMPA            FL   33625          1            01/31/03         23
    0416076693                           03           03/01/03          0
    0416076693                           O            02/01/33
    0


    8404131          H76/G01             F           64,200.00         ZZ
                                         360         64,200.00          1
                                       8.500            493.65        107
                                       8.250            493.65
    CURWENSVILLE     PA   06833          5            01/31/03         23
    0435304092                           05           04/01/03          0
    2002469496                           O            03/01/33
    0


    8404491          H76/G01             F          188,500.00         ZZ
                                         360        188,385.81          1
                                       8.500          1,449.40        102
                                       8.250          1,449.40
    CHARLOTTE        NC   28278          5            01/31/03         23
    0435306873                           05           03/01/03          0
    2002455969                           O            02/01/33
    0


    8404623          B57/G01             F          360,000.00         ZZ
                                         360        359,781.91          1
                                       8.500          2,768.09        100
                                       8.250          2,768.09
    LOS ANGELES      CA   90028          1            01/14/03         23
    0435324876                           05           03/01/03          0
    10009031                             O            02/01/33
    0
1




    8404625          588/G01             F          204,950.00         ZZ
                                         360        204,790.12          1
                                       7.250          1,398.12        105
                                       7.000          1,398.12
    MANASSAS         VA   20109          1            01/17/03         23
    0435324926                           05           03/01/03          0
    1084479                              O            02/01/33
    0


    8404633          588/G01             F          215,000.00         ZZ
                                         360        214,840.44          1
                                       7.500          1,503.31        107
                                       7.250          1,503.31
    SILVER SPRING    MD   20904          1            01/16/03         23
    0435329792                           09           03/01/03          0
    1084713                              O            02/01/33
    0


    8404641          964/G01             F          188,300.00         ZZ
                                         360        188,156.72          1
                                       7.375          1,300.54        107
                                       7.125          1,300.54
    SCOTTSDALE       AZ   85260          2            01/22/03         23
    0435356860                           09           03/01/03          0
    310560                               O            02/01/33
    0


    8404653          964/G01             F          125,000.00         ZZ
                                         360        124,918.23          1
                                       8.125            928.12        100
                                       7.875            928.12
    PHOENIX          AZ   85029          1            01/28/03         23
    0435325709                           05           03/01/03          0
    341001                               O            02/01/33
    0


    8404657          H76/G01             F          205,000.00         ZZ
                                         360        204,847.86          1
                                       7.500          1,433.39        107
                                       7.250          1,433.39
    COLORADO SPRING  CO   80917          5            01/27/03         23
    0435304654                           05           03/01/03          0
    2002465712                           O            02/01/33
    0


    8404695          J40/G01             F          112,350.00         ZZ
                                         180        112,025.32          1
1


                                       8.000          1,073.68        107
                                       7.750          1,073.68
    JACKSON          MS   39211          5            01/17/03         23
    0435329446                           05           03/01/03          0
    7771742                              O            02/01/18
    0


    8404713          B57/G01             F          196,500.00         ZZ
                                         360        196,380.96          1
                                       8.500          1,510.91        100
                                       8.250          1,510.91
    PHOENIX          AZ   85024          1            01/14/03         23
    0435331343                           05           03/01/03          0
    20001082                             O            02/01/33
    0


    8404749          P01/G01             F          169,950.00         ZZ
                                         360        169,847.04          1
                                       8.500          1,306.77        103
                                       8.250          1,306.77
    DUMFRIES         VA   22026          5            01/27/03         23
    0435325923                           09           03/01/03          0
    02003269                             O            02/01/33
    0


    8404755          W08/G01             F          139,200.00         ZZ
                                         360        139,096.69          1
                                       7.500            973.31        105
                                       7.250            973.31
    MIAMI            FL   33155          1            01/27/03         23
    0435333158                           01           03/01/03          0
    021884MG                             O            02/01/33
    0


    8404775          588/G01             F          129,800.00         ZZ
                                         360        129,695.48          1
                                       7.125            874.49        107
                                       6.875            874.49
    HOPATCONG BOROU  NJ   07843          1            01/10/03         23
    0435319272                           05           03/01/03          0
    1079111                              O            02/01/33
    0


    8404787          S53/G01             F          155,530.00         ZZ
                                         180        155,449.37          1
                                       9.250          1,279.51        103
                                       9.000          1,279.51
    VERMILLION       MN   55085          1            01/15/03         00
    0435325766                           05           03/01/03          0
1


    9843012                              O            02/01/18
    0


    8404811          642/G01             F          151,940.00         ZZ
                                         360        151,835.44          1
                                       7.875          1,101.67        107
                                       7.625          1,101.67
    BOWIE            MD   20716          1            01/16/03         23
    0435325501                           09           03/01/03          0
    12112802                             O            02/01/33
    0


    8405167          M24/G01             F          322,000.00         ZZ
                                         360        321,778.41          1
                                       7.875          2,334.72        105
                                       7.625          2,334.72
    LARAMIE          WY   82072          5            01/24/03         23
    0435316427                           05           03/01/03          0
    269107151                            O            02/01/33
    0


    8406251          642/G01             F           85,490.00         ZZ
                                         360         85,446.83          1
                                       9.375            711.06        103
                                       9.125            711.06
    RICHMOND         VA   23224          5            01/21/03         23
    0435325600                           05           03/01/03          0
    12198102                             O            02/01/33
    0


    8406255          Q64/G01             F          130,150.00         ZZ
                                         180        130,064.85          1
                                       8.125            966.37         95
                                       7.875            966.37
    ST PAUL          MN   55103          1            01/23/03         23
    0435395827                           05           03/01/03          0
    0106001803                           O            02/01/18
    0


    8406293          U45/G01             F          281,190.00         ZZ
                                         360        281,010.69          1
                                       8.250          2,112.49        103
                                       8.000          2,112.49
    ANTIOCH          CA   94531          1            01/27/03         23
    0435302054                           09           03/01/03          0
    0002402568                           O            02/01/33
    0


1


    8406305          J95/G01             F          103,650.00         ZZ
                                         360        103,291.08          1
                                       7.500            724.74        107
                                       7.250            724.74
    BROGUE           PA   17309          1            01/27/03         23
    0435301288                           05           03/01/03          0
    0041291014                           O            02/01/33
    0


    8406451          U35/G01             F           84,975.00         ZZ
                                         360         84,933.20          1
                                       9.500            714.52        103
                                       9.250            714.52
    NORTH FOND DU L  WI   54937          1            01/30/03         23
    0435319850                           05           03/01/03          0
    0007579219                           O            02/01/33
    0


    8406553          W17/G01             F           94,050.00         ZZ
                                         360         93,991.54          1
                                       8.375            714.85         99
                                       8.125            714.85
    JACKSONVILLE     FL   32277          1            01/31/03         23
    0435329693                           01           03/01/03          0
    030448                               O            02/01/33
    0


    8406589          K15/G01             F           87,500.00         ZZ
                                         360         87,413.58          1
                                       9.500            735.75        103
                                       9.250            735.75
    DETROIT          MI   48239          1            12/18/02         23
    0435322813                           05           02/01/03          0
    046300112702                         O            01/01/33
    0


    8406765          U35/G01             F           41,509.00         ZZ
                                         360         41,477.42          1
                                       7.375            286.69        103
                                       7.125            286.69
    HAMMOND          IN   46320          1            01/29/03         23
    0435329941                           05           03/01/03          0
    0007631021                           O            02/01/33
    0


    8406835          K15/G01             F          186,400.00         ZZ
                                         360        186,271.72          1
                                       7.875          1,351.53        107
                                       7.625          1,351.53
1


    AMHERST          OH   44001          2            01/21/03         23
    0435317656                           05           03/01/03          0
    028705505655                         O            02/01/33
    0


    8406837          U35/G01             F           67,000.00         ZZ
                                         360         66,958.35          1
                                       8.375            509.25        100
                                       8.125            509.25
    DAVENPORT        IA   52807          1            01/30/03         23
    0435331020                           05           03/01/03          0
    0007581504                           O            02/01/33
    0


    8407231          R65/G01             F          247,200.00         ZZ
                                         360        247,057.78          1
                                       8.750          1,944.72        103
                                       8.500          1,944.72
    MEDINA           OH   44256          5            01/22/03         23
    0435342050                           05           03/01/03          0
    15934                                O            02/01/33
    0


    8407547          408/G01             F           70,500.00         T
                                         360         70,455.05          1
                                       8.250            529.64        104
                                       8.000            529.64
    MERTLE BEACH     SC   29572          1            01/16/03         23
    0435328547                           07           03/01/03          0
    9703032092                           O            02/01/33
    0


    8407651          624/G01             F          152,450.00         ZZ
                                         360        152,334.00          1
                                       7.375          1,052.93        105
                                       7.125          1,052.93
    MERRILLVILLE     IN   46410          5            01/20/03         23
    0435330915                           05           03/01/03          0
    1000020376                           O            02/01/33
    0


    8407693          U35/G01             F          134,000.00         ZZ
                                         360        133,926.81          1
                                       9.000          1,078.19        100
                                       8.750          1,078.19
    MERRILL          WI   54452          1            01/31/03         23
    0435331194                           05           03/01/03          0
    0007633291                           O            02/01/33
    0
1




    8407829          737/G01             F          264,500.00         ZZ
                                         360        264,317.97          1
                                       7.875          1,917.81        106
                                       7.625          1,917.81
    TURLOCK          CA   95382          1            01/20/03         23
    0435297189                           05           03/01/03          0
    0001843648                           O            02/01/33
    0


    8407869          737/G01             F          182,970.00         ZZ
                                         360        182,846.99          1
                                       7.990          1,341.29        107
                                       7.740          1,341.29
    MORENO VALLEY    CA   92555          1            01/15/03         23
    0435297221                           03           03/01/03          0
    0001845460                           O            02/01/33
    0


    8407939          X67/G01             F          255,000.00         ZZ
                                         360        254,815.44          1
                                       7.625          1,804.87        100
                                       7.375          1,804.87
    TUSTIN           CA   92780          1            01/15/03         23
    0435334537                           09           03/01/03          0
    00282514                             O            02/01/33
    0


    8407973          N74/G01             F          169,950.00         ZZ
                                         360        169,847.04          1
                                       8.500          1,306.77        103
                                       8.250          1,306.77
    WINSTON SALEM    NC   27105          5            01/27/03         23
    0435374335                           05           03/01/03          0
    0031588010                           O            02/01/33
    0


    8407985          U42/G01             F           38,520.00         ZZ
                                         360         38,488.43          1
                                       7.000            256.27         87
                                       6.750            256.27
    COLLINSVILLE     TX   76233          1            01/28/03         23
    0435309224                           05           03/01/03          0
    15300069                             O            02/01/33
    0


    8408033          G34/G01             F          138,500.00         ZZ
                                         360        138,402.25          1
1


                                       7.750            992.23         99
                                       7.500            992.23
    LAS VEGAS        NV   89118          1            01/29/03         23
    0435319728                           03           03/01/03          0
    77310074                             O            02/01/33
    0


    8408051          G34/G01             F          129,900.00         ZZ
                                         360        129,808.32          1
                                       7.750            930.62        100
                                       7.500            930.62
    LAS VEGAS        NV   89108          1            01/20/03         23
    0435320742                           05           03/01/03          0
    2053994                              O            02/01/33
    0


    8408381          N46/G01             F           89,000.00         ZZ
                                         360         88,947.46          1
                                       8.625            692.23        100
                                       8.375            692.23
    KANNAPOLIS       NC   28083          1            01/31/03         23
    0435384094                           05           03/01/03          0
    BEIZ89N623                           O            02/01/33
    0


    8408419          J40/G01             F          101,650.00         ZZ
                                         360        101,572.65          1
                                       7.375            702.07        107
                                       7.125            702.07
    LEHIGH ACRES     FL   33936          5            01/27/03         23
    0435422332                           05           03/01/03          0
    1112789                              O            02/01/33
    0


    8408493          N74/G01             F           80,000.00         ZZ
                                         360         79,961.68          1
                                       9.625            679.99        100
                                       9.375            679.99
    WINSTON SALEM    NC   27103          1            01/30/03         23
    0435374160                           05           03/01/03          0
    0031620010                           O            02/01/33
    0


    8408553          E22/G01             F          164,800.00         ZZ
                                         360        164,705.19          1
                                       8.750          1,296.48        103
                                       8.500          1,296.48
    NEWPORT NEWS     VA   23602          5            01/29/03         23
    0415252576                           05           03/01/03          0
1


    0415252576                           O            02/01/33
    0


    8408645          E22/G01             F          127,000.00         ZZ
                                         360        126,900.93          1
                                       7.250            866.36         98
                                       6.750            866.36
    AUMSVILLE        OR   97325          5            01/24/03         23
    0415843317                           05           03/01/03          0
    0415843317                           O            02/01/33
    0


    8408653          E22/G01             F          268,000.00         ZZ
                                         360        267,810.85          1
                                       7.750          1,919.98        100
                                       7.500          1,919.98
    DALLAS           TX   75209          1            02/03/03         23
    0415866623                           05           03/01/03          0
    0415866623                           O            02/01/33
    0


    8408661          E22/G01             F          100,940.00         ZZ
                                         360        100,890.35          1
                                       9.500            848.76        103
                                       9.000            848.76
    DAVENPORT        IA   52806          5            01/28/03         23
    0415872548                           05           03/01/03          0
    0415872548                           O            02/01/33
    0


    8408663          E22/G01             F          157,500.00         ZZ
                                         360        157,391.61          1
                                       7.875          1,141.98        103
                                       7.375          1,141.98
    FRESNO           CA   93722          1            01/22/03         23
    0415873702                           05           03/01/03          0
    0415873702                           O            02/01/33
    0


    8408689          E22/G01             F          148,700.00         ZZ
                                         360        148,586.86          1
                                       7.375          1,027.03        107
                                       6.875          1,027.03
    LEBANON          OR   97355          1            01/27/03         23
    0415892801                           05           03/01/03          0
    0415892801                           O            02/01/33
    0


1


    8408747          E22/G01             F          262,650.00         ZZ
                                         360        262,482.52          1
                                       8.250          1,973.20         99
                                       8.000          1,973.20
    WAUKEGAN         IL   60085          5            01/28/03         23
    0415937903                           05           03/01/03          0
    0415937903                           O            02/01/33
    0


    8408755          E22/G01             F          280,100.00         ZZ
                                         360        279,921.39          1
                                       8.250          2,104.30        100
                                       8.000          2,104.30
    ROMULUS          MI   48174          1            02/03/03         23
    0415965912                           29           03/01/03          0
    0415965912                           O            02/01/33
    0


    8408767          E22/G01             F          141,000.00         ZZ
                                         360        140,902.96          1
                                       7.875          1,022.35         98
                                       7.625          1,022.35
    PELHAM           AL   35124          5            01/28/03         23
    0415969682                           05           03/01/03          0
    0415969682                           O            02/01/33
    0


    8408771          E22/G01             F          114,800.00         ZZ
                                         360        114,721.00          1
                                       7.875            832.38        100
                                       7.375            832.38
    BOTHELL          WA   98011          1            01/30/03         23
    0415976190                           01           03/01/03          0
    0415976190                           O            02/01/33
    0


    8408785          E22/G01             F          111,400.00         ZZ
                                         360        111,321.38          1
                                       7.750            798.08         98
                                       7.500            798.08
    MOUNTAIN HOME    ID   83647          2            01/28/03         23
    0416023943                           05           03/01/03          0
    0416023943                           O            02/01/33
    0


    8408791          E22/G01             F          197,600.00         ZZ
                                         360        197,460.54          1
                                       7.750          1,415.63        104
                                       7.500          1,415.63
1


    SACRAMENTO       CA   95820          1            01/28/03         23
    0416036689                           05           03/01/03          0
    0416036689                           O            02/01/33
    0


    8409133          G34/G01             F          148,400.00         ZZ
                                         360        148,292.59          1
                                       7.625          1,050.37         99
                                       7.375          1,050.37
    LAS VEGAS        NV   89121          1            01/30/03         23
    0435321435                           05           03/01/03          0
    39102587                             O            02/01/33
    0


    8409171          313/G01             F          118,800.00         ZZ
                                         360        118,718.24          1
                                       7.875            861.39        107
                                       7.625            861.39
    ALEXANDRIA       KY   41001          5            01/24/03         23
    0435336433                           05           03/01/03          0
    0009227760                           O            02/01/33
    0


    8409213          313/G01             F          185,300.00         ZZ
                                         360        185,148.11          1
                                       7.000          1,232.81        104
                                       6.750          1,232.81
    ISSAQUAH         WA   98027          1            01/20/03         23
    0435330840                           01           03/01/03          0
    0009285099                           O            02/01/33
    0


    8409219          Q78/G01             F           67,200.00         ZZ
                                         360         67,152.57          1
                                       7.750            481.43        102
                                       7.500            481.43
    NEW CASTLE       IN   47362          1            01/31/03         23
    0435330261                           05           03/01/03          0
    722344                               O            02/01/33
    0


    8409235          Q78/G01             F          124,000.00         ZZ
                                         360        123,924.87          1
                                       8.500            953.46        100
                                       8.250            953.46
    LOUISVILLE       KY   40299          1            01/29/03         23
    0435330311                           05           03/01/03          0
    722959                               O            02/01/33
    0
1




    8409449          W78/G01             F           99,350.00         ZZ
                                         360         99,294.31          1
                                       8.875            790.47        103
                                       8.625            790.47
    BEAUMONT         TX   77706          1            01/08/03         23
    0435394291                           05           03/01/03          0
    40802275                             O            02/01/33
    0


    8409499          253/G01             F          201,875.00         ZZ
                                         360        201,746.27          1
                                       8.250          1,516.62         95
                                       8.000          1,516.62
    SANTA FE         NM   87501          1            01/27/03         23
    0435343637                           01           03/01/03          0
    451419                               N            02/01/33
    0


    8409503          W78/G01             F           63,100.00         ZZ
                                         360         63,033.81          1
                                       8.250            474.05        107
                                       8.000            474.05
    KIRBY            TX   78219          1            01/14/03         23
    0435317581                           05           03/01/03          0
    0040866651                           O            02/01/33
    0


    8409585          W78/G01             F          174,350.00         ZZ
                                         360        174,268.65          1
                                       9.750          1,497.94        103
                                       9.500          1,497.94
    KATY             TX   77450          1            01/08/03         23
    0435318787                           03           03/01/03          0
    0040478476                           O            02/01/33
    0


    8409653          U45/G01             F           68,200.00         ZZ
                                         360         68,156.52          1
                                       8.250            512.36        100
                                       8.000            512.36
    RIDGELAND        MS   39157          1            01/29/03         23
    0435314828                           05           03/01/03          0
    2402580                              O            02/01/33
    0


    8409655          M27/G01             F          136,450.00         ZZ
                                         360        136,343.56          1
1


                                       7.250            930.83        103
                                       7.000            930.83
    KNOXVILLE        TN   37938          1            01/30/03         23
    0435344262                           05           03/01/03          0
    5000102100                           O            02/01/33
    0


    8410101          R49/G01             F          278,100.00         ZZ
                                         360        277,744.12          1
                                       8.250          2,089.27        103
                                       8.000          2,089.27
    LAS VEGAS        NV   89128          5            12/26/02         23
    0435424668                           03           02/01/03          0
    9723028                              O            01/01/33
    0


    8410135          W39/G01             F           87,550.00         ZZ
                                         360         87,496.96          1
                                       8.500            673.19        103
                                       8.250            673.19
    CROWLEY          TX   76036          2            01/24/03         23
    0435335732                           05           03/01/03          0
    124629                               O            02/01/33
    0


    8410341          408/G01             F           47,500.00         ZZ
                                         360         47,471.23          1
                                       8.500            365.23         95
                                       8.250            365.23
    MYRTLE BEACH     SC   29572          1            01/16/03         23
    0435330196                           07           03/01/03          0
    9703032093                           N            02/01/33
    0


    8410559          R49/G01             F          117,700.00         ZZ
                                         360        117,461.50          1
                                       8.000            863.64        107
                                       7.750            863.64
    STOCKTON         CA   92505          1            11/21/02         23
    0435430269                           05           01/01/03          0
    9721590                              O            12/01/32
    0


    8410639          Q64/G01             F          101,950.00         ZZ
                                         180        101,894.31          1
                                       9.000            820.32        103
                                       8.750            820.32
    COUNTRY CLUB HI  IL   60478          1            01/24/03         23
    0435341573                           05           03/01/03          0
1


    0105989909                           O            02/01/18
    0


    8410787          L57/G01             F           94,695.00         ZZ
                                         360         94,636.14          1
                                       8.375            719.75        107
                                       8.125            719.75
    OPELIKA          AL   36804          5            01/27/03         23
    0435394259                           05           03/01/03          0
    2003018                              O            02/01/33
    0


    8410879          964/G01             F          177,160.00         ZZ
                                         360        177,049.89          1
                                       8.375          1,346.54        103
                                       8.125          1,346.54
    STOCKTON         CA   95206          1            01/27/03         23
    0435324462                           05           03/01/03          0
    301645                               O            02/01/33
    0


    8410893          W33/G01             F           68,266.00         ZZ
                                         360         68,166.87          1
                                       7.625            483.18        107
                                       7.375            483.18
    LAKE STATION     IN   46405          1            01/28/03         23
    0435315031                           05           02/27/03          0
    0334778                              O            01/27/33
    0


    8410899          964/G01             F          124,000.00         ZZ
                                         360        123,903.27          1
                                       7.250            845.90        103
                                       7.000            845.90
    EL MIRAGE        AZ   85355          1            01/27/03         23
    0435324520                           05           03/01/03          0
    269129                               O            02/01/33
    0


    8410973          964/G01             F          182,900.00         ZZ
                                         360        182,783.37          1
                                       8.250          1,374.07        100
                                       8.000          1,374.07
    PHELAN           CA   92371          1            01/27/03         23
    0435361662                           05           03/01/03          0
    328244                               O            02/01/33
    0


1


    8410979          964/G01             F          175,100.00         ZZ
                                         360        174,576.42          1
                                       9.250          1,440.50        103
                                       9.000          1,440.50
    GLENDALE         AZ   85310          1            01/30/03         23
    0435324538                           03           03/01/03          0
    323990                               O            02/01/33
    0


    8411035          K15/G01             F          154,500.00         ZZ
                                         360        154,406.40          1
                                       8.500          1,187.97        103
                                       8.250          1,187.97
    LAS VEGAS        NV   89145          5            01/27/03         23
    0435321070                           05           03/01/03          0
    022005509376                         O            02/01/33
    0


    8411803          K15/G01             F           88,500.00         ZZ
                                         360         87,935.75          1
                                       8.625            688.34        103
                                       8.375            688.34
    FAYETTEVILLE     NC   28304          5            01/27/03         23
    0435322326                           05           03/01/03          0
    017105509854                         O            02/01/33
    0


    8412113          N67/G01             F          153,950.00         ZZ
                                         360        153,835.75          1
                                       7.500          1,076.44        103
                                       7.250          1,076.44
    NORTH LAS VEGAS  NV   89031          1            01/27/03         23
    0435329966                           03           03/01/03          0
    1162000394                           O            02/01/33
    0


    8412131          W39/G01             F          133,900.00         ZZ
                                         360        133,839.17          1
                                       9.875          1,162.72        100
                                       9.625          1,162.72
    JACKSONVILLE     FL   32246          1            01/31/03         23
    0435315171                           03           03/01/03          0
    LA025203                             O            02/01/33
    0


    8412137          J95/G01             F          146,200.00         ZZ
                                         360        146,113.68          1
                                       8.625          1,137.13        105
                                       8.375          1,137.13
1


    ASHLAND          VA   23005          5            01/10/03         23
    0435308671                           05           03/01/03          0
    0041172834                           O            02/01/33
    0


    8412173          N67/G01             F          162,600.00         ZZ
                                         360        162,488.10          1
                                       7.875          1,178.96        107
                                       7.625          1,178.96
    PHOENIX          AZ   85048          5            01/27/03         23
    0435331087                           05           03/01/03          0
    1781004717                           O            02/01/33
    0


    8412263          T23/G01             F           77,250.00         ZZ
                                         360         77,206.69          1
                                       8.875            614.64        103
                                       8.625            614.64
    NEWARK           OH   43055          1            01/31/03         23
    0435328950                           05           03/01/03          0
    6014                                 O            02/01/33
    0


    8412411          U05/G01             F          171,450.00         ZZ
                                         360        171,337.85          1
                                       8.125          1,273.01         95
                                       7.875          1,273.01
    MIAMI SPRINGS    FL   33166          1            01/27/03         23
    0435327994                           05           03/01/03          0
    3284342                              O            02/01/33
    0


    8413061          F89/G01             F          175,000.00         ZZ
                                         360        174,876.49          1
                                       7.750          1,253.72        100
                                       7.500          1,253.72
    FONTANA          CA   92335          1            01/24/03         23
    0435338728                           05           03/01/03          0
    11126649                             O            02/01/33
    0


    8413117          G34/G01             F          181,500.00         ZZ
                                         360        181,361.89          1
                                       7.375          1,253.58        100
                                       7.125          1,253.58
    HENDERSON        NV   89015          1            01/16/03         23
    0435368261                           05           03/01/03          0
    39102572                             O            02/01/33
    0
1




    8413119          E22/G01             F           72,600.00         ZZ
                                         360         72,560.34          1
                                       9.000            584.16        103
                                       8.500            584.16
    BESSEMER         AL   35020          5            01/30/03         23
    0415270677                           05           03/01/03          0
    0415270677                           O            02/01/33
    0


    8413177          E22/G01             F          199,000.00         ZZ
                                         360        199,000.00          1
                                       7.375          1,374.44        105
                                       6.875          1,374.44
    TAFT             CA   93268          2            01/30/03         23
    0415707561                           05           04/01/03          0
    0415707561                           O            03/01/33
    0


    8413191          E22/G01             F          148,400.00         ZZ
                                         360        148,307.76          1
                                       8.375          1,127.95        103
                                       7.875          1,127.95
    LIBERTY LAKE     WA   99019          2            01/14/03         23
    0415737790                           03           03/01/03          0
    0415737790                           O            02/01/33
    0


    8413265          E22/G01             F          169,950.00         ZZ
                                         360        169,854.72          1
                                       8.875          1,352.20        103
                                       8.375          1,352.20
    LOS ANGELES      CA   90012          1            01/24/03         23
    0415919620                           01           03/01/03          0
    0415919620                           O            02/01/33
    0


    8413287          E22/G01             F          176,900.00         ZZ
                                         360        176,762.00          1
                                       7.250          1,206.77        103
                                       6.750          1,206.77
    MEMPHIS          TN   38125          2            01/30/03         23
    0415952985                           05           03/01/03          0
    0415952985                           O            02/01/33
    0


    8413297          E22/G01             F           90,200.00         ZZ
                                         360         90,200.00          2
1


                                       7.750            646.20         95
                                       7.250            646.20
    YAKIMA           WA   98902          1            01/29/03         23
    0415969690                           05           04/01/03          0
    0415969690                           N            03/01/33
    0


    8413315          E22/G01             F          145,000.00         ZZ
                                         360        145,000.00          1
                                       9.500          1,219.24        100
                                       9.000          1,219.24
    ALEXANDRIA       AL   36250          1            02/04/03         23
    0416004687                           05           04/01/03          0
    0416004687                           O            03/01/33
    0


    8413327          E22/G01             F          161,500.00         ZZ
                                         360        161,500.00          1
                                       9.000          1,299.47        103
                                       8.750          1,299.47
    CROWN POINT      IN   46307          1            02/04/03         23
    0416021335                           09           04/01/03          0
    0416021335                           O            03/01/33
    0


    8413339          E22/G01             F          132,600.00         ZZ
                                         360        132,529.43          1
                                       9.125          1,078.88        101
                                       8.875          1,078.88
    WEST PALM BEACH  FL   33409          1            02/04/03         23
    0416034585                           09           03/01/03          0
    0416034585                           O            02/01/33
    0


    8413341          E22/G01             F          205,000.00         ZZ
                                         360        204,851.62          1
                                       7.625          1,450.98        106
                                       7.125          1,450.98
    RIVERTON         UT   84065          2            01/28/03         23
    0416039881                           05           03/01/03          0
    0416039881                           O            02/01/33
    0


    8413349          624/G01             F          140,520.00         ZZ
                                         360        140,418.30          1
                                       7.625            994.59        103
                                       7.375            994.59
    HANFORD          CA   93230          1            01/15/03         23
    0435324967                           05           03/01/03          0
1


    1000021511                           O            02/01/33
    0


    8413429          B43/G01             F          220,000.00         ZZ
                                         360        219,852.39          1
                                       8.000          1,614.28        100
                                       7.750          1,614.28
    RUNNING SPRINGS  CA   92382          1            01/09/03         23
    0435329495                           05           03/01/03          0
    30657                                O            02/01/33
    0


    8413575          U42/G01             F          169,550.00         ZZ
                                         360        169,420.99          1
                                       7.375          1,171.04        103
                                       7.125          1,171.04
    TEXARKANA        AR   71854          1            01/28/03         23
    0435432521                           05           03/01/03          0
    15208421                             O            02/01/33
    0


    8413581          K15/G01             F          141,100.00         ZZ
                                         360        141,026.85          1
                                       9.250          1,160.80        103
                                       9.000          1,160.80
    RAVENNA          MI   49451          5            01/25/03         23
    0435321641                           05           03/01/03          0
    035905509060                         O            02/01/33
    0


    8413591          F34/G01             F          278,200.00         ZZ
                                         360        278,022.60          1
                                       8.250          2,090.03        107
                                       8.000          2,090.03
    SWEDESBORO       NJ   08085          5            01/28/03         23
    0435338520                           05           03/01/03          0
    17758                                O            02/01/33
    0


    8413829          J95/G01             F           66,157.00         ZZ
                                         360         66,111.47          1
                                       7.875            479.69        106
                                       7.625            479.69
    BROOKHAVEN       PA   19015          5            01/23/03         23
    0435332945                           01           03/01/03          0
    0041034448                           O            02/01/33
    0


1


    8413859          M50/G01             F           99,500.00         ZZ
                                         180         99,434.92          1
                                       8.125            738.78        100
                                       7.875            738.78
    SPRING HILL      FL   34608          1            01/28/03         23
    0435411467                           05           03/01/03          0
    2511056                              O            02/01/18
    0


    8413863          W08/G01             F           47,380.00         ZZ
                                         360         47,356.08          1
                                       9.375            394.08        103
                                       9.125            394.08
    MIAMI            FL   33161          1            01/17/03         00
    0435338645                           01           03/01/03          0
    022410MG                             O            02/01/33
    0


    8413865          A06/G01             F           94,600.00         ZZ
                                         360         94,545.57          1
                                       8.750            744.22        103
                                       8.500            744.22
    REDFORD TOWNSHI  MI   48240          1            01/29/03         23
    0435325386                           05           03/01/03          0
    1                                    O            02/01/33
    0


    8413933          H76/G01             F          211,150.00         ZZ
                                         360        211,150.00          1
                                       8.875          1,680.00        103
                                       8.625          1,680.00
    KNOXVILLE        TN   37919          5            02/03/03         23
    0435362694                           05           04/01/03          0
    2003-468672                          O            03/01/33
    0


    8413973          M50/G01             F           89,301.00         ZZ
                                         180         89,257.08          1
                                       9.500            750.89        103
                                       9.250            750.89
    HOUSTON          TX   77035          1            01/23/03         23
    0435414917                           03           03/01/03          0
    1210797                              O            02/01/18
    0


    8414183          K15/G01             F           83,400.00         ZZ
                                         360         83,348.16          1
                                       8.375            633.90        101
                                       8.125            633.90
1


    LANARK           IL   61046          5            01/24/03         23
    0435329867                           05           03/01/03          0
    029405505558                         O            02/01/33
    0


    8414215          E45/G01             F           91,900.00         ZZ
                                         360         91,841.40          1
                                       8.250            690.41        100
                                       8.000            690.41
    ORLANDO          FL   32824          1            01/17/03         23
    0435362470                           01           03/01/03          0
    335535                               O            02/01/33
    0


    8414339          F89/G01             F          153,900.00         ZZ
                                         360        153,785.79          1
                                       7.500          1,076.09        100
                                       7.250          1,076.09
    RIALTO           CA   92376          1            01/27/03         23
    0435339106                           05           03/01/03          0
    11124992                             O            02/01/33
    0


    8414341          K15/G01             F          141,200.00         ZZ
                                         360        141,102.83          1
                                       7.875          1,023.80        107
                                       7.625          1,023.80
    HINSDALE         NH   03451          5            01/24/03         23
    0435330329                           05           03/01/03          0
    033605509531                         O            02/01/33
    0


    8414395          U05/G01             F          351,000.00         ZZ
                                         360        350,732.92          1
                                       7.375          2,424.27         99
                                       7.125          2,424.27
    BOWIE            MD   20720          5            01/27/03         23
    0435348990                           05           03/01/03          0
    3301133                              O            02/01/33
    0


    8414441          K15/G01             F          190,500.00         ZZ
                                         360        190,387.53          1
                                       8.625          1,481.69        103
                                       8.375          1,481.69
    FRESNO           CA   93722          5            01/27/03         23
    0435338694                           05           03/01/03          0
    038305505905                         O            02/01/33
    0
1




    8414459          K15/G01             F          135,000.00         ZZ
                                         360        134,926.26          1
                                       9.000          1,086.24        103
                                       8.750          1,086.24
    LOUISVILLE       KY   40245          1            01/15/03         23
    0435332366                           05           03/01/03          0
    048000113329                         O            02/01/33
    0


    8414673          W33/G01             F          101,650.00         ZZ
                                         360        101,526.40          1
                                       8.500            781.60        107
                                       8.250            781.60
    ROCKFORD         IL   61104          2            01/13/03         23
    0435322664                           05           02/16/03          0
    0234423                              O            01/16/33
    0


    8414735          950/G01             F          191,000.00         ZZ
                                         360        190,854.66          1
                                       7.375          1,319.19        104
                                       7.125          1,319.19
    PORTLAND         OR   97231          1            01/28/03         23
    0435336144                           05           03/01/03          0
    Y22C024                              O            02/01/33
    0


    8414745          U75/G01             F          177,900.00         ZZ
                                         360        177,802.83          1
                                       9.000          1,431.42        100
                                       8.750          1,431.42
    BROOKLYN PARK    MN   55444          1            01/10/03         23
    0435339346                           05           03/01/03          0
    004393                               O            02/01/33
    0


    8414855          W39/G01             F           74,100.00         ZZ
                                         360         74,049.00          1
                                       7.875            537.28         95
                                       7.625            537.28
    ARLINGTON        TX   76018          1            01/31/03         23
    0435340419                           05           03/01/03          0
    130458                               N            02/01/33
    0


    8415171          E86/G01             F          295,000.00         ZZ
                                         360        294,786.49          1
1


                                       7.625          2,087.99        103
                                       7.375          2,087.99
    TEMECULA         CA   92591          1            01/24/03         23
    0435363445                           05           03/01/03          0
    0000267549                           O            02/01/33
    0


    8415179          Y19/G01             F          144,450.00         ZZ
                                         360        144,348.05          1
                                       7.750          1,034.86        107
                                       7.500          1,034.86
    RALEIGH          NC   27616          2            01/28/03         23
    0435344064                           05           03/01/03          0
    101352                               O            02/01/33
    0


    8415221          T15/G01             F           83,600.00         ZZ
                                         360         83,478.59          1
                                       7.625            591.72         95
                                       7.375            591.72
    MANASSAS         VA   20110          1            12/13/02         23
    0435353347                           01           02/01/03          0
    HARRIS                               N            01/01/33
    0


    8415299          E45/G01             F          140,580.00         ZZ
                                         360        140,485.67          1
                                       8.000          1,031.53         99
                                       7.750          1,031.53
    BILOXI           MS   39532          5            01/14/03         23
    0435362124                           05           03/01/03          0
    324938                               O            02/01/33
    0


    8415315          E22/G01             F          171,000.00         ZZ
                                         360        170,882.32          1
                                       7.875          1,239.87        107
                                       7.625          1,239.87
    TONEY            AL   35773          5            01/30/03         23
    0415387281                           05           03/01/03          0
    0415387281                           O            02/01/33
    0


    8415317          E22/G01             F           98,000.00         ZZ
                                         360         97,945.06          1
                                       8.875            779.73        100
                                       8.375            779.73
    DETROIT          MI   48219          1            02/05/03         23
    0415422047                           05           03/01/03          0
1


    0415422047                           O            02/01/33
    0


    8415319          E22/G01             F           94,760.00         ZZ
                                         360         94,714.60          1
                                       9.625            805.45        103
                                       9.125            805.45
    CLINTON TOWNSHI  MI   48035          5            01/31/03         23
    0415457142                           09           03/01/03          0
    0415457142                           O            02/01/33
    0


    8415329          E22/G01             F           86,000.00         ZZ
                                         360         85,942.29          1
                                       8.000            631.04        100
                                       7.750            631.04
    SALT LAKE CITY   UT   84115          1            01/22/03         23
    0415605864                           05           03/01/03          0
    0415605864                           O            02/01/33
    0


    8415367          E22/G01             F          224,200.00         ZZ
                                         360        224,067.64          1
                                       8.625          1,743.80        103
                                       8.375          1,743.80
    LAWTON           OK   73505          5            01/31/03         23
    0415751080                           05           03/01/03          0
    0415751080                           O            02/01/33
    0


    8415423          E22/G01             F          158,900.00         ZZ
                                         360        158,785.00          1
                                       7.625          1,124.68        104
                                       7.125          1,124.68
    HENDERSON        NV   89015          1            01/27/03         23
    0415805480                           03           03/01/03          0
    0415805480                           O            02/01/33
    0


    8415435          E22/G01             F          117,420.00         ZZ
                                         360        117,337.13          1
                                       7.750            841.21        103
                                       7.500            841.21
    CLANTON          AL   35045          5            01/31/03         23
    0415827252                           05           03/01/03          0
    0415827252                           O            02/01/33
    0


1


    8415455          E22/G01             F          122,800.00         ZZ
                                         360        122,706.56          1
                                       7.375            848.15        105
                                       7.125            848.15
    ALLEGAN          MI   49010          1            02/05/03         00
    0415869445                           29           03/01/03          0
    0415869445                           O            02/01/33
    0


    8415469          E22/G01             F           88,810.00         ZZ
                                         360         88,810.00          1
                                       7.750            636.25        107
                                       7.500            636.25
    MEADE            KS   67864          1            02/05/03         23
    0415892199                           05           04/01/03          0
    0415892199                           O            03/01/33
    0


    8415507          E22/G01             F          205,800.00         ZZ
                                         360        205,384.09          1
                                       7.500          1,438.98        105
                                       7.250          1,438.98
    WINDSOR          CO   80550          1            02/05/03         23
    0415919141                           05           03/01/03          0
    0415919141                           O            02/01/33
    0


    8415509          E22/G01             F           65,950.00         ZZ
                                         360         65,902.27          1
                                       7.625            466.79        104
                                       7.375            466.79
    ELKHART          IN   46517          1            02/05/03         23
    0415920982                           05           03/01/03          0
    0415920982                           O            02/01/33
    0


    8415513          E22/G01             F          142,140.00         ZZ
                                         360        142,062.36          1
                                       9.000          1,143.69        103
                                       8.750          1,143.69
    MILACA           MN   56353          5            01/31/03         23
    0415923093                           05           03/01/03          0
    0415923093                           O            02/01/33
    0


    8415541          E22/G01             F          158,350.00         ZZ
                                         360        158,238.24          1
                                       7.750          1,134.44        107
                                       7.250          1,134.44
1


    ROUND LAKE BEAC  IL   60073          5            01/31/03         23
    0415951979                           05           03/01/03          0
    0415951979                           O            02/01/33
    0


    8415563          E22/G01             F          228,000.00         ZZ
                                         360        227,834.98          1
                                       7.625          1,613.77         95
                                       7.375          1,613.77
    AUSTIN           TX   78703          1            01/30/03         23
    0415966142                           05           03/01/03          0
    0415966142                           N            02/01/33
    0


    8415565          E22/G01             F          191,900.00         ZZ
                                         360        191,761.10          1
                                       7.625          1,358.26         95
                                       7.375          1,358.26
    AUSTIN           TX   78703          1            01/30/03         23
    0415966209                           05           03/01/03          0
    0415966209                           N            02/01/33
    0


    8415567          E22/G01             F          122,000.00         ZZ
                                         360        121,933.36          1
                                       9.000            981.64        100
                                       8.750            981.64
    PAGELAND         SC   29728          2            01/31/03         23
    0415968502                           05           03/01/03          0
    0415968502                           O            02/01/33
    0


    8415587          E22/G01             F          208,650.00         ZZ
                                         360        208,483.15          1
                                       7.125          1,405.71        107
                                       6.625          1,405.71
    SOUTH LAKE TAHO  CA   96150          1            01/28/03         23
    0416000222                           05           03/01/03          0
    0416000222                           O            02/01/33
    0


    8415603          E22/G01             F          166,860.00         ZZ
                                         360        166,860.00          1
                                       9.000          1,342.59        103
                                       8.750          1,342.59
    LONGMONT         CO   80501          1            02/05/03         23
    0416024206                           05           04/01/03          0
    0416024206                           O            03/01/33
    0
1




    8415605          E22/G01             F          166,320.00         ZZ
                                         360        166,224.31          1
                                       8.750          1,308.44         99
                                       8.250          1,308.44
    SALEM            OR   97305          1            01/29/03         23
    0416031698                           05           03/01/03          0
    0416031698                           O            02/01/33
    0


    8415607          E22/G01             F           86,520.00         ZZ
                                         360         86,461.95          1
                                       8.000            634.85        103
                                       7.500            634.85
    NILES            MI   49120          5            01/31/03         23
    0416041341                           05           03/01/03          0
    0416041341                           O            02/01/33
    0


    8415611          E22/G01             F           76,000.00         ZZ
                                         360         75,951.54          1
                                       8.250            570.96         95
                                       8.000            570.96
    MUNCIE           IN   47304          1            02/05/03         23
    0416048056                           05           03/01/03          0
    0416048056                           N            02/01/33
    0


    8415621          E22/G01             F          173,375.00         ZZ
                                         360        173,264.44          1
                                       8.250          1,302.51         95
                                       8.000          1,302.51
    SALT LAKE CITY   UT   84117          1            02/03/03         23
    0416081990                           01           03/01/03          0
    0416081990                           N            02/01/33
    0


    8415657          W77/G01             F           97,850.00         ZZ
                                         360         97,801.87          1
                                       9.500            822.78        103
                                       9.250            822.78
    LAREDO           TX   78041          1            01/30/03         23
    0435438601                           05           03/01/03          0
    W0212061                             O            02/01/33
    0


    8415741          N67/G01             F           89,900.00         ZZ
                                         360         89,844.13          1
1


                                       8.375            683.30        106
                                       8.125            683.30
    BUFFALO          NY   14215          2            01/15/03         23
    0435358007                           05           03/01/03          0
    3274006129                           O            02/01/33
    0


    8415745          W77/G01             F          101,650.00         ZZ
                                         360        101,578.26          1
                                       7.750            728.23        107
                                       7.500            728.23
    FORT WORTH       TX   76133          1            01/31/03         23
    0435368170                           05           03/01/03          0
    W0301056                             O            02/01/33
    0


    8415773          W89/G01             F           99,910.00         ZZ
                                         180         99,851.01          1
                                       8.625            777.09        103
                                       8.375            777.09
    WICHITA          KS   67216          2            01/27/03         23
    0435344734                           05           03/01/03          0
    4440255288                           O            02/01/18
    0


    8415959          E57/G01             F          189,000.00         ZZ
                                         360        188,856.18          1
                                       7.375          1,305.38        100
                                       7.125          1,305.38
    VICTORVILLE      CA   92392          1            01/13/03         23
    0435344940                           05           03/01/03          0
    06013100                             O            02/01/33
    0


    8416101          069/G01             F          123,150.00         ZZ
                                         360        123,063.07          1
                                       7.750            882.27        100
                                       7.500            882.27
    LOS ANGELES      CA   90003          1            01/17/03         23
    0435340385                           05           03/01/03          0
    351-88397963                         O            02/01/33
    0


    8416133          G27/G01             F          150,000.00         ZZ
                                         360        149,888.68          1
                                       7.500          1,048.82        100
                                       7.250          1,048.82
    SPANISH FORK     UT   84660          1            01/27/03         23
    0435342910                           05           03/01/03          0
1


    24803003                             O            02/01/33
    0


    8416241          U19/G01             F          178,998.00         ZZ
                                         360        178,871.67          1
                                       7.750          1,282.36        100
                                       7.500          1,282.36
    ALBUQUERQUE      NM   87120          1            02/03/03         23
    0435368089                           05           03/01/03          0
    11000223                             O            02/01/33
    0


    8416409          Q14/G01             F          141,000.00         ZZ
                                         360        140,897.58          1
                                       7.750          1,010.14        105
                                       7.500          1,010.14
    CHANDLER         AZ   85224          2            01/28/03         23
    0435330279                           05           03/01/03          0
    00000210591                          O            02/01/33
    0


    8416455          Q14/G01             F           90,640.00         ZZ
                                         360         90,589.19          1
                                       8.875            721.17        103
                                       8.625            721.17
    OMAHA            NE   68104          5            01/30/03         23
    0435330808                           05           03/01/03          0
    0000210656                           O            02/01/33
    0


    8416575          313/G01             F           78,110.00         ZZ
                                         360         78,052.03          1
                                       7.500            546.16        107
                                       7.250            546.16
    NEW PORT RICHEY  FL   34652          1            01/31/03         23
    0435343686                           05           03/01/03          0
    0009293903                           O            02/01/33
    0


    8416645          642/G01             F           85,600.00         ZZ
                                         180         85,335.76          1
                                       7.250            781.41        107
                                       7.000            781.41
    INKSTER          MI   48141          2            01/27/03         23
    0435338744                           05           03/01/03          0
    11154602                             O            02/01/18
    0


1


    8416701          N67/G01             F          142,800.00         ZZ
                                         180        142,699.21          1
                                       7.750          1,023.04        101
                                       7.500          1,023.04
    ALBUQUERQUE      NM   87107          2            01/10/03         23
    0435320106                           05           03/01/03          0
    1161002487                           O            02/01/18
    0


    8418033          W39/G01             F          201,900.00         ZZ
                                         360        201,900.00          1
                                       8.125          1,499.11        100
                                       7.875          1,499.11
    COLORADO SPRING  CO   80918          1            02/04/03         23
    0435339866                           05           04/01/03          0
    PNI30396                             O            03/01/33
    0


    8418055          B44/G01             F          113,905.00         ZZ
                                         360        113,822.56          1
                                       7.625            806.21         95
                                       7.375            806.21
    MERIDIAN         ID   83642          1            01/16/03         23
    0435339338                           03           03/01/03          0
    4021871                              O            02/01/33
    0


    8418057          Q14/G01             F          188,000.00         ZZ
                                         360        187,877.03          1
                                       8.125          1,395.89        102
                                       7.875          1,395.89
    MESA             AZ   85212          2            01/22/03         23
    0435329503                           03           03/01/03          0
    0000210835                           O            02/01/33
    0


    8418061          U35/G01             F          283,250.00         ZZ
                                         360        283,250.00          1
                                       8.125          2,103.12        103
                                       7.875          2,103.12
    MURIETTA         CA   92563          5            01/31/03         23
    0435346432                           05           04/01/03          0
    0007700191                           O            03/01/33
    0


    8418075          W39/G01             F          226,600.00         ZZ
                                         360        226,472.96          1
                                       8.875          1,802.94        103
                                       8.625          1,802.94
1


    BROWNSVILLE      TX   78521          1            01/28/03         23
    0435354295                           05           03/01/03          0
    PND30000                             O            02/01/33
    0


    8418083          U35/G01             F          109,350.00         ZZ
                                         360        109,274.75          2
                                       7.875            792.86        105
                                       7.625            792.86
    FRESNO           CA   93702          1            02/03/03         23
    0435344528                           05           03/01/03          0
    10735291                             O            02/01/33
    0


    8418087          Q64/G01             F           39,900.00         ZZ
                                         360         39,873.90          1
                                       8.125            296.26         95
                                       7.875            296.26
    ST PETERSBURG    FL   33712          1            01/30/03         23
    0435343652                           05           03/01/03          0
    0105852503                           N            02/01/33
    0


    8418211          964/G01             F          229,900.00         ZZ
                                         360        229,733.60          1
                                       7.625          1,627.22        103
                                       7.375          1,627.22
    AUBURN           WA   98002          5            01/22/03         23
    0435328778                           03           03/01/03          0
    325028                               O            02/01/33
    0


    8418277          Q64/G01             F          143,700.00         ZZ
                                         360        143,601.10          1
                                       7.875          1,041.93        107
                                       7.625          1,041.93
    WOODRUFF         SC   29388          2            01/27/03         23
    0435340559                           05           03/01/03          0
    0105968200                           O            02/01/33
    0


    8418571          U45/G01             F          155,150.00         ZZ
                                         360        155,150.00          1
                                       8.000          1,138.44        107
                                       7.750          1,138.44
    BROOKLYN         CT   06234          1            02/03/03         23
    0435330386                           05           04/01/03          0
    002402542                            O            03/01/33
    0
1




    8418983          U05/G01             F          133,750.00         ZZ
                                         360        133,653.20          1
                                       7.625            946.67        107
                                       7.375            946.67
    BAKERSFIELD      CA   93313          5            01/24/03         23
    0435377858                           05           03/01/03          0
    3294705                              O            02/01/33
    0


    8419091          U05/G01             F          101,950.00         ZZ
                                         360        101,888.24          1
                                       8.500            783.91        103
                                       8.250            783.91
    VALPARAISO       IN   46385          2            01/21/03         23
    0435332051                           05           03/01/03          0
    3299695                              O            02/01/33
    0


    8419121          K15/G01             F          173,000.00         ZZ
                                         360        172,895.20          1
                                       8.500          1,330.22        103
                                       8.250          1,330.22
    FLORENCE         KY   41042          5            01/25/03         23
    0435340724                           05           03/01/03          0
    028105505930                         O            02/01/33
    0


    8419139          U05/G01             F          240,500.00         ZZ
                                         360        240,342.68          2
                                       8.125          1,785.71        100
                                       7.875          1,785.71
    SACRAMENTO       CA   95827          1            01/09/03         23
    0435374178                           05           03/01/03          0
    3287385                              O            02/01/33
    0


    8419141          U05/G01             F          267,800.00         ZZ
                                         360        267,633.55          1
                                       8.375          2,035.47        103
                                       8.125          2,035.47
    HOCKESSIN        DE   19707          5            01/21/03         23
    0435327978                           03           03/01/03          0
    3292182                              O            02/01/33
    0


    8419173          U05/G01             F          110,650.00         ZZ
                                         360        110,573.85          1
1


                                       7.875            802.29         95
                                       7.625            802.29
    WILLAMINA        OR   97396          1            01/17/03         23
    0435330667                           05           03/01/03          0
    3300184                              N            02/01/33
    0


    8419175          K15/G01             F           87,900.00         ZZ
                                         360         87,730.70          1
                                       8.250            660.36        100
                                       8.000            660.36
    LOUISVILLE       KY   40206          1            11/27/02         23
    0435348404                           05           01/01/03          0
    048000112090                         O            12/01/32
    0


    8419181          R49/G01             F           36,100.00         ZZ
                                         360         36,077.56          1
                                       8.375            274.39         95
                                       8.125            274.39
    PENSACOLA        FL   32505          1            01/14/03         23
    0435345327                           05           03/01/03          0
    02120030                             N            02/01/33
    0


    8419197          K15/G01             F          123,000.00         ZZ
                                         360        122,931.05          1
                                       8.875            978.64        103
                                       8.625            978.64
    MARY ESTHER      FL   32569          5            01/17/03         23
    0435339361                           05           03/01/03          0
    009305505101                         O            02/01/33
    0


    8419225          U05/G01             F          223,630.00         ZZ
                                         360        223,468.14          1
                                       7.625          1,582.84        107
                                       7.375          1,582.84
    CITRUS HEIGHTS   CA   95621          1            01/09/03         23
    0435331939                           05           03/01/03          0
    3297644                              O            02/01/33
    0


    8419255          W95/G01             F           74,900.00         ZZ
                                         360         74,855.77          1
                                       8.625            582.57        107
                                       8.375            582.57
    ORLANDO          FL   32825          5            01/27/03         23
    0435398391                           05           03/01/03          0
1


    2311210010687                        O            02/01/33
    0


    8419323          K15/G01             F           89,000.00         ZZ
                                         360         88,951.39          1
                                       9.000            716.11         99
                                       8.750            716.11
    ANGOLA           NY   14006          5            01/17/03         23
    0435367883                           05           03/01/03          0
    020705507392                         O            02/01/33
    0


    8419485          X92/G01             F          158,000.00         ZZ
                                         360        157,918.09          1
                                       9.250          1,299.83        100
                                       9.000          1,299.83
    MILLINGTON       TN   38053          5            01/29/03         23
    0435348263                           05           03/03/03          0
    20301063                             O            02/03/33
    0


    8419811          L03/G01             F          181,000.00         ZZ
                                         360        180,872.25          1
                                       7.750          1,296.71        103
                                       7.500          1,296.71
    AVONDALE         AZ   85323          2            01/23/03         23
    0435345921                           03           03/01/03          0
    40009510                             O            02/01/33
    0


    8420237          R65/G01             F          250,000.00         ZZ
                                         360        249,819.06          1
                                       7.625          1,769.48        107
                                       7.375          1,769.48
    WOODBRIDGE       VA   22193          2            01/03/03         23
    0435380993                           05           03/01/03          0
    41979562414197                       O            02/01/33
    0


    8420243          R80/G01             F          133,150.00         ZZ
                                         360        133,073.39          1
                                       8.750          1,047.50        103
                                       8.500          1,047.50
    ALBUQUERQUE      NM   87109          1            01/28/03         23
    0435340161                           05           03/01/03          0
    10113                                O            02/01/33
    0


1


    8420435          737/G01             F           71,250.00         ZZ
                                         360         71,197.12          1
                                       7.500            498.19         95
                                       7.250            498.19
    MIDLOTHIAN       TX   76065          1            01/29/03         23
    0435336771                           05           03/01/03          0
    2105673                              N            02/01/33
    0


    8420595          737/G01             F           98,000.00         T
                                         360         97,932.56          1
                                       7.875            710.57         98
                                       7.625            710.57
    GLENDALE         AZ   85301          1            01/29/03         23
    0435350160                           05           03/01/03          0
    2105392                              O            02/01/33
    0


    8420723          R49/G01             F           44,940.00         ZZ
                                         360         44,907.48          1
                                       7.625            318.08        107
                                       7.375            318.08
    EVANSVILLE       IN   47714          1            01/27/03         00
    0435345889                           05           03/01/03          0
    02120069                             O            02/01/33
    0


    8421377          U75/G01             F          160,000.00         ZZ
                                         360        159,921.30          1
                                       9.500          1,345.37        100
                                       9.250          1,345.37
    NORTH BRANCH     MN   55056          1            01/10/03         23
    0435344213                           05           03/01/03          0
    001451                               O            02/01/33
    0


    8421515          E22/G01             F          198,500.00         ZZ
                                         360        198,341.26          1
                                       7.125          1,337.33        103
                                       6.625          1,337.33
    RIVERSIDE        CA   92506          1            01/28/03         23
    0415756048                           05           03/01/03          0
    0415756048                           O            02/01/33
    0


    8421577          E22/G01             F          100,000.00         ZZ
                                         360        100,000.00          1
                                       8.875            795.64        100
                                       8.375            795.64
1


    LAKELAND         FL   33813          1            02/06/03         23
    0416035038                           01           04/01/03          0
    0416035038                           O            03/01/33
    0


    8421597          E22/G01             F           52,250.00         ZZ
                                         360         52,214.94          1
                                       8.000            383.39         95
                                       7.750            383.39
    HAZEL CREST      IL   60429          1            02/06/03         23
    0416080133                           05           03/01/03          0
    0416080133                           N            02/01/33
    0


    8421601          E22/G01             F           88,825.00         ZZ
                                         360         88,763.87          1
                                       7.875            644.04         95
                                       7.625            644.04
    LOS ANGELES      CA   90003          1            01/29/03         23
    0416090819                           05           03/01/03          0
    0416090819                           N            02/01/33
    0


    8421775          588/G01             F          244,620.00         ZZ
                                         360        244,227.60          1
                                       7.125          1,648.05        106
                                       6.875          1,648.05
    LEESBURG         VA   20176          1            01/03/03         23
    0435349352                           09           02/01/03          0
    1083258                              O            01/01/33
    0


    8422375          588/G01             F          231,750.00         ZZ
                                         180        231,475.36          1
                                       8.625          1,802.53        103
                                       8.375          1,802.53
    BRICK TOWNSHIP   NJ   08724          1            12/10/02         23
    0435420500                           05           02/01/03          0
    1080159                              O            01/01/18
    0


    8422817          K15/G01             F          138,000.00         ZZ
                                         360        137,943.66          1
                                      10.375          1,249.46        103
                                      10.125          1,249.46
    TACOMA           WA   98445          5            01/10/03         23
    0435341730                           05           03/01/03          0
    021005505015                         O            02/01/33
    0
1




    8422851          K15/G01             F          117,100.00         ZZ
                                         360        117,023.40          1
                                       8.125            869.46        107
                                       7.875            869.46
    PACE             FL   32571          5            01/27/03         23
    0435344379                           05           03/01/03          0
    009305506154                         O            02/01/33
    0


    8422933          K15/G01             F          122,300.00         ZZ
                                         360        122,229.64          2
                                       8.750            962.13        103
                                       8.500            962.13
    RENSSELAER       NY   12144          5            01/27/03         23
    0435343934                           05           03/01/03          0
    027305508654                         O            02/01/33
    0


    8423051          964/G01             F          172,200.00         ZZ
                                         360        172,103.46          1
                                       8.875          1,370.10        100
                                       8.625          1,370.10
    LAS VEGAS        NV   89123          1            01/24/03         23
    0435343124                           05           03/01/03          0
    341712                               O            02/01/33
    0


    8423111          K15/G01             F          101,800.00         ZZ
                                         360        101,733.41          1
                                       8.125            755.86        100
                                       7.875            755.86
    GILBERT          PA   18331          1            01/21/03         23
    0435341839                           05           03/01/03          0
    052500111749                         O            02/01/33
    0


    8423191          R49/G01             F          177,000.00         ZZ
                                         360        176,889.98          1
                                       8.375          1,345.33        100
                                       8.125          1,345.33
    GAITHERSBURG     MD   20877          1            01/17/03         23
    0435344551                           09           03/01/03          0
    SD02110018                           O            02/01/33
    0


    8423325          F64/G01             F          115,200.00         ZZ
                                         360        115,044.58          2
1


                                       7.990            844.49        100
                                       7.740            844.49
    ROANOKE          VA   24016          1            12/10/02         23
    0435408570                           05           02/01/03          0
    00004521                             O            01/01/33
    0


    8423389          M45/G01             F          152,675.00         ZZ
                                         360        152,595.85          1
                                       9.250          1,256.02        102
                                       9.000          1,256.02
    ALBUQUERQUE      NM   87120          1            01/03/03         23
    0435359237                           05           03/01/03          0
    A0414043                             O            02/01/33
    0


    8423423          M45/G01             F          273,000.00         ZZ
                                         360        272,676.48          1
                                       8.625          2,123.37        100
                                       8.375          2,123.37
    NASHVILLE        TN   37205          1            12/31/02         23
    0435336904                           05           02/01/03          0
    A0411418                             O            01/01/33
    0


    8423465          B28/G01             F          184,000.00         ZZ
                                         360        183,863.45          1
                                       7.500          1,286.55        100
                                       7.250          1,286.55
    ENGLEWOOD        CO   80110          1            01/24/03         23
    0435358239                           05           03/01/03          0
    02100068                             O            02/01/33
    0


    8423483          J95/G01             F          150,900.00         ZZ
                                         360        150,803.77          1
                                       8.250          1,133.67        100
                                       8.000          1,133.67
    HAGERSTOWN       MD   21742          1            01/27/03         23
    0435332937                           05           03/01/03          0
    0041029901                           O            02/01/33
    0


    8423513          H76/G01             F          128,750.00         ZZ
                                         360        128,667.90          1
                                       8.250            967.26        103
                                       8.000            967.26
    TUNKHANNOCK      PA   18657          5            01/31/03         23
    0435355102                           05           03/01/03          0
1


    2003471315                           O            02/01/33
    0


    8423603          W40/G01             F          189,000.00         T
                                         360        189,000.00          1
                                       8.500          1,453.25        105
                                       8.250          1,453.25
    PHOENIX          AZ   85028          1            02/03/03         23
    0435341441                           05           04/01/03          0
    100017020                            O            03/01/33
    0


    8423609          E65/G01             F          105,060.00         ZZ
                                         360        104,996.35          1
                                       8.500            807.82        100
                                       8.250            807.82
    ROSEVILLE        MI   48066          5            01/24/03         23
    0435344965                           05           03/01/03          0
    255460                               O            02/01/33
    0


    8423711          A42/G01             F          224,000.00         ZZ
                                         360        223,867.75          1
                                       8.625          1,742.25        107
                                       8.375          1,742.25
    EASLEY           SC   29642          2            01/20/03         23
    0435363437                           05           03/01/03          0
    1311458                              O            02/01/33
    0


    8424171          E65/G01             F           45,241.00         ZZ
                                         306         45,193.30          1
                                       7.750            339.88        107
                                       7.500            339.88
    DETROIT          MI   48228          1            01/24/03         23
    0435350210                           05           03/01/03          0
    255501                               O            08/01/28
    0


    8424333          Q64/G01             F          113,150.00         ZZ
                                         360        113,088.19          1
                                       9.000            910.44        103
                                       8.750            910.44
    RICHMOND         VA   23234          1            01/31/03         23
    0435346408                           05           03/01/03          0
    0106065600                           O            02/01/33
    0


1


    8424347          U19/G01             F           85,490.00         ZZ
                                         360         85,443.31          1
                                       9.000            687.87        103
                                       8.750            687.87
    MESA             AZ   85208          1            01/31/03         23
    0435344601                           05           03/01/03          0
    11000242                             O            02/01/33
    0


    8424491          Q64/G01             F           66,500.00         ZZ
                                         360         66,456.49          1
                                       8.125            493.77        100
                                       7.875            493.77
    MEMPHIS          TN   38107          1            01/29/03         23
    0435421334                           05           03/01/03          0
    0305767006                           O            02/01/33
    0


    8425783          X21/G01             F          158,500.00         ZZ
                                         360        158,366.83          1
                                       6.875          1,041.24        107
                                       6.625          1,041.24
    OWINGS MILLS     MD   21117          1            01/27/03         23
    0435343918                           05           03/01/03          0
    706231                               O            02/01/33
    0


    8425819          K15/G01             F           92,500.00         ZZ
                                         360         92,384.60          1
                                       8.375            703.07        107
                                       8.125            703.07
    TAMPA            FL   33619          1            12/19/02         23
    0435353891                           05           02/01/03          0
    050100112851                         O            01/01/33
    0


    8425931          K15/G01             F          161,700.00         ZZ
                                         360        161,700.00          1
                                       8.625          1,257.69        103
                                       8.375          1,257.69
    MAYFIELD         NY   12078          5            01/31/03         23
    0435380233                           05           04/01/03          0
    027305509636                         O            03/01/33
    0


    8426013          950/G01             F          193,000.00         ZZ
                                         360        192,863.78          1
                                       7.750          1,382.68        104
                                       7.500          1,382.68
1


    SHORELINE        WA   98155          1            01/31/03         23
    0435342803                           05           03/01/03          0
    EW31161                              O            02/01/33
    0


    8426333          588/G01             F          183,000.00         ZZ
                                         360        183,000.00          1
                                       7.375          1,263.94        103
                                       7.125          1,263.94
    BRANDON          MS   39047          1            02/04/03         23
    0435342878                           02           04/01/03          0
    1085471                              O            03/01/33
    0


    8426703          Y13/G01             F           69,550.00         ZZ
                                         360         69,505.65          2
                                       8.250            522.51        107
                                       8.000            522.51
    DETROIT          MI   48238          1            01/31/03         23
    0435362710                           05           03/01/03          0
    2228                                 O            02/01/33
    0


    8426815          313/G01             F          135,300.00         ZZ
                                         180        134,406.75          2
                                       7.625            957.65        106
                                       7.375            957.65
    DETROIT          MI   48235          1            02/04/03         23
    0435350509                           05           04/01/03          0
    0009245408                           O            03/01/18
    0


    8426893          642/G01             F           77,900.00         ZZ
                                         360         77,900.00          1
                                       8.250            585.24         95
                                       8.000            585.24
    JEFFERSONVILLE   IN   47130          1            02/05/03         23
    0435342639                           05           04/01/03          0
    01112903                             N            03/01/33
    0


    8426921          Q14/G01             F          137,809.00         ZZ
                                         360        137,809.00          1
                                       7.500            963.58        103
                                       7.250            963.58
    CHANDLER         AZ   85249          1            02/04/03         23
    0435337696                           05           04/01/03          0
    00000211144                          O            03/01/33
    0
1




    8426993          E22/G01             F          113,300.00         ZZ
                                         360        113,300.00          1
                                       7.750            811.70        106
                                       7.250            811.70
    ENUMCLAW         WA   98022          1            02/05/03         23
    0415677962                           05           04/01/03          0
    0415677962                           O            03/01/33
    0


    8427049          E22/G01             F          144,612.00         ZZ
                                         360        144,612.00          1
                                       7.500          1,011.15        103
                                       7.250          1,011.15
    ALABASTER        AL   35007          1            02/10/03         23
    0415884238                           05           04/01/03          0
    0415884238                           O            03/01/33
    0


    8427229          E22/G01             F          164,800.00         ZZ
                                         360        164,800.00          2
                                       9.375          1,370.72        103
                                       8.875          1,370.72
    CHICAGO          IL   60637          1            02/10/03         23
    0415775956                           05           04/01/03          0
    0415775956                           O            03/01/33
    0


    8427277          E22/G01             F          216,675.00         ZZ
                                         360        216,675.00          1
                                       7.500          1,515.02        107
                                       7.000          1,515.02
    MEMPHIS          TN   38117          2            02/04/03         23
    0416019909                           05           04/01/03          0
    0416019909                           O            03/01/33
    0


    8427299          E22/G01             F          140,000.00         ZZ
                                         360        140,000.00          1
                                       9.250          1,151.75        100
                                       8.750          1,151.75
    RIVERTON         UT   84065          1            02/04/03         23
    0416036010                           05           04/01/03          0
    0416036010                           O            03/01/33
    0


    8427307          E22/G01             F          420,000.00         ZZ
                                         360        420,000.00          1
1


                                       7.750          3,008.93        105
                                       7.500          3,008.93
    KEY BISCAYNE     FL   33149          1            02/10/03         23
    0416044097                           01           04/01/03          0
    0416044097                           O            03/01/33
    0


    8427321          U05/G01             F          242,250.00         ZZ
                                         360        242,091.53          2
                                       8.125          1,798.70         95
                                       7.875          1,798.70
    MODESTO          CA   95351          1            01/21/03         23
    0435349105                           05           03/01/03          0
    3291039                              O            02/01/33
    0


    8427341          E22/G01             F           45,320.00         ZZ
                                         360         45,320.00          1
                                       8.875            360.59        103
                                       8.375            360.59
    LAKE WORTH       FL   33467          1            02/10/03         00
    0416077188                           01           04/01/03          0
    0416077188                           O            03/01/33
    0


    8427375          U05/G01             F           99,650.00         ZZ
                                         360         99,579.67          1
                                       7.750            713.90        107
                                       7.500            713.90
    BOCA RATON       FL   33487          5            01/28/03         23
    0435349261                           01           03/01/03          0
    3297751                              O            02/01/33
    0


    8427379          U05/G01             F           99,900.00         ZZ
                                         360         99,829.49          1
                                       7.750            715.70        100
                                       7.500            715.70
    SINKING SPRINGS  PA   19608          1            01/27/03         23
    0435348917                           05           03/01/03          0
    3290683                              O            02/01/33
    0


    8427385          U05/G01             F           98,800.00         ZZ
                                         360         98,719.01          1
                                       7.000            657.32        104
                                       6.750            657.32
    HOUSTON          TX   77096          1            01/27/03         23
    0435348891                           03           03/01/03          0
1


    3307963                              O            02/01/33
    0


    8427533          F89/G01             F          165,000.00         ZZ
                                         360        164,905.07          1
                                       8.750          1,298.06        100
                                       8.500          1,298.06
    LOS ANGELES      CA   90003          1            01/10/03         23
    0435367958                           05           03/01/03          0
    26095                                O            02/01/33
    0


    8427625          Q78/G01             F           66,300.00         ZZ
                                         360         66,300.00          1
                                       7.750            474.99        106
                                       7.500            474.99
    SAINT LOUIS      MO   63134          2            01/30/03         23
    0435352745                           05           04/01/03          0
    722367                               O            03/01/33
    0


    8427631          Q78/G01             F          156,750.00         ZZ
                                         360        156,750.00          1
                                       8.125          1,163.87        105
                                       7.875          1,163.87
    TEMPE            AZ   85283          2            02/04/03         23
    0435342894                           05           04/01/03          0
    722250                               O            03/01/33
    0


    8427635          S53/G01             F          160,500.00         ZZ
                                         180        160,500.00          1
                                       8.490          1,232.97         95
                                       8.240          1,232.97
    EDEN PRAIRIE     MN   55347          1            02/04/03         23
    0435381868                           01           04/01/03          0
    9843040                              O            03/01/18
    0


    8427693          F34/G01             F          197,950.00         ZZ
                                         360        197,950.00          1
                                       8.625          1,539.64        107
                                       8.375          1,539.64
    AUBURN           ME   04210          5            02/01/03         23
    0435352596                           05           04/01/03          0
    E1CE1A8289A                          O            03/01/33
    0


1


    8427705          R49/G01             F          118,347.00         ZZ
                                         360        118,290.30          1
                                       9.625          1,005.94        103
                                       9.375          1,005.94
    CHESAPEAKE       VA   23325          1            01/29/03         23
    0435408273                           05           03/01/03          0
    SD02120040                           O            02/01/33
    0


    8427845          964/G01             F          235,000.00         ZZ
                                         360        235,000.00          1
                                       7.125          1,583.24         99
                                       6.875          1,583.24
    BEND             OR   97701          1            02/03/03         23
    0435349691                           03           04/01/03          0
    350702                               O            03/01/33
    0


    8427959          964/G01             F           76,650.00         ZZ
                                         360         76,590.20          1
                                       7.250            522.89        103
                                       7.000            522.89
    BEAUMONT         TX   77706          1            01/29/03         23
    0435343082                           05           03/01/03          0
    340668                               O            02/01/33
    0


    8428039          964/G01             F          250,000.00         ZZ
                                         360        249,823.55          1
                                       7.750          1,791.03        105
                                       7.500          1,791.03
    LAS VEGAS        NV   89110          5            01/27/03         23
    0435343603                           05           03/01/03          0
    320038                               O            02/01/33
    0


    8428099          737/G01             F          137,000.00         ZZ
                                         360        136,919.12          1
                                       8.625          1,065.57        102
                                       8.375          1,065.57
    PEORIA           AZ   85381          2            01/24/03         23
    0435350095                           05           03/01/03          0
    2105772                              O            02/01/33
    0


    8428421          P01/G01             F          153,700.00         ZZ
                                         360        153,596.87          1
                                       8.000          1,127.80        106
                                       7.750          1,127.80
1


    SCHENECTADY      NY   12306          1            01/24/03         23
    0435358080                           05           03/01/03          0
    02003347                             O            02/01/33
    0


    8429121          Q64/G01             F           87,900.00         ZZ
                                         360         87,900.00          1
                                       8.125            652.66        100
                                       7.875            652.66
    SUMMERVILLE      SC   29483          1            02/05/03         23
    0435395645                           05           04/01/03          0
    0106155302                           O            03/01/33
    0


    8430099          X47/G01             F          197,200.00         ZZ
                                         360        197,077.43          1
                                       8.375          1,498.86        100
                                       8.125          1,498.86
    LEAGUE CITY      TX   77573          1            01/30/03         23
    0435350863                           05           03/01/03          0
    K11601                               O            02/01/33
    0


    8430251          737/G01             F          290,000.00         ZZ
                                         360        289,790.11          1
                                       7.625          2,052.60        100
                                       7.375          2,052.60
    GARDENA          CA   90248          1            01/24/03         23
    0435354261                           05           03/01/03          0
    1847078                              O            02/01/33
    0


    8430297          737/G01             F          295,000.00         ZZ
                                         360        294,807.03          2
                                       8.125          2,190.37        100
                                       7.875          2,190.37
    LONG BEACH       CA   90807          1            01/17/03         23
    0435344981                           05           03/01/03          0
    1838663                              O            02/01/33
    0


    8430301          737/G01             F          298,530.00         ZZ
                                         360        298,306.22          1
                                       7.450          2,077.15        107
                                       7.200          2,077.15
    CORONA           CA   92881          1            01/30/03         23
    0435345418                           03           03/01/03          0
    1847482                              O            02/01/33
    0
1




    8430491          F89/G01             F          174,500.00         ZZ
                                         360        174,367.22          1
                                       7.375          1,205.23        100
                                       7.125          1,205.23
    COLTON           CA   92324          1            01/23/03         23
    0435368485                           05           03/01/03          0
    11126648                             O            02/01/33
    0


    8430507          K15/G01             F          117,400.00         ZZ
                                         360        117,241.93          1
                                       8.000            861.44         95
                                       7.750            861.44
    ARLINGTON        TX   76016          1            12/05/02         23
    0435353388                           05           02/01/03          0
    010300112284                         N            01/01/33
    0


    8430523          E86/G01             F          106,050.00         ZZ
                                         360        105,969.31          1
                                       7.375            732.46         95
                                       7.125            732.46
    BLUFFTON         SC   29910          1            01/29/03         23
    0435347901                           09           03/01/03          0
    0000263737                           N            02/01/33
    0


    8430539          W35/G01             F           90,640.00         ZZ
                                         360         90,584.52          1
                                       8.450            693.74        103
                                       8.200            693.74
    INDIANAPOLIS     IN   46222          1            01/17/03         23
    0435353784                           05           03/01/03          0
    16497                                O            02/01/33
    0


    8430611          K15/G01             F          236,900.00         ZZ
                                         360        236,900.00          1
                                       9.250          1,948.92        103
                                       9.000          1,948.92
    OAKDALE          MN   55128          5            01/31/03         23
    0435350343                           05           04/01/03          0
    001330005510459                      O            03/01/33
    0


    8430643          J95/G01             F          131,840.00         ZZ
                                         360        131,744.57          1
1


                                       7.625            933.16        103
                                       7.375            933.16
    SURPRISE         AZ   85374          1            01/27/03         23
    0435341391                           03           03/01/03          0
    0041116146                           O            02/01/33
    0


    8431367          737/G01             F           60,000.00         ZZ
                                         360         60,000.00          1
                                       8.250            450.76        100
                                       8.000            450.76
    WHITEHOUSE       TX   75791          1            02/05/03         23
    0435346887                           05           04/01/03          0
    2106499                              O            03/01/33
    0


    8431535          W53/G01             F          104,500.00         ZZ
                                         360        104,355.69          1
                                       7.875            757.70         95
                                       7.625            757.70
    LAKELAND         FL   33811          1            01/03/03         23
    0435351523                           05           02/01/03          0
    1302000549                           N            01/01/33
    0


    8431611          R65/G01             F          157,000.00         ZZ
                                         360        156,886.36          1
                                       7.625          1,111.24        105
                                       7.375          1,111.24
    WASHINGTON       DC   20001          1            01/27/03         23
    0435366646                           07           03/01/03          0
    42017373354201                       O            02/01/33
    0


    8431655          W47/G01             F           99,395.00         ZZ
                                         180         99,306.70          1
                                      10.000            872.26        103
                                       9.750            872.26
    DOLTON           IL   60419          1            01/22/03         23
    0435384730                           05           02/22/03          0
    WH021216                             O            01/22/18
    0


    8431669          W47/G01             F          170,000.00         ZZ
                                         180        169,754.36          1
                                       7.650          1,206.18         94
                                       7.400          1,206.18
    GLENDALE HEIGHT  IL   60139          1            01/21/03         23
    0435428784                           01           02/21/03          0
1


    WH021200                             O            01/21/18
    0


    8432251          Q64/G01             F          118,800.00         ZZ
                                         360        118,718.24          1
                                       7.875            861.39         99
                                       7.625            861.39
    CLEVELAND        TN   37312          5            01/27/03         23
    0435361001                           05           03/01/03          0
    0305998304                           O            02/01/33
    0


    8432429          588/G01             F          157,000.00         ZZ
                                         360        156,639.40          1
                                       7.375          1,084.36        105
                                       7.125          1,084.36
    WOODBRIDGE       VA   22193          1            11/22/02         23
    0435428297                           05           01/01/03          0
    1080673                              O            12/01/32
    0


    8432541          E22/G01             F          125,250.00         ZZ
                                         360        125,179.78          1
                                       8.875            996.55        101
                                       8.375            996.55
    ELIZABETH        NJ   07206          5            02/03/03         23
    0415249721                           05           03/01/03          0
    0415249721                           O            02/01/33
    0


    8432543          E22/G01             F           81,320.00         ZZ
                                         360         81,268.15          1
                                       8.250            610.93        107
                                       8.000            610.93
    VINE GROVE       KY   40175          5            02/03/03         23
    0415453380                           05           03/01/03          0
    0415453380                           O            02/01/33
    0


    8432547          E22/G01             F           64,299.00         ZZ
                                         360         64,299.00          1
                                       8.375            488.72        103
                                       8.125            488.72
    INDIANAPOLIS     IN   46220          1            02/07/03         23
    0415459908                           05           04/01/03          0
    0415459908                           O            03/01/33
    0


1


    8432551          E22/G01             F          216,300.00         ZZ
                                         360        216,172.30          1
                                       8.625          1,682.36        103
                                       8.375          1,682.36
    BELLEVUE         WA   98004          5            02/03/03         23
    0415517424                           01           03/01/03          0
    0415517424                           O            02/01/33
    0


    8432589          E22/G01             F          129,750.00         ZZ
                                         360        128,971.64          1
                                       8.625          1,009.18        103
                                       8.375          1,009.18
    NEW BOSTON       MI   48164          1            12/06/02         23
    0415631654                           05           02/01/03          0
    0415631654                           O            01/01/33
    0


    8432591          E22/G01             F          268,100.00         ZZ
                                         360        267,957.33          1
                                       9.125          2,181.35        103
                                       8.625          2,181.35
    FRONT ROYAL      VA   22630          5            01/30/03         23
    0415907732                           05           03/01/03          0
    0415907732                           O            02/01/33
    0


    8432609          E22/G01             F           93,200.00         ZZ
                                         360         93,200.00          1
                                       9.000            749.91        103
                                       8.750            749.91
    ALBANY           OR   97321          1            02/03/03         23
    0415693902                           05           04/01/03          0
    0415693902                           O            03/01/33
    0


    8432717          E22/G01             F          328,400.00         ZZ
                                         360        328,400.00          1
                                       7.750          2,352.70        103
                                       7.500          2,352.70
    SACRAMENTO       CA   95829          1            02/04/03         23
    0415799774                           05           04/01/03          0
    0415799774                           O            03/01/33
    0


    8432781          E22/G01             F          123,600.00         ZZ
                                         360        123,600.00          1
                                       8.125            917.73        103
                                       7.875            917.73
1


    GADSDEN          AL   35901          1            02/11/03         23
    0416017937                           05           04/01/03          0
    0416017937                           O            03/01/33
    0


    8432813          E22/G01             F          248,500.00         ZZ
                                         360        248,500.00          1
                                       7.500          1,737.55        106
                                       7.250          1,737.55
    HAVERHILL        MA   01832          1            02/07/03         23
    0415883735                           01           04/01/03          0
    0415883735                           O            03/01/33
    0


    8432817          E22/G01             F          175,000.00         ZZ
                                         360        174,873.34          1
                                       7.625          1,238.64        103
                                       7.375          1,238.64
    CLINTON          MS   39056          2            02/03/03         23
    0415894609                           05           03/01/03          0
    0415894609                           O            02/01/33
    0


    8432823          E22/G01             F          104,900.00         ZZ
                                         360        104,900.00          1
                                       7.875            760.60        106
                                       7.375            760.60
    TAMPA            FL   33616          1            02/11/03         23
    0416056265                           05           04/01/03          0
    0416056265                           O            03/01/33
    0


    8432837          E22/G01             F          110,500.00         ZZ
                                         360        110,500.00          1
                                       7.750            791.64        105
                                       7.500            791.64
    SUMMERVILLE      SC   29483          1            02/07/03         23
    0415915909                           05           04/01/03          0
    0415915909                           O            03/01/33
    0


    8432857          E22/G01             F          149,800.00         ZZ
                                         360        149,686.02          1
                                       7.375          1,034.63        107
                                       6.875          1,034.63
    NACHES           WA   98937          5            01/30/03         23
    0415923192                           05           03/01/03          0
    0415923192                           O            02/01/33
    0
1




    8432873          E22/G01             F          286,300.00         ZZ
                                         360        286,300.00          1
                                       8.375          2,176.09        103
                                       7.875          2,176.09
    SEATTLE          WA   98115          1            02/05/03         23
    0415925932                           05           04/01/03          0
    0415925932                           O            03/01/33
    0


    8432897          E22/G01             F           92,150.00         ZZ
                                         360         92,150.00          2
                                       8.375            700.41         95
                                       8.125            700.41
    WARREN           MI   48089          1            02/07/03         23
    0415946037                           05           04/01/03          0
    0415946037                           N            03/01/33
    0


    8432925          E22/G01             F          165,700.00         ZZ
                                         360        165,700.00          1
                                       7.750          1,187.10        103
                                       7.500          1,187.10
    SANDUSKY         OH   44870          1            02/07/03         23
    0415976810                           05           04/01/03          0
    0415976810                           O            03/01/33
    0


    8432933          E22/G01             F          102,000.00         ZZ
                                         360        102,000.00          1
                                       7.500            713.20        100
                                       7.000            713.20
    LOUISVILLE       KY   40223          1            02/07/03         23
    0415986207                           01           04/01/03          0
    0415986207                           O            03/01/33
    0


    8432945          E22/G01             F          107,120.00         ZZ
                                         360        107,058.37          1
                                       8.750            842.71        103
                                       8.250            842.71
    GULFPORT         MS   39503          2            02/03/03         23
    0415994656                           05           03/01/03          0
    0415994656                           O            02/01/33
    0


    8432971          E22/G01             F          256,800.00         ZZ
                                         360        256,584.26          1
1


                                       6.875          1,686.99        107
                                       6.375          1,686.99
    FONTANA          CA   92336          5            02/01/03         23
    0416002749                           05           03/01/03          0
    0416002749                           O            02/01/33
    0


    8432975          E22/G01             F          107,350.00         ZZ
                                         360        107,272.30          1
                                       7.625            759.82         95
                                       7.125            759.82
    WILLAMINA        OR   97396          1            01/28/03         23
    0416006294                           05           03/01/03          0
    0416006294                           N            02/01/33
    0


    8432993          E22/G01             F           71,070.00         ZZ
                                         360         71,070.00          1
                                       8.250            533.93        103
                                       7.750            533.93
    FRESNO           CA   93703          1            02/03/03         23
    0416030351                           05           04/01/03          0
    0416030351                           O            03/01/33
    0


    8433005          E22/G01             F           85,500.00         ZZ
                                         360         85,446.86          1
                                       8.375            649.86         95
                                       8.125            649.86
    BIRMINGHAM       AL   35226          1            02/07/03         23
    0416061042                           01           03/01/03          0
    0416061042                           O            02/01/33
    0


    8433015          E22/G01             F           78,800.00         ZZ
                                         360         78,800.00          1
                                       7.500            550.98        106
                                       7.250            550.98
    SPOKANE          WA   99206          1            02/04/03         23
    0416092799                           05           04/01/03          0
    0416092799                           O            03/01/33
    0


    8433017          E22/G01             F          168,000.00         ZZ
                                         360        168,000.00          1
                                       8.250          1,262.13        100
                                       7.750          1,262.13
    OPA LOCKA        FL   33055          1            02/07/03         23
    0416107407                           03           04/01/03          0
1


    0416107407                           O            03/01/33
    0


    8433855          G52/G01             F          123,950.00         ZZ
                                         360        123,950.00          1
                                       8.250            931.19         95
                                       8.000            931.19
    TEMPE            AZ   85282          1            02/04/03         23
    0435367206                           05           04/01/03          0
    9815005966                           N            03/01/33
    0


    8434219          F64/G01             F          133,600.00         ZZ
                                         360        133,521.12          1
                                       8.625          1,039.13         99
                                       8.375          1,039.13
    HOLLYWOOD        FL   33025          1            01/27/03         23
    0435359179                           03           03/01/03          0
    00004649                             O            02/01/33
    0


    8434467          E45/G01             F          209,000.00         ZZ
                                         360        208,844.89          1
                                       7.500          1,461.36         95
                                       7.250          1,461.36
    LAKE IN THE HIL  IL   60156          1            01/23/03         23
    0435420732                           05           03/01/03          0
    331389                               O            02/01/33
    0


    8434669          Y19/G01             F          148,600.00         ZZ
                                         360        148,489.72          1
                                       7.500          1,039.03        107
                                       7.250          1,039.03
    ELLICOT CITY     MD   21043          1            02/03/03         23
    0435372222                           01           03/01/03          0
    102292                               O            02/01/33
    0


    8434701          W39/G01             F          130,000.00         ZZ
                                         360        129,928.99          1
                                       9.000          1,046.01        100
                                       8.750          1,046.01
    LEWISVILLE       TX   75067          1            01/31/03         23
    0435363007                           05           03/01/03          0
    PN130677                             O            02/01/33
    0


1


    8434745          E45/G01             F          148,700.00         ZZ
                                         360        148,592.37          1
                                       7.625          1,052.49        107
                                       7.375          1,052.49
    TAMPA            FL   33624          5            01/21/03         23
    0435399456                           05           03/01/03          0
    323946                               O            02/01/33
    0


    8434975          W82/G01             F           78,180.00         ZZ
                                         360         78,180.00          1
                                       9.125            636.10        103
                                       8.875            636.10
    JAMESTOWN        ND   58401          5            02/04/03         23
    0435352075                           05           04/01/03          0
    910003311                            O            03/01/33
    0


    8435103          964/G01             F          173,300.00         ZZ
                                         360        173,300.00          1
                                       7.375          1,196.94        107
                                       7.125          1,196.94
    BEND             OR   97701          1            02/03/03         23
    0435360250                           03           04/01/03          0
    342436                               O            03/01/33
    0


    8435321          M45/G01             F          285,000.00         ZZ
                                         360        284,813.57          1
                                       8.125          2,116.12        100
                                       7.875          2,116.12
    BRAINTREE        MA   02184          1            01/31/03         23
    0435374962                           05           03/01/03          0
    A0403595                             O            02/01/33
    0


    8435427          K15/G01             F          180,000.00         ZZ
                                         360        179,869.72          1
                                       7.625          1,274.03        103
                                       7.375          1,274.03
    PHOENIX          AZ   85044          5            01/27/03         23
    0435369475                           05           03/01/03          0
    021505505932                         O            02/01/33
    0


    8435499          M45/G01             F          192,600.00         ZZ
                                         360        192,365.81          1
                                       8.500          1,480.93        103
                                       8.250          1,480.93
1


    FEDERAL WAY      WA   98023          1            12/24/02         23
    0435375001                           05           02/01/03          0
    A0412070                             O            01/01/33
    0


    8435809          K15/G01             F          219,300.00         ZZ
                                         360        219,019.36          2
                                       8.250          1,647.53        107
                                       8.000          1,647.53
    SIMSBURY         CT   06081          2            12/16/02         23
    0435423579                           05           02/01/03          0
    050800111728                         O            01/01/33
    0


    8436389          W30/G01             F           99,900.00         ZZ
                                         360         99,845.43          1
                                       9.000            803.82        100
                                       8.750            803.82
    PROVIDENCE       RI   02909          1            01/31/03         23
    0435378377                           05           03/01/03          0
    0670005                              O            02/01/33
    0


    8436407          W53/G01             F           77,575.00         ZZ
                                         360         77,526.78          1
                                       8.375            589.63        107
                                       8.125            589.63
    SCHENECTADY      NY   12304          1            01/31/03         23
    0435419551                           05           03/01/03          0
    5201410700                           O            02/01/33
    0


    8436425          588/G01             F          413,020.00         ZZ
                                         360        413,020.00          1
                                       8.000          3,030.59        107
                                       7.750          3,030.59
    NEW PROVIDENCE   NJ   07974          1            02/07/03         23
    0435379466                           05           04/01/03          0
    1082873                              O            03/01/33
    0


    8436427          M50/G01             F          196,060.00         ZZ
                                         180        196,060.00          1
                                       9.500          1,648.58        100
                                       9.250          1,648.58
    BIG LAKE         MN   55309          1            02/04/03         23
    0435362330                           05           04/01/03          0
    2011137                              O            03/01/18
    0
1




    8436433          253/G01             F           87,035.00         ZZ
                                         360         86,973.57          1
                                       7.750            623.53        103
                                       7.500            623.53
    PHOENIX          AZ   85032          1            02/05/03         23
    0435371877                           09           03/01/03          0
    455133                               O            02/01/33
    0


    8436457          H76/G01             F          113,300.00         ZZ
                                         360        113,300.00          1
                                       8.750            891.34        103
                                       8.500            891.34
    RIPLEY           TN   38063          2            02/07/03         23
    0435365796                           05           04/01/03          0
    2002463962                           O            03/01/33
    0


    8436469          M50/G01             F           71,250.00         ZZ
                                         180         71,250.00          1
                                       8.375            541.55         95
                                       8.125            541.55
    WABASH           IN   46992          1            02/05/03         23
    0435358858                           05           04/01/03          0
    2311194                              O            03/01/18
    0


    8436471          R49/G01             F           45,475.00         ZZ
                                         360         45,441.25          1
                                       7.500            317.97        107
                                       7.250            317.97
    BURTON           MI   48529          1            01/27/03         23
    0435413349                           05           03/01/03          0
    SD03010006                           O            02/01/33
    0


    8436493          G27/G01             F          182,593.00         ZZ
                                         360        182,593.00          1
                                       8.250          1,371.76        103
                                       8.000          1,371.76
    BAKERSFIELD      CA   93308          1            02/05/03         23
    0435366786                           05           04/01/03          0
    20303002                             O            03/01/33
    0


    8436519          W02/G01             F          201,000.00         ZZ
                                         360        201,000.00          1
1


                                       7.020          1,339.96        101
                                       6.770          1,339.96
    ORANGE PARK      FL   32073          5            02/04/03         23
    0435397898                           05           04/01/03          0
    1002021820                           O            03/01/33
    0


    8436521          W02/G01             F          151,940.00         ZZ
                                         360        151,824.73          1
                                       7.390          1,050.97        107
                                       7.140          1,050.97
    WINCHESTER       VA   22602          5            01/30/03         23
    0435397328                           03           03/01/03          0
    1002015302                           O            02/01/33
    0


    8436523          P57/G01             F          159,650.00         ZZ
                                         240        159,410.65          1
                                       8.990          1,435.39        103
                                       8.740          1,435.39
    NOBLESVILLE      IN   46060          5            02/03/03         23
    0435351432                           05           03/07/03          0
    02100595                             O            02/07/23
    0


    8436525          P57/G01             F          160,680.00         ZZ
                                         180        160,600.96          1
                                       9.500          1,351.09        103
                                       9.250          1,351.09
    TRAVERSE CITY    MI   49684          5            01/31/03         23
    0435347414                           29           03/05/03          0
    02100571                             O            02/05/18
    0


    8436527          K60/G01             F           70,761.00         ZZ
                                         360         70,761.00          1
                                       8.500            544.09        103
                                       8.250            544.09
    DAYTON           OH   45416          1            02/07/03         23
    0435427794                           05           04/01/03          0
    74344                                O            03/01/33
    0


    8436541          X21/G01             F          177,950.00         ZZ
                                         360        177,817.93          1
                                       7.500          1,244.26        102
                                       7.250          1,244.26
    COLLEGE PARK     MD   20740          1            02/03/03         23
    0435353222                           05           03/01/03          0
1


    706425                               O            02/01/33
    0


    8436549          E57/G01             F          133,900.00         ZZ
                                         360        133,818.88          1
                                       8.500          1,029.58        103
                                       8.250          1,029.58
    ONTARIO          CA   91764          1            01/17/03         23
    0435360342                           05           03/01/03          0
    06012887                             O            02/01/33
    0


    8436943          E22/G01             F          141,100.00         ZZ
                                         360        141,100.00          1
                                       8.500          1,084.94        103
                                       8.250          1,084.94
    COLLEGE PLACE    WA   99324          1            02/05/03         23
    0415796655                           03           04/01/03          0
    0415796655                           O            03/01/33
    0


    8436949          E22/G01             F          139,000.00         ZZ
                                         360        139,000.00          1
                                       8.875          1,105.95        103
                                       8.375          1,105.95
    RAINSVILLE       AL   35986          2            02/07/03         23
    0415816842                           05           04/01/03          0
    0415816842                           O            03/01/33
    0


    8436975          E22/G01             F          108,000.00         ZZ
                                         360        108,000.00          1
                                       7.750            773.73        102
                                       7.500            773.73
    CARPENTERSVILLE  IL   60110          1            02/12/03         23
    0415884642                           05           04/01/03          0
    0415884642                           O            03/01/33
    0


    8436983          E22/G01             F          232,000.00         ZZ
                                         360        232,000.00          2
                                       7.875          1,682.16        106
                                       7.625          1,682.16
    NEW ORLEANS      LA   70125          1            02/12/03         23
    0415890706                           05           04/01/03          0
    0415890706                           O            03/01/33
    0


1


    8436985          E22/G01             F          101,000.00         T
                                         360        101,000.00          1
                                       7.875            732.32        106
                                       7.625            732.32
    SPRINGFIELD      OR   97477          1            02/04/03         23
    0415892819                           05           04/01/03          0
    0415892819                           O            03/01/33
    0


    8436993          E22/G01             F           98,000.00         ZZ
                                         360         98,000.00          1
                                       8.250            736.24        100
                                       7.750            736.24
    VANCOUVER        WA   98682          1            02/04/03         23
    0415910553                           05           04/01/03          0
    0415910553                           O            03/01/33
    0


    8437003          E22/G01             F           85,000.00         ZZ
                                         360         85,000.00          1
                                       7.500            594.33        105
                                       7.250            594.33
    SATSUMA          AL   36572          1            02/12/03         23
    0415924422                           05           04/01/03          0
    0415924422                           O            03/01/33
    0


    8437025          E22/G01             F          153,545.00         ZZ
                                         360        153,545.00          1
                                       7.750          1,100.02        107
                                       7.250          1,100.02
    MODESTO          CA   95354          1            01/28/03         23
    0415955921                           09           04/01/03          0
    0415955921                           O            03/01/33
    0


    8437071          E22/G01             F          113,050.00         ZZ
                                         360        113,050.00          2
                                       7.500            790.46         95
                                       7.250            790.46
    LARAMIE          WY   82072          1            02/12/03         23
    0415968973                           05           04/01/03          0
    0415968973                           N            03/01/33
    0


    8437077          E22/G01             F          106,500.00         ZZ
                                         360        106,500.00          1
                                       7.625            753.80        100
                                       7.125            753.80
1


    TACOMA           WA   98405          1            02/04/03         23
    0415975788                           05           04/01/03          0
    0415975788                           O            03/01/33
    0


    8437111          E22/G01             F          225,250.00         ZZ
                                         360        225,250.00          1
                                       7.875          1,633.22        104
                                       7.375          1,633.22
    LINDENHURST      IL   60046          5            02/07/03         23
    0416029940                           05           04/01/03          0
    0416029940                           O            03/01/33
    0


    8437133          E22/G01             F          197,500.00         ZZ
                                         360        197,500.00          1
                                       8.500          1,518.60        102
                                       8.250          1,518.60
    APEX             NC   27539          2            02/07/03         23
    0416064020                           05           04/01/03          0
    0416064020                           O            03/01/33
    0


    8437477          W40/G01             F          206,000.00         ZZ
                                         360        206,000.00          1
                                       8.875          1,639.03        103
                                       8.625          1,639.03
    AVONDALE         AZ   85323          5            02/06/03         23
    0435355698                           03           04/01/03          0
    100012383                            O            03/01/33
    0


    8437547          W89/G01             F          132,870.00         ZZ
                                         180        132,870.00          1
                                       9.125          1,081.07        103
                                       8.875          1,081.07
    LITTLE FALLS     MN   56345          5            02/10/03         23
    0435383161                           05           04/01/03          0
    4440255873                           O            03/01/18
    0


    8437577          M45/G01             F          208,500.00         ZZ
                                         360        208,219.27          1
                                       8.000          1,529.90        105
                                       7.750          1,529.90
    ORLANDO          FL   32828          1            12/27/02         23
    0435429220                           03           02/01/03          0
    A0402979                             O            01/01/33
    0
1




    8437673          964/G01             F          305,000.00         ZZ
                                         360        305,000.00          1
                                       7.125          2,054.84        104
                                       6.875          2,054.84
    VACAVILLE        CA   95687          1            01/31/03         23
    0435368121                           05           04/01/03          0
    324656                               O            03/01/33
    0


    8437691          Q78/G01             F          224,000.00         ZZ
                                         360        224,000.00          1
                                       7.750          1,604.76        103
                                       7.500          1,604.76
    CANDLER          NC   28715          5            02/07/03         23
    0435419445                           05           04/01/03          0
    723807                               O            03/01/33
    0


    8437699          Q78/G01             F           80,340.00         ZZ
                                         360         80,340.00          1
                                       8.625            624.88        101
                                       8.375            624.88
    ADRIAN           MO   64720          1            02/10/03         23
    0435419536                           05           04/01/03          0
    722546                               O            03/01/33
    0


    8437747          Q78/G01             F           52,430.00         ZZ
                                         360         52,430.00          1
                                       7.375            362.13        107
                                       7.125            362.13
    GREENWOOD        SC   29646          1            02/10/03         23
    0435419502                           05           04/01/03          0
    723787                               O            03/01/33
    0


    8437761          003/G01             F          105,450.00         ZZ
                                         360        105,377.43          1
                                       7.875            764.59         95
                                       7.625            764.59
    STONE MOUNTAIN   GA   30083          1            01/29/03         23
    0435422340                           05           03/01/03          0
    0021933346                           N            02/01/33
    0


    8437783          Q78/G01             F          310,000.00         ZZ
                                         360        310,000.00          1
1


                                       7.815          2,234.82        107
                                       7.565          2,234.82
    BRYANS ROAD      MD   20616          5            02/10/03         23
    0435419478                           05           04/01/03          0
    723996                               O            03/01/33
    0


    8437861          E57/G01             F          119,700.00         ZZ
                                         360        119,611.17          1
                                       7.500            836.96        100
                                       7.250            836.96
    HEMET            CA   92544          1            01/27/03         23
    0435371547                           05           03/01/03          0
    06013487                             O            02/01/33
    0


    8437867          U35/G01             F          120,000.00         ZZ
                                         360        120,000.00          1
                                       8.875            954.77        100
                                       8.625            954.77
    INDIANAPOLIS     IN   46268          1            02/11/03         23
    0435392840                           05           04/01/03          0
    10816152                             O            03/01/33
    0


    8437875          U35/G01             F          107,480.00         ZZ
                                         360        107,394.05          2
                                       7.125            724.11        103
                                       6.875            724.11
    ROCK ISLAND      IL   61201          1            02/03/03         23
    0435391636                           05           03/01/03          0
    0007575018                           O            02/01/33
    0


    8437877          Q14/G01             F          347,750.00         ZZ
                                         360        347,750.00          1
                                       7.500          2,431.52        107
                                       7.250          2,431.52
    GILBERT          AZ   85296          1            02/05/03         23
    0435407671                           05           04/01/03          0
    0000310957                           O            03/01/33
    0


    8437919          W42/G01             F          186,430.00         ZZ
                                         180        186,325.48          2
                                       8.875          1,483.33        103
                                       8.625          1,483.33
    CHICAGO          IL   60620          1            01/31/03         23
    0435423827                           05           03/01/03          0
1


    35556184                             O            02/01/18
    0


    8437965          T23/G01             F           94,100.00         ZZ
                                         360         94,038.45          1
                                       8.125            698.69        107
                                       7.875            698.69
    BRADFORD         OH   45308          5            02/11/03         23
    0435361688                           05           03/18/03          0
    6042                                 O            02/18/33
    0


    8437971          Q14/G01             F          147,550.00         ZZ
                                         360        147,550.00          1
                                       7.875          1,069.84        107
                                       7.625          1,069.84
    GLENDALE         AZ   85308          2            02/06/03         23
    0435381256                           05           04/01/03          0
    0000311320                           O            03/01/33
    0


    8437989          W02/G01             F           82,400.00         ZZ
                                         360         82,330.84          1
                                       6.880            541.59        103
                                       6.630            541.59
    WEST PALM BEACH  FL   33406          5            01/28/03         23
    0435423785                           05           03/01/03          0
    1001975680                           O            02/01/33
    0


    8438017          F64/G01             F          167,900.00         ZZ
                                         360        167,900.00          1
                                       8.250          1,261.38        107
                                       8.000          1,261.38
    ZACHARY          LA   70791          5            01/29/03         23
    0435360870                           05           04/01/03          0
    00004825                             O            03/01/33
    0


    8438339          M24/G01             F          207,000.00         ZZ
                                         360        207,000.00          1
                                       8.875          1,646.98        101
                                       8.625          1,646.98
    LAS VEGAS        NV   89143          5            02/03/03         23
    0435376876                           05           04/01/03          0
    237106829                            O            03/01/33
    0


1


    8438373          W35/G01             F           40,000.00         ZZ
                                         360         39,978.10          1
                                       8.990            321.57        100
                                       8.740            321.57
    NEW CASTLE       IN   47362          1            01/10/03         23
    0435389945                           05           03/01/03          0
    16175                                O            02/01/33
    0


    8438415          K15/G01             F          180,800.00         ZZ
                                         360        180,800.00          1
                                       7.625          1,279.69        107
                                       7.375          1,279.69
    NEW PORT RICHEY  FL   34655          5            01/29/03         23
    0435374921                           05           04/01/03          0
    009505506566                         O            03/01/33
    0


    8438451          K15/G01             F          119,500.00         ZZ
                                         360        119,500.00          1
                                       8.625            929.46        103
                                       8.375            929.46
    MERIDIAN         ID   83642          5            01/30/03         23
    0435375977                           05           04/01/03          0
    030205506490                         O            03/01/33
    0


    8438461          F89/G01             F          180,000.00         ZZ
                                         360        179,869.72          1
                                       7.625          1,274.03        100
                                       7.375          1,274.03
    FONTANA          CA   92335          1            01/23/03         23
    0435432430                           05           03/01/03          0
    11123128                             O            02/01/33
    0


    8438475          S53/G01             F           58,710.00         ZZ
                                         180         58,677.87          1
                                       8.990            471.97        103
                                       8.740            471.97
    BROWNTON         MN   55312          1            01/28/03         23
    0435384086                           05           03/01/03          0
    9841225                              O            02/01/18
    0


    8438477          K15/G01             F          316,500.00         ZZ
                                         360        316,500.00          1
                                       7.875          2,294.84        101
                                       7.625          2,294.84
1


    PORT JEFFERSON   NY   11776          5            02/05/03         23
    0435399589                           05           04/01/03          0
    020805509812                         O            03/01/33
    0


    8438547          W39/G01             F           40,685.00         ZZ
                                         360         40,685.00          1
                                       7.500            284.48        103
                                       7.250            284.48
    FORT WORTH       TX   76020          1            02/10/03         23
    0435376843                           05           04/01/03          0
    PNI30584                             O            03/01/33
    0


    8438555          W02/G01             F           90,640.00         ZZ
                                         360         90,584.63          1
                                       8.460            694.38        103
                                       8.210            694.38
    MYRTLE BEACH     SC   29588          5            01/30/03         23
    0435357173                           05           03/01/03          0
    1001879973                           O            02/01/33
    0


    8438559          U35/G01             F           76,000.00         ZZ
                                         360         76,000.00          1
                                       8.750            597.89        100
                                       8.500            597.89
    CHICAGO          IL   60628          1            02/13/03         23
    0435392741                           05           04/01/03          0
    10821979                             O            03/01/33
    0


    8438565          642/G01             F           86,520.00         ZZ
                                         360         86,520.00          1
                                       8.875            688.39        103
                                       8.625            688.39
    WYNANTSKILL      NY   12198          5            02/07/03         23
    0435361639                           05           04/01/03          0
    12234502                             O            03/01/33
    0


    8438567          K60/G01             F          217,210.00         ZZ
                                         360        217,210.00          1
                                       7.500          1,518.76        107
                                       7.250          1,518.76
    CUYAHOGA FALLS   OH   44223          2            02/05/03         23
    0435419494                           05           04/01/03          0
    74270                                O            03/01/33
    0
1




    8438569          S53/G01             F           50,350.00         ZZ
                                         360         50,319.44          1
                                       8.490            386.79         95
                                       8.240            386.79
    FOREST PARK      GA   30297          1            01/27/03         23
    0435377114                           05           03/02/03          0
    9843017                              N            02/02/33
    0


    8438585          W02/G01             F          105,060.00         ZZ
                                         360        104,994.89          1
                                       8.390            799.65        103
                                       8.140            799.65
    NORTH AUGUSTA    SC   29841          5            01/30/03         23
    0435357074                           05           03/01/03          0
    1001898577                           O            02/01/33
    0


    8438611          W53/G01             F          120,250.00         ZZ
                                         360        120,156.19          1
                                       7.250            820.32        106
                                       7.000            820.32
    SAN ANOTNIO      TX   78240          1            01/17/03         23
    0435379516                           05           03/01/03          0
    1502000399                           O            02/01/33
    0


    8438613          950/G01             F          126,600.00         ZZ
                                         360        126,600.00          1
                                       8.375            962.25         95
                                       8.125            962.25
    JACKSONVILLE     FL   32244          1            02/01/03         23
    0435427174                           03           04/01/03          0
    EY2C012                              N            03/01/33
    0


    8438623          940/G01             F          225,000.00         ZZ
                                         360        225,000.00          1
                                       7.250          1,534.90        104
                                       7.000          1,534.90
    HIGHLAND         CA   92346          1            02/03/03         23
    0435395793                           05           04/01/03          0
    40030082                             O            03/01/33
    0


    8438635          624/G01             F          142,000.00         ZZ
                                         360        141,902.28          1
1


                                       7.875          1,029.60        100
                                       7.625          1,029.60
    SURPRISE         AZ   85374          5            01/17/03         23
    0435362264                           05           03/01/03          0
    1000019503                           O            02/01/33
    0


    8438711          U35/G01             F           66,800.00         ZZ
                                         360         66,750.42          2
                                       7.500            467.08        100
                                       7.250            467.08
    GREEN BAY        WI   54304          1            01/31/03         23
    0435422571                           05           03/01/03          0
    0007567489                           O            02/01/33
    0


    8438721          U35/G01             F           84,530.00         ZZ
                                         360         84,467.26          1
                                       7.500            591.05        107
                                       7.250            591.05
    HAMMOND          IN   46323          1            02/05/03         23
    0435384458                           05           03/01/03          0
    10685426                             O            02/01/33
    0


    8438745          R17/G01             F           87,500.00         ZZ
                                         360         87,453.43          1
                                       9.125            711.93        103
                                       8.875            711.93
    HIALEAH          FL   33016          1            01/29/03         23
    0435419577                           01           03/01/03          0
    1000213366                           O            02/01/33
    0


    8438889          U35/G01             F          125,000.00         ZZ
                                         360        125,000.00          1
                                       7.750            895.52        100
                                       7.500            895.52
    FRESNO           CA   93722          1            02/11/03         23
    0435392790                           05           04/01/03          0
    10792513                             O            03/01/33
    0


    8438907          J95/G01             F          164,400.00         ZZ
                                         360        164,281.01          1
                                       7.625          1,163.62        103
                                       7.375          1,163.62
    MILWAUKIE        OR   97222          5            01/14/03         23
    0435372404                           05           03/01/03          0
1


    40739039                             O            02/01/33
    0


    8438955          M27/G01             F          135,000.00         ZZ
                                         360        135,000.00          1
                                       7.500            943.94        100
                                       7.250            943.94
    WHITEHOUSE       TN   37188          1            02/10/03         23
    0435385562                           05           04/01/03          0
    60087447                             O            03/01/33
    0


    8440405          E22/G01             F          101,150.00         ZZ
                                         360        101,080.39          1
                                       7.875            733.41        105
                                       7.625            733.41
    BIRMINGHAM       AL   35235          1            01/24/03         23
    0415680131                           09           03/01/03          0
    0415680131                           O            02/01/33
    0


    8440417          E22/G01             F           95,950.00         ZZ
                                         360         95,950.00          1
                                       8.375            729.29         95
                                       8.125            729.29
    ALABASTER        AL   35007          1            02/13/03         23
    0415807718                           05           04/01/03          0
    0415807718                           N            03/01/33
    0


    8440425          E22/G01             F          104,000.00         ZZ
                                         360        104,000.00          1
                                       7.750            745.07        100
                                       7.250            745.07
    RIALTO           CA   92376          5            02/06/03         23
    0415850296                           01           04/01/03          0
    0415850296                           O            03/01/33
    0


    8440427          E22/G01             F          229,620.00         ZZ
                                         360        229,620.00          1
                                       8.500          1,765.58        103
                                       8.250          1,765.58
    SUFFOLK          VA   23435          5            02/07/03         23
    0415867092                           03           04/01/03          0
    0415867092                           O            03/01/33
    0


1


    8440431          E22/G01             F          132,500.00         ZZ
                                         360        132,500.00          1
                                       7.375            915.14        106
                                       7.125            915.14
    EWING            NJ   08618          1            02/13/03         23
    0415897545                           05           04/01/03          0
    0415897545                           O            03/01/33
    0


    8440471          E22/G01             F          251,340.00         ZZ
                                         360        251,340.00          1
                                       7.250          1,714.58        107
                                       6.750          1,714.58
    LINCOLN          CA   95648          1            02/04/03         23
    0415982966                           05           04/01/03          0
    0415982966                           O            03/01/33
    0


    8440479          E22/G01             F          130,540.00         ZZ
                                         360        130,540.00          1
                                       8.250            980.70        107
                                       7.750            980.70
    ST. PETERSBURG   FL   33710          1            02/13/03         23
    0415991611                           05           04/01/03          0
    0415991611                           O            03/01/33
    0


    8440493          E22/G01             F          312,500.00         ZZ
                                         360        312,500.00          1
                                       7.500          2,185.05        103
                                       7.250          2,185.05
    LA MESA          CA   91941          1            02/10/03         23
    0416029759                           05           04/01/03          0
    0416029759                           O            03/01/33
    0


    8440741          W33/G01             F           68,108.00         ZZ
                                         360         68,054.87          1
                                       7.250            464.62        105
                                       7.000            464.62
    KOKOMO           IN   46901          1            02/10/03         23
    0435380159                           05           03/12/03          0
    03-34727                             O            02/12/33
    0


    8440755          W33/G01             F           75,188.00         ZZ
                                         360         75,129.35          1
                                       7.250            512.91        106
                                       7.000            512.91
1


    BOWLING GREEN    KY   42101          1            02/13/03         23
    0435383377                           05           03/15/03          0
    03-34879                             O            02/15/33
    0


    8441071          737/G01             F          156,074.00         ZZ
                                         360        156,074.00          1
                                       8.500          1,200.07        107
                                       8.250          1,200.07
    MADERA           CA   93638          1            02/11/03         23
    0435373105                           05           04/01/03          0
    0001840578                           O            03/01/33
    0


    8441317          A11/G01             F           87,000.00         ZZ
                                         360         86,945.92          1
                                       8.375            661.27        102
                                       8.125            661.27
    TAYLOR           MI   48180          5            02/03/03         23
    0435398219                           05           03/07/03          0
    6071138501                           O            02/07/33
    0


    8441869          Q64/G01             F          116,050.00         T
                                         360        115,974.09          1
                                       8.125            861.67        100
                                       7.875            861.67
    SIMPSONVILLE     SC   29681          1            01/23/03         23
    0435385364                           09           03/01/03          0
    0106023609                           O            02/01/33
    0


    8443363          E22/G01             F           76,000.00         ZZ
                                         360         76,000.00          1
                                       7.875            551.05         95
                                       7.625            551.05
    KANSAS CITY      MO   64131          1            02/14/03         23
    0416057073                           05           04/01/03          0
    0416057073                           N            03/01/33
    0


    8443369          E22/G01             F          208,650.00         ZZ
                                         360        208,650.00          1
                                       7.875          1,512.86        107
                                       7.375          1,512.86
    FRESNO           CA   93711          1            02/13/03         23
    0435359906                           05           04/01/03          0
    0416062420                           O            03/01/33
    0
1




    8443413          E22/G01             F          115,560.00         ZZ
                                         360        115,560.00          1
                                       7.500            808.01        107
                                       7.250            808.01
    SCHWENKSVILLE    PA   19473          1            02/14/03         23
    0416108926                           09           04/01/03          0
    0416108926                           O            03/01/33
    0


    8443427          E22/G01             F          246,100.00         ZZ
                                         360        246,100.00          1
                                       8.375          1,870.54        107
                                       8.125          1,870.54
    WARREN           MI   48088          5            02/11/03         23
    0416124238                           05           04/01/03          0
    0416124238                           O            03/01/33
    0


    8443429          E22/G01             F          253,374.00         ZZ
                                         360        253,374.00          1
                                       7.625          1,793.37        103
                                       7.375          1,793.37
    CARSON CITY      NV   89705          1            02/04/03         23
    0416124667                           05           04/01/03          0
    0416124667                           O            03/01/33
    0


    8443443          E22/G01             F          153,000.00         ZZ
                                         360        153,000.00          1
                                       7.125          1,030.79        107
                                       6.625          1,030.79
    ALBANY           OR   97321          1            02/10/03         23
    0416148674                           03           04/01/03          0
    0416148674                           O            03/01/33
    0


    8443471          E22/G01             F           41,700.00         ZZ
                                         360         41,700.00          1
                                       9.625            354.45        103
                                       9.375            354.45
    TECUMSEH         OK   74873          5            02/10/03         23
    0415682210                           05           04/01/03          0
    0415682210                           O            03/01/33
    0


    8443487          E22/G01             F          113,300.00         ZZ
                                         360        113,300.00          1
1


                                       9.625            963.04        103
                                       9.375            963.04
    LOUISVILLE       KY   40272          1            02/14/03         23
    0415768845                           05           04/01/03          0
    0415768845                           O            03/01/33
    0


    8443533          E22/G01             F          125,660.00         ZZ
                                         360        125,660.00          1
                                       9.500          1,056.62        103
                                       9.000          1,056.62
    DAVENPORT        IA   52804          5            02/11/03         23
    0415895846                           05           04/01/03          0
    0415895846                           O            03/01/33
    0


    8443555          E22/G01             F          130,500.00         ZZ
                                         360        130,500.00          1
                                       9.625          1,109.24        101
                                       9.125          1,109.24
    ELGIN            SC   29045          5            02/10/03         23
    0415934439                           05           04/01/03          0
    0415934439                           O            03/01/33
    0


    8443567          E22/G01             F          182,000.00         ZZ
                                         360        182,000.00          1
                                       7.375          1,257.03        100
                                       6.875          1,257.03
    OLYMPIA          WA   98501          1            02/03/03         23
    0415960640                           03           04/01/03          0
    0415960640                           O            03/01/33
    0


    8443579          E22/G01             F          139,200.00         ZZ
                                         360        139,200.00          1
                                       7.875          1,009.30        105
                                       7.625          1,009.30
    COLORADO SPRING  CO   80911          1            02/14/03         23
    0415977610                           05           04/01/03          0
    0415977610                           O            03/01/33
    0


    8443595          E22/G01             F          165,850.00         ZZ
                                         360        165,850.00          1
                                       7.250          1,131.39        107
                                       7.000          1,131.39
    LONG BEACH       CA   90814          1            02/11/03         23
    0415996461                           01           04/01/03          0
1


    0415996461                           O            03/01/33
    0


    8443869          W02/G01             F           86,860.00         ZZ
                                         360         86,805.17          1
                                       8.300            655.61        101
                                       8.050            655.61
    TALLAHASSEE      FL   32310          5            01/27/03         23
    0435422134                           05           03/01/03          0
    1001898767                           O            02/01/33
    0


    8443899          W02/G01             F          140,000.00         ZZ
                                         360        139,903.74          1
                                       7.880          1,015.59        101
                                       7.630          1,015.59
    ORLANDO          FL   32825          2            01/27/03         23
    0435397955                           05           03/01/03          0
    1001976654                           O            02/01/33
    0


    8444717          W95/G01             F          170,300.00         T
                                         360        170,300.00          1
                                       8.250          1,279.41        105
                                       8.000          1,279.41
    APOPKA           FL   32712          1            02/06/03         23
    0435395454                           03           04/01/03          0
    2061210010837                        O            03/01/33
    0


    8444733          K15/G01             F          190,600.00         ZZ
                                         360        190,495.89          1
                                       9.000          1,533.61         99
                                       8.750          1,533.61
    MINISINK         NY   10998          5            01/27/03         23
    0435393244                           05           03/01/03          0
    027205508802                         O            02/01/33
    0


    8444741          K15/G01             F          147,600.00         ZZ
                                         360        147,296.94          1
                                       8.000          1,083.04        106
                                       7.750          1,083.04
    HOLLY            MI   48442          1            11/25/02         23
    0435399662                           05           01/01/03          0
    046300112007                         O            12/01/32
    0


1


    8444773          K15/G01             F           96,400.00         ZZ
                                         360         96,260.02          1
                                       7.625            682.31        103
                                       7.375            682.31
    DELTONA          FL   32725          5            12/20/02         23
    0435399043                           05           02/01/03          0
    050300112849                         O            01/01/33
    0


    8444779          K15/G01             F           63,300.00         ZZ
                                         360         63,300.00          1
                                       8.500            486.72         99
                                       8.250            486.72
    MADISON          ME   04950          5            02/11/03         23
    0435384128                           05           04/01/03          0
    007005510485                         O            03/01/33
    0


    8444971          R84/G01             F          213,000.00         ZZ
                                         360        213,000.00          1
                                       9.625          1,810.48        103
                                       9.375          1,810.48
    UNIVERSITY PLAC  WA   98467          5            02/03/03         23
    0435402805                           05           04/01/03          0
    WA112128                             O            03/01/33
    0


    8445057          253/G01             F          159,800.00         ZZ
                                         360        159,800.00          1
                                       7.500          1,117.35        100
                                       7.250          1,117.35
    SILVER SPRING    MD   20903          1            02/06/03         23
    0435381876                           05           04/01/03          0
    454567                               O            03/01/33
    0


    8445179          R26/G01             F          277,399.00         ZZ
                                         360        277,399.00          1
                                       8.875          2,207.11        103
                                       8.625          2,207.11
    ELK GROVE        CA   95758          1            02/11/03         23
    0435377890                           05           04/01/03          0
    00004740000                          O            03/01/33
    0


    8445501          A06/G01             F          240,750.00         ZZ
                                         360        240,750.00          1
                                       7.875          1,745.61        107
                                       7.625          1,745.61
1


    SWARTZ CREEK     MI   48473          5            02/07/03         23
    0435395629                           05           04/01/03          0
    021000020230147                      O            03/01/33
    0


    8445595          642/G01             F          101,650.00         ZZ
                                         360        101,650.00          1
                                       7.625            719.47        107
                                       7.375            719.47
    LATHAM           NY   12110          1            02/11/03         23
    0435377841                           05           04/01/03          0
    01112503                             O            03/01/33
    0


    8445637          940/G01             F          216,500.00         ZZ
                                         360        216,500.00          1
                                       7.500          1,513.80        104
                                       7.250          1,513.80
    COLTON           CA   92324          1            02/06/03         23
    0435405493                           05           04/01/03          0
    40030091                             O            03/01/33
    0


    8445651          T23/G01             F          193,050.00         ZZ
                                         360        193,050.00          1
                                       7.500          1,349.83         99
                                       7.250          1,349.83
    MANSFIELD        OH   44903          5            02/13/03         23
    0435399621                           05           04/01/03          0
    6043                                 O            03/01/33
    0


    8445797          B44/G01             F          305,200.00         ZZ
                                         360        305,200.00          1
                                       8.500          2,346.72        102
                                       8.250          2,346.72
    VALLEJO          CA   94591          5            02/04/03         23
    0435400460                           05           04/01/03          0
    3021007                              O            03/01/33
    0


    8445927          588/G01             F          130,000.00         ZZ
                                         360        130,000.00          1
                                       7.875            942.59        100
                                       7.625            942.59
    NEW CASTLE CITY  DE   19720          1            02/12/03         23
    0435396528                           05           04/01/03          0
    00010852779                          O            03/01/33
    0
1




    8447293          J95/G01             F          201,000.00         ZZ
                                         360        200,850.82          1
                                       7.500          1,405.43        100
                                       7.250          1,405.43
    PORTLAND         OR   97202          1            01/28/03         23
    0435419270                           05           03/01/03          0
    41244385                             O            02/01/33
    0


    8447373          808/G01             F          197,600.00         ZZ
                                         360        197,438.03          1
                                       7.000          1,314.64        104
                                       6.750          1,314.64
    RIVERSIDE        CA   92504          1            01/22/03         23
    0435412739                           05           03/01/03          0
    9328503                              O            02/01/33
    0


    8447411          Q78/G01             F           47,850.00         ZZ
                                         360         47,850.00          1
                                       7.990            350.78         96
                                       7.740            350.78
    SAINT ANN        MO   63074          1            02/14/03         23
    0435419643                           05           04/01/03          0
    722376                               O            03/01/33
    0


    8447419          940/G01             F          196,650.00         ZZ
                                         360        196,650.00          1
                                       6.750          1,275.47        104
                                       6.500          1,275.47
    LANCASTER AREA   CA   93535          1            02/10/03         23
    0435405477                           05           04/01/03          0
    40030111                             O            03/01/33
    0


    8447691          E57/G01             F          283,250.00         ZZ
                                         360        283,073.95          1
                                       8.375          2,152.90        103
                                       8.125          2,152.90
    FRESNO           CA   93722          1            01/29/03         23
    0435406673                           05           03/01/03          0
    13004555                             O            02/01/33
    0


    8447699          W33/G01             F           44,940.00         ZZ
                                         360         44,904.94          1
1


                                       7.250            306.57        107
                                       7.000            306.57
    INDIANAPOLIS     IN   46222          1            02/12/03         23
    0435397583                           05           03/14/03          0
    03-34979                             O            02/14/33
    0


    8447703          K15/G01             F          120,900.00         ZZ
                                         360        120,900.00          1
                                       8.625            940.35        103
                                       8.375            940.35
    NILES            MI   49120          5            01/30/03         23
    0435409479                           05           04/01/03          0
    035905509599                         O            03/01/33
    0


    8447735          K15/G01             F          117,800.00         ZZ
                                         360        117,726.78          1
                                       8.375            895.37         99
                                       8.125            895.37
    MOUNTAIN HOME    ID   83647          5            01/27/03         23
    0435415666                           05           03/01/03          0
    030205506411                         O            02/01/33
    0


    8447779          X82/G01             F          273,850.00         ZZ
                                         360        273,850.00          1
                                       7.250          1,868.14        103
                                       7.000          1,868.14
    ALEXANDRIA       VA   22310          1            02/12/03         23
    0435433040                           09           04/01/03          0
    849371                               O            03/01/33
    0


    8447785          K15/G01             F           73,700.00         ZZ
                                         360         73,662.78          1
                                       9.375            613.00        103
                                       9.125            613.00
    SHREVEPORT       LA   71106          5            01/27/03         23
    0435404520                           05           03/01/03          0
    031805509006                         O            02/01/33
    0


    8447831          Q78/G01             F          152,250.00         ZZ
                                         360        152,250.00          1
                                       7.500          1,064.56        105
                                       7.250          1,064.56
    BALTIMORE        MD   21234          1            02/10/03         23
    0435419742                           05           04/01/03          0
1


    721547                               O            03/01/33
    0


    8447837          W02/G01             F          230,050.00         ZZ
                                         360        230,050.00          1
                                       7.460          1,602.25        107
                                       7.210          1,602.25
    LOUISVILLE       KY   40241          5            02/06/03         23
    0435431226                           05           04/01/03          0
    1001976589                           O            03/01/33
    0


    8447839          J40/G01             F           68,907.00         ZZ
                                         360         68,907.00          1
                                       8.000            505.62        100
                                       7.750            505.62
    VERONA           KY   41092          1            02/12/03         23
    0435426648                           05           04/01/03          0
    1113283                              O            03/01/33
    0


    8447855          W02/G01             F          160,680.00         ZZ
                                         360        160,680.00          1
                                       7.750          1,151.13        103
                                       7.500          1,151.13
    PANAMA CITY      FL   32405          5            02/11/03         23
    0435425780                           05           04/01/03          0
    1002067161                           O            03/01/33
    0


    8447907          W02/G01             F          164,800.00         ZZ
                                         360        164,800.00          1
                                       7.970          1,205.80        103
                                       7.720          1,205.80
    COLUMBIA         SC   29229          5            02/05/03         23
    0435425749                           05           04/01/03          0
    1002003688                           O            03/01/33
    0


    8447945          W35/G01             F          141,240.00         ZZ
                                         360        141,240.00          1
                                       7.850          1,021.64        107
                                       7.600          1,021.64
    ROSEVILLE        MI   48066          2            02/07/03         23
    0435408117                           05           04/01/03          0
    16092                                O            03/01/33
    0


1


    8448009          B76/G01             F          192,610.00         ZZ
                                         360        192,610.00          1
                                       8.875          1,532.50        103
                                       8.625          1,532.50
    BROWNSTOWN       MI   48134          5            02/05/03         23
    0435396817                           05           04/01/03          0
    0004666715                           O            03/01/33
    0


    8448091          U05/G01             F          104,850.00         ZZ
                                         360        104,776.00          1
                                       7.750            751.16        107
                                       7.500            751.16
    BOISE            ID   83703          2            01/27/03         23
    0435391768                           05           03/01/03          0
    3311001                              O            02/01/33
    0


    8448263          G34/G01             F          242,000.00         ZZ
                                         360        242,000.00          1
                                       8.250          1,818.07        100
                                       8.000          1,818.07
    HENDERSON        NV   89014          1            02/11/03         23
    0435417746                           03           04/01/03          0
    77301031                             O            03/01/33
    0


    8448271          J95/G01             F          114,000.00         ZZ
                                         360        113,915.39          1
                                       7.500            797.11        100
                                       7.250            797.11
    KENTWOOD         MI   49546          1            01/24/03         23
    0435419023                           01           03/01/03          0
    0041219197                           O            02/01/33
    0


    8448277          N46/G01             F          200,850.00         ZZ
                                         360        200,850.00          1
                                       7.625          1,421.60        103
                                       7.375          1,421.60
    TRYON            NC   28782          1            02/14/03         23
    0435395397                           05           04/01/03          0
    0671085                              O            03/01/33
    0


    8448323          U05/G01             F          129,400.00         ZZ
                                         360        129,308.67          1
                                       7.750            927.04        107
                                       7.500            927.04
1


    PHOENIX          AZ   85037          5            01/23/03         23
    0435425772                           03           03/01/03          0
    3301545                              O            02/01/33
    0


    8448325          940/G01             F          142,025.00         ZZ
                                         360        142,025.00          1
                                       7.000            944.90         95
                                       6.750            944.90
    RANCHO CUCAMONG  CA   91730          1            02/07/03         23
    0435407226                           01           04/01/03          0
    23030034                             N            03/01/33
    0


    8448393          M24/G01             F          125,000.00         ZZ
                                         360        125,000.00          1
                                       8.875            994.56        103
                                       8.625            994.56
    GREENWOOD        IN   46142          2            02/05/03         23
    0435428172                           05           04/01/03          0
    524106573                            O            03/01/33
    0


    8448615          588/G01             F          205,000.00         ZZ
                                         360        205,000.00          1
                                       7.000          1,363.87        107
                                       6.750          1,363.87
    SPOTSWOOD        NJ   08884          1            02/13/03         23
    0435410253                           03           04/01/03          0
    1085709                              O            03/01/33
    0


    8448619          W08/G01             F          219,390.00         ZZ
                                         360        219,390.00          1
                                       9.300          1,812.82        103
                                       9.050          1,812.82
    WESTON           FL   33327          1            02/05/03         23
    0435410402                           09           04/01/03          0
    022455MG                             O            03/01/33
    0


    8448631          B39/G01             F           70,092.00         ZZ
                                         360         70,092.00          1
                                       9.125            570.29         99
                                       8.875            570.29
    EAU CLAIRE       WI   54703          1            02/14/03         23
    0435405014                           05           04/01/03          0
    20030097F                            O            03/01/33
    0
1




    8448757          W34/G01             F          114,000.00         ZZ
                                         360        114,000.00          1
                                       7.750            816.71         99
                                       7.500            816.71
    ROCKLEDGE        FL   32955          5            02/13/03         23
    0435400825                           05           04/01/03          0
    99160601                             O            03/01/33
    0


    8448831          X81/G01             F          183,150.00         ZZ
                                         360        183,150.00          1
                                       8.250          1,375.94         99
                                       8.000          1,375.94
    FARIBAULT        MN   55021          1            02/06/03         23
    0435405121                           05           04/01/03          0
    952966                               O            03/01/33
    0


    8449107          642/G01             F          122,570.00         ZZ
                                         360        122,570.00          1
                                       8.125            910.08        103
                                       7.875            910.08
    WYOMING          MI   49509          5            02/12/03         23
    0435395157                           05           04/01/03          0
    01180303                             O            03/01/33
    0


    8449131          E76/G01             F           40,050.00         ZZ
                                         360         40,050.00          1
                                       8.250            300.88        100
                                       8.000            300.88
    TEXARKANA        AR   71854          1            02/14/03         23
    0435422316                           05           04/01/03          0
    10021432                             O            03/01/33
    0


    8449909          E22/G01             F          121,500.00         ZZ
                                         360        121,500.00          1
                                       7.500            849.55        103
                                       7.250            849.55
    LARAMIE          WY   82070          1            02/18/03         23
    0415644673                           05           04/01/03          0
    0415644673                           O            03/01/33
    0


    8449933          E22/G01             F          114,900.00         ZZ
                                         360        114,900.00          1
1


                                       8.250            863.21        100
                                       7.750            863.21
    PLANT CITY       FL   33566          1            02/18/03         23
    0415825116                           03           04/01/03          0
    0415825116                           O            03/01/33
    0


    8449935          E22/G01             F          401,264.00         ZZ
                                         360        401,264.00          1
                                       7.500          2,805.70        106
                                       7.250          2,805.70
    WELLINGTON       FL   33414          1            02/18/03         23
    0415835412                           03           04/01/03          0
    0415835412                           O            03/01/33
    0


    8450009          E22/G01             F          170,980.00         ZZ
                                         360        170,980.00          1
                                       7.875          1,239.72        103
                                       7.625          1,239.72
    WAILUKU          HI   96793          5            02/10/03         23
    0416038685                           01           04/01/03          0
    0416038685                           O            03/01/33
    0


    8450027          E22/G01             F           88,700.00         ZZ
                                         360         88,700.00          1
                                       7.250            605.09        100
                                       6.750            605.09
    LEWISTON         ID   83501          2            02/06/03         23
    0416050359                           05           04/01/03          0
    0416050359                           O            03/01/33
    0


    8450031          E22/G01             F          190,000.00         ZZ
                                         360        190,000.00          2
                                       7.875          1,377.63        100
                                       7.625          1,377.63
    LA (WILMINGTON)  CA   90744          1            02/05/03         23
    0416060028                           05           04/01/03          0
    0416060028                           O            03/01/33
    0


    8450055          E22/G01             F          141,000.00         ZZ
                                         360        141,000.00          1
                                       8.125          1,046.92        100
                                       7.875          1,046.92
    COLUMBIA         SC   29205          1            02/18/03         23
    0416139574                           05           04/01/03          0
1


    0416139574                           O            03/01/33
    0


    8450063          E22/G01             F          171,000.00         ZZ
                                         360        171,000.00          1
                                       7.750          1,225.06         99
                                       7.250          1,225.06
    LEAVENWORTH      WA   98826          2            02/07/03         23
    0416146280                           05           04/01/03          0
    0416146280                           O            03/01/33
    0


    8450073          E22/G01             F          153,000.00         ZZ
                                         360        153,000.00          1
                                       7.875          1,109.36        107
                                       7.375          1,109.36
    MARYSVILLE       CA   95901          1            02/10/03         23
    0416170801                           05           04/01/03          0
    0416170801                           O            03/01/33
    0


    8450099          E22/G01             F          173,900.00         ZZ
                                         360        173,900.00          1
                                       8.500          1,337.14        103
                                       8.250          1,337.14
    WHEAT RIDGE      CO   80033          1            02/18/03         23
    0416079804                           05           04/01/03          0
    0416079804                           O            03/01/33
    0


    8450107          E22/G01             F          277,500.00         ZZ
                                         360        277,500.00          1
                                       7.375          1,916.62        100
                                       7.125          1,916.62
    SELAH            WA   98942          1            02/13/03         23
    0416081974                           05           04/01/03          0
    0416081974                           O            03/01/33
    0


    8450123          E22/G01             F           62,700.00         ZZ
                                         360         62,700.00          1
                                       8.250            471.04         95
                                       8.000            471.04
    GRAFTON          OH   44044          1            02/18/03         23
    0415983121                           05           04/01/03          0
    0415983121                           N            03/01/33
    0


1


    8450251          W45/G01             F          174,230.00         ZZ
                                         360        174,230.00          1
                                       8.000          1,278.44         99
                                       7.750          1,278.44
    KENNEWICK        WA   99336          2            02/05/03         23
    0435412846                           05           04/01/03          0
    02121917425                          O            03/01/33
    0


    8450253          W45/G01             F          157,590.00         ZZ
                                         360        157,590.00          1
                                       8.875          1,253.86        103
                                       8.625          1,253.86
    LEADVILLE        CO   80461          5            02/12/03         23
    0435426705                           05           04/01/03          0
    02100811827                          O            03/01/33
    0


    8450799          642/G01             F           67,600.00         ZZ
                                         360         67,600.00          1
                                       7.875            490.15        105
                                       7.625            490.15
    TAMARAC          FL   33321          1            02/10/03         23
    0435423066                           01           04/01/03          0
    01-2012-03                           O            03/01/33
    0


    8451133          J95/G01             F           58,850.00         ZZ
                                         360         58,850.00          1
                                       7.500            411.49        107
                                       7.250            411.49
    CADET            MO   63630          1            02/10/03         23
    0435429022                           05           04/01/03          0
    0041218033                           O            03/01/33
    0


    8451305          F64/G01             F           69,900.00         ZZ
                                         360         69,900.00          1
                                       9.000            562.43        103
                                       8.750            562.43
    NORFOLK          VA   23502          1            02/07/03         23
    0435420062                           05           04/01/03          0
    4000003557                           O            03/01/33
    0


    8451315          U05/G01             F          140,500.00         ZZ
                                         360        140,500.00          1
                                       7.375            970.40        100
                                       7.125            970.40
1


    KATY             TX   77450          1            02/12/03         23
    0435417605                           03           04/01/03          0
    3314883                              O            03/01/33
    0


    8451349          J95/G01             F          123,050.00         ZZ
                                         360        123,050.00          1
                                       7.125            829.02        107
                                       6.875            829.02
    INGLESIDE        TX   78362          1            02/12/03         23
    0435422662                           05           04/01/03          0
    0041053430                           O            03/01/33
    0


    8451417          E86/G01             F          118,250.00         ZZ
                                         360        118,250.00          1
                                       7.875            857.39         95
                                       7.625            857.39
    ADELANTO         CA   92301          1            02/06/03         23
    0435430228                           05           04/01/03          0
    316691                               N            03/01/33
    0


    8451429          R56/G01             F          226,000.00         ZZ
                                         360        225,844.47          1
                                       7.875          1,638.66        103
                                       7.625          1,638.66
    DIXON            CA   95620          5            01/24/03         23
    0435409529                           05           03/01/03          0
    02147961CA                           O            02/01/33
    0


    8451455          P57/G01             F          176,550.00         ZZ
                                         180        176,443.04          1
                                       8.500          1,357.52        107
                                       8.250          1,357.52
    GREENVILLE       MI   48838          2            01/27/03         23
    0435411350                           05           03/01/03          0
    02100537                             O            02/01/18
    0


    8451457          B43/G01             F          163,000.00         ZZ
                                         360        163,000.00          1
                                       8.375          1,238.92         99
                                       8.125          1,238.92
    LA PUENTE AREA   CA   91746          1            02/03/03         23
    0435412440                           01           04/01/03          0
    30070                                O            03/01/33
    0
1




    8451467          P57/G01             F          242,900.00         ZZ
                                         180        242,780.52          1
                                       9.500          2,042.44        100
                                       9.250          2,042.44
    SOUTHFIELD       MI   48076          1            01/27/03         23
    0435411335                           05           03/01/03          0
    02100474                             O            02/01/18
    0


    8451471          K15/G01             F           90,900.00         ZZ
                                         360         90,842.04          1
                                       8.250            682.90        107
                                       8.000            682.90
    BROOKLYN         NY   11236          1            01/27/03         23
    0435412002                           01           03/01/03          0
    020705505708                         O            02/01/33
    0


    8451485          P57/G01             F          139,100.00         ZZ
                                         180        139,006.47          1
                                       7.990          1,019.70        107
                                       7.740          1,019.70
    INDIANAPOLIS     IN   46221          5            01/27/03         23
    0435411228                           05           03/01/03          0
    02100582                             O            02/01/18
    0


    8451533          G75/G01             F           63,850.00         ZZ
                                         360         63,850.00          1
                                       7.250            435.57        103
                                       7.000            435.57
    VANDALIA         OH   45377          1            02/06/03         23
    0435417902                           01           04/01/03          0
    4937352                              O            03/01/33
    0


    8451541          N67/G01             F          235,000.00         ZZ
                                         360        235,000.00          2
                                       7.500          1,643.15        100
                                       7.250          1,643.15
    LONG BEACH       CA   90805          1            02/05/03         23
    0435420336                           05           04/01/03          0
    1781004985                           O            03/01/33
    0


    8451649          H76/G01             F          176,550.00         ZZ
                                         360        176,550.00          1
1


                                       7.375          1,219.39        107
                                       7.125          1,219.39
    ROANOKE          VA   24012          5            02/14/03         23
    0435422449                           05           04/01/03          0
    2003470783                           O            03/01/33
    0


    8451699          X67/G01             F          220,000.00         ZZ
                                         360        219,852.39          1
                                       8.000          1,614.28        100
                                       7.750          1,614.28
    PACOIMA AREA     CA   91331          1            01/30/03         23
    0435410659                           05           03/01/03          0
    00282937                             O            02/01/33
    0


    8451705          R49/G01             F          214,000.00         ZZ
                                         360        214,000.00          1
                                       7.500          1,496.32        107
                                       7.250          1,496.32
    ARNOLD           MO   63010          2            02/10/03         23
    0435420146                           03           04/01/03          0
    W03010095                            O            03/01/33
    0


    8451731          H76/G01             F          157,500.00         ZZ
                                         360        157,377.13          1
                                       7.250          1,074.43         97
                                       7.000          1,074.43
    TAYLORSVILLE     NC   28681          5            01/28/03         23
    0435422985                           05           03/01/03          0
    2002457605                           O            02/01/33
    0


    8451733          808/G01             F          272,950.00         ZZ
                                         360        272,950.00          1
                                       8.500          2,098.75        103
                                       8.250          2,098.75
    CLOVIS           CA   93612          1            02/04/03         23
    0435426200                           05           04/01/03          0
    9105992                              O            03/01/33
    0


    8451735          M45/G01             F           67,200.00         ZZ
                                         360         67,151.36          1
                                       7.625            475.64        104
                                       7.375            475.64
    HOT SPRINGS      AR   71913          1            01/08/03         23
    0435429329                           05           03/01/03          0
1


    A0401450                             O            02/01/33
    0


    8451745          808/G01             F          251,200.00         ZZ
                                         360        251,039.81          1
                                       8.250          1,887.19        102
                                       8.000          1,887.19
    PALMDALE         CA   93551          5            01/27/03         23
    0435420930                           05           03/01/03          0
    9429751                              O            02/01/33
    0


    8451751          W39/G01             F          121,500.00         ZZ
                                         360        121,500.00          1
                                       7.500            849.55        104
                                       7.250            849.55
    BATON ROUGE      LA   70809          1            02/13/03         23
    0435407267                           07           04/01/03          0
    LA030565                             O            03/01/33
    0


    8451757          M45/G01             F          231,750.00         ZZ
                                         360        231,569.21          1
                                       7.250          1,580.95        103
                                       7.000          1,580.95
    ANAHEIM          CA   92801          1            01/08/03         23
    0435428578                           01           03/01/03          0
    A0414799                             O            02/01/33
    0


    8451775          U05/G01             F          131,500.00         ZZ
                                         360        131,500.00          1
                                       7.375            908.24        102
                                       7.125            908.24
    SALEM            OR   97301          5            02/03/03         23
    0435419007                           05           04/01/03          0
    3305628                              O            03/01/33
    0


    8451789          588/G01             F          240,750.00         ZZ
                                         360        239,751.69          1
                                       7.000          1,601.72        107
                                       6.750          1,601.72
    ARLINGTON        VA   22204          1            09/27/02         23
    0435428842                           03           11/01/02          0
    1076005                              O            10/01/32
    0


1


    8452245          J95/G01             F           66,300.00         ZZ
                                         360         66,300.00          1
                                       7.875            480.73        107
                                       7.625            480.73
    RICHMOND         TX   77469          1            02/07/03         23
    0435402680                           05           04/01/03          0
    0041425422                           O            03/01/33
    0


    8453021          E22/G01             F          113,000.00         ZZ
                                         360        113,000.00          1
                                       8.625            878.90        100
                                       8.375            878.90
    NORTH CHARLESTO  SC   29406          5            02/13/03         23
    0416007656                           05           04/01/03          0
    0416007656                           O            03/01/33
    0


    8453107          E22/G01             F          122,844.00         ZZ
                                         360        122,844.00          1
                                       8.250            922.89         95
                                       8.000            922.89
    RICHLAND         MI   49083          1            02/19/03         23
    0416058774                           05           04/01/03          0
    0416058774                           N            03/01/33
    0


    8453137          Q64/G01             F           55,955.00         ZZ
                                         360         55,955.00          1
                                       7.625            396.05         95
                                       7.375            396.05
    DALLAS           TX   75227          1            02/07/03         23
    0435429147                           05           04/01/03          0
    0106061500                           N            03/01/33
    0


    8454147          X89/G01             F           91,567.00         ZZ
                                         360         91,567.00          1
                                       9.000            736.77        103
                                       8.750            736.77
    THE DALLES       OR   97058          1            02/07/03         23
    0435420112                           05           04/01/03          0
    2000240                              O            03/01/33
    0


    8454177          W89/G01             F          299,600.00         ZZ
                                         360        299,600.00          1
                                       7.875          2,172.31        107
                                       7.625          2,172.31
1


    WAIPAHU          HI   96797          5            02/11/03         23
    0435426234                           05           04/01/03          0
    4440257914                           O            03/01/33
    0


    8454179          W89/G01             F          110,200.00         ZZ
                                         360        110,200.00          1
                                       7.500            770.53        105
                                       7.250            770.53
    CEDAR RAPIDS     IA   52404          2            02/13/03         23
    0435420237                           05           04/01/03          0
    4440254872                           O            03/01/33
    0


    8454183          P01/G01             F          216,000.00         ZZ
                                         360        216,000.00          1
                                       7.375          1,491.86        106
                                       7.125          1,491.86
    DUANESBURG       NY   12056          1            02/06/03         23
    0435422019                           05           04/01/03          0
    02003131                             O            03/01/33
    0


    8454219          X91/G01             F          293,550.00         ZZ
                                         360        293,550.00          1
                                       6.750          1,903.96        103
                                       6.500          1,903.96
    KAPOLEI          HI   96707          1            02/07/03         23
    0435422951                           03           04/01/03          0
    803988                               O            03/01/33
    0


    8454257          E86/G01             F          114,000.00         ZZ
                                         360        114,000.00          1
                                       7.875            826.57         95
                                       7.625            826.57
    ADELANTO         CA   92301          1            02/05/03         23
    0435427257                           05           04/01/03          0
    0000274406                           N            03/01/33
    0


    8454269          E86/G01             F          113,500.00         ZZ
                                         360        113,500.00          1
                                       7.875            822.95         95
                                       7.625            822.95
    VICTORVILLE      CA   92394          1            02/06/03         23
    0435427208                           05           04/01/03          0
    0000268539                           N            03/01/33
    0
1




    8454279          K15/G01             F          147,200.00         ZZ
                                         360        147,200.00          1
                                       8.875          1,171.19        103
                                       8.625          1,171.19
    MANCHESTER       CT   06040          5            02/10/03         23
    0435422993                           01           04/01/03          0
    037905505638                         O            03/01/33
    0


    8454415          G27/G01             F          106,575.00         ZZ
                                         360        106,575.00          1
                                       6.750            691.24        105
                                       6.500            691.24
    BAKERSFIELD      CA   93307          1            02/12/03         23
    0435412390                           03           04/01/03          0
    20302529                             O            03/01/33
    0


    8454739          U35/G01             F          128,750.00         ZZ
                                         360        128,750.00          1
                                       8.625          1,001.40        103
                                       8.375          1,001.40
    MENASHA          WI   54952          5            02/19/03         23
    0435421227                           05           04/01/03          0
    10882452                             O            03/01/33
    0


    8454937          313/G01             F           44,000.00         ZZ
                                         180         44,000.00          2
                                       8.250            330.56        100
                                       8.000            330.56
    INDIANAPOLIS     IN   46202          1            02/10/03         23
    0435418678                           05           04/01/03          0
    0009301391                           O            03/01/18
    0


    8455027          E65/G01             F          160,250.00         ZZ
                                         360        160,250.00          1
                                       7.625          1,134.24        104
                                       7.375          1,134.24
    WALKER           MI   49544          1            02/14/03         23
    0435427471                           05           04/01/03          0
    256324                               O            03/01/33
    0


    8455575          808/G01             F          225,436.00         ZZ
                                         360        225,255.72          1
1


                                       7.125          1,518.81        103
                                       6.875          1,518.81
    BAKERSFIELD      CA   93312          1            01/30/03         23
    0435427430                           05           03/01/03          0
    9430029                              O            02/01/33
    0


    8456531          808/G01             F          174,585.00         ZZ
                                         360        174,585.00          1
                                       7.500          1,220.73        103
                                       7.250          1,220.73
    MODESTO          CA   95356          1            02/10/03         23
    0435428016                           05           04/01/03          0
    1                                    O            03/01/33
    0


    8456641          U96/G01             F          112,000.00         ZZ
                                         360        112,000.00          1
                                       7.250            764.04        107
                                       7.000            764.04
    HONOKAA          HI   96727          1            02/14/03         23
    0435426309                           05           04/01/03          0
    21000131                             O            03/01/33
    0


    8456661          253/G01             F           80,340.00         ZZ
                                         180         80,107.82          1
                                       8.000            767.78        103
                                       7.750            767.78
    NORTH RICHLAND   TX   76180          1            01/31/03         10
    0435416136                           05           03/01/03         35
    452436                               O            02/01/18
    0


    8456781          X31/G01             F          132,000.00         ZZ
                                         360        132,000.00          1
                                       7.000            878.20        100
                                       6.750            878.20
    LAS VEGAS        NV   89145          1            02/01/03         23
    0435414040                           05           04/01/03          0
    71000026                             O            03/01/33
    0


    8458827          E22/G01             F           80,250.00         ZZ
                                         360         80,250.00          1
                                       7.750            574.92        107
                                       7.250            574.92
    DELTONA          FL   32738          2            02/14/03         23
    0416151991                           05           04/01/03          0
1


    0416151991                           O            03/01/33
    0


    8458861          E22/G01             F           88,500.00         ZZ
                                         360         88,500.00          1
                                       9.250            728.07        100
                                       8.750            728.07
    BREMERTON        WA   98310          1            02/18/03         23
    0416160406                           05           04/01/03          0
    0416160406                           O            03/01/33
    0


    8458989          E22/G01             F          131,100.00         ZZ
                                         360        131,100.00          1
                                       8.375            996.45         95
                                       7.875            996.45
    CORAL SPRINGS    FL   33065          1            02/07/03         23
    0415737014                           09           04/01/03          0
    0415737014                           N            03/01/33
    0


    8459069          E22/G01             F           23,655.00         ZZ
                                         360         23,655.00          1
                                       8.000            173.57         95
                                       7.750            173.57
    FORT WAYNE       IN   46807          1            02/20/03         23
    0415909266                           05           04/01/03          0
    0415909266                           N            03/01/33
    0


    8459307          E22/G01             F          155,000.00         ZZ
                                         360        155,000.00          1
                                       7.625          1,097.08        107
                                       7.375          1,097.08
    COLORADO SPRING  CO   80915          2            02/14/03         23
    0416019438                           05           04/01/03          0
    0416019438                           O            03/01/33
    0


    8459315          E22/G01             F           91,400.00         ZZ
                                         360         91,400.00          1
                                       7.625            646.92        107
                                       7.125            646.92
    MEMPHIS          TN   38119          5            02/14/03         23
    0416021038                           03           04/01/03          0
    0416021038                           O            03/01/33
    0


1


    8459367          E22/G01             F          112,000.00         ZZ
                                         360        112,000.00          1
                                       7.500            783.12        107
                                       7.250            783.12
    ARLINGTON        TX   76017          1            02/20/03         23
    0416035871                           05           04/01/03          0
    0416035871                           O            03/01/33
    0


    8459869          N67/G01             F          207,000.00         ZZ
                                         360        207,000.00          1
                                       8.375          1,573.35        100
                                       8.125          1,573.35
    BRONX            NY   10457          1            02/10/03         23
    0435429113                           07           04/01/03          0
    3274006337                           O            03/01/33
    0


    8460853          940/G01             F          199,000.00         ZZ
                                         360        199,000.00          1
                                       7.500          1,391.44        100
                                       7.250          1,391.44
    REDLANDS         CA   92374          1            02/10/03         23
    0435426697                           05           04/01/03          0
    40030121                             O            03/01/33
    0


    8460915          E57/G01             F           83,500.00         ZZ
                                         360         83,453.19          2
                                       8.875            664.36        103
                                       8.625            664.36
    FRESNO           CA   93701          1            01/28/03         23
    0435429535                           05           03/01/03          0
    13004479                             O            02/01/33
    0


    8460983          H76/G01             F          207,200.00         ZZ
                                         360        207,200.00          1
                                       7.625          1,466.55        107
                                       7.375          1,466.55
    HUDSON           FL   34669          5            02/10/03         23
    0435430236                           03           04/01/03          0
    2002468965                           O            03/01/33
    0


    8461003          H76/G01             F           79,200.00         ZZ
                                         360         79,200.00          1
                                       7.750            567.40         99
                                       7.500            567.40
1


    WASECA           MN   56093          5            02/19/03         23
    0435430129                           05           04/01/03          0
    2003471349                           O            03/01/33
    0


    8461219          U35/G01             F           94,500.00         ZZ
                                         360         94,500.00          1
                                       7.500            660.76        105
                                       7.250            660.76
    FOND DU LAC      WI   54935          1            02/20/03         23
    0435425939                           05           04/01/03          0
    10892273                             O            03/01/33
    0


    8461235          E86/G01             F          123,000.00         ZZ
                                         360        123,000.00          1
                                       7.875            891.83         95
                                       7.625            891.83
    PHOENIX          AZ   85043          1            02/10/03         23
    0435423637                           03           04/01/03          0
    1                                    N            03/01/33
    0


    8461295          U05/G01             F          140,675.00         ZZ
                                         360        140,675.00          1
                                       7.625            995.69        103
                                       7.375            995.69
    GRANTS PASS      OR   97526          5            02/07/03         23
    0435424866                           05           04/01/03          0
    3293418                              O            03/01/33
    0


    8461309          U85/G01             F          125,000.00         ZZ
                                         360        125,000.00          1
                                       8.500            961.14        100
                                       8.250            961.14
    WEST ALLIS       WI   53214          1            02/21/03         23
    0435425236                           05           04/01/03          0
    1                                    O            03/01/33
    0


    8461465          U05/G01             F          114,000.00         ZZ
                                         360        114,000.00          1
                                       7.000            758.44        100
                                       6.750            758.44
    ASHLEY           PA   18706          2            02/06/03         23
    0435423538                           05           04/01/03          0
    3292343                              O            03/01/33
    0
1




    8461481          W39/G01             F          112,550.00         ZZ
                                         360        112,550.00          1
                                       7.875            816.07        105
                                       7.625            816.07
    TALLAHASSEE      FL   32308          1            02/20/03         23
    0435425640                           05           04/01/03          0
    LA030411                             O            03/01/33
    0


    8461505          624/G01             F          214,500.00         ZZ
                                         360        214,500.00          1
                                       7.875          1,555.27        102
                                       7.625          1,555.27
    RYE              CO   81069          5            02/11/03         23
    0435428974                           05           04/01/03          0
    1000022035                           O            03/01/33
    0


    8461621          K15/G01             F           83,500.00         ZZ
                                         360         83,500.00          1
                                       7.000            555.53        100
                                       6.750            555.53
    OLD TOWN         ME   04468          1            02/18/03         23
    0435427786                           05           04/01/03          0
    007005510282                         O            03/01/33
    0


    8461627          K15/G01             F           79,200.00         ZZ
                                         360         79,200.00          1
                                       8.500            608.98         99
                                       8.250            608.98
    COLUMBUS         OH   43204          5            02/12/03         23
    0435427877                           05           04/01/03          0
    028505505480                         O            03/01/33
    0


    8461665          K15/G01             F           94,500.00         ZZ
                                         360         94,500.00          1
                                       7.875            685.19         99
                                       7.625            685.19
    CINCINNATI       OH   45211          5            02/13/03         23
    0435427984                           05           04/01/03          0
    028105506492                         O            03/01/33
    0


    8461699          940/G01             F          179,200.00         ZZ
                                         360        179,200.00          1
1


                                       7.375          1,237.69        103
                                       7.125          1,237.69
    SAN BERNARDINO   CA   92404          1            02/14/03         23
    0435427570                           05           04/01/03          0
    40030034                             O            03/01/33
    0


    8461709          U35/G01             F           50,470.00         ZZ
                                         360         50,470.00          1
                                       8.875            401.56        103
                                       8.625            401.56
    STREATOR         IL   61364          1            02/20/03         23
    0435429063                           05           04/01/03          0
    0007684721                           O            03/01/33
    0


    8462363          737/G01             F           83,000.00         ZZ
                                         360         83,000.00          1
                                       8.000            609.02        100
                                       7.750            609.02
    MESA             AZ   85201          1            02/12/03         23
    0435431234                           05           04/01/03          0
    2107450                              O            03/01/33
    0


    8464585          E22/G01             F          174,000.00         ZZ
                                         360        174,000.00          1
                                       9.000          1,400.04        100
                                       8.750          1,400.04
    EVERETT          WA   98203          1            02/17/03         23
    0415744606                           05           04/01/03          0
    0415744606                           O            03/01/33
    0


    8464601          E22/G01             F          159,390.00         ZZ
                                         360        159,390.00          1
                                       8.625          1,239.72         99
                                       8.375          1,239.72
    OVIEDO           FL   32765          1            02/21/03         23
    0415838465                           03           04/01/03          0
    0415838465                           O            03/01/33
    0


    8464639          E22/G01             F          106,000.00         ZZ
                                         360        106,000.00          1
                                       8.750            833.90        103
                                       8.500            833.90
    IRMO             SC   29063          5            02/17/03         23
    0415983139                           05           04/01/03          0
1


    0415983139                           O            03/01/33
    0


    8464651          E22/G01             F          106,500.00         ZZ
                                         360        106,500.00          1
                                       7.500            744.66        106
                                       7.000            744.66
    JEFFERSONVILLE   IN   47130          1            02/21/03         23
    0416015899                           05           04/01/03          0
    0416015899                           O            03/01/33
    0


    8464737          E22/G01             F          109,600.00         ZZ
                                         360        109,600.00          1
                                       8.125            813.78        100
                                       7.875            813.78
    BURTON           MI   48509          2            02/17/03         23
    0416076982                           05           04/01/03          0
    0416076982                           O            03/01/33
    0


    8464783          E22/G01             F          134,900.00         ZZ
                                         360        134,900.00          1
                                       8.500          1,037.26        103
                                       8.250          1,037.26
    FLUSHING         MI   48433          5            02/17/03         23
    0416166304                           05           04/01/03          0
    0416166304                           O            03/01/33
    0


    8464785          E22/G01             F          113,420.00         ZZ
                                         360        113,420.00          1
                                       7.625            802.78        107
                                       7.125            802.78
    KIRKLAND         WA   98033          2            02/14/03         23
    0416176303                           01           04/01/03          0
    0416176303                           O            03/01/33
    0


    8465197          E60/G01             F          347,000.00         ZZ
                                         360        346,729.31          1
                                       7.250          2,367.15        103
                                       7.000          2,367.15
    MORRO BAY        CA   93442          1            01/28/03         23
    0435428859                           05           03/01/03          0
    SLO1210070                           O            02/01/33
    0


1


    8465357          685/G01             F          304,000.00         ZZ
                                         360        304,000.00          1
                                       7.375          2,099.65        102
                                       7.125          2,099.65
    ARCADIA          CA   91006          1            02/07/03         23
    0435429006                           05           04/01/03          0
    211777                               O            03/01/33
    0


    8465811          F64/G01             F          119,500.00         ZZ
                                         360        119,500.00          1
                                       7.750            856.11        100
                                       7.500            856.11
    CHESAPEAKE       VA   23320          1            02/05/03         23
    0435428909                           05           04/01/03          0
    998065-01                            O            03/01/33
    0


    8465827          808/G01             F          144,343.00         ZZ
                                         360        144,343.00          1
                                       7.500          1,009.27        107
                                       7.250          1,009.27
    WINTON           CA   95388          1            02/10/03         23
    0435429899                           05           04/01/03          0
    9429196                              O            03/01/33
    0


    8465895          J95/G01             F          148,100.00         ZZ
                                         360        148,100.00          1
                                       8.250          1,112.63         95
                                       8.000          1,112.63
    ANNAPOLIS        MD   21403          1            02/11/03         23
    0435427992                           09           04/01/03          0
    0041530239                           N            03/01/33
    0


    8465901          N46/G01             F          127,700.00         ZZ
                                         360        127,700.00          1
                                       8.250            959.37        103
                                       8.000            959.37
    NORTH CHARLESTO  SC   29405          1            02/21/03         23
    0435429501                           05           04/01/03          0
    101339601                            O            03/01/33
    0


    8465909          588/G01             F          242,000.00         ZZ
                                         360        242,000.00          1
                                       7.500          1,692.10        106
                                       7.250          1,692.10
1


    RARITAN TOWNSHI  NJ   08822          1            02/18/03         23
    0435430400                           05           04/01/03          0
    1084653                              O            03/01/33
    0


    8465927          J95/G01             F          154,500.00         ZZ
                                         360        154,382.43          1
                                       7.375          1,067.10        103
                                       7.125          1,067.10
    GRANTS PASS      OR   97527          1            01/23/03         23
    0435427869                           05           03/01/03          0
    0041141060                           O            02/01/33
    0


    8465947          H76/G01             F          184,370.00         ZZ
                                         360        184,370.00          1
                                       7.500          1,289.14        103
                                       7.250          1,289.14
    THORNTON         CO   80229          5            02/18/03         23
    0435430244                           05           04/01/03          0
    2002472759                           O            03/01/33
    0


    8465959          R74/G01             F           90,900.00         ZZ
                                         180         90,900.00          1
                                       8.000            868.69        107
                                       7.750            868.69
    TOPEKA           KS   66604          2            02/03/03         23
    0435429345                           07           04/01/03          0
    6000013603                           O            03/01/18
    0


    8466023          F34/G01             F          262,650.00         ZZ
                                         360        262,650.00          1
                                       6.875          1,725.42        103
                                       6.625          1,725.42
    ARLINGTON        VA   22213          1            02/10/03         23
    0435429980                           01           04/01/03          0
    10301021                             O            03/01/33
    0


    8466117          624/G01             F          222,750.00         ZZ
                                         360        222,567.41          1
                                       7.000          1,481.96         99
                                       6.750          1,481.96
    HANFORD          CA   93230          2            01/28/03         23
    0435432307                           05           03/01/03          0
    1000022726                           O            02/01/33
    0
1




    8467113          E22/G01             F           56,050.00         ZZ
                                         360         56,050.00          1
                                       8.375            426.02         95
                                       8.125            426.02
    KANSAS CITY      MO   64130          1            02/24/03         23
    0415653724                           05           04/01/03          0
    0415653724                           N            03/01/33
    0


    8467271          E22/G01             F          298,200.00         ZZ
                                         360        298,200.00          1
                                       7.375          2,059.59        107
                                       7.125          2,059.59
    STERLING         VA   20164          1            02/21/03         23
    0415970458                           05           04/01/03          0
    0415970458                           O            03/01/33
    0


    8467315          E22/G01             F          185,800.00         ZZ
                                         360        185,800.00          1
                                       7.875          1,347.18        107
                                       7.625          1,347.18
    GRAYSLAKE        IL   60030          2            02/19/03         23
    0416022341                           07           04/01/03          0
    0416022341                           O            03/01/33
    0


    8467337          E22/G01             F          176,550.00         ZZ
                                         360        176,550.00          1
                                       8.500          1,357.52        107
                                       8.000          1,357.52
    MILLINGTON       TN   38053          5            02/18/03         23
    0416049658                           05           04/01/03          0
    0416049658                           O            03/01/33
    0


    8467659          R65/G01             F          234,000.00         ZZ
                                         180        234,000.00          1
                                       7.250          2,136.10        107
                                       7.000          2,136.10
    SIMPSONVILLE     SC   29681          2            02/14/03         23
    0435432257                           05           04/01/03          0
    42027562954202                       O            03/01/18
    0


    8467673          K15/G01             F           73,000.00         ZZ
                                         360         73,000.00          1
1


                                       7.875            529.30         98
                                       7.625            529.30
    BOSSIER CITY     LA   71111          5            02/13/03         23
    0435431713                           05           04/01/03          0
    031805510925                         O            03/01/33
    0


    8467679          642/G01             F          331,400.00         ZZ
                                         360        331,400.00          1
                                       7.500          2,317.20        107
                                       7.250          2,317.20
    HOLLYWOOD        FL   33021          1            02/13/03         23
    0435432489                           05           04/01/03          0
    1124203                              O            03/01/33
    0


    8467709          U05/G01             F          145,500.00         ZZ
                                         360        145,500.00          1
                                       7.750          1,042.38        102
                                       7.500          1,042.38
    VANCOUVER        WA   98682          5            02/12/03         23
    0435430087                           05           04/01/03          0
    3313430                              O            03/01/33
    0


    8467733          Q78/G01             F          138,030.00         ZZ
                                         360        138,030.00          1
                                       8.625          1,073.59        107
                                       8.375          1,073.59
    PARK FOREST      IL   60488          5            02/20/03         23
    0435433347                           05           04/01/03          0
    722439                               O            03/01/33
    0


    8472331          N46/G01             F          162,000.00         ZZ
                                         360        162,000.00          1
                                       7.125          1,091.42        104
                                       6.875          1,091.42
    MOUNT PLEASANT   SC   29464          1            02/13/03         23
    0435430392                           03           04/01/03          0
    100845001                            O            03/01/33
    0


    8472491          624/G01             F          115,360.00         ZZ
                                         360        115,298.61          1
                                       9.125            938.61        103
                                       8.875            938.61
    FONTANA          CA   92337          1            01/30/03         23
    0435433719                           03           03/01/03          0
1


    1000020827                           O            02/01/33
    0


    8473003          147/G01             F           74,675.00         ZZ
                                         360         74,635.26          1
                                       9.125            607.58        103
                                       8.875            607.58
    PORTSMOUTH       VA   23703          1            01/21/03         23
    0435433057                           05           03/01/03          0
    10521051                             O            02/01/33
    0


    8473225          E22/G01             F          125,000.00         ZZ
                                         360        125,000.00          1
                                       7.500            874.02        105
                                       7.000            874.02
    PHEONIXVILLE     PA   17460          5            02/19/03         23
    0416041663                           05           04/01/03          0
    0416041663                           O            03/01/33
    0


    8473233          E22/G01             F           90,250.00         ZZ
                                         360         90,250.00          2
                                       7.500            631.04         95
                                       7.000            631.04
    MIAMI            FL   33150          1            02/25/03         23
    0416045334                           05           04/01/03          0
    0416045334                           N            03/01/33
    0


    8473419          E22/G01             F          339,950.00         ZZ
                                         360        339,950.00          1
                                       8.625          2,644.10        100
                                       8.375          2,644.10
    SEATTLE          WA   98122          1            02/21/03         23
    0416246726                           01           04/01/03          0
    0416246726                           O            03/01/33
    0


    8473633          F34/G01             F          292,850.00         ZZ
                                         360        292,850.00          1
                                       7.500          2,047.65        105
                                       7.250          2,047.65
    SPRINGFIELD      VA   22150          1            02/14/03         23
    0435432653                           05           04/01/03          0
    13301033                             O            03/01/33
    0


1


    8473777          J95/G01             F          146,590.00         ZZ
                                         360        146,486.54          1
                                       7.750          1,050.19        107
                                       7.500          1,050.19
    DRAIN            OR   97435          1            01/24/03         23
    0435432141                           05           03/01/03          0
    41259417                             O            02/01/33
    0


    8473861          J95/G01             F          112,000.00         ZZ
                                         360        112,000.00          1
                                       8.875            891.13        100
                                       8.625            891.13
    SPOKANE          WA   99205          5            02/06/03         23
    0435432208                           05           04/01/03          0
    0041430505                           O            03/01/33
    0


    8473865          K15/G01             F          159,600.00         ZZ
                                         360        159,600.00          1
                                       8.625          1,241.35        103
                                       8.375          1,241.35
    WINCHENDON       MA   01475          5            02/20/03         23
    0435434303                           05           04/01/03          0
    037805506811                         O            03/01/33
    0


    8474057          737/G01             F          143,273.00         ZZ
                                         360        143,273.00          1
                                       7.250            977.37        107
                                       7.000            977.37
    COMPTON          CA   90221          1            02/06/03         23
    0435430798                           05           04/01/03          0
    1848522                              O            03/01/33
    0


    8475407          E22/G01             F          331,500.00         ZZ
                                         360        331,500.00          1
                                       6.875          2,177.72        105
                                       6.375          2,177.72
    OAKLEY           CA   94561          1            02/20/03         23
    0416259844                           05           04/01/03          0
    0416259844                           O            03/01/33
    0


    8475977          147/G01             F          138,565.00         ZZ
                                         360        138,565.00          1
                                       7.750            992.70        107
                                       7.500            992.70
1


    COLONIAL HEIGHT  VA   23834          1            02/20/03         23
    0435434840                           05           04/01/03          0
    10523420                             O            03/01/33
    0


    8476253          147/G01             F          133,900.00         ZZ
                                         360        133,900.00          1
                                       8.000            982.51        103
                                       7.750            982.51
    PHOENIX          AZ   85022          5            02/10/03         23
    0435434816                           05           04/01/03          0
    10528281                             O            03/01/33
    0


    8476741          624/G01             F          101,770.00         ZZ
                                         360        101,770.00          1
                                       7.500            711.59        105
                                       7.250            711.59
    NILES            MI   49120          5            02/04/03         23
    0435438213                           05           04/01/03          0
    1000022736                           O            03/01/33
    0


    8477217          147/G01             F          145,000.00         ZZ
                                         360        145,000.00          2
                                       8.000          1,063.96        100
                                       7.750          1,063.96
    CHICAGO          IL   60609          1            02/12/03         23
    0435434774                           05           04/01/03          0
    10523123                             O            03/01/33
    0

   TOTAL NUMBER OF LOANS   :      2,124

   TOTAL ORIGINAL BALANCE  :   325,399,452.45

   TOTAL PRINCIPAL BALANCE :   325,000,022.61

   TOTAL ORIGINAL P+I      :     2,418,810.66

   TOTAL CURRENT P+I       :     2,418,810.55


                             ***************************
                             *      END OF REPORT      *
                             ***************************

                                    EXHIBIT G

                          FORMS OF REQUEST FOR RELEASE



DATE:
TO:
RE:     REQUEST FOR RELEASE OF DOCUMENTS

        In connection with the administration of the pool of Mortgage Loans held by you for the referenced pool, we request the release of the Mortgage Loan File described below.

Pooling and Servicing Agreement Dated:

Series#:
Account#:
Pool#:
Loan#:
MIN#:
Borrower Name(s):
Reason for Document Request: (circle one)   Mortgage Loan Prepaid in Full
                                            Mortgage Loan Repurchased

"We hereby certify that all amounts received or to be received in connection with such payments which are required to be deposited have been or will be so deposited as provided in the Pooling and Servicing Agreement."

------------------------------
Residential Funding Corporation
Authorized Signature
***************************************************************

TO CUSTODIAN/TRUSTEE: Please acknowledge this request, and check off documents being enclosed with a copy of this form. You should retain this form for your files in accordance with the terms of the Pooling and Servicing Agreement.

     Enclosed Documents:  [ ] Promissory Note
                          [ ] Primary Insurance Policy
                          [ ] Mortgage or Deed of Trust
                          [ ] Assignment(s) of Mortgage or Deed of Trust
                          [ ] Title Insurance Policy
                          [ ] Other: ________________________
----------------------------
Name
----------------------------

Title
----------------------------

Date

                                   EXHIBIT H-1


                    FORM OF TRANSFER AFFIDAVIT AND AGREEMENT


STATE OF                )
                           )ss.:
COUNTY OF              )


        [NAME OF OFFICER], being first duly sworn, deposes and says:

1. That he is [Title of Officer] of [Name of Owner] (record or beneficial owner of the Mortgage Asset-Backed Pass-Through Certificates, Series 2003-RZ2, Class R-__ (the "Owner")), a [savings institution] [corporation] duly organized and existing under the laws of [the State of ________________] [the United States], on behalf of which he makes this affidavit and agreement.

2. That the Owner (i) is not and will not be a "disqualified organization" or an electing large partnership as of [date of transfer] within the meaning of
Section 860E(e)(5) and 775, respectively, of the Internal Revenue Code of 1986, as amended (the "Code") or an electing large partnership under Section 775(a) of the Code, (ii) will endeavor to remain other than a disqualified organization for so long as it retains its ownership interest in the Class R-__ Certificates, and (iii) is acquiring the Class R-__ Certificates for its own account or for the account of another Owner from which it has received an affidavit and agreement in substantially the same form as this affidavit and agreement. (For this purpose, a "disqualified organization" means an electing large partnership under Section 775 of the Code, the United States, any state or political subdivision thereof, any agency or instrumentality of any of the foregoing (other than an instrumentality all of the activities of which are subject to tax and, except for the Federal Home Loan Mortgage Corporation, a majority of whose board of directors is not selected by any such governmental entity) or any foreign government, international organization or any agency or instrumentality of such foreign government or organization, any rural electric or telephone cooperative, or any organization (other than certain farmers' cooperatives) that is generally exempt from federal income tax unless such organization is subject to the tax on unrelated business taxable income).

3. That the Owner is aware (i) of the tax that would be imposed on transfers of Class R-__ Certificates to disqualified organizations or an electing large partnership under the Code, that applies to all transfers of Class R-__ Certificates after March 31, 1988; (ii) that such tax would be on the transferor (or, with respect to transfers to electing large partnerships, on each such partnership), or, if such transfer is through an agent (which person includes a broker, nominee or middleman) for a disqualified organization, on the agent;
(iii) that the person (other than with respect to transfers to electing large partnerships) otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnishes to such person an affidavit that the transferee is not a disqualified organization and, at the time of transfer, such person does not have actual knowledge that the affidavit is false; and (iv) that the Class R-__ Certificates may be "noneconomic residual interests" within the meaning of Treasury regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax.

4. That the Owner is aware of the tax imposed on a "pass-through entity" holding Class R-__ Certificates if either the pass-through entity is an electing large partnership under Section 775 of the Code or if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity. (For this purpose, a "pass through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives.)

5. That the Owner is aware that the Trustee will not register the transfer of any Class R-__ Certificates unless the transferee, or the transferee's agent, delivers to it an affidavit and agreement, among other things, in substantially the same form as this affidavit and agreement. The Owner expressly agrees that it will not consummate any such transfer if it knows or believes that any of the representations contained in such affidavit and agreement are false.

6. That the Owner has reviewed the restrictions set forth on the face of the Class R -__ Certificates and the provisions of Section 5.02(f) of the Pooling and Servicing Agreement under which the Class R-__ Certificates were issued (in particular, clause (iii)(A) and (iii)(B) of Section 5.02(f) which authorize the Trustee to deliver payments to a person other than the Owner and negotiate a mandatory sale by the Trustee in the event the Owner holds such Certificates in violation of Section 5.02(f)). The Owner expressly agrees to be bound by and to comply with such restrictions and provisions.

7. That the Owner consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that the Class R-__ Certificates will only be owned, directly or indirectly, by an Owner that is not a disqualified organization.

8.      The Owner's Taxpayer Identification Number is ____________________.

9. This affidavit and agreement relates only to the Class R-__ Certificates held by the Owner and not to any other holder of the Class R-__ Certificates. The Owner understands that the liabilities described herein relate only to the Class R-__ Certificates.

10. That no purpose of the Owner relating to the transfer of any of the Class R-__ Certificates by the Owner is or will be to impede the assessment or collection of any tax; in making this representation, the Owner warrants that the Owner is familiar with (i) Treasury Regulation 1.860E-1(c) and recent amendments thereto, effective as of July 19, 2002, and (ii) the preamble describing the adoption of the amendments to such regulation, which is attached hereto as Annex I.

11. That the Owner has no present knowledge or expectation that it will be unable to pay any United States taxes owed by it so long as any of the Certificates remain outstanding. In this regard, the Owner hereby represents to and for the benefit of the person from whom it acquired the Class R-__ Certificate that the Owner intends to pay taxes associated with holding such

Class R-__ Certificate as they become due, fully understanding that it may incur tax liabilities in excess of any cash flows generated by the Class R-__ Certificate.

12. That the Owner has no present knowledge or expectation that it will become insolvent or subject to a bankruptcy proceeding for so long as any of the Class R-__ Certificates remain outstanding.

13. The Owner is either (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity treated as a corporation or a partnership for U.S. federal income tax purposes and created or organized in, or under the laws of, the United States, any state thereof or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), (iii) an estate that is described in
Section 7701(a)(30)(D) of the Code, or (iv) a trust that is described in Section 7701(a)(30)(E) of the Code.

14. The Owner hereby agrees that it will not cause income from the Class R-__ Certificates to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the Owner or another United States taxpayer.

15. The Owner hereby certifies, represents and warrants to, and covenants with the Company, the Trustee and the Master Servicer that the following statements in (a) or (b) are accurate: (a) The Purchaser is not an employee benefit or other plan subject to the prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code (a "Plan"), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan within the meaning of the Department of Labor ("DOL") regulation at 29 C.F.R. ss.2510.3-101; or

(b) The Owner has provided the Trustee, the Company and the Master Servicer with an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee, the Company and the Master Servicer to the effect that the purchase of Certificates is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Trustee, the Company or the Master Servicer to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in the Pooling and Servicing Agreement.

        In addition, the Owner hereby certifies, represents and warrants to, and covenants with, the Company, the Trustee and the Master Servicer that the Owner will not transfer such Certificates to any Plan or person unless either such Plan or person meets the requirements set forth in either (a) or (b) above.

        Capitalized terms used but not defined herein shall have the meanings assigned in the Pooling and Servicing Agreement.

     IN WITNESS WHEREOF, the Owner has caused this instrument to be executed on its behalf, pursuant to the authority of its Board of Directors, by its [Title of Officer] and its corporate seal to be hereunto attached, attested by its [Assistant] Secretary, this ____ day of ______________ 200__.


                               [NAME OF OWNER]


                               By: ___________________________________
                               [Name of Officer]
                               [Title of Officer]


[Corporate Seal]

ATTEST:


------------------------------
[Assistant] Secretary


               Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer] of the Owner, and acknowledged to me that he executed the same as his free act and deed and the free act and deed of the Owner.

               Subscribed and sworn before me this        day of , 200_.


                       ------------------------------------------
                       NOTARY PUBLIC


                       COUNTY OF ______________________________
                       STATE OF ________________________________
                       My Commission expires the ___ day of __________, 20__

                                     ANNEX I
DEPARTMENT OF THE TREASURY

Internal Revenue Service

26 CFR Parts 1 and 602

[TD 9004]
RIN 1545-AW98


Real Estate Mortgage Investment Conduits

AGENCY: Internal Revenue Service (IRS), Treasury.

ACTION: Final regulations.

-----------------------------------------------------------------------

SUMMARY: This document contains final regulations relating to safe harbor transfers of noneconomic residual interests in real estate mortgage investment conduits (REMICs). The final regulations provide additional limitations on the circumstances under which transferors may claim safe harbor treatment.

DATES: Effective Date: These regulations are effective July 19, 2002.
    Applicability Date: For dates of applicability, see Sec. 1.860E-
(1)(c)(10).

FOR FURTHER INFORMATION CONTACT: Courtney Shepardson at (202) 622-3940 (not a toll-free number).

SUPPLEMENTARY INFORMATION:

Paperwork Reduction Act

    The collection of information in this final rule has been reviewed and, pending receipt and evaluation of public comments, approved by the Office of Management and Budget (OMB) under 44 U.S.C. 3507 and assigned control number 1545-1675.
    The collection of information in this regulation is in Sec. 1.860E-1(c)(5)(ii). This information is required to enable the IRS to verify that a taxpayer is complying with the conditions of this regulation. The collection of information is mandatory and is required. Otherwise, the taxpayer will not receive the benefit of safe harbor treatment as provided in the regulation. The likely respondents are businesses and other for-profit institutions.
    Comments on the collection of information should be sent to the Office of Management and Budget, Attn: Desk Officer for the Department of the Treasury, Office of Information and Regulatory Affairs, Washington, DC, 20503, with copies to the Internal Revenue Service, Attn: IRS Reports Clearance Officer,

W:CAR:MP:FP:S, Washington, DC 20224. Comments on the collection of information should be received by September 17, 2002. Comments are specifically requested concerning:
    Whether the collection of information is necessary for the proper performance of the functions of the Internal Revenue Service, including whether the information will have practical utility;
    The accuracy of the estimated burden associated with the collection of information (see below);
    How the quality, utility, and clarity of the information to be collected may be enhanced;
    How the burden of complying with the collection of information may be minimized, including through the application of automated collection techniques or other forms of information technology; and
    Estimates of capital or start-up costs and costs of operation, maintenance, and purchase of service to provide information.
    An agency may not conduct or sponsor, and a person is not required to respond to, a collection of information unless it displays a valid control number assigned by the Office of Management and Budget.
    The estimated total annual reporting burden is 470 hours, based on an estimated number of respondents of 470 and an estimated average annual burden hours per respondent of one hour.
    Books or records relating to a collection of information must be retained as long as their contents may become material in the administration of any internal revenue law. Generally, tax returns and tax return information are confidential, as required by 26 U.S.C. 6103.

Background

    This document contains final regulations regarding the proposed amendments to 26 CFR part 1 under section 860E of the Internal Revenue Code (Code). The regulations provide the circumstances under which a transferor of a noneconomic REMIC residual interest meeting the investigation and representation requirements may avail itself of the safe harbor by satisfying either the formula test or the asset test.
    Final regulations governing REMICs, issued in 1992, contain rules governing the transfer of noneconomic REMIC residual interests. In general, a transfer of a noneconomic residual interest is disregarded for all tax purposes if a significant purpose of the transfer is to

[[Page 47452]]

enable the transferor to impede the assessment or collection of tax. A purpose to impede the assessment or collection of tax (a wrongful purpose) exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the REMIC's taxable income.
    Under a safe harbor, the transferor of a REMIC noneconomic residual interest is presumed not to have a wrongful purpose if two requirements are satisfied:
(1) the transferor conducts a reasonable investigation of the transferee's financial condition (the investigation requirement); and (2) the transferor secures a representation from the transferee to the effect that the transferee understands the tax obligations associated with holding a residual interest and intends to pay those taxes (the representation requirement).
    The IRS and Treasury have been concerned that some transferors of noneconomic residual interests claim they satisfy the safe harbor even in situations where the economics of the transfer clearly indicate the transferee is unwilling or unable to pay the tax associated with holding the interest. For this reason, on February 7, 2000, the IRS published in the Federal Register (65 FR 5807) a notice of proposed rulemaking (REG-100276-97; REG-122450-98) designed to clarify the safe harbor by adding the "formula test," an economic test. The proposed regulation provides that the safe harbor is unavailable unless the present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the sum of: (1) The present value of any consideration given to the transferee to acquire the interest; (2) the present value of the expected future distributions on the interest; and (3) the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.
    The notice of proposed rulemaking also contained rules for FASITs. Section 1.860H-6(g) of the proposed regulations provides requirements for transfers of FASIT ownership interests and adopts a safe harbor by reference to the safe harbor provisions of the REMIC regulations.
    In January 2001, the IRS published Rev. Proc. 2001-12 (2001-3 I.R.B. 335) to set forth an alternative safe harbor that taxpayers could use while the IRS and the Treasury considered comments on the proposed regulations. Under the alternative safe harbor, if a transferor meets the investigation requirement and the representation requirement but the transfer fails to meet the formula test, the transferor may invoke the safe harbor if the transferee meets a two- prong test (the asset test). A transferee generally meets the first prong of this test if, at the time of the transfer, and in each of the two years preceding the year of transfer, the transferee's gross assets exceed $100 million and its net assets exceed $10 million. A transferee generally meets the second prong of this test if it is a domestic, taxable corporation and agrees in writing not to transfer the interest to any person other than another domestic, taxable corporation that also satisfies the requirements of the asset test. A transferor cannot rely on the asset test if the transferor knows, or has reason to know, that the transferee will not comply with its written agreement to limit the restrictions on subsequent transfers of the residual interest.
    Rev. Proc. 2001-12 provides that the asset test fails to be satisfied in the case of a transfer or assignment of a noneconomic residual interest to a foreign branch of an otherwise eligible transferee. If such a transfer or assignment were permitted, a corporate taxpayer might seek to claim that the provisions of an applicable income tax treaty would resource excess inclusion income as foreign source income, and that, as a consequence, any U.S. tax liability attributable to the excess inclusion income could be offset by foreign tax credits. Such a claim would impede the assessment or collection of U.S. tax on excess inclusion income, contrary to the congressional purpose of assuring that such income will be taxable in all events. See, e.g., sections 860E(a)(1), (b),

(e) and 860G(b) of the Code.
    The Treasury and the IRS have learned that certain taxpayers transferring noneconomic residual interests to foreign branches have attempted to rely on the formula test to obtain safe harbor treatment in an effort to impede the assessment or collection of U.S. tax on excess inclusion income. Accordingly, the final regulations provide that if a noneconomic residual interest is transferred to a foreign permanent establishment or fixed base of a U.S. taxpayer, the transfer is not eligible for safe harbor treatment under either the asset test or the formula test. The final regulations also require a transferee to represent that it will not cause income from the noneconomic residual interest to be attributable to a foreign permanent establishment or fixed base.
    Section 1.860E-1(c)(8) provides computational rules that a taxpayer may use to qualify for safe harbor status under the formula test. Section 1.860E-1(c)(8)(i) provides that the transferee is presumed to pay tax at a rate equal to the highest rate of tax specified in section 11(b). Some commentators were concerned that this presumed rate of taxation was too high because it does not take into consideration taxpayers subject to the alternative minimum tax rate. In light of the comments received, this provision has been amended in the final regulations to allow certain transferees that compute their taxable income using the alternative minimum tax rate to use the alternative minimum tax rate applicable to corporations.
    Additionally, Sec. 1.860E-1(c)(8)(iii) provides that the present values in the formula test are to be computed using a discount rate equal to the applicable Federal short-term rate prescribed by section 1274(d). This is a
change  from  the  proposed   regulation  and  Rev.  Proc.   2001-12.  In  those
publications the provision stated that "present values are computed using a discount rate equal to the applicable Federal rate prescribed in section 1274(d) compounded semiannually" and that "[a] lower discount rate may be used if the transferee can demonstrate that it regularly borrows, in the course of its trade or business, substantial funds at such lower rate from an unrelated third party." The IRS and the Treasury Department have learned that, based on this provision, certain taxpayers have been attempting to use unrealistically low or zero interest rates to satisfy the formula test, frustrating the intent of the test. Furthermore, the Treasury Department and the IRS believe that a rule allowing for a rate other than a rate based on an objective index would add unnecessary complexity to the safe harbor. As a result, the rule in the proposed regulations that permits a transferee to use a lower discount rate, if the transferee can demonstrate that it regularly borrows substantial funds at such lower rate, is not included in the final regulations; and the Federal short-term rate has been substituted for the applicable Federal rate. To simplify taxpayers' computations, the final regulations allow use of any of the published short-term rates, provided that the present values are computed with a corresponding period of compounding. With the exception of the provisions relating to transfers to foreign branches, these changes generally have the proposed applicability date of February 4, 2000, but taxpayers may choose to apply the interest rate formula set forth in the proposed regulation and Rev.

Proc. 2001-12 for transfers occurring before August 19, 2002.
    It is anticipated that when final regulations are adopted with respect to

[[Page 47453]]

FASITs, Sec. 1.860H-6(g) of the proposed regulations will be adopted in substantially its present form, with the result that the final regulations contained in this document will also govern transfers of FASIT ownership interests with substantially the same applicability date as is contained in this document.

Effect on Other Documents

    Rev. Proc. 2001-12 (2001-3 I.R.B. 335) is obsolete for transfers of noneconomic residual interests in REMICs occurring on or after August 19, 2002.

Special Analyses

    It is hereby certified that these regulations will not have a significant economic impact on a substantial number of small entities. This certification is based on the fact that it is unlikely that a substantial number of small entities will hold REMIC residual interests. Therefore, a Regulatory Flexibility Analysis under the Regulatory Flexibility Act (5 U.S.C. chapter 6) is not required. It has been determined that this Treasury decision is not a significant regulatory action as defined in Executive Order 12866. Therefore, a regulatory assessment is not required. It also has been determined that sections 553(b) and 553(d) of the Administrative Procedure Act (5 U.S.C. chapter 5) do not apply to these regulations.

Drafting Information

    The principal author of these regulations is Courtney Shepardson. However, other personnel from the IRS and Treasury Department participated in their development.

List of Subjects

26 CFR Part 1

    Income taxes, Reporting and record keeping requirements.

26 CFR Part 602

    Reporting and record keeping requirements.

Adoption of Amendments to the Regulations

    Accordingly, 26 CFR parts 1 and 602 are amended as follows:

PART 1--INCOME TAXES

    Paragraph 1. The authority citation for part 1 continues to read in part as follows:

    Authority: 26 U.S.C. 7805 * * *

                                   EXHIBIT H-2


                         FORM OF TRANSFEROR CERTIFICATE

                                                  ________________, 200__


Residential Asset Mortgage Products, Inc.
8400 Normandale Lake Boulevard
Suite 250
Minneapolis, Minnesota 55437

JPMorgan Chase Bank
4 New York Plaza, 6th Floor
New York, New York 10004

Attention: Residential Funding Corporation Series 2003-RZ2

               Re: Mortgage Asset-Backed Pass-Through Certificates, Series 2003-RZ2, Class R-


Ladies and Gentlemen:

        This letter is delivered to you in connection with the transfer by ________________________ (the "Seller") to ______________________ (the
"Purchaser") of $___________ Initial Certificate Principal Balance of Mortgage Asset-Backed Pass-Through Certificates, Series 2003-RZ2, Class R-__ (the "Certificates"), pursuant to Section 5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of March 1, 2003 among
Residential Asset Mortgage Products, Inc., as seller (the "Company"), Residential Funding Corporation, as master servicer (the "Master Servicer"), and JPMorgan Chase Bank, as trustee (the "Trustee"). All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Seller hereby certifies, represents and warrants to, and covenants with, the Company and the Trustee that:

1. No purpose of the Seller relating to the transfer of the Certificate by the Seller to the Purchaser is or will be to impede the assessment or collection of any tax.

2. The Seller understands that the Purchaser has delivered to the Trustee and the Master Servicer a transfer affidavit and agreement in the form attached to the Pooling and Servicing Agreement as Exhibit H-1. The Seller does not know or believe that any representation contained therein is false.

3. The Seller has at the time of the transfer conducted a reasonable investigation of the financial condition of the Purchaser as contemplated by Treasury Regulations Section 1.860E-1(c)(4)(i) and, as a result of that investigation, the Seller has determined that the Purchaser has historically paid its debts as they become due and has found no significant evidence to indicate that the Purchaser will not continue to pay its debts as they become due in the future. The Seller understands that the transfer of a Class R-__ Certificate may not be respected for United States income tax purposes (and the Seller may continue to be liable for United States income taxes associated therewith) unless the Seller has conducted such an investigation.

4. The Seller has no actual knowledge that the proposed Transferee is not both a United States Person and a Permitted Transferee.


                                            Very truly yours,



                                            -----------------------------------
                                    (Seller)



                                            By: _______________________________
                                            Name: _____________________________
                                            Title: ____________________________

                                    EXHIBIT I


                     FORM OF INVESTOR REPRESENTATION LETTER

                                                         ___________, 20__
Residential Asset Mortgage Products, Inc.
8400 Normandale Lake Boulevard
Suite 250
Minneapolis, Minnesota 55437

JPMorgan Chase Bank
4 New York Plaza, 6th Floor
New York, New York 10004

Residential Funding Corporation
8400 Normandale Lake Boulevard
Suite 250
Minneapolis, Minnesota 55437

Attention: Residential Funding Corporation Series 2003-RZ2

               Re: Mortgage Asset-Backed Pass-Through Certificates, Series 2003-RZ2, Class SB

Ladies and Gentlemen:

        ____________________________________   (the   "Purchaser")   intends  to
purchase from (the "Seller") $___________ Initial Certificate Principal Balance of Mortgage Asset-Backed Pass-Through Certificates, Series 2003-RZ2, Class SB (the "Certificates"), issued pursuant to the Pooling and Servicing Agreement
(the  "Pooling  and  Servicing  Agreement"),  dated as of March  1,  2003  among
Residential Asset Mortgage Products, Inc., as seller (the "Company"), Residential Funding Corporation, as master servicer (the "Master Servicer"), and JPMorgan Chase Bank, as trustee (the "Trustee"). All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Purchaser hereby certifies, represents and warrants to, and covenants with, the Company, the Trustee and the Master Servicer that:

1. The Purchaser understands that (a) the Certificates have not been and will not be registered or qualified under the Securities Act of 1933, as amended (the "Act") or any state securities law, (b) the Company is not required to so register or qualify the Certificates, (c) the Certificates may be resold only if registered and qualified pursuant to the provisions of the Act or any state securities law, or if an exemption from such registration and qualification is available, (d) the Pooling and Servicing Agreement contains restrictions regarding the transfer of the Certificates and (e) the Certificates will bear a legend to the foregoing effect.

2. The Purchaser is acquiring the Certificates for its own account for investment only and not with a view to or for sale in connection with any distribution thereof in any manner that would violate the Act or any applicable state securities laws.

3. The Purchaser is (a) a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters, and, in particular, in such matters related to securities similar to the Certificates, such that it is capable of evaluating the merits and risks of investment in the Certificates, (b) able to bear the economic risks of such an investment and (c) an "accredited investor" within the meaning of Rule 501(a) promulgated pursuant to the Act.

4. The Purchaser has been  furnished  with, and has had an opportunity to review
(a) [a copy of the Private Placement Memorandum, dated ________________, 20__, relating to the Certificates (b)] a copy of the Pooling and Servicing Agreement and [b] [c] such other information concerning the Certificates, the Mortgage Loans and the Company as has been requested by the Purchaser from the Company or the Seller and is relevant to the Purchaser's decision to purchase the Certificates. The Purchaser has had any questions arising from such review answered by the Company or the Seller to the satisfaction of the Purchaser. [If the Purchaser did not purchase the Certificates from the Seller in connection with the initial distribution of the Certificates and was provided with a copy of the Private Placement Memorandum (the "Memorandum") relating to the original sale (the "Original Sale") of the Certificates by the Company, the Purchaser acknowledges that such Memorandum was provided to it by the Seller, that the Memorandum was prepared by the Company solely for use in connection with the Original Sale and the Company did not participate in or facilitate in any way the purchase of the Certificates by the Purchaser from the Seller, and the Purchaser agrees that it will look solely to the Seller and not to the Company with respect to any damage, liability, claim or expense arising out of, resulting from or in connection with (a) error or omission, or alleged error or omission, contained in the Memorandum, or (b) any information, development or event arising after the date of the Memorandum.]

5. The Purchaser has not and will not nor has it authorized or will it authorize any person to (a) offer, pledge, sell, dispose of or otherwise transfer any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) solicit any offer to buy or to accept a pledge, disposition of other transfer of any Certificate, any interest in any
Certificate or any other similar security from any person in any manner, (c) otherwise approach or negotiate with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) make any general solicitation by means of general advertising or in any other manner or (e) take any other action, that (as to any of (a) through (e) above) would constitute a distribution of any Certificate under the Act, that would render the disposition of any Certificate a violation of Section 5 of the Act or any state securities law, or that would require registration or qualification pursuant thereto. The Purchaser will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of the Pooling and Servicing Agreement.

6. The Purchaser hereby certifies, represents and warrants to, and covenants with the Company, the Trustee and the Master Servicer that the following statements in (a) or (b) are correct:

(a) The Purchaser is not an employee benefit or other plan subject to the prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") (a "Plan"), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan within the meaning of the Department of Labor ("DOL") regulation at 29 C.F.R. ss.2510.3-101; or

(b) The Purchaser has provided the Trustee, the Company and the Master Servicer with an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee, the Company and the Master Servicer to the effect that the purchase of Certificates is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or
Section 4975 of the Code and will not subject the Trustee, the Company or the Master Servicer to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in the Pooling and Servicing Agreement.

        In addition, the Purchaser hereby certifies, represents and warrants to, and covenants with, the Company, the Trustee and the Master Servicer that the Purchaser will not transfer such Certificates to any Plan or person unless either such Plan or person meets the requirements set forth in either (a) or (b) above.


                              Very truly yours,



                              ---------------------------------------
                                  (Purchaser)



                              By: ____________________________________
                              Name: __________________________________
                              Title: ___________________________________

                                    EXHIBIT J


                    FORM OF TRANSFEROR REPRESENTATION LETTER

                                                        ___________, 20__


Residential Asset Mortgage Products, Inc.
8400 Normandale Lake Boulevard
Suite 250
Minneapolis, Minnesota 55437

JPMorgan Chase Bank
4 New York Plaza, 6th Floor
New York, New York 10004

Attention: Residential Funding Corporation Series 2003-RZ2

               Re: Mortgage Asset-Backed Pass-Through Certificates, Series 2003-RZ2, [Class SB]

Ladies and Gentlemen:

        In connection with the sale by ____________ (the "Seller") to _______________ (the "Purchaser") of $_______ Initial Certificate Principal Balance of Mortgage Asset-Backed Pass-Through Certificates, Series 2003-RZ2, Class SB (the "Certificates"), issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of March 1, 2003 among Residential Asset Mortgage Products, Inc., as seller (the "Company"), Residential Funding Corporation, as master servicer, and JPMorgan Chase Bank, as trustee (the "Trustee"). The Seller hereby certifies, represents and warrants to, and covenants with, the Company and the Trustee that:

        Neither the Seller nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) has solicited any offer to buy or to accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) has otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) has made any general solicitation by means of general advertising or in any other manner, or
(e) has taken any other action, that (as to any of (a) through (e) above) would constitute a distribution of the Certificates under the Securities Act of 1933 (the "Act"), that would render the disposition of any Certificate a violation of
Section 5 of the Act or any state securities law, or that would require registration or qualification pursuant thereto. The Seller will not act, in any manner set forth in the foregoing sentence with respect to any Certificate. The Seller has not and will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of the Pooling and Servicing Agreement.


                             Very truly yours,



                             ---------------------------------------
                                 (Seller)



                             By: ____________________________________
                             Name: __________________________________
                             Title: ___________________________________

                                    EXHIBIT K

                         Form of Form 10-K Certification


        I, [identify the certifying individual], certify that:

        1. I have reviewed the annual report on Form 10-K for the fiscal year [____], and all reports on Form 8-K containing distribution or servicing reports filed in respect of periods included in the year covered by that annual report, of the trust (the "Trust") created pursuant to the Pooling and Servicing Agreement dated as of March 1, 2003 (the "P&S Agreement") among Residential Asset Mortgage Products, Inc. (the "Company"), Residential Funding Corporation (the "Master Servicer") and JPMorgan Chase Bank (the "Trustee");

        2. Based on my knowledge, the information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this annual report;

        3. Based on my knowledge, the servicing information required to be provided to the Trustee by the Master Servicer under the P&S Agreement for inclusion in these reports is included in these reports;

        4. I am responsible for reviewing the activities performed by the Master Servicer under the P&S Agreement and based upon my knowledge and the annual compliance review required under the P&S Agreement, and, except as disclosed in the reports, the Master Servicer has fulfilled its obligations under the P&S Agreement; and

        5. The reports disclose all significant deficiencies relating to the Master Servicer's compliance with the minimum servicing standards based upon the report provided by an independent public accountant, after conducting a review in compliance with the Uniform Single Attestation Program for Mortgage Bankers as set forth in the P&S Agreement, that is included in these reports.

        In giving the certifications above, I have reasonably relied on the information provided to me by the following unaffiliated parties: [the Trustee]

Date:_______________________



____________________________*
Name:
Title:

          * to be signed by the senior officer in charge of the servicing functions of the Master Servicer

                                    EXHIBIT L

                   [FORM OF BACK-UP CERTIFICATION TO FORM 10-K CERTIFICATE]

        The undersigned, a Responsible Officer of JPMorgan Chase Bank (the "Trustee") certifies that:

        (a) The Trustee has performed all of the duties specifically required to be performed by it pursuant to the provisions of the Pooling and Servicing Agreement dated as of March 1, 2003 (the "Agreement") by and among Residential Asset Mortgage Products, Inc., as depositor, Residential Funding Corporation, as master servicer, and the Trustee in accordance with the standards set forth therein.

        (b) Based on my knowledge, the list of Certificateholders as shown on the Certificate Register as of the end of each calendar year that is provided by the Trustee pursuant to the Agreement is accurate as of the last day of the 20[__] calendar year.

        Capitalized terms used and not defined herein shall have the meanings given such terms in the Agreement.



     IN WITNESS WHEREOF, I have duly executed this certificate as of _________, 20__.]




                                               Name:_______________________
                                               Title:

                                    EXHIBIT M


                 FORM OF LENDER CERTIFICATION FOR ASSIGNMENT OF MORTGAGE LOAN


                                                          ___________, 20__


Residential Asset Mortgage Products, Inc.
8400 Normandale Lake Boulevard
Suite 250
Minneapolis, Minnesota 55437

JPMorgan Chase Bank
4 New York Plaza, 6th Floor
New York, New York 10004

Attention: Residential Funding Corporation Series 2003-RZ2

               Re: Mortgage Asset-Backed Pass-Through Certificates, Series 2003-RZ2 Assignment of Mortgage Loan

Ladies and Gentlemen:

               This letter is delivered to you in connection with the assignment by ________________ (the "Trustee") to ______________________ (the "Lender") of
_______________ (the "Mortgage Loan") pursuant to Section 3.13(d) of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of March 1, 2003 among Residential Asset Mortgage Products, Inc., as seller (the "Company"), Residential Funding Corporation, as master servicer, and the Trustee. All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Lender hereby certifies, represents and warrants to, and covenants with, the Master Servicer and the Trustee that:

        (i) the Mortgage Loan is secured by Mortgaged Property located in a jurisdiction in which an assignment in lieu of satisfaction is required to preserve lien priority, minimize or avoid mortgage recording taxes or otherwise comply with, or facilitate a refinancing under, the laws of such jurisdiction;

        (ii) the substance of the assignment is, and is intended to be, a refinancing of such Mortgage Loan and the form of the transaction is solely to comply with, or facilitate the transaction under, such local laws;

        (iii) the Mortgage Loan following the proposed assignment will be modified to have a rate of interest at least 0.25 percent below or above the rate of interest on such Mortgage Loan prior to such proposed assignment; and

        (iv) such assignment is at the request of the borrower under the related Mortgage Loan.


                             Very truly yours,



                             ---------------------------------------
                                 (Lender)



                             By: ____________________________________
                             Name: __________________________________
                             Title: ___________________________________

                                    EXHIBIT N


                   FORM OF RULE 144A INVESTMENT REPRESENTATION

               Description of Rule 144A Securities, including numbers:

               _________[Class SB] [Class R-__]_________________
                        --------------------  -
               ==============================================
               ----------------------------------------------

               The undersigned seller, as registered holder (the "Seller"), intends to transfer the Rule 144A Securities described above to the undersigned buyer (the "Buyer").

               1. In connection with such transfer and in accordance with the agreements pursuant to which the Rule 144A Securities were issued, the Seller hereby certifies the following facts: Neither the Seller nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security from, or otherwise approached or negotiated with respect to the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Rule 144A Securities under the Securities Act of 1933, as amended (the "1933 Act"), or that would render the disposition of the Rule 144A Securities a violation of Section 5 of the 1933 Act or require registration pursuant thereto, and that the Seller has not offered the Rule 144A Securities to any person other than the Buyer or another "qualified institutional buyer" as defined in Rule 144A under the 1933 Act.

               2. The Buyer warrants and represents to, and covenants with, the Seller, the Trustee and the Master Servicer (as defined in the Pooling and Servicing Agreement (the "Agreement"), dated as of March 1, 2003 among Residential Funding Corporation as Master Servicer, Residential Asset Mortgage Products, Inc. as depositor pursuant to Section 5.02 of the Agreement and JPMorgan Chase Bank, as trustee, as follows:

                      a. The Buyer understands that the Rule 144A Securities have not been registered under the 1933 Act or the securities laws of any state.

                      b. The Buyer considers itself a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Rule 144A Securities.

                      c. The Buyer has been furnished with all information regarding the Rule 144A Securities that it has requested from the Seller, the Trustee or the Servicer.

                      d. Neither the Buyer nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security from, or otherwise approached or negotiated with respect to the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Rule 144A Securities under the 1933 Act or that would render the disposition of the Rule 144A Securities a violation of Section 5 of the 1933 Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Rule 144A Securities.

                      e. The Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the 1933 Act and has completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. The Buyer is aware that the sale to it is being made in reliance on Rule 144A. The Buyer is acquiring the Rule 144A Securities for its own account or the accounts of other qualified institutional buyers, understands that such Rule 144A Securities may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the 1933 Act.

               3. The Buyer hereby certifies, represents and warrants to, and covenants with the Company, the Trustee and the Master Servicer that the following statements in (a) or (b) are correct:

                      a. The Buyer is not an employee benefit or other plan subject to the prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") (a "Plan"), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan within the meaning of the Department of Labor ("DOL") regulation at 29 C.F.R. ss.2510.3-101; or

                      b. The Buyer has provided the Trustee, the Company and the Master Servicer with an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee, the Company and the Master Servicer to the effect that the purchase of Certificates is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Trustee, the Company or the Master Servicer to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in the Pooling and Servicing Agreement.

               In addition, the Buyer hereby certifies, represents and warrants to, and covenants with, the Company, the Trustee and the Master Servicer that the Buyer will not transfer such Certificates to any Plan or person unless either such Plan or person meets the requirements set forth in either (a) or (b) above.

               4. This document may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same document.

        IN WITNESS WHEREOF, each of the parties has executed this document as of the date set forth below.

                                         Print Name of Buyer _________________
Print Name of Seller __________
By: ___________________________          By: ________________________________
     Name:                                    Name:
     Title:                                   Title:
Taxpayer Identification:                 Taxpayer Identification:
No.____________________________          No._______________________________
Date:__________________________          Date:_____________________________

                              ANNEX 1 TO EXHIBIT N


            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

                   [For Buyers Other Than Registered Investment Companies]

        The undersigned hereby certifies as follows in connection with the Rule 144A Investment Representation to which this Certification is attached:

        1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

        2. In connection with purchases by the Buyer, the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because (i) the Buyer owned and/or invested on a discretionary basis $___________ in securities (except for the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Buyer satisfies the criteria in the category marked below.

____ Corporations, etc. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code.

____ Bank. The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

____ Savings and Loan. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements.

____ Broker-Dealer. The Buyer is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

____ Insurance Company. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State or territory or the District of Columbia.

____ State or Local Plan. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

____ ERISA Plan. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

____ Investment Adviser. The Buyer is an investment adviser registered under the Investment Advisers Act of 1940.

____ SBIC. The Buyer is a Small Business Investment Company licensed by the U.S.
     Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

____ Business Development Company. The Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

____ Trust Fund. The Buyer is a trust fund whose trustee is a bank or trust company and whose participants are exclusively (a) plans established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees, or (b) employee benefit plans within the meaning of Title I of the Employee Retirement Income Security Act of 1974, but is not a trust fund that includes as participants individual retirement accounts or H.R. 10 plans.

        3. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer,
(iii) bank deposit notes and certificates of deposit,  (iv) loan participations,
(v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

        4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer's direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934.

        5. The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

___     ___    Will the Buyer be purchasing the Rule 144A
Yes     No     Securities only for the Buyer's own account?

        6. If the answer to the foregoing question is "no", the Buyer agrees that, in connection with any purchase of securities sold to the Buyer for the account of a third party (including any separate account) in reliance on Rule

144A, the Buyer will only purchase for the account of a third party that at the time is a "qualified institutional buyer" within the meaning of Rule 144A. In addition, the Buyer agrees that the Buyer will not purchase securities for a third party unless the Buyer has obtained a current representation letter from such third party or taken other appropriate steps contemplated by Rule 144A to conclude that such third party independently meets the definition of "qualified institutional buyer" set forth in Rule 144A.

        7. The Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of Rule 144A Securities will constitute a reaffirmation of this certification as of the date of such purchase.


                                            -----------------------------------
                                            Print Name of Buyer

                                            By: _______________________________
                                      Name:
                                     Title:


                                            Date: _____________________________

                              ANNEX 2 TO EXHIBIT N


            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A


                    [For Buyers That Are Registered Investment Companies]

               The undersigned hereby certifies as follows in connection with the Rule 144A Investment Representation to which this Certification is attached:

               1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

               2. In connection with purchases by Buyer, the Buyer is a "qualified institutional buyer" as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Buyer alone, or the Buyer's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer's Family of Investment Companies, the cost of such securities was used.

____ The Buyer owned $_____________________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule
        144A).

____ The Buyer is part of a Family of Investment Companies which owned in the aggregate $_____________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

               3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

               4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps.

               5. The Buyer is familiar with Rule 144A and understands that each of the parties to which this certification is made are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer's own account.

               6. The undersigned will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Buyer's purchase of Rule 144A Securities will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

                                            ----------------------------------
                                            Print Name of Buyer


                                            By: ______________________________
                                                Name:
                                                Title:


                                            IF AN ADVISER:


                                            Print Name of Buyer


                                            By: ______________________________
                                                Name:
                                                Title:


                                                Date: ________________________

                                    EXHIBIT O


                       FORM OF ERISA REPRESENTATION LETTER

                                               ___________, 20__


Residential Asset Mortgage Products, Inc.
8400 Normandale Lake Boulevard
Suite 250
Minneapolis, Minnesota 55437

JPMorgan Chase Bank
4 New York Plaza, 6th Floor
New York, New York 10004

Residential Funding Corporation
8400 Normandale Lake Boulevard
Suite 250
Minneapolis, Minnesota 55437

Attention: Residential Funding Corporation Series 2003-RZ2

Re:     Mortgage Asset-Backed Pass-Through Certificates,
        Series 2003-RZ2, [Class SB]

Ladies and Gentlemen:

        [____________________________________]   (the  "Purchaser")  intends  to
purchase from  [______________________________]  (the "Seller")  $[____________]
Initial Certificate Principal Balance of Mortgage Asset-Backed Pass-Through Certificates, Series 2003-RZ2, Class ____ (the "Certificates"), issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of March 1, 2003 among Residential Asset Mortgage Products, Inc., as the company (the "Depositor"), Residential Funding Corporation, as master servicer (the "Master Servicer") and JPMorgan Chase Bank, as trustee (the "Trustee"). All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Purchaser hereby certifies, represents and warrants to, and covenants with, the Depositor, the Trustee and the Master Servicer that:

               (a) The Purchaser is not an employee benefit or other plan subject to the prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") (a "Plan"), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan within the meaning of the Department of Labor ("DOL") regulation at 29 C.F.R. ss.2510.3-101; or

               (b) The Purchaser has provided the Trustee, the Depositor and the Master Servicer with an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee, the Depositor and the Master

        Servicer to the effect that the purchase of Certificates is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Trustee, the Depositor or the Master Servicer to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in the Pooling and Servicing Agreement.

        In addition, the Purchaser hereby certifies, represents and warrants to, and covenants with, the Depositor, the Trustee and the Master Servicer that the Purchaser will not transfer such Certificates to any Plan or person unless such Plan or person meets the requirements set forth in either (a) or (b) above.


                                            Very truly yours,



                                            ----------------------------------
                                   (Purchaser)



                                            By: ______________________________
                                            Name: ____________________________
                                            Title: ___________________________

                                    EXHIBIT P


                       FORM OF ERISA REPRESENTATION LETTER

                                                                 [date]


Residential Asset Mortgage Products, Inc.
8400 Normandale Lake Boulevard
Suite 250
Minneapolis, Minnesota 55437

JPMorgan Chase Bank
4 New York Plaza, 6th Floor
New York, New York 10004

Residential Funding Corporation
8400 Normandale Lake Boulevard
Suite 250
Minneapolis, Minnesota 55437

Attention: Residential Funding Corporation Series 2003-RZ2

               Re:    Residential Asset Mortgage Products, Inc.
                      Mortgage Asset-Backed Pass-Through Certificates, Series 2003-RZ2, [Class M-__]

Ladies and Gentlemen:

        [____________________________________]   (the  "Purchaser")  intends  to
purchase from  [______________________________]  (the "Seller")  $[____________]
Initial Certificate Principal Balance of Mortgage Asset-Backed Pass-Through, Series 2003-RZ2 (the "Certificates"), issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of March 1, 2003, among Residential Asset Mortgage Products, Inc., as depositor (the "Depositor"), Residential Funding Corporation, as master servicer (the "Master Servicer"), and JPMorgan Chase Bank, as trustee (the "Trustee"). All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement.

        The  Purchaser  hereby  certifies,   represents  and  warrants  to,  and
covenants with the Depositor, the Trustee and the Master Servicer that, either:

               (a) The Purchaser is not an employee benefit or other plan subject to the prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") (a "Plan"), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan within the meaning of the Department of Labor ("DOL") regulation at 29 C.F.R. ss.2510.3-101; or

               (b) The Purchaser is an insurance company, the source of funds to be used by which to purchase the certificates is an "insurance company general account", as the term is defined in DOL Prohibited Transaction Class Exemption 95-60, and the conditions in Sections I and III of PTCE 95-60 have been satisfied.

        In addition, the Purchaser hereby certifies, represents and warrants to, and covenants with, the Seller, the Trustee and the Master Servicer that the Purchaser will not transfer such Certificates to any ERISA plan or person unless that ERISA plan or person meets the requirements in either (a) or (b) above.


                                            Very truly yours,


                                            By: _______________________________
                                            Name: _____________________________
                                            Title: ____________________________

                                    EXHIBIT Q

                      CERTIFICATE GUARANTY INSURANCE POLICY

                                    EXHIBIT R

INFORMATION TO BE PROVIDED BY THE MASTER SERVICER TO THE RATING AGENCIES RELATING TO REPORTABLE MODIFIED MORTGAGE LOANS

Account number

Transaction Identifier
Unpaid Principal Balance prior to Modification Next Due Date Monthly Principal and Interest Payment Total Servicing Advances Current Interest Rate Original Maturity Date Original Term to Maturity (Months) Remaining Term to Maturity
(Months) Trial Modification Indicator Mortgagor Equity Contribution Total Servicer Advances Trial Modification Term (Months) Trial Modification Start Date Trial Modification End Date Trial Modification Period Principal and Interest Payment Trial Modification Interest Rate Trial Modification Term Rate Reduction Indicator Interest Rate Post Modification Rate Reduction Start Date Rate Reduction End Date Rate Reduction Term

Term Modified Indicator
Modified Amortization Period
Modified Final Maturity Date
Total Advances Written Off
Unpaid Principal Balance Written Off
Other Past Due Amounts Written Off
Write Off Date
Unpaid Principal Balance Post Write Off
Capitalization Indicator
Mortgagor Contribution
Total Capitalized Amount
Modification Close Date
Unpaid Principal Balance  Post Capitalization Modification
Next Payment Due Date per Modification Plan
Principal and Interest Payment Post Modification

Interest Rate Post Modification
Payment Made Post Capitalization
Delinquency Status to Modification Plan

                                 EXECUTION COPY

                   RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.,


                                   Depositor,


                        RESIDENTIAL FUNDING CORPORATION,


                                Master Servicer,


                                       and


                               JPMORGAN CHASE BANK


                                     Trustee


                         POOLING AND SERVICING AGREEMENT


                            Dated as of March 1, 2003


                 Mortgage Asset-Backed Pass-Through Certificates


                                 Series 2003-RZ2


                                TABLE OF CONTENTS

                                                                                            PAGE



ARTICLE I               DEFINITIONS.........................................................7

        Section 1.01    Definitions.........................................................7
                        Accrued Certificate Interest........................................7
                        Adjusted Mortgage Rate..............................................7
                        Advance.............................................................8
                        Affiliate...........................................................8
                        Agreement...........................................................8
                        Amount Held for Future Distribution.................................8
                        Appraised Value.....................................................8
                        Assignment..........................................................8
                        Assignment Agreement................................................8
                        Available Distribution Amount.......................................8
                        Balloon Loan........................................................9
                        Balloon Payment.....................................................9
                        Bankruptcy Code.....................................................9
                        Book-Entry Certificate..............................................9
                        Business Day........................................................9
                        Calendar Quarter....................................................9
                        Capitalization Reimbursement Amount.................................9
                        Cash Liquidation....................................................9
                        Certificate.........................................................9
                        Certificate Account................................................10
                        Certificate Account Deposit Date...................................10
                        Certificateholder or Holder........................................10
                        Certificate Insurer Premium........................................10
                        Certificate Insurer Premium Modified Rate..........................10
                        Certificate Insurer Premium Rate...................................10
                        Certificate Owner..................................................10
                        Certificate Principal Balance......................................10
                        Certificate Register and Certificate Registrar.....................11
                        Class..............................................................11
                        Class A Certificates...............................................11
                        Class A-1 Certificate..............................................11
                        Class A-IO Certificate.............................................11
                        Class A Interest Distribution Amount...............................11
                        Class A Principal Distribution Amount..............................11
                        Class M Certificates...............................................12
                        Class M-1 Certificate..............................................12
                        Class M-1 Interest Distribution Amount.............................12
                        Class M-1 Principal Distribution Amount............................12
                        Class M-2 Certificate..............................................12
                        Class M-2 Interest Distribution Amount.............................12
                        Class M-2 Principal Distribution Amount............................13
                        Class M-3 Certificate..............................................13
                        Class M-3 Interest Distribution Amount.............................13
                        Class M-3 Principal Distribution Amount............................13
                        Class R Certificate................................................13




                        Class R-I Certificate..............................................14
                        Class R-II Certificate.............................................14
                        Class R-III Certificate............................................14
                        Class SB Certificate...............................................14
                        Closing Date.......................................................14
                        Code...............................................................14
                        Commission.........................................................14
                        Compensating Interest..............................................14
                        Corporate Trust Office.............................................14
                        Cumulative Insurance Payments......................................14
                        Curtailment........................................................15
                        Custodial Account..................................................15
                        Custodial Agreement................................................15
                        Custodian..........................................................15
                        Cut-off Date.......................................................15
                        Cut-off Date Balance...............................................15
                        Cut-off Date Principal Balance.....................................15
                        Debt Service Reduction.............................................15
                        Deficiency Amount..................................................15
                        Deficient Valuation................................................15
                        Definitive Certificate.............................................16
                        Deleted Mortgage Loan..............................................16
                        Delinquency Ratio..................................................16
                        Delinquent.........................................................16
                        Depository.........................................................16
                        Depository Participant.............................................16
                        Derivative Contracts...............................................16
                        Derivative Counterparty............................................16
                        Destroyed Mortgage Note............................................16
                        Determination Date.................................................17
                        Disqualified Organization..........................................17
                        Distribution Date..................................................17
                        Due Date...........................................................17
                        Due Period.........................................................17
                        Eligible Account...................................................17
                        ERISA..............................................................18
                        Event of Default...................................................18
                        Excess Cash Flow...................................................18
                        Excess Fraud Loss..................................................18
                        Excess Loss........................................................18
                        Excess Overcollateralization Amount................................18
                        Excess Special Hazard Loss.........................................18
                        Exchange Act.......................................................18
                        Exchange Date......................................................18




                        Extraordinary Events...............................................18
                        Extraordinary Losses...............................................19
                        Fannie Mae.........................................................19
                        FASIT..............................................................19
                        FDIC...............................................................19
                        Final Distribution Date............................................19
                        Final Scheduled Distribution Date..................................19
                        Foreclosure Profits................................................19
                        Form 10-K Certification............................................20
                        Fraud Loss Amount..................................................20
                        Fraud Losses.......................................................20
                        Freddie Mac........................................................20
                        HomeComings........................................................20
                        Independent........................................................21
                        Initial Certificate Principal Balance..............................21
                        Insurance Agreement................................................21
                        Insurance Proceeds.................................................21
                        Insured Payment....................................................21
                        Insurer............................................................21
                        Insurer Account....................................................21
                        Insurer Default....................................................21
                        Interest Accrual Period............................................21
                        Interest Distribution Amount.......................................22
                        Interim Certification..............................................22
                        Late Collections...................................................22
                        Late Payment Rate..................................................22
                        Limited Repurchase Right Holder....................................22
                        Liquidation Proceeds...............................................22
                        Loan-to-Value Ratio................................................22
                        Marker Rate........................................................22
                        Maturity Date......................................................22
                        MERS...............................................................22
                        MERS(R)System......................................................22
                        MIN................................................................22
                        Modified Mortgage Loan.............................................22
                        Modified Net Mortgage Rate.........................................23
                        MOM Loan...........................................................23
                        Monthly Payment....................................................23
                        Moody's............................................................23
                        Mortgage...........................................................23
                        Mortgage File......................................................23
                        Mortgage Loan Schedule.............................................23
                        Mortgage Loans.....................................................24
                        Mortgage Note......................................................24
                        Mortgage Rate......................................................24
                        Mortgaged Property.................................................24




                        Mortgagor..........................................................24
                        Net Mortgage Rate..................................................24
                        Net WAC Cap Shortfall..............................................24
                        Net WAC Cap Shortfall Carry-Forward Amount.........................24
                        Net WAC Rate.......................................................25
                        Non-Primary Residence Loans........................................25
                        Non-United States Person...........................................25
                        Nonrecoverable Advance.............................................25
                        Nonsubserviced Mortgage Loan.......................................25
                        Notice.............................................................25
                        Notional Amount....................................................25
                        Officers' Certificate..............................................26
                        Opinion of Counsel.................................................26
                        Optional Termination Date..........................................26
                        Outstanding Mortgage Loan..........................................27
                        Overcollateralization Amount.......................................27
                        Overcollateralization Floor........................................27
                        Overcollateralization Increase Amount..............................27
                        Overcollateralization Reduction Amount.............................27
                        Ownership Interest.................................................27
                        Pass-Through Rate..................................................27
                        Paying Agent.......................................................28
                        Percentage Interest................................................28
                        Permitted Investments..............................................29
                        Permitted Transferee...............................................30
                        Person.............................................................30
                        Policy.............................................................30
                        Prepayment Assumption..............................................30
                        Prepayment Interest Shortfall......................................30
                        Prepayment Period..................................................31
                        Primary Insurance Policy...........................................31
                        Principal Distribution Amount......................................31
                        Principal Prepayment...............................................32
                        Principal Prepayment in Full.......................................32
                        Principal Remittance Amount........................................32
                        Program Guide......................................................32
                        Purchase Price.....................................................32
                        Qualified Substitute Mortgage Loan.................................32
                        Rating Agency......................................................33
                        Realized Loss......................................................33
                        Record Date........................................................34
                        Regular Certificates...............................................34
                        Regular Interest...................................................34
                        Relief Act.........................................................34
                        Relief Act Shortfalls..............................................34
                        REMIC..............................................................34




                        REMIC Administrator................................................34
                        REMIC I............................................................35
                        REMIC I Realized Losses............................................35
                        REMIC I Regular Interests..........................................35
                        REMIC I Regular Interest LTA.......................................35
                        REMIC I Regular Interest LTB1......................................35
                        REMIC I Regular Interest LTB2......................................36
                        REMIC I Regular Interest LTB3......................................36
                        REMIC I Regular Interest LTB4......................................36
                        REMIC I Regular Interest LTB5......................................36
                        REMIC I Regular Interest LTB6......................................36
                        REMIC I Regular Interest LTB7......................................36
                        REMIC I Regular Interest LTB8......................................36
                        REMIC I Regular Interest LTB9......................................36
                        REMIC I Regular Interest LTB10.....................................37
                        REMIC I Regular Interest LTB11.....................................37
                        REMIC I Regular Interest LTB12.....................................37
                        REMIC I Regular Interest LTB13.....................................37
                        REMIC I Regular Interest LTB14.....................................37
                        REMIC I Regular Interest LTB15.....................................37
                        REMIC I Regular Interest LTB16.....................................37
                        REMIC I Regular Interest LTB17.....................................37
                        REMIC I Regular Interest LTB18.....................................38
                        REMIC I Regular Interest LTB19.....................................38
                        REMIC I Regular Interest LTB20.....................................38
                        REMIC I Regular Interest LTB21.....................................38
                        REMIC I Regular Interest LTB22.....................................38
                        REMIC I Regular Interest LTB23.....................................38
                        REMIC I Regular Interest LTB24.....................................38
                        REMIC I Regular Interest LTB25.....................................38
                        REMIC I Regular Interest LTB26.....................................39
                        REMIC I Regular Interest LTB27.....................................39
                        REMIC I Regular Interest LTB28.....................................39
                        REMIC I Regular Interest LTB29.....................................39
                        REMIC I Regular Interest LTB30.....................................39
                        REMIC I Regular Interests LTB......................................39
                        REMIC II...........................................................39
                        REMIC II Principal Reduction Amounts...............................40
                        REMIC II Realized Losses...........................................42
                        REMIC II Regular Interest LTA-IO1..................................42
                        REMIC II Regular Interest LTA-IO2..................................42
                        REMIC II Regular Interest LTA-IO3..................................42
                        REMIC II Regular Interest LTA-IO4..................................43
                        REMIC II Regular Interest LTA-IO5..................................43
                        REMIC II Regular Interest LTA-IO6..................................43
                        REMIC II Regular Interest LTA-IO7..................................43




                        REMIC II Regular Interest LTA-IO8..................................43
                        REMIC II Regular Interest LTA-IO9..................................43
                        REMIC II Regular Interest LTA-IO10.................................43
                        REMIC II Regular Interest LTA-IO11.................................43
                        REMIC II Regular Interest LTA-IO12.................................44
                        REMIC II Regular Interest LTA-IO13.................................44
                        REMIC II Regular Interest LTA-IO14.................................44
                        REMIC II Regular Interest LTA-IO15.................................44
                        REMIC II Regular Interest LTA-IO16.................................44
                        REMIC II Regular Interest LTA-IO17.................................44
                        REMIC II Regular Interest LTA-IO18.................................44
                        REMIC II Regular Interest LTA-IO19.................................44
                        REMIC II Regular Interest LTA-IO20.................................45
                        REMIC II Regular Interest LTA-IO21.................................45
                        REMIC II Regular Interest LTA-IO22.................................45
                        REMIC II Regular Interest LTA-IO23.................................45
                        REMIC II Regular Interest LTA-IO24.................................45
                        REMIC II Regular Interest LTA-IO25.................................45
                        REMIC II Regular Interest LTA-IO26.................................45
                        REMIC II Regular Interest LTA-IO27.................................45
                        REMIC II Regular Interest LTA-IO28.................................46
                        REMIC II Regular Interest LTA-IO29.................................46
                        REMIC II Regular Interest LTA-IO30.................................46
                        REMIC II Regular Interest LT1......................................46
                        REMIC II Regular Interest LT1 Principal Distribution Amount........46
                        REMIC II Regular Interest LT2......................................46
                        REMIC II Regular Interest LT2 Principal Distribution Amount........46
                        REMIC II Regular Interest LT3......................................46
                        REMIC II Regular Interest LT3 Principal Distribution Amount........46
                        REMIC II Regular Interest LT4......................................47
                        REMIC II Regular Interest LT4 Principal Distribution Amount........47
                        REMIC II Regular Interests.........................................47
                        REMIC II Regular Interests LTA-IO..................................47
                        REMIC III..........................................................47
                        REMIC III Regular Interest SB-PO...................................47
                        REMIC III Regular Interest SB-IO...................................47
                        REMIC III Regular Interests........................................48
                        REMIC Provisions...................................................48
                        REO Acquisition....................................................48
                        REO Disposition....................................................48
                        REO Imputed Interest...............................................48
                        REO Proceeds.......................................................48
                        REO Property.......................................................48
                        Reportable Modified Mortgage Loan..................................48
                        Repurchase Event...................................................48
                        Request for Release................................................48




                        Required Insurance Policy..........................................49
                        Required Overcollateralization Amount..............................49
                        Residential Funding................................................49
                        Responsible Officer................................................49
                        Rolling Six-Month Delinquency Ratio................................49
                        Rule 144A..........................................................49
                        Seller.............................................................49
                        Seller's Agreement.................................................49
                        Servicing Accounts.................................................49
                        Servicing Advances.................................................49
                        Servicing Fee......................................................49
                        Servicing Fee Rate.................................................50
                        Servicing Modification.............................................50
                        Servicing Officer..................................................50
                        Servicing Trigger..................................................50
                        Sixty-Plus Delinquency Percentage..................................50
                        Special Hazard Amount..............................................50
                        Special Hazard Loss................................................51
                        Special Hazard Percentage..........................................51
                        Standard & Poor's..................................................51
                        Startup Date.......................................................51
                        Stated Principal Balance...........................................51
                        Stepdown Date......................................................52
                        Subordination......................................................52
                        Subsequent Recoveries..............................................52
                        Subserviced Mortgage Loan..........................................52
                        Subservicer........................................................52
                        Subservicer Advance................................................52
                        Subservicing Account...............................................52
                        Subservicing Agreement.............................................52
                        Subservicing Fee...................................................53
                        Tax Returns........................................................53
                        Telerate Screen Page 3750..........................................53
                        Transfer...........................................................53
                        Transfer Affidavit and Agreement...................................53
                        Transferee.........................................................53
                        Transferor.........................................................53
                        Trigger Event......................................................53
                        Trust Fund.........................................................54
                        Uncertificated Accrued Interest....................................54
                        Uncertificated Notional Amount.....................................54
                        Uncertificated Pass-Through Rate...................................54
                        Uncertificated Principal Balance...................................54
                        Uncertificated Regular Interests...................................55
                        Uncertificated REMIC I Pass-Through Rate...........................55
                        Uncertificated REMIC II Pass-Through Rate..........................55




                        Uniform Single Attestation Program for Mortgage Bankers............55
                        Uninsured Cause....................................................55
                        United States Person...............................................55
                        Voting Rights......................................................55
                        Weighted Average Net Mortgage Rate.................................56


ARTICLE II              CONVEYANCE OF MORTGAGE LOANS; ORIGINAL ISSUANCE OF CERTIFICATES....57

        Section 2.01    Conveyance of Mortgage Loans.......................................57
        Section 2.02    Acceptance by Trustee..............................................60
        Section 2.03    Representations, Warranties and Covenants of the Master
                        Servicer and the Depositor.........................................62
        Section 2.04    Representations and Warranties of Residential Funding..............64
        Section 2.05    Execution and Authentication of Certificates; Conveyance of
                        Uncertificated REMIC Regular Interests.............................66
        Section 2.06    Purposes and Powers of the Trust...................................67

ARTICLE III             ADMINISTRATION AND SERVICING OF MORTGAGE LOANS.....................68

        Section 3.01    Master Servicer to Act as Servicer.................................68
        Section 3.02    Subservicing Agreements Between Master Servicer and
                        Subservicers; Enforcement of Subservicers' Obligations;
                        Special Servicing..................................................69
        Section 3.03    Successor Subservicers.............................................70
        Section 3.04    Liability of the Master Servicer...................................71
        Section 3.05    No Contractual Relationship Between Subservicer and Trustee or
                        Certificateholders.................................................71
        Section 3.06    Assumption or Termination of Subservicing Agreements by Trustee....71
        Section 3.07    Collection of Certain Mortgage Loan Payments; Deposits to
                        Custodial Account..................................................72
        Section 3.08    Subservicing Accounts; Servicing Accounts..........................74
        Section 3.09    Access to Certain Documentation and Information Regarding the
                        Mortgage Loans.....................................................76
        Section 3.10    Permitted Withdrawals from the Custodial Account...................76
        Section 3.11    Maintenance of Primary Insurance Coverage..........................78
        Section 3.12    Maintenance of Fire Insurance and Omissions and Fidelity
                        Coverage...........................................................78
        Section 3.13    Enforcement of Due-on-Sale Clauses; Assumption and
                        Modification Agreements; Certain Assignments.......................80
        Section 3.14    Realization Upon Defaulted Mortgage Loans..........................82
        Section 3.15    Trustee to Cooperate; Release of Mortgage Files....................84
        Section 3.16    Servicing and Other Compensation; Compensating Interest............86
        Section 3.17    Reports to the Trustee and the Depositor...........................87
        Section 3.18    Annual Statement as to Compliance..................................87



        Section 3.19    Annual Independent Public Accountants' Servicing Report............87
        Section 3.20    Right of the Depositor in Respect of the Master Servicer...........88

ARTICLE IV              PAYMENTS TO CERTIFICATEHOLDERS.....................................89

        Section 4.01    Certificate Account................................................89
        Section 4.02    Distributions......................................................89
        Section 4.03    Statements to Certificateholders; Statements to Rating
                        Agencies; Exchange Act Reports.....................................94
        Section 4.04    Distribution of Reports to the Trustee and the Depositor;
                        Advances by the Master Servicer....................................98
        Section 4.05    Allocation of Realized Losses......................................99
        Section 4.06    Reports of Foreclosures and Abandonment of Mortgaged Property.....101
        Section 4.07    Optional Purchase of Defaulted Mortgage Loans.....................101
        Section 4.08    Limited Mortgage Loan Repurchase Right............................101
        Section 4.09    Distributions on the REMIC I Regular Interests and REMIC II
                        Regular Interests.................................................102
        Section 4.10    The Policy........................................................102
        Section 4.11    Derivative Contracts..............................................103


ARTICLE V               THE CERTIFICATES..................................................104

        Section 5.01    The Certificates..................................................104
        Section 5.02    Registration of Transfer and Exchange of Certificates.............105
        Section 5.03    Mutilated, Destroyed, Lost or Stolen Certificates.................111
        Section 5.04    Persons Deemed Owners.............................................111
        Section 5.05    Appointment of Paying Agent.......................................111

ARTICLE VI              THE DEPOSITOR AND THE MASTER SERVICER.............................112

        Section 6.01    Respective Liabilities of the Depositor and the Master Servicer...112
        Section 6.02    Merger or Consolidation of the Depositor or the Master
                        Servicer; Assignment of Rights and Delegation of Duties by
                        Master Servicer...................................................112
        Section 6.03    Limitation on Liability of the Depositor, the Master Servicer
                        and Others........................................................113
        Section 6.04    Depositor and Master Servicer Not to Resign.......................114

ARTICLE VII             DEFAULT...........................................................115

        Section 7.01    Events of Default.................................................115
        Section 7.02    Trustee or Depositor to Act; Appointment of Successor.............117
        Section 7.03    Notification to Certificateholders................................118
        Section 7.04    Waiver of Events of Default.......................................118
        Section 7.05    Servicing Trigger; Removal of Master Servicer.....................119

ARTICLE VIII            CONCERNING THE TRUSTEE............................................120



        Section 8.01    Duties of Trustee.................................................120
        Section 8.02    Certain Matters Affecting the Trustee.............................121
        Section 8.03    Trustee Not Liable for Certificates or Mortgage Loans.............123
        Section 8.04    Trustee May Own Certificates......................................123
        Section 8.05    Master Servicer to Pay Trustee's Fees and Expenses;
                        Indemnification...................................................123
        Section 8.06    Eligibility Requirements for Trustee..............................124
        Section 8.07    Resignation and Removal of the Trustee............................124
        Section 8.08    Successor Trustee.................................................126
        Section 8.09    Merger or Consolidation of Trustee................................126
        Section 8.10    Appointment of Co-Trustee or Separate Trustee.....................126
        Section 8.11    Appointment of Custodians.........................................127
        Section 8.12    Appointment of Office or Agency...................................128

ARTICLE IX              TERMINATION.......................................................129

        Section 9.01    Optional Purchase by the Master Servicer of All Certificates;
                        Termination Upon Purchase by the Master Servicer or
                        Liquidation of All Mortgage Loans.................................129
        Section 9.02    Additional Termination Requirements...............................133

ARTICLE X               REMIC PROVISIONS..................................................134

        Section 10.01   REMIC Administration..............................................134
        Section 10.02   Master Servicer, REMIC Administrator and Trustee
                        Indemnification...................................................137

ARTICLE XI              MISCELLANEOUS PROVISIONS..........................................139

        Section 11.01   Amendment.........................................................139
        Section 11.02   Recordation of Agreement; Counterparts............................141
        Section 11.03   Limitation on Rights of Certificateholders........................142
        Section 11.04   Governing Law.....................................................142
        Section 11.05   Notices...........................................................143
        Section 11.06   Notices to Rating Agencies and the Insurer........................143
        Section 11.07   Severability of Provisions........................................144
        Section 11.08   Supplemental Provisions for Resecuritization......................144
        Section 11.09   Third-Party Beneficiary...........................................145
        Section 11.10   Rights of the Insurer.............................................145



                                    EXHIBITS

Exhibit A             Form of Class A-[__] Certificate
Exhibit B             Form of Class M-[__] Certificate
Exhibit C             Form of Class SB Certificate
Exhibit D             Form of Class R-[__] Certificate
Exhibit E             Form of Custodial Agreement
Exhibit F             Mortgage Loan Schedule
Exhibit G             Form of Request for Release
Exhibit H-1           Form of Transfer Affidavit and Agreement
Exhibit H-2           Form of Transferor Certificate
Exhibit I             Form of Investor Representation Letter
Exhibit J             Form of Transferor Representation Letter
Exhibit K             Form of Form 10-K Certification
Exhibit L             Form of Back-Up Certification to Form 10-K Certification
Exhibit M             Form of Lender Certification for Assignment of Mortgage Loan
Exhibit N             Form of Rule 144A Investment Representation
Exhibit O             Form of ERISA Representation Letter for Class SB Certificates
Exhibit P             Form of ERISA Representation Letter for Class M Certificates
Exhibit Q             Policy
Exhibit R             Information  to be  Provided  by  the  Master  Servicer  to  the  Rating
                      Agencies Relating to Reportable Modified Mortgage Loans

        This Pooling and Servicing Agreement, effective as of March 1, 2003, among RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC., as the depositor (together with its permitted successors and assigns, the "Depositor"), RESIDENTIAL FUNDING CORPORATION, as master servicer (together with its permitted successors and assigns, the "Master Servicer"), and JPMORGAN CHASE BANK, a New York banking corporation, as trustee (together with its permitted successors and assigns, the "Trustee").


                             PRELIMINARY STATEMENT:

        The Depositor intends to sell mortgage asset-backed pass-through certificates (collectively, the "Certificates"), to be issued hereunder in nine classes, which in the aggregate will evidence the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of the Mortgage Loans (as defined herein).


                                     REMIC I

        As provided herein, the REMIC Administrator will make an election to treat the segregated pool of assets consisting of the Mortgage Loans and certain other related assets subject to this Agreement as a real estate mortgage investment conduit (a "REMIC") for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC I." The Class R-I Certificates will represent the sole class of "residual interests" in REMIC I for purposes of the REMIC Provisions (as defined herein) under federal income tax law. The following table irrevocably sets forth the designation, remittance rate (the "Uncertificated REMIC I Pass-Through Rate") and initial Uncertificated Principal Balance for each of the "regular interests" in REMIC I (the "REMIC I Regular Interests"). The "latest possible maturity date" (determined solely for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii)) for each REMIC I Regular Interest shall be the Maturity Date. None of the REMIC I Regular Interests will be certificated.

    Designation      Uncertificated REMIC I    Initial Uncertificated      Latest Possible
                        Pass-Through Rate        Principal Balance          Maturity Date
        LTA                Variable(1)                     $198,000,023     April 25, 2033
        LTB1               Variable(1)                       $8,000,000     April 25, 2033
        LTB2               Variable(1)                       $7,000,000     April 25, 2033
        LTB3               Variable(1)                       $6,000,000     April 25, 2033
        LTB4               Variable(1)                       $6,000,000     April 25, 2033
        LTB5               Variable(1)                       $6,000,000     April 25, 2033
        LTB6               Variable(1)                       $5,000,000     April 25, 2033
        LTB7               Variable(1)                       $5,000,000     April 25, 2033
        LTB8               Variable(1)                       $5,000,000     April 25, 2033

                                       1

        LTB9               Variable(1)                       $4,000,000     April 25, 2033
       LTB10               Variable(1)                       $5,000,000     April 25, 2033
       LTB11               Variable(1)                       $4,000,000     April 25, 2033
       LTB12               Variable(1)                       $4,000,000     April 25, 2033
       LTB13               Variable(1)                       $3,000,000     April 25, 2033
       LTB14               Variable(1)                       $3,000,000     April 25, 2033
       LTB15               Variable(1)                       $4,000,000     April 25, 2033
       LTB16               Variable(1)                       $3,000,000     April 25, 2033
       LTB17               Variable(1)                       $2,000,000     April 25, 2033
       LTB18               Variable(1)                       $3,000,000     April 25, 2033
       LTB19               Variable(1)                       $3,000,000     April 25, 2033
       LTB20               Variable(1)                       $2,000,000     April 25, 2033
       LTB21               Variable(1)                       $2,000,000     April 25, 2033
       LTB22               Variable(1)                       $2,000,000     April 25, 2033
       LTB23               Variable(1)                       $2,000,000     April 25, 2033
       LTB24               Variable(1)                       $2,000,000     April 25, 2033
       LTB25               Variable(1)                       $2,000,000     April 25, 2033
       LTB26               Variable(1)                       $2,000,000     April 25, 2033
       LTB27               Variable(1)                       $1,000,000     April 25, 2033
       LTB28               Variable(1)                       $2,000,000     April 25, 2033
       LTB29               Variable(1)                       $1,000,000     April 25, 2033
       LTB30               Variable(1)                      $23,000,000     April 25, 2033

___________

(1) Calculated as provided in the definition of Uncertificated REMIC I Pass-Through Rate.

                                    REMIC II

        As provided herein, the REMIC Administrator will make an election to treat the segregated pool of assets consisting of the REMIC I Regular Interests and certain other related assets subject to this Agreement as a real estate mortgage investment conduit (a "REMIC") for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC II." The Class R-II Certificates will represent the sole class of "residual interests" in REMIC II for purposes of the REMIC Provisions (as defined herein) under federal income tax law. The following table irrevocably sets forth the designation, remittance rate (the "Uncertificated REMIC II Pass-Through Rate") and initial Uncertificated Principal Balance for each of the "regular interests" in REMIC II (the "REMIC II Regular Interests"). The "latest possible maturity date"

(determined solely for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii)) for each REMIC II Regular Interest shall be the Maturity Date. None of the REMIC II Regular Interests will be certificated.

    Designation      Uncertificated REMIC II   Initial Uncertificated           Latest
                        Pass-Through Rate        Principal Balance      Possible
                                                                        Maturity Date
        LT1                Variable(1)                 $ 324,947,600.44     April 25, 2033
        LT2                Variable(1)                      $ 12,577.44     April 25, 2033
        LT3                Variable(1)                      $ 19,922.56     April 25, 2033
        LT4                Variable(1)                      $ 19,922.56     April 25, 2033
      LTA-IO1              Variable(2)                        $  N/A(3)     April 25, 2003
      LTA-IO2              Variable(2)                        $  N/A(3)      May 25, 2003
      LTA-IO3              Variable(2)                        $  N/A(3)     June 25, 2003
      LTA-IO4              Variable(2)                        $  N/A(3)     July 25, 2003
      LTA-IO5              Variable(2)                        $  N/A(3)    August 25, 2003
      LTA-IO6              Variable(2)                        $  N/A(3)   September 25, 2003
      LTA-IO7              Variable(2)                        $  N/A(3)    October 25, 2003
      LTA-IO8              Variable(2)                        $  N/A(3)   November 25, 2003
      LTA-IO9              Variable(2)                        $  N/A(3)   December 25, 2003
      LTA-IO10             Variable(2)                        $  N/A(3)    January 25, 2004
      LTA-IO11             Variable(2)                        $  N/A(3)   February 25, 2004
      LTA-IO12             Variable(2)                        $  N/A(3)     March 25, 2004
      LTA-IO13             Variable(2)                        $  N/A(3)     April 25, 2004
      LTA-IO14             Variable(2)                        $  N/A(3)      May 25, 2004
      LTA-IO15             Variable(2)                        $  N/A(3)     June 25, 2004
      LTA-IO16             Variable(2)                        $  N/A(3)     July 25, 2004
      LTA-IO17             Variable(2)                        $  N/A(3)    August 25, 2004
      LTA-IO18             Variable(2)                        $  N/A(3)   September 25, 2004
      LTA-IO19             Variable(2)                        $  N/A(3)    October 25, 2004
      LTA-IO20             Variable(2)                        $  N/A(3)   November 25, 2004
      LTA-IO21             Variable(2)                        $  N/A(3)   December 25, 2004
      LTA-IO22             Variable(2)                        $  N/A(3)    January 25, 2005
      LTA-IO23             Variable(2)                        $  N/A(3)   February 25, 2005
      LTA-IO24             Variable(2)                        $  N/A(3)     March 25, 2005
      LTA-IO25             Variable(2)                        $  N/A(3)     April 25, 2005
      LTA-IO26             Variable(2)                        $  N/A(3)      May 25, 2005


                                       3

      LTA-IO27             Variable(2)                        $  N/A(3)     June 25, 2005
      LTA-IO28             Variable(2)                        $  N/A(3)     July 25, 2005
      LTA-IO29             Variable(2)                        $  N/A(3)    August 25, 2005
      LTA-IO30             Variable(2)                        $  N/A(3)   September 25, 2005

------------

(1) Calculated as provided in the definition of Uncertificated REMIC II Pass-Through Rate. (2) Until the Latest Possible Maturity Date set forth in the last column of this table, a per annum rate equal to 5.75%, and 0.00% thereafter.

(3) REMIC II Regular Interests LTA-IO will not have an Uncertificated Principal Balance, but will accrue interest on its Uncertificated Notional Amount outstanding from time to time which shall equal the Uncertificated Principal Balance of REMIC I Regular Interest LTB with the same numerical designation (the "Related REMIC I Regular Interest LTB") for Distribution Dates on or before the Latest Possible Maturity Date for such REMIC II Regular Interest LTA-IO, and thereafter shall be $0.00.

                                    REMIC III

        As provided herein, the REMIC Administrator will elect to treat the segregated pool of assets consisting of the REMIC II Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as REMIC III. The Class R-III Certificates will represent the sole class of "residual interests" in REMIC III for purposes of the REMIC Provisions under federal income tax law. The following table irrevocably sets forth the designation, Pass-Through Rate, aggregate Initial Certificate Principal Balance, certain features, Final Scheduled Distribution Date and initial ratings for each Class of Certificates comprising the interests representing "regular interests" in REMIC III. The "latest possible maturity date" (determined solely for purposes of satisfying Treasury Regulation Section 1.860G-1(a)(4)(iii)) for each Class of REMIC III Regular Certificates shall be the Maturity Date.


                                      AGGREGATE
                       PASS-THROUGH    INITIAL
DESIGNATION    TYPE        RATE      CERTIFICATE                FINAL
                                      PRINCIPAL                 SCHEDULED
                                       BALANCE                  DISTRIBUTION                     INITIAL
                                                                DATE                             RATINGS
                                                                                FEATURES       S&P   MOODY'S
 Class A-1    Senior    3.60%(1)(2)     $287,624,000.00         April 25, 2033     Senior       AAA     Aaa
Class A-IO    Senior       5.75%(3)     $          0.00(4)      September 25,  Senior/Interest  AAA     Aaa
                                                                        2005           Only
 Class M-1  Mezzanine   4.74%(1)(2)     $ 14,625,000.00         April 25, 2033    Mezzanine     AA      Aa2
 Class M-2  Mezzanine   5.19%(1)(2)     $ 13,813,000.00         April 25, 2033    Mezzanine      A      A2
 Class M-3  Mezzanine   5.50%(1)(2)     $  8,938,000.00         April 25, 2033    Mezzanine     BBB    Baa2
 Class SB   Subordinate Adjustable(4)   $         22.61         April 25, 2033   Subordinate    N/R     N/R


 Class R-I   Residual           N/A            N/A              April 25, 2033    Residual      N/R     N/R
Class R-II   Residual           N/A            N/A              April 25, 2033    Residual      N/R     N/R
Class R-III  Residual           N/A            N/A              April 25, 2033    Residual      N/R     N/R

------------

(1) Subject to a cap as described in the definition of "Pass-Through Rate" herein.
(2) Starting on the second Distribution Date after the first possible Optional Termination Date, the Pass-Through Rate indicated above will increase by a per annum rate equal to 0.50%.

(3) The Class A-IO Certificates will only be entitled to interest for the first 30 Distribution Dates. The Class A-IO Certificates will accrue interest on a Notional Amount equal to the lesser of (a) an amount set forth in the definition of "Notional Amount" for the related Distribution Date; and (b) the aggregate Stated Principal Balance of the Mortgage Loans, prior to giving effect to scheduled payments of principal during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the prior calendar month.

(4) The Class SB Certificates will accrue interest as described in the definition of Accrued Certificate Interest. The Class SB Certificates will not accrue interest on their Certificate Principal Balance.

        The Mortgage Loans have an aggregate Cut-off Date Principal Balance equal to approximately $325,000,022.61. The Mortgage Loans are fixed-rate, fully amortizing, first lien or balloon payment mortgage loans having terms to maturity at origination of not more than 30 years.

        In  consideration  of  the  mutual  agreements  herein  contained,   the
Depositor, the Master Servicer and the Trustee agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

Section 1.01   Definitions.

        Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

        Accrued Certificate Interest: With respect to each Distribution Date and the Class A Certificates and Class M Certificates, interest accrued during the related Interest Accrual Period at the related Pass-Through Rate on the Certificate Principal Balance thereof, or Notional Amount thereof in the case of the Class A-IO Certificates, immediately prior to such Distribution Date (or in the case of the first Distribution Date, the Cut-off Date), reduced by the amount of:

(i) the interest portions (adjusted to the Net Mortgage Rate (or the Modified Net Mortgage Rate in the case of a Modified Mortgage Loan)) of Excess Losses on the Mortgage Loans to the extent allocated to the Class A and Class M Certificates, and

(ii) the interest portion of Advances previously made with respect to a Mortgage Loan or REO Property which remained unreimbursed following the Cash Liquidation or REO Disposition of such Mortgage Loan or REO Property that were made with respect to delinquencies that were ultimately determined to be Excess Losses, with all such reductions allocated to the Class A and Class M Certificates on a pro rata basis in accordance with the amount of Accrued Certificate Interest that would have resulted absent such reductions. In addition to the foregoing, the amount of Accrued Certificate Interest on the Class A and Class M Certificates shall be reduced by the amount of (a) Prepayment Interest Shortfalls on the Mortgage Loans during the prior calendar month allocated to that Class of Certificates pursuant to Section 4.02(e) to the extent not covered by Compensating Interest pursuant to Section 3.16 allocated to that Class of Certificates, and by Relief Act Shortfalls on the Mortgage Loans during the related Due Period; and (b) the interest portion of Realized Losses allocated through Subordination as described in Section 4.05.

        With respect to each Distribution Date and the Class SB Certificates, interest accrued during the preceding calendar month at the related Pass-Through Rate on the Notional Amount as specified in the definition of Pass-Through Rate, immediately prior to such Distribution Date in each case, reduced by any interest shortfalls with respect to the Mortgage Loans other than Prepayment Interest Shortfalls. In addition, Accrued Certificate Interest with respect to each Distribution Date, as to the Class SB Certificates, shall be reduced by an amount equal to the interest portion of Realized Losses allocated to the Overcollateralization Amount pursuant to Section 4.05 hereof. Accrued Certificate Interest on the Class A, Class M and Class SB Certificates shall accrue on the basis of a 360-day year consisting of twelve 30-day months.

        Adjusted Mortgage Rate: With respect to any Mortgage Loan and any date of determination, the Mortgage Rate borne by the related Mortgage Note, less the rate at which the related Subservicing Fee accrues.

        Advance: As to any Mortgage Loan, any advance made by the Master Servicer, pursuant to Section 4.04.

        Affiliate: With respect to any Person, any other Person controlling, controlled by or under common control with such first Person. For the purposes of this definition, "control" means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     Agreement: This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

        Amount Held for Future Distribution: As to any Distribution Date, the total of the amounts held in the Custodial Account at the close of business on the preceding Determination Date on account of (i) Liquidation Proceeds, Subsequent Recoveries, Insurance Proceeds, Principal Prepayments, Mortgage Loan purchases made pursuant to Section 2.02, 2.03, 2.04, 4.07 or 4.08 and Mortgage Loan substitutions made pursuant to Section 2.03 or 2.04 received or made in the month of such Distribution Date (other than such Liquidation Proceeds, Subsequent Recoveries, Insurance Proceeds and purchases of Mortgage Loans that the Master Servicer has deemed to have been received in the preceding month in accordance with Section 3.07(b)) and (ii) payments which represent early receipt of scheduled payments of principal and interest due on a date or dates subsequent to the Due Date in the related Due Period.

        Appraised Value: As to any Mortgaged Property, one of the following: (i) the lesser of (a) the appraised value of such Mortgaged Property based upon the appraisal or appraisals (or field review) made at the time of the origination of the related Mortgage Loan, and (b) the sales price of the Mortgaged Property at such time of origination, or (ii) in the case of a Mortgaged Property securing a refinanced or modified Mortgage Loan, one of (1) the appraised value based upon the appraisal made at the time of origination of the loan which was refinanced or modified, (2) the appraised value determined in an appraisal made at the time of refinancing or modification or (3) the sales price of the Mortgaged Property.

        Assignment: An assignment of the Mortgage, notice of transfer or equivalent instrument, in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the sale of the Mortgage Loan to the Trustee for the benefit of Certificateholders, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering Mortgages secured by Mortgaged Properties located in the same county, if permitted by law and accompanied by an Opinion of Counsel to that effect.

        Assignment Agreement: The Assignment and Assumption Agreement, dated the Closing Date, between Residential Funding and the Depositor relating to the transfer and assignment of the Mortgage Loans.

        Available Distribution Amount: As to any Distribution Date, an amount equal to (a) the sum of (i) the amount relating to the Mortgage Loans on deposit in the Custodial Account as of the close of business on the immediately preceding Determination Date, including any Subsequent Recoveries, and amounts deposited in the Custodial Account in connection with the substitution of Qualified Substitute Mortgage Loans, (ii) the amount of any Advance made on the immediately preceding Certificate Account Deposit Date with respect to the Mortgage Loans, (iii) any amount deposited in the Certificate Account on the related Certificate Account Deposit Date pursuant to the second paragraph of
Section 3.12(a) in respect of the Mortgage Loans, (iv) any amount that the Master Servicer is not permitted to withdraw from the Custodial Account pursuant to Section 3.16(e) in respect of the Mortgage Loans and (v) any amount deposited in the Certificate Account pursuant to Section 4.07, 4.08 or 9.01 in respect of the Mortgage Loans, reduced by (b) the sum as of the close of business on the immediately preceding Determination Date of (x) the Amount Held for Future Distribution with respect to the Mortgage Loans, (y) amounts permitted to be withdrawn by the Master Servicer from the Custodial Account in respect of the Mortgage Loans pursuant to clauses (ii)-(x), inclusive, of Section 3.10(a) and
(z) the Certificate Insurer Premium paid to the Insurer.

        Balloon Loan: Each of the Mortgage Loans having an original term to maturity that is shorter than the related amortization term.

        Balloon Payment: With respect to any Balloon Loan, the related Monthly Payment payable on the stated maturity date of such Balloon Loan.

        Bankruptcy Code: The Bankruptcy Code of 1978, as amended.
        ---------------

        Book-Entry Certificate: Any Certificate registered in the name of the Depository or its nominee.

        Business Day: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of New York, the State of California, the State of Texas, the State of Minnesota or the State of Illinois (and such other state or states in which the Custodial Account or the Certificate Account are at the time located) are required or authorized by law or executive order to be closed.

        Calendar Quarter: A Calendar Quarter shall consist of one of the following time periods in any given year: January 1 through March 31, April 1 through June 30, July 1 through September 30, and October 1 through December 31.

        Capitalization Reimbursement Amount: As to any Distribution Date, the amount of unreimbursed Advances or Servicing Advances that were added to the Stated Principal Balance of the Mortgage Loans during the preceding calendar month and reimbursed to the Master Servicer or Subservicer pursuant to Section 3.10(a)(vii) on or prior to such Distribution Date.

        Cash Liquidation: As to any defaulted Mortgage Loan other than a Mortgage Loan as to which an REO Acquisition occurred, a determination by the Master Servicer that it has received all Insurance Proceeds, Liquidation Proceeds and other payments or cash recoveries which the Master Servicer reasonably and in good faith expects to be finally recoverable with respect to such Mortgage Loan.

     Certificate: Any Class A Certificate, Class M Certificate, Class SB Certificate or Class R Certificate.

        Certificate Account: The account or accounts created and maintained pursuant to Section 4.01, which shall be entitled "JPMorgan Chase Bank, as trustee, in trust for the registered holders of Residential Asset Mortgage Products, Inc., Mortgage Asset-Backed Pass-Through Certificates, Series 2003-RZ2" and which account shall be held for the benefit of the Certificateholders and the Insurer and which must be an Eligible Account.

        Certificate Account Deposit Date: As to any Distribution Date, the Business Day prior thereto.

        Certificateholder or Holder: The Person in whose name a Certificate is registered in the Certificate Register, except that neither a Disqualified
Organization nor a Non-United States Person shall be a holder of a Class R Certificate for any purpose hereof. Solely for the purpose of giving any consent or direction pursuant to this Agreement, any Certificate, other than a Class R Certificate, registered in the name of the Depositor, the Master Servicer or any Subservicer or any Affiliate thereof shall be deemed not to be outstanding and the Percentage Interest or Voting Rights evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests or Voting Rights necessary to effect any such consent or direction has been obtained. All references herein to "Holders" or "Certificateholders" shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and participating members thereof, except as otherwise specified herein; provided, however, that the Trustee shall be required to recognize as a "Holder" or "Certificateholder" only the Person in whose name a Certificate is registered in the Certificate Register. Unless otherwise indicated in this Agreement, the Custodial Agreement or the Assignment Agreement, whenever reference is made to the actions taken by the Trustee on behalf of the Certificateholders, such reference shall include the Insurer as long as no Insurer Default has occurred and is continuing.

        Certificate Insurer Premium: The premium payable to the Insurer on each Distribution Date in an amount equal to one-twelfth of the product of the Certificate Insurer Premium Rate and the aggregate Certificate Principal Balance of the Class A-1 Certificates immediately prior to such Distribution Date.

        Certificate Insurer Premium Modified Rate: With respect to any date of determination, the Certificate Insurer Premium Rate times a fraction equal to
(x) the aggregate Certificate Principal Balance of the Class A-1 Certificates as of such date over (y) the aggregate Stated Principal Balance of the Mortgage Loans as of such date.

        Certificate Insurer Premium Rate: With respect to any Distribution Date, the Premium Percentage set forth in the Insurance Agreement.

        Certificate Owner: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Certificate, as reflected on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent, if any, and otherwise on the books of a Depository Participant, if any, and otherwise on the books of the Depository.

        Certificate Principal Balance: With respect to any Class A Certificate (other than a Class A-IO Certificate) or Class M Certificate, on any date of determination, an amount equal to:

        (i) the Initial Certificate Principal Balance of such Certificate as specified on the face thereof, plus
        (ii) any Subsequent Recoveries added to the Certificate Principal Balance of such Certificate pursuant to Section 4.02(f), minus

        (iii) the sum of (x) the aggregate of all amounts previously distributed with respect to such Certificate (or any predecessor Certificate), including, with respect to the Class A-1 Certificates, amounts paid pursuant to the Policy, and applied to reduce the Certificate Principal Balance or amount thereof pursuant to Section 4.02(c) and (y) the aggregate of all reductions in Certificate Principal Balance of such Certificates deemed to have occurred in connection with Realized Losses which were previously allocated to such Certificate (or any predecessor Certificate) pursuant to Section 4.05, other than any Insured Payment in respect of such amount that has been paid by the Insurer and is included in clause (x) above.

        With respect to each Class SB Certificate, on any date of determination, an amount equal to the Percentage Interest evidenced by such Certificate times an amount equal to the excess, if any, of (A) the then aggregate Stated Principal Balance of the Mortgage Loans over (B) the then aggregate Certificate Principal Balance of the Class A and Class M Certificates then outstanding. The Class A-IO and Class R Certificates will not have a Certificate Principal Balance.

        Certificate Register and Certificate Registrar: The register maintained and the registrar appointed pursuant to Section 5.02.

     Class: Collectively, all of the Certificates or uncertificated interests bearing the same designation.

     Class A Certificates: Any one of the Class A-1 Certificates or Class A-IO Certificates.

        Class A-1 Certificate: Any one of the Class A-1 Certificates executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed hereto as Exhibit A, senior to the Class M, Class SB and Class R Certificates with respect to distributions and the allocation of Realized Losses in respect of the Mortgage Loans as set forth in Section 4.05, and evidencing an interest designated as a "regular interest" in REMIC III for purposes of the REMIC Provisions.

        Class A-IO Certificate: Any one of the Class A-IO Certificates executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed hereto as Exhibit A, senior to the Class M, Class SB and Class R Certificates with respect to distributions and the allocation of Realized Losses in respect of the Mortgage Loans as set forth in Section 4.05, and evidencing an interest designated as a "regular interest" in REMIC III for purposes of the REMIC Provisions.

        Class A Interest Distribution Amount: As defined in Section 4.02(c)(i).

        Class A Principal Distribution Amount: With respect to any Distribution Date on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:

        (i)    the Principal Distribution Amount for that Distribution Date; and

        (ii) the excess of (A) the aggregate Certificate Principal Balance of the Class A Certificates immediately prior to that Distribution Date over (B) the lesser of (x) the product of (1) 76.00% and (2) the aggregate Stated Principal Balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (y) the aggregate Stated Principal Balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date, less $1,625,000.11.

        Class M Certificates: Any one of the Class M-1, Class M-2 or Class M-3 Certificates.

        Class M-1 Certificate: Any one of the Class M-1 Certificates executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed hereto as Exhibit B, senior to the Class M-2, Class M-3 and Class SB Certificates with respect to distributions and the allocation of Realized Losses in respect of the Mortgage Loans as set forth in Section 4.05, and evidencing an interest designated as a "regular interest" in REMIC III for purposes of the REMIC Provisions.

     Class M-1 Interest Distribution Amount: As defined in Section 4.02(c)(ii).

        Class  M-1   Principal   Distribution   Amount:   With  respect  to  any
Distribution Date on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:

     (i) the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount; and

     (ii) the excess of (A) the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount for that Distribution Date) and (2) the Certificate Principal Balance of the Class M-1 Certificates immediately prior to that Distribution Date over (B) the lesser of (x) the product of (1) 85.00% and (2) the aggregate Stated Principal Balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (y) the aggregate Stated Principal Balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date, less $1,625,000.11.

        Class M-2 Certificate: Any one of the Class M-2 Certificates executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed hereto as Exhibit B, senior to the Class M-3 and Class SB Certificates with respect to distributions and the allocation of Realized Losses in respect of the Mortgage Loans as set forth in Section 4.05, and evidencing an interest designated as a "regular interest" in REMIC III for purposes of the REMIC Provisions.

     Class M-2 Interest Distribution Amount: As defined in Section 4.02(c)(iii).

        Class  M-2   Principal   Distribution   Amount:   With  respect  to  any
Distribution Date on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:

     (i) the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount and the Class M-1 Principal Distribution Amount; and

     (ii) the excess of (A) the sum of (1) the aggregate Certificate Principal Balance of the Class A and Class M-1 Certificates (after taking into account the payment of the Class A Principal Distribution Amount and Class M-1 Principal Distribution Amount for that Distribution Date) and (2) the Certificate Principal Balance of the Class M-2 Certificates immediately prior to that Distribution Date over (B) the lesser of (x) the product of (1) 93.50% and (2) the aggregate Stated Principal Balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (y) the aggregate Stated Principal Balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date, less $1,625,000.11.

        Class M-3 Certificate: Any one of the Class M-3 Certificates executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed hereto as Exhibit B, senior to the Class SB Certificates with respect to distributions and the allocation of Realized Losses in respect of the Mortgage Loans as set forth in Section 4.05, and evidencing an interest designated as a "regular interest" in REMIC III for purposes of the REMIC Provisions.

     Class M-3 Interest Distribution Amount: As defined in Section 4.02(c)(iv).

        Class  M-3   Principal   Distribution   Amount:   With  respect  to  any
Distribution Date on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:

     (i) the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount and the Class M-2 Principal Distribution Amount; and

     (ii) the excess of (A) the sum of (1) the aggregate Certificate Principal Balance of the Class A, Class M-1 and Class M-2 Certificates (after taking into account the payment of the Class A Principal Distribution Amount, Class M-1 Principal Distribution Amount and Class M-2 Principal Distribution Amount for that Distribution Date) and (2) the Certificate Principal Balance of the Class M-3 Certificates immediately prior to that Distribution Date over (B) the lesser of (x) the product of (1) 99.00% and (2) the aggregate Stated Principal Balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (y) the aggregate Stated Principal Balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date, less $1,625,000.11.

        Class R Certificate: Any one of the Class R-I, Class R-II or Class R-III Certificates.

        Class R-I Certificate: Any one of the Class R-I Certificates executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed hereto as Exhibit D and evidencing an interest designated as a "residual interest" in REMIC I for purposes of the REMIC Provisions.

        Class R-II Certificate: Any one of the Class R-II Certificates executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed hereto as Exhibit D and evidencing an interest designated as a "residual interest" in REMIC II for purposes of the REMIC Provisions.

        Class R-III Certificate: Any one of the Class R-III Certificates executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed hereto as Exhibit D and evidencing an interest designated as a "residual interest" in REMIC III for purposes of the REMIC Provisions.

        Class SB Certificate: Any one of the Class SB Certificates executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed hereto as Exhibit C, subordinate to the Class A and Class M Certificates with respect to distributions and the allocation of Realized Losses in respect of the Mortgage Loans as set forth in Section 4.05, and evidencing an interest designated as a "regular interest" in REMIC III for purposes of the REMIC Provisions.

        Closing Date: April 2, 2003.

        Code: The Internal Revenue Code of 1986.

        Commission:  The Securities and Exchange Commission.

        Compensating Interest: With respect to any Distribution Date, an amount equal to Prepayment Interest Shortfalls resulting from Principal Prepayments in Full or Curtailments during the related Prepayment Period, but not more than the lesser of (a) one-twelfth of 0.125% of the Stated Principal Balance of the Mortgage Loans immediately preceding such Distribution Date and (b) the sum of the Servicing Fee and all income and gain on amounts held in the Custodial Account and the Certificate Account and payable to the Certificateholders with respect to such Distribution Date; provided that for purposes of this definition the amount of the Servicing Fee will not be reduced pursuant to Section 7.02 except as may be required pursuant to the last sentence of Section 7.02(a).

        Corporate Trust Office: The principal office of the Trustee at which at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this instrument is located at 4 New York Plaza, 6th Floor, New York, New York 10004,
Attention: RAMPI, Series 2003-RZ2.

        Cumulative Insurance Payments: As of any time of determination, (i) the aggregate amount of all Insured Payments previously made by the Insurer under the Policy (other than any payments made by the Insurer attributable to Excess Losses) plus interest thereon from the date such amounts became due until paid in full, at a rate of interest equal to the Late Payment Rate and in accordance with Section 3.03(a) of the Insurance Agreement minus (ii) the sum of the aggregate of all payments previously made to the Insurer pursuant to Section
4.02 hereof as reimbursement for such amounts.

        Curtailment: Any Principal Prepayment made by a Mortgagor which is not a Principal Prepayment in Full.

        Custodial Account: The custodial account or accounts created and maintained pursuant to Section 3.07 in the name of a depository institution, as custodian for the holders of the Certificates and for the Insurer, for the holders of certain other interests in mortgage loans serviced or sold by the Master Servicer and for the Master Servicer, into which the amounts set forth in
Section 3.07 shall be deposited directly. Any such account or accounts shall be an Eligible Account.

        Custodial Agreement: An agreement that may be entered into among the Depositor, the Master Servicer, the Trustee and a Custodian in substantially the form of Exhibit E hereto.

     Custodian: A custodian appointed pursuant to a Custodial Agreement and reasonably acceptable to the Insurer. Wells Fargo Bank Minnesota, N.A., is acceptable to the Insurer.

        Cut-off Date: March 1, 2003.

        Cut-off Date Balance: $325,000,022.61.

        Cut-off Date Principal Balance: As to any Mortgage Loan, the unpaid principal balance thereof at the Cut-off Date after giving effect to all installments of principal due on or prior thereto (or due during the month of the Cut-off Date), whether or not received.

        Debt Service Reduction: With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction constituting a Deficient Valuation or any reduction that results in a permanent forgiveness of principal.

        Deficiency Amount: With respect to the Class A-1 Certificates as of any Distribution Date, (i) any shortfall in amounts available in the Certificate Account to pay one month's interest for the related Interest Accrual Period on the Certificate Principal Balance of the Class A-1 Certificates at the related Pass-Through Rate, net of any Relief Act Shortfalls, Prepayment Interest Shortfalls and Net WAC Cap Shortfalls allocated to the Class A-1 Certificates,
(ii) the principal portion on each Distribution Date of any Realized Losses allocated to the Class A-1 Certificates and (iii) the Certificate Principal Balance of the Class A-1 Certificates plus any amount determined pursuant to clause (i) to the extent unpaid on the Distribution Date in April 2033 or earlier termination of the Trust Fund pursuant to Section 9.01(a) hereof.

        Deficient Valuation: With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding indebtedness under the Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any scheduled Monthly Payment that constitutes a permanent forgiveness of principal, which valuation or reduction results from a proceeding under the Bankruptcy Code.

        Definitive Certificate: Any definitive, fully-registered Certificate.

     Deleted Mortgage Loan: A Mortgage Loan replaced or to be replaced with a Qualified Substitute Mortgage Loan.

        Delinquency Ratio: With respect to the Mortgage Loans and any Distribution Date, the percentage equivalent of a fraction (a) the numerator of which equals the sum of (i) 100% of the aggregate Stated Principal Balance of all Mortgage Loans that are 60 or more days Delinquent, (ii) 75% of the aggregate Stated Principal Balance of all Mortgage Loans that are in foreclosure and (iii) 100% of the aggregate Stated Principal Balance of all Mortgage Loans that are converted to REO Properties, in each case as of the last day of the related Due Period and (b) the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of such Due Period.

        Delinquent: As used herein, a Mortgage Loan is considered to be: "30 to 59 days" or "30 or more days" delinquent when a payment due on any scheduled due date remains unpaid as of the close of business on the next following monthly scheduled due date; "60 to 89 days" or "60 or more days" delinquent when a payment due on any scheduled due date remains unpaid as of the close of business on the second following monthly scheduled due date; and so on. The determination as to whether a Mortgage Loan falls into these categories is made as of the close of business on the last business day of each month. For example, a Mortgage Loan with a payment due on May 1 that remained unpaid as of the close of business on June 30 would then be considered to be 30 to 59 days delinquent. Delinquency information as of the Cut-off Date is determined and prepared as of the close of business on the last business day immediately prior to the Cut-off Date.

        Depository: The Depository Trust Company, or any successor Depository hereafter named. The nominee of the initial Depository for purposes of registering those Certificates that are to be Book-Entry Certificates is Cede & Co. The Depository shall at all times be a "clearing corporation" as defined in
Section 8-102(a)(5) of the Uniform Commercial Code of the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

        Depository Participant: A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

        Derivative Contract: Any ISDA Master Agreement, together with the related Schedule and Confirmation, entered into by the Trustee and a Derivative Counterparty in accordance with Section 4.11.

     Derivative Counterparty: Any counterparty to a Derivative Contract as provided in Section 4.11.

     Destroyed Mortgage Note: A Mortgage Note the original of which was permanently lost or destroyed and has not been replaced.

        Determination Date: With respect to any Distribution Date, the 20th day (or if such 20th day is not a Business Day, the Business Day immediately following such 20th day) of the month of the related Distribution Date.

        Disqualified Organization: Any organization defined as a "disqualified organization" under Section 860E(e)(5) of the Code, including, if not otherwise included, any of the following: (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for Freddie Mac, a majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income) and
(iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code. A Disqualified Organization also includes any "electing large partnership," as defined in Section 775(a) of the Code and any other Person so designated by the Trustee based upon an Opinion of Counsel that the holding of an Ownership Interest in a Class R Certificate by such Person may cause any REMIC or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Class R Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

        Distribution Date: The 25th day of any month beginning in the month immediately following the month of the initial issuance of the Certificates or, if such 25th day is not a Business Day, the Business Day immediately following such 25th day.

        Due Date: With respect to any Distribution Date and any Mortgage Loan, the day during the related Due Period on which the Monthly Payment is due.

        Due Period: With respect to any Distribution Date, the calendar month of such Distribution Date.

        Eligible Account: An account that is any of the following: (i) maintained with a depository institution the debt obligations of which have been rated by each Rating Agency in its highest rating available, or (ii) an account or accounts in a depository institution in which such accounts are fully insured to the limits established by the FDIC, provided that any deposits not so insured shall, to the extent acceptable to each Rating Agency, as evidenced in writing, be maintained such that (as evidenced by an Opinion of Counsel delivered to the Trustee and each Rating Agency) the registered Holders of Certificates and the Insurer have a claim with respect to the funds in such account or a perfected first security interest against any collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such account is maintained, or (iii) in the case of the Custodial Account, a trust account or accounts maintained in the corporate trust department of Bank One, National Association, or (iv) in the case of the Certificate Account, a trust account or accounts maintained in the corporate trust division of JPMorgan Chase

Bank, or (v) an account or accounts of a depository institution acceptable to the Insurer and to each Rating Agency (as evidenced in writing by each Rating Agency that use of any such account as the Custodial Account or the Certificate Account will not reduce the rating assigned to any Class of Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency, without, with respect to the Class A-1 Certificates, taking the Policy into account).

        ERISA: The Employee Retirement Income Security Act of 1974, as amended.
        -----

        Event of Default: As defined in Section 7.01.
        ----------------

        Excess Cash Flow: With respect to any Distribution Date, an amount equal to the sum of (A) the excess of (i) the Available Distribution Amount for that Distribution Date over (ii) the sum of (a) the Interest Distribution Amount for that Distribution Date and (b) the Principal Remittance Amount for that Distribution Date and (B) the Overcollateralization Reduction Amount for that Distribution Date.

        Excess Fraud Loss: With respect to the Mortgage Loans, any Fraud Loss on the Mortgage Loans, or portion thereof, which exceeds the then-applicable Fraud Loss Amount.

     Excess Loss: Any Excess Fraud Loss, Excess Special Hazard Loss or Extraordinary Loss.

        Excess Overcollateralization Amount: With respect to any Distribution Date, the excess, if any, of (a) the Overcollateralization Amount on that Distribution Date over (b) the Required Overcollateralization Amount on that Distribution Date.

        Excess Special Hazard Loss: With respect to the Mortgage Loans, any Special Hazard Loss on the Mortgage Loans, or portion thereof, that exceeds the then-applicable Special Hazard Amount.

        Exchange Act:  The Securities and Exchange Act of 1934, as amended.

        Exchange Date: As defined in Section 5.02(e)(iii).

        Extraordinary Events: Any of the following conditions with respect to a Mortgaged Property or Mortgage Loan causing or resulting in a loss which causes the liquidation of such Mortgage Loan:

        (a) losses that are of the type that would be covered by the fidelity bond and the errors and omissions insurance policy required to be maintained pursuant to Section 3.12(b) but are in excess of the coverage maintained thereunder;

        (b) nuclear reaction or nuclear radiation or radioactive contamination, all whether controlled or uncontrolled, and whether such loss be direct or indirect, proximate or remote or be in whole or in part caused by, contributed to or aggravated by a peril covered by the definition of the term "Special Hazard Loss"; or

        (c) hostile or warlike action in time of peace or war, including action in hindering, combating or defending against an actual, impending or expected attack:

               1. by any government or sovereign power, de jure or defacto, or by any authority maintaining or using military, naval or air forces; or

               2. by military, naval or air forces; or

               3. by an agent of any such government, power, authority or forces;

        (d) any weapon of war employing atomic fission or radioactive force whether in time of peace or war; or

        (e) insurrection, rebellion, revolution, civil war, usurped power or action taken by governmental authority in hindering, combating or defending against such an occurrence, seizure or destruction under quarantine or customs regulations, confiscation by order of any government or public authority; or risks of contraband or illegal transportation or trade.

        Extraordinary Losses: Any loss incurred on a Mortgage Loan caused by or resulting from an Extraordinary Event.

        Fannie Mae:  Fannie  Mae, a  federally  chartered  and  privately  owned
corporation   organized  and  existing  under  the  Federal  National   Mortgage
Association Charter Act, or any successor thereto.

        FASIT: A "financial asset securitization investment trust" within the meaning of Section 860L of the Code.

        FDIC: Federal Deposit Insurance Corporation or any successor thereto.
        ----

        Final Distribution Date: The Distribution Date on which the final distribution in respect of the Certificates will be made pursuant to Section 9.01, which Final Distribution Date shall in no event be later than the end of the 90-day liquidation period described in Section 9.02.

        Final Scheduled Distribution Date: Solely for purposes of the face of the Class A and Class M Certificates, as follows: with respect to the Class A-1 Certificates, April 25, 2033, with respect to the Class A-IO Certificates, September 25, 2005, and with respect to the Class M-1, Class M-2 and Class M-3 Certificates, April 25, 2033. No event of default under this Agreement will arise or become applicable solely by reason of the failure to retire the entire Certificate Principal Balance or Notional Amount, as applicable, of any Class of Class A or Class M Certificates on or before its Final Scheduled Distribution Date.

        Foreclosure Profits: As to any Distribution Date or related Determination Date and any Mortgage Loan, the excess, if any, of Liquidation Proceeds, Insurance Proceeds and REO Proceeds (net of all amounts reimbursable therefrom pursuant to Section 3.10(a)(ii)) in respect of each Mortgage Loan or REO Property for which a Cash Liquidation or REO Disposition occurred in the related Prepayment Period over the sum of the unpaid principal balance of such Mortgage Loan or REO Property (determined, in the case of an REO Disposition, in accordance with Section 3.14) plus accrued and unpaid interest at the Mortgage Rate on such unpaid principal balance from the Due Date to which interest was last paid by the Mortgagor to the first day of the month following the month in which such Cash Liquidation or REO Disposition occurred.

        Form 10-K Certification: As defined in Section 4.03(e).

        Fraud Loss Amount: As of any date of determination after the Cut-off Date, an amount equal to: (X) prior to the first anniversary of the Cut-off Date an amount equal to 3.00% of the aggregate outstanding principal balance of all of the Mortgage Loans as of the Cut-off Date minus the aggregate amount of Fraud Losses on the Mortgage Loans allocated through Subordination, in accordance with
Section 4.05 since the Cut-off Date up to such date of determination, (Y) from the first to the second anniversary of the Cut-off Date, an amount equal to (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the Cut-off Date and (b) 2.00% of the aggregate outstanding principal balance of all of the Mortgage Loans as of the most recent anniversary of the Cut-off Date minus (2) the Fraud Losses on the Mortgage Loans allocated through Subordination, in accordance with Section 4.05 since the most recent anniversary of the Cut-off Date up to such date of determination and (Z) from the second to the fifth anniversary of the Cut-off Date, an amount equal to (1) the lesser of
(a) the Fraud Loss Amount as of the most recent anniversary of the Cut-off Date and (b) 1.00% of the aggregate outstanding principal balance of all of the Mortgage Loans as of the most recent anniversary of the Cut-off Date minus (2) the Fraud Losses on the Mortgage Loans allocated through Subordination, in accordance with Section 4.05 since the most recent anniversary of the Cut-off Date up to such date of determination. On and after the fifth anniversary of the Cut-off Date the Fraud Loss Amount shall be zero.

        The Fraud Loss Amount may be further reduced by the Master Servicer (including accelerating the manner in which such coverage is reduced) provided that prior to any such reduction, the Master Servicer shall (i) obtain written approval from the Insurer and obtain written confirmation from each Rating Agency that such reduction shall not reduce the rating assigned to the Class A Certificates or Class M Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency without, with respect to the Class A-1
Certificates, taking the Policy into account; and (ii) provide a copy of such written confirmation to the Trustee and the Insurer.

        Fraud Losses: Losses on Mortgage Loans as to which there was fraud in the origination of such Mortgage Loan.

        Freddie Mac: Freddie Mac, a corporate instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, or any successor thereto.

     HomeComings: HomeComings Financial Network, Inc., a wholly-owned subsidiary of Residential Funding.

        Independent: When used with respect to any specified Person, means such a Person who (i) is in fact independent of the Depositor, the Master Servicer and the Trustee, or any Affiliate thereof, (ii) does not have any direct financial interest or any material indirect financial interest in the Depositor, the Master Servicer or the Trustee or in an Affiliate thereof, and (iii) is not connected with the Depositor, the Master Servicer or the Trustee as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

        Initial Certificate Principal Balance: With respect to each Class of Certificates (other than the Class A-IO Certificates and the Class R Certificates), the Certificate Principal Balance of such Class of Certificates as of the Cut-off Date as set forth in the Preliminary Statement hereto.

        Insurance Agreement: The Insurance and Indemnity Agreement, dated as of April 2, 2003, among the Insurer, the Trustee, the Master Servicer and the Depositor.

        Insurance Proceeds: Proceeds paid in respect of the Mortgage Loans pursuant to any Primary Insurance Policy or any other related insurance policy (excluding the Policy) covering a Mortgage Loan, to the extent such proceeds are payable to the mortgagee under the Mortgage, any Subservicer, the Master Servicer or the Trustee and are not applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the procedures that the Master Servicer would follow in servicing mortgage loans held for its own account.

        Insured Payment: With respect to the Class A-1 Certificates, as of any Distribution Date, the Deficiency Amount, if any, for such Distribution Date paid by the Insurer pursuant to the Policy.

        Insurer:  Ambac  Assurance  Corporation,   a  Wisconsin-domiciled  stock
insurance corporation or any successor thereto.

     Insurer Account: An account of the Insurer maintained at Citibank, N.A. (ABA No. 021-000089), Account No. 40609486, or such other account as may be designated by the Insurer to the Trustee in writing not less than five Business Days prior to the related Distribution Date.

        Insurer Default:  The existence and continuance of any of the following:
(a) a failure by the Insurer to make a payment required under the Policy in accordance with its terms; or (b)(i) the Insurer (A) files any petition or commences any case or proceeding under any provision or chapter of the Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization, (B) makes a general assignment for the benefit of its creditors or (C) has an order for relief entered against it under the Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization which is final and nonappealable; or (ii) a court of competent jurisdiction, the Wisconsin insurance department or other competent regulatory authority enters a final and nonappealable order, judgment or decree (A) appointing a custodian, trustee, agent or receiver for the Insurer or for all or any material portion of its property or (B) authorizing the taking of possession by a custodian, trustee, agent or receiver of the Insurer (or the taking of possession of all or any material portion of the property of the Insurer).

        Interest Accrual Period: With respect to any Certificate and any Distribution Date, the calendar month preceding the month in which such Distribution Date occurs.

        Interest Distribution Amount: The sum of the Class A, Class M-1, Class M-2 and Class M-3 Interest Distribution Amounts.

        Interim Certification: As defined in Section 2.02.

        Late Collections: With respect to any Mortgage Loan, all amounts received during any Due Period, whether as late payments of Monthly Payments or as Insurance Proceeds, Liquidation Proceeds or otherwise, which represent late payments or collections of Monthly Payments due but delinquent for a previous Due Period and not previously recovered.

        Late Payment Rate: As defined in the Insurance Agreement.

     Limited Repurchase Right Holder: RFC Asset Holdings II, Inc., or its successor.

        Liquidation Proceeds: Amounts (other than Insurance Proceeds) received by the Master Servicer in connection with the taking of an entire Mortgaged Property by exercise of the power of eminent domain or condemnation or in connection with the liquidation of a defaulted Mortgage Loan through trustee's sale, foreclosure sale or otherwise, other than REO Proceeds.

        Loan-to-Value Ratio: As of any date, the fraction, expressed as a percentage, the numerator of which is the current principal balance of the related Mortgage Loan at the date of determination and the denominator of which is the Appraised Value of the related Mortgaged Property.

        Marker Rate: With respect to the Class SB Certificates and any Distribution Date, a per annum rate equal to two (2) times the weighted average of the Uncertificated REMIC II Pass-Through Rates for REMIC II Regular Interest LT2 and REMIC II Regular Interest LT3.

        Maturity Date: With respect to each Class of Certificates of regular interest or Uncertificated Regular Interest issued by each of REMIC I, REMIC II and REMIC III, the latest possible maturity date, solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury Regulations, by which the Certificate Principal Balance of each such Class of Certificates representing a regular interest in the Trust Fund would be reduced to zero, which is, for each such regular interest other than the Class A-IO Certificates, April 25, 2033, which is the second Distribution Date following the latest maturity date of any Mortgage Loan, and which is for the Class A-IO Certificates, September 25, 2005.

     MERS:  Mortgage  Electronic   Registration  Systems,  Inc.,  a  corporation
organized and existing under the laws of the State of Delaware, or any successor thereto.

        MERS(R)  System:   The  system  of  recording   transfers  of  Mortgages
electronicallY maintained by MERS.

        MIN: The Mortgage Identification Number for Mortgage Loans registered with MERS on the MERS(R) System.

        Modified Mortgage Loan: Any Mortgage Loan that has been the subject of a Servicing Modification.

        Modified Net Mortgage Rate: As to any Mortgage Loan that is the subject of a Servicing Modification, the Net Mortgage Rate minus the rate per annum by which the Mortgage Rate on such Mortgage Loan was reduced.

        MOM Loan: With respect to any Mortgage Loan, MERS acting as the mortgagee of such Mortgage Loan, solely as nominee for the originator of such Mortgage Loan and its successors and assigns, at the origination thereof.

        Monthly Payment: With respect to any Mortgage Loan (including any REO Property) and the Due Date in any Due Period, the payment of principal and interest due thereon in accordance with the amortization schedule at the time applicable thereto (after adjustment, if any, for Curtailments and for Deficient Valuations occurring prior to such Due Date but before any adjustment to such amortization schedule by reason of any bankruptcy, other than a Deficient
Valuation, or similar proceeding or any moratorium or similar waiver or grace period and before any Servicing Modification that constitutes a reduction of the interest rate on such Mortgage Loan).

        Moody's: Moody's Investors Service, Inc., or its successor in interest.

        Mortgage: With respect to each Mortgage Note related to a Mortgage Loan, the mortgage, deed of trust or other comparable instrument creating a first or junior lien on an estate in fee simple or leasehold interest in real property securing a Mortgage Note.

        Mortgage File: The mortgage documents listed in Section 2.01 pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

        Mortgage Loan Schedule: The list of the Mortgage Loans attached hereto as Exhibit F (as amended from time to time to reflect the addition of Qualified Substitute Mortgage Loans), which lists shall set forth at a minimum the following information as to each Mortgage Loan:

               (i) the Mortgage Loan identifying number ("RFC LOAN #");

               (ii) the state, city and zip code of the Mortgaged Property;

               (iii) the maturity of the Mortgage Note ("MATURITY DATE", or "MATURITY DT" for Mortgage Loans and if such Mortgage Loan is a Balloon Loan, the amortization term thereof;

               (iv) the Mortgage Rate as of the Cut-off Date ("ORIG RATE")

               (v) the Net Mortgage Rate as of the Cut-off Date ("CURR NET");

               (vi) the scheduled monthly payment of principal, if any, and interest as of the Cut-off Date ("ORIGINAL P & I");

               (vii) the Cut-off Date Principal Balance ("PRINCIPAL BAL");

               (viii) the Loan-to-Value Ratio at origination ("LTV");

               (ix) a code "T", "BT" or "CT" under the column "LN FEATURE," indicating that the Mortgage Loan is secured by a second or vacation residence (the absence of any such code means the Mortgage Loan is secured by a primary residence); and

               (x) a code "N" under the column "OCCP CODE", indicating that the Mortgage Loan is secured by a non-owner occupied residence (the absence of any such code means the Mortgage Loan is secured by an owner occupied residence).

        Such schedule may consist of multiple reports that collectively set forth all of the information required.

        Mortgage Loans: Such of the mortgage loans transferred and assigned to the Trustee pursuant to Section 2.01 as from time to time are held or deemed to be held as a part of the Trust Fund, the Mortgage Loans originally so held being identified in the initial Mortgage Loan Schedule attached hereto as Exhibit F, and Qualified Substitute Mortgage Loans held or deemed held as part of the Trust Fund including, without limitation, each related Mortgage Note, Mortgage and Mortgage File and all rights appertaining thereto.

        Mortgage Note: The originally executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan, together with any modification thereto.

        Mortgage Rate: As to any Mortgage Loan, the interest rate borne by the related Mortgage Note, or any modification thereto other than a Servicing Modification.

     Mortgaged Property: The underlying real property securing a Mortgage Loan.

     Mortgagor: The obligor on a Mortgage Note.

        Net Mortgage Rate: With respect to any Mortgage Loan as of any date of determination, a per annum rate equal to the Adjusted Mortgage Rate for such Mortgage Loan as of such date minus the sum of the Certificate Insurer Premium Modified Rate and the Servicing Fee Rate.

        Net WAC Cap Shortfall: With respect to the Class A-1, Class M-1, Class M-2 and Class M-3 Certificates and any Distribution Date on which the Net WAC Rate is used to determine the Pass-Through Rate of the Class A-1, Class M-1, Class M-2 and Class M-3 Certificates, as applicable, an amount equal to the excess of (x) Accrued Certificate Interest for that Class of Certificates if it were calculated at a rate equal to the lesser of (i) the weighted average of the Net Mortgage Rates of the Mortgage Loans, weighted by the Stated Principal
Balance of each Mortgage Loan before giving effect to distributions on such Distribution Date and (ii) the rate determined in clause (i) of the definition of "Pass-Through Rate" for that Class of Certificates over (y) the Accrued Certificate Interest for that Class of Certificates calculated using the Net WAC Rate.

        Net WAC Cap Shortfall Carry-Forward Amount: With respect to the Class A-1, Class M-1, Class M-2 and Class M-3 Certificates and any Distribution Date, an amount equal to any unpaid Net WAC Cap Shortfall from prior Distribution Dates, plus interest thereon at a rate equal to the related Pass-Through Rate.

        Net WAC Rate: With respect to any Distribution Date, a per annum rate equal to (1) the weighted average of the Net Mortgage Rates of the Mortgage Loans, weighted by the Stated Principal Balance of each Mortgage Loan as of the end of the calendar month immediately preceding such Distribution Date minus (2) the Pass-Through Rate for the Class A-IO Certificates for such Distribution Date multiplied by a fraction, the numerator of which is (x) the Notional Amount of the Class A-IO Certificates immediately prior to such Distribution Date, and the denominator of which is (y) the aggregate Stated Principal Balance of the Mortgage Loans as of the end of the calendar month immediately preceding such Distribution Date, but in all events such per annum rate shall not be less than 0.00% per annum. The foregoing rate is equal to the weighted average of the Uncertificated REMIC I Pass-Through Rates with respect to the REMIC I Regular Interests, such Uncertificated REMIC I Pass-Through Rates being first reduced in the case of the REMIC I Regular Interests LTB by the rate for such Distribution Date for the related REMIC II Regular Interest LTA-IO, weighted in each case by their respective Uncertificated Principal Balances.

        Non-Primary Residence Loans: The Mortgage Loans designated as secured by second or vacation residences, or by non-owner occupied residences, on the Mortgage Loan Schedule.

        Non-United States Person: Any Person other than a United States Person.

        Nonrecoverable Advance: Any Advance previously made or proposed to be made by the Master Servicer or Subservicer in respect of a Mortgage Loan (other than a Deleted Mortgage Loan) which, in the good faith judgment of the Master Servicer, will not, or, in the case of a proposed Advance, would not, be ultimately recoverable by the Master Servicer from related Late Collections, Insurance Proceeds, Liquidation Proceeds or REO Proceeds. To the extent that any Mortgagor is not obligated under the related Mortgage documents to pay or reimburse any portion of any Servicing Advances that are outstanding with respect to the related Mortgage Loan as a result of a modification of such Mortgage Loan by the Master Servicer, which forgives amounts which the Master Servicer or Subservicer had previously advanced, and the Master Servicer determines that no other source of payment or reimbursement for such advances is available to it, such Servicing Advances shall be deemed to be Nonrecoverable Advances. The determination by the Master Servicer that it has made a Nonrecoverable Advance shall be evidenced by an Officer's Certificate delivered to the Depositor, the Trustee, and the Master Servicer. Notwithstanding the above, the Trustee shall be entitled to rely upon any determination by the Master Servicer that any Advance previously made is a Nonrecoverable Advance or that any proposed Advance, if made, would constitute a Nonrecoverable Advance.

        Nonsubserviced Mortgage Loan: Any Mortgage Loan that, at the time of reference thereto, is not subject to a Subservicing Agreement.

        Notice: As defined in Section 4.04.


        Notional Amount: With respect to the Class A-IO Certificates immediately prior to any Distribution Date, the lesser of (i) the amount specified below for the applicable Distribution Date, and (ii) the aggregate principal balance of the Mortgage Loans prior to giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the prior calendar month, which shall be equal to an amount equal to the aggregate Uncertificated Notional Amount of REMIC II Regular Interests LTA-IO. With respect to the Class SB Certificates or the REMIC III Regular Interest SB-IO, immediately prior to any Distribution Date, the aggregate of the Uncertificated Principal Balances of the REMIC II Regular Interests.




------------------- ---------------- ----------------- ----------------
DISTRIBUTION DATE   NOTIONAL         DISTRIBUTION      NOTIONAL
                    BALANCE          DATE              BALANCE
------------------- ---------------- ----------------- ----------------
------------------- ---------------- ----------------- ----------------
April 2003          $127,000,000     July 2004         $52,000,000
------------------- ---------------- ----------------- ----------------
------------------- ---------------- ----------------- ----------------
May 2003            $119,000,000     August 2004       $49,000,000
------------------- ---------------- ----------------- ----------------
------------------- ---------------- ----------------- ----------------
June 2003           $112,000,000     September 2004    $47,000,000
------------------- ---------------- ----------------- ----------------
------------------- ---------------- ----------------- ----------------
July 2003           $106,000,000     October 2004      $44,000,000
------------------- ---------------- ----------------- ----------------
------------------- ---------------- ----------------- ----------------
August 2003         $100,000,000     November 2004     $41,000,000
------------------- ---------------- ----------------- ----------------
------------------- ---------------- ----------------- ----------------
September 2003      $94,000,000      December 2004     $39,000,000
------------------- ---------------- ----------------- ----------------
------------------- ---------------- ----------------- ----------------
October 2003        $89,000,000      January 2005      $37,000,000
------------------- ---------------- ----------------- ----------------
------------------- ---------------- ----------------- ----------------
November 2003       $84,000,000      February 2005     $35,000,000
------------------- ---------------- ----------------- ----------------
------------------- ---------------- ----------------- ----------------
December 2003       $79,000,000      March 2005        $33,000,000
------------------- ---------------- ----------------- ----------------
------------------- ---------------- ----------------- ----------------
January 2004        $75,000,000      April 2005        $31,000,000
------------------- ---------------- ----------------- ----------------
------------------- ---------------- ----------------- ----------------
February 2004       $70,000,000      May 2005          $29,000,000
------------------- ---------------- ----------------- ----------------
------------------- ---------------- ----------------- ----------------
March 2004          $66,000,000      June 2005         $27,000,000
------------------- ---------------- ----------------- ----------------
------------------- ---------------- ----------------- ----------------
April 2004          $62,000,000      July 2005         $26,000,000
------------------- ---------------- ----------------- ----------------
------------------- ---------------- ----------------- ----------------
May 2004            $59,000,000      August 2005       $24,000,000
------------------- ---------------- ----------------- ----------------
------------------- ---------------- ----------------- ----------------
June 2004           $56,000,000      September 2005    $23,000,000
------------------- ---------------- ----------------- ----------------
------------------- ---------------- ----------------- ----------------
                                     October 2005      $0
                                     and thereafter
------------------- ---------------- ----------------- ----------------


        Officers' Certificate: A certificate signed by the Chairman of the Board, the President or a Vice President or Assistant Vice President, or a Director or Managing Director, and by the Treasurer, the Secretary, or one of the Assistant Treasurers or Assistant Secretaries of the Depositor or the Master Servicer, as the case may be, and delivered to the Trustee and the Certificate Insurer, as required by this Agreement.

        Opinion of Counsel: A written opinion of counsel acceptable to the Trustee and the Master Servicer, which counsel shall be reasonably acceptable to the Insurer, and which counsel may be counsel for the Depositor or the Master Servicer, provided that any opinion of counsel (i) referred to in the definition of "Disqualified Organization" or (ii) relating to the qualification of REMIC I, REMIC II or REMIC III as REMICs or compliance with the REMIC Provisions must, unless otherwise specified, be an opinion of Independent counsel.

        Optional Termination Date: Any Distribution Date on or after which the Stated Principal Balance (after giving effect to distributions to be made on such Distribution Date) of the Mortgage Loans is less than 10.00% of the Cut-off

Date Balance.

        Outstanding Mortgage Loan: As to the Due Date in any Due Period, a Mortgage Loan (including an REO Property) that was not the subject of a Principal Prepayment in Full, Cash Liquidation or REO Disposition and that was not purchased, deleted or substituted for prior to such Due Date pursuant to
Section 2.02, 2.03, 2.04, 4.07 or 4.08.

        Overcollateralization Amount: With respect to any Distribution Date, the excess, if any, of (i) the aggregate Stated Principal Balance of the Mortgage Loans before giving effect to distributions of principal to be made on that Distribution Date, over (ii) the aggregate Certificate Principal Balance of the Class A and Class M Certificates, other than the Class A-IO Certificates, before taking into account distributions of principal to be made on that Distribution Date.

        Overcollateralization Floor: An amount equal to 0.50% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, or $1,625,000.

        Overcollateralization Increase Amount: With respect to (a) the first six Distribution Dates, $0, and (b) any Distribution Date after the first six
Distribution Dates, an amount equal to the lesser of (i) the Excess Cash Flow for that Distribution Date (to the extent not used to cover Realized Losses pursuant to clause (iv) of the definition of Principal Distribution Amount or necessary in order to reimburse the Insurer for any Cumulative Insurance Payments as of such Distribution Date) and (ii) the excess, if any, of (x) the Required Overcollateralization Amount for that Distribution Date over (y) the Overcollateralization Amount for that Distribution Date.

        Overcollateralization Reduction Amount: With respect to any Distribution Date for which the Excess Overcollateralization Amount is, or would be, after taking into account all other distributions to be made on that Distribution Date, greater than zero, an amount equal to the lesser of (i) the Excess Overcollateralization Amount for that Distribution Date and (ii) the Principal Remittance Amount for that Distribution Date.

        Ownership Interest: As to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

        Pass-Through Rate:

        With respect to the Class A-1 Certificates, the lesser of (i) in the case of any Distribution Date up to and including the first Distribution Date after the Optional Termination Date, 3.60% per annum, and in the case of any Distribution Date beginning with the second Distribution Date after the Optional Termination Date, 4.10% per annum and (ii) from the April 2003 Distribution Date through the September 2005 Distribution Date, the Net WAC Rate, and thereafter the amount described in clause (i);

        With respect to the Class A-IO Certificates (i) in the case of any Distribution Date up to and including the September 2005 Distribution Date, 5.75% per annum, and (ii) in the case of any Distribution Date after the September 2005 Distribution Date, 0% per annum, which, for each Interest Accrual Period, is equal to 100% of the interest on REMIC II Regular Interests LTA-IO;

        With respect to the Class M-1 Certificates, the lesser of (i) in the case of any Distribution Date up to and including the first Distribution Date after the Optional Termination Date, 4.74% per annum, and in the case of any Distribution Date beginning with the second Distribution Date after the Optional Termination Date, 5.24% per annum and (ii) from the April 2003 Distribution Date through the September 2005 Distribution Date, the Net WAC Rate, and thereafter the amount described in clause (i);

        With respect to the Class M-2 Certificates, the lesser of (i) in the case of any Distribution Date up to and including the first Distribution Date after the Optional Termination Date, 5.19% per annum, and in the case of any Distribution Date beginning with the second Distribution Date after the Optional Termination Date, 5.69% per annum and (ii) from the April 2003 Distribution Date through the September 2005 Distribution Date, the Net WAC Rate, and thereafter the amount described in clause (i);

        With respect to the Class M-3 Certificates, the lesser of (i) in the case of any Distribution Date up to and including the first Distribution Date after the Optional Termination Date, 5.50% per annum, and in the case of any Distribution Date beginning with the second Distribution Date after the Optional Termination Dater, 6.00% per annum and (ii) from the April 2003 Distribution Date through the September 2005 Distribution Date, the Net WAC Rate, and thereafter the amount described in clause (i); and

        With respect to the Class SB Certificates and any Distribution Date or the REMIC III Regular Interest SB-IO, a rate per annum equal to the percentage equivalent of a fraction, the numerator of which is the sum of the amounts calculated pursuant to clauses (i) through (iii) below, and the denominator of which is the aggregate principal balance of the REMIC II Regular Interests relating to the Mortgage Loans. For purposes of calculating the Pass-Through Rate for the Class SB Certificates, the numerator is equal to the sum of the following components:

               (i) the Uncertificated Pass-Through Rate for REMIC II Regular Interest LT1 minus the Marker Rate, applied to a notional amount equal to the Uncertificated Principal Balance of REMIC II Regular Interest LT1;

               (ii) the Uncertificated Pass-Through Rate for REMIC II Regular Interest LT2 minus the Marker Rate, applied to a notional amount equal to the Uncertificated Principal Balance of REMIC II Regular Interest LT2; and

               (iii) the Uncertificated Pass-Through Rate for REMIC II Regular Interest LT4 minus twice the Marker Rate, applied to a notional amount equal to the Uncertificated Principal Balance of REMIC II Regular Interest LT4.

     Paying Agent: JPMorgan Chase Bank or any successor Paying Agent appointed by the Trustee.

        Percentage Interest: With respect to any Class A Certificate or Class M Certificate, the undivided percentage ownership interest in the related Class evidenced by such Certificate, which percentage ownership interest shall be equal to the Initial Certificate Principal Balance thereof divided by the aggregate Initial Certificate Principal Balance of all of the Certificates of the same Class. The Percentage Interest with respect to a Class SB or Class R Certificate shall be stated on the face thereof.

        Permitted Investments: One or more of the following:

               (i) obligations of or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof when such obligations are backed by the full faith and credit of the United States;

               (ii) repurchase agreements on obligations specified in clause (i) maturing not more than one month from the date of acquisition thereof, provided that the unsecured obligations of the party agreeing to repurchase such obligations are at the time rated by each Rating Agency in its highest short-term rating available;

               (iii) federal funds, certificates of deposit, demand deposits, time deposits and bankers' acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers' acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than 30 days) denominated in United States dollars of any U.S. depository institution or trust company incorporated under the laws of the United States or any state thereof or of any domestic branch of a foreign depository institution or trust company; provided that the debt obligations of such depository institution or trust company (or, if the only Rating Agency is Standard & Poor's, in the case of the principal depository institution in a depository institution holding company, debt obligations of the depository institution holding company) at the date of acquisition thereof have been rated by each Rating Agency in its highest short-term rating available; and provided further that, if the only Rating Agency is Standard & Poor's and if the depository or trust company is a principal subsidiary of a bank holding company and the debt obligations of such subsidiary are not separately rated, the applicable rating shall be that of the bank holding company; and, provided further that, if the original maturity of such short-term obligations of a domestic branch of a foreign depository institution or trust company shall exceed 30 days, the short-term rating of such institution shall be A-1+ in the case of Standard & Poor's if Standard & Poor's is a Rating Agency;

               (iv) commercial paper and demand notes (having original maturities of not more than 365 days) of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by each Rating Agency in its highest short-term rating available; provided that such commercial paper and demand notes shall have a remaining maturity of not more than 30 days;

               (v) a money market fund or a qualified investment fund rated by each Rating Agency in its highest long-term rating available; and

               (vi) other obligations or securities that are acceptable to the Insurer and each Rating Agency as a Permitted Investment hereunder and will not reduce the rating assigned to any Class of Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date without, with respect to the Class A-1 Certificates, giving effect to the Policy by such Rating Agency, as evidenced in writing;

provided, however, that no instrument shall be a Permitted Investment if it represents, either (1) the right to receive only interest payments with respect to the underlying debt instrument or (2) the right to receive both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity greater than 120% of the yield to maturity at par of such underlying obligations. References herein to the highest rating available on unsecured long-term debt shall mean AAA in the case of Standard & Poor's and Fitch Ratings and Aaa in the case of Moody's, and references herein to the highest rating available on unsecured commercial paper and short-term debt obligations shall mean the following: A-1 in the case of Standard & Poor's, P-1 in the case of Moody's and F-1 in the case of Fitch Ratings.

        Permitted Transferee: Any Transferee of a Class R Certificate, other than a Disqualified Organization or Non-United States Person.

        Person: Any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

        Policy: The Certificate Guaranty Insurance Policy No. AB0655BE, together with endorsements thereto, issued by the Insurer in respect of the Class A-1 Certificates, a copy of which is attached hereto as Exhibit Q.

        Prepayment Assumption: With respect to the Class A and Class M Certificates, the prepayment assumption to be used for determining the accrual of original issue discount and premium and market discount on such Certificates for federal income tax purposes, which assumes a constant prepayment rate of 4% per annum of the then outstanding principal balance of the Mortgage Loans in the first month of the life of the Mortgage Loans, and an additional approximate 1.9091% per annum in each month thereafter until the twelfth month, and then beginning in the twelfth month and in each month thereafter during the life of the Mortgage Loans, a constant prepayment rate of 25.0% per annum each month.

        Prepayment Interest Shortfall: As to any Distribution Date and any Mortgage Loan (other than a Mortgage Loan relating to an REO Property) that was the subject of (a) a Principal Prepayment in Full during the related Prepayment Period, an amount equal to the excess of one month's interest at the related Net Mortgage Rate (or Modified Net Mortgage Rate in the case of a Modified Mortgage
Loan) on the Stated Principal Balance of such Mortgage Loan over the amount of interest (adjusted to the related Net Mortgage Rate (or Modified Net Mortgage Rate in the case of a Modified Mortgage Loan)) paid by the Mortgagor for such Prepayment Period to the date of such Principal Prepayment in Full or (b) a Curtailment during the prior calendar month, an amount equal to one month's interest at the related Net Mortgage Rate (or Modified Net Mortgage Rate in the case of a Modified Mortgage Loan) on the amount of such Curtailment.

        Prepayment Period: As to any Distribution Date, the calendar month preceding the month of distribution.

        Primary Insurance Policy: With respect to any Mortgage Loan, each primary policy of mortgage guaranty insurance or replacement policy therefor. Each Mortgage Loan with a Primary Insurance Policy is identified on Exhibit F with the exception of either code "23" or "96" under the column "MI CO CODE."

        Principal Distribution Amount: With respect to any Distribution Date, the lesser of (a) the excess of (i) the Available Distribution Amount over (ii) the Interest Distribution Amount and (b) the sum of:

               (i) the principal portion of each Monthly Payment received or Advanced with respect to the related Due Period on each Outstanding Mortgage Loan;

               (ii) the Stated Principal Balance of any Mortgage Loan repurchased during the related Prepayment Period (or deemed to have been so repurchased in accordance with Section 3.07(b)) pursuant to Section 2.02, 2.03, 2.04, 4.07 or 4.08 and the amount of any shortfall deposited in the Custodial Account in connection with the substitution of a Deleted Mortgage Loan pursuant to Section 2.03 or 2.04 during the related Prepayment Period;

               (iii) the principal portion of all other unscheduled collections on the Mortgage Loans (including, without limitation, Principal Prepayments in Full, Curtailments, Insurance Proceeds, Liquidation Proceeds, Subsequent Recoveries and REO Proceeds) received during the related Prepayment Period (or deemed to have been so received) to the extent applied by the Master Servicer as recoveries of principal of the Mortgage Loans pursuant to Section 3.14;

               (iv) the lesser of (a) the Excess Cash Flow for such Distribution Date and (b) the principal portion of any Realized Losses (other than Excess Losses) incurred (or deemed to have been incurred) on any Mortgage Loans in the calendar month preceding such Distribution Date; and

               (v) the lesser of (a) the Excess Cash Flow for such Distribution Date (to the extent not used to cover Realized Losses pursuant to clause
        (iv) of this definition or necessary in order to reimburse the Insurer for any Cumulative Insurance Payments as of such Distribution Date) and
        (b) the amount of any Overcollateralization Increase Amount for such Distribution Date;

minus
               (vi)  the   Overcollateralization   Reduction   Amount  for  such
        Distribution Date; and

               (vii) the amount of any Capitalization Reimbursement Amount for such Distribution Date.

        In no event shall the Principal Distribution Amount on any Distribution Date be less than zero or greater than the outstanding aggregate Certificate Principal Balance of the Class A-1, Class M-1, Class M-2 and Class M-3 Certificates.

        Principal Prepayment: Any payment of principal or other recovery on a Mortgage Loan, including a recovery that takes the form of Liquidation Proceeds or Insurance Proceeds, which is received in advance of its scheduled Due Date and is not accompanied by an amount as to interest representing scheduled interest on such payment due on any date or dates in any month or months subsequent to the month of prepayment.

        Principal Prepayment in Full: Any Principal Prepayment made by a Mortgagor of the entire principal balance of a Mortgage Loan.

        Principal Remittance Amount: With respect to any Distribution Date, the sum of the amounts described in clauses (i), (ii) and (iii) of the definition of Principal Distribution Amount for that Distribution Date.

        Program Guide: The Residential Funding Seller Guide for mortgage collateral sellers that participate in Residential Funding's standard mortgage programs, and Residential Funding's Servicing Guide and any other subservicing arrangements which Residential Funding has arranged to accommodate the servicing of the Mortgage Loans.

        Purchase Price: With respect to any Mortgage Loan (or REO Property) required to be or otherwise purchased on any date pursuant to Section 2.02, 2.03, 2.04, 4.07 or 4.08, an amount equal to the sum of (i) (a) if such Mortgage Loan (or REO Property) is being purchased pursuant to Sections 2.02, 2.03, 2.04 or 4.07 of this Agreement, 100% of the Stated Principal Balance thereof plus the principal portion of any related unreimbursed Advances or (b) if such Mortgage Loan (or REO Property) is being purchased pursuant to Section 4.08 of this Agreement, the greater of (1) 100% of the Stated Principal Balance thereof plus the principal portion of any related unreimbursed Advances of such Mortgage Loan (or REO Property) and (2) the fair market value thereof plus the principal portion of any related unreimbursed Advances and (ii) unpaid accrued interest at the Adjusted Mortgage Rate (or Modified Net Mortgage Rate plus the rate per annum at which the Servicing Fee and the Certificate Insurer Premium Modified Rate is calculated in the case of a Modified Mortgage Loan) (or at the Net Mortgage Rate (or Modified Net Mortgage Rate in the case of a Modified Mortgage
Loan) plus the Certificate Insurer Premium Modified Rate in the case of a purchase made by the Master Servicer) on the Stated Principal Balance thereof to the first day of the month following the month of purchase from the Due Date to which interest was last paid by the Mortgagor.

        Qualified Substitute Mortgage Loan: A Mortgage Loan substituted by Residential Funding or the Depositor for a Deleted Mortgage Loan which must, on the date of such substitution, as confirmed in an Officers' Certificate delivered to the Trustee,

        (i) have an outstanding principal balance, after deduction of the principal portion of the monthly payment due in the month of substitution (or in the case of a substitution of more than one Mortgage Loan for a Deleted Mortgage Loan, an aggregate outstanding principal balance, after such deduction), not in excess of the Stated Principal Balance of the Deleted Mortgage Loan (the amount of any shortfall to be deposited by Residential Funding, in the Custodial Account in the month of substitution);

        (ii) have a Mortgage Rate and a Net Mortgage Rate no lower than and not more than 1% per annum higher than the Mortgage Rate and Net Mortgage Rate, respectively, of the Deleted Mortgage Loan as of the date of substitution;

        (iii)  have a Loan-to-Value  Ratio at the time of substitution no higher
               than  that  of  the  Deleted   Mortgage   Loan  at  the  time  of
               substitution;

        (iv) have a remaining term to stated maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan; and

        (v) comply with each representation and warranty set forth in Sections 2.03 and 2.04 hereof and Section 4 of the Assignment Agreement.

        Rating Agency: Standard & Poor's and Moody's. If any agency or a successor is no longer in existence, "Rating Agency" shall be such statistical credit rating agency, or other comparable Person, designated by the Depositor and the Insurer, notice of which designation shall be given to the Trustee and the Master Servicer.

        Realized Loss: With respect to each Mortgage Loan (or REO Property) as to which a Cash Liquidation or REO Disposition has occurred, an amount (not less than zero) equal to (i) the Stated Principal Balance of the Mortgage Loan (or REO Property) as of the date of Cash Liquidation or REO Disposition, plus (ii) interest (and REO Imputed Interest, if any) at the sum of the Net Mortgage Rate and the Certificate Insurer Premium Modified Rate from the Due Date as to which interest was last paid or advanced to Certificateholders up to the last day of the month in which the Cash Liquidation (or REO Disposition) occurred on the Stated Principal Balance of such Mortgage Loan (or REO Property) outstanding during each Due Period that such interest was not paid or advanced, minus (iii) the proceeds, if any, received during the month in which such Cash Liquidation (or REO Disposition) occurred, to the extent applied as recoveries of interest at the Net Mortgage Rate and the Certificate Insurer Premium Modified Rate and to principal of the Mortgage Loan, net of the portion thereof reimbursable to the Master Servicer or any Subservicer with respect to related Advances, Servicing Advances or other expenses as to which the Master Servicer or Subservicer is entitled to reimbursement thereunder but which have not been previously reimbursed. With respect to each Mortgage Loan which is the subject of a Servicing Modification, (a) (1) the amount by which the interest portion of a Monthly Payment or the principal balance of such Mortgage Loan was reduced or
(2) the sum of any other amounts owing under the Mortgage Loan that were forgiven and that constitute Servicing Advances that are reimbursable to the Master Servicer or a Subservicer, and (b) any such amount with respect to a Monthly Payment that was or would have been due in the month immediately following the month in which a Principal Prepayment or the Purchase Price of such Mortgage Loan is received or is deemed to have been received. With respect to each Mortgage Loan which has become the subject of a Deficient Valuation, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to such Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation. With respect to each

Mortgage Loan which has become the object of a Debt Service Reduction, the amount of such Debt Service Reduction.

        Notwithstanding the above, neither a Deficient Valuation nor a Debt Service Reduction shall be deemed a Realized Loss hereunder so long as the Master Servicer has notified the Trustee and the Insurer in writing that the Master Servicer is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the related Mortgage Loan and either (A) the related Mortgage Loan is not in default with regard to payments due thereunder or (B) delinquent payments of principal and interest under the related Mortgage Loan and any premiums on any applicable primary hazard insurance policy and any related escrow payments in respect of such Mortgage Loan are being advanced on a current basis by the Master Servicer or a Subservicer, in either case without giving effect to any Debt Service Reduction.

        Realized Losses allocated to the Class SB Certificates shall be allocated first to the REMIC III Regular Interest SB-IO in reduction of the accrued but unpaid interest thereon until such accrued and unpaid interest shall have been reduced to zero and then to the REMIC III Regular Interest SB-PO in reduction of the Principal Balance thereof.

        To the extent the Master Servicer receives Subsequent Recoveries with respect to any Mortgage Loan, the amount of the Realized Loss with respect to that Mortgage Loan will be reduced to the extent such recoveries are applied to reduce the Certificate Principal Balance of any Class of Certificates on any Distribution Date.

        Record Date: With respect to any Certificates and each Distribution Date, the close of business on the last Business Day of the month next preceding the month in which the related Distribution Date occurs.

     Regular Certificates: The Class A Certificates, Class M Certificates and Class SB Certificates.

     Regular Interest: Any one of the REMIC regular interests in the Trust Fund.

     Relief Act: The Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

     Relief Act Shortfalls: Interest shortfalls on the Mortgage Loans resulting from the Relief Act or similar legislation or regulations.

        REMIC: A "real estate mortgage investment conduit" within the meaning of
Section 860D of the Code. As used herein, the term "REMIC" shall mean REMIC I, REMIC II or REMIC III.

        REMIC Administrator: Residential Funding Corporation. If Residential Funding Corporation is found by a court of competent jurisdiction to no longer be able to fulfill its obligations as REMIC Administrator under this Agreement the Master Servicer or Trustee acting as Master Servicer shall appoint a successor REMIC Administrator, subject to assumption of the REMIC Administrator obligations under this Agreement.

        REMIC I: The segregated pool of assets subject hereto, constituting a portion of the primary trust created hereby and to be administered hereunder, with respect to which a separate REMIC election is to be made, consisting of:

               (i) the Mortgage Loans and the related Mortgage Files;

               (ii) all payments on and collections in respect of the Mortgage Loans due after the Cut-off Date (other than Monthly Payments due in the month of the Cut-off Date) as shall be on deposit in the Custodial Account or in the Certificate Account and identified as belonging to the Trust Fund;

               (iii) property which secured a Mortgage Loan and which has been acquired for the benefit of the Certificateholders by foreclosure or deed in lieu of foreclosure;

               (iv) the hazard insurance policies and Primary Insurance Policy pertaining to the Mortgage Loans, if any;

               (v) the Policy; and

               (vi) all proceeds of clauses (i) through (v) above.

        REMIC I Realized Losses: For any Distribution Date, Realized Losses on the Mortgage Loans for the related Due Period shall be allocated as follows: The Interest Realized Losses, if any, shall be allocated pro rata to the REMIC I Regular Interests LTB to the extent, if any, that Interest Realized Losses for such Distribution Date are allocated to the Class A-IO Certificates; all other Interest Realized Losses shall be allocated to the REMIC I Regular Interest LTA to the extent of Accrued Certificate Interest thereon in reduction thereof. Any Interest Realized Losses in excess of the amount allocated pursuant to the preceding sentence shall be treated as Realized Losses not attributable to any specific Mortgage Loan and allocated pursuant to the succeeding sentences. Realized Losses shall be allocated to the REMIC I Regular Interest LTA in reduction of the principal balance thereof until such principal balance has been reduced to zero and thereafter shall be allocated to the REMIC I Regular Interests LTB in reduction of the principal balances thereof.

        REMIC I Regular Interests: REMIC I Regular Interest LTA and REMIC I Regular Interest LTB.

        REMIC I Regular Interest LTA: A regular interest in REMIC I that is held as an asset of REMIC II, that has an initial principal balance equal to the related Uncertificated Principal Balance, that bears interest at the related Uncertificated REMIC I Pass-Through Rate, and that has such other terms as are described herein.

        REMIC I Regular Interest LTB1: A regular interest in REMIC I that is held as an asset of REMIC II, that has an initial principal balance equal to the related Uncertificated Principal Balance, that bears interest at the related Uncertificated REMIC I Pass-Through Rate, and that has such other terms as are described herein. Such REMIC I Regular Interest shall be treated as related to REMIC II Regular Interest LTA-IO1.

        REMIC I Regular Interest LTB2: A regular interest in REMIC I that is held as an asset of REMIC II, that has an initial principal balance equal to the related Uncertificated Principal Balance, that bears interest at the related Uncertificated REMIC I Pass-Through Rate, and that has such other terms as are described herein. Such REMIC I Regular Interest shall be treated as related to REMIC II Regular Interest LTA-IO2.

        REMIC I Regular Interest LTB3: A regular interest in REMIC I that is held as an asset of REMIC II, that has an initial principal balance equal to the related Uncertificated Principal Balance, that bears interest at the related Uncertificated REMIC I Pass-Through Rate, and that has such other terms as are described herein. Such REMIC I Regular Interest shall be treated as related to REMIC II Regular Interest LTA-IO3.

        REMIC I Regular Interest LTB4: A regular interest in REMIC I that is held as an asset of REMIC II, that has an initial principal balance equal to the related Uncertificated Principal Balance, that bears interest at the related Uncertificated REMIC I Pass-Through Rate, and that has such other terms as are described herein. Such REMIC I Regular Interest shall be treated as related to REMIC II Regular Interest LTA-IO4.

        REMIC I Regular Interest LTB5: A regular interest in REMIC I that is held as an asset of REMIC II, that has an initial principal balance equal to the related Uncertificated Principal Balance, that bears interest at the related Uncertificated REMIC I Pass-Through Rate, and that has such other terms as are described herein. Such REMIC I Regular Interest shall be treated as related to REMIC II Regular Interest LTA-IO5.

        REMIC I Regular Interest LTB6: A regular interest in REMIC I that is held as an asset of REMIC II, that has an initial principal balance equal to the related Uncertificated Principal Balance, that bears interest at the related Uncertificated REMIC I Pass-Through Rate, and that has such other terms as are described herein. Such REMIC I Regular Interest shall be treated as related to REMIC II Regular Interest LTA-IO6.

        REMIC I Regular Interest LTB7: A regular interest in REMIC I that is held as an asset of REMIC II, that has an initial principal balance equal to the related Uncertificated Principal Balance, that bears interest at the related Uncertificated REMIC I Pass-Through Rate, and that has such other terms as are described herein. Such REMIC I Regular Interest shall be treated as related to REMIC II Regular Interest LTA-IO7.

        REMIC I Regular Interest LTB8: A regular interest in REMIC I that is held as an asset of REMIC II, that has an initial principal balance equal to the related Uncertificated Principal Balance, that bears interest at the related Uncertificated REMIC I Pass-Through Rate, and that has such other terms as are described herein. Such REMIC I Regular Interest shall be treated as related to REMIC II Regular Interest LTA-IO8.

        REMIC I Regular Interest LTB9: A regular interest in REMIC I that is held as an asset of REMIC II, that has an initial principal balance equal to the related Uncertificated Principal Balance, that bears interest at the related Uncertificated REMIC I Pass-Through Rate, and that has such other terms as are described herein. Such REMIC I Regular Interest shall be treated as related to REMIC II Regular Interest LTA-IO9.

        REMIC I Regular Interest LTB10: A regular interest in REMIC I that is held as an asset of REMIC II, that has an initial principal balance equal to the related Uncertificated Principal Balance, that bears interest at the related Uncertificated REMIC I Pass-Through Rate, and that has such other terms as are described herein. Such REMIC I Regular Interest shall be treated as related to REMIC II Regular Interest LTA-IO10.

        REMIC I Regular Interest LTB11: A regular interest in REMIC I that is held as an asset of REMIC II, that has an initial principal balance equal to the related Uncertificated Principal Balance, that bears interest at the related Uncertificated REMIC I Pass-Through Rate, and that has such other terms as are described herein. Such REMIC I Regular Interest shall be treated as related to REMIC II Regular Interest LTA-IO11.

        REMIC I Regular Interest LTB12: A regular interest in REMIC I that is held as an asset of REMIC II, that has an initial principal balance equal to the related Uncertificated Principal Balance, that bears interest at the related Uncertificated REMIC I Pass-Through Rate, and that has such other terms as are described herein. Such REMIC I Regular Interest shall be treated as related to REMIC II Regular Interest LTA-IO12.

        REMIC I Regular Interest LTB13: A regular interest in REMIC I that is held as an asset of REMIC II, that has an initial principal balance equal to the related Uncertificated Principal Balance, that bears interest at the related Uncertificated REMIC I Pass-Through Rate, and that has such other terms as are described herein. Such REMIC I Regular Interest shall be treated as related to REMIC II Regular Interest LTA-IO13.

        REMIC I Regular Interest LTB14: A regular interest in REMIC I that is held as an asset of REMIC II, that has an initial principal balance equal to the related Uncertificated Principal Balance, that bears interest at the related Uncertificated REMIC I Pass-Through Rate, and that has such other terms as are described herein. Such REMIC I Regular Interest shall be treated as related to REMIC II Regular Interest LTA-IO14.

        REMIC I Regular Interest LTB15: A regular interest in REMIC I that is held as an asset of REMIC II, that has an initial principal balance equal to the related Uncertificated Principal Balance, that bears interest at the related Uncertificated REMIC I Pass-Through Rate, and that has such other terms as are described herein. Such REMIC I Regular Interest shall be treated as related to REMIC II Regular Interest LTA-IO15.

        REMIC I Regular Interest LTB16: A regular interest in REMIC I that is held as an asset of REMIC II, that has an initial principal balance equal to the related Uncertificated Principal Balance, that bears interest at the related Uncertificated REMIC I Pass-Through Rate, and that has such other terms as are described herein. Such REMIC I Regular Interest shall be treated as related to REMIC II Regular Interest LTA-IO16.

        REMIC I Regular Interest LTB17: A regular interest in REMIC I that is held as an asset of REMIC II, that has an initial principal balance equal to the related Uncertificated Principal Balance, that bears interest at the related Uncertificated REMIC I Pass-Through Rate, and that has such other terms as are described herein. Such REMIC I Regular Interest shall be treated as related to REMIC II Regular Interest LTA-IO17.

        REMIC I Regular Interest LTB18: A regular interest in REMIC I that is held as an asset of REMIC II, that has an initial principal balance equal to the related Uncertificated Principal Balance, that bears interest at the related Uncertificated REMIC I Pass-Through Rate, and that has such other terms as are described herein. Such REMIC I Regular Interest shall be treated as related to REMIC II Regular Interest LTA-IO18.

        REMIC I Regular Interest LTB19: A regular interest in REMIC I that is held as an asset of REMIC II, that has an initial principal balance equal to the related Uncertificated Principal Balance, that bears interest at the related Uncertificated REMIC I Pass-Through Rate, and that has such other terms as are described herein. Such REMIC I Regular Interest shall be treated as related to REMIC II Regular Interest LTA-IO19.

        REMIC I Regular Interest LTB20: A regular interest in REMIC I that is held as an asset of REMIC II, that has an initial principal balance equal to the related Uncertificated Principal Balance, that bears interest at the related Uncertificated REMIC I Pass-Through Rate, and that has such other terms as are described herein. Such REMIC I Regular Interest shall be treated as related to REMIC II Regular Interest LTA-IO20.

        REMIC I Regular Interest LTB21: A regular interest in REMIC I that is held as an asset of REMIC II, that has an initial principal balance equal to the related Uncertificated Principal Balance, that bears interest at the related Uncertificated REMIC I Pass-Through Rate, and that has such other terms as are described herein. Such REMIC I Regular Interest shall be treated as related to REMIC II Regular Interest LTA-IO21.

        REMIC I Regular Interest LTB22: A regular interest in REMIC I that is held as an asset of REMIC II, that has an initial principal balance equal to the related Uncertificated Principal Balance, that bears interest at the related Uncertificated REMIC I Pass-Through Rate, and that has such other terms as are described herein. Such REMIC I Regular Interest shall be treated as related to REMIC II Regular Interest LTA-IO22.

        REMIC I Regular Interest LTB23: A regular interest in REMIC I that is held as an asset of REMIC II, that has an initial principal balance equal to the related Uncertificated Principal Balance, that bears interest at the related Uncertificated REMIC I Pass-Through Rate, and that has such other terms as are described herein. Such REMIC I Regular Interest shall be treated as related to REMIC II Regular Interest LTA-IO23.

        REMIC I Regular Interest LTB24: A regular interest in REMIC I that is held as an asset of REMIC II, that has an initial principal balance equal to the related Uncertificated Principal Balance, that bears interest at the related Uncertificated REMIC I Pass-Through Rate, and that has such other terms as are described herein. Such REMIC I Regular Interest shall be treated as related to REMIC II Regular Interest LTA-IO24.

        REMIC I Regular Interest LTB25: A regular interest in REMIC I that is held as an asset of REMIC II, that has an initial principal balance equal to the related Uncertificated Principal Balance, that bears interest at the related Uncertificated REMIC I Pass-Through Rate, and that has such other terms as are described herein. Such REMIC I Regular Interest shall be treated as related to REMIC II Regular Interest LTA-IO25.

        REMIC I Regular Interest LTB26: A regular interest in REMIC I that is held as an asset of REMIC II, that has an initial principal balance equal to the related Uncertificated Principal Balance, that bears interest at the related Uncertificated REMIC I Pass-Through Rate, and that has such other terms as are described herein. Such REMIC I Regular Interest shall be treated as related to REMIC II Regular Interest LTA-IO26.
        REMIC I Regular Interest LTB27: A regular interest in REMIC I that is held as an asset of REMIC II, that has an initial principal balance equal to the related Uncertificated Principal Balance, that bears interest at the related Uncertificated REMIC I Pass-Through Rate, and that has such other terms as are described herein. Such REMIC I Regular Interest shall be treated as related to REMIC II Regular Interest LTA-IO27.

        REMIC I Regular Interest LTB28: A regular interest in REMIC I that is held as an asset of REMIC II, that has an initial principal balance equal to the related Uncertificated Principal Balance, that bears interest at the related Uncertificated REMIC I Pass-Through Rate, and that has such other terms as are described herein. Such REMIC I Regular Interest shall be treated as related to REMIC II Regular Interest LTA-IO28.

        REMIC I Regular Interest LTB29: A regular interest in REMIC I that is held as an asset of REMIC II, that has an initial principal balance equal to the related Uncertificated Principal Balance, that bears interest at the related Uncertificated REMIC I Pass-Through Rate, and that has such other terms as are described herein. Such REMIC I Regular Interest shall be treated as related to REMIC II Regular Interest LTA-IO29.

        REMIC I Regular Interest LTB30: A regular interest in REMIC I that is held as an asset of REMIC II, that has an initial principal balance equal to the related Uncertificated Principal Balance, that bears interest at the related Uncertificated REMIC I Pass-Through Rate, and that has such other terms as are described herein. Such REMIC I Regular Interest shall be treated as related to REMIC II Regular Interest LTA-IO30.

        REMIC I Regular Interests LTB: REMIC I Regular Interest LTB1, REMIC I Regular Interest LTB2, REMIC I Regular Interest LTB3, REMIC I Regular Interest LTB4, REMIC I Regular Interest LTB5, REMIC I Regular Interest LTB6, REMIC I Regular Interest LTB7, REMIC I Regular Interest LTB8, REMIC I Regular Interest LTB9, REMIC I Regular Interest LTB10, REMIC I Regular Interest LTB11, REMIC I Regular Interest LTB12, REMIC I Regular Interest LTB13, REMIC I Regular Interest LTB14, REMIC I Regular Interest LTB15, REMIC I Regular Interest LTB16, REMIC I Regular Interest LTB17, REMIC I Regular Interest LTB18, REMIC I Regular Interest LTB19, REMIC I Regular Interest LTB20, REMIC I Regular Interest LTB21, REMIC I Regular Interest LTB22, REMIC I Regular Interest LTB23, REMIC I Regular Interest LTB24, REMIC I Regular Interest LTB25, REMIC I Regular Interest LTB26, REMIC I Regular Interest LTB27, REMIC I Regular Interest LTB28, REMIC I Regular Interest LTB29 and REMIC I Regular Interest LTB30.

        REMIC II: The segregated pool of assets subject hereto, constituting a portion of the primary trust created hereby and to be administered hereunder, with respect to which a separate REMIC election is to be made, consisting of the REMIC I Regular Interests.

        REMIC II Principal Reduction Amounts: For any Distribution Date, the amounts by which the principal balances of the REMIC II Regular Interests LT1, LT2, LT3 and LT4 respectively will be reduced on such Distribution Date by the allocation of Realized Losses and the distribution of principal, determined as follows:

        For purposes of the succeeding formulas the following symbols shall have the meanings set forth below:

        Y1 = the principal balance of the REMIC II Regular Interest LT1 after distributions on the prior Distribution Date.

        Y2 = the principal balance of the REMIC II Regular Interest LT2 after distributions on the prior Distribution Date.

        Y3 = the principal balance of the REMIC II Regular Interest LT3 after distributions on the prior Distribution Date.

        Y4 = the principal balance of the REMIC II Regular Interest LT4 after distributions on the prior Distribution Date (note: Y3 =
               Y4).

        (DELTA)Y1  = the  REMIC II  Regular  Interest  LT1  Principal  Reduction
Amount.

        (DELTA)Y2  = the  REMIC II  Regular  Interest  LT2  Principal  Reduction
Amount.

        (DELTA)Y3  = the  REMIC II  Regular  Interest  LT3  Principal  Reduction
Amount.

        (DELTA)Y4  = the  REMIC II  Regular  Interest  LT4  Principal  Reduction
Amount.

        P0 = the aggregate principal balance of the REMIC II Regular Interest LT1, REMIC II Regular Interest LT2, REMIC II Regular Interest LT3, and REMIC II Regular Interest LT4 after distributions and the allocation of Realized Losses on the prior Distribution Date.

        P1 = the aggregate principal balance of the REMIC II Regular Interest LT1, REMIC II Regular Interest LT2, REMIC II Regular Interest LT3 and REMIC II Regular Interest LT4 after distributions and the allocation of Realized Losses to be made on such Distribution Date.

        (DELTA)P = P0 - P1 = the aggregate of the REMIC II Regular Interest LT1,
               REMIC II Regular Interest LT2, REMIC II Regular Interest LT3 and REMIC II Regular Interest LT4 Principal Reduction Amounts.

              =the aggregate of the principal  portions of Realized Losses to be allocated to, and the principal distributions to be made on, the Certificates on such Distribution Date (including distributions of accrued and unpaid interest on the Class SB Certificates for prior Distribution Dates).

        R0 = the Net WAC Rate (stated as a monthly rate) after giving effect to amounts distributed and Realized Losses allocated on the prior Distribution Date.

        R1 = the Net WAC Rate (stated as a monthly rate) after giving effect to amounts to be distributed and Realized Losses to be allocated on such Distribution Date.

        (alpha)= (Y2 + Y3)/P0. The initial value of (alpha) on the Closing Date for use on the first Distribution Date shall be 0.0001.

        (gamma)0 = the lesser of (A) the sum of (x) the sum for all Classes of Certificates other than the Class SB Certificates of the product for each Class of (i) the monthly interest rate (as limited by the Net WAC Rate, if applicable) for such Class applicable for distributions to be made on such Distribution Date and (ii) the aggregate Certificate Principal Balance for such Class after distributions and the allocation of Realized Losses on the prior Distribution Date, (y) the aggregate Net WAC Cap Shortfall for such Distribution Date and (z) the aggregate Net WAC Cap Shortfall Carry-Forward Amount for such Distribution Date and (B) R0*P0.

        (gamma)1 = the lesser of (A) the sum of (x) the sum for all Classes of Certificates other than the Class SB Certificates of the product for each Class of (i) the monthly interest rate (as limited by the Net WAC Rate, if applicable) for such Class applicable for distributions to be made on the next succeeding Distribution Date and (ii) the aggregate Certificate Principal Balance for such Class after distributions and the allocation of Realized Losses to be made on such Distribution Date, (y) the aggregate Net WAC Cap Shortfall for the next succeeding Distribution Date and (z) the aggregate Net WAC Cap Shortfall Carry-Forward Amount for the next succeeding Distribution Date and (B) R1*P1.

        Then, based on the foregoing definitions:

        (DELTA)Y1 =   (DELTA)P - (DELTA)Y2 - (DELTA)Y3 - (DELTA)Y4;

        (DELTA)Y2 =   ((alpha)/2){( (gamma)0R1 - (gamma)1R0)/R0R1};

        (DELTA)Y3 =   (alpha)(DELTA)P - (DELTA)Y2; and

        (DELTA)Y4 =   (DELTA)Y3.

if   both (DELTA)Y2 and (DELTA)Y3,  as so determined,  are non-negative numbers.
     Otherwise:

        (1) If (DELTA)Y2, as so determined, is negative, then

        (DELTA)Y2 = 0;

        (DELTA)Y3 = (alpha){(gamma)1R0P0 - (gamma)0R1P1}/{ (gamma)1R0};

        (DELTA)Y4 = (DELTA)Y3; and

        (DELTA)Y1 = (DELTA)P - (DELTA)Y2 - (DELTA)Y3 - (DELTA)Y4.

        (2) If (DELTA)Y3, as so determined, is negative, then

        (DELTA)Y3 = 0;

          (DELTA)Y2   =   (alpha){(gamma)1R0P0   -    (gamma)0R1P1}/{2R1R0P1   -
               (gamma)1R0};

        (DELTA)Y4 = (DELTA)Y3; and

        (DELTA)Y1 = (DELTA)P - (DELTA)Y2 - (DELTA)Y3 - (DELTA)Y4.

        REMIC II Realized Losses: For any Distribution Date, Realized Losses on the Mortgage Loans for the related Due Period shall be allocated, as follows:
The Interest Realized Losses, if any, shall be allocated (i) pro rata to the REMIC II Regular Interests LTA-IO to the extent, if any, that Interest Realized Losses for such Distribution Date are allocated to the Class A-IO Certificates and (ii) any remaining Interest Realized Losses, if any, shall be allocated pro rata to accrued interest on the REMIC II Regular Interests other than the REMIC II Regular Interests LTA-IO to the extent of such accrued interest. Any remaining Interest Realized Losses and any Principal Realized Losses shall be treated as Principal Realized Losses and allocated (i) to the REMIC II Regular Interest LT2, REMIC II Regular Interest LT3 and REMIC II Regular Interest LT4 REMIC II Regular Interests pro rata according to their respective Principal Reduction Amounts, provided that such allocation to each of the REMIC II Regular Interest LT2, REMIC II Regular Interest LT3 and REMIC II Regular Interest LT4 shall not exceed their respective Principal Reduction Amounts for such Distribution Date, and (ii) any Realized Losses not allocated to either the REMIC II Regular Interest LT2, REMIC II Regular Interest LT3, or REMIC II Regular Interest LT4 pursuant to the proviso of clause (i) shall be allocated to the REMIC II Regular Interest LT1.

        REMIC II Regular Interest LTA-IO1: A regular interest that is held as an asset of REMIC II that has an initial notional amount equal to the related Uncertificated Notional Amount, that bears interest at the related Uncertificated REMIC II Pass-Through Rate, and that has such other terms as are described herein. REMIC II Regular Interest LTA-IO1 shall be treated as related to REMIC I Regular Interest LTB1.

        REMIC II Regular Interest LTA-IO2: A regular interest that is held as an asset of REMIC II that has an initial notional amount equal to the related Uncertificated Notional Amount, that bears interest at the related Uncertificated REMIC II Pass-Through Rate, and that has such other terms as are described herein. REMIC II Regular Interest LTA-IO2 shall be treated as related to REMIC I Regular Interest LTB2.

        REMIC II Regular Interest LTA-IO3: A regular interest that is held as an asset of REMIC II that has an initial notional amount equal to the related Uncertificated Notional Amount, that bears interest at the related Uncertificated REMIC II Pass-Through Rate, and that has such other terms as are described herein. REMIC II Regular Interest LTA-IO3 shall be treated as related to REMIC I Regular Interest LTB3.

        REMIC II Regular Interest LTA-IO4: A regular interest that is held as an asset of REMIC II that has an initial notional amount equal to the related Uncertificated Notional Amount, that bears interest at the related Uncertificated REMIC II Pass-Through Rate, and that has such other terms as are described herein. REMIC II Regular Interest LTA-IO4 shall be treated as related to REMIC I Regular Interest LTB4.

        REMIC II Regular Interest LTA-IO5: A regular interest that is held as an asset of REMIC II that has an initial notional amount equal to the related Uncertificated Notional Amount, that bears interest at the related Uncertificated REMIC II Pass-Through Rate, and that has such other terms as are described herein. REMIC II Regular Interest LTA-IO5 shall be treated as related to REMIC I Regular Interest LTB5.

        REMIC II Regular Interest LTA-IO6: A regular interest that is held as an asset of REMIC II that has an initial notional amount equal to the related Uncertificated Notional Amount, that bears interest at the related Uncertificated REMIC II Pass-Through Rate, and that has such other terms as are described herein. REMIC II Regular Interest LTA-IO6 shall be treated as related to REMIC I Regular Interest LTB6.

        REMIC II Regular Interest LTA-IO7: A regular interest that is held as an asset of REMIC II that has an initial notional amount equal to the related Uncertificated Notional Amount, that bears interest at the related Uncertificated REMIC II Pass-Through Rate, and that has such other terms as are described herein. REMIC II Regular Interest LTA-IO7 shall be treated as related to REMIC I Regular Interest LTB7.

        REMIC II Regular Interest LTA-IO8: A regular interest that is held as an asset of REMIC II that has an initial notional amount equal to the related Uncertificated Notional Amount, that bears interest at the related Uncertificated REMIC II Pass-Through Rate, and that has such other terms as are described herein. REMIC II Regular Interest LTA-IO8 shall be treated as related to REMIC I Regular Interest LTB8.

        REMIC II Regular Interest LTA-IO9: A regular interest that is held as an asset of REMIC II that has an initial notional amount equal to the related Uncertificated Notional Amount, that bears interest at the related Uncertificated REMIC II Pass-Through Rate, and that has such other terms as are described herein. REMIC II Regular Interest LTA-IO9 shall be treated as related to REMIC I Regular Interest LTB9.

        REMIC II Regular Interest LTA-IO10: A regular interest that is held as an asset of REMIC II that has an initial notional amount equal to the related Uncertificated Notional Amount, that bears interest at the related Uncertificated REMIC II Pass-Through Rate, and that has such other terms as are described herein. REMIC II Regular Interest LTA-IO10 shall be treated as related to REMIC I Regular Interest LTB10.

        REMIC II Regular Interest LTA-IO11: A regular interest that is held as an asset of REMIC II that has an initial notional amount equal to the related Uncertificated Notional Amount, that bears interest at the related Uncertificated REMIC II Pass-Through Rate, and that has such other terms as are described herein. REMIC II Regular Interest LTA-IO11 shall be treated as related to REMIC I Regular Interest LTB11.

        REMIC II Regular Interest LTA-IO12: A regular interest that is held as an asset of REMIC II that has an initial notional amount equal to the related Uncertificated Notional Amount, that bears interest at the related Uncertificated REMIC II Pass-Through Rate, and that has such other terms as are described herein. REMIC II Regular Interest LTA-IO12 shall be treated as related to REMIC I Regular Interest LTB12.

        REMIC II Regular Interest LTA-IO13: A regular interest that is held as an asset of REMIC II that has an initial notional amount equal to the related Uncertificated Notional Amount, that bears interest at the related Uncertificated REMIC II Pass-Through Rate, and that has such other terms as are described herein. REMIC II Regular Interest LTA-IO13 shall be treated as related to REMIC I Regular Interest LTB13.

        REMIC II Regular Interest LTA-IO14: A regular interest that is held as an asset of REMIC II that has an initial notional amount equal to the related Uncertificated Notional Amount, that bears interest at the related Uncertificated REMIC II Pass-Through Rate, and that has such other terms as are described herein. REMIC II Regular Interest LTA-IO14 shall be treated as related to REMIC I Regular Interest LTB14.

        REMIC II Regular Interest LTA-IO15: A regular interest that is held as an asset of REMIC II that has an initial notional amount equal to the related Uncertificated Notional Amount, that bears interest at the related Uncertificated REMIC II Pass-Through Rate, and that has such other terms as are described herein. REMIC II Regular Interest LTA-IO15 shall be treated as related to REMIC I Regular Interest LTB15.

        REMIC II Regular Interest LTA-IO16: A regular interest that is held as an asset of REMIC II that has an initial notional amount equal to the related Uncertificated Notional Amount, that bears interest at the related Uncertificated REMIC II Pass-Through Rate, and that has such other terms as are described herein. REMIC II Regular Interest LTA-IO16 shall be treated as related to REMIC I Regular Interest LTB16.

        REMIC II Regular Interest LTA-IO17: A regular interest that is held as an asset of REMIC II that has an initial notional amount equal to the related Uncertificated Notional Amount, that bears interest at the related Uncertificated REMIC II Pass-Through Rate, and that has such other terms as are described herein. REMIC II Regular Interest LTA-IO17 shall be treated as related to REMIC I Regular Interest LTB17.

        REMIC II Regular Interest LTA-IO18: A regular interest that is held as an asset of REMIC II that has an initial notional amount equal to the related Uncertificated Notional Amount, that bears interest at the related Uncertificated REMIC II Pass-Through Rate, and that has such other terms as are described herein. REMIC II Regular Interest LTA-IO18 shall be treated as related to REMIC I Regular Interest LTB18.

        REMIC II Regular Interest LTA-IO19: A regular interest that is held as an asset of REMIC II that has an initial notional amount equal to the related Uncertificated Notional Amount, that bears interest at the related Uncertificated REMIC II Pass-Through Rate, and that has such other terms as are described herein. REMIC II Regular Interest LTA-IO19 shall be treated as related to REMIC I Regular Interest LTB19.

        REMIC II Regular Interest LTA-IO20: A regular interest that is held as an asset of REMIC II that has an initial notional amount equal to the related Uncertificated Notional Amount, that bears interest at the related Uncertificated REMIC II Pass-Through Rate, and that has such other terms as are described herein. REMIC II Regular Interest LTA-IO20 shall be treated as related to REMIC I Regular Interest LTB20.

        REMIC II Regular Interest LTA-IO21: A regular interest that is held as an asset of REMIC II that has an initial notional amount equal to the related Uncertificated Notional Amount, that bears interest at the related Uncertificated REMIC II Pass-Through Rate, and that has such other terms as are described herein. REMIC II Regular Interest LTA-IO21 shall be treated as related to REMIC I Regular Interest LTB21.

        REMIC II Regular Interest LTA-IO22: A regular interest that is held as an asset of REMIC II that has an initial notional amount equal to the related Uncertificated Notional Amount, that bears interest at the related Uncertificated REMIC II Pass-Through Rate, and that has such other terms as are described herein. REMIC II Regular Interest LTA-IO22 shall be treated as related to REMIC I Regular Interest LTB22.

        REMIC II Regular Interest LTA-IO23: A regular interest that is held as an asset of REMIC II that has an initial notional amount equal to the related Uncertificated Notional Amount, that bears interest at the related Uncertificated REMIC II Pass-Through Rate, and that has such other terms as are described herein. REMIC II Regular Interest LTA-IO23 shall be treated as related to REMIC I Regular Interest LTB23

        REMIC II Regular Interest LTA-IO24: A regular interest that is held as an asset of REMIC II that has an initial notional amount equal to the related Uncertificated Notional Amount, that bears interest at the related Uncertificated REMIC II Pass-Through Rate, and that has such other terms as are described herein. REMIC II Regular Interest LTA-IO24 shall be treated as related to REMIC I Regular Interest LTB24.

        REMIC II Regular Interest LTA-IO25: A regular interest that is held as an asset of REMIC II that has an initial notional amount equal to the related Uncertificated Notional Amount, that bears interest at the related Uncertificated REMIC II Pass-Through Rate, and that has such other terms as are described herein. REMIC II Regular Interest LTA-IO25 shall be treated as related to REMIC I Regular Interest LTB25.

        REMIC II Regular Interest LTA-IO26: A regular interest that is held as an asset of REMIC II that has an initial notional amount equal to the related Uncertificated Notional Amount, that bears interest at the related Uncertificated REMIC II Pass-Through Rate, and that has such other terms as are described herein. REMIC II Regular Interest LTA-IO26 shall be treated as related to REMIC I Regular Interest LTB26.

        REMIC II Regular Interest LTA-IO27: A regular interest that is held as an asset of REMIC II that has an initial notional amount equal to the related Uncertificated Notional Amount, that bears interest at the related Uncertificated REMIC II Pass-Through Rate, and that has such other terms as are described herein. REMIC II Regular Interest LTA-IO27 shall be treated as related to REMIC I Regular Interest LTB27.

        REMIC II Regular Interest LTA-IO28: A regular interest that is held as an asset of REMIC II that has an initial notional amount equal to the related Uncertificated Notional Amount, that bears interest at the related Uncertificated REMIC II Pass-Through Rate, and that has such other terms as are described herein. REMIC II Regular Interest LTA-IO28 shall be treated as related to REMIC I Regular Interest LTB28.

        REMIC II Regular Interest LTA-IO29: A regular interest that is held as an asset of REMIC II that has an initial notional amount equal to the related Uncertificated Notional Amount, that bears interest at the related Uncertificated REMIC II Pass-Through Rate, and that has such other terms as are described herein. REMIC II Regular Interest LTA-IO29 shall be treated as related to REMIC I Regular Interest LTB29.

        REMIC II Regular Interest LTA-IO30: A regular interest that is held as an asset of REMIC II that has an initial notional amount equal to the related Uncertificated Notional Amount, that bears interest at the related Uncertificated REMIC II Pass-Through Rate, and that has such other terms as are described herein. REMIC II Regular Interest LTA-IO30 shall be treated as related to REMIC I Regular Interest LTB30.

        REMIC II Regular Interest LT1: A regular interest in REMIC II that is held as an asset of REMIC III, that has an initial principal balance equal to the related Uncertificated Principal Balance, that bears interest at the related Uncertificated REMIC II Pass-Through Rate, and that has such other terms as are described herein.

        REMIC II Regular Interest LT1 Principal Distribution Amount: For any Distribution Date, the excess, if any, of the REMIC II Regular Interest LT1 Principal Reduction Amount for such Distribution Date over the Realized Losses allocated to the REMIC II Regular Interest LT1 on such Distribution Date.

         REMIC II Regular Interest LT2: A regular interest in REMIC II that is held as an asset of REMIC III, that has an initial principal balance equal to the related Uncertificated Principal Balance, that bears interest at the related Uncertificated REMIC II Pass-Through Rate, and that has such other terms as are described herein.

        REMIC II Regular Interest LT2 Principal Distribution Amount: For any Distribution Date, the excess, if any, of the REMIC II Regular Interest LT2 Principal Reduction Amount for such Distribution Date over the Realized Losses allocated to the REMIC II Regular Interest LT2 on such Distribution Date.

        REMIC II Regular Interest LT3: A regular interest in REMIC II that is held as an asset of REMIC III, that has an initial principal balance equal to the related Uncertificated Principal Balance, that bears interest at the related Uncertificated REMIC II Pass-Through Rate, and that has such other terms as are described herein.

        REMIC II Regular Interest LT3 Principal Distribution Amount: For any Distribution Date, the excess, if any, of the REMIC II Regular Interest LT3 Principal Reduction Amount for such Distribution Date over the Realized Losses allocated to the REMIC II Regular Interest LT3 on such Distribution Date.

        REMIC II Regular Interest LT4: A regular interest in REMIC II that is held as an asset of REMIC III, that has an initial principal balance equal to the related Uncertificated Principal Balance, that bears interest at the related Uncertificated REMIC II Pass-Through Rate, and that has such other terms as are described herein.

        REMIC II Regular Interest LT4 Principal Distribution Amount: For any Distribution Date, the excess, if any, of the REMIC II Regular Interest LT4 Principal Reduction Amount for such Distribution Date over the Realized Losses allocated to the REMIC II Regular Interest LT4 on such Distribution Date.

        REMIC II Regular Interests: REMIC II Regular Interests LTA-IO, LT1, LT2, LT3 and LT4.

        REMIC II Regular Interests LTA-IO: REMIC II Regular Interest LTA-IO1, REMIC II Regular Interest LTA-IO2, REMIC II Regular Interest LTA-IO3, REMIC II Regular Interest LTA-IO4, REMIC II Regular Interest LTA-IO5, REMIC II Regular Interest LTA-IO6, REMIC II Regular Interest LTA-IO7, REMIC II Regular Interest LTA-IO8, REMIC II Regular Interest LTA-IO9, REMIC II Regular Interest LTA-IO10, REMIC II Regular Interest LTA-IO11, REMIC II Regular Interest LTA-IO12, REMIC II Regular Interest LTA-IO13, REMIC II Regular Interest LTA-IO14, REMIC II Regular Interest LTA-IO15, REMIC II Regular Interest LTA-IO16, REMIC II Regular Interest LTA-IO17, REMIC II Regular Interest LTA-IO18, REMIC II Regular Interest
LTA-IO19,  REMIC  II  Regular  Interest  LTA-IO20,  REMIC  II  Regular  Interest
LTA-IO21,  REMIC  II  Regular  Interest  LTA-IO22,  REMIC  II  Regular  Interest
LTA-IO23,  REMIC  II  Regular  Interest  LTA-IO24,  REMIC  II  Regular  Interest
LTA-IO25, REMIC II Regular Interest LTA-IO26, REMIC II Regular Interest LTA-IO27, REMIC II Regular Interest LTA-IO28, REMIC II Regular Interest LTA-IO29 and REMIC II Regular Interest LTA-IO30.

        REMIC III: The segregated pool of assets subject hereto, constituting a portion of the primary trust created hereby and to be administered hereunder, with respect to which a separate REMIC election is to be made, consisting of the REMIC II Regular Interests.

        REMIC III Regular Interest SB-PO: A separate non-certificated beneficial ownership interests in REMIC III issued hereunder and designated as a Regular Interest in REMIC III. REMIC III Regular Interest SB-PO shall have no entitlement to interest, and shall be entitled to distributions of principal subject to the terms and conditions hereof, in aggregate amount equal to the initial Certificate Principal Balance of the Class SB Certificates as set forth in the Preliminary Statement hereto.

        REMIC III Regular Interest SB-IO: A separate non-certificated beneficial ownership interests in REMIC III issued hereunder and designated as a Regular Interest in REMIC III. REMIC III Regular Interest SB-IO shall have no entitlement to principal, and shall be entitled to distributions of interest subject to the terms and conditions hereof, in aggregate amount equal to the interest distributable with respect to the Class SB Certificates pursuant to the terms and conditions hereof.

        REMIC III Regular Interests: REMIC III Regular Interests SB-IO and SB-PO, together with the Class A-1, Class A-IO, Class M-1, Class M-2 and Class M-3 Certificates.

        REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and temporary and final regulations (or, to the extent not inconsistent with such temporary or final regulations, proposed regulations) and published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

        REO Acquisition: The acquisition by the Master Servicer on behalf of the Trustee for the benefit of the Certificateholders of any REO Property pursuant to Section 3.14.

        REO Disposition: As to any REO Property, a determination by the Master Servicer that it has received substantially all Insurance Proceeds, Liquidation Proceeds, REO Proceeds and other payments and recoveries (including proceeds of a final sale) which the Master Servicer expects to be finally recoverable from the sale or other disposition of the REO Property.

        REO Imputed Interest: As to any REO Property, for any period, an amount equivalent to interest (at a rate equal to the sum of the Net Mortgage Rate plus the Certificate Insurer Premium Modified Rate that would have been applicable to the related Mortgage Loan had it been outstanding) on the unpaid principal balance of the Mortgage Loan as of the date of acquisition thereof for such period.

        REO Proceeds: Proceeds, net of expenses, received in respect of any REO Property (including, without limitation, proceeds from the rental of the related Mortgaged Property) which proceeds are required to be deposited into the Custodial Account only upon the related REO Disposition.

        REO Property: A Mortgaged Property acquired by the Master Servicer through foreclosure or deed in lieu of foreclosure in connection with a defaulted Mortgage Loan.

        Reportable Modified Mortgage Loan: Any Mortgage Loan that (i) has been subject to an interest rate reduction, (ii) has been subject to a term extension or (iii) has had amounts owing on such Mortgage Loan capitalized by adding such amount to the Stated Principal Balance of such Mortgage Loan; provided, however, that a Mortgage Loan modified in accordance with clause (i) above for a temporary period shall not be a Reportable Modified Mortgage Loan if such Mortgage Loan has not been delinquent in payments of principal and interest for six months since the date of such modification if that interest rate reduction is not made permanent thereafter.

        Repurchase Event: As defined in the Assignment Agreement.

        Request for Release: A request for release, the form of which is attached as Exhibit G hereto, or an electronic request in a form acceptable to the Custodian.

        Required Insurance Policy: With respect to any Mortgage Loan, any insurance policy which is required to be maintained from time to time under this Agreement, the Program Guide or the related Subservicing Agreement in respect of such Mortgage Loan.

        Required  Overcollateralization  Amount: An amount equal to 0.50% of the
Cut-off  Date  Balance  of  the  Mortgage  Loans,   which  amount  is  equal  to
$1,625,000.11.

        Residential  Funding:   Residential  Funding  Corporation,   a  Delaware
corporation, in its capacity as seller of the Mortgage Loans to the Depositor and any successor thereto.

        Responsible Officer: When used with respect to the Trustee, any officer of the Corporate Trust Department of the Trustee, including any Senior Vice President, any Vice President, any Assistant Vice President, any Assistant Secretary, any Trust Officer or Assistant Trust Officer, or any other officer of the Trustee with direct responsibility for the administration of this Agreement.

        Rolling Six-Month Delinquency Ratio: As of any Distribution Date, the fraction, expressed as a percentage, equal to the average of the Delinquency Ratio for each of the six (or one, two, three, four and five in the case of the first, second, third, fourth and fifth Distribution Dates) immediately preceding Due Periods.

        Rule 144A: Rule 144A under the Securities Act of 1933, as in effect from time to time.

        Seller: As to any Mortgage Loan, a Person, including any Subservicer, that executed a Seller's Agreement applicable to such Mortgage Loan.

        Seller's Agreement: An agreement for the origination and sale of Mortgage Loans generally in the form of the Seller Contract referred to or contained in the Program Guide, or in such other form as has been approved by the Master Servicer and the Depositor.

        Servicing Accounts: The account or accounts created and maintained pursuant to Section 3.08.

        Servicing Advances: All customary, reasonable and necessary "out of pocket" costs and expenses incurred in connection with a default, delinquency or other unanticipated event by the Master Servicer or a Subservicer in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of a Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, including any expenses incurred in relation to any such proceedings that result from the Mortgage Loan being registered on the MERS System, (iii) the management and liquidation of any REO Property, (iv) any mitigation procedures implemented in accordance with Section 3.07, and (v) compliance with the obligations under Sections 3.01, 3.08, 3.12(a) and 3.14, including, if the Master Servicer or any Affiliate of the Master Servicer provides services such as appraisals and brokerage services that are customarily provided by Persons other than servicers of mortgage loans, reasonable compensation for such services.

        Servicing Fee: With respect to any Mortgage Loan and Distribution Date, the fee payable monthly to the Master Servicer in respect of master servicing compensation that accrues at an annual rate equal to the Servicing Fee Rate multiplied by the Stated Principal Balance of such Mortgage Loan as of the related Due Date in the related Due Period, as may be adjusted pursuant to
Section 3.16(e), and as may be adjusted with respect to successor Master Servicers pursuant to Section 7.02.

        Servicing Fee Rate: The per annum rate designated on the Mortgage Loan Schedule as the "MSTR SERV FEE," as may be adjusted with respect to successor Master Servicers as provided in Section 7.02.

        Servicing Modification: Any reduction of the interest rate on or the outstanding principal balance of a Mortgage Loan, any extension of the final maturity date of a Mortgage Loan, and any increase to the Stated Principal Balance of a Mortgage Loan by adding to the Stated Principal Balance unpaid principal and interest and other amounts owing under the Mortgage Loan, in each case pursuant to a modification of a Mortage Loan that is in default or, in the judgment of the Master Servicer, default is reasonably foreseeable in accordance with Section 3.07(a).

        Servicing Officer: Any officer of the Master Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and specimen signature appear on a list of servicing officers furnished to the Trustee and the Insurer by the Master Servicer, as such list may from time to time be amended.

        Servicing Trigger : As of any Distribution Date, for purposes of Section 7.05, "Servicing Trigger; Removal of Master Servicer," the occurrence of any of the following scenarios:

        (i) the aggregate Realized Losses on the Mortgage Loans since the Cut-off Date exceed (a) with respect to the September 2005 Distribution Date through and including the March 2006 Distribution Date, 5.50% of the Cut-off Date Balance, (b) with respect to the April 2006 Distribution Date through and including the March 2007 Distribution Date, 6.60% of the Cut-off Date Balance, (c) with respect to the April 2007 Distribution Date through and including the March 2008 Distribution Date, 7.40% of the Cut-off Date Balance and (d) with respect to the April 2008 Distribution Date and all Distribution Dates thereafter, 9.00% of the Cut-off Date Balance; or

        (ii) the Rolling Six-Month Delinquency Ratio for such Distribution Date exceeds 13.75%.

        Sixty-Plus Delinquency Percentage: With respect to any Distribution Date, the fraction, expressed as a percentage, equal to (x) the aggregate Stated Principal Balance of the Mortgage Loans that are 60 or more days delinquent in payment of principal and interest for that Distribution Date, including Mortgage Loans in foreclosure and REO Properties, over (y) the aggregate Stated Principal Balance of all of the Mortgage Loans immediately preceding that Distribution Date.

        Special Hazard Amount: As of any Distribution Date, an amount equal to $3,250,000, minus the sum of (i) the aggregate amount of Special Hazard Losses allocated to the Mortgage Loans through Subordination in accordance with Section
4.05 and (ii) the Adjustment Amount (as defined below) as most recently calculated. For each anniversary of the Cut-off Date, the "Adjustment Amount" shall be equal to the amount, if any, by which the amount calculated in accordance with the preceding sentence (without giving effect to the deduction of the Adjustment Amount for such anniversary) exceeds the greater of (A) the greatest of (i) twice the outstanding principal balance of the Mortgage Loan that has the largest outstanding principal balance on the Distribution Date immediately preceding such anniversary, (ii) the product of 1.00% multiplied by the outstanding principal balance of all Mortgage Loans on the Distribution Date immediately preceding such anniversary and (iii) the aggregate outstanding principal balance (as of the immediately preceding Distribution Date) of the Mortgage Loans in any single five-digit California zip code area with the largest amount of Mortgage Loans by aggregate principal balance as of such anniversary and (B) the greater of (A) the product of the Special Hazard Percentage for such anniversary multiplied by the outstanding principal balance of all the Mortgage Loans on the Distribution Date immediately preceding such anniversary and (B) twice the outstanding principal balance of the Mortgage Loan in the Trust Fund which has the largest outstanding principal balance on the Distribution Date immediately preceding such anniversary.

        The Special Hazard Amount may be further reduced by the Master Servicer (including accelerating the manner in which coverage is reduced) provided that prior to any such reduction, the Master Servicer shall obtain written approval from the Insurer and obtain confirmation from each Rating Agency that such reduction shall not reduce the rating assigned to the Class A and Class M Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency without, with respect to the Class A-1 Certificates, taking the Policy into account.

        Special Hazard Loss: Any Realized Loss not in excess of the lesser of the cost of repair or the cost of replacement of a Mortgaged Property suffered by such Mortgaged Property on account of direct physical loss, exclusive of (i) any loss of a type covered by a hazard policy or a flood insurance policy required to be maintained in respect of such Mortgaged Property pursuant to
Section 3.12(a), except to the extent of the portion of such loss not covered as a result of any coinsurance provision and (ii) any Extraordinary Loss.

        Special Hazard Percentage: As of each anniversary of the Cut-off Date, the greater of (i) 1.0% and (ii) the largest percentage obtained by dividing the aggregate outstanding principal balance (as of immediately preceding Distribution Date) of the Mortgage Loans secured by Mortgaged Properties located in a single, five-digit zip code area in the State of California by the outstanding principal balance of all the Mortgage Loans as of the immediately preceding Distribution Date.

     Standard & Poor's: Standard & Poor's Ratings Services, a Division of The McGraw-Hill Companies, Inc., or its successor in interest.

        Startup Date: The day designated as such pursuant to Article X hereof.

        Stated Principal Balance: With respect to any Mortgage Loan or related REO Property, at any given time, (i) the sum of (a) the Cut-off Date Principal Balance of the Mortgage Loan plus (b) any amount by which the Stated Principal Balance of the Mortgage Loan has been increased pursuant to a Servicing Modification, minus (ii) the sum of (a) the principal portion of the Monthly Payments due with respect to such Mortgage Loan or REO Property during each Due

Period ending with the Due Period relating to the most recent Distribution Date which were received or with respect to which an Advance was made, and (b) all Principal Prepayments with respect to such Mortgage Loan or REO Property, and all Insurance Proceeds, Liquidation Proceeds and REO Proceeds, to the extent applied by the Master Servicer as recoveries of principal in accordance with
Section 3.14 with respect to such Mortgage Loan or REO Property, in each case which were distributed pursuant to Section 4.02 on any previous Distribution Date, and (c) any Realized Loss allocated to Certificateholders with respect thereto for any previous Distribution Date.

        Stepdown Date: The earlier to occur of (x) the Distribution Date on which the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero and (y) the later to occur of (1) the Distribution Date in April 2006 and (2) the first Distribution Date on which the sum of the aggregate Certificate Principal Balance of the Class M Certificates and the
Overcollateralization Amount immediately prior to that Distribution Date is equal to or greater than 24.00% of the aggregate Stated Principal Balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date.

        Subordination: The provisions described in Section 4.05 relating to the allocation of Realized Losses other than on a pro rata basis.

        Subsequent Recoveries: As of any Distribution Date, amounts received by the Master Servicer (net of any related expenses permitted to be reimbursed pursuant to Section 3.10) or surplus amounts held by the Master Servicer to cover estimated expenses (including, but not limited to, recoveries in respect of the representations and warranties made by the related Seller pursuant to the applicable Seller's Agreement and assigned to the Trustee pursuant to Section 2.04) specifically related to a Mortgage Loan that was the subject of a Cash Liquidation or an REO Disposition prior to the related Prepayment Period that resulted in a Realized Loss.

        Subserviced Mortgage Loan: Any Mortgage Loan that, at the time of reference thereto, is subject to a Subservicing Agreement.

        Subservicer: Any Person with whom the Master Servicer has entered into a Subservicing Agreement and who generally satisfied the requirements set forth in the Program Guide in respect of the qualification of a Subservicer as of the date of its approval as a Subservicer by the Master Servicer.

        Subservicer  Advance:  Any  delinquent   installment  of  principal  and
interest on a Mortgage Loan which is advanced by the related Subservicer (net of its Subservicing Fee) pursuant to the Subservicing Agreement.

        Subservicing Account: An account established by a Subservicer in accordance with Section 3.08.

        Subservicing Agreement: The written contract between the Master Servicer and any Subservicer relating to servicing and administration of certain Mortgage Loans as provided in Section 3.02, generally in the form of the servicer contract referred to or contained in the Program Guide or in such other form as has been approved by the Master Servicer and the Depositor.

        Subservicing Fee: As to any Mortgage Loan, the fee payable monthly to the related Subservicer (or, in the case of a Nonsubserviced Mortgage Loan, to the Master Servicer) in respect of subservicing and other compensation that accrues with respect to each Distribution Date at an annual rate designated as "SUBSERV FEE" in Exhibit F.

        Tax Returns: The federal income tax return on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of REMIC I, REMIC II and REMIC III due to their classification as REMICs under the REMIC Provisions, together with any and all other information, reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provisions of federal, state or local tax laws.

        Telerate Screen Page 3750:  As defined in Section 1.02.

     Transfer: Any direct or indirect transfer, sale, pledge, hypothecation or other form of assignment of any Ownership Interest in a Certificate.

        Transfer Affidavit and Agreement: As defined in Section 5.02(e).

     Transferee: Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

     Transferor: Any Person who is disposing by Transfer of any Ownership Interest in a Certificate.

     Trigger   Event:  A  Trigger  Event  is  in  effect  with  respect  to  any
Distribution Date on or after the Stepdown Date if any of the following conditions are met:

               (i) the average of the Sixty-Plus Delinquency Percentage, as determined on that Distribution Date and the immediately preceding two Distribution Dates, exceeds 8.00%;

               (ii) if the Distribution Date is occurring before the Distribution Date in April 2007, the aggregate amount of Realized Losses, other than Excess Losses, on the Mortgage Loans since the Cut-off Date exceeds 2.80% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date;

               (iii) if the Distribution Date is occurring on or after the Distribution Date in April 2007 and before the Distribution Date in April 2008, the aggregate amount of Realized Losses, other than Excess Losses, on the Mortgage Loans since the Cut-off Date exceeds 3.00% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date; or

               (iv) if the Distribution Date is occurring on or after the Distribution Date in April 2008, the aggregate amount of Realized Losses, other than Excess Losses, on the Mortgage Loans since the Cut-off Date exceeds 3.25% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

        Trust Fund: Collectively, the assets of REMIC I, REMIC II and REMIC III.
        ----------

        Uncertificated Accrued Interest: With respect to any Uncertificated Regular Interest for any Distribution Date, one month's interest at the related Uncertificated Pass-Through Rate for such Distribution Date, accrued on the Uncertificated Principal Balance or Uncertificated Notional Amount, as applicable, immediately prior to such Distribution Date. Uncertificated Accrued Interest for the Uncertificated Regular Interests shall accrue on the basis of a 360-day year consisting of twelve 30-day months. For purposes of calculating the amount of Uncertificated Accrued Interest for the REMIC I Regular Interests for any Distribution Date, any Prepayment Interest Shortfalls (to the extent not covered by Compensating Interest) relating to the Mortgage Loans for any Distribution Date shall be allocated first pro rata to REMIC I Regular Interests LTB to the same extent as such shortfalls are allocated to the Class A-IO Certificates and any such shortfalls remaining shall then be allocated to REMIC I Regular Interest LTA, in each case to the extent of one month's interest at the then applicable respective Uncertificated REMIC I Pass-Through Rate on the respective Uncertificated Principal Balance of each such Uncertificated REMIC I Regular Interest. For purposes of calculating the amount of Uncertificated Accrued Interest for the REMIC II Regular Interests for any Distribution Date, any Prepayment Interest Shortfalls (to the extent not covered by Compensating Interest) relating to the Mortgage Loans for any Distribution Date shall be allocated first, to Uncertificated Accrued Interest payable to REMIC II Regular Interests LTA-IO to the same extent as such shortfalls are allocated to the Class A-IO Certificates, and thereafter any remaining Prepayment Interest Shortfalls (to the extent not covered by Compensating Interest) relating to the Mortgage Loans for any Distribution Date shall be allocated among REMIC I Regular Interests LT1, LT2, LT3 and LT4 pro rata based on, and to the extent of, Uncertificated Accrued Interest, as calculated without application of this sentence. Uncertificated Interest on REMIC III Regular Interest SB-PO shall be zero. Uncertificated Interest on the REMIC III Regular Interest SB-IO for each Distribution Date shall equal Accrued Certificate Interest for the Class SB Certificates.

        Uncertificated Notional Amount: With respect to any REMIC II Regular Interest LTA-IO and any Distribution Date on or prior to the Latest Possible Maturity Date therefor, the Uncertificated Principal Balance of the related REMIC I Regular Interest LTB for such Distribution Date. With respect to REMIC III Regular Interest SB-IO, the Notional Amount for such Class.

     Uncertificated Pass-Through Rate: The Uncertificated REMIC I Pass-Through Rate or Uncertificated REMIC II Pass-Through Rate.


        Uncertificated Principal Balance: The principal amount of any Uncertificated Regular Interest (other than the REMIC II Regular Interests LTA-IO) outstanding as of any date of determination. The Uncertificated Principal Balance of each REMIC Regular Interest shall never be less than zero. The REMIC II Regular Interests LTA-IO will not have an Uncertificated Principal Balance. With respect to the REMIC III Regular Interest SB-PO the initial amount set forth with respect thereto in the Preliminary Statement as reduced by distributions deemed made in respect thereof pursuant to Section 4.02 and Realized Losses allocated thereto pursuant to Section 4.05.

     Uncertificated Regular Interests: The REMIC I Regular Interests and the REMIC II Regular Interests.



        Uncertificated   REMIC  I  Pass-Through   Rate:   With  respect  to  any
Distribution Date, a per annum rate equal to the Weighted Average Net Mortgage Rate.

        Uncertificated REMIC II Pass-Through Rate:

               (a) With respect to REMIC II Regular Interest LT1 and REMIC II Regular Interest LT2, and any Distribution Date, a per annum rate equal to the Net WAC Rate; with respect to REMIC II Regular Interest LT3 and any Distribution Date, 0.00%; and with respect to REMIC II Regular Interest LT4 and any Distribution Date, a per annum rate equal to twice the Net WAC Rate.

               (b) With respect to each REMIC II Regular Interest LTA-IO and the Distribution Dates on or prior to its Latest Possible Maturity Date, 5.75% per annum or the Uncertificated REMIC I Pass-Through Rate, if less, and with respect to each REMIC II Regular Interest LTA-IO and any Distribution Date after its Latest Possible Maturity Date, 0.00% per annum.

        Uniform Single Attestation Program for Mortgage Bankers: The Uniform Single Attestation Program for Mortgage Bankers, as published by the Mortgage Bankers Association of America and effective with respect to fiscal periods ending on or after December 15, 1995.

        Uninsured Cause: Any cause of damage to property subject to a Mortgage such that the complete restoration of such property is not fully reimbursable by the hazard insurance policies.

        United States Person: A citizen or resident of the United States, a corporation, partnership or other entity (treated as a corporation or partnership for United States federal income tax purposes) created or organized in, or under the laws of, the United States, any state thereof, or the District of Columbia (except in the case of a partnership, to the extent provided in Treasury regulations) provided that, for purposes solely of the restrictions on the transfer of Class R Certificates, no partnership or other entity treated as a partnership for United States federal income tax purposes shall be treated as a United States Person unless all persons that own an interest in such partnership either directly or through any entity that is not a corporation for United States federal income tax purposes are required by the applicable operative agreement to be United States Persons, or an estate that is described in Section 7701(a)(30)(D) of the Code, or a trust that is described in Section 7701(a)(30)(E) of the Code.

        Voting Rights: The portion of the voting rights of all of the Certificates which is allocated to any Certificate. 96.5% of all of the Voting Rights shall be allocated among Holders of the Class A Certificates (other than the Class A-IO Certificates) and the Class M Certificates, in proportion to the outstanding Certificate Principal Balances of their respective Certificates;

1.0% of all of the Voting Rights shall be allocated among the Holders of the Class A-IO Certificates; 1.0% of all of the Voting Rights shall be allocated among the Holders of the Class SB Certificates; 0.5%, 0.5% and 0.5% of all of the Voting Rights shall be allocated among the Holders of the Class R-I, Class R-II and Class R-III Certificates, respectively; in each case to be allocated among the Certificates of such Class in accordance with their respective Percentage Interest.

        Weighted Average Net Mortgage Rate: With respect to any Distribution Date, a per annum rate equal to the weighted average of the Net Mortgage Rates (or, if applicable, the Modified Net Mortgage Rates) on the Mortgage Loans, weighted on the basis of the respective Stated Principal Balances thereof immediately preceding such Distribution Date

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                        ORIGINAL ISSUANCE OF CERTIFICATES

Section 2.01   Conveyance of Mortgage Loans.

(a) The Depositor, concurrently with the execution and delivery hereof, does hereby assign to the Trustee without recourse all the right, title and interest of the Depositor in and to the Mortgage Loans, including all interest and principal received on or with respect to the Mortgage Loans after the Cut-off Date (other than payments of principal and interest due on the Mortgage Loans in the month of the Cut-off Date).

(b) In connection with such assignment, except as set forth in Section 2.01(c) below and subject to Section 2.01(d) below, the Depositor does hereby deliver to, and deposit with, the Trustee, or to and with one or more Custodians, as the duly appointed agent or agents of the Trustee for such purpose, the following documents or instruments (or copies thereof as permitted by this Section) with respect to each Mortgage Loan so assigned:

(i) The original Mortgage Note, endorsed without recourse to the order of the Trustee and showing an unbroken chain of endorsements from the originator thereof to the Person endorsing it to the Trustee, or with respect to any Destroyed Mortgage Note, an original lost note affidavit from the related Seller or Residential Funding stating that the original Mortgage Note was lost, misplaced or destroyed, together with a copy of the related Mortgage Note;

(ii) The original Mortgage, noting the presence of the MIN of the Mortgage Loan and language indicating that the Mortgage Loan is a MOM Loan if the Mortgage Loan is a MOM Loan, with evidence of recording indicated thereon or a copy of the original Mortgage with evidence of recording indicated thereon;

(iii) Unless the Mortgage Loan is registered on the MERS(R) System an original Assignment oF the Mortgage to the Trustee with evidence of recording indicated thereon or a copy of such assignment with evidence of recording indicated thereon;

(iv) The original recorded assignment or assignments of the Mortgage showing an unbroken chain of title from the originator to the Person assigning it to the Trustee (or to MERS, if the Mortgage Loan is registered on the MERS(R) System and noting the presence of a MIN) witH evidence of recordation noted thereon or attached thereto, or a copy of such assignment or assignments of the Mortgage with evidence of recording indicated thereon; and

(v) The original of each modification, assumption agreement or preferred loan agreement, if any, relating to such Mortgage Loan, or a copy of each modification, assumption agreement or preferred loan agreement;

(c) The Depositor may, in lieu of delivering the original of the documents set forth in Section 2.01(b)(ii), (iii), (iv) and (v) (or copies thereof as permitted by Section 2.01(b)) to the Trustee or the Custodian or Custodians, deliver such documents to the Master Servicer, and the Master Servicer shall hold such documents in trust for the use and benefit of all present and future Certificateholders until such time as is set forth in the next sentence. Within thirty Business Days following the earlier of (i) the receipt of the original of each of the documents or instruments set forth in Section 2.01(b)(ii), (iii),
(iv) and (v) (or copies thereof as permitted by such Section) for any Mortgage Loan and (ii) a written request by the Trustee to deliver those documents with respect to any or all of the Mortgage Loans then being held by the Master Servicer, the Master Servicer shall deliver a complete set of such documents to the Trustee or the Custodian or Custodians that are the duly appointed agent or agents of the Trustee.

        On the Closing Date, the Master Servicer shall certify that it has in its possession an original or copy of each of the documents referred to in
Section 2.01(b)(ii), (iii), (iv) and (v) which has been delivered to it by the Depositor.

(d) Notwithstanding the provisions of Section 2.01(c), in the event that in connection with any Mortgage Loan, if the Depositor cannot deliver the original of the Mortgage, any assignment, modification, assumption agreement or preferred loan agreement (or copy thereof as permitted by Section 2.01(b)) with evidence of recording thereon concurrently with the execution and delivery of this Agreement because of (i) a delay caused by the public recording office where such Mortgage, assignment, modification, assumption agreement or preferred loan agreement as the case may be, has been delivered for recordation, or (ii) a delay in the receipt of certain information necessary to prepare the related assignments, the Depositor shall deliver or cause to be delivered to the Trustee or the respective Custodian a copy of such Mortgage, assignment, modification, assumption agreement or preferred loan agreement.

        The Depositor shall promptly cause to be recorded in the appropriate public office for real property records the Assignment referred to in clause
(iii) of Section 2.01(b), except (a) in states where, in the opinion of counsel acceptable to the Trustee, the Insurer and the Master Servicer, such recording is not required to protect the Trustee's interests in the Mortgage Loan or (b) if MERS is identified on the Mortgage or on a properly recorded assignment of the Mortgage as the mortgagee of record solely as nominee for Residential Funding and its successors and assigns. If any Assignment is lost or returned unrecorded to the Depositor because of any defect therein, the Depositor shall prepare a substitute Assignment or cure such defect, as the case may be, and cause such Assignment to be recorded in accordance with this paragraph. The Depositor shall promptly deliver or cause to be delivered to the Trustee or the respective Custodian such Mortgage or Assignment (or copy thereof as permitted by Section 2.01(b)) with evidence of recording indicated thereon at the time specified in Section 2.01(c).

        If the Depositor delivers to the Trustee or Custodian any Mortgage Note or Assignment of Mortgage in blank, the Depositor shall, or shall cause the Custodian to, complete the endorsement of the Mortgage Note and the Assignment of Mortgage in the name of the Trustee in conjunction with the Interim Certification issued by the Custodian, as contemplated by Section 2.02.

        Any of the items set forth in Sections 2.01(b)(ii), (iii), (iv) and (v) and that may be delivered as a copy rather than the original may be delivered to the Trustee or the Custodian.

        In connection with the assignment of any Mortgage Loan registered on the MERS(R) System, the Depositor further agrees that it will cause, at the Depositor's own expense, within 30 Business Days after the Closing Date, the MERS(R) System to indicate that sucH Mortgage Loans have been assigned by the Depositor to the Trustee in accordance with this Agreement for the benefit of the Certificateholders by including (or deleting, in the case of Mortgage Loans which are repurchased in accordance with this Agreement) in such computer files
(a) the code in the field which identifies the specific Trustee and (b) the code in the field "Pool Field" which identifies the series of the Certificates issued in connection with such Mortgage Loans. The Depositor further agrees that it will not, and will not permit the Master Servicer to, and the Master Servicer agrees that it will not, alter the codes referenced in this paragraph with respect to any Mortgage Loan during the term of this Agreement unless and until such Mortgage Loan is repurchased in accordance with the terms of this Agreement.

(e) It is intended that the conveyances by the Depositor to the Trustee of the Mortgage Loans as provided for in this Section 2.01 and the Uncertificated Regular Interests be construed as a sale by the Depositor to the Trustee of the Mortgage Loans and the Uncertificated Regular Interests for the benefit of the Certificateholders. Further, it is not intended that any such conveyance be deemed to be a pledge of the Mortgage Loans and the Uncertificated Regular Interests by the Depositor to the Trustee to secure a debt or other obligation of the Depositor. Nonetheless, (a) this Agreement is intended to be and hereby is a security agreement within the meaning of Articles 8 and 9 of the New York Uniform Commercial Code and the Uniform Commercial Code of any other applicable jurisdiction; (b) the conveyances provided for in this Section 2.01 shall be deemed to be (1) a grant by the Depositor to the Trustee of a security interest in all of the Depositor's right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to (A) the Mortgage Loans, including the related Mortgage Note, the Mortgage, any insurance policies and all other documents in the related Mortgage File, (B) all amounts payable pursuant to the Mortgage Loans in accordance with the terms thereof, (C) any Uncertificated Regular Interests and any and all general intangibles, payment intangibles, accounts, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit and investment property and other property of whatever kind or description now existing or hereafter acquired consisting of, arising from or relating to any of the foregoing, and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all amounts from time to time held or invested in the Certificate Account or the Custodial Account, whether in the form of cash, instruments, securities or other property and (2) an assignment by the Depositor to the Trustee of any security interest in any and all of Residential Funding's right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to the property described in the foregoing clauses (1)(A), (B), (C) and (D) granted by Residential Funding to the Depositor pursuant to the Assignment Agreement; (c) the possession by the Trustee, the Custodian or any other agent of the Trustee of Mortgage Notes or such other items of property as constitute instruments, money, payment intangibles, negotiable documents, goods, deposit accounts, letters of credit, advices of credit, investment property, certificated securities or chattel paper shall be deemed to be "possession by the secured party," or possession by a purchaser or a person designated by such secured party, for purposes of perfecting the security interest pursuant to the Minnesota Uniform Commercial Code and the Uniform Commercial Code of any other applicable jurisdiction as in effect (including, without limitation, Sections

8-106, 9-313 and 9-106 thereof); and (d) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, securities intermediaries, bailees or agents of, or persons holding for, (as applicable) the Trustee for the purpose of perfecting such security interest under applicable law.

        The Depositor and, at the Depositor's direction, Residential Funding and the Trustee shall, to the extent consistent with this Agreement, take such reasonable actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans and the Uncertificated Regular Interests and the other property described above, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement. Without limiting the generality of the foregoing, the Depositor shall prepare and deliver to the Trustee not less than 15 days prior to any filing date and, the Trustee shall forward for filing, or shall cause to be forwarded for filing, with a copy delivered to the Insurer, at the expense of the Depositor, all filings necessary to maintain the effectiveness of any original filings necessary under the Uniform Commercial Code as in effect in any jurisdiction to perfect the Trustee's security interest in or lien on the Mortgage Loans and the Uncertificated Regular Interests, as evidenced by an Officers Certificate of the Depositor, including without limitation (x) continuation statements, and (y) such other statements as may be occasioned by
(1) any change of name of Residential Funding, the Depositor or the Trustee (such preparation and filing shall be at the expense of the Trustee, if occasioned by a change in the Trustee's name), (2) any change of location of the place of business or the chief executive office of Residential Funding or the Depositor, (3) any transfer of any interest of Residential Funding or the Depositor in any Mortgage Loan or (4) any transfer of any interest of Residential Funding or the Depositor in any Uncertificated Regular Interests.

Section 2.02   Acceptance by Trustee.

        The Trustee acknowledges receipt (or, with respect to Mortgage Loans subject to a Custodial Agreement, and based solely upon a receipt or certification executed by the Custodian, receipt by the respective Custodian as the duly appointed agent of the Trustee) of the documents referred to in Section 2.01(b)(i) above (except that for purposes of such acknowledgement only, a Mortgage Note may be endorsed in blank) and declares that it, or a Custodian as its agent, holds and will hold such documents and the other documents constituting a part of the Mortgage Files delivered to it, or a Custodian as its agent, in trust for the use and benefit of all present and future Certificateholders. The Custodian (such Custodian being so obligated under a Custodial Agreement) agrees, for the benefit of Certificateholders and the Insurer, to review each Mortgage File delivered to it pursuant to Section 2.01(b) within 45 days after the Closing Date to ascertain that all required documents (specifically as set forth in Section 2.01(b)), have been executed and received, and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule, as supplemented, that have been conveyed to it, and to deliver to the Trustee a certificate (the "Interim Certification") to the effect that all documents required to be delivered pursuant to Section 2.01(b) above have been executed and received and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule, except for any exceptions listed on Schedule A attached to such Interim Certification. Upon delivery of the Mortgage Files by the Depositor or the Master Servicer, the Trustee shall acknowledge receipt (or, with respect to Mortgage Loans subject to a Custodial Agreement, and based solely upon a receipt or certification executed by the Custodian, receipt by the respective Custodian as the duly appointed agent of the Trustee) of the documents referred to in Section 2.01(c) above.

        If the Custodian, as the Trustee's agent, finds any document or documents constituting a part of a Mortgage File to be missing or defective, the Trustee shall promptly so notify or cause the Custodian to so notify the Master Servicer and the Depositor with a copy of such notice to the Insurer. Pursuant to Section 2.3 of the Custodial Agreement, the Custodian will notify the Master Servicer, the Depositor, the Insurer and the Trustee of any such omission or defect found by it in respect of any Mortgage File held by it in respect of the items reviewed by it pursuant to the Custodial Agreement. If such omission or defect materially and adversely affects the interests in the related Mortgage Loan of the Certificateholders or the Insurer, the Master Servicer shall promptly notify the related Seller or Subservicer of such omission or defect and request that such Seller or Subservicer correct or cure such omission or defect within 60 days from the date the Master Servicer was notified of such omission or defect and, if such Seller or Subservicer does not correct or cure such omission or defect within such period, that such Seller or Subservicer purchase such Mortgage Loan from the Trust Fund at its Purchase Price, in either case within 90 days from the date the Master Servicer was notified of such omission or defect; provided that if the omission or defect would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Code, any such cure or repurchase must occur within 90 days from the date such breach was discovered. The Purchase Price for any such Mortgage Loan shall be deposited or caused to be deposited by the Master Servicer in the Custodial Account maintained by it pursuant to Section 3.07 and, upon receipt by the Trustee of written notification of such deposit signed by a Servicing Officer, the Trustee or any Custodian, as the case may be, shall release to the Master Servicer the related Mortgage File and the Trustee shall execute and deliver such instruments of transfer or assignment prepared by the Master Servicer, in each case without recourse, as shall be necessary to vest in the Seller or the Subservicer or its designee, as the case may be, any Mortgage Loan released pursuant hereto and thereafter such Mortgage Loan shall not be part of the Trust Fund. In furtherance of the foregoing and Section 2.04, if the Seller or the Subservicer that repurchases the Mortgage Loan is not a member of MERS and the Mortgage is registered on the MERS(R) System, the Master Servicer, at its own expense and without anY right of reimbursement, shall cause MERS to execute and deliver an assignment of the Mortgage in recordable form to transfer the Mortgage from MERS to such Seller or the Subservicer or Residential Funding and shall cause such Mortgage to be removed from registration on the MERS(R) System in accordance with MERS' rules and regulations. It iS understood and agreed that the obligation of the Seller or the Subservicer, to so cure or purchase any Mortgage Loan as to which a material and adverse defect in or omission of a constituent document exists shall constitute the sole remedy respecting such defect or omission available to Certificateholders, the Insurer or the Trustee on behalf of Certificateholders (except for the Insurer's rights under the Insurance Agreement).

Section 2.03 Representations, Warranties and Covenants of the Master Servicer and the Depositor.

(a) The Master Servicer hereby represents and warrants to the Trustee for the benefit of the Certificateholders and the Insurer that:

(i) The Master Servicer is a corporation duly organized, validly existing and in good standing under the laws governing its creation and existence and is or will be in compliance with the laws of each state in which any Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan in accordance with the terms of this Agreement;

(ii) The execution and delivery of this Agreement by the Master Servicer and its performance and compliance with the terms of this Agreement will not violate the Master Servicer's Certificate of Incorporation or Bylaws or constitute a material default (or an event which, with notice or lapse of time, or both, would constitute a material default) under, or result in the material breach of, any material contract, agreement or other instrument to which the Master Servicer is a party or which may be applicable to the Master Servicer or any of its assets;

(iii) This Agreement, assuming due authorization, execution and delivery by the Trustee and the Depositor, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against it in accordance with the terms hereof subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and to general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

(iv) The Master Servicer is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Master Servicer or its properties or might have consequences that would materially adversely affect its performance hereunder;

(v) No litigation is pending or, to the best of the Master Servicer's knowledge, threatened against the Master Servicer which would prohibit its entering into this Agreement or performing its obligations under this Agreement;

(vi) The Master Servicer will comply in all material respects in the performance of this Agreement with all reasonable rules and requirements of each insurer under each Required Insurance Policy;

(vii) No information, certificate of an officer, statement furnished in writing or report delivered to the Depositor, any Affiliate of the Depositor or the Trustee by the Master Servicer will, to the knowledge of the Master Servicer, contain any untrue statement of a material fact or omit a material fact necessary to make the information, certificate, statement or report not misleading;

(viii) The Master Servicer has examined each existing, and will examine each new, Subservicing Agreement and is or will be familiar with the terms thereof. The terms of each existing Subservicing Agreement and each designated Subservicer are acceptable to the Master Servicer and any new Subservicing Agreements will comply with the provisions of Section 3.02; and

(ix) The Master Servicer is a member of MERS in good standing, and will comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Mortgage Loans that are registered with MERS.

        It is understood and agreed that the representations and warranties set forth in this Section 2.03(a) shall survive delivery of the respective Mortgage Files to the Trustee or any Custodian.

        Upon discovery by either the Depositor, the Master Servicer, the Insurer, the Trustee or any Custodian of a breach of any representation or warranty set forth in this Section 2.03(a) which materially and adversely affects the interests of the Certificateholders or the Insurer in any Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties (any Custodian being so obligated under a Custodial Agreement). Within 90 days of its discovery or its receipt of notice of such breach, the Master Servicer shall either (i) cure such breach in all material respects or
(ii) to the extent that such breach is with respect to a Mortgage Loan or a related document, purchase such Mortgage Loan from the Trust Fund at the Purchase Price and in the manner set forth in Section 2.02; provided that if the omission or defect would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Code, any such cure or repurchase must occur within 90 days from the date such breach was discovered. The obligation of the Master Servicer to cure such breach or to so purchase such Mortgage Loan shall constitute the sole remedy in respect of a breach of a representation and warranty set forth in this Section 2.03(a) available to the Certificateholders or the Trustee on behalf of the Certificateholders.

(b) The Depositor hereby represents and warrants to the Trustee for the benefit of the Certificateholders and the Insurer that as of the Closing Date (or, if otherwise specified below, as of the date so specified):

(i) The information set forth in Exhibit F hereto with respect to each Mortgage Loan or the Mortgage Loans, as the case may be, is true and correct in all material respects at the respective date or dates which such information is furnished;

(ii) Immediately prior to the conveyance of the Mortgage Loans to the Trustee, the Depositor had good title to, and was the sole owner of, each Mortgage Loan free and clear of any pledge, lien, encumbrance or security interest (other than rights to servicing and related compensation) and such conveyance validly transfers ownership of the Mortgage Loans to the Trustee free and clear of any pledge, lien, encumbrance or security interest; and

(iii) Each Mortgage Loan constitutes a qualified mortgage under Section 860G(a)(3)(A) of the Code and Treasury Regulations Section 1.860G-2(a)(1).

        It is understood and agreed that the representations and warranties set forth in this Section 2.03(b) shall survive delivery of the respective Mortgage Files to the Trustee or any Custodian.

        Upon discovery by any of the Depositor, the Master Servicer, the Insurer, the Trustee or any Custodian of a breach of any of the representations and warranties set forth in this Section 2.03(b) which materially and adversely affects the interests of the Certificateholders or the Insurer in any Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties (including the Insurer) (any Custodian being so obligated under a Custodial Agreement); provided, however, that in the event of a breach of the representation and warranty set forth in Section 2.03(b)(iii), the party discovering such breach shall give such notice within five days of discovery. Within 90 days of its discovery or its receipt of notice of breach, the Depositor shall either (i) cure such breach in all material respects or (ii) purchase such Mortgage Loan from the Trust Fund at the Purchase Price and in the manner set forth in Section 2.02; provided that the Depositor shall have the option to substitute a Qualified Substitute Mortgage Loan or Loans for such Mortgage Loan if such substitution occurs within two years following the Closing Date; provided that if the omission or defect would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Code, any such cure, substitution or repurchase must occur within 90 days from the date such breach was discovered. Any such substitution shall be effected by the Depositor under the same terms and conditions as provided in Section 2.04 for substitutions by Residential Funding. It is understood and agreed that the obligation of the Depositor to cure such breach or to so purchase or substitute for any Mortgage Loan as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to the Certificateholders or the Trustee on behalf of the Certificateholders. Notwithstanding the foregoing, the Depositor shall not be required to cure breaches or purchase or substitute for Mortgage Loans as provided in this
Section 2.03(b) if the substance of the breach of a representation set forth above also constitutes fraud in the origination of the Mortgage Loan.

Section 2.04   Representations and Warranties of Residential Funding.

        The Depositor, as assignee of Residential Funding under the Assignment Agreement, hereby assigns to the Trustee for the benefit of the Certificateholders all of its right, title and interest in respect of the Assignment Agreement applicable to a Mortgage Loan. Insofar as the Assignment Agreement relates to the representations and warranties made by Residential Funding or the related Seller in respect of such Mortgage Loan and any remedies provided thereunder for any breach of such representations and warranties, such right, title and interest may be enforced by the Master Servicer on behalf of the Trustee and the Certificateholders. Upon the discovery by the Depositor, the Master Servicer, the Trustee, the Insurer or any Custodian of a breach of any of the representations and warranties made or assigned in the Assignment Agreement in respect of any Mortgage Loan or of any Repurchase Event which materially and adversely affects the interests of the Certificateholders or the Insurer in such Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties (including the Insurer) (any Custodian being so obligated under a Custodial Agreement). The Master Servicer shall promptly notify the related Seller or Residential Funding, as the case may be, of such breach or Repurchase Event and request that such Seller or Residential Funding, as the case may be, either (i) cure such breach or Repurchase Event in all material respects within 90 days from the date the Master Servicer was notified of such breach or Repurchase Event or (ii) purchase such Mortgage Loan from the Trust Fund at the Purchase Price and in the manner set forth in Section 2.02; provided that, in the case of a breach or Repurchase Event under the Assignment Agreement, Residential Funding shall have the option to substitute a Qualified Substitute Mortgage Loan or Loans for such Mortgage Loan if such substitution occurs within two years following the Closing Date; provided that if the breach would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Code, any such cure or substitution must occur within 90 days from the date the breach was discovered. In the event that Residential Funding elects to substitute a Qualified Substitute Mortgage Loan or

Loans for a Deleted Mortgage Loan pursuant to this Section 2.04, Residential Funding shall deliver to the Trustee for the benefit of the Certificateholders and the Insurer with respect to such Qualified Substitute Mortgage Loan or Loans, the original Mortgage Note, the Mortgage, an Assignment of the Mortgage in recordable form, and such other documents and agreements as are required by
Section 2.01, with the Mortgage Note endorsed as required by Section 2.01. No substitution will be made in any calendar month after the Determination Date for such month. Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution shall not be part of the Trust Fund and will be retained by the Master Servicer and remitted by the Master Servicer to Residential Funding on the next succeeding Distribution Date. For the month of substitution, distributions to the Certificateholders will include the Monthly Payment due on a Deleted Mortgage Loan for such month and thereafter Residential Funding shall be entitled to retain all amounts received in respect of such Deleted Mortgage Loan. The Master Servicer shall amend or cause to be amended the Mortgage Loan Schedule for the benefit of the Certificateholders and the Insurer to reflect the removal of such Deleted Mortgage Loan and the substitution of the Qualified Substitute Mortgage Loan or Loans and the Master Servicer shall deliver the amended Mortgage Loan Schedule to the Trustee. Upon such substitution, the Qualified Substitute Mortgage Loan or Loans shall be subject to the terms of this Agreement and the related Subservicing Agreement in all respects, and Residential Funding shall be deemed to have made the representations and warranties with respect to the Qualified Substitute Mortgage Loan contained in Section 4 of the Assignment Agreement, as of the date of substitution, and the covenants, representations and warranties set forth in this Section 2.04, and in Section 2.03 hereof and in Section 4 of the Assignment Agreement, and the Master Servicer shall be obligated to repurchase or substitute for any Qualified Substitute Mortgage Loan as to which a Repurchase Event (as defined in the Assignment Agreement) has occurred pursuant to Section 4 of the Assignment Agreement.

        In connection with the substitution of one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Master Servicer will determine the amount (if any) by which the aggregate principal balance of all such Qualified Substitute Mortgage Loans as of the date of substitution is less than the aggregate Stated Principal Balance of all such Deleted Mortgage Loans (in each case after application of the principal portion of the Monthly Payments due in the month of substitution that are to be distributed to the Certificateholders in the month of substitution). Residential Funding shall deposit the amount of such shortfall into the Custodial Account on the day of substitution, without any reimbursement therefor. Residential Funding shall give notice in writing to the Trustee and the Insurer of such event, which notice shall be accompanied by an Officers' Certificate as to the calculation of such shortfall and (subject to Section 10.01(f)) by an Opinion of Counsel to the effect that such substitution will not cause (a) any federal tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860F(a)(1) of the Code or on "contributions after the startup date" under Section 860G(d)(1) of the Code or
(b) any portion of REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC at any time that any Certificate is outstanding.

        It is understood and agreed that the obligation of the Residential Funding to cure such breach or purchase or to substitute for such Mortgage Loan as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to the Certificateholders or the Trustee on behalf of the Certificateholders. If the Master Servicer is Residential Funding, then the Trustee shall also have the right to give the notification and require the purchase or substitution provided for in the second preceding paragraph in the event of such a breach of a representation or warranty made by Residential Funding in the Assignment Agreement. In connection with the purchase of or substitution for any such Mortgage Loan by Residential Funding, the Trustee shall assign to Residential Funding all of the right, title and interest in respect of the Assignment Agreement applicable to such Mortgage Loan.

Section 2.05 Execution and Authentication of Certificates; Conveyance of Uncertificated REMIC Regular Interests.

(a) The Trustee acknowledges the assignment to it of the Mortgage Loans and the delivery of the Mortgage Files to it, or any Custodian on its behalf, subject to any exceptions noted, together with the assignment to it of all other assets included in the Trust Fund, receipt of which is hereby acknowledged. Concurrently with such delivery and in exchange therefor, the Trustee, pursuant to the written request of the Depositor executed by an officer of the Depositor, has executed and caused to be authenticated and delivered to or upon the order of the Depositor the Certificates in authorized denominations which evidence ownership of the entire Trust Fund.

(b) The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the REMIC I Regular Interests for the benefit of the Holders of the REMIC II Regular Interests and the Holders of the Class R-II Certificates. The Trustee acknowledges receipt of the REMIC I Regular Interests (which are uncertificated) and declares that it holds and will hold the same in trust for the exclusive use and benefit of the Holders of the REMIC II Regular Interests and Holders of the Class R-II Certificates. The interests evidenced by the Class R-II Certificates, together with the REMIC II Regular Interests, constitute the entire beneficial ownership interest in REMIC II.

(c) The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the REMIC II Regular Interests for the benefit of the holders of the Regular Certificates and the Class R-III Certificates. The Trustee acknowledges receipt of the REMIC II Regular Interests (which are uncertificated) and declares that it holds and will hold the same in trust for the exclusive use and benefit of the holders of the Regular Certificates and the Class R-III Certificates. The interests evidenced by the Class R-III Certificate, together with the Regular Certificates, constitute the entire beneficial ownership interest in REMIC III.

(d) In exchange for the REMIC I Regular Interests and REMIC II Regular Interests and, concurrently with the assignment to the Trustee thereof, pursuant to the written request of the Depositor executed by an officer of the Depositor, the Trustee has executed, authenticated and delivered to or upon the order of the Depositor, the Regular Certificates in authorized denominations evidencing (together with the Class R-III Certificates) the entire beneficial ownership interest in REMIC III.

Section 2.06 Purposes and Powers of the Trust.

        The purpose of the trust, as created hereunder, is to engage in the following activities:

(a) to sell the  Certificates  to the  Depositor  in exchange  for the  Mortgage
Loans;

(b) to enter into and perform its obligations under this Agreement;

(c) to engage in those activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith; and

(d) subject to compliance with this Agreement, to engage in such other activities as may be required in connection with conservation of the Trust Fund and the making of distributions to the Certificateholders.

        The trust is hereby authorized to engage in the foregoing activities. Notwithstanding the provisions of Section 11.01, the trust shall not engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of this Agreement while any Certificate is outstanding, and this Section 2.06 may not be amended, without the consent of the Certificateholders evidencing a majority of the aggregate Voting Rights of the Certificates.

                                  ARTICLE III

                          ADMINISTRATION AND SERVICING
                                OF MORTGAGE LOANS

Section 3.01   Master Servicer to Act as Servicer.

(a) The Master Servicer shall service and administer the Mortgage Loans in accordance with the terms of this Agreement and the respective Mortgage Loans, following such procedures as it would employ in its good faith business judgment and which are normal and usual in its general mortgage servicing activities, and shall have full power and authority, acting alone or through Subservicers as provided in Section 3.02, to do any and all things which it may deem necessary or desirable in connection with such servicing and administration. Without limiting the generality of the foregoing, the Master Servicer in its own name or in the name of a Subservicer is hereby authorized and empowered by the Trustee when the Master Servicer or the Subservicer, as the case may be, believes it appropriate in its best judgment, to execute and deliver, on behalf of the Certificateholders and the Trustee or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, or of consent to assumption or modification in connection with a proposed conveyance, or of assignment of any Mortgage and Mortgage Note in connection with the repurchase of a Mortgage Loan and all other comparable instruments, or with respect to the modification or re-recording of a Mortgage for the purpose of correcting the Mortgage, the subordination of the lien of the Mortgage in favor of a public utility company or government agency or unit with powers of eminent domain, the taking of a deed in lieu of foreclosure, the commencement, prosecution or completion of judicial or non-judicial foreclosure, the conveyance of a Mortgaged Property to the related insurer, the acquisition of any property acquired by foreclosure or deed in lieu of foreclosure, or the management, marketing and conveyance of any property acquired by foreclosure or deed in lieu of foreclosure with respect to the Mortgage Loans and with respect to the Mortgaged Properties. The Master Servicer further is authorized and empowered by the Trustee, on behalf of the Certificateholders and the Trustee, in its own name or in the name of the Subservicer, when the Master Servicer or the Subservicer, as the case may be, believes it is appropriate in its best judgment to register any Mortgage Loan on the MERS(R) System, or cause the removaL from the registration of any Mortgage Loan on the MERS(R) System, to execute and deliver, oN behalf of the Trustee and the Certificateholders or any of them, any and all instruments of assignment and other comparable instruments with respect to such assignment or re-recording of a Mortgage in the name of MERS, solely as nominee for the Trustee and its successors and assigns. Any expenses incurred in connection with the actions described in the preceding sentence shall be borne by the Master Servicer in accordance with Section 3.16(c), with no right of reimbursement; provided, that if, as a result of MERS discontinuing or becoming unable to continue operations in connection with the MERS System, it becomes necessary to remove any Mortgage Loan from registration on the MERS System and to arrange for the assignment of the related Mortgages to the Trustee, then any related expenses shall be reimbursable to the Master Servicer. Notwithstanding the foregoing, subject to Section 3.07(a), the Master Servicer shall not permit any modification with respect to any Mortgage Loan that would both constitute a sale or exchange of such Mortgage Loan within the meaning of Section 1001 of the Code and any proposed, temporary or final regulations promulgated thereunder (other than in connection with a proposed conveyance or assumption of such Mortgage Loan that is treated as a Principal Prepayment in Full pursuant to Section 3.13(d) hereof) and cause any of REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC under the Code. The Trustee shall furnish the Master Servicer with any powers of attorney and other documents necessary or appropriate to enable the Master Servicer to service and administer the Mortgage Loans. The Trustee shall not be liable for any action taken by the Master Servicer or any Subservicer pursuant to such powers of attorney. In servicing and administering any Nonsubserviced Mortgage Loan, the Master Servicer shall, to the extent not inconsistent with this Agreement, comply with the Program Guide as if it were the originator of such Mortgage Loan and had retained the servicing rights and obligations in respect thereof. In connection with servicing and administering the Mortgage Loans, the Master Servicer and any Affiliate of the Master Servicer (i) may perform services such as appraisals and brokerage services that are customarily provided by Persons other than servicers of mortgage loans, and shall be entitled to reasonable compensation therefor in accordance with Section 3.10 and (ii) may, at its own discretion and on behalf of the Trustee, obtain credit information in the form of a "credit score" from a credit repository.

(b) All costs incurred by the Master Servicer or by Subservicers in effecting the timely payment of taxes and assessments on the properties subject to the Mortgage Loans shall not, for the purpose of calculating monthly distributions to the Certificateholders, be added to the amount owing under the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loan so permit, and such costs shall be recoverable to the extent permitted by Section 3.10(a)(ii).

(c) The Master Servicer may enter into one or more agreements in connection with the offering of pass-through certificates evidencing interests in one or more of the Certificates providing for the payment by the Master Servicer of amounts received by the Master Servicer as servicing compensation hereunder and required to cover certain Prepayment Interest Shortfalls on the Mortgage Loans, which payment obligation will thereafter be an obligation of the Master Servicer hereunder.

Section 3.02 Subservicing Agreements Between Master Servicer and Subservicers; Enforcement of Subservicers' Obligations; Special Servicing.

(a) The Master Servicer may continue in effect Subservicing Agreements entered into by Residential Funding and Subservicers prior to the execution and delivery of this Agreement, and may enter into new Subservicing Agreements with Subservicers, for the servicing and administration of all or some of the Mortgage Loans. Each Subservicer shall be either (i) an institution the accounts of which are insured by the FDIC or (ii) another entity that engages in the business of originating or servicing mortgage loans, and in either case shall be authorized to transact business in the state or states in which the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law to enable the Subservicer to perform its obligations hereunder and under the Subservicing Agreement, and in either case shall be a Freddie Mac, Fannie Mae or HUD approved mortgage servicer. Each Subservicer of a Mortgage Loan shall be entitled to receive and retain, as provided in the related Subservicing Agreement and in Section 3.07, the related Subservicing Fee from payments of interest received on such Mortgage Loan after payment of all amounts required to be remitted to the Master Servicer in respect of such Mortgage Loan. For any Mortgage Loan that is a Nonsubserviced Mortgage Loan, the

Master Servicer shall be entitled to receive and retain an amount equal to the Subservicing Fee from payments of interest. Unless the context otherwise requires, references in this Agreement to actions taken or to be taken by the Master Servicer in servicing the Mortgage Loans include actions taken or to be taken by a Subservicer on behalf of the Master Servicer. Each Subservicing Agreement will be upon such terms and conditions as are generally required by, permitted by or consistent with the Program Guide and are not inconsistent with this Agreement and as the Master Servicer and the Subservicer have agreed. With the approval of the Master Servicer, a Subservicer may delegate its servicing obligations to third-party servicers, but such Subservicer will remain obligated under the related Subservicing Agreement. The Master Servicer and a Subservicer may enter into amendments thereto or a different form of Subservicing Agreement, and the form referred to or included in the Program Guide is merely provided for information and shall not be deemed to limit in any respect the discretion of the Master Servicer to modify or enter into different Subservicing Agreements; provided, however, that any such amendments or different forms shall be consistent with and not violate the provisions of either this Agreement or the Program Guide in a manner which would materially and adversely affect the interests of the Certificateholders or the Insurer.

(b) As part of its servicing activities hereunder, the Master Servicer, for the benefit of the Trustee, the Insurer and the Certificateholders, shall use its best reasonable efforts to enforce the obligations of each Subservicer under the related Subservicing Agreement, to the extent that the non-performance of any such obligation would have a material and adverse effect on a Mortgage Loan, including, without limitation, the obligation to purchase a Mortgage Loan on account of defective documentation, as described in Section 2.02, or on account of a breach of a representation or warranty, as described in Section 2.04. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Subservicing Agreements, as appropriate, and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer would employ in its good faith business judgment and which are normal and usual in its general mortgage servicing activities. The Master Servicer shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loan or (ii) from a specific recovery of costs, expenses or attorneys fees against the party against whom such enforcement is directed.

Section 3.03   Successor Subservicers.

        The Master Servicer shall be entitled to terminate any Subservicing Agreement that may exist in accordance with the terms and conditions of such Subservicing Agreement and without any limitation by virtue of this Agreement; provided, however, that in the event of termination of any Subservicing Agreement by the Master Servicer or the Subservicer, the Master Servicer shall either act as servicer of the related Mortgage Loan or enter into a Subservicing Agreement with a successor Subservicer which will be bound by the terms of the related Subservicing Agreement. If the Master Servicer or any Affiliate of Residential Funding acts as servicer, it will not assume liability for the representations and warranties of the Subservicer which it replaces. If the Master Servicer enters into a Subservicing Agreement with a successor
Subservicer, the Master Servicer shall use reasonable efforts to have the successor Subservicer assume liability for the representations and warranties made by the terminated Subservicer in respect of the related Mortgage Loans and, in the event of any such assumption by the successor Subservicer, the Master Servicer may, in the exercise of its business judgment, release the terminated Subservicer from liability for such representations and warranties.

Section 3.04   Liability of the Master Servicer.
               --------------------------------

        Notwithstanding any Subservicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Master Servicer or a Subservicer or reference to actions taken through a Subservicer or otherwise, the Master Servicer shall remain obligated and liable to the Trustee, the Insurer and Certificateholders for the servicing and administering of the Mortgage Loans in accordance with the provisions of Section 3.01 without diminution of such obligation or liability by virtue of such Subservicing Agreements or arrangements or by virtue of indemnification from the Subservicer or the Depositor and to the same extent and under the same terms and conditions as if the Master Servicer alone were servicing and administering the Mortgage Loans. The Master Servicer shall be entitled to enter into any agreement with a Subservicer for indemnification of the Master Servicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

Section 3.05 No Contractual Relationship Between Subservicer and Trustee or Certificateholders.

        Any Subservicing Agreement that may be entered into and any other transactions or services relating to the Mortgage Loans involving a Subservicer in its capacity as such and not as an originator shall be deemed to be between the Subservicer and the Master Servicer alone and the Trustee and Certificateholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Subservicer in its capacity as such except as set forth in Section 3.06. The foregoing provision shall not in any way limit a Subservicer's obligation to cure an omission or defect or to repurchase a Mortgage Loan as referred to in Section
2.02 hereof.

Section 3.06   Assumption or Termination of Subservicing Agreements by Trustee.

(a) In the event the Master Servicer shall for any reason no longer be the master servicer (including by reason of an Event of Default), the Trustee, its designee or its successor shall thereupon assume all of the rights and obligations of the Master Servicer under each Subservicing Agreement that may have been entered into. The Trustee, its designee or the successor servicer for the Trustee shall be deemed to have assumed all of the Master Servicer's interest therein and to have replaced the Master Servicer as a party to the Subservicing Agreement to the same extent as if the Subservicing Agreement had been assigned to the assuming party except that the Master Servicer shall not thereby be relieved of any liability or obligations under the Subservicing Agreement.

(b) The Master Servicer shall, upon request of the Trustee but at the expense of the Master Servicer, deliver to the assuming party all documents and records relating to each Subservicing Agreement and the Mortgage Loans then being serviced and an accounting of amounts collected and held by it and otherwise use its best efforts to effect the orderly and efficient transfer of each Subservicing Agreement to the assuming party.

Section 3.07 Collection of Certain Mortgage Loan Payments; Deposits to Custodial Account.

(a) The Master Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans, and shall, to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any related Primary Insurance Policy, follow such collection procedures as it would employ in its good faith business judgment and which are normal and usual in its general mortgage servicing activities. Consistent with the foregoing, the Master Servicer may in its discretion (i) waive any late payment charge or any prepayment charge or penalty interest in connection with the prepayment of a Mortgage Loan and (ii) extend the Due Date for payments due on a Mortgage Loan in accordance with the Program Guide, provided, however, that the Master Servicer shall first determine that any such waiver or extension will not impair the coverage of any related Primary Insurance Policy or materially adversely affect the lien of the related Mortgage. In the event of any such arrangement, the Master Servicer shall make timely advances on the related Mortgage Loan during the scheduled period in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangements unless otherwise agreed to by the Holders of the Classes of Certificates affected thereby; provided, however, that no such extension shall be made if any advance would be a Nonrecoverable Advance. Consistent with the terms of this Agreement, the Master Servicer may also waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in the Master Servicer's determination such waiver, modification, postponement or indulgence is not materially adverse to the interests of the Certificateholders or the Insurer (taking into account any estimated Realized Loss that might result absent such action), provided, however, that the Master Servicer may not modify materially or permit any Subservicer to modify any Mortgage Loan, including without limitation any modification that would change the Mortgage Rate, forgive the payment of any principal or interest (unless in connection with the liquidation of the related Mortgage Loan or except in connection with prepayments to the extent that such reamortization is not inconsistent with the terms of the Mortgage Loan), capitalize any amounts owing on the Mortgage Loan by adding such amount to the outstanding principal balance of the Mortgage Loan, or extend the final maturity date of such Mortgage Loan, unless such Mortgage Loan is in default or, in the judgment of the Master Servicer, such default is reasonably foreseeable. No such modification shall reduce the Mortgage Rate on a Mortgage Loan below one-half of the Mortgage Rate as in effect on the Cut-off Date, but not less than the sum of the rates at which the Servicing Fee, the Subservicing Fee and the Certificate Insurer Premium Rate accrue. The final maturity date for any Mortgage Loan shall not be extended beyond the Maturity Date. Also, the Stated Principal Balance of all Reportable Modified Mortgage Loans subject to Servicing Modifications (measured at the time of the Servicing Modification and after giving effect to any Servicing Modification) can be no more than five percent of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, unless such limit is increased from time to time with the consent of the Rating Agencies and the Certificate Insurer. In addition, any amounts owing on a Mortgage Loan added to the outstanding principal balance of such Mortgage Loan must be fully amortized over the term of such Mortgage Loan, and such amounts may be added to the outstanding principal balance of a Mortgage Loan only once during the life of such Mortgage Loan. Also, the addition of such amounts described in the preceding sentence shall be implemented in accordance with the Program Guide and may be implemented only by Subservicers that have been approved by the Master Servicer for such purpose. In connection with any Curtailment of a Mortgage Loan, the Master Servicer, to the extent not inconsistent with the terms of the Mortgage Note and local law and practice, may permit the Mortgage Loan to be reamortized such that the Monthly Payment is recalculated as an amount that will fully amortize the remaining principal balance thereof by the original Maturity Date based on the original Mortgage Rate; provided, that such reamortization shall not be permitted if it would constitute a reissuance of the Mortgage Loan for federal income tax purposes.

(b) The Master Servicer shall establish and maintain a Custodial Account in which the Master Servicer shall deposit or cause to be deposited on a daily basis, except as otherwise specifically provided herein, the following payments and collections remitted by Subservicers or received by it in respect of the Mortgage Loans subsequent to the Cut-off Date (other than in respect of principal and interest on the Mortgage Loans due on or before the Cut-off Date):

(i) All payments on account of principal, including Principal Prepayments made by Mortgagors on the Mortgage Loans and the principal component of any Subservicer Advance or of any REO Proceeds received in connection with an REO Property for which an REO Disposition has occurred;

(ii) All payments on account of interest at the Adjusted Mortgage Rate on the Mortgage Loans, including the interest component of any Subservicer Advance or of any REO Proceeds received in connection with an REO Property for which an REO Disposition has occurred;

(iii) Insurance Proceeds, Subsequent Recoveries and Liquidation Proceeds (net of any related expenses of the Subservicer);

(iv) All proceeds of any Mortgage Loans purchased pursuant to Section 2.02, 2.03, 2.04, 4.07 or 4.08 and all amounts required to be deposited in connection with the substitution of a Qualified Substitute Mortgage Loan pursuant to
Section 2.03 or 2.04; and

(v) Any amounts required to be deposited pursuant to Section 3.07(c) and any payments or collections in the nature of prepayment charges.

        The foregoing requirements for deposit in the Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments on the Mortgage Loans which are not part of the Trust Fund (consisting of payments in respect of principal and interest on the Mortgage Loans received prior to the Cut-off Date) and payments or collections consisting of late payment charges or assumption fees may but need not be deposited by the Master Servicer in the Custodial Account. In the event any amount not required to be deposited in the Custodial Account is so deposited, the Master Servicer may at any time withdraw such amount from the Custodial Account, any provision herein to the contrary notwithstanding. The Custodial Account may contain funds that belong to one or more trust funds created for mortgage pass-through certificates of other series and may contain other funds respecting payments on mortgage loans belonging to the Master Servicer or serviced or master serviced by it on behalf of others. Notwithstanding such commingling of funds, the Master Servicer shall keep records that accurately reflect the funds on deposit in the Custodial Account that have been identified by it as being attributable to the Mortgage Loans.

        With respect to Insurance Proceeds, Liquidation Proceeds, REO Proceeds and the proceeds of the purchase of any Mortgage Loan pursuant to Sections 2.02, 2.03, 2.04, 4.07 and 4.08 received in any calendar month, the Master Servicer may elect to treat such amounts as included in the Available Distribution Amount for the Distribution Date in the month of receipt, but is not obligated to do so. If the Master Servicer so elects, such amounts will be deemed to have been received (and any related Realized Loss shall be deemed to have occurred) on the last day of the month prior to the receipt thereof.

(c) The Master Servicer shall use its best efforts to cause the institution maintaining the Custodial Account to invest the funds in the Custodial Account attributable to the Mortgage Loans in Permitted Investments which shall mature not later than the Certificate Account Deposit Date next following the date of such investment (with the exception of the Amount Held for Future Distribution) and which shall not be sold or disposed of prior to their maturities. All income and gain realized from any such investment shall be for the benefit of the Master Servicer as additional servicing compensation and shall be subject to its withdrawal or order from time to time. The amount of any losses incurred in respect of any such investments attributable to the investment of amounts in respect of the Mortgage Loans shall be deposited in the Custodial Account by the Master Servicer out of its own funds immediately as realized.

(d) The Master Servicer shall give notice to the Trustee, the Insurer and the Depositor of any change in the location of the Custodial Account and the location of the Certificate Account prior to the use thereof.

Section 3.08   Subservicing Accounts; Servicing Accounts.

(a) In those cases where a Subservicer is servicing a Mortgage Loan pursuant to a Subservicing Agreement, the Master Servicer shall cause the Subservicer, pursuant to the Subservicing Agreement, to establish and maintain one or more Subservicing Accounts which shall be an Eligible Account or, if such account is not an Eligible Account, shall generally satisfy the requirements of the Program Guide and be otherwise acceptable to the Master Servicer, the Insurer and each Rating Agency. The Subservicer will be required thereby to deposit into the Subservicing Account on a daily basis all proceeds of Mortgage Loans received by the Subservicer, less its Subservicing Fees and unreimbursed advances and expenses, to the extent permitted by the Subservicing Agreement. If the Subservicing Account is not an Eligible Account, the Master Servicer shall be deemed to have received such monies upon receipt thereof by the Subservicer. The Subservicer shall not be required to deposit in the Subservicing Account payments or collections in the nature of late charges or assumption fees, or payments or collections received in the nature of prepayment charges to the extent that the Subservicer is entitled to retain such amounts pursuant to the Subservicing Agreement. On or before the date specified in the Program Guide, but in no event later than the Determination Date, the Master Servicer shall cause the Subservicer, pursuant to the Subservicing Agreement, to remit to the Master Servicer for deposit in the Custodial Account all funds held in the Subservicing Account with respect to each Mortgage Loan serviced by such Subservicer that are required to be remitted to the Master Servicer. The Subservicer will also be required, pursuant to the Subservicing Agreement, to advance on such scheduled date of remittance amounts equal to any scheduled monthly installments of principal and interest less its Subservicing Fees on any Mortgage Loans for which payment was not received by the Subservicer. This obligation to advance with respect to each Mortgage Loan will continue up to and including the first of the month following the date on which the related
Mortgaged Property is sold at a foreclosure sale or is acquired by the Trust Fund by deed in lieu of foreclosure or otherwise. All such advances received by the Master Servicer shall be deposited promptly by it in the Custodial Account.

(b) The Subservicer may also be required, pursuant to the Subservicing Agreement, to remit to the Master Servicer for deposit in the Custodial Account interest at the Adjusted Mortgage Rate (or Modified Net Mortgage Rate plus the rate per annum at which the Servicing Fee and the Certificate Insurer Premium Modified Rate, if any, accrues in the case of a Modified Mortgage Loan) on any Curtailment received by such Subservicer in respect of a Mortgage Loan from the related Mortgagor during any month that is to be applied by the Subservicer to reduce the unpaid principal balance of the related Mortgage Loan as of the first day of such month, from the date of application of such Curtailment to the first day of the following month. Any amounts paid by a Subservicer pursuant to the preceding sentence shall be for the benefit of the Master Servicer as additional servicing compensation and shall be subject to its withdrawal or order from time to time pursuant to Sections 3.10(a)(iv) and (v).

(c) In addition to the Custodial Account and the Certificate Account, the Master Servicer shall for any Nonsubserviced Mortgage Loan, and shall cause the Subservicers for Subserviced Mortgage Loans to, establish and maintain one or more Servicing Accounts and deposit and retain therein all collections from the Mortgagors (or advances from Subservicers) for the payment of taxes, assessments, hazard insurance premiums, Primary Insurance Policy premiums, if applicable, or comparable items for the account of the Mortgagors. Each Servicing Account shall satisfy the requirements for a Subservicing Account and, to the extent permitted by the Program Guide or as is otherwise acceptable to the Master Servicer, may also function as a Subservicing Account. Withdrawals of amounts related to the Mortgage Loans from the Servicing Accounts may be made only to effect timely payment of taxes, assessments, hazard insurance premiums, Primary Insurance Policy premiums, if applicable, or comparable items, to reimburse the Master Servicer or Subservicer out of related collections for any payments made pursuant to Sections 3.11 (with respect to the Primary Insurance Policy) and 3.12(a) (with respect to hazard insurance), to refund to any Mortgagors any sums as may be determined to be overages, to pay interest, if required, to Mortgagors on balances in the Servicing Account or to clear and terminate the Servicing Account at the termination of this Agreement in accordance with Section 9.01 or in accordance with the Program Guide. As part of its servicing duties, the Master Servicer shall, and the Subservicers will, pursuant to the Subservicing Agreements, be required to pay to the Mortgagors interest on funds in this account to the extent required by law.

(d) The Master Servicer shall advance the payments referred to in the preceding subsection that are not timely paid by the Mortgagors or advanced by the Subservicers on the date when the tax, premium or other cost for which such payment is intended is due, but the Master Servicer shall be required so to advance only to the extent that such advances, in the good faith judgment of the Master Servicer, will be recoverable by the Master Servicer out of Insurance Proceeds, Liquidation Proceeds or otherwise.

Section 3.09 Access to Certain Documentation and Information Regarding the Mortgage Loans.

        In the event that compliance with this Section 3.09 shall make any Class of Certificates legal for investment by federally insured savings and loan associations, the Master Servicer shall provide, or cause the Subservicers to provide, to the Trustee, the Office of Thrift Supervision or the FDIC and the supervisory agents and examiners thereof access to the documentation regarding the Mortgage Loans required by applicable regulations of the Office of Thrift Supervision, such access being afforded without charge but only upon reasonable request and during normal business hours at the offices designated by the Master Servicer. The Master Servicer shall permit such representatives to photocopy any such documentation and shall provide equipment for that purpose at a charge reasonably approximating the cost of such photocopying to the Master Servicer.

Section 3.10   Permitted Withdrawals from the Custodial Account.

(a) The Master Servicer may, from time to time as provided herein, make withdrawals from the Custodial Account of amounts on deposit therein pursuant to
Section 3.07 that are attributable to the Mortgage Loans for the following purposes:

(i) to make deposits into the Certificate Account in the amounts and in the manner provided for in Section 4.01;

(ii) to reimburse itself or the related Subservicer for previously unreimbursed Advances, Servicing Advances or expenses made pursuant to Sections 3.01, 3.07(a), 3.08, 3.11, 3.12(a), 3.14 and 4.04 or otherwise reimbursable pursuant to the terms of this Agreement, such withdrawal right being limited to amounts received on the related Mortgage Loans (including, for this purpose, REO Proceeds, Insurance Proceeds, Liquidation Proceeds and proceeds from the purchase of a Mortgage Loan pursuant to Section 2.02, 2.03, 2.04, 4.07 or 4.08) which represent (A) Late Collections of Monthly Payments for which any such advance was made in the case of Subservicer Advances or Advances pursuant to
Section 4.04 and (B) recoveries of amounts in respect of which such advances were made in the case of Servicing Advances;

(iii) to pay to itself or the related Subservicer (if not previously retained by such Subservicer) out of each payment received by the Master Servicer on account of interest on a Mortgage Loan as contemplated by Sections 3.14 and 3.16, an amount equal to that remaining portion of any such payment as to interest (but not in excess of the Servicing Fee and the Subservicing Fee, if not previously retained) which, when deducted, will result in the remaining amount of such interest being interest at a rate per annum equal to the Net Mortgage Rate (or Modified Net Mortgage Rate in the case of a Modified Mortgage Loan) plus the Certificate Insurer Premium Modified Rate on the amount specified in the amortization schedule of the related Mortgage Loan as the principal balance thereof at the beginning of the period respecting which such interest was paid after giving effect to any previous Curtailments;

(iv) to pay to itself as additional servicing compensation any interest or investment income earned on funds and other property deposited in or credited to the Custodial Account that it is entitled to withdraw pursuant to Section 3.07(c);

(v) to pay to itself as additional servicing compensation any Foreclosure Profits, and any amounts remitted by Subservicers as interest in respect of Curtailments pursuant to Section 3.08(b);

(vi) to pay to itself, a Subservicer, Residential Funding, the Depositor or any other appropriate Person, as the case may be, with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased or otherwise transferred pursuant to Section 2.02, 2.03, 2.04, 4.07, 4.08 or 9.01, all amounts received thereon and not required to be distributed to Certificateholders as of the date on which the related Stated Principal Balance or Purchase Price is determined;

(vii) to reimburse itself or the related Subservicer for any Nonrecoverable Advance or Advances in the manner and to the extent provided in subsection (c) below, and any Advance or Servicing Advance made in connection with a modified Mortgage Loan that is in default or, in the judgment of the Master Servicer, default is reasonably foreseeable pursuant to Section 3.07(a), to the extent the amount of the Advance or Servicing Advance was added to the Stated Principal Balance of the Mortgage Loan in a preceding calendar month;

(viii) to reimburse itself or the Depositor for expenses incurred by and reimbursable to it or the Depositor pursuant to Sections 3.01(a), 3.11, 3.13, 3.14(c), 6.03, 10.01 or otherwise;

(ix) to reimburse itself for Servicing  Advances  expended by it (a) pursuant to
Section 3.14 in good faith in connection with the restoration of property damaged by an Uninsured Cause, and (b) in connection with the liquidation of a Mortgage Loan or disposition of an REO Property to the extent not otherwise reimbursed pursuant to clause (ii) or (viii) above; and

(x) to withdraw any amount deposited in the Custodial Account that was not required to be deposited therein pursuant to Section 3.07, including any payoff fees or penalties or any other additional amounts payable to the Master Servicer or Subservicer pursuant to the terms of the Mortgage Note.

(b) Since, in connection with withdrawals pursuant to clauses (ii), (iii), (v) and (vi), the Master Servicer's entitlement thereto is limited to collections or other recoveries on the related Mortgage Loan, the Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Custodial Account pursuant to such clauses.

(c) The Master Servicer shall be entitled to reimburse itself or the related Subservicer for any advance made in respect of a Mortgage Loan that the Master Servicer determines to be a Nonrecoverable Advance by withdrawal from the Custodial Account of amounts on deposit therein attributable to the Mortgage Loans on any Certificate Account Deposit Date succeeding the date of such determination. Such right of reimbursement in respect of a Nonrecoverable Advance relating to an Advance pursuant to Section 4.04 on any such Certificate Account Deposit Date shall be limited to an amount not exceeding the portion of such advance previously paid to Certificateholders (and not theretofore reimbursed to the Master Servicer or the related Subservicer).

Section 3.11   Maintenance of Primary Insurance Coverage.
               -----------------------------------------

(a) The Master Servicer shall not take, or permit any Subservicer to take, any action which would result in noncoverage under any applicable Primary Insurance Policy of any loss which, but for the actions of the Master Servicer or Subservicer, would have been covered thereunder. To the extent coverage is available, the Master Servicer shall keep or cause to be kept in full force and effect each such Primary Insurance Policy until the principal balance of the related Mortgage Loan secured by a Mortgaged Property is reduced to 80% or less of the Appraised Value at origination in the case of such a Mortgage Loan having a Loan-to-Value Ratio at origination in excess of 80%, provided that such Primary Insurance Policy was in place as of the Cut-off Date and the Master Servicer had knowledge of such Primary Insurance Policy. The Master Servicer shall not cancel or refuse to renew any such Primary Insurance Policy applicable to a Nonsubserviced Mortgage Loan, or consent to any Subservicer canceling or refusing to renew any such Primary Insurance Policy applicable to a Mortgage Loan subserviced by it, that is in effect at the date of the initial issuance of the Certificates and is required to be kept in force hereunder unless the replacement Primary Insurance Policy for such canceled or non-renewed policy is maintained with an insurer whose claims-paying ability is acceptable to each Rating Agency for mortgage pass-through certificates having a rating equal to or better than the lower of the then-current rating or the rating assigned to the Certificates as of the Closing Date by such Rating Agency.

(b) In connection with its activities as administrator and servicer of the Mortgage Loans, the Master Servicer agrees to present or to cause the related Subservicer to present, on behalf of the Master Servicer, the Subservicer, if any, the Trustee, the Insurer and Certificateholders, claims to the insurer under any Primary Insurance Policies, in a timely manner in accordance with such policies, and, in this regard, to take or cause to be taken such reasonable action as shall be necessary to permit recovery under any Primary Insurance Policies respecting defaulted Mortgage Loans. Pursuant to Section 3.07, any Insurance Proceeds collected by or remitted to the Master Servicer under any Primary Insurance Policies shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 3.10.

Section 3.12  Maintenance of Fire Insurance and Omissions and Fidelity Coverage.

(a) The Master Servicer shall cause to be maintained for each Mortgage Loan fire insurance with extended coverage in an amount which is equal to the lesser of the principal balance owing on such Mortgage Loan or 100 percent of the insurable value of the improvements; provided, however, that such coverage may not be less than the minimum amount required to fully compensate for any loss or damage on a replacement cost basis. To the extent it may do so without breaching the related Subservicing Agreement, the Master Servicer shall replace any Subservicer that does not cause such insurance, to the extent it is available, to be maintained. The Master Servicer shall also cause to be maintained on property acquired upon foreclosure, or deed in lieu of foreclosure, of any Mortgage Loan, fire insurance with extended coverage in an amount which is at least equal to the amount necessary to avoid the application of any co-insurance clause contained in the related hazard insurance policy. Pursuant to Section 3.07, any amounts collected by the Master Servicer under any such policies (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or property thus acquired or amounts released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures) shall be deposited in the Custodial Account, subject to withdrawal pursuant to
Section 3.10. Any cost incurred by the Master Servicer in maintaining any such insurance shall not, for the purpose of calculating monthly distributions to Certificateholders, be added to the amount owing under the Mortgage Loan, notwithstanding that the terms of the Mortgage Loan so permit. Such costs shall be recoverable by the Master Servicer out of related late payments by the Mortgagor or out of Insurance Proceeds and Liquidation Proceeds to the extent permitted by Section 3.10. It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor or maintained on property acquired in respect of a Mortgage Loan other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. Whenever the improvements securing a Mortgage Loan are located at the time of origination of such Mortgage Loan in a federally designated special flood hazard area, the Master Servicer shall cause flood insurance (to the extent available) to be maintained in respect thereof. Such flood insurance shall be in an amount equal to the lesser of (i) the amount required to compensate for any loss or damage to the Mortgaged Property on a replacement cost basis and (ii) the maximum amount of such insurance available for the related Mortgaged Property under the national flood insurance program (assuming that the area in which such Mortgaged Property is located is participating in such program).

        In the event that the Master Servicer shall obtain and maintain a blanket fire insurance policy with extended coverage insuring against hazard losses on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first sentence of this Section 3.12(a), it being understood and agreed that such policy may contain a deductible clause, in which case the Master Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with the first sentence of this Section 3.12(a) and there shall have been a loss which would have been covered by such policy, deposit in the Certificate Account the amount not otherwise payable under the blanket policy because of such deductible clause. Any such deposit by the Master Servicer shall be made on the Certificate Account Deposit Date next preceding the Distribution Date which occurs in the month following the month in which payments under any such policy would have been deposited in the Custodial Account. In connection with its activities as administrator and servicer of the Mortgage Loans, the Master Servicer agrees to present, on behalf of itself, the Trustee, the Insurer and Certificateholders, claims under any such blanket policy.

(b) The Master Servicer shall obtain and maintain at its own expense and keep in full force and effect throughout the term of this Agreement a blanket fidelity bond and an errors and omissions insurance policy covering the Master Servicer's officers and employees and other persons acting on behalf of the Master Servicer in connection with its activities under this Agreement. The amount of coverage shall be at least equal to the coverage that would be required by Fannie Mae or Freddie Mac, whichever is greater, with respect to the Master Servicer if the Master Servicer were servicing and administering the Mortgage Loans for Fannie Mae or Freddie Mac. In the event that any such bond or policy ceases to be in effect, the Master Servicer shall obtain a comparable replacement bond or policy from an issuer or insurer, as the case may be, meeting the requirements, if any, of the Program Guide and acceptable to the Depositor. Coverage of the Master Servicer under a policy or bond obtained by an Affiliate of the Master Servicer and providing the coverage required by this Section 3.12(b) shall satisfy the requirements of this Section 3.12(b).

Section 3.13 Enforcement of Due-on-Sale Clauses; Assumption and Modification Agreements; Certain Assignments.

(a) When any  Mortgaged  Property  is  conveyed  by the  Mortgagor,  the  Master
Servicer or Subservicer, to the extent it has knowledge of such conveyance, shall enforce any due-on-sale clause contained in any Mortgage Note or Mortgage, to the extent permitted under applicable law and governmental regulations, but only to the extent that such enforcement will not adversely affect or jeopardize coverage under any Required Insurance Policy or otherwise adversely affect the interests of the Certificateholders or the Insurer. Notwithstanding the foregoing:

(i) the Master Servicer shall not be deemed to be in default under this Section 3.13(a) by reason of any transfer or assumption which the Master Servicer is restricted by law from preventing; and

(ii) if the Master Servicer determines that it is reasonably likely that any Mortgagor will bring, or if any Mortgagor does bring, legal action to declare invalid or otherwise avoid enforcement of a due-on-sale clause contained in any Mortgage Note or Mortgage, the Master Servicer shall not be required to enforce the due-on-sale clause or to contest such action.

(b) Subject to the Master Servicer's duty to enforce any due-on-sale clause to the extent set forth in Section 3.13(a), in any case in which a Mortgaged Property is to be conveyed to a Person by a Mortgagor, and such Person is to enter into an assumption or modification agreement or supplement to the Mortgage Note or Mortgage which requires the signature of the Trustee, or if an instrument of release signed by the Trustee is required releasing the Mortgagor from liability on the Mortgage Loan, the Master Servicer is authorized, subject to the requirements of the sentence next following, to execute and deliver, on behalf of the Trustee, the assumption agreement with the Person to whom the
Mortgaged Property is to be conveyed and such modification agreement or supplement to the Mortgage Note or Mortgage or other instruments as are reasonable or necessary to carry out the terms of the Mortgage Note or Mortgage or otherwise to comply with any applicable laws regarding assumptions or the transfer of the Mortgaged Property to such Person; provided, however, none of such terms and requirements shall both constitute a "significant modification" effecting an exchange or reissuance of such Mortgage Loan under the Code (or final, temporary or proposed Treasury regulations promulgated thereunder) and cause any of REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC under the Code or the imposition of any tax on "prohibited transactions" or "contributions" after the Startup Date under the REMIC Provisions. The Master
Servicer shall execute and deliver such documents only if it reasonably determines that (i) its execution and delivery thereof will not conflict with or violate any terms of this Agreement or cause the unpaid balance and interest on the Mortgage Loan to be uncollectible in whole or in part, (ii) any required consents of insurers under any Required Insurance Policies have been obtained and (iii) subsequent to the closing of the transaction involving the assumption or transfer (A) the Mortgage Loan will continue to be secured by a first mortgage lien pursuant to the terms of the Mortgage, (B) such transaction will not adversely affect the coverage under any Required Insurance Policies, (C) the Mortgage Loan will fully amortize over the remaining term thereof, (D) no material term of the Mortgage Loan (including the interest rate on the Mortgage
Loan) will be altered nor will the term of the Mortgage Loan be changed and (E) if the seller/transferor of the Mortgaged Property is to be released from liability on the Mortgage Loan, the buyer/transferee of the Mortgaged Property would be qualified to assume the Mortgage Loan based on generally comparable credit quality and such release will not (based on the Master Servicer's or Subservicer's good faith determination) adversely affect the collectability of the Mortgage Loan. Upon receipt of appropriate instructions from the Master Servicer in accordance with the foregoing, the Trustee shall execute any necessary instruments for such assumption or substitution of liability as directed by the Master Servicer. Upon the closing of the transactions contemplated by such documents, the Master Servicer shall cause the originals or true and correct copies of the assumption agreement, the release (if any), or the modification or supplement to the Mortgage Note or Mortgage to be delivered to the Trustee or the Custodian and deposited with the Mortgage File for such Mortgage Loan. Any fee collected by the Master Servicer or such related
Subservicer for entering into an assumption or substitution of liability agreement will be retained by the Master Servicer or such Subservicer as additional servicing compensation.

(c) The Master Servicer or the related Subservicer, as the case may be, shall be entitled to approve a request from a Mortgagor for a partial release of the related Mortgaged Property, the granting of an easement thereon in favor of another Person, any alteration or demolition of the related Mortgaged Property or other similar matters if it has determined, exercising its good faith business judgment in the same manner as it would if it were the owner of the related Mortgage Loan, that the security for, and the timely and full collectability of, such Mortgage Loan would not be adversely affected thereby and that each of REMIC I, REMIC II or REMIC III would not fail to continue to qualify as a REMIC under the Code as a result thereof and (subject to Section 10.01(f)) that no tax on "prohibited transactions" or "contributions" after the Startup Date would be imposed on any of REMIC I, REMIC II or REMIC III as a result thereof. Any fee collected by the Master Servicer or the related
Subservicer for processing such a request will be retained by the Master Servicer or such Subservicer as additional servicing compensation.

(d) Subject to any other applicable terms and conditions of this Agreement, the Trustee and Master Servicer shall be entitled to approve an assignment in lieu of satisfaction with respect to any Mortgage Loan, provided the obligee with respect to such Mortgage Loan following such proposed assignment provides the Trustee and Master Servicer with a "Lender Certification for Assignment of Mortgage Loan" in the form attached hereto as Exhibit M, in form and substance satisfactory to the Trustee and Master Servicer, providing the following: (i) that the Mortgage Loan is secured by Mortgaged Property located in a jurisdiction in which an assignment in lieu of satisfaction is required to preserve lien priority, minimize or avoid mortgage recording taxes or otherwise comply with, or facilitate a refinancing under, the laws of such jurisdiction;
(ii) that the substance of the assignment is, and is intended to be, a refinancing of such Mortgage Loan and that the form of the transaction is solely to comply with, or facilitate the transaction under, such local laws; (iii) that the Mortgage Loan following the proposed assignment will have a rate of interest at least 0.25 percent below or above the rate of interest on such Mortgage Loan prior to such proposed assignment; and (iv) that such assignment is at the request of the borrower under the related Mortgage Loan. Upon approval of an assignment in lieu of satisfaction with respect to any Mortgage Loan, the Master Servicer shall receive cash in an amount equal to the unpaid principal balance of and accrued interest on such Mortgage Loan and the Master Servicer shall treat such amount as a Principal Prepayment in Full with respect to such Mortgage Loan for all purposes hereof.

Section 3.14   Realization Upon Defaulted Mortgage Loans.

(a) The Master Servicer shall foreclose upon or otherwise comparably convert (which may include an REO Acquisition) the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.07. Alternatively, the Master Servicer may take other actions in respect of a defaulted Mortgage Loan, which may include (i) accepting a short sale (a payoff of the Mortgage Loan for an amount less than the total amount contractually owed in order to facilitate a sale of the Mortgaged Property by the Mortgagor) or permitting a short refinancing (a payoff of the Mortgage Loan for an amount less than the total amount contractually owed in order to facilitate refinancing transactions by the Mortgagor not involving a sale of the Mortgaged Property), (ii) arranging for a repayment plan or (iii) agreeing to a modification in accordance with Section 3.07. In connection with such foreclosure or other conversion or action, the Master Servicer shall, consistent with Section 3.11, follow such practices and procedures as it shall deem necessary or advisable, as shall be normal and usual in its general mortgage servicing activities and as shall be required or permitted by the Program Guide; provided that the Master Servicer shall not be liable in any respect hereunder if the Master Servicer is acting in connection with any such foreclosure or other conversion or action in a manner that is consistent with the provisions of this Agreement. The Master Servicer, however, shall not be required to expend its own funds or incur other reimbursable charges in connection with any foreclosure, or attempted foreclosure which is not completed, or towards the correction of any default on a related senior mortgage loan, or towards the restoration of any property unless it shall determine (i) that such restoration and/or foreclosure will increase the proceeds of liquidation of the Mortgage Loan to Holders of Certificates of one or more Classes or the Insurer after reimbursement to itself for such expenses or charges and (ii) that such expenses and charges will be recoverable to it through Liquidation Proceeds, Insurance Proceeds, or REO Proceeds (respecting which it shall have priority for purposes of withdrawals from the Custodial Account pursuant to Section 3.10, whether or not such expenses and charges are actually recoverable from related Liquidation Proceeds, Insurance Proceeds or REO Proceeds). In the event of such a determination by the Master Servicer pursuant to this Section 3.14(a), the Master Servicer shall be entitled to reimbursement of its funds so expended pursuant to Section 3.10.

        In addition, the Master Servicer may pursue any remedies that may be available in connection with a breach of a representation and warranty with respect to any such Mortgage Loan in accordance with Sections 2.03 and 2.04. However, the Master Servicer is not required to continue to pursue both foreclosure (or similar remedies) with respect to the Mortgage Loans and remedies in connection with a breach of a representation and warranty if the Master Servicer determines in its reasonable discretion that one such remedy is more likely to result in a greater recovery as to the Mortgage Loan. Upon the occurrence of a Cash Liquidation or REO Disposition, following the deposit in the Custodial Account of all Insurance Proceeds, Liquidation Proceeds and other payments and recoveries referred to in the definition of "Cash Liquidation" or "REO Disposition," as applicable, upon receipt by the Trustee of written notification of such deposit signed by a Servicing Officer, the Trustee or any

Custodian, as the case may be, shall release to the Master Servicer the related Mortgage File and the Trustee shall execute and deliver such instruments of transfer or assignment prepared by the Master Servicer, in each case without recourse, as shall be necessary to vest in the Master Servicer or its designee, as the case may be, the related Mortgage Loan, and thereafter such Mortgage Loan shall not be part of the Trust Fund. Notwithstanding the foregoing or any other provision of this Agreement, in the Master Servicer's sole discretion with respect to any defaulted Mortgage Loan or REO Property as to either of the following provisions, (i) a Cash Liquidation or REO Disposition may be deemed to have occurred if substantially all amounts expected by the Master Servicer to be received in connection with the related defaulted Mortgage Loan or REO Property have been received, and (ii) for purposes of determining the amount of any Liquidation Proceeds, Insurance Proceeds, REO Proceeds or other unscheduled collections or the amount of any Realized Loss, the Master Servicer may take into account minimal amounts of additional receipts expected to be received or any estimated additional liquidation expenses expected to be incurred in connection with the related defaulted Mortgage Loan or REO Property.

(b) In the event that title to any Mortgaged Property is acquired by the Trust Fund as an REO Property by foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be issued to the Trustee or to its nominee on behalf of Certificateholders. Notwithstanding any such acquisition of title and cancellation of the related Mortgage Loan, such REO Property shall (except as otherwise expressly provided herein) be considered to be an Outstanding Mortgage Loan held in the Trust Fund until such time as the REO Property shall be sold. Consistent with the foregoing for purposes of all calculations hereunder so long as such REO Property shall be considered to be an Outstanding Mortgage Loan it shall be assumed that, notwithstanding that the indebtedness evidenced by the related Mortgage Note shall have been discharged, such Mortgage Note and the related amortization schedule in effect at the time of any such acquisition of title (after giving effect to any previous Curtailments and before any adjustment thereto by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period) remain in effect.

(c) In the event that the Trust Fund acquires any REO Property as aforesaid or otherwise in connection with a default or imminent default on a Mortgage Loan, the Master Servicer on behalf of the Trust Fund shall dispose of such REO Property as soon as practicable, giving due consideration to the interests of the Certificateholders and the Insurer, but in all cases within three full years after the taxable year of its acquisition by the Trust Fund for purposes of
Section 860G(a)(8) of the Code (or such shorter period as may be necessary under applicable state (including any state in which such property is located) law to maintain the status of each of REMIC I, REMIC II or REMIC III as a REMIC under applicable state law and avoid taxes resulting from such property failing to be foreclosure property under applicable state law) or, at the expense of the Trust Fund, request, more than 60 days before the day on which such grace period would otherwise expire, an extension of such grace period unless the Master Servicer (subject to Section 10.01(f)) obtains for the Trustee an Opinion of Counsel, addressed to the Trustee, the Insurer and the Master Servicer, to the effect that the holding by the Trust Fund of such REO Property subsequent to such period will not result in the imposition of taxes on "prohibited transactions" as defined in Section 860F of the Code or cause any of REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC (for federal (or any applicable State or local) income tax purposes) at any time that any Certificates are outstanding, in which case the Trust Fund may continue to hold such REO Property (subject to any conditions contained in such Opinion of Counsel). The Master Servicer shall be entitled to be reimbursed from the Custodial Account for any costs incurred in obtaining such Opinion of Counsel, as provided in Section 3.10. Notwithstanding any other provision of this Agreement, no REO Property acquired by the Trust Fund shall be rented (or allowed to continue to be rented) or otherwise used by or on behalf of the Trust Fund in such a manner or pursuant to any terms that would (i) cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or
(ii) subject REMIC I, REMIC II or REMIC III to the imposition of any federal income taxes on the income earned from such REO Property, including any taxes imposed by reason of Section 860G(c) of the Code, unless the Master Servicer has agreed to indemnify and hold harmless the Trust Fund with respect to the imposition of any such taxes.

(d) The proceeds of any Cash Liquidation, REO Disposition or purchase or repurchase of any Mortgage Loan pursuant to the terms of this Agreement, as well as any recovery resulting from a collection of Liquidation Proceeds, Insurance Proceeds or REO Proceeds, will be applied in the following order of priority: first, to reimburse the Master Servicer or the related Subservicer in accordance with Section 3.10(a)(ii); second, to the Certificateholders to the extent of accrued and unpaid interest on the Mortgage Loan, and any related REO Imputed Interest, at the Net Mortgage Rate (or the Modified Net Mortgage Rate in the case of a Modified Mortgage Loan), to the Due Date in the related Due Period prior to the Distribution Date on which such amounts are to be distributed; third, to the Certificateholders as a recovery of principal on the Mortgage Loan (or REO Property); fourth, to all Servicing Fees and Subservicing Fees payable therefrom (and the Master Servicer and the Subservicer shall have no claims for any deficiencies with respect to such fees which result from the foregoing allocation); and fifth, to Foreclosure Profits.

(e) In the event of a default on a Mortgage Loan one or more of whose obligors is not a United States Person, in connection with any foreclosure or acquisition of a deed in lieu of foreclosure (together, "foreclosure") in respect of such Mortgage Loan, the Master Servicer will cause compliance with the provisions of Treasury Regulation Section 1.1445-2(d)(3) (or any successor thereto) necessary to assure that no withholding tax obligation arises with respect to the proceeds of such foreclosure except to the extent, if any, that proceeds of such foreclosure are required to be remitted to the obligors on such Mortgage Loan.

Section 3.15   Trustee to Cooperate; Release of Mortgage Files.
               -----------------------------------------------

(a) Upon becoming aware of the payment in full of any Mortgage Loan, or upon the receipt by the Master Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Master Servicer will immediately notify the Trustee (if it holds the related Mortgage File) or the Custodian by a certification of a Servicing Officer (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Custodial Account pursuant to Section 3.07 have been or will be so deposited), substantially in one of the forms attached hereto as Exhibit G, or, in the case of the Custodian, an electronic request in a form acceptable to the Custodian, requesting delivery to it of the Mortgage File. Upon receipt of such certification and request, the Trustee shall promptly release, or cause the Custodian to release, the related Mortgage File to the Master Servicer. The
Master Servicer is authorized to execute and deliver to the Mortgagor the request for reconveyance, deed of reconveyance or release or satisfaction of mortgage or such instrument releasing the lien of the Mortgage, together with the Mortgage Note with, as appropriate, written evidence of cancellation thereon and to cause the removal from the registration on the MERS(R) System of such Mortgage and to execute and deliver, on behalf oF the Trustee and the Certificateholders or any of them, any and all instruments of satisfaction or cancellation or of partial or full release, including any applicable UCC termination statements. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Custodial Account or the Certificate Account.

(b) From time to time as is appropriate for the servicing or foreclosure of any Mortgage Loan, the Master Servicer shall deliver to the Custodian, with a copy to the Trustee, a certificate of a Servicing Officer substantially in one of the forms attached as Exhibit G hereto, or, in the case of the Custodian, an electronic request in a form acceptable to the Custodian, requesting that possession of all, or any document constituting part of, the Mortgage File be released to the Master Servicer and certifying as to the reason for such release and that such release will not invalidate any insurance coverage provided in respect of the Mortgage Loan under any Required Insurance Policy. Upon receipt of the foregoing, the Trustee shall deliver, or cause the Custodian to deliver, the Mortgage File or any document therein to the Master Servicer. The Master Servicer shall cause each Mortgage File or any document therein so released to be returned to the Trustee, or the Custodian as agent for the Trustee when the need therefor by the Master Servicer no longer exists, unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Custodial Account or (ii) the Mortgage File or such document has been delivered directly or through a Subservicer to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered directly or through a Subservicer to the Trustee a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery. In the event of the liquidation of a Mortgage Loan, the Trustee shall deliver the Request for Release with respect thereto to the Master Servicer upon deposit of the related Liquidation Proceeds in the Custodial Account.

(c) The Trustee or the Master Servicer on the Trustee's behalf shall execute and deliver to the Master Servicer, if necessary, any court pleadings, requests for trustee's sale or other documents necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. Together with such documents or pleadings (if signed by the Trustee), the Master Servicer shall deliver to the Trustee a certificate of a Servicing Officer requesting that such pleadings or documents be executed by the Trustee and certifying as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate any insurance coverage under any Required Insurance Policy or invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

Section 3.16   Servicing and Other Compensation; Compensating Interest.
               -------------------------------------------------------

(a) The Master Servicer, as compensation for its activities hereunder, shall be entitled to receive on each Distribution Date the amounts provided for by clauses (iii), (iv), (v) and (vi) of Section 3.10(a), subject to clause (e) below. The amount of servicing compensation provided for in such clauses shall be accounted for on a Mortgage Loan-by-Mortgage Loan basis. In the event that Liquidation Proceeds, Insurance Proceeds and REO Proceeds (net of amounts reimbursable therefrom pursuant to Section 3.10(a)(ii)) in respect of a Cash Liquidation or REO Disposition exceed the unpaid principal balance of such Mortgage Loan plus unpaid interest accrued thereon (including REO Imputed Interest) at a per annum rate equal to the related Net Mortgage Rate (or the Modified Net Mortgage Rate in the case of a Modified Mortgage Loan) plus the Certificate Insurer Premium Modified Rate, the Master Servicer shall be entitled to retain therefrom and to pay to itself and/or the related Subservicer, any Foreclosure Profits and any Servicing Fee or Subservicing Fee considered to be accrued but unpaid.

(b) Additional servicing compensation in the form of late payment charges, assumption fees, investment income on amounts in the Custodial Account or the Certificate Account or otherwise shall be retained by the Master Servicer or the Subservicer to the extent provided herein.

(c) The Master Servicer shall be required to pay, or cause to be paid, all expenses incurred by it in connection with its servicing activities hereunder (including payment of premiums for the Primary Insurance Policies, if any, to the extent such premiums are not required to be paid by the related Mortgagors, and the fees and expenses of the Trustee and any Custodian) and shall not be entitled to reimbursement therefor except as specifically provided in Sections
3.10 and 3.14.

(d) The Master Servicer's right to receive servicing compensation may not be transferred in whole or in part except in connection with the transfer of all of its responsibilities and obligations of the Master Servicer under this Agreement.

(e) Notwithstanding clauses (a) and (b) above, the amount of servicing compensation that the Master Servicer shall be entitled to receive for its activities hereunder for the period ending on each Distribution Date shall be reduced (but not below zero) by an amount equal to Compensating Interest (if any) for such Distribution Date. Such reduction shall be applied during such period as follows: first, to any Servicing Fee or Subservicing Fee to which the Master Servicer is entitled pursuant to Section 3.10(a)(iii); and second, to any income or gain realized from any investment of funds held in the Custodial
Account or the Certificate Account to which the Master Servicer is entitled pursuant to Sections 3.07(c) or 4.01(c), respectively. In making such reduction, the Master Servicer shall not withdraw from the Custodial Account any such amount representing all or a portion of the Servicing Fee to which it is entitled pursuant to Section 3.10(a)(iii); and (ii) shall not withdraw from the Custodial Account or Certificate Account any such amount to which it is entitled pursuant to Section 3.07(c) or 4.01(c). With respect to any Distribution Date, Compensating Interest shall be used on such Distribution Date to cover any Prepayment Interest Shortfalls on the Mortgage Loans.

Section 3.17 Reports to the Trustee and the Depositor.

        Not later than fifteen  days after each  Distribution  Date,  the Master
Servicer shall forward to the Trustee, the Insurer and the Depositor a statement, certified by a Servicing Officer, setting forth the status of the Custodial Account as of the close of business on such Distribution Date as it relates to the Mortgage Loans and showing, for the period covered by such statement, the aggregate of deposits in or withdrawals from the Custodial Account in respect of the Mortgage Loans for each category of deposit specified in Section 3.07 and each category of withdrawal specified in Section 3.10.

Section 3.18   Annual Statement as to Compliance.
               ---------------------------------

        The Master Servicer will deliver to the Depositor, the Insurer and the Trustee on or before the earlier of (a) March 31 of each year, beginning with the first March 31 that occurs at least six months after the Cut-off Date or (b) with respect to any calendar year during which the Depositor's annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission, the date on which the annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission, an Officers' Certificate stating, as to each signer thereof, that (i) a review of the activities of the Master Servicer during the preceding calendar year related to its servicing of mortgage loans and of its performance under the pooling and servicing agreements, including this Agreement, has been made under such officers' supervision, (ii) to the best of such officers' knowledge, based on such review, the Master Servicer has complied in all material respects with the minimum servicing standards set forth in the Uniform Single Attestation Program for Mortgage Bankers and has fulfilled all of its material obligations relating to this Agreement in all material respects throughout such year, or, if there has been material noncompliance with such servicing standards or a default in the fulfillment in all material respects of any such obligation relating to this Agreement, such statement shall include a description of such noncompliance or specify each such default, as the case may be, known to such officer and the nature and status thereof and (iii) to the best of such officers' knowledge, each Subservicer has complied in all material respects with the minimum servicing standards set forth in the Uniform Single Attestation Program for Mortgage Bankers and has fulfilled all of its material obligations under its Subservicing Agreement in all material respects throughout such year, or if there has been material noncompliance with such servicing standards or a material default in the fulfillment of such obligations relating to this Agreement, specifying such statement shall include a description of such noncompliance or specify each such default, as the case may be, known to such officer and the nature and status thereof.

Section 3.19   Annual Independent Public Accountants' Servicing Report.
               -------------------------------------------------------

        On or before the earlier of (a) March 31 of each year, beginning with the first March 31 that occurs at least six months after the Cut-off Date or (b) with respect to any calendar year during which the Depositor's annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission, the date on which the annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission, the Master Servicer at its expense shall cause a firm of independent public accountants which shall be members of the American Institute of Certified Public Accountants to furnish a report to the Depositor, the Insurer and the Trustee stating its opinion that, on the basis of an examination conducted by such firm substantially in accordance with standards established by the American Institute of Certified Public Accountants, the assertions made pursuant to Section 3.18 regarding compliance with the minimum servicing standards set forth in the Uniform Single Attestation Program for Mortgage Bankers during the preceding calendar year are fairly stated in all material respects, subject to such exceptions and other qualifications that, in the opinion of such firm, such accounting standards require it to report. In rendering such statement, such firm may rely, as to matters relating to the direct servicing of mortgage loans by Subservicers, upon comparable statements for examinations conducted by independent public accountants substantially in accordance with standards established by the American Institute of Certified Public Accountants (rendered within one year of such statement) with respect to such Subservicers.

Section 3.20 Right of the Depositor in Respect of the Master Servicer.

        The Master Servicer shall afford the Depositor, upon reasonable notice, during normal business hours access to all records maintained by the Master Servicer in respect of its rights and obligations hereunder and access to officers of the Master Servicer responsible for such obligations. Upon request, the Master Servicer shall furnish the Depositor with its most recent financial statements and such other information as the Master Servicer possesses regarding its business, affairs, property and condition, financial or otherwise. The Master Servicer shall also cooperate with all reasonable requests for information including, but not limited to, notices, tapes and copies of files, regarding itself, the Mortgage Loans or the Certificates from any Person or Persons identified by the Depositor or Residential Funding. The Insurer hereby is so identified. The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Master Servicer hereunder or exercise the rights of the Master Servicer hereunder;
provided that the Master Servicer shall not be relieved of any of its obligations hereunder by virtue of such performance by the Depositor or its designee. The Depositor shall not have any responsibility or liability for any action or failure to act by the Master Servicer and is not obligated to supervise the performance of the Master Servicer under this Agreement or otherwise.

                                   ARTICLE IV

                         PAYMENTS TO CERTIFICATEHOLDERS

Section 4.01   Certificate Account.

(a) The Master Servicer acting as agent of the Trustee shall establish and maintain a Certificate Account in which the Master Servicer shall cause to be deposited on behalf of the Trustee on or before 2:00 P.M. New York time on each Certificate Account Deposit Date by wire transfer of immediately available funds an amount equal to the sum of (i) any Advance for the immediately succeeding Distribution Date, (ii) any amount required to be deposited in the Certificate Account pursuant to Section 3.12(a), (iii) any amount required to be deposited in the Certificate Account pursuant to Section 3.16(e), 4.07 or 4.08, (iv) any amount required to be paid pursuant to Section 9.01, (v) an amount equal to the Certificate Insurer Premium payable on such Distribution Date, (vi) all other amounts constituting the Available Distribution Amount for the immediately succeeding Distribution Date and (vii) any payments or collections in the nature of prepayment charges received by the Master Servicer in respect of the Mortgage Loans and the related Prepayment Period.

(b) On each Distribution Date, prior to making any other distributions referred to in Section 4.02 herein, the Trustee shall withdraw from the Certificate Account and pay to the Insurer, by wire transfer of immediately available funds to the Insurer Account, the Certificate Insurer Premium for such Distribution Date.

(c) The Trustee shall, upon written request from the Master Servicer, invest or cause the institution maintaining the Certificate Account to invest the funds in the Certificate Account in Permitted Investments designated in the name of the Trustee for the benefit of the Certificateholders and the Insurer, which shall mature not later than the Business Day next preceding the Distribution Date next following the date of such investment (except that (i) any investment in the institution with which the Certificate Account is maintained may mature on such Distribution Date and (ii) any other investment may mature on such Distribution Date if the Trustee shall advance funds on such Distribution Date to the
Certificate Account in the amount payable on such investment on such Distribution Date, pending receipt thereof to the extent necessary to make distributions on the Certificates) and shall not be sold or disposed of prior to maturity. All income and gain realized from any such investment shall be for the benefit of the Master Servicer and shall be subject to its withdrawal or order from time to time. The amount of any losses incurred in respect of any such investments shall be deposited in the Certificate Account by the Master Servicer out of its own funds immediately as realized.

Section 4.02   Distributions.

(a) On each Distribution Date, the Trustee (or the Paying Agent on behalf of the Trustee) shall allocate and distribute the Principal Distribution Amount and the Insured Payment, if any, for such date to the interest issued in respect of REMIC I, REMIC II and REMIC III as specified in this Section.

(b) (1) On each Distribution Date, the following amounts, in the following order of priority, shall be distributed by REMIC I to REMIC II on account of the REMIC I Regular Interests:

(i) first, (1) to the Holders of REMIC I Regular Interests LTB, in an amount equal to (A) the Uncertificated Accrued Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates and (2) to the Holders of the REMIC I Regular Interests LTB, any prepayment charges received on the Mortgage Loans during the related Prepayment Period; and second, (2) to Holders of REMIC I Regular Interest LTA in an amount equal to (A) the Uncertificated Accrued Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates; and

(ii) to the Holders of REMIC I Regular Interests, in an amount equal to the remainder of the Available Distribution Amount for such Distribution Date after the distributions made pursuant to clause
               (i) above, allocated in the following order of priority:

(A) to the Holders of REMIC I Regular Interest LTA, until the Uncertificated Principal Balance of REMIC I Regular Interest LTA is reduced to zero;

(B) to the Holders of REMIC I Regular Interests LTB sequentially in the order of their numerical designation, until the Uncertificated Principal Balance of each successive REMIC I Regular Interest LTB is reduced to zero; and

(C)            any   remaining   amount  to  the   Holders   of  the  Class  R-I
               Certificates.

        (2) On each Distribution Date, the following amounts, in the following order of priority, shall be distributed by REMIC II to REMIC III on account of the REMIC II Regular Interests:

               (i) first, (1) to the extent of the Available Distribution Amount, to the Holders of REMIC II Regular Interests LTA-IO, in an amount equal to (A) their Uncertificated Accrued Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates and (2) pro rata to the Holders of the REMIC II Regular Interests LTA-IO, any prepayment charges received on the Mortgage Loans during the related Prepayment Period; and second, (2) to the Holders of REMIC II Regular Interest LT1, REMIC II Regular Interest LT2, REMIC II Regular Interest LT3 and REMIC II Regular Interest LT4, pro rata, in an amount equal to(A) their Uncertificated Accrued Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates; and

               (ii) on each Distribution Date, to the Holders of REMIC II Regular Interests, in an amount equal to the remainder of the proceeds relating to the REMIC I Regular Interests after the distributions made pursuant to clause (i) above, allocated as follows (except as provided below):

                      (A) to the Holders of the REMIC II Regular  Interest  LT2,
               REMIC II Regular Interest LT3 and REMIC II Regular Interest LT4, their respective Principal Distribution Amounts;

                      (B) to the  Holders of the REMIC II Regular  Interest  LT1
               any remainder until the Uncertificated Principal Balance thereof is reduced to zero;

                      (C) any  remainder  to the Holders of the REMIC II Regular
               Interest LT2, REMIC II Regular Interest LT3 and REMIC II Regular Interest LT4 pro rata according to their respective Uncertificated Principal Balances as reduced by the distributions deemed made pursuant to (i) above, until their respective Uncertificated Principal Balances are reduced to zero; and

                      (D) any remaining amounts to the Holders of the Class R-II
               Certificates.

               (3) Notwithstanding the distributions on the REMIC Regular Interests described in this Section 4.02(b), distribution of funds from the Certificate Account shall be made only in accordance with Section 4.02(c).

(c) On each Distribution Date (x) the Master Servicer on behalf of the Trustee or (y) the Paying Agent appointed by the Trustee, shall distribute to each
Certificateholder of record on the next preceding Record Date (other than as provided in Section 9.01 respecting the final distribution) either in immediately available funds (by wire transfer or otherwise) to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder has so notified the Master Servicer or the Paying Agent, as the case may be, or, if such Certificateholder has not so notified the Master Servicer or the Paying Agent by the Record Date, by check mailed to such Certificateholder at the address of such Holder appearing in the Certificate Register such Certificateholder's share (which share with respect to each Class of Certificates, shall be based on the aggregate of the Percentage Interests represented by Certificates of the applicable Class held by such Holder of the following amounts), in the following order of priority, in each case to the extent of the sum of the Available Distribution Amount and, with respect to the Class A-1 Certificates, the Insured Payment, if any, for such Distribution Date deposited in the Certificate Account:

(i) to the Class A Certificateholders, Accrued Certificate Interest payable on such Certificates with respect to such Distribution Date, plus any Accrued Certificate Interest remaining unpaid from any prior Distribution Date (the "Class A Interest Distribution Amount"), with such amount allocated among the Class A Certificateholders on a pro rata basis;

(ii) to the Class M-1 Certificateholders, Accrued Certificate Interest payable on such Certificates with respect to such Distribution Date, plus any Accrued Certificate Interest remaining unpaid from any prior Distribution Date (the "Class M-1 Interest Distribution Amount");

(iii) to the Class M-2 Certificateholders, Accrued Certificate Interest payable on such Certificates with respect to such Distribution Date, plus any Accrued Certificate Interest remaining unpaid from any prior Distribution Date (the "Class M-2 Interest Distribution Amount");

(iv) to the Class M-3 Certificateholders, Accrued Certificate Interest payable on such Certificates with respect to such Distribution Date, plus any Accrued Certificate Interest remaining unpaid from any prior Distribution Date (the "Class M-3 Interest Distribution Amount");

(v) if such Distribution Date is prior to the Stepdown Date, or on or after the Stepdown Date if a Trigger Event is in effect, the Principal Distribution Amount shall be distributed as follows, in each case to the extent of the remaining Principal Distribution Amount and, with respect to the Class A-1 Certificates, the Insured Payment, if any:

                      (A) first, to the Class A-1 Certificateholders,  until the
               Certificate Principal Balance of the Class A-1 Certificates has been reduced to zero;

                      (B) second, to the Class M-1 Certificateholders, until the
               Certificate Principal Balance of the Class M-1 Certificates has been reduced to zero;

                      (C) third, to the Class M-2 Certificateholders,  until the
               Certificate Principal Balance of the Class M-2 Certificates has been reduced to zero; and

                      (D) fourth, to the Class M-3 Certificateholders, until the
               Certificate Principal Balance of the Class M-3 Certificates has been reduced to zero.

(vi) if such Distribution Date is on or after the Stepdown Date, so long as a Trigger Event is not in effect, the Principal Distribution Amount shall be distributed as follows, in each case to the extent of the remaining Principal Distribution Amount and, with respect to the Class A-1 Certificates, the Insured Payment, if any:

                      (A) first, to the Class A-1 Certificateholders,  the Class
               A Principal Distribution Amount, until the Certificate Principal Balance of the Class A-1 Certificates has been reduced to zero;

                      (B) second, to the Class M-1 Certificateholders, the Class
               M-1 Principal Distribution Amount, until the Certificate Principal Balance of the Class M-1 Certificates has been reduced to zero;

                      (C) third, to the Class M-2 Certificateholders,  the Class
               M-2 Principal Distribution Amount, until the Certificate Principal Balance of the Class M-2 Certificates has been reduced to zero; and

                      (D) fourth, to the Class M-3 Certificateholders, the Class
               M-3 Principal Distribution Amount, until the Certificate Principal Balance of the Class M-3 Certificates has been reduced to zero;

(vii) to the Insurer, any Cumulative Insurance Payments as of such Distribution Date;

(viii) to the Class A and Class M Certificateholders on a pro rata basis, based on Accrued Certificate Interest otherwise due thereon, the amount of any Prepayment Interest Shortfalls allocated thereto with respect to the Mortgage Loans as described in Section 4.02(e), to the extent not covered by Compensating Interest on such Distribution Date;

(ix) to the Class A and Class M Certificateholders on a pro rata basis, based on unpaid Prepayment Interest Shortfalls previously allocated thereto, the amount of any Prepayment Interest Shortfalls previously allocated thereto remaining unpaid from prior Distribution Dates together with interest thereon at the related Pass-Through Rate;

(x) to make payments to the Class A-1, Class M-1, Class M-2 and Class M-3 Certificateholders, in that order, the Net WAC Cap Shortfall for such Class and that Distribution Date;

(xi) to make payments to the Class A-1, Class M-1, Class M-2 and Class M-3 Certificateholders, in that order, the Net WAC Cap Shortfall Carry-Forward Amount for such Class and that Distribution Date;

(xii) to the Class SB Certificates, from the amount, if any, of the Available Distribution Amount remaining after the foregoing distributions, Accrued Certificate Interest thereon and the amount of any Overcollateralization Reduction Amount for such Distribution Date, amounts payable to the Class SB Certificateholders pursuant to this clause (ix) being deemed paid: first, in respect of the REMIC III Regular Interest SB-IO in respect of Accrued
Certificate Interest thereon for the current Distribution Date; second, in respect of the REMIC III Regular Interest SB-PO in reduction of the principal balance thereof until such principal balance is reduced to zero; and third, in respect of the REMIC III Regular Interest SB-IO in respect of unpaid Accrued Certificate Interest thereon for prior Distribution Dates and in addition to the foregoing to the Class SB Certificateholders, the amount of any payments or collections in the nature of prepayment charges received on the Mortgage Loans by the Master Servicer in respect of the related Prepayment Period; and

(xiii) to the Class R-I Certificateholders, the balance, if any, of the Available Distribution Amount.

(d) [Reserved].

(e) Any Prepayment Interest Shortfalls which are not covered by Compensating Interest as described in Section 3.16 and Relief Act Shortfalls will be allocated among the Class A Certificates and Class M Certificates on a pro rata basis in accordance with the amount of Accrued Certificate Interest that would have accrued on that Certificate absent these shortfalls. Any such uncovered Prepayment Interest Shortfalls will be paid solely pursuant to Section 4.02(c)(vii) and (viii), to the extent funds are available therefor.

(f) In addition to the foregoing distributions, with respect to any Subsequent Recoveries, the Master Servicer shall deposit such funds into the Custodial Account pursuant to Section 3.07(b)(iii). If, after taking into account such Subsequent Recoveries, the amount of a previously allocated Realized Loss is reduced, the amount of such Subsequent Recoveries will be applied to increase the Certificate Principal Balance of the Class of Certificates with a
Certificate Principal Balance greater than zero with the highest payment priority to which Realized Losses, other than Excess Fraud Losses, Excess Special Hazard Losses and Extraordinary Losses, have been allocated, but not by more than the amount of Realized Losses previously allocated to that Class of

Certificates pursuant to Section 4.05. The amount of any remaining Subsequent Recoveries will be applied to increase from zero the Certificate Principal Balance of the Class of Certificates with the next lower payment priority, up to the amount of Realized Losses previously allocated to that Class of Certificates pursuant to Section 4.05. Any remaining Subsequent Recoveries will in turn be applied to increase from zero the Certificate Principal Balance of the Class of Certificates with the next lower payment priority up to the amount of Realized Losses previously allocated to that Class of Certificates pursuant to Section 4.05, and so on. Notwithstanding the foregoing, the Certificate Principal Balance of the Class A-1 Certificates shall only be increased up to the amount of Realized Losses previously allocated to the Class A-1 Certificates that were not reimbursed to the Class A-1 Certificateholders pursuant to an Insured Payment. Holders of such Certificates will not be entitled to any payment in respect of Accrued Certificate Interest on the amount of such increases for any Interest Accrual Period preceding the Distribution Date on which such increase occurs. Any such increases shall be applied to the Certificate Principal Balance of each Certificate of such Class in accordance with its respective Percentage Interest.

(g) Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. None of the Trustee, the Certificate Registrar, the Insurer, the Depositor or the Master Servicer shall have any responsibility therefor except as otherwise provided by this Agreement or applicable law.

(h) Except as otherwise provided in Section 9.01, if the Master Servicer anticipates that a final distribution with respect to any Class of Certificates will be made on the next Distribution Date, the Master Servicer shall, no later than the Determination Date in the month of such final distribution, notify the Trustee and the Insurer and the Trustee shall, no later than two (2) Business Days after such Determination Date, mail on such date to each Holder of such Class of Certificates a notice to the effect that: (i) the Trustee anticipates that the final distribution with respect to such Class of Certificates will be made on such Distribution Date but only upon presentation and surrender of such Certificates at the office of the Trustee or as otherwise specified therein, and
(ii) no interest shall accrue on such Certificates from and after the end of the prior calendar month. In the event that Certificateholders required to surrender their Certificates pursuant to Section 9.01(c) do not surrender their Certificates for final cancellation, the Trustee shall cause funds distributable with respect to such Certificates to be withdrawn from the Certificate Account and credited to a separate escrow account for the benefit of such Certificateholders as provided in Section 9.01(d).

Section 4.03 Statements to Certificateholders; Statements to Rating Agencies; Exchange Act Reports.

(a) Concurrently with each distribution charged to the Certificate Account and with respect to each Distribution Date the Master Servicer shall forward to the Trustee and the Trustee shall forward by mail or otherwise make available electronically on its website at www.jpmorgan.com/absmbs to each Holder, the Depositor and the Insurer a statement setting forth the following information as to each Class of Certificates, in each case to the extent applicable:

(i) (A) the amount of such distribution to the Certificateholders of such Class applied to reduce the Certificate Principal Balance thereof, and (B) the aggregate amount included therein representing Principal Prepayments;

(ii) the amount of such distribution to Holders of such Class of Certificates allocable to interest;

(iii) if the distribution to the Holders of such Class of Certificates is less than the full amount that would be distributable to such Holders if there were sufficient funds available therefor, the amount of the shortfall;

(iv) the amount of any Advance by the Master Servicer with respect to the Mortgage Loans pursuant to Section 4.04;

(v) the number of Mortgage Loans and the Stated Principal Balance after giving effect to the distribution of principal on such Distribution Date;

(vi) the aggregate Certificate Principal Balance or Notional Amount, as applicable, of each Class of the Certificates, after giving effect to the amounts distributed on such Distribution Date, separately identifying any reduction thereof due to Realized Losses other than pursuant to an actual distribution of principal;

(vii) on the basis of the most recent reports  furnished to it by  Subservicers,
(a) the number and aggregate principal balances of Mortgage Loans that are Delinquent (1) one month, (2) two months and (3) three or more months and the number and aggregate principal balance of Mortgage Loans that are in foreclosure, (b) the number and aggregate principal balances of Mortgage Loans that are Reportable Modified Mortgage Loans that are Delinquent (1) one month,
(2) two months and (3) three or more months and the number and aggregate principal balance of Mortgage Loans that are Reportable Modified Mortgage Loans that are in foreclosure and are REO Property, indicating in each case capitalized Mortgage Loans, other Servicing Modifications and totals, and (c) for all Reportable Modified Mortgage Loans, the number and aggregate Stated Principal Balance of Reportable Modified Mortgage Loans that have been liquidated, the subject of pay-offs and that have been repurchased by the Master Servicer or Seller;

(viii) the number and aggregate principal balance of any REO Properties;

(ix) the aggregate Accrued Certificate Interest remaining unpaid, if any, for each Class of Certificates, after giving effect to the distribution made on such Distribution Date;

(x) the aggregate amount of Realized Losses for such Distribution Date and the aggregate amount of Realized Losses on the Mortgage Loans incurred since the Cut-off Date;

(xi) the Special Hazard Amount and Fraud Loss Amount as of the close of business on such Distribution Date and a description of any change in the calculation of such amounts;

(xii) [Reserved];

(xiii) the Overcollateralization Amount and the Required Overcollateralization Amount following such Distribution Date;

(xiv) the number and aggregate principal balance of Mortgage Loans repurchased under Section 4.07 or 4.08;

(xv) the aggregate amount of any recoveries on previously foreclosed loans from Residential Funding due to a breach of representation or warranty;

(xvi) the weighted average remaining term to maturity of the Mortgage Loans after giving effect to the amounts distributed on such Distribution Date;

(xvii) the weighted average Mortgage Rates of the Mortgage Loans after giving effect to the amounts distributed on such Distribution Date;

(xviii) the Net WAC Cap Shortfall and the Net WAC Cap Shortfall Carry-Forward Amount; and

(xix) the amount of any Insured Payment made on such Distribution Date, the amount of any reimbursement payment made to the Insurer on such Distribution Date pursuant to Section 4.02(c) and the aggregate amount of prior draws not yet reimbursed.

        In the case of information furnished pursuant to clauses (i) and (ii) above, the amounts shall be expressed as a dollar amount per Certificate with a $1,000 denomination. In addition to the statement provided to the Trustee as set forth in this Section 4.03(a), the Master Servicer shall provide to any manager of a trust fund consisting of some or all of the Certificates, upon reasonable request, such additional information as is reasonably obtainable by the Master Servicer at no additional expense to the Master Servicer. Also, at the request of a Rating Agency, the Master Servicer shall provide the information relating to the Reportable Modified Mortgage Loans substantially in the form attached hereto as Exhibit R to such Rating Agency within a reasonable period of time; provided, however, that the Master Servicer shall not be required to provide such information more than four times in a calendar year to any Rating Agency.

(b) Within a reasonable period of time after the end of each calendar year, the Master Servicer shall prepare, or cause to be prepared, and the Trustee shall forward, or cause to be forwarded, to each Person who at any time during the calendar year was the Holder of a Certificate, other than a Class R Certificate, a statement containing the information set forth in clauses (i) and (ii) of subsection (a) above aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Master Servicer and Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer and Trustee pursuant to any requirements of the Code.

(c) Within a reasonable period of time after the end of each calendar year, the Master Servicer shall prepare, or cause to be prepared, and the Trustee shall forward, or cause to be forwarded, to each Person who at any time during the calendar year was the Holder of a Class R Certificate, a statement containing the applicable distribution information provided pursuant to this Section 4.03 aggregated for such calendar year or applicable portion thereof during which such Person was the Holder of a Class R Certificate. Such obligation of the Master Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer and forwarded by the Trustee pursuant to any requirements of the Code.

(d) As soon as reasonably practicable, upon the written request of any Certificateholder, the Master Servicer shall provide the requesting Certificateholder with such information as is necessary and appropriate, in the Master Servicer's sole discretion, for purposes of satisfying applicable reporting requirements under Rule 144A.

(e) The Master Servicer shall, on behalf of the Depositor and in respect of the Trust Fund, sign and cause to be filed with the Commission any periodic reports required to be filed under the provisions of the Exchange Act, and the rules and regulations of the Commission thereunder. In connection with the preparation and filing of such periodic reports, the Trustee shall timely provide to the Master Servicer (I) a list of Certificateholders as shown on the Certificate Register as of the end of each calendar year, (II) copies of all pleadings, other legal process and any other documents relating to any claims, charges or complaints involving the Trustee, as trustee hereunder, or the Trust Fund that are received by the Trustee, (III) notice of all matters that, to the actual knowledge of a Responsible Officer of the Trustee, have been submitted to a vote of the Certificateholders, other than those matters that have been submitted to a vote of the Certificateholders at the request of the Depositor or the Master Servicer, and (IV) notice of any failure of the Trustee to make any distribution to the Certificateholders as required pursuant to this Agreement. Neither the Master Servicer nor the Trustee shall have any liability with respect to the Master Servicer's failure to properly prepare or file such periodic reports resulting from or relating to the Master Servicer's inability or failure to obtain any information not resulting from the Master Servicer's own negligence or willful misconduct. Any Form 10-K filed with the Commission in connection with this clause (e) shall include a certification, signed by the senior officer in charge of the servicing functions of the Master Servicer, in the form attached as Exhibit K hereto or such other form as may be required or permitted by the Commission (the "Form 10-K Certification"), in compliance with Rules 13a-14 and 15d-14 under the Exchange Act and any additional directives of the Commission. In connection with the Form 10-K Certification, the Trustee shall provide the Master Servicer with a back-up certification substantially in the form attached hereto as Exhibit L. This Section 4.03(e) may be amended in accordance with this Agreement without the consent of the Certificateholders.

Section 4.04 Distribution of Reports to the Trustee and the Depositor; Advances by the Master Servicer.

(a) Prior to the close of business on the Business Day next succeeding each Determination Date, the Master Servicer shall furnish a written statement (which may be in a mutually agreeable electronic format) to the Trustee, the Insurer, any Paying Agent and the Depositor (the information in such statement to be made available to Certificateholders by the Master Servicer on request) (provided that the Master Servicer will use its best efforts to deliver such written statement not later than 12:00 p.m. New York time on the second Business Day prior to the Distribution Date) setting forth (i) the Available Distribution Amount, (ii) the amounts required to be withdrawn from the Custodial Account and deposited into the Certificate Account on the immediately succeeding Certificate Account Deposit Date pursuant to clause (iii) of Section 4.01(a), (iii) the amount of Prepayment Interest Shortfalls, Net WAC Cap Shortfalls and Net WAC Cap Shortfall Carry-Forward Amounts, (iv) the Certificate Insurer Premium, if any,
(v) if the Master Servicer determines that the Deficiency Amount for such Distribution Date is greater than zero, the amount necessary to complete the notice in the form of Exhibit A to the Policy (the "Notice"); and (vi) Cumulative Insurance Payments. The determination by the Master Servicer of such amounts shall, in the absence of obvious error, be presumptively deemed to be correct for all purposes hereunder and the Trustee shall be protected in relying upon the same without any independent check or verification.

(b) On or before 2:00 P.M. New York time on each Certificate Account Deposit Date, the Master Servicer shall either (i) deposit in the Certificate Account from its own funds, or funds received therefor from the Subservicers, an amount equal to the Advances to be made by the Master Servicer in respect of the related Distribution Date, which shall be in an aggregate amount equal to the sum of (A) the aggregate amount of Monthly Payments other than Balloon Payments (with each interest portion thereof adjusted to a per annum rate equal to the sum of the Net Mortgage Rate and the Certificate Insurer Premium Modified Rate), less the amount of any related Servicing Modifications, Debt Service Reductions or reductions in the amount of interest collectable from the Mortgagor pursuant to the Relief Act or similar legislation or regulations then in effect, on the Outstanding Mortgage Loans as of the related Due Date in the related Due Period, which Monthly Payments were due during the related Due Period and not received as of the close of business as of the related Determination Date; provided that no Advance shall be made if it would be a Nonrecoverable Advance and (B) with respect to each Balloon Loan delinquent in respect of its Balloon Payment as of the close of business on the related Determination Date, an amount equal to the excess, if any, of interest on the unpaid principal balance thereof (with each interest portion thereof adjusted to a per annum rate equal to the Net Mortgage Rate plus the Certificate Insurer Premium Modified Rate, if applicable), over any payments of interest (with each interest portion thereof adjusted to a per annum rate equal to the Net Mortgage Rate) received from the related Mortgagor as of the close of business on the related Determination Date and allocable to the Due Date during the related Due Period for each month until such Balloon Loan is finally liquidated, (ii) withdraw from amounts on deposit in the Custodial Account and deposit in the Certificate Account all or a portion of the Amount Held for Future Distribution in discharge of any such Advance, or (iii) make advances in the form of any combination of clauses (i) and (ii) aggregating the amount of such Advance. Any portion of the Amount Held for Future Distribution so used shall be replaced by the Master Servicer by deposit in the Certificate Account on or before 11:00 A.M. New York time on any future

Certificate Account Deposit Date to the extent that funds attributable to the Mortgage Loans that are available in the Custodial Account for deposit in the Certificate Account on such Certificate Account Deposit Date shall be less than payments to Certificateholders required to be made on the following Distribution Date. The Master Servicer shall be entitled to use any Advance made by a Subservicer as described in Section 3.07(b) that has been deposited in the Custodial Account on or before such Distribution Date as part of the Advance made by the Master Servicer pursuant to this Section 4.04.

        The determination by the Master Servicer that it has made a Nonrecoverable Advance or that any proposed Advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by a certificate of a Servicing Officer delivered to the Depositor, the Insurer and the Trustee.

        In the event that the Master Servicer determines as of the Business Day preceding any Certificate Account Deposit Date that it will be unable to deposit in the Certificate Account an amount equal to the Advance required to be made for the immediately succeeding Distribution Date, it shall give notice to the Trustee and the Insurer of its inability to advance (such notice may be given by telecopy), not later than 3:00 P.M., New York time, on such Business Day, specifying the portion of such amount that it will be unable to deposit. Not later than 3:00 P.M., New York time, on the Certificate Account Deposit Date the Trustee shall, unless by 12:00 Noon, New York time, on such day the Trustee shall have been notified in writing (by telecopy) that the Master Servicer shall have directly or indirectly deposited in the Certificate Account such portion of the amount of the Advance as to which the Master Servicer shall have given notice pursuant to the preceding sentence, pursuant to Section 7.01, (a) terminate all of the rights and obligations of the Master Servicer under this Agreement in accordance with Section 7.01 and (b) assume the rights and obligations of the Master Servicer hereunder, including the obligation to deposit in the Certificate Account an amount equal to the Advance for the immediately succeeding Distribution Date.

        The Trustee shall deposit all funds it receives pursuant to this Section
4.04 into the Certificate Account.

Section 4.05   Allocation of Realized Losses.

(a) Prior to each Distribution Date, the Master Servicer shall determine the total amount of Realized Losses, if any, that resulted from any Cash
Liquidation, Servicing Modifications, Debt Service Reduction, Deficient Valuation or REO Disposition that occurred during the related Prepayment Period or, in the case of a Servicing Modification that constitutes a reduction of the interest rate on a Mortgage Loan, the amount of the reduction in the interest portion of the Monthly Payment due in the month in which such Distribution Date occurs. The amount of each Realized Loss shall be evidenced by an Officers'
Certificate. All Realized Losses on the Mortgage Loans (other than Excess Losses) shall be allocated as follows: first, to the Excess Cash Flow, by increasing the amount of clause (iv) of the definition of Principal Distribution Amount; second, by reduction of the Overcollateralization Amount, until such amount has been reduced to zero; third, to the Class M-3 Certificates; fourth, to the Class M-2 Certificates; fifth, to the Class M-1 Certificates; and thereafter, to the Class A Certificates on a pro rata basis, as described below. Any Excess Losses on the Mortgage Loans will be allocated to the Class A and

Class M Certificates on a pro rata basis, as described below, in an amount equal to a fraction of such losses equal to (x) the aggregate Certificate Principal Balance of the Class A and Class M Certificates over (y) the aggregate Stated Principal Balance of the Mortgage Loans, and the remainder of such losses shall be allocated to the Overcollateralization Amount in reduction of the amount thereof.

(b) An allocation of a Realized Loss on a "pro rata basis" among two or more specified Classes of Certificates means an allocation on a pro rata basis, among the various Classes so specified, to each such Class of Certificates on the basis of their then outstanding Certificate Principal Balances prior to giving effect to distributions to be made on such Distribution Date in the case of the principal portion of a Realized Loss or based on the Accrued Certificate Interest thereon payable on such Distribution Date in the case of an interest portion of a Realized Loss. Any allocation of the principal portion of Realized Losses (other than Debt Service Reductions) to the Class A or Class M Certificates shall be made by reducing the Certificate Principal Balance thereof by the amount so allocated, which allocation shall be deemed to have occurred on such Distribution Date; provided, that no such reduction shall reduce the aggregate Certificate Principal Balance of the Certificates below the aggregate Stated Principal Balance of the Mortgage Loans. Allocations of the interest portions of Realized Losses (other than any interest rate reduction resulting from a Servicing Modification) shall be made by operation of the definition of "Accrued Certificate Interest" and by operation of the priority of payment provisions of Section 4.02(c). Allocations of the interest portion of a Realized Loss resulting from an interest rate reduction in connection with a Servicing Modification shall be made by operation of the priority of payment provisions of
Section 4.02(c). Allocations of the principal portion of Debt Service Reductions shall be made by operation of the provisions of Section 4.02(c). All Realized Losses and all other losses allocated to a Class of Certificates hereunder will be allocated among the Certificates of such Class in proportion to the Percentage Interests evidenced thereby.

(c) All Realized Losses on the Mortgage Loans shall be allocated on each Distribution Date to the REMIC I Regular Interests as provided in the definition of REMIC I Realized Losses.

(d) Realized Losses on the Mortgage Loans allocated to the REMIC I Regular Interest shall be allocated among the REMIC II Regular Interests as provided in the definition of REMIC II Realized Losses.

(e) Realized Losses allocated to the Excess Cash Flow or the Overcollateralization Amount pursuant to paragraphs (a) or (b) of this section, the definition of Accrued Certificate Interest and the operation of Section 4.02(c) shall be deemed allocated to the Class SB Certificates. Realized Losses allocated to the Class SB Certificates shall, to the extent such Realized Losses represent Realized Losses on an interest portion, be allocated to the REMIC III Regular Interest SB-IO. Realized Losses allocated to the Excess Cash Flow pursuant to paragraph (a) shall be deemed to reduce Accrued Certificate Interest on the REMIC III Regular Interest SB-IO. Realized Losses allocated to the Overcollateralization Amount pursuant to paragraph (a) shall be deemed first to reduce the principal balance of the REMIC III Regular Interest SB-PO until such principal balance shall have been reduced to zero and thereafter to reduce accrued and unpaid interest on the REMIC III Regular Interest SB-IO.

Section 4.06   Reports of Foreclosures and Abandonment of Mortgaged Property.

        The Master Servicer or the Subservicers shall file information returns with respect to the receipt of mortgage interest received in a trade or business, the reports of foreclosures and abandonments of any Mortgaged Property and the informational returns relating to cancellation of indebtedness income with respect to any Mortgaged Property required by Sections 6050H, 6050J and 6050P of the Code, respectively, and deliver to the Trustee an Officers' Certificate on or before March 31 of each year stating that such reports have been filed. Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by such Sections 6050H, 6050J and 6050P of the Code.

Section 4.07   Optional Purchase of Defaulted Mortgage Loans.

        As to any Mortgage Loan which is delinquent in payment by 90 days or more, the Master Servicer may, at its option, purchase such Mortgage Loan from the Trustee at the Purchase Price therefor; provided, that such Mortgage Loan is 90 days or more delinquent at the time of repurchase. If at any time the Master Servicer makes a payment to the Certificate Account covering the amount of the Purchase Price for such a Mortgage Loan, and the Master Servicer provides to the Trustee a certification signed by a Servicing Officer stating that the amount of such payment has been deposited in the Certificate Account, then the Trustee shall execute the assignment of such Mortgage Loan at the request of the Master Servicer without recourse to the Master Servicer which shall succeed to all the Trustee's right, title and interest in and to such Mortgage Loan, and all security and documents relative thereto. Such assignment shall be an assignment outright and not for security. The Master Servicer will thereupon own such Mortgage, and all such security and documents, free of any further obligation to the Trustee or the Certificateholders with respect thereto.

        Section 4.08  Limited Mortgage Loan Repurchase Right.
                      --------------------------------------

        The Limited Repurchase Right Holder will have the option at any time to purchase any of the Mortgage Loans from the Trustee at the Purchase Price, up to a maximum of five Mortgage Loans. In the event that this option is exercised as to any five Mortgage Loans in the aggregate, this option will thereupon terminate. If at any time the Limited Repurchase Right Holder makes a payment to the Certificate Account covering the amount of the Purchase Price for such a Mortgage Loan, and the Limited Repurchase Right Holder provides to the Trustee a certification signed by a Servicing Officer stating that the amount of such payment has been deposited in the Certificate Account, then the Trustee shall execute the assignment of such Mortgage Loan at the request of the Limited Repurchase Right Holder without recourse to the Limited Repurchase Right Holder which shall succeed to all the Trustee's right, title and interest in and to such Mortgage Loan, and all security and documents relative thereto. Such assignment shall be an assignment outright and not for security. The Limited Repurchase Right Holder will thereupon own such Mortgage, and all such security and documents, free of any further obligation to the Trustee or the Certificateholders with respect thereto. Any tax on "prohibited transactions" (as defined in Section 860F(a)(2) of the Code) imposed on any REMIC resulting from the exercise of the optional repurchase in this Section 4.08 shall in no event be payable by the Trustee.

        Section 4.09 Distributions on the REMIC I Regular Interests and REMIC II Regular Interests.

        (a) On each Distribution Date, the Trustee shall be deemed to distribute to itself, as the holder of the REMIC I Regular Interests, the amounts distributed from REMIC I to REMIC II pursuant to Section 4.02(b)(1).

        (b) On each Distribution Date, the Trustee shall be deemed to distribute to itself as the holder of the REMIC II Regular Interests the amount distributed from REMIC II to REMIC III pursuant to Section 4.02(b)(2).

        Section 4.10  The Policy.

(a) If, pursuant to Section 4.04(a)(v), the Master Servicer determines that the Deficiency Amount for such Distribution Date is greater than zero, the Trustee shall complete the Notice and submit such Notice in accordance with the Policy to the Insurer no later than 12:00 P.M., New York City time, on the Business Day immediately preceding each Distribution Date, as a claim for an Insured Payment (provided that the Trustee shall submit such notice on the second Business Day immediately preceding such Distribution Date if it is able to do so) in an amount equal to such Deficiency Amount.

        (b) Upon receipt of an Insured Payment from the Insurer on behalf of the Class A-1 Certificateholders, the Trustee shall deposit such Insured Payment in the Certificate Account. The Trustee shall distribute on each Distribution Date the Deficiency Amount for such Distribution Date from the Certificate Account, together with the distributions due to the Class A-1 Certificateholders on such Distribution Date, as follows: (i) the portion of any such Deficiency Amount related to clause (i) of the definition of Deficiency Amount shall be distributed  to the Class A-1  Certificateholders  in  accordance  with  Section
4.02(c)(i),  (ii) the portion of any such  Deficiency  Amount  related to clause
(ii) of the definition of Deficiency Amount shall be distributed to the Class A-1 Certificateholders in accordance with Section 4.02(c)(v) and (vi); and (iii) the portion of any such Deficiency Amount related to clause (iii) of the definition of Deficiency Amount shall be distributed to the Class A-1 Certificateholders in accordance with Section 9.01(c).

        (c) The Trustee shall (i) receive as attorney-in-fact of each Class A-1 Certificateholder any Insured Payment from the Insurer and (ii) distribute such Insured Payment to such Class A-1 Certificateholders as set forth in subsection
(b) above. Insured Payments disbursed by the Trustee from proceeds of the Policy shall not be considered payment by the Trust Fund with respect to the Class A-1 Certificates, nor shall such disbursement of such Insured Payments discharge the obligations of the Trust Fund with respect to the amounts thereof, and the Insurer shall become owner of such amounts to the extent covered by such Insured Payments as the deemed assignee and subrogee of such Class A-1
Certificateholders. The Trustee hereby agrees on behalf of each Class A-1 Certificateholder (and each Class A-1 Certificateholder, by its acceptance of its Class A-1 Certificates, hereby agrees) for the benefit of the Insurer that the Trustee shall recognize that to the extent the Insurer makes Insured

Payments, either directly or indirectly (as by paying through the Trustee), to the Class A-1 Certificateholders, the Insurer will be entitled to be subrogated to the rights of the Class A-1 Certificateholders to the extent of such payments.

        Section 4.11  Derivative Contracts.

        (a) The Trustee shall, at the direction of the Master Servicer, on behalf the Trust Fund, enter into Derivative Contracts, solely for the benefit of the Class SB Certificates. Any such Derivative Contract shall constitute a fully prepaid agreement. The Master Servicer shall determine, in its sole discretion, whether any Derivative Contract conforms to the requirements of
Section 4.11(b) and (c). Any acquisition of a Derivative Contract shall be accompanied by an appropriate amendment to this Agreement, including an Opinion of Counsel, as provided in Section 11.01, and either (i) an Opinion of Counsel to the effect that the existence of the Derivative Contract will not adversely affect the availability of the exemptive relief afforded under ERISA by (x) U.S. Department of Labor Prohibited Transaction Exemption ("PTE") 94-29, as amended, 67 Fed. Reg. 54487 (Aug. 22, 2002), to the Holders of the Class A Certificates or (y) Sections I and III of PTE 95-60 to the Holders of the Class M Certificates, in either case as of the date the Derivative Contract is acquired by the Trustee; or (ii) the consent of each holder of a Class A and Class M Certificate to the acquisition of such Derivative Contract. All collections, proceeds and other amounts in respect of the Derivative Contracts payable by the Derivative Counterparty shall be distributed to the Class SB Certificates on the Distribution Date following receipt thereof by the Trustee. In no event shall such an instrument constitute a part of any REMIC created hereunder. In addition, in the event any such instrument is deposited, the Trust Fund shall be deemed to be divided into two separate and discrete sub-Trusts. The assets of one such sub-Trust shall consist of all the assets of the Trust Fund other than such instrument and the assets of the other sub-Trust shall consist solely of such instrument.

        (b) Any Derivative Contract that provides for any payment obligation on the part of the Trust Fund must (i) be without recourse to the assets of the Trust Fund, (ii) contain a non-petition covenant provision from the Derivative Counterparty, (iii) limit payment dates thereunder to Distribution Dates and
(iv) contain a provision limiting any cash payments due to the Derivative Counterparty on any day under such Derivative Contract solely to funds available therefor in the Certificate Account to make payments to the Holders of the Class SB Certificates on such Distribution Date.

        (c) Each Derivative Contract must (i) provide for the direct payment of any amounts by the Derivative Counterparty thereunder to the Certificate Account at least one Business Day prior to the related Distribution Date, (ii) contain an assignment of all of the Trust Fund's rights (but none of its obligations) under such Derivative Contract to the Trustee on behalf the Class SB Certificateholders and shall include an express consent to the Derivative
Counterparty to such assignment, (iii) provide that in the event of the occurrence of an Event of Default, such Derivative Contract shall terminate upon the direction of a majority Percentage Interest of the Class SB Certificates, and (iv) prohibit the Derivative Counterparty from "setting-off or "netting" other obligations of the Trust Fund and its Affiliates against such Derivative Counterparty's payment obligations thereunder.

                                   ARTICLE V

                                THE CERTIFICATES

Section 5.01   The Certificates.

(a) The Class A, Class M, Class SB and Class R Certificates shall be substantially in the forms set forth in Exhibits A, B, C and D, respectively, and shall, on original issue, be executed and delivered by the Trustee to the Certificate Registrar for authentication and delivery to or upon the order of the Depositor upon receipt by the Trustee or one or more Custodians of the documents specified in Section 2.01. The Class A (other than the Class A-IO Certificates) and Class M-1 Certificates shall be issuable in minimum dollar denominations of $25,000 and integral multiples of $1 in excess thereof. The Class A-IO Certificates shall be issuable in minimum dollar denominations of $2,000,000 by Notional Amount, and integral multiples of $1 in excess thereof. The Class M-2 and Class M-3 Certificates shall be issuable in minimum dollar denominations of $250,000 and integral multiples of $1 in excess thereof. The Class SB Certificates shall be issuable in registered, certificated form in minimum percentage interests of 5.00% and integral multiples of 0.01% in excess thereof. Each Class of Class R Certificates shall be issued in registered, certificated form in minimum percentage interests of 20.00% and integral multiples of 0.01% in excess thereof; provided, however, that one Class R Certificate of each Class will be issuable to the REMIC Administrator as "tax matters person" pursuant to Section 10.01(c) in a minimum denomination representing a Percentage Interest of not less than 0.01%.

        The Certificates shall be executed by manual or facsimile signature on behalf of an authorized officer of the Trustee. Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificate or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by the Certificate Registrar by manual signature, and such certificate upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

(b) The Class A Certificate and Class M Certificates shall initially be issued as one or more Certificates registered in the name of the Depository or its nominee and, except as provided below, registration of such Certificates may not be transferred by the Trustee except to another Depository that agrees to hold such Certificates for the respective Certificate Owners with Ownership Interests therein. The Certificate Owners shall hold their respective Ownership Interests in and to each Class A Certificate and Class M Certificate, through the book-entry facilities of the Depository and, except as provided below, shall not be entitled to Definitive Certificates in respect of such Ownership Interests. All transfers by Certificate Owners of their respective Ownership Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall transfer the Ownership
Interests only in the Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

        The Trustee, the Master Servicer and the Depositor may for all purposes (including the making of payments due on the respective Classes of Book-Entry Certificates) deal with the Depository as the authorized representative of the Certificate Owners with respect to the respective Classes of Book-Entry Certificates for the purposes of exercising the rights of Certificateholders hereunder. The rights of Certificate Owners with respect to the respective Classes of Book-Entry Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository Participants and brokerage firms representing such Certificate Owners. Multiple requests and directions from, and votes of, the Depository as Holder of any Class of Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners. The Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and shall give notice to the Depository of such record date.

        If (i)(A) the Depositor advises the Trustee in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository and (B) the Depositor is unable to locate a qualified successor or (ii) the Depositor at its option advises the Trustee in writing that it elects to terminate the book-entry system through the
Depository,  the  Trustee  shall  notify all  Certificate  Owners,  through  the
Depository,  of the  occurrence  of any such  event and of the  availability  of
Definitive Certificates to Certificate Owners requesting the same. Upon surrender to the Trustee of the Book-Entry Certificates by the Depository, accompanied by registration instructions from the Depository for registration of transfer, the Trustee shall issue the Definitive Certificates. Neither the Depositor, the Master Servicer nor the Trustee shall be liable for any actions taken by the Depository or its nominee, including, without limitation, any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Depositor in connection with the issuance of the Definitive Certificates pursuant to this Section 5.01 shall be deemed to be imposed upon and performed by the Trustee, and the Trustee and the Master Servicer shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

(c) Each of the Certificates is intended to be a "security" governed by Article 8 of the Uniform Commercial Code as in effect in the State of New York and any other applicable jurisdiction, to the extent that any of such laws may be applicable.

Section 5.02   Registration of Transfer and Exchange of Certificates.
               -----------------------------------------------------

(a) The Trustee shall cause to be kept at one of the offices or agencies to be appointed by the Trustee in accordance with the provisions of Section 8.12 a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee is initially appointed Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided. The Certificate Registrar, or the Trustee, shall provide the Master Servicer with a certified list of Certificateholders as of each Record Date prior to the related Determination Date.

(b) Upon surrender for registration of transfer of any Certificate at any office or agency of the Trustee maintained for such purpose pursuant to Section 8.12 and, in the case of any Class SB or Class R Certificate, upon satisfaction of the conditions set forth below, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of a like Class and aggregate Percentage Interest.

(c) At the option of the Certificateholders, Certificates may be exchanged for other Certificates of authorized denominations of a like Class and aggregate Percentage Interest, upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange the Trustee shall execute and the Certificate Registrar shall authenticate and deliver the Certificates of such Class which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Trustee or the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

(d) No transfer, sale, pledge or other disposition of a Class SB or Class R Certificate shall be made unless such transfer, sale, pledge or other disposition is exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and any applicable state securities laws or is made in accordance with said Act and laws. Except as otherwise provided in this Section 5.02(d), in the event that a transfer of a Class SB or Class R Certificate is to be made, (i) unless the Depositor directs the Trustee otherwise, the Trustee shall require a written Opinion of Counsel acceptable to and in form and substance satisfactory to the Trustee and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from said Act and laws or is being made pursuant to said Act and laws, which Opinion of Counsel shall not be an expense of the Trustee, the Trust Fund, the Depositor or the Master Servicer, and (ii) the Trustee shall require the transferee to execute a representation letter, substantially in the form of Exhibit I hereto, and the Trustee shall require the transferor to execute a representation letter, substantially in the form of Exhibit J hereto, each acceptable to and in form and substance satisfactory to the Depositor and the Trustee certifying to the Depositor and the Trustee the facts surrounding such transfer, which representation letters shall not be an expense of the Trustee, the Trust Fund, the Depositor or the Master Servicer. In lieu of the requirements set forth in the preceding sentence, transfers of Class SB or Class R Certificates may be made in accordance with this Section 5.02(d) if the prospective transferee of such a Certificate provides the Trustee and the Master Servicer with an investment letter substantially in the form of Exhibit N attached hereto, which investment letter shall not be an expense of the Trustee, the Depositor, or the Master Servicer, and which investment letter states that, among other things, such transferee (i) is a "qualified institutional buyer" as defined under Rule 144A, acting for its own account or the accounts of other "qualified institutional buyers" as defined under Rule 144A, and (ii) is aware that the proposed transferor intends to rely on the exemption from registration requirements under the 1933 Act provided by Rule 144A. The Holder of a Class SB or Class R Certificate desiring to effect any transfer, sale, pledge or other disposition shall, and does hereby agree to, indemnify the Trustee, the Depositor, the Master Servicer and the Certificate Registrar against any liability that may result if the transfer, sale, pledge or other disposition is not so exempt or is not made in accordance with such federal and state laws and this Agreement.

(e) In the case of any Class M, Class SB or Class R Certificate presented for registration in the name of any Person, either (i) the Trustee shall require an Opinion of Counsel acceptable to and in form and substance satisfactory to the Trustee, the Depositor and the Master Servicer to the effect that the purchase or holding of such Class M, Class SB or Class R Certificate is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under Section 406 of ERISA, or Section 4975 of the Code (or comparable provisions of any subsequent enactments), and will not subject the Trustee, the Depositor or the Master Servicer to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trustee, the Depositor or the Master Servicer or
(ii) the prospective transferee shall be required to provide the Trustee, the Depositor and the Master Servicer with a certification to the effect set forth in Exhibit P (with respect to a Class M Certificate) (which certification shall be deemed to have been given by a Class M Certificateholder who acquires a Book-Entry Certificate), Exhibit O (with respect to a Class SB Certificate) or in paragraph fifteen of Exhibit H-1 (with respect to a Class R Certificate), which the Trustee may rely upon without further inquiry or investigation, or such other certifications as the Trustee may deem desirable or necessary in order to establish that such transferee or the Person in whose name such registration is requested either (a) is not an employee benefit plan or other plan subject to the prohibited transaction provisions of ERISA or Section 4975 of the Code, or any Person (including an insurance company investing its general accounts, an investment manager, a named fiduciary or a trustee of any such plan) who is using "plan assets" of any such plan to effect such acquisition (a "Plan Investor") or (b) in the case of a Class M Certificate, the following conditions are satisfied: (i) such Transferee is an insurance company, (ii) the source of funds used to purchase or hold such Certificate (or interest therein) is an "insurance company general account" (as defined in U.S. Department of Labor Prohibited Transaction Class Exemption ("PTCE") 95-60), and (iii) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied (each entity that satisfies this clause (b), a "Complying Insurance Company"). Notwithstanding the above, with respect to the transfer of a Class M Certificate to a Depository or any subsequent transfer of any interest in a Class M Certificate for so long as such Class M Certificate is held by a Depository, (a) neither an Opinion of Counsel nor a certification, each as described in this
Section 5.02(e), shall be required, and (b) the following conditions shall apply:

        (1) any transferee of a Class M Certificate shall be deemed to have represented by virtue of its purchase or holding of such Class M Certificate (or interest therein) that either (i) such transferee is not a Plan Investor or (ii) such transferee is a Complying Insurance Company; and

        (2) if a Class M Certificate (or any interest therein) is acquired or held in violation of the provisions of the preceding paragraph, then the last preceding transferee that either (i) is not a Plan Investor or (ii) is a Complying Insurance Company shall be restored, to the extent permitted by law, to all rights and obligations as Certificate Owner thereof retroactive to the date of such transfer of such Certificate. The Trustee shall be under no liability to any Person for making any payments due on such Certificate to such preceding transferee.

        Any purported Certificate Owner whose acquisition or holding of a Class M Certificate (or interest therein) was effected in violation of the restrictions of this Section 5.02(e) shall indemnify and hold harmless the Company, the Trustee, the Master Servicer, any Subservicer and the Trust Fund from and against all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

(f) (i) Each Person who has or who acquires any Ownership Interest in a Class R Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Trustee or its designee under clause (iii)(A) below to deliver payments to a Person other than such Person and to negotiate the terms of any mandatory sale under clause (iii)(B) below and to execute all instruments of transfer and to do all other things necessary in connection with any such sale. The rights of each Person acquiring any Ownership Interest in a Class R Certificate are expressly subject to the following provisions:

(A)     Each Person  holding or acquiring  any  Ownership  Interest in a Class R
        Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

(B) In connection with any proposed Transfer of any Ownership Interest in a Class R Certificate, the Trustee shall require delivery to it, and shall not register the Transfer of any Class R Certificate until its receipt of, (I) an affidavit and agreement (a "Transfer Affidavit and Agreement," in the form attached hereto as Exhibit H-1) from the proposed Transferee, in form and substance satisfactory to the Master Servicer, representing and warranting, among other things, that it is a Permitted Transferee, that it is not acquiring its Ownership Interest in the Class R Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person who is not a Permitted Transferee, that for so long as it retains its Ownership Interest in a Class R Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of this Section 5.02(f) and agrees to be bound by them, and (II) a certificate, in the form attached hereto as Exhibit H-2, from the Holder wishing to transfer the Class R Certificate, in form and substance satisfactory to the Master Servicer, representing and warranting, among other things, that no purpose of the proposed Transfer is to impede the assessment or collection of tax.

(C) Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee under clause (B) above, if a Responsible Officer of the Trustee who is assigned to this Agreement has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in a Class R Certificate to such proposed Transferee shall be effected.

(D) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts to transfer its Ownership Interest in a Class R Certificate and (y) not to transfer its Ownership Interest unless it provides a certificate to the Trustee in the form attached hereto as Exhibit H-2.

(E) Each Person holding or acquiring an Ownership Interest in a Class R Certificate, by purchasing an Ownership Interest in such Certificate, agrees to give the Trustee written notice that it is a "pass-through interest holder" within the meaning of Temporary Treasury Regulations
        Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring an Ownership Interest in a Class R Certificate, if it is, or is holding an Ownership Interest in a Class R Certificate on behalf of, a "pass-through interest holder."

(i) The Trustee will register the Transfer of any Class R Certificate only if it shall have received the Transfer Affidavit and Agreement, a certificate of the Holder requesting such transfer in the form attached hereto as Exhibit H-2 and all of such other documents as shall have been reasonably required by the Trustee as a condition to such registration. Transfers of the Class R Certificates to Non-United States Persons and Disqualified Organizations (as defined in Section 860E(e)(5) of the
        Code) are prohibited.

                      (A) If any Disqualified Organization shall become a holder of a Class R Certificate, then the last preceding Permitted Transferee shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such Transfer of such Class R Certificate. If a Non-United States Person shall become a holder of a Class R Certificate, then the last preceding United States Person shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such Transfer of such Class R Certificate. If a transfer of a Class R Certificate is disregarded pursuant to the provisions of Treasury Regulations Section 1.860E-1 or
               Section 1.860G-3, then the last preceding Permitted Transferee shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such Transfer of such Class R Certificate. The Trustee shall be under no liability to any Person for any registration of Transfer of a Class R Certificate that is in fact not permitted by this Section 5.02(f) or for making any payments due on such Certificate to the holder thereof or for taking any other action with respect to such holder under the provisions of this Agreement.

                      (B) If any purported Transferee shall become a Holder of a
               Class R  Certificate  in  violation of the  restrictions  in this
               Section 5.02(f) and to the extent that the retroactive restoration of the rights of the Holder of such Class R
               Certificate as described in clause (iii)(A) above shall be invalid, illegal or unenforceable, then the Master Servicer shall have the right, without notice to the holder or any prior holder of such Class R Certificate, to sell such Class R Certificate to a purchaser selected by the Master Servicer on such terms as the Master Servicer may choose. Such purported Transferee shall promptly endorse and deliver each Class R Certificate in accordance with the instructions of the Master Servicer. Such purchaser may be the Master Servicer itself or any Affiliate of the Master Servicer. The proceeds of such sale, net of the commissions (which may include commissions payable to the Master Servicer or its Affiliates), expenses and taxes due, if any, will be remitted by the Master Servicer to such purported Transferee. The terms and conditions of any sale under this clause (iii)(B) shall be determined in the sole discretion of the Master
               Servicer, and the Master Servicer shall not be liable to any Person having an Ownership Interest in a Class R Certificate as a result of its exercise of such discretion.

(ii) The Master Servicer, on behalf of the Trustee, shall make available, upon written request from the Trustee, all information necessary to compute any tax imposed (A) as a result of the Transfer of an Ownership Interest in a Class R Certificate to any Person who is a Disqualified Organization, including the information regarding "excess inclusions" of such Class R Certificates required to be provided to the Internal Revenue Service and certain Persons as described in Treasury Regulations Sections 1.860D-1(b)(5) and 1.860E-2(a)(5), and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organization described in Section 1381 of the Code that holds an Ownership Interest in a Class R Certificate having as among its record holders at any time any Person who is a Disqualified Organization. Reasonable compensation for providing such information may be required by the Master Servicer from such Person.

(iii) The provisions of this Section 5.02(f) set forth prior to this clause (v) may be modified, added to or eliminated, provided that there shall have been delivered to the Trustee the following:

(A) Written consent of the Insurer and written notification from each Rating Agency to the effect that the modification, addition to or elimination of such provisions will not cause such Rating Agency to downgrade its then-current ratings, if any, of the Class A or Class M Certificates below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency without, with respect to the Class A-1 Certificates, giving effect to the Policy; and

(B) A Certificate of the Master Servicer stating that the Master Servicer has received an Opinion of Counsel, in form and substance satisfactory to the Master Servicer, to the effect that such modification, addition to or absence of such provisions will not cause any of REMIC I, REMIC II or REMIC III to cease to qualify as a REMIC and will not cause (x) any of REMIC I, REMIC II or REMIC III to be subject to an entity-level tax caused by the Transfer of any Class R
Certificate to a Person that is a Disqualified Organization or (y) a Certificateholder or another Person to be subject to a REMIC-related tax caused by the Transfer of a Class R Certificate to a Person that is not a Permitted Transferee.

(g) No service charge shall be made for any transfer or exchange of Certificates of any Class, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

(h) All Certificates surrendered for transfer and exchange shall be destroyed by the Certificate Registrar.

Section 5.03   Mutilated, Destroyed, Lost or Stolen Certificates.
               -------------------------------------------------

        If (i) any mutilated Certificate is surrendered to the Certificate Registrar, or the Trustee and the Certificate Registrar receive evidence to their satisfaction of the destruction, loss or theft of any Certificate, and
(ii) there is delivered to the Trustee and the Certificate Registrar such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor, Class and Percentage Interest but bearing a number not contemporaneously outstanding. Upon the issuance of any new Certificate under this Section, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) connected therewith. Any duplicate Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

Section 5.04   Persons Deemed Owners.

        Prior to due presentation of a Certificate for registration of transfer, the Depositor, the Master Servicer, the Insurer, the Trustee, the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Insurer, the Trustee or the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.02 and for all other purposes whatsoever, except as and to the extent provided in the definition of "Certificateholder" and in Section 4.09, and neither the Depositor, the Master Servicer, the Insurer, the Trustee, the Certificate Registrar nor any agent of the Depositor, the Master Servicer, the Insurer, the Trustee or the Certificate Registrar shall be affected by notice to the contrary except as provided in
Section 5.02(f).

Section 5.05   Appointment of Paying Agent.

        The Trustee may, with the consent of the Insurer (so long as no Insurer Default exists) appoint a Paying Agent for the purpose of making distributions to Certificateholders pursuant to Section 4.02. In the event of any such appointment, on or prior to each Distribution Date the Master Servicer on behalf of the Trustee shall deposit or cause to be deposited with the Paying Agent a sum sufficient to make the payments to Certificateholders in the amounts and in the manner provided for in Section 4.02, such sum to be held in trust for the benefit of Certificateholders.

        The Trustee shall cause each Paying Agent to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee that such Paying Agent will hold all sums held by it for the payment to Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to such Certificateholders. Any sums so held by such Paying Agent shall be held only in Eligible Accounts to the extent such sums are not distributed to the Certificateholders on the date of receipt by such Paying Agent.

                                   ARTICLE VI

                      THE DEPOSITOR AND THE MASTER SERVICER

Section 6.01   Respective Liabilities of the Depositor and the Master Servicer.
               ---------------------------------------------------------------

        The Depositor and the Master Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically and respectively imposed upon and undertaken by the Depositor and the Master Servicer herein. By way of illustration and not limitation, the Depositor is not liable for the servicing and administration of the Mortgage Loans, nor is it obligated by
Section 7.01 or Section 10.01 to assume any obligations of the Master Servicer or to appoint a designee to assume such obligations, nor is it liable for any other obligation hereunder that it may, but is not obligated to, assume unless it elects to assume such obligation in accordance herewith.

Section 6.02 Merger or Consolidation of the Depositor or the Master Servicer; Assignment of Rights and Delegation of Duties by Master Servicer.

(a) The Depositor and the Master Servicer will each keep in full effect its existence, rights and franchises as a corporation under the laws of the state of its incorporation, and will each obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

(b) Any Person into which the Depositor or the Master Servicer may be merged or consolidated, or any corporation resulting from any merger or consolidation to which the Depositor or the Master Servicer shall be a party, or any Person succeeding to the business of the Depositor or the Master Servicer, shall be the successor of the Depositor or the Master Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person to the Master Servicer shall be qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac; and provided further that each Rating Agency's ratings, if any, of the Class A or Class M Certificates (without, with respect to the Class A-1 Certificates, taking into account the Policy) in effect immediately prior to such merger or consolidation will not be qualified, reduced or withdrawn as a result thereof (as evidenced by a letter to such effect from each Rating Agency).

(c) Notwithstanding anything else in this Section 6.02 and Section 6.04 to the contrary, the Master Servicer may assign its rights and delegate its duties and obligations under this Agreement; provided that the Person accepting such assignment or delegation shall be a Person which is qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac, is reasonably satisfactory to the Trustee, the Insurer and the Depositor, is willing to service the Mortgage Loans and executes and delivers to the Depositor, the Insurer and the Trustee an agreement, in form and substance reasonably satisfactory to the Depositor, the Insurer and the Trustee, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Master Servicer under this Agreement; provided further that each Rating Agency's rating of the Classes of Certificates that have been rated in effect immediately prior to such assignment and delegation will not be qualified, reduced or withdrawn as a result of such assignment and delegation (as evidenced by a letter to such effect from each Rating Agency), without, with respect to the Class A-1 Certificates, taking into account the Policy. In the case of any such assignment and delegation, the Master Servicer shall be released from its obligations under this Agreement, except that the Master Servicer shall remain liable for all liabilities and obligations incurred by it as Master Servicer hereunder prior to the satisfaction of the conditions to such assignment and delegation set forth in the next preceding sentence.

Section 6.03 Limitation on Liability of the Depositor, the Master Servicer and Others.

        Neither the Depositor, the Master Servicer nor any of the directors, officers, employees or agents of the Depositor or the Master Servicer shall be under any liability to the Trust Fund or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Master Servicer or any such Person against any breach of warranties or representations made herein or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Depositor, the Master Servicer and any director, officer, employee or agent of the Depositor or the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, the Master Servicer and any director, officer, employee or agent of the Depositor or the Master Servicer shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder.

        Neither the Depositor nor the Master Servicer shall be under any obligation to appear in, prosecute or defend any legal or administrative action, proceeding, hearing or examination that is not incidental to its respective duties under this Agreement and which in its opinion may involve it in any expense or liability; provided, however, that the Depositor or the Master Servicer may in its discretion undertake any such action, proceeding, hearing or examination that it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action, proceeding, hearing or examination and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Depositor and the Master Servicer shall be entitled to be reimbursed therefor out of amounts attributable to the Mortgage Loans on deposit in the Custodial Account as provided by Section 3.10 and, on the Distribution Date(s) following such reimbursement, the aggregate of such expenses and costs shall be allocated in reduction of the Accrued Certificate Interest on each Class entitled thereto in the same manner as if such expenses and costs constituted a Prepayment Interest Shortfall.

Section 6.04   Depositor and Master Servicer Not to Resign.
               -------------------------------------------

        Subject to the provisions of Section 6.02, neither the Depositor nor the Master Servicer shall resign from its respective obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law. Any such determination permitting the resignation of the Depositor or the Master Servicer shall be evidenced by an Opinion of Counsel (at the expense of the resigning party) to such effect delivered to the Trustee and the Insurer. No such resignation by the Master Servicer shall become effective until the Trustee or a successor servicer shall have assumed the Master Servicer's responsibilities and obligations in accordance with Section 7.02.

                                  ARTICLE VII

                                     DEFAULT

Section 7.01   Events of Default.

        Event of Default, wherever used herein, means any one of the following events (whatever reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(i) the Master Servicer shall fail to distribute or cause to be distributed to Holders of Certificates of any Class any distribution required to be made under the terms of the Certificates of such Class and this Agreement and, in either case, such failure shall continue unremedied for a period of 5 days after the date upon which written notice of such failure, requiring such failure to be remedied, shall have been given to the Master Servicer by the Trustee, the Insurer or the Depositor or to the Master Servicer, the Depositor and the Trustee by the Holders of Certificates of such Class evidencing Percentage Interests aggregating not less than 25%; or

(ii) the Master Servicer shall fail to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer contained in the Certificates of any Class or in this Agreement and such failure shall continue unremedied for a period of 30 days (except that such number of days shall be 15 in the case of a failure to pay the premium for any Required Insurance Policy) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee, the Insurer or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the Holders of Certificates of any Class evidencing, as to such Class, Percentage Interests aggregating not less than 25%; or

(iii)a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or appointing a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

(iv) the Master Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings of, or relating to, the Master Servicer or of, or relating to, all or substantially all of the property of the Master Servicer; or

(v) the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of, or commence a voluntary case under, any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

(vi) the Master Servicer shall notify the Trustee pursuant to Section 4.04(b) that it is unable to deposit in the Certificate Account an amount equal to the Advance.

        If an Event of Default described in clauses (i)-(v) of this Section shall occur, then, and in each and every such case, so long as such Event of Default shall not have been remedied, either the Depositor or the Trustee shall at the direction of the Insurer (unless an Insurer Default is continuing) or the Holders of Certificates entitled to at least 51% of the Voting Rights (which Voting Rights of the Class A-1 Certificateholders may be exercised by the Insurer without the consent of such Holders and may only be exercised by such Holders with the prior consent of the Insurer so long as there does not exist a failure by the Insurer to make a required payment under the Policy), by notice in writing to the Master Servicer (and to the Depositor and the Insurer if given by the Trustee or to the Trustee and the Insurer if given by the Depositor), terminate all of the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof, other than its rights as a Certificateholder hereunder; provided, however, that unless the Insurer Default is continuing, the successor to the Master Servicer appointed pursuant to Section 7.02 shall be acceptable to the Insurer and shall have accepted the duties of Master Servicer effective upon the resignation of the Master Servicer. If an Event of Default described in clause (vi) hereof shall occur, the Trustee shall, by notice to the Master Servicer and the Depositor, immediately terminate all of the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof, other than its rights as a Certificateholder hereunder as provided in Section 4.04(b). On or after the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates (other than as a Holder thereof) or the Mortgage Loans or otherwise, shall subject to Section 7.02 pass to and be vested in the Trustee or the Trustee's designee appointed pursuant to Section 7.02; and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. The Master Servicer agrees to cooperate with the Trustee in effecting the termination of the Master Servicer's responsibilities and rights hereunder, including, without limitation, the transfer to the Trustee or its designee for administration by it of all cash amounts which shall at the time be credited to the Custodial Account or the Certificate Account or thereafter be received with respect to the Mortgage Loans. No such termination shall release the Master Servicer for any liability that it would otherwise have hereunder for any act or omission prior to the effective time of such termination.

        Notwithstanding any termination of the activities of Residential Funding in its capacity as Master Servicer hereunder, Residential Funding shall be entitled to receive, out of any late collection of a Monthly Payment on a Mortgage Loan which was due prior to the notice terminating Residential Funding's rights and obligations as Master Servicer hereunder and received after such notice, that portion to which Residential Funding would have been entitled pursuant to Sections 3.10(a)(ii), (vi) and (vii) as well as its Servicing Fee in respect thereof, and any other amounts payable to Residential Funding hereunder the entitlement to which arose prior to the termination of its activities hereunder. Upon the termination of Residential Funding as Master Servicer hereunder the Depositor shall deliver to the Trustee a copy of the Program Guide and upon request of the Insurer, a copy of the Program Guide to the Insurer.

Section 7.02   Trustee or Depositor to Act; Appointment of Successor.
               -----------------------------------------------------

(a) On and after the time the Master Servicer receives a notice of termination pursuant to Section 7.01 or resigns in accordance with Section 6.04, the Insurer may appoint a successor Master Servicer and if the Insurer fails to do so within 30 days, the Trustee or, upon notice to the Depositor and the Insurer and with the Depositor's and the Insurer's consent (which shall not be unreasonably withheld) a designee (which meets the standards set forth below) of the Trustee, shall be the successor in all respects to the Master Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer (except for the responsibilities, duties and liabilities contained in Sections 2.02 and 2.03(a), excluding the duty to notify related Subservicers as set forth in such Sections, and its obligations to deposit amounts in respect of losses incurred prior to such notice or termination on the investment of funds in the Custodial Account or the Certificate Account pursuant to Sections 3.07(c) and 4.01(c) by the terms and provisions hereof); provided, however, that any failure to perform such duties or responsibilities caused by the preceding Master Servicer's failure to provide information required by Section 4.04 shall not be considered a default by the Trustee hereunder. As compensation therefor, the Trustee shall be entitled to all funds relating to the Mortgage Loans which the Master Servicer would have been entitled to charge to the Custodial Account or the Certificate Account if the Master Servicer had continued to act hereunder and, in addition, shall be entitled to the income from any Permitted Investments made with amounts attributable to the Mortgage Loans held in the Custodial Account or the Certificate Account. If the Trustee has become the successor to the Master Servicer in accordance with Section 6.04 or Section 7.01, then notwithstanding the above, the Insurer may appoint a successor Master Servicer and if the Insurer fails to do so within 30 days, the Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution, which is also a Fannie Mae or Freddie Mac-approved mortgage servicing institution, having a net worth of not less than $10,000,000 as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder. Pending appointment of a successor to the Master Servicer hereunder, the Trustee shall become successor to the Master Servicer and shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the initial Master Servicer hereunder. The Depositor, the Trustee, the Custodian and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. The Servicing Fee for any successor Master Servicer appointed pursuant to this Section 7.02 will be lowered with respect to those Mortgage Loans, if any, where the Subservicing Fee accrues at a rate of less than 0.20% per annum in the event that the successor Master Servicer is not servicing such Mortgage Loans directly and it is necessary to raise the related Subservicing Fee to a rate of 0.20% per annum in order to hire a Subservicer with respect to such Mortgage Loans.

(b) In connection with the termination or resignation of the Master Servicer hereunder, either (i) the successor Master Servicer, including the Trustee if the Trustee is acting as successor Master Servicer, shall represent and warrant that it is a member of MERS in good standing and shall agree to comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Mortgage Loans that are registered with MERS, in which case the predecessor Master Servicer shall cooperate with the successor Master Servicer in causing MERS to revise its records to reflect the transfer of servicing to the successor Master Servicer as necessary under MERS' rules and regulations, or
(ii) the predecessor Master Servicer shall cooperate with the successor Master Servicer in causing MERS to execute and deliver an assignment of Mortgage in recordable form to transfer the Mortgage from MERS to the Trustee and to execute and deliver such other notices, documents and other instruments as may be necessary or desirable to effect a transfer of such Mortgage Loan or servicing of such Mortgage Loan on the MERS(R) System to the successor MasteR Servicer. The predecessor Master Servicer shall file or cause to be filed any such assignment in the appropriate recording office. The predecessor Master Servicer shall bear any and all fees of MERS, costs of preparing any assignments of Mortgage, and fees and costs of filing any assignments of Mortgage that may be required under this subsection (b). The successor Master Servicer shall cause such assignment to be delivered to the Trustee or the Custodian promptly upon receipt of the original with evidence of recording thereon or a copy certified by the public recording office in which such assignment was recorded.

Section 7.03   Notification to Certificateholders.
               ----------------------------------

(a) Upon any such termination or appointment of a successor to the Master Servicer, the Trustee shall give prompt written notice thereof to the Certificateholders at their respective addresses appearing in the Certificate Register, and the Insurer.

(b) Within 60 days after the occurrence of any Event of Default, the Trustee shall transmit by mail to all Holders of Certificates and to the Insurer notice of each such Event of Default hereunder known to the Trustee, unless such Event of Default shall have been cured or waived as provided in Section 7.04 hereof.

Section 7.04   Waiver of Events of Default.

        The Insurer or the Holders representing at least 66% of the Voting Rights of Certificates affected by a default or Event of Default hereunder with the written consent of the Insurer, which consent shall not be unreasonably withheld, may waive any default or Event of Default; provided, however, that (a) a default or Event of Default under clause (i) of Section 7.01 may be waived, with the written consent of the Insurer, only by all of the Holders of Certificates affected by such default or Event of Default (which Voting Rights of the Class A-1 Certificateholders may be exercised by the Insurer without the consent of such Holders and may only be exercised by such Holders with the prior written consent of the Insurer so long as there does not exist a failure by the

Insurer to make a required payment under the Policy) and (b) no waiver pursuant to this Section 7.04 shall affect the Holders of Certificates in the manner set forth in Section 11.01(b)(i), (ii) or (iii). Upon any such waiver of a default or Event of Default by the Insurer or by the Holders representing the requisite percentage of Voting Rights of Certificates affected by such default or Event of Default, such default or Event of Default with the consent of the Insurer, which consent shall not be unreasonably withheld, shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. No such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon except to the extent expressly so waived.

        Section 7.05  Servicing Trigger; Removal of Master Servicer.
                      ---------------------------------------------

               (a) Upon determination by the Insurer that a Servicing Trigger has occurred, the Insurer shall give notice of such Servicing Trigger to the Master Servicer, the Depositor, the Trustee and to each Rating Agency.

               (b) At any time after such determination and while a Servicing Trigger is continuing, the Insurer may direct the Trustee in writing to remove the Master Servicer if the Insurer makes a determination that the manner of master servicing was a factor contributing to the size of the delinquencies or losses incurred in the Trust Fund.

               (c) Upon receipt of written directions to remove the Master Servicer pursuant to the preceding clause (b), the Trustee shall notify the Master Servicer that it has been terminated and the Master Servicer shall be terminated in the same manner as specified in Sections 7.01 and 7.02.

               (d) After notice of occurrence of a Servicing Trigger has been given and while a Servicing Trigger is continuing, until and unless the Master Servicer has been removed as provided in clause (b), the Master Servicer covenants and agrees to act as the Master Servicer for a term from the occurrence of the Servicing Trigger to the end of the Calendar Quarter in which such Servicing Trigger occurs, which term may at the Insurer's discretion be extended by written notice from the Insurer to the Trustee for successive terms of three (3) calendar months each, until the termination of the Trust Fund. The Master Servicer will, upon the receipt of each such notice of extension (a "Master Servicer Extension Notice") become bound for the duration of the term covered by such Master Servicer Extension Notice to continue as Master Servicer subject to and in accordance with this Agreement. If, as of the fifteenth (15th) day prior to the last day of any term as the Master Servicer, the Trustee shall not have received any Master Servicer Extension Notice from the Insurer, the Trustee shall, within five (5) days thereafter, give written notice of such nonreceipt to the Insurer and the Master Servicer. If any such term expires without a Master Servicer Extension Notice then the Trustee shall act as Master Servicer as provided in Section 7.02.

               (e) No provision of this Section 7.05 shall have the effect of limiting the rights of the Depositor, the Trustee, the Certificateholders or the Insurer under Section 7.01.

                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

Section 8.01   Duties of Trustee.

(a) The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs.

(b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement. The Trustee shall notify the Insurer and the Certificateholders of any such documents which do not materially conform to the requirements of this Agreement in the event that the Trustee, after so requesting, does not receive satisfactorily corrected documents.

        The Trustee shall forward or cause to be forwarded in a timely fashion the notices, reports and statements required to be forwarded by the Trustee pursuant to Sections 4.03, 7.03, and 10.01. The Trustee shall furnish in a timely fashion to the Master Servicer such information as the Master Servicer may reasonably request from time to time for the Master Servicer to fulfill its duties as set forth in this Agreement and the Trustee shall furnish in timely fashion to the Insurer such information in the Trustee's possession as the Insurer may reasonably request from time to time for the Insurer to protect its interests and to fulfill its duties as set forth in the Policy and the Insurance Agreement. The Trustee covenants and agrees that it shall perform its obligations hereunder in a manner so as to maintain the status of each of REMIC I, REMIC II and REMIC III as a REMIC under the REMIC Provisions and (subject to 10.01(f)) to prevent the imposition of any federal, state or local income, prohibited transaction, contribution or other tax on the Trust Fund to the extent that maintaining such status and avoiding such taxes are reasonably within the control of the Trustee and are reasonably within the scope of its duties under this Agreement.

(c) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

(i) Prior to the occurrence of an Event of Default, and after the curing or waiver of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee by the Depositor or the Master Servicer and which on their face, do not contradict the requirements of this Agreement;

(ii) The Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(iii) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Insurer or the Certificateholders holding Certificates of any Class affected thereby which evidence, as to such Class, Percentage Interests aggregating not less than 25% of the affected Classes as to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement;

(iv) The Trustee shall not be charged with knowledge of any default (other than a default in payment to the Trustee) specified in clauses (i) and (ii) of
Section 7.01 or an Event of Default under clauses (iii), (iv) and (v) of Section
7.01 unless a Responsible Officer of the Trustee assigned to and working in the Corporate Trust Office obtains actual knowledge of such failure or event or the Trustee receives written notice of such failure or event at its Corporate Trust Office from the Master Servicer, the Depositor or any Certificateholder; and

(v) Except to the extent provided in Section 7.02, no provision in this Agreement shall require the Trustee to expend or risk its own funds (including, without limitation, the making of any Advance) or otherwise incur any personal financial liability in the performance of any of its duties as Trustee hereunder, or in the exercise of any of its rights or powers, if the Trustee shall have reasonable grounds for believing that repayment of funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(d) The Trustee shall timely pay, from its own funds, the amount of any and all federal, state and local taxes imposed on the Trust Fund or its assets or transactions including, without limitation, (A) "prohibited transaction" penalty taxes as defined in Section 860F of the Code, if, when and as the same shall be due and payable, (B) any tax on contributions to a REMIC after the Closing Date imposed by Section 860G(d) of the Code and (C) any tax on "net income from foreclosure property" as defined in Section 860G(c) of the Code, but only if such taxes arise out of a breach by the Trustee of its obligations hereunder, which breach constitutes negligence or willful misconduct of the Trustee.

Section 8.02   Certain Matters Affecting the Trustee.
               -------------------------------------

(a) Except as otherwise provided in Section 8.01:

(i) The Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(ii) The Trustee may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

(iii) The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders or the Insurer, pursuant to the provisions of this Agreement, unless such Certificateholders or the Insurer shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby and the Insurer has given its consent; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default (which has not been cured or waived), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs;

(iv) The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(v) Prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by the Insurer or the Holders of Certificates of any Class evidencing, as to such Class, Percentage Interests, aggregating not less than 50% with the written consent of the Insurer; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to so proceeding. The reasonable expense of every such examination shall be paid by the Master Servicer, if an Event of Default shall have occurred and is continuing, and otherwise by the Certificateholder or the Insurer requesting the investigation;

(vi) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys provided that the Trustee shall remain liable for any acts of such agents or attorneys; and

(vii) To the extent authorized under the Code and the regulations promulgated thereunder, each Holder of a Class R Certificate hereby irrevocably appoints and authorizes the Trustee to be its attorney-in-fact for purposes of signing any Tax Returns required to be filed on behalf of the Trust Fund. The Trustee shall sign on behalf of the Trust Fund and deliver to the Master Servicer in a timely manner any Tax Returns prepared by or on behalf of the Master Servicer that the Trustee is required to sign as determined by the Master Servicer pursuant to applicable federal, state or local tax laws, provided that the Master Servicer shall indemnify the Trustee for signing any such Tax Returns that contain errors or omissions.

(b) Following the issuance of the Certificates (and except as provided for in Section 2.04), the Trustee shall not accept any contribution of assets to the Trust Fund unless (subject to Section 10.01(f)) it shall have obtained or been furnished with an Opinion of Counsel to the effect that such contribution will not (i) cause any of REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC at any time that any Certificates are outstanding or (ii) cause the Trust Fund to be subject to any federal tax as a result of such contribution (including the imposition of any federal tax on "prohibited transactions" imposed under Section 860F(a) of the Code).

Section 8.03   Trustee Not Liable for Certificates or Mortgage Loans.
               -----------------------------------------------------

        The recitals contained herein and in the Certificates (other than the execution of the Certificates and relating to the acceptance and receipt of the Mortgage Loans) shall be taken as the statements of the Depositor or the Master Servicer as the case may be, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates (except that the Certificates shall be duly and validly executed and authenticated by it as Certificate Registrar) or of any Mortgage Loan or related document, or of MERS or the MERS(R) System. Except as otherwise provided herein, the Trustee shall not be accountable for the use or application by the Depositor or the Master Servicer of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor or the Master Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Custodial Account or the Certificate Account by the Depositor or the Master Servicer.

Section 8.04   Trustee May Own Certificates.

        The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee.

Section  8.05   Master   Servicer   to  Pay   Trustee's   Fees   and   Expenses;
     Indemnification.

(a) The Master Servicer covenants and agrees to pay to the Trustee and any co-trustee from time to time, and the Trustee and any co-trustee shall be entitled to, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by each of them in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee and any co-trustee, and the Master Servicer will pay or reimburse the Trustee and any co-trustee upon request for all reasonable expenses, disbursements and advances incurred or made by the Trustee or any co-trustee in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ, and the expenses incurred by the Trustee or any co-trustee in connection with the appointment of an office or agency pursuant to Section 8.12) except any such expense, disbursement or advance as may arise from its negligence or bad faith.

(b) The Master Servicer agrees to indemnify the Trustee for, and to hold the Trustee harmless against, any loss, liability or expense incurred without negligence or willful misconduct on its part, arising out of, or in connection with, the acceptance and administration of the Trust Fund, including the costs and expenses (including reasonable legal fees and expenses) of defending itself against any claim in connection with the exercise or performance of any of its powers or duties under this Agreement, provided that:

(i) with respect to any such claim, the Trustee shall have given the Master Servicer written notice thereof promptly after the Trustee shall have actual knowledge thereof;

(ii) while maintaining control over its own defense, the Trustee shall cooperate and consult fully with the Master Servicer in preparing such defense; and

(iii) notwithstanding anything in this Agreement to the contrary, the Master Servicer shall not be liable for settlement of any claim by the Trustee entered into without the prior consent of the Master Servicer which consent shall not be unreasonably withheld.

        No termination of this Agreement or the Policy shall affect the obligations created by this Section 8.05(b) of the Master Servicer to indemnify the Trustee under the conditions and to the extent set forth herein.

        Notwithstanding the foregoing, the indemnification provided by the Master Servicer in this Section 8.05(b) shall not pertain to any loss, liability or expense of the Trustee, including the costs and expenses of defending itself against any claim, incurred in connection with any actions taken by the Trustee at the direction of Certificateholders pursuant to the terms of this Agreement.

Section 8.06   Eligibility Requirements for Trustee.
               ------------------------------------

        The Trustee hereunder shall at all times be a national banking association or a New York banking corporation having its principal office in a state and city acceptable to the Depositor and the Insurer and organized and doing business under the laws of such state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority. If such corporation or national banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07.

Section 8.07 Resignation and Removal of the Trustee.

(a) The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the Insurer and the Master Servicer. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor trustee acceptable to the Insurer by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation then the Insurer may appoint a successor trustee and if the Insurer fails to do so within 30 days, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

(b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Insurer or the Depositor with the consent of the Insurer, which consent shall not be unreasonably withheld, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Insurer or the Depositor with the consent of the Insurer, which consent shall not be unreasonably withheld, may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee. In addition, in the event that the Insurer or the Depositor determines that the Trustee has failed (i) to make a claim available under the Policy or failed to distribute or cause to be distributed to Certificateholders any amount required to be distributed hereunder (including any Insured Payment), if such amount is held by the Trustee or its Paying Agent (other than the Master Servicer or the Depositor) for distribution or (ii) to otherwise observe or perform in any material respect any of its covenants, agreements or obligations hereunder, and such failure shall continue unremedied for a period of 5 days (in respect of clause (i) above) or 30 days (in respect of clause (ii) above) after the date on which written notice of such failure, requiring that the same be remedied, shall have been given to the Trustee by the Depositor or the Insurer, then the Insurer or the Depositor with the consent of the Insurer, which consent shall not be unreasonably withheld, may remove the Trustee and appoint a successor trustee by written instrument delivered as provided in the preceding sentence. In connection with the appointment of a successor trustee pursuant to the preceding sentence, the Depositor shall, on or before the date on which any such appointment becomes effective, obtain from each Rating Agency written confirmation that the appointment of any such successor trustee will not result in the reduction of the ratings on any class of the Certificates below the lesser of the then current or original ratings on such Certificates, without, with respect to the Class A-1 Certificates, taking into account the Policy.

(c) During the continuance of an Insurer Default, the Holders of Certificates entitled to at least 51% of the Voting Rights may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Depositor, one complete set to the Trustee so removed and one complete set to the successor so appointed.

(d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor trustee as provided in Section 8.08.

Section 8.08   Successor Trustee.

(a) Any successor trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor and the Insurer and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The predecessor trustee shall deliver to the successor trustee all Mortgage Files and related documents and statements held by it hereunder (other than any Mortgage Files at the time held by a Custodian, which shall become the agent of any successor trustee hereunder), and the Depositor, the Master Servicer and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations.

(b) No successor trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.06.

(c) Upon acceptance of appointment by a successor trustee as provided in this Section, the Depositor shall mail notice of the succession of such trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register. If the Depositor fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Depositor.

Section 8.09   Merger or Consolidation of Trustee.
               ----------------------------------

        Any corporation or national banking association into which the Trustee may be merged or converted or with which it may be consolidated or any corporation or national banking association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or national banking association succeeding to the business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation or national banking association shall be eligible under the provisions of Section 8.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. The Trustee shall mail notice of any such merger or consolidation to the Certificateholders at their address as shown in the Certificate Register.

Section 8.10 Appointment of Co-Trustee or Separate Trustee.

(a) Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. If the Master Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.08 hereof.

(b) In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10 all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee, and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

(c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee. (d) Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

Section 8.11   Appointment of Custodians.

        The Trustee may, with the consent of the Master Servicer, the Insurer and the Depositor, appoint one or more Custodians who are not Affiliates of the Depositor or the Master Servicer to hold all or a portion of the Mortgage Files as agent for the Trustee, by entering into a Custodial Agreement. Subject to
Article VIII, the Trustee agrees to comply with the terms of each Custodial Agreement and to enforce the terms and provisions thereof against the Custodian for the benefit of the Certificateholders and the Insurer. Each Custodian shall be a depository institution subject to supervision by federal or state authority, shall have a combined capital and surplus of at least $15,000,000 and shall be qualified to do business in the jurisdiction in which it holds any
Mortgage  File.  Each  Custodial  Agreement  may be amended  only as provided in
Section 11.01. The Trustee shall notify the Certificateholders of the appointment of any Custodian (other than the Custodian appointed as of the Closing Date) pursuant to this Section 8.11.

Section 8.12   Appointment of Office or Agency.
               -------------------------------

        The Trustee will maintain an office or agency in the City of New York where Certificates may be surrendered for registration of transfer or exchange. The Trustee initially designates its offices located at 4 New York Plaza, 6th Floor, New York, New York 10004 for the purpose of keeping the Certificate Register. The Trustee will maintain an office at the address stated in Section 11.05(c) hereof where notices and demands to or upon the Trustee in respect of this Agreement may be served.

                                   ARTICLE IX

                                   TERMINATION

Section 9.01 Optional Purchase by the Master Servicer of All Certificates; Termination Upon Purchase by the Master Servicer or Liquidation of All Mortgage Loans.

(a) Subject to Section 9.02, the respective obligations and responsibilities of the Depositor, the Master Servicer and the Trustee created hereby in respect of the Certificates (other than the obligation of the Trustee to make certain payments after the Final Distribution Date to Certificateholders and the obligation of the Depositor to send certain notices as hereinafter set forth) shall terminate upon the last action required to be taken by the Trustee on the Final Distribution Date pursuant to this Article IX following the earlier of:

(i) the later of the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan, or

(ii) the purchase by the Master Servicer of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund (other than the Policy) at a price equal to 100% of the unpaid principal balance of each Mortgage Loan (or, if less than such unpaid principal balance, the fair market value of the related underlying property of such Mortgage Loan with respect to Mortgage Loans as to which title has been acquired if such fair market value is less than such unpaid principal balance) (net of any unreimbursed Advances attributable to principal) on the day of repurchase, plus accrued interest thereon at the Net Mortgage Rate (or Modified Net Mortgage Rate in the case of any Modified Mortgage Loan) plus the Certificate Insurer Premium Modified Rate, to, but not including, the first day of the month in which such repurchase price is distributed, plus any amounts due to the Insurer under the Insurance Agreement; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United
States to the Court of St. James, living on the date hereof; and provided further, that the purchase price set forth above shall be increased as is necessary, as determined by the Master Servicer, to avoid disqualification of any of REMIC I, REMIC II or REMIC III as a REMIC.

        The right of the Master Servicer to purchase all the assets of the Trust Fund relating to the Mortgage Loans, pursuant to clause (ii) above is conditioned upon the date of such purchase occurring on or after the first possible Optional Termination Date.

        If such right is exercised by the Master Servicer, the Master Servicer shall be deemed to have been reimbursed for the full amount of any unreimbursed Advances theretofore made by it with respect to the Mortgage Loans. In addition, the Master Servicer shall provide to the Trustee the certification required by
Section 3.15 and the Trustee and any Custodian shall, promptly following payment of the purchase price, release to the Master Servicer the Mortgage Files pertaining to the Mortgage Loans being purchased. No purchase pursuant to clause
(ii) of this Section 9.01(a) is permitted if it would result in a draw on the Policy unless the Insurer consents in writing.

        In addition to the foregoing, on any Distribution Date on or after the first possible Optional Termination Date, the Master Servicer shall have the right, at its option, to purchase the Class A Certificates and Class M Certificates in whole, but not in part, at a price (except in the case of the Class A-IO Certificates) equal to the outstanding Certificate Principal Balance of such Certificates plus the sum of one month's Accrued Certificate Interest thereon for the related Interest Accrual Period, any previously unpaid Accrued Certificate Interest, any unpaid Prepayment Interest Shortfalls plus accrued interest thereon at the related Pass-Through Rate, any unpaid Net WAC Cap Shortfalls and any unpaid Net WAC Cap Shortfall Carry-Forward Amounts and any amounts due to the Insurer under the Insurance Agreement. Any such purchase of the Class A-IO Certificates as discussed above will be made at a price equal to the sum of one month's Accrued Certificate Interest on the Notional Amount thereof, plus previously unpaid Accrued Certificate Interest. If the Master Servicer exercises this right to purchase the outstanding Certificates, the Master Servicer will promptly terminate the respective obligations and responsibilities created hereby in respect of the Certificates pursuant to this
Article IX.

(b) The Master Servicer shall give the Trustee and the Insurer not less than 60 days' prior notice of the Distribution Date on which the Master Servicer anticipates that the final distribution will be made to Certificateholders (whether as a result of the exercise by the Master Servicer of its right to purchase the assets of the Trust Fund or otherwise) or on which the Master Servicer anticipates that the Certificates will be purchased (as a result of the exercise by the Master Servicer to purchase the outstanding Certificates). Notice of any termination, specifying the anticipated Final Distribution Date (which shall be a date that would otherwise be a Distribution Date) upon which the Certificateholders may surrender their Certificates to the Trustee (if so required by the terms hereof) for payment of the final distribution and cancellation or notice of any purchase of the outstanding Certificates, specifying the Distribution Date upon which the Holders may surrender their Certificates to the Trustee for payment, shall be given promptly by the Master Servicer (if it is exercising its right to purchase the assets of the Trust Fund or to purchase the outstanding Certificates), or by the Trustee (in any other case) by letter to the Certificateholders (with a copy to the Certificate Registrar, the Insurer and each Rating Agency) mailed not earlier than the 15th day and not later than the 25th day of the month next preceding the month of such final distribution specifying:

(i) the anticipated Final Distribution Date upon which final payment of the Certificates is anticipated to be made upon presentation and surrender of Certificates at the office or agency of the Trustee therein designated where required pursuant to this Agreement or, in the case of the purchase by the Master Servicer of the outstanding Certificates, the Distribution Date on which such purchase is made,

(ii) the amount of any such final payment or, in the case of the purchase of the outstanding Certificates, the purchase price, in either case, if known, and

(iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, and in the case of the Class A, Class R and Class SB Certificates, or in the case of all of the Certificates in connection with the exercise by the Master Servicer of its right to purchase the Certificates, that payment will be made only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified.

        If the Master Servicer is obligated to give notice to Certificateholders as aforesaid, it shall give such notice to the Certificate Registrar at the time such notice is given to Certificateholders and, if the Master Servicer is exercising its rights to purchase the outstanding Certificates, it shall give such notice to each Rating Agency at the time such notice is given to Certificateholders. As a result of the exercise by the Master Servicer of its right to purchase the assets of the Trust Fund, the Master Servicer shall deposit in the Certificate Account, before the Final Distribution Date in immediately available funds an amount equal to the purchase price for the assets of the Trust Fund, computed as provided above. As a result of the exercise by the Master Servicer of its right to purchase the outstanding Certificates, the Master Servicer shall deposit in an Eligible Account, established by the Master Servicer on behalf of the Trustee and separate from the Certificate Account in the name of the Trustee in trust for the registered holders of the Certificates, before the Distribution Date on which such purchase is to occur in immediately available funds an amount equal to the purchase price for the Certificates, computed as above provided, and provide notice of such deposit to the Trustee. The Trustee will withdraw from such account the amount specified in subsection
(c) below and distribute such amount to the Certificateholders as specified in subsection (c) below.

        (c) In the case of the Class A, Class M, Class R and Class SB Certificates, upon presentation and surrender of the Certificates by the Certificateholders thereof, in connection with the exercise by the Master Servicer of its right to purchase the Certificates, and otherwise in accordance with Section 4.01(a), the Trustee shall distribute to the Certificateholders and to the Insurer (i) the amount otherwise distributable on such Distribution Date in accordance with Section 4.02, if not in connection with the Master Servicer's election to repurchase the assets of the Trust Fund or the outstanding Certificates, or (ii) if the Master Servicer elected to so repurchase the assets of the Trust Fund or the outstanding Certificates, an amount equal to the price paid pursuant to Section 9.01(a), as follows: first, to the Class A Certificates on a pro rata basis, the outstanding Certificate Principal Balance thereof plus Accrued Certificate Interest thereon for the related Interest Accrual Period and any previously unpaid Accrued Certificate Interest, any unpaid Prepayment Interest Shortfalls, any unpaid Net WAC Cap Shortfalls and any unpaid Net WAC Cap Shortfall Carry-Forward Amounts, second, to the Class M Certificates in their order of payment priority, the outstanding Certificate Principal Balance thereof plus Accrued Certificate Interest thereon for the related Interest
Accrual Period and any previously unpaid Accrued Certificate Interest, any unpaid Prepayment Interest Shortfalls, any unpaid Net WAC Cap Shortfalls and any unpaid Net WAC Cap Shortfall Carry-Forward Amounts, third, to the Insurer, the Certificate Insurer Premium, plus interest accrued at the applicable Late Payment Rate, fourth, to the Insurer to reimburse the Insurer for any outstanding claims under the Policy, to the extent of Cumulative Insurance Payments, fifth, to the Insurer, any other outstanding amounts owed to the
Insurer pursuant to the Insurance Agreement, and sixth, to the Class SB Certificates. Notwithstanding the reduction of the Certificate Principal Balance of any Class of Class M Certificates to zero, such Class will be outstanding hereunder until the termination of the respective obligations and responsibilities of the Company, the Master Servicer and the Trustee hereunder in accordance with Article IX.

        (d) In the event that any Certificateholders shall not surrender their Certificates for final payment and cancellation on or before the Final
Distribution Date, the Trustee shall on such date cause all funds in the Certificate Account not distributed in final distribution to Certificateholders to be withdrawn therefrom and credited to the remaining Certificateholders by depositing such funds in a separate escrow account for the benefit of such Certificateholders, and the Master Servicer (if it exercised its right to purchase the assets of the Trust Fund), or the Trustee (in any other case) shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within six months after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee shall take appropriate steps as directed by the Master Servicer to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining the escrow account and of contacting Certificateholders shall be paid out of the assets which remain in the escrow account. If within nine months after the second notice any Certificates shall not have been surrendered for cancellation, the Trustee shall pay to the Master Servicer all amounts distributable to the holders thereof and the Master Servicer shall thereafter hold such amounts until distributed to such Holders. No interest shall accrue or be payable to any Certificateholder on any amount held in the escrow account or by the Master Servicer as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 9.01 and the Certificateholders shall look only to the Master Servicer for such payment.

        (e) If any Certificateholders do not surrender their Certificates on or before the Distribution Date on which a purchase of the outstanding Certificates is to be made, the Trustee shall on such date cause all funds in the Eligible Account established by the Master Servicer deposited therein by the Master Servicer pursuant to Section 9.01(b) to be withdrawn therefrom and deposited in a separate escrow account for the benefit of such Certificateholders, and the Master Servicer shall give a second written notice to such Certificateholders to surrender their Certificates for payment of the purchase price therefor. If within six months after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee shall take appropriate steps as directed by the Master Servicer to contact the Holders of such Certificates concerning surrender of their Certificates. The costs and expenses of maintaining the escrow account and of contacting Certificateholders shall be paid out of the assets which remain in the escrow account. If within nine months after the second notice any Certificates shall not have been surrendered for cancellation in accordance with this Section 9.01, the Trustee shall pay to the Master Servicer all amounts distributable to the Holders thereof and shall have no further obligation or liability therefor and the Master Servicer shall thereafter hold such amounts until distributed to such Holders. No interest shall accrue or be payable to any Certificateholder on any amount held in the escrow account or by the Master Servicer as a result of such Certificateholder's failure to surrender its Certificate(s) for payment in accordance with this
Section 9.01. Any Certificate that is not surrendered on the Distribution Date on which a purchase pursuant to this Section 9.01 occurs as provided above will be deemed to have been purchased and the Holder as of such date will have no rights with respect thereto except to receive the purchase price therefor minus any costs and expenses associated with such escrow account and notices allocated thereto. Any Certificates so purchased or deemed to have been purchased on such Distribution Date shall remain outstanding hereunder until the Master Servicer has terminated the respective obligations and responsibilities created hereby in respect of the Certificates pursuant to this Article IX. The Master Servicer shall be for all purposes the Holder thereof as of such date, subject to any rights of the Insurer hereunder with respect thereto.

Section 9.02   Additional Termination Requirements.
               -----------------------------------

(a) Each of REMIC I, REMIC II and REMIC III, as the case may be, shall be terminated in accordance with the following additional requirements, unless (subject to Section 10.01(f)) the Trustee and the Master Servicer have received an Opinion of Counsel (which Opinion of Counsel shall not be an expense of the Trustee) to the effect that the failure of any of REMIC I, REMIC II and REMIC III, as the case may be, to comply with the requirements of this Section 9.02 will not (i) result in the imposition on the Trust Fund of taxes on "prohibited transactions," as described in Section 860F of the Code, or (ii) cause any of REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC at any time that any Certificate is outstanding:

(i) The Master Servicer shall establish a 90-day liquidation period for REMIC I and specify the first day of such period in a statement attached to REMIC I's final Tax Return pursuant to Treasury Regulations Section 1.860F-1. The Master Servicer also shall satisfy all of the requirements of a qualified liquidation for REMIC I under Section 860F of the Code and the regulations thereunder;

(ii) The Master Servicer shall notify the Trustee at the commencement of such 90-day liquidation period and, at or prior to the time of making of the final payment on the Certificates, the Trustee shall sell or otherwise dispose of all of the remaining assets of the Trust Fund in accordance with the terms hereof; and

(iii) If the Master Servicer is exercising its right to purchase the assets of the Trust Fund, the Master Servicer shall, during the 90-day liquidation period and at or prior to the Final Distribution Date, purchase all of the assets of the Trust Fund for cash.

(b) Each Holder of a Certificate and the Trustee hereby irrevocably approves and appoints the Master Servicer as its attorney-in-fact to adopt a plan of complete liquidation for each of REMIC I, REMIC II and REMIC III at the expense of the Trust Fund in accordance with the terms and conditions of this Agreement.

                                   ARTICLE X

                                REMIC PROVISIONS

Section 10.01  REMIC Administration.

(a) The REMIC Administrator shall make an election to treat each of REMIC I, REMIC II and REMIC III as a REMIC under the Code and, if necessary, under applicable state law. Each such election will be made on Form 1066 or other appropriate federal tax or information return (including Form 8811) or any appropriate state return for the taxable year ending on the last day of the calendar year in which the Certificates are issued. The REMIC I Regular Interests shall be designated as the "regular interests" and the Class R-I Certificates shall be designated as the sole class of "residual interests" in the REMIC I. The REMIC II Regular Interests shall be designated as the "regular interests" and the Class R-II Certificates shall be designated as the sole class of "residual interests" in the REMIC II. The Class A-1, Class A-IO, Class M-1, Class M-2, Class M-3 and Class SB Certificates shall be designated as the "regular interests" in REMIC III and the Class R-III Certificates shall be designated the sole class of "residual interests" in REMIC III. The REMIC Administrator and the Trustee shall not permit the creation of any "interests" (within the meaning of Section 860G of the Code) in REMIC I, REMIC II or REMIC III other than the REMIC I Regular Interests, the REMIC II Regular Interests and the Certificates.

(b) The Closing Date is hereby designated as the "startup day" of each of REMIC I, REMIC II and REMIC III within the meaning of Section 860G(a)(9) of the Code (the "Startup Date").

(c) The REMIC Administrator shall hold a Class R Certificate in each REMIC representing a 0.01% Percentage Interest of the Class R Certificates in each REMIC and shall be designated as the "tax matters person" with respect to each of REMIC I, REMIC II and REMIC III in the manner provided under Treasury regulations section 1.860F-4(d) and Treasury regulations section 301.6231(a)(7)-1. The REMIC Administrator, as tax matters person, shall (i) act on behalf of each of REMIC I, REMIC II and REMIC III in relation to any tax matter or controversy involving the Trust Fund and (ii) represent the Trust Fund in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority with respect thereto. The legal expenses, including without limitation attorneys' or accountants' fees, and costs of any such proceeding and any liability resulting therefrom shall be expenses of the Trust Fund and the REMIC Administrator shall be entitled to reimbursement therefor out of amounts attributable to the Mortgage Loans on deposit in the Custodial Account as provided by Section 3.10 unless such legal expenses and costs are incurred by reason of the REMIC Administrator's willful misfeasance, bad faith or gross negligence. If the REMIC Administrator is no longer the Master Servicer hereunder, at its option the REMIC Administrator may continue its duties as REMIC Administrator and shall be paid reasonable compensation not to exceed $3,000 per year by any successor Master Servicer hereunder for so acting as the REMIC Administrator.

(d) The REMIC Administrator shall prepare or cause to be prepared all of the Tax Returns that it determines are required with respect to the REMICs created hereunder and deliver such Tax Returns in a timely manner to the Trustee and the

Trustee shall sign and file such Tax Returns in a timely manner. The expenses of preparing such returns shall be borne by the REMIC Administrator without any right of reimbursement therefor. The REMIC Administrator agrees to indemnify and hold harmless the Trustee with respect to any tax or liability arising from the Trustee's signing of Tax Returns that contain errors or omissions. The Trustee and Master Servicer shall promptly provide the REMIC Administrator with such information as the REMIC Administrator may from time to time request for the purpose of enabling the REMIC Administrator to prepare Tax Returns.

(e) The REMIC Administrator shall provide (i) to any Transferor of a Class R Certificate such information as is necessary for the application of any tax relating to the transfer of a Class R Certificate to any Person who is not a Permitted Transferee, (ii) to the Trustee and the Trustee shall forward to the Certificateholders such information or reports as are required by the Code or the REMIC Provisions including reports relating to interest, original issue discount, if any, and market discount or premium (using the Prepayment Assumption) and (iii) to the Internal Revenue Service the name, title, address and telephone number of the person who will serve as the representative of each REMIC created hereunder.

(f) The Master Servicer and the REMIC Administrator shall take such actions and shall cause each REMIC created hereunder to take such actions as are reasonably within the Master Servicer's or the REMIC Administrator's control and the scope of its duties more specifically set forth herein as shall be necessary or desirable to maintain the status thereof as a REMIC under the REMIC Provisions (and the Trustee shall assist the Master Servicer and the REMIC Administrator, to the extent reasonably requested by the Master Servicer and the REMIC Administrator to do so). In performing their duties as more specifically set forth herein, the Master Servicer and the REMIC Administrator shall not knowingly or intentionally take any action, cause the Trust Fund to take any action or fail to take (or fail to cause to be taken) any action reasonably within their respective control and the scope of duties more specifically set forth herein, that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of any of REMIC I, REMIC II or REMIC III as a REMIC or (ii) result in the imposition of a tax upon any of REMIC I, REMIC II or REMIC III (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code (except as provided in Section 2.04) and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code) (either such event, in the absence of an Opinion of Counsel or the indemnification referred to in this sentence, an "Adverse REMIC Event") unless the Master Servicer or the REMIC Administrator, as applicable, has received an Opinion of Counsel (at the expense of the party seeking to take such action or, if such party fails to pay such expense, and the Master Servicer or the REMIC Administrator, as applicable, determines that taking such action is in the best interest of the Trust Fund and the Certificateholders, at the expense of the Trust Fund, but in no event at the expense of the Master Servicer, the REMIC Administrator or the Trustee) to the effect that the contemplated action will not, with respect to the Trust Fund created hereunder, endanger such status or, unless the Master Servicer or the REMIC Administrator or both, as applicable, determine in its or their sole discretion to indemnify the Trust Fund against the imposition of such a tax, result in the imposition of such a tax. Wherever in this Agreement a contemplated action may not be taken because the timing of such action might result in the imposition of a tax on the Trust

Fund, or may only be taken pursuant to an Opinion of Counsel that such action would not impose a tax on the Trust Fund, such action may nonetheless be taken provided that the indemnity given in the preceding sentence with respect to any taxes that might be imposed on the Trust Fund has been given and that all other preconditions to the taking of such action have been satisfied. The Trustee shall not take or fail to take any action (whether or not authorized hereunder) as to which the Master Servicer or the REMIC Administrator, as applicable, has advised it in writing that it has received an Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to such action. In addition, prior to taking any action with respect to the Trust Fund or its assets, or causing the Trust Fund to take any action, which is not expressly permitted under the terms of this Agreement, the Trustee will consult with the Master Servicer or the REMIC Administrator, as applicable, or its designee, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to the Trust Fund and the Trustee shall not take any such action or cause the Trust Fund to take any such action as to which the Master Servicer or the REMIC Administrator, as applicable, has advised it in writing that an Adverse REMIC Event could occur. The Master Servicer or the REMIC Administrator, as applicable, may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not expressly permitted by this Agreement, but in no event at the expense of the Master Servicer or the REMIC Administrator. At all times as may be required by the Code, the Master Servicer or the REMIC Administrator, as applicable, will to the extent within its control and the scope of its duties more specifically set forth herein, maintain substantially all of the assets of the REMIC as "qualified mortgages" as defined in Section 860G(a)(3) of the Code and "permitted investments" as defined in Section 860G(a)(5) of the Code.

(g) In the event that any tax is imposed on "prohibited transactions" of any REMIC created hereunder as defined in Section 860F(a)(2) of the Code, on "net income from foreclosure property" of any REMIC as defined in Section 860G(c) of the Code, on any contributions to any REMIC after the Startup Date therefor pursuant to Section 860G(d) of the Code, or any other tax imposed by the Code or any applicable provisions of state or local tax laws, such tax shall be charged
(i) to the Master Servicer, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under this Agreement or the Master Servicer has in its sole discretion determined to indemnify the Trust Fund against such tax, (ii) to the Trustee, if such tax arises out of or results from a breach by the Trustee of any of its obligations under this Article X, or
(iii) otherwise against amounts on deposit in the Custodial Account as provided by Section 3.10 and on the Distribution Date(s) following such reimbursement the aggregate of such taxes shall be allocated in reduction of the Accrued Certificate Interest on each Class entitled thereto in the same manner as if such taxes constituted a Prepayment Interest Shortfall. (h) The Trustee and the Master Servicer shall, for federal income tax purposes, maintain books and records with respect to each REMIC on a calendar year and on an accrual basis or as otherwise may be required by the REMIC Provisions.

(h) Following the Startup Date, neither the Master Servicer nor the Trustee shall accept any contributions of assets to any REMIC unless (subject to Section 10.01(f)) the Master Servicer and the Trustee shall have received an Opinion of Counsel (at the expense of the party seeking to make such contribution) to the effect that the inclusion of such assets in any REMIC will not cause any of REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC at any time that any Certificates are outstanding or subject any such REMIC to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

(i) Neither the Master Servicer nor the Trustee shall (subject to Section 10.01(f)) enter into any arrangement by which any of REMIC I, REMIC II or REMIC III will receive a fee or other compensation for services nor permit any of REMIC I, REMIC II or REMIC III to receive any income from assets other than "qualified mortgages" as defined in Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code.

(j) Solely for the purposes of Section 1.860G-1(a)(4)(iii) of the Treasury Regulations, the "latest possible maturity date" by which the principal balance of each regular interest in each REMIC would be reduced to zero is April 25, 2033, which is the second Distribution Date following the latest scheduled maturity of any Mortgage Loan.

(k) Within 30 days after the Closing Date, the REMIC Administrator shall prepare and file with the Internal Revenue Service Form 8811, "Information Return for Real Estate Mortgage Investment Conduits (REMIC) and Issuers of Collateralized Debt Obligations" for the Trust Fund.

(l) Neither the Trustee nor the Master Servicer shall sell, dispose of or substitute for any of the Mortgage Loans (except in connection with (i) the default, imminent default or foreclosure of a Mortgage Loan, including but not limited to, the acquisition or sale of a Mortgaged Property acquired by deed in lieu of foreclosure, (ii) the bankruptcy of the Trust Fund, (iii) the termination of any REMIC pursuant to Article IX of this Agreement or (iv) a purchase of Mortgage Loans pursuant to Article II or III of this Agreement) or acquire any assets for any REMIC or sell or dispose of any investments in the Custodial Account or the Certificate Account for gain, or accept any contributions to any REMIC after the Closing Date unless it has received an Opinion of Counsel that such sale, disposition, substitution or acquisition will not (a) affect adversely the status of any of REMIC I, REMIC II or REMIC III as a REMIC or (b) unless the Master Servicer has determined in its sole discretion to indemnify the Trust Fund against such tax, cause any REMIC to be subject to a tax on "prohibited transactions" or "contributions" pursuant to the REMIC Provisions.

Section 10.02  Master Servicer, REMIC Administrator and Trustee Indemnification.

(a) The Trustee agrees to indemnify the Trust Fund, the Insurer, the Depositor, the REMIC Administrator and the Master Servicer for any taxes and costs including, without limitation, any reasonable attorneys fees imposed on or incurred by the Trust Fund, the Insurer, the Depositor or the Master Servicer, as a result of a breach of the Trustee's covenants set forth in Article VIII or this Article X. In the event that Residential Funding is no longer the Master Servicer, the Trustee shall indemnify Residential Funding for any taxes and costs including, without limitation, any reasonable attorneys fees imposed on or incurred by Residential Funding as a result of a breach of the Trustee's covenants set forth in Article VIII or this Article X.

(b) The REMIC Administrator agrees to indemnify the Trust Fund, the Insurer, the Depositor, the Master Servicer and the Trustee for any taxes and costs (including, without limitation, any reasonable attorneys' fees) imposed on or incurred by the Trust Fund, the Insurer, the Depositor, the Master Servicer or the Trustee, as a result of a breach of the REMIC Administrator's covenants set forth in this Article X with respect to compliance with the REMIC Provisions, including without limitation, any penalties arising from the Trustee's execution of Tax Returns prepared by the REMIC Administrator that contain errors or omissions; provided, however, that such liability will not be imposed to the extent such breach is a result of an error or omission in information provided to the REMIC Administrator by the Master Servicer in which case Section 10.02(c) will apply.

(c) The Master Servicer agrees to indemnify the Trust Fund, the Insurer, the Depositor, the REMIC Administrator and the Trustee for any taxes and costs (including, without limitation, any reasonable attorneys' fees) imposed on or incurred by the Trust Fund, the Insurer, the Depositor, the REMIC Administrator or the Trustee, as a result of a breach of the Master Servicer's covenants set forth in this Article X or in Article III with respect to compliance with the REMIC Provisions, including without limitation, any penalties arising from the Trustee's execution of Tax Returns prepared by the Master Servicer that contain errors or omissions.

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

Section 11.01  Amendment.

(a) This Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Master Servicer and the Trustee, with the consent of the Insurer, but without the consent of any of the Certificateholders:

(i) to cure any ambiguity,

(ii) to correct or supplement any provisions herein or therein, which may be inconsistent with any other provisions herein or therein or to correct any error,

(iii) to modify, eliminate or add to any of its provisions to such extent as shall be necessary or desirable to maintain the qualification of REMIC I, REMIC II or REMIC III as REMICs at all times that any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund pursuant to the Code that would be a claim against the Trust Fund, provided that the Trustee has received an Opinion of Counsel to the effect that (A) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (B) such action will not adversely affect in any material respect the interests of any Certificateholder or the Insurer,

(iv) to change the timing and/or nature of deposits into the Custodial Account or the Certificate Account or to change the name in which the Custodial Account is maintained, provided that (A) the Certificate Account Deposit Date shall in no event be later than the related Distribution Date, (B) such change shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder and (C) such change shall not result in a reduction of the rating assigned to any Class of Certificates below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date, without, with respect to the Class A-1 Certificates, taking into account the Policy, after notice to Moody's or as evidenced by a letter from Standard & Poor's to such effect,

(v) to modify, eliminate or add to the provisions of Section 5.02(f) or any other provision hereof restricting transfer of the Class R Certificates by virtue of their being the "residual interests" in the Trust Fund provided that
(A) such change shall not result in reduction of the rating assigned to any such Class of Certificates below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date, as evidenced by a letter from each Rating Agency to such effect, and (B) such change shall not (subject to Section 10.01(f)), as evidenced by an Opinion of Counsel (at the expense of the party seeking so to modify, eliminate or add such provisions), cause the Trust Fund or any of the Certificateholders (other than the transferor) to be subject to a federal tax caused by a transfer to a Person that is not a Permitted Transferee, or

(vi) to make any other provisions with respect to matters or questions arising under this Agreement or such Custodial Agreement which shall not be materially inconsistent with the provisions of this Agreement, provided that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder or the Insurer and is authorized or permitted under Section 11.01(c).

(b) This Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Trustee with the consent of the Insurer and the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates with a Certificate Principal Balance greater than zero affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or such Custodial Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

(i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, or

(ii) adversely affect in any material respect the interest of the Holders of Certificates of any Class in a manner other than as described in clause (i) hereof without the consent of Holders of Certificates of such Class evidencing, as to such Class, Percentage Interests aggregating not less than 66%, or

(iii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, in any such case without the consent of the Holders of all Certificates of such Class then outstanding.

(c)  Notwithstanding  any contrary  provision of this  Agreement  and subject to
Section  10.01(f)  (in the case of an  imposition  of  federal  tax on the Trust
Fund), the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel (at the expense of the party seeking such amendment) to the effect that such amendment or the exercise of any power granted to the Master Servicer, the Depositor or the Trustee in accordance with such amendment will not result in the imposition of a federal tax on the Trust Fund or cause REMIC I, REMIC II or REMIC III to fail to qualify as REMICs at any time that any Certificate is outstanding. The Trustee may but shall not be obligated to enter into any amendment pursuant to this Section that affects its rights, duties and immunities and this agreement or otherwise; provided, however, such consent shall not be unreasonably withheld.

(d) Promptly after the execution of any such amendment the Trustee shall furnish written notification of the substance of such amendment to each Certificateholder. It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

(e) The Depositor shall have the option, in its sole discretion, to obtain and deliver to the Trustee any corporate guaranty, payment obligation, irrevocable letter of credit, surety bond, insurance policy or similar instrument or a reserve fund, or any combination of the foregoing, for the purpose of protecting the Holders of the Class R Certificates against any or all Realized Losses or other shortfalls. Any such instrument or fund shall be held by the Trustee for the benefit of the Class R Certificateholders, but shall not be and shall not be deemed to be under any circumstances included in the REMIC. To the extent that any such instrument or fund constitutes a reserve fund for federal income tax purposes, (i) any reserve fund so established shall be an outside reserve fund and not an asset of the REMIC, (ii) any such reserve fund shall be owned by the Depositor, and (iii) amounts transferred by the REMIC to any such reserve fund shall be treated as amounts distributed by the REMIC to the Depositor or any successor, all within the meaning of Treasury regulations Section 1.860G-2(h) in effect as of the Cut-off Date. In connection with the provision of any such instrument or fund, this Agreement and any provision hereof may be modified, added to, deleted or otherwise amended in any manner that is related or incidental to such instrument or fund or the establishment or administration thereof, such amendment to be made by written instrument executed or consented to by the Depositor and such related insurer but without the consent of any Certificateholder and without the consent of the Master Servicer or the Trustee being required unless any such amendment would impose any additional obligation on, or otherwise adversely affect the interests of the Certificateholders, the Master Servicer or the Trustee, as applicable; provided that the Depositor obtains an Opinion of Counsel (which need not be an opinion of Independent counsel) to the effect that any such amendment will not cause (a) any federal tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860F(a)(1) of the Code or on "contributions after the startup date" under Section 860G(d)(1) of the Code and (b) any of REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC at any time that any Certificate is outstanding.

(f) In addition to the foregoing, any amendment of Section 4.08 of this Agreement shall require the consent of the Limited Repurchase Right Holder as third-party beneficiary.

Section 11.02  Recordation of Agreement; Counterparts.
               --------------------------------------

(a) To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer and at its expense on direction by the Trustee (pursuant to the request of the Insurer or Holders of Certificates entitled to at least 25% of the Voting Rights), but only upon direction accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders or the Insurer.

(b) For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

Section 11.03  Limitation on Rights of Certificateholders.
               ------------------------------------------

(a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of any of the parties hereto.

(b) No Certificateholder shall have any right to vote (except as expressly provided herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

(c) No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee and the Insurer a written notice of default and of the continuance thereof, as hereinbefore provided and such default would not result in a claim under the Policy, and unless also the Holders of Certificates of any Class evidencing in the aggregate not less than 25% of the related Percentage Interests of such Class, shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby and the Insurer shall have given its written consent, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates of any Class shall have any right in any manner whatever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates of such Class or any other Class, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the common benefit of Certificateholders of such Class or all Classes, as the case may be. For the protection and enforcement of the provisions of this Section 11.03, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Section 11.04  Governing Law.

        This agreement and the Certificates shall be governed by and construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

Section 11.05  Notices.

        All demands and notices hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid (except for notices to the Trustee which shall be deemed to have been duly given only when received), to (a) in the case of the Depositor, 8400 Normandale Lake Boulevard, Suite 250, Minneapolis, Minnesota 55437, Attention: President (RAMP), or such other address as may hereafter be furnished to the Master Servicer and the Trustee in writing by the Depositor;
(b) in the case of the Master Servicer, 2255 North Ontario Street, Burbank, California 91504-3120, Attention: Bond Administration or such other address as may be hereafter furnished to the Depositor and the Trustee by the Master Servicer in writing; (c) in the case of the Trustee, 4 New York Plaza, 6th Floor, New York, New York 10004, Attention: Residential Asset Mortgage Products Inc. Series 2003-RZ2 or such other address as may hereafter be furnished to the Depositor and the Master Servicer in writing by the Trustee; (d) in the case of Standard & Poor's, 55 Water Street, New York, New York 10041 Attention: Mortgage Surveillance or such other address as may be hereafter furnished to the Depositor, Trustee and Master Servicer by Standard & Poor's; (e) in the case of Moody's, 99 Church Street, New York, New York 10007, Attention: ABS Monitoring Department, or such other address as may be hereafter furnished to the Depositor, the Trustee and the Master Servicer in writing by Moody's; and (f) in the case of the Insurer, Ambac Assurance Corporation, One State Street Plaza, 19th Floor, New York, New York 10004 Attention: Consumer Asset-Backed Securities Group or such other address as may be hereafter furnished in writing by the Insurer. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

Section 11.06  Notices to Rating Agencies and the Insurer.
               ------------------------------------------

        The Depositor, the Master Servicer or the Trustee, as applicable, (a) shall notify each Rating Agency and the Insurer at such time as it is otherwise required pursuant to this Agreement to give notice of the occurrence of any of the events described in clause (i), (ii), (iii), (iv), (vii), (viii), (ix) or
(x) below, (b) shall notify the Subservicer at such time as it is otherwise required pursuant to this Agreement to give notice of the occurrence of any of the events described in clause (i), (ii), (iii)(1), (vii)(1) or (ix) below, or
(c) provide a copy to each Rating Agency and the Insurer at such time as otherwise required to be delivered pursuant to this Agreement of any of the statements described in clauses (v) and (vi) below:

(i) a material change or amendment to this Agreement,

(ii) the occurrence of an Event of Default,

(iii) (1) the termination or appointment of a successor Master Servicer or (2) the termination or appointment of a successor Trustee or a change in the majority ownership of the Trustee,

(iv) the filing of any claim under the Master Servicer's blanket fidelity bond and the errors and omissions insurance policy required by Section 3.12 or the cancellation or modification of coverage under any such instrument,

(v) the statement required to be delivered to the Holders of each Class of Certificates pursuant to Section 4.03,

(vi) the statements required to be delivered pursuant to Sections 3.18 and 3.19,

(vii) (1) a change in the location of the Custodial Account or (2) a change in the location of the Certificate Account,

(viii) the occurrence of any monthly cash flow shortfall to the Holders of any Class of Certificates resulting from the failure by the Master Servicer to make an Advance pursuant to Section 4.04,

(ix) the occurrence of the Final Distribution Date, and

(x) the repurchase of or substitution for any Mortgage Loan,

provided, however, that with respect to notice of the occurrence of the events described in clauses (iv), (vii) or (viii) above, the Master Servicer shall provide prompt written notice to each Rating Agency, the Insurer and the Subservicer, if applicable, of any such event known to the Master Servicer.

        In addition to the above delivery requirements, the Depositor, the Master Servicer or the Trustee, as applicable, shall provide a copy to the Insurer at such time as otherwise required to be delivered pursuant to this Agreement of any of written confirmation, written notice or legal opinion.

Section 11.07  Severability of Provisions.

        If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof or of the Insurer.

Section 11.08  Supplemental Provisions for Resecuritization.
               --------------------------------------------

(a) This Agreement may be supplemented by means of the addition of a separate Article hereto (a "Supplemental Article") for the purpose of resecuritizing any of the Certificates issued hereunder, under the following circumstances. With respect to any Class or Classes of Certificates issued hereunder, or any portion of any such Class, as to which the Depositor or any of its Affiliates (or any designee thereof) is the registered Holder (the "Resecuritized Certificates"), the Depositor may deposit such Resecuritized Certificates into a new REMIC, grantor trust, FASIT or custodial arrangement (a "Restructuring Vehicle") to be held by the Trustee pursuant to a Supplemental Article. The instrument adopting such Supplemental Article shall be executed by the Depositor, the Master

Servicer and the Trustee; provided, that neither the Master Servicer nor the Trustee shall withhold their consent thereto if their respective interests would not be materially adversely affected thereby. To the extent that the terms of the Supplemental Article do not in any way affect any provisions of this Agreement as to any of the Certificates initially issued hereunder, the adoption of the Supplemental Article shall not constitute an "amendment" of this Agreement.

        Each Supplemental Article shall set forth all necessary provisions relating to the holding of the Resecuritized Certificates by the Trustee, the establishment of the Restructuring Vehicle, the issuing of various classes of new certificates by the Restructuring Vehicle and the distributions to be made thereon, and any other provisions necessary to the purposes thereof. In connection with each Supplemental Article, the Depositor shall deliver to the Trustee an Opinion of Counsel to the effect that (i) the Restructuring Vehicle will qualify as a REMIC, grantor trust, FASIT or other entity not subject to taxation for federal income tax purposes and (ii) the adoption of the Supplemental Article will not endanger the status of any of REMIC I, REMIC II or REMIC III as a REMIC or result in the imposition of a tax upon the Trust Fund (including but not limited to the tax on prohibited transaction as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC as set forth in Section 860G(d) of the Code. Section 11.09 Third-Party Beneficiary.

        The Limited Repurchase Right Holder is an express third-party beneficiary of Section 4.08 of this Agreement, and shall have the right to enforce the related provisions of Section 4.08 of this Agreement as if it were a party hereto.

Section 11.10  Rights of the Insurer

        (a) The Insurer is an express third-party beneficiary of this Agreement.

        (b)  On  each   Distribution  Date  the  Trustee  shall  make  available
electronically to the Insurer a copy of the reports furnished to the Class A-1 Certificateholders and the Depositor on such Distribution Date.

        (c) The Trustee shall provide to the Insurer copies of any report, notice, Opinion of Counsel, Officer's Certificate, request for consent or request for amendment to any document related hereto promptly upon the Trustee's production or receipt thereof.

        (d) Unless an Insurer Default exists, the Trustee and the Depositor shall not agree to any amendment to this Agreement without first having obtained the prior written consent of the Insurer, which consent shall not be unreasonably withheld.

        (e) So long as there does not exist a failure by the Insurer to make a required payment under the Policy, the Insurer shall have the right to exercise all rights of the Holders of the Class A-1 Certificates under this Agreement without any consent of such Holders, and such Holders may exercise such rights only with the prior written consent of the Insurer, except as provided herein.

        (f) The Insurer shall not be entitled to exercise any of its rights hereunder so long as there exists a failure by the Insurer to make a required payment under the Policy.

        IN WITNESS WHEREOF, the Depositor, the Master Servicer and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized and their respective seals, duly attested, to be hereunto affixed, all as of the date and year first above written.

                                      RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.



[Seal]                                             By:  /s/  Michael  Mead Name:
                                                   Michael   Mead  Title:   Vice
                                                   President
Attest:


  /s/ Julie Steinhagen
Name:   Julie Steinhagen
Title:  Vice President
                                            RESIDENTIAL FUNDING CORPORATION



[Seal]                                             By:   /s/  Julie   Steinhagen
                                                   Name: Julie Steinhagen Title:
                                                   Director
Attest:

  /s/ Michael Mead
Name:   Michael Mead
Title:  Associate
                                            JPMORGAN CHASE BANK,
                                             as Trustee



[Seal]                                             By:  /s/ Aranka R. Paul Name:
                                                   Aranka   R.    Paul    Title:
                                                   Assistant Vice President
Attest:

  /s/ Sora Jun
Name: Sora Jun
Title:  Trust Officer

STATE OF MINNESOTA    )
                             ) ss.:
COUNTY OF HENNEPIN    )


        On the 2nd day of April, 2003, before me, a notary public in and for said State, personally appeared Michael Mead, known to me to be a Vice President of Residential Asset Mortgage Products, Inc., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

        IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                      /s/ Brian S. Bangerter
                                    Notary Public
[Notarial Seal]

STATE OF MINNESOTA    )
                             ) ss.:
COUNTY OF HENNEPIN    )


        On the 2nd day of April, 2003, before me, a notary public in and for said State, personally appeared Julie Steinhagen, known to me to be a Director of Residential Funding Corporation, one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

        IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                      /s/ Brian S. Bangerter
                                    Notary Public
[Notarial Seal]

DOCSNY1:947342.6
6863-594 J48                                  107


STATE OF NEW YORK     )
                             ) ss.:
COUNTY OF NEW YORK    )


        On the 2nd day of April, 2003, before me, a notary public in and for said State, personally appeared Aranka R. Paul, known to me to be an Assistant Vice President of JPMorgan Chase Bank, a New York banking corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said banking corporation, and acknowledged to me that such banking corporation executed the within instrument.

        IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                      /s/ Margaret M. Price
                                    Notary Public
[Notarial Seal]